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TABLE OF CONTENTS 2

As filed with the Securities and Exchange Commission on October 26, 2010

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

The Reader's Digest Association, Inc.
(Exact name of registrant issuer as specified in its charter)

See Table of Registrant Guarantors for information regarding additional Registrants

Delaware (State or other jurisdiction of incorporation or organization)	1-10434 (Primary Standard Industrial Classification Code Number)	13-1726769 (I.R.S. Employer Identification Number)

750 Third Avenue
New York, New York 10017
(646) 293-6000
(Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

Andrea Newborn, Esq.
Senior Vice President, General Counsel and Secretary
The Reader's Digest Association, Inc.
44 South Broadway
White Plains, New York 10601
(914) 238-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Raphael M. Russo, Esq.
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019
(212) 373-3000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this registration statement becomes effective

          If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

          If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

            Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)    ☐

            Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Security(1)	Proposed maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)

Floating Rate Senior Secured Notes due 2017	$525,000,000	100%	$525,000,000	$37,433

Guarantees of Floating Rate Senior Secured Notes due 2017	N/A	N/A	N/A	N/A(3)

(1)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) of the Securities Act of 1933, as amended.

(2)
The registration fee has been calculated pursuant to Rule 457(f) under the Securities Act of 1933.

(3)
No additional consideration is being received for the guarantees, and, therefore no additional fee is required]

          The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

Table of Registrant Guarantors

Exact Name of Registrant Guarantor as Specified in its Charter(1)	State of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
RDA Holding Co.	Delaware	551112	37-1537045
Alex Inc.	Delaware	512200	13-3765531
Allrecipes.com, Inc.	Washington	519100	91-1693797
Ardee Music Publishing, Inc.	Delaware	512200	13-2852291
RDA Sub Co. (f/k/a Books Are Fun, Inc.)	Iowa	454390	42-1360501
Christmas Angel Productions, Inc.	Delaware	541990	13-4062729
RDCL, Inc. (f/k/a CompassLearning, Inc.)	Delaware	511210	13-4066535
Direct Entertainment Media Group, Inc.	Delaware	454110	32-0272306
Direct Holdings Americas Inc.	Delaware	512200	13-2861045
Direct Holdings Custom Publishing Inc.	Delaware	512200	13-3867452
Direct Holdings Customer Service, Inc.	Delaware	511190	13-3389015
Direct Holdings Education Inc.	Delaware	512200	13-3765535
Direct Holdings Libraries Inc.	New York	512200	13-2537299
Direct Holdings U.S. Corp.	Delaware	512200	32-0134998
Funk & Wagnalls Yearbook Corp.	Delaware	511130	13-3603787
Gareth Stevens, Inc.	Wisconsin	511130	39-1462742
Home Service Publications, Inc.	Delaware	511120	13-3439525
Weekly Reader Custom Publishing, Inc. (f/k/a Lifetime Learning Systems, Inc.)	Delaware	511190	13-3783276
Pegasus Asia Investments Inc.	Delaware	523900	13-3850077
Pegasus Investment, LLC	Delaware	523900	13-3864252
Pegasus Sales, Inc.	Delaware	424920	13-1883259
Pleasantville Music Publishing, Inc.	Delaware	512200	13-2852289
R.D. Manufacturing Corporation	Delaware	323100	13-6120230
RD Large Edition, Inc.	Delaware	511120	13-3941489
RD Publications, Inc.	Delaware	511120	13-3439115
RD Walking, Inc.	Delaware	511120	13-3936509
Reader's Digest Children's Publishing, Inc.	Delaware	511120	13-3616326
Reader's Digest Consumer Services, Inc.	Delaware	424920	43-2018469
Reader's Digest Entertainment, Inc.	Delaware	512100	13-3144742
Reader's Digest Financial Services, Inc.	Delaware	541990	13-4177291
Reader's Digest Latino America S.A.	Delaware	511120	52-1275836
Reader's Digest Sales and Services, Inc.	Delaware	541800	13-1952377
Reader's Digest Sub Nine, Inc.	Delaware	511120	13-4062727
Reader's Digest Young Families, Inc.	Delaware	511120	06-1396158
Reiman Manufacturing LLC	Delaware	323100	13-4358760
Reiman Media Group, LLC	Delaware	511120	47-0861192
Retirement Living Publishing Company, Inc.	Delaware	511120	13-3439118
Saguaro Road Records, Inc.	Delaware	423990	32-0272310
Taste of Home Media Group, LLC	Delaware	541800	47-0861190
Taste of Home Productions, Inc.	Delaware	722300	47-0861193
Travel Publications, Inc.	Delaware	511120	11-2832927
W.A. Publications, LLC	Delaware	541990	13-6120229
Wapla, LLC	Delaware	541990	13-4199272
Weekly Reader Corporation	Delaware	511130	13-3603780
World Almanac Education Group, Inc.	Delaware	511130	13-3603781
World Wide Country Tours, Inc.	Delaware	561500	47-0861189
WRC Media Inc.	Delaware	551112	13-4066536

(1)
The address and telephone number of each Registrant Guarantor is c/o The Reader's Digest Association, Inc., 750 Third Avenue, New York, NY 10017, (646) 293-6000.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated October 26, 2010

PROSPECTUS

The Reader's Digest Association, Inc.

Offer to Exchange
Up to $525,000,000 Principal Amount Outstanding of
Floating Rate Senior Secured Notes due 2017
for
a Like Principal Amount of
Floating Rate Senior Secured Notes due 2017
which have been registered under the Securities Act of 1933, as amended

The Notes and the Guarantees

  •
  We are offering to issue $525,000,000 of our Floating Rate Senior Secured Notes due 2017, whose issuance is registered under the Securities Act of 1933, which we refer to as the exchange notes, in exchange for a like aggregate principal amount of Floating Rate Senior Secured Notes due 2017, which were issued on February 11, 2010 and which we refer to as the initial notes. We sometimes refer to the initial notes and the exchange notes in this prospectus together as the "notes". The exchange notes will be issued under the existing indenture, dated as of February 11, 2010.

  •
  The exchange notes will mature on February 15, 2017. We will pay interest on the exchange notes on February 15, May 15, August 15 and November 15, beginning on                        .

  •
  The exchange notes are guaranteed on a senior secured basis by our parent, RDA Holding Co., and substantially all of our domestic subsidiaries. All references to the notes in this prospectus include reference to the related guarantees.

  •
  The exchange notes will be our senior secured obligations.

Terms of the exchange offer

  •
  The exchange offer will expire at 5:00 p.m., New York City time, on                        , 2011, unless we extend it.

  •
  If all the conditions to this exchange offer are satisfied, we will exchange all of our $525,000,000 Floating Rate Senior Secured Notes due 2017 issued on February 11, 2010 that are validly tendered and not withdrawn, for exchange notes.

  •
  You may withdraw your tender of initial notes at any time before the expiration of this exchange offer.

  •
  The exchange notes that we will issue you in exchange for your initial notes will be substantially identical to your initial notes except that, unlike your initial notes, the exchange notes will have no transfer restrictions or registration rights.

  •
  The exchange notes that we will issue you in exchange for your initial notes are new securities with no established trading market. We do not intend to list the exchange notes on any established exchange.

        Before participating in this exchange offer, please refer to the section in this prospectus entitled "Risk Factors" commencing on page 16.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        Broker-dealers who receive exchange notes pursuant to the exchange offer must acknowledge that they will deliver a prospectus in connection with any resale of such exchange notes. Broker-dealers who acquired the initial notes as a result of market-making or other trading activities may use the prospectus for the exchange offer, as supplemented or amended, in connection with resales of the exchange notes.

The date of this prospectus is                , 201  .

        You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. This prospectus is not an offer to sell or a solicitation of an offer to buy the notes in any jurisdiction or under any circumstances in which the offer or sale is unlawful. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

i

MARKET, RANKING, INDUSTRY DATA AND FORECASTS

        This prospectus includes market share, ranking, industry data and forecasts that we obtained from industry publications and surveys, public filings, and internal company sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of included information. We have not independently verified any of the data from third-party sources, nor have we ascertained the underlying economic assumptions relied upon therein. Unless otherwise stated herein, all circulation data in this prospectus was sourced from the June 30, 2010 report of the Audit Bureau of Circulations, a not-for-profit organization that audits circulation in the United States and Canada, and reflects the average monthly paid circulation for the six month period ended June 30, 2010. All Internet website visitor metrics in this prospectus are, unless otherwise stated, sourced from comScore, Inc. ("comScore"), a firm specializing in digital marketing data, including online audience measurement. Magazine readership statistics presented in this prospectus are derived by multiplying magazine circulation by four, a multiplier we believe to be standard in our industry. Statements as to our market position and ranking are based on market data currently available to us, management's estimates and assumptions we have made regarding the size of our markets within our industry. We believe data regarding the size of our markets and market share are inherently imprecise, but generally indicate size and position and market share within our markets. While we are not aware of any misstatements regarding our industry data presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed in the section titled "Risk Factors." We cannot guarantee the accuracy or completeness of such information contained in this prospectus.

TRADEMARKS, SERVICE MARKS AND COPYRIGHTS

        We own or have rights to trademarks, logos, service marks or trade names that we use in connection with the operation of our business, including but not limited to "Reader's Digest," the "Pegasus" logo, "Taste of Home," "Allrecipes," "Weekly Reader," and "Reader's Digest Select Editions," which are registered trademarks owned by The Reader's Digest Association, Inc. Other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners. We also own or have the rights to copyrights that protect the content of our products. Solely for convenience, the trademarks, service marks, tradenames and copyrights referred to in this prospectus are listed without the®, © and tm symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and tradenames.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the Securities and Exchange Commission a registration statement on Form S-4 to register the exchange notes. Upon the effectiveness of this registration statement on Form S-4, we will become subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and will be required to file reports and other information with the SEC. This prospectus, which forms part of the registration statement, does not contain all of the information included in that registration statement. For further information about us and the exchange notes offered in this prospectus, you should refer to the registration statement and its exhibits. You may read and copy any document we file with the Commission at the Commission's Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of these reports, proxy statements and information may be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. In addition, the Commission maintains a web site that contains reports, proxy statements and other information regarding registrants, such as us, that file electronically with the Commission. The address of this web site is http://www.sec.gov.

        Anyone who receives a copy of this prospectus may obtain a copy of the indenture without charge by writing to our corporate secretary at the following address:

Corporate Secretary
The Reader's Digest Association, Inc.
44 South Broadway
White Plains, New York 10601
Telephone: (914) 244-1000.

        To obtain timely delivery of any copies of filings requested, please write or telephone no later than five days prior to the termination of this exchange offer on             , 2011.

PROSPECTUS SUMMARY

        The following is a summary of some of the information contained in this prospectus. It may not contain all the information that is important to you. To understand this offering fully, you should read carefully the entire prospectus, including the section entitled "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements included elsewhere in this prospectus and the notes thereto. For the purposes of this prospectus, references to "Reader's Digest," the "Company," "we," "us," and "our" refer to The Reader's Digest Association, Inc., and unless the context otherwise requires, its parent, RDA Holding Co., its subsidiaries and their respective predecessors in interest.

        The term "initial notes" refers to the $525,000,000 Floating Rate Senior Secured Notes due 2017 issued on February 11, 2010, in a private offering. The term "exchange notes" refers to the $525,000,000 Floating Rate Senior Secured Notes due 2017 offered with this prospectus. The term "notes" refers to the initial notes and the exchange notes, collectively.

Our Company

        We are a global, multi-brand and multi-platform media and direct marketing company that educates, entertains and connects audiences around the world. We are dedicated to providing our customers with the inspiration, ideas and tools to simplify and enrich their lives. With a customer database of more than 130 million, we produce and sell magazines, books, music, videos, advertising and other products to customers in 78 countries. Our other products include consumer goods, fitness products and financial services. We develop content and create and deliver products to customers in 21 languages through multiple channels, including direct mail (including catalogs), direct response television, the Internet and retail.

        We publish 91 magazines worldwide, with a total circulation of approximately 34 million and an estimated global readership of more than 100 million as of June 30, 2010. Our flagship publication, Reader's Digest, is among the largest circulation magazines in the world. As evidence of the success of recent editorial changes, for the first time in its history, Reader's Digest was awarded the highest honor of the 2009 annual National Magazine Awards in the general excellence category, for magazines with a circulation greater than 2 million, from the American Society of Magazine Editors. In addition, eight of our other U.S. magazines have a circulation of at least one million, and a number of our international titles are among the leading magazines by circulation in their respective markets. For the 12 months ended June 30, 2010, we sold approximately 40 million books and home entertainment products, including Reader's Digest Select Editions, general books, series books, recorded music collections and video products. Our global digital platform comprises 78 branded websites.

        Our global content library provides a high-quality, low-cost source for creating new products and launching into new markets, both in print and digital formats. Our content includes both originally developed and user-generated materials, spanning fiction and non-fiction genres including food, entertaining, health, wellness, home improvement and gardening. Because these genres have a broad appeal and the subject matter of much of our content retains its relevance for an extended period of time, our content can be repurposed and reused for multiple products and in multiple markets.

        We have two lines of business: branded communities and direct marketing. Our branded communities business consists of our U.S. operations that are organized thematically according to the shared interests of our customers. Our branded communities are Reader's Digest Community, our Lifestyle Communities (Food & Entertaining, Home & Garden and Do-It-Yourself), and Weekly Reader. Our branded communities-based structure enables us to cross-market brands, leverage and grow digital assets and integrate sales and marketing teams to deliver customized offerings to our customers and advertisers. Our direct marketing business consists of our international and U.S. operations that are designed to leverage our direct marketing and database skills along with our global reach to develop communities of purchasers of content, product and services, under brands owned by us and brands owned and developed by third parties.

        We have six reportable segments which operate our branded communities and direct marketing businesses:

  •
  Our United States segment, primarily consisting of our branded communities organized thematically according to the shared interests of our customers, and include Reader's Digest Community and our lifestyle communities, which include Food & Entertaining, Home & Garden and Do-It-Yourself.

  •
  Our Europe segment, primarily consisting of our direct marketing operations in that region;

  •
  Our Asia Pacific & Latin America segment, primarily consisting of our direct marketing operations in that region;

  •
  Our Canada segment, consisting of our direct marketing and other operations in that region;

  •
  Our Lifestyle & Entertainment Direct segment, primarily consisting of our direct response television ("DRTV") marketing business; and

  •
  Our Other segment, consisting of our Weekly Reader Publishing Group branded community.

  United States Segment

        Our United States segment comprises most of our branded community operations in the United States. Through these communities, we strive to be the branded multi-media provider of choice of original, user-generated and curated content for selected communities.

  Reader's Digest Community

        Reader's Digest Community is the home of all Reader's Digest branded businesses, including magazines, websites, digital newsletters, mobile applications, special interest publications, trade book publishing, book reading series, music and video. According to Psychster Research, The Reader's Digest brand is recognized by 99% of American adults online. Leading the product portfolio is Reader's Digest magazine, the winner in 2009 of the American Society of Magazine Editors' highest award for General Excellence. The brand's digital footprint continues to expand and includes the website readersdigest.com, which attracted an average of 1.8 million unique visitors per month in the first half of 2010, up 10% from the prior year. The Reader's Digest books and home entertainment business, sold over 13 million units in the 12 months ended June 30, 2010. Its children's books are developed and sold in partnership with many of the most popular children's entertainment brands, including Disney and Sesame Street. The books and home entertainment business also includes the Reader's Digest music business, which in 2010 collectively surpassed the 1 million download mark on iTunes.

  Lifestyle Communities

  Food & Entertaining

        The Food & Entertaining community includes brands such as Taste of Home, the largest food magazine by circulation in the United States, the award-winning magazine Every Day with Rachael Ray and Allrecipes.com, a website for food enthusiasts to share, rate and download recipes and meal ideas. With 434 million annual visits to the site, Allrecipes.com was the most frequently visited website in comScore's food category in June 2010. We also publish special interest publications and bookazines (magazine-sized soft back books focusing on a particular subject matter). This community is the largest food publisher in the United States, based on magazine circulation of approximately 6.6 million, reaching over an estimated 29 million readers as of June 30, 2010.

  Home & Garden

        Our Home & Garden community publishes several leading magazines including Birds & Blooms and Country, with a total community circulation of approximately 6.6 million as of June 30, 2010. This community also sells bookazines, home and garden-related books, catalog merchandise and travel tours. We believe that the Home & Garden community reached over an estimated 24 million magazine readers as of June 30, 2010.

  Do-It-Yourself

        Our Do-It-Yourself ("DIY") community embraces a dual audience of hands on consumers who enjoy the do-it-yourself lifestyle. Between the male-oriented The Family Handyman brand, and the female skewed freshHOME brand, we reach a DIY community of more than five million enthusiasts each month through magazines, bookazines, the Familyhandyman.com website and the freshHOME newsletter and blog portfolio.

  International Segments—Europe, Asia-Pacific & Latin America, and Canada

        Our international reportable segments primarily conduct our direct marketing business in three international regions, which comprise our Europe, Asia-Pacific & Latin America, and Canada segments.

        Our international businesses are primarily direct marketing companies that leverage our direct marketing and database capabilities along with our and global reach across 77 countries to develop a customer base that purchases content, product, and services, under brands that we own as well as brands owned and developed by third parties. These regions market products and services that address lifestyle needs across multiple communities including health, cooking, gardening, travel, hints and tips, among others. We are best known in these regions for our books and home entertainment products and services, our flagship magazine, Reader's Digest, and our Trusted Brands platform. In contrast to our United States segment which principally relies on magazine revenue, these segments, for the six month period ended June 30, 2010, derived approximately 75% of their revenue from the sale of books, entertainment, merchandise and financial services products. Products are sold through catalog, continuity, and single product offerings across multiple marketing channels including direct mail, digital, telemarketing, free standing inserts, package inserts, door drops and DRTV. Historically, we have been successful in direct marketing primarily through our sweepstakes model which is now being expanded through digital platforms.

  Lifestyle & Entertainment Direct Segment

        Our Lifestyle & Entertainment Direct segment is a direct marketing business that sells a diverse array of products, primarily through DRTV in the United States. Products include music compilations and video products sold under the Time Life brand, which we license from Time Warner Inc. and Time Inc., new music content released on our Saguaro Road label, as well as fitness and other products released under our Direct Entertainment Media Group brand. Our most successful fitness product is the Ab Circle Pro, which has sold over 1 million units through DRTV and retail from its launch in April 2009 through June 30, 2010.

  Other Segment

        Our "Other" segment primarily consists of our Weekly Reader Publishing Group branded community, which publishes and markets magazines, books and other educational products in the United States. Weekly Reader magazine is published for students in kindergarten through grade 12, with a combined circulation of approximately 3.9 million as of June 30, 2010. This division formerly included our CompassLearning business, a research-based, technology learning solutions company. On January 26, 2010, we sold substantially all of the assets of CompassLearning.

Recent Emergence from Chapter 11

        In August 2009, after a review of our business and prospects, we (including substantially all of our U.S. subsidiaries) concluded that recoveries to creditors would be maximized by a consensual restructuring implemented under chapter 11 of title 11 of the U.S. Bankruptcy Code. In connection with this restructuring, we extinguished approximately $2.2 billion of indebtedness in return for issuing 27.5 million shares of common stock of RDA Holding Co. and approximately 1.8 million warrants of RDA Holding Co. since our emergence from bankruptcy. Also, in connection with this restructuring, all of our common stock outstanding prior to our bankruptcy was cancelled. Upon our emergence from chapter 11 proceedings, we also issued and sold the initial notes.

Company Information

        We are a Delaware corporation, originally incorporated in New York in 1926, then reincorporated in Delaware in 1951. Our corporate headquarters are located at 750 Third Avenue, New York, New York 10017 and our telephone number is (646) 293-6000. Our corporate website is www.rda.com. Information contained on our website is not part of this prospectus.

SUMMARY OF THE EXCHANGE OFFER

Initial Notes	Floating Rate Senior Secured Notes due 2017, which were issued on February 11, 2010.
Exchange Notes	Floating Rate Senior Secured Notes due 2017.
Exchange Offer

We are offering to exchange $525,000,000 aggregate principal amount of our exchange notes for a like aggregate principal amount of our initial notes to satisfy our obligations under the registration rights agreement that was executed when the initial notes were issued in a transaction in reliance upon the exemption from registration provided by Rule 144A of the Securities Act.

Expiration Date; Tenders

This exchange offer will expire at 5:00 p.m., New York City time, on                        , 2011, unless we decide to extend it in our sole and absolute discretion. By tendering your initial notes, you represent to us that:

•       you are not our "affiliate," as defined in Rule 405 under the Securities Act or, if you are an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

•       you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the exchange notes to be issued in this exchange offer;

• you are acquiring the exchange notes in your ordinary course of business;
• you are not acting on behalf of any person who, to your knowledge, could not truthfully make the foregoing representations; and

•       if you are a broker-dealer, you will receive the exchange notes for your own account in exchange for initial notes that were acquired by you as a result of your market-making or other trading activities and that you will deliver a prospectus in connection with any resale of the exchange notes you receive. For further information regarding resales of the exchange notes by participating broker-dealers, see the discussion under the caption "Plan of Distribution."

Withdrawal Rights

You may withdraw the tender of your initial notes at any time before 5:00 p.m., New York City time, on the expiration date of the exchange offer. To withdraw, you must send a written or facsimile transmission notice of withdrawal to the exchange agent at its address indicated under "The Exchange Offer—Exchange Agent" before 5:00 p.m., New York City time, on the expiration date of the exchange offer.

Conditions to the Exchange Offer

The exchange offer is subject to customary conditions, which we may waive. Please refer to the section in this prospectus entitled "The Exchange Offer—Conditions to the Exchange Offer" for more information regarding the conditions to the exchange offer.

Procedures for Tendering Initial Notes

To participate in this exchange offer, on or prior to the expiration or termination of the exchange offer, you must complete, sign and date the letter of transmittal or its facsimile and transmit it, together with your initial notes to be exchanged and all other documents required by the letter of transmittal, to Wells Fargo Bank, National Association, as exchange agent, at its address indicated under "The Exchange Offer—Exchange Agent." In the alternative, you can tender your initial notes by book-entry delivery following the procedures described in this prospectus. For more information on tendering your notes, please refer to the section in this prospectus entitled "The Exchange Offer—Procedures for Tendering Initial Notes."

Special Procedures for Beneficial Owners

If you are a beneficial owner of initial notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your initial notes in the exchange offer, you should contact the registered holder promptly and instruct that person to tender on your behalf.

Guaranteed Delivery Procedures

If you wish to tender your initial notes and you cannot get the required documents to the exchange agent on time, you may tender your notes by using the guaranteed delivery procedures described under the section of this prospectus entitled "The Exchange Offer—Procedures for Tendering Initial Notes—Guaranteed Delivery Procedure."

Acceptance of Initial Notes and Delivery of Exchange Notes

If all the conditions to the completion of this exchange offer are satisfied, we will accept any and all initial notes that are properly tendered in this exchange offer on or before 5:00 p.m., New York City time, on the expiration date. We will return any initial note that we do not accept for exchange to you without expense promptly after the expiration date. We will deliver the exchange notes to you promptly after the expiration date and acceptance of your initial notes for exchange. Please refer to the section in this prospectus entitled "The Exchange Offer—Acceptance of Initial Notes for Exchange; Delivery of exchange notes."

Federal Income Tax Considerations Relating to the Exchange Offer

Exchanging your initial notes for exchange notes will not be a taxable event to you for United States federal income tax purposes. Please refer to the section of this prospectus entitled "U.S. Federal Income Tax Considerations."

Exchange Agent

Wells Fargo Bank, National Association is serving as exchange agent in the exchange offer. You can find the address and telephone number of the exchange agent below under the caption "The Exchange Offer—Exchange Agent."

Fees and Expenses	We will pay all expenses related to this exchange offer. Please refer to the section of this prospectus entitled "The Exchange Offer—Fees and Expenses."
Use of Proceeds

We will not receive any proceeds from the issuance of the exchange notes. We are making this exchange offer solely to satisfy certain of our obligations under our registration rights agreement entered into in connection with the offering of the initial notes.

Consequences to Holders Who Do Not Participate in the Exchange Offer

If you do not participate in this exchange offer, your initial notes will continue to be subject to the restrictions on transfer described in the legend on the certificate for your initial notes. In general, you may offer or sell your initial notes only:

• if they are registered under the Securities Act and applicable state securities laws;
• if they are offered or sold under an exemption from registration under the Securities Act and applicable state securities laws; or
• if they are offered or sold in a transaction not subject to the Securities Act and applicable state securities laws.

We do not currently intend to register the initial notes under the Securities Act. Under some circumstances, however, holders of the initial notes, including holders who are not permitted to participate in the exchange offer or who may not freely resell exchange notes received in the exchange offer, may require us to file, and to cause to become effective, a shelf registration statement covering resales of initial notes by these holders. For more information regarding the consequences of not tendering your initial notes and our obligation to file a shelf registration statement, see "The Exchange Offer—Consequences of Exchanging or Failing to Exchange Old Notes" and "Risk Factors—Your failure to participate in the exchange offer will have adverse consequences."

Resales

Based on interpretations by the staff of the Commission, as set forth in no-action letters issued to the third parties, we believe that the exchange notes you receive in the exchange offer may be offered for resale, resold or otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act. However, you will not be able to freely transfer the exchange notes if:

• you are our "affiliate," as defined in Rule 405 under the Securities Act;

• you are engaged in, intend to engage in, or have an arrangement or understanding with any person to participate in, a distribution of the exchange notes to be issued in this exchange offer;
• you are not acquiring the exchange notes in your ordinary course of business;
• you are acting on behalf of any person who, to your knowledge, cannot truthfully make the foregoing representations; and

•       if you are a participating broker-dealer that received the exchange notes for your own account in the exchange offer in exchange for initial notes that were acquired by you as a result of your market-making or other trading activities.

If you fall within one of the exceptions listed above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction involving the exchange notes. See the discussion below under the caption "The Exchange Offer—Procedures for Tendering Initial Notes—Proper Execution and Delivery of Letters of Transmittal," "Risk Factors—Risks Relating to the Exchange Offer—Some persons who participate in the exchange offer must deliver a prospectus in connection with resales of the exchange notes" and "Plan of Distribution."

Obligations of Broker-Dealers

If you are a broker-dealer that receives exchange notes, you must acknowledge that you will deliver a prospectus in connection with any resales of the exchange notes. If you are a broker-dealer who acquired the initial notes as a result of market making or other trading activities, you may use the exchange offer prospectus as supplemented or amended, in connection with resales of the exchange notes. If you are a broker-dealer who acquired the initial notes directly from the issuers in the initial offering and not as a result of market making and trading activities, you must, in the absence of an exemption, comply with the registration and prospectus delivery requirements of the Securities Act in connection with resales of the exchange notes.

Summary Description of the Exchange Notes

        The following summary contains basic information about the notes, and is not intended to be complete. Certain of the terms and conditions described below are subject to important limitations and exceptions. For a more complete understanding of the notes, please refer to the section entitled "Description of Notes" in this prospectus. Other than the restrictions on transfer and registration rights, the exchange notes will have the same financial terms and covenants as the initial notes. As used in this section, "we," "our," and "us" refer to The Reader's Digest Association, Inc. and not to its subsidiaries or RDA Holding Co. We sometimes refer to RDA Holding Co. as "Holdings."

Issuer	The Reader's Digest Association, Inc.
Exchange Notes

$525.0 million aggregate principal amount of Floating Rate Senior Secured Notes due 2017. The forms and terms of the exchange notes are the same as the form and terms of the initial notes except that the issuance of the exchange notes is registered under the Securities Act, will not bear legends restricting their transfer and the exchange notes will not be entitled to registration rights under our registration rights agreement. The exchange notes will evidence the same debt as the initial notes, and both the initial notes and the exchange notes will be governed by the same indenture.

Maturity	The exchange notes will mature on February 15, 2017.
Interest payment dates	Interest on the notes will be payable on February 15, May 15, August 15 and November 15, commencing , 20 and will accrue from the issue date of the notes.
Interest on the notes

The exchange notes will bear interest at a rate per annum equal to LIBOR (as defined under "Description of notes") (subject to a LIBOR floor of 3.0%) plus 6.50%. The LIBOR component of the interest rate is reset quarterly.

Guarantees

The exchange notes are fully and unconditionally guaranteed on a senior secured basis, jointly and severally, by Holdings and by all of our existing and future wholly-owned direct and indirect domestic subsidiaries (other than Direct Holdings IP, L.L.C., our indirect bankruptcy remote subsidiary that holds our license to use the Time Life brand, and whose sole function is to license the brand to a guarantor). Any domestic subsidiaries that in the future guarantee our indebtedness or indebtedness of another guarantor, will also guarantee the exchange notes. Under certain circumstances, subsidiary guarantors may be released from their guarantees without the consent of the holders of exchange notes. See the section titled "Description of Notes—Guarantees."

For the six months ended June 30, 2010, our non-guarantor subsidiaries:
• represented approximately 54.4% of our net sales;
• contributed approximately $43.2 million of our net income;
• contributed approximately $0.2 million of operating profit, which reduced our consolidated loss; and

As of June 30, 2010, our non-guarantor subsidiaries:
• represented approximately 50.7% of our total assets, and
• had $335.9 million of total liabilities, including trade payables but excluding intercompany liabilities.
The exchange notes will be our senior secured obligations.
Ranking	The exchange notes and the exchange notes guarantees are our and the guarantors' general senior secured obligations; and

•       will rank equally in right of payment with all of our and the guarantors' existing and future senior indebtedness but, together with obligations under the Senior Credit Facility and any other secured obligations, effectively senior in right of payment to our existing and future unsecured obligations to the extent of the value of the collateral;

• will effectively rank equal to all debt that shares in the collateral securing the notes and the note guarantees on a first priority basis, including obligations under the Senior Credit Facility;
• will rank senior in right of payment to our and the guarantors' existing and future subordinated indebtedness; and
• will be structurally subordinated to all of the existing and future liabilities (including trade payables) of each of our subsidiaries that do not guarantee the notes.

The now owned or hereafter acquired collateral securing the exchange notes and the exchange notes guarantees, the obligations under the exchange notes, as well as the obligations under our Senior Credit Facility, certain hedging and cash management obligations and certain other future indebtedness and obligations permitted under the indenture governing the exchange notes, will be subject to first priority liens. However, the proceeds of any collection, sale, disposition or other realization of collateral received in connection with the exercise of remedies (including distributions of cash, securities or other property on account of the value of the collateral in a bankruptcy, insolvency, reorganization or similar proceedings) will be applied first to repay amounts due under our Senior Credit Facility, including any post-petition interest with respect thereto, certain hedging obligations relating to obligations under the Senior Credit Facility and certain of our cash management obligations and of the guarantors owed to lenders under the Senior Credit Facility before the holders of notes receive any proceeds. As a result, the claims of holders of notes to such proceeds will rank behind the claims, including interest, of the lenders and letter of credit issuers under the Senior Credit Facility, including claims for such hedging obligations and cash management obligations.

As of June 30, 2010:

•       we had approximately $525.0 million of secured indebtedness, all of which is represented by the initial notes, and we have commitments under the Senior Credit Facility available to us of $50.0 million, all of which is secured on an equal basis with the notes if borrowed.

In addition, at June 30, 2010, our non-guarantor subsidiaries had $335.9 million of total liabilities (including trade payables, but excluding intercompany liabilities), all of which would have been structurally senior to the notes.

Collateral

The exchange notes and the exchange notes guarantees are secured, subject to permitted liens, on a first-priority basis along with our obligations under the Senior Credit Facility and certain hedging and cash management obligations by all of our capital stock, any other capital stock (limited to 65% of the capital stock in first-tier foreign subsidiaries) now owned or acquired in the future by us and the guarantors and substantially all of our and our guarantors' assets (other than certain excluded assets) now owned or acquired in the future. See the section titled "Description of Notes—Collateral and Security Documents."

No appraisal of the value of the collateral has been made in connection with this offering, and the value of the collateral in the event of liquidation may be materially different from book value. In addition, the collateral does not include any capital stock of a subsidiary to the extent that the pledge of such capital stock results in our being required to file separate financial statements of such subsidiary with the SEC, and any such capital stock that triggers such a requirement to file financial statements of such subsidiary with the SEC would be automatically released from the collateral.

Some of our property and assets are excluded from the collateral, as described in the section titled "Description of Notes—Collateral and Security Documents."
Sharing of First-Priority Lien

In certain circumstances, we may secure indebtedness permitted to be incurred by the covenant described in the section titled "Description of Notes—Certain covenants—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and preferred stock" by granting liens upon any or all of the collateral securing the notes and obligations under the Senior Credit Facility, on an equal basis with the liens securing the notes and obligations under the Senior Credit Facility and, in certain circumstances payment priority with the Senior Credit Facility.

Optional redemption

The notes are redeemable at our option, in whole or in part, at any time on or after February 15, 2013, in each case, at the redemption prices set forth in this prospectus, together with accrued and unpaid interest, if any, to the date of redemption.

At any time prior to February 15, 2013, we may redeem up to 35% of the original principal amount of the notes with the proceeds of certain equity offerings at the redemption price set forth in this prospectus.

At any time prior to February 15, 2013, we may also redeem some or all of the notes, in each case, at a price equal to 100% of the principal amount of the notes plus accrued and unpaid interest, if any, plus a "make-whole" premium.

Mandatory offers to purchase

The occurrence of a change of control will be a triggering event requiring us to offer to purchase from you all or a portion of your notes at a price equal to 101% of their principal amount, together with accrued and unpaid interest, if any, to the date of purchase.

Certain asset dispositions will be triggering events which may require us to use the proceeds from those asset dispositions to make an offer to purchase the notes at 100% of their principal amount, together with accrued and unpaid interest, if any, to the date of purchase.

If we have certain levels of excess cash flow for any fiscal year, we must offer to purchase a portion of the notes at a redemption price of 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the redemption date with a portion of the amount of our excess cash flow.

Covenants

The initial notes were and the exchange notes will be issued under the Indenture among the Issuer, the guarantors, Wells Fargo Bank, N.A., as trustee and Wilmington Trust FSB, as collateral agent. The Indenture, among other things, limits our ability and the ability of our restricted subsidiaries to:

• incur, assume or guarantee additional indebtedness;
• issue redeemable stock and preferred stock;
• pay dividends or make distributions or redeem or repurchase capital stock;
• prepay, redeem or repurchase certain debt;
• make loans and investments;
• incur liens;
• restrict dividends, loans or asset transfers from our subsidiaries;
• sell or otherwise dispose of assets, including capital stock of subsidiaries;
• consolidate or merge with or into, or sell substantially all of our assets to, another person;
• enter into transactions with affiliates; and
• enter into new lines of business.

These covenants are subject to a number of important exceptions and qualifications. For more details, see the section titled "Description of Notes." Certain of these covenants will cease to apply to the notes at all times when the notes have investment grade ratings from both Moody's Investors Service, Inc. and Standard & Poor's.

Form of the exchange notes

The exchange notes will be represented by one or more permanent global securities in registered form deposited on behalf of The Depository Trust Company with Wells Fargo Bank, National Association, as custodian. You will not receive exchange notes in certificated form unless one of the events described in the section of this prospectus entitled "Description of Notes—Book Entry; Delivery and Form—Certificated Notes" occurs. Instead, beneficial interests in the exchange notes will be shown on, and transfers of these exchange notes will be effected only through, records maintained in book-entry form by The Depository Trust Company with respect to its participants.

Absence of public market for the notes

The exchange notes are new securities with no established market for them. We cannot assure you that a market for these exchange notes will develop or that this market will be liquid. Please refer to the section of this prospectus entitled "Risk Factors—Risks Relating to the Exchange Notes and the Exchange Offer—There may be no active or liquid market for the exchange notes."

Risk factors

In evaluating an investment in the exchange notes, you should carefully consider, along with the other information in this prospectus, the specific factors set forth under the section titled "Risk Factors" for risks involved with an investment in the exchange notes.

RISK FACTORS

        You should carefully consider the risks described below, in addition to other information contained in this prospectus, including the information contained in the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements included elsewhere in this prospectus and the notes thereto, before deciding to tender your initial notes in the exchange offer. The risk factors set forth below, other than those which discuss the consequences of failing to exchange your initial notes in the exchange offer, are generally applicable to both the initial notes and the exchange notes. The risks below are not the only risks that we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially adversely affect our business operations. The following risks could affect our business, financial condition or results of operations, which in turn could affect our ability to service or repay the notes.

Risks related to our business

We operate in highly competitive industries and therefore we must design and price our products attractively and competitively.

        We operate in highly competitive industries both in the United States and in our foreign markets. Our magazines, books, digital properties and other products compete with other mass media products and many other types of leisure-time activities, and recently have faced downward price pressure. In addition, each of our products faces significant competition within its particular market. Some of our competitors have more prominent brand names, are more established in our industries with larger market shares, and have greater financial and other resources than we do. In addition, other companies may enter our markets in the future. We compete on the basis of the following, among other things:

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  the variety, quality and attractiveness of our products and services;

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  the pricing of our products and services;

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  the platform on which our products are offered;

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  the manner in which we market and promote our products and services;

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  the effectiveness of the distribution of our products and services; and

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  our customer service.

        Competition for advertising dollars in magazine operations is primarily based on advertising rates as well as editorial and aesthetic quality, the desirability of the magazine's demographics, reader response to advertisers' products and services and the effectiveness of the advertising sales staff. Our magazines compete with other magazines for subscribers and with all media, including television, radio, newspapers and the Internet, for advertising. Our books and home entertainment products and Lifestyle & Entertainment Direct products compete with companies selling similar products at retail outlets, through direct marketing and on the Internet.

        Our success in attracting and retaining new and existing customers depends in large part on our ability to:

  •
  identify and successfully respond to customer trends and preferences;

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  develop new products across our business lines;

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  appeal to new demographics, particularly younger audiences; and

  •
  expand into our newer distribution channels, such as retail and digital channels.

If we are unable to anticipate, respond or adapt to trends in what the public finds appealing, our business will be adversely affected.

        We operate in highly competitive markets that are subject to rapid change, including changes in customer preferences. Our success depends on our ability to address the secular shift away from traditional print media and to provide products that appeal to a large number of existing and new customers. There are substantial uncertainties associated with our efforts to develop successful products and services for our customers, as well as to adapt our print materials and music and video products to new technologies, including the Internet and digitization. We cannot be sure that our new ideas and content will have broad appeal and success, or that we will be able to respond quickly to changes in the tastes and preferences of consumers. Adapting to changing consumer preferences has some degree of uncertainty as we test new products and approaches. In addition, the continuing growth and technological expansion of Internet-based services has increased existing competitive pressure on our media businesses. As web-based and digital formats attract an increasingly larger share of consumer readership, we may continue to lose customers or fail to attract new customers if we are not able to transition our publications and other products to these new formats. Furthermore, to the extent that advertisers shift advertising expenditures to new media outlets, our advertising revenue will decrease even if we are able to maintain our current share of print media advertising dollars.

Failure to build our Internet and digital businesses would adversely affect our business prospects and future viability.

        The competitive environment in which we operate demands, and our future growth strategies incorporate, the development of our Internet and digital businesses. We believe there is a trend towards offering supplemental materials to our published products, as well as the opportunity to renew subscriptions, increasingly in an electronic format and, in particular, over the Internet. We believe that this trend will accelerate as younger, technologically savvy customers make up a greater portion of our potential customer base. Further, customer acquisition costs decrease in digital products as compared to print products. In order for our Internet and digital businesses to succeed, we must significantly invest time and resources in them, including to:

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  attract and retain talent for critical positions;

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  adapt our organization and operating model to implement our multi-channel distribution strategy with strong digital elements;

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  continue to develop and upgrade our technologies and supporting processes;

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  sell advertising in significant markets, and be a compelling choice for advertisers online;

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  successfully digitize new and existing articles in our global content library;

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  attract and retain a base of frequent, engaged visitors to our websites, including through search engines;

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  build an e-commerce revenue profit stream by engaging visitors in product purchasing on our websites;

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  obtain and build digital subscriptions for our products;

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  initiate paid membership models on our digital businesses such as Allrecipes.com;

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  build partnerships to advance advertising and distribution strategies online and leverage other new technologies; and

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  continuously advance our digital offerings based on fast-moving trends that may pose opportunities as well as risks (e.g., e-readers and mobile applications).

        We cannot assure you that we will be successful in achieving these and other necessary objectives or that our Internet and digital businesses will be profitable or successful or be able to effectively compete with competitive products. Our failure to adapt to new technology or delivery methods, or our choice of one technological innovation over another, may have a material adverse impact on our ability to compete for new customers or to meet the demands of our existing customers.

        Allocation of advertising dollars also is shifting rapidly and dramatically from printed materials towards online advertising. If our Internet and digital businesses are not successful, we could lose significant opportunities for new advertising revenue from digital sources while also losing advertising revenue from traditional sources due to the reallocation from print to digital advertising currently taking place. If we are not successful in achieving these objectives, our business, financial condition and prospects would be adversely affected.

We depend on Internet search engines to attract a significant portion of the traffic to Allrecipes.com and our other digital sites, and if we are listed less prominently in search result listings, our business and operating results would be harmed.

        Allrecipes.com derives a significant portion of its traffic from consumers who search for food recipes and information, and the traffic to our other digital properties and websites also is derived, through Internet search engines, such as those operated by Google, Microsoft and Yahoo! A critical factor in attracting consumers to our portfolio of websites is whether our websites are prominently displayed in response to a relevant Internet search.

        Search result listings are determined and displayed in accordance with a set of formulas or algorithms developed by the particular Internet search engine. The algorithms determine the order of the results in response to the relevant Internet search. From time to time, search engines revise these algorithms. In some instances, these modifications may cause websites within our portfolio to be listed less prominently in unpaid search results, which would result in decreased traffic from search engines to our websites. One of the most cost-effective efforts we employ to attract and acquire new, and retain existing, users is search engine optimization, or SEO. SEO involves developing websites in a manner that will enhance the likelihood that they will rank well in search engine results. An effective SEO effort can significantly reduce our marketing costs. Conversely, if our SEO efforts are ineffective, we could experience a substantial increase in our consumer acquisition costs and a decrease of free traffic to our websites.

        Our websites may also become listed less prominently in unpaid search results for other reasons, such as search engine technical difficulties, search engine technical changes and changes we make to our websites. In addition, search engines have deemed the practices of some companies to be inconsistent with search engine guidelines and have decided not to list their websites in search result listings at all. If listed less prominently or not at all in search result listings for any reason, the traffic to our websites would likely decline, which could harm our operating results. If we decide to attempt to replace this traffic, we may be required to increase our marketing expenditures, which could also harm our operating results. Any decrease in traffic would be costly to replace.

We must maintain the appeal of our existing products while launching new products in order to attract new and retain existing customers.

        The launch of new products could increase our expenses, such as product development and delivery costs, as well as distribution and editorial expenses. If we launch products that do not appeal to consumers, we may be unable to diversify our channels and attract new customers, and therefore may not be able to recoup the expenses associated with the launching of such products. In addition, should our new products fail to appeal to our existing customer base, it is possible that our existing customers will seek alternative product offerings from our competitors, which could materially and adversely affect our results of operations and financial condition.

        Certain of our new products typically do not earn a profit when they are first introduced and require an initial period of investment thereafter. We invest significant resources to develop and market our new initiatives, but we cannot predict whether they will become profitable during the period we have projected, or at all. For example, with the launch of our new product, English 20 Interactive in September 2010, we hope to become a leader in the self-study of English as a second language market, and to attract a new audience to our Reader's Digest brand. Our investments in connection with the launch of the Readers Digest English product range are expected to diminish over time as the product takes hold and as we launch the on-line version of the products.

The global financial crisis and economic downturn could continue to negatively impact our liquidity, results of operations and financial condition, and it may cause a number of the risks that we currently face to increase in likelihood, magnitude and duration.

        The current financial crisis and economic downturn has adversely affected economic activity globally. Our operations and performance depend significantly on worldwide economic conditions. Customers across all our businesses have been delaying and reducing their expenditures in response to deteriorating macroeconomic and industry conditions and uncertainty, which has had a significant negative impact on the demand for our products and therefore the cash flows of our businesses, and could continue to have a negative impact on our liquidity and capital resources. Most of our products involve discretionary spending on the part of consumers, which is influenced by general economic conditions and the availability of discretionary income. In addition, our revenue from advertising has decreased as advertising budgets have been scaled back and advertisers have shifted their advertising dollars to more directed platforms, including the Internet. The impact of decreasing print advertising revenue has particularly impacted our products that are more heavily dependent on advertising, including Every Day with Rachael Ray and Reader's Digest.

        Additionally, a number of risks that we ordinarily face may increase in likelihood, magnitude and duration. These risks include, but are not limited to, deferrals or reductions of customer orders, potential deterioration of our customers' ability to pay, losses or impairment charges, reduced revenue, deterioration in our cash balances, impaired liquidity due to foreign exchange impacts because our functional currency is the applicable local currency, an inability to access the capital markets, a further reduction in the amount of money that advertisers have available to spend for advertising in our products, increases in gas prices, which affect our freight costs, increases in postage rates, unfavorable regulations and our continued ability to achieve cost savings. We expect to continue facing challenges resulting from global economic conditions.

We have experienced strong sales from a single product in our Lifestyle & Entertainment Direct segment, and we do not expect this profit and sales trend to continue.

        We have generated significant revenue from a single product in our Lifestyle & Entertainment Direct segment, the Ab Circle Pro, since its inception, which has partially mitigated revenue declines in our primary products. We began selling our Ab Circle Pro in April 2009. For the six months ended December 31, 2009, revenue increased from $84.3 million to $147.5 million in our Lifestyle and Entertainment Direct segment as compared to the same period in 2008. Substantially all of this increase can be attributed to sales of the Ab Circle Pro. Due to shifting trends of consumer tastes for fitness products generally, Ab Circle Pro may not continue to sell as it has in the past, and we may be unable to identify new products that are as attractive to consumers. In fact, for the three months ended June 30, 2010, revenue in our Lifestyle and Entertainment Direct segment decreased from $50.4 million to $49.8 million as compared to the same period in 2009, and we expect this trend to deepen and continue. If sales of the Ab Circle Pro continue to decline or slow, without our identification of a new product or products to replace these lost sales, our total revenue declines could be more pronounced, which would have a material adverse impact on our results of operations.

Our failure to maintain circulation levels in a cost-efficient manner would adversely affect us.

        Magazine circulation is a significant source of our revenue, representing approximately 28.9% of our revenue for the six months ended June 30, 2010 and 53.0% of U.S. magazine revenue for the six months ended June 30, 2010, excluding intercompany eliminations and fair value adjustments. Preserving circulation is an important factor in maintaining advertising sales, which necessitates continuous effort that varies by product and requires effective management of the circulation rate base, the acquisition of new subscribers through cost-effective marketing methods and effective advertising operations. Because magazine subscriptions are of relatively short duration, maintaining or increasing a circulation rate base requires significant promotional expense. In addition, subscribers to our magazines may cancel their subscriptions at any time and may request a refund for any unused balance of the subscription price, and we have been experiencing declining renewal rates in certain of our magazines.

        Circulation revenue for our print products are affected by:

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  competition from other print publications and alternative forms of media and entertainment, including network, cable and satellite television, the Internet and radio;

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  declining consumer spending on discretionary items like magazines;

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  our ability to efficiently retain and acquire subscribers via the mail, as postage costs and other costs associated with the acquisition of new customers increase;

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  our ability to efficiently retain and acquire subscribers via e-commerce;

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  shifting preferences for products delivered through digital platforms rather than printed products;

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  a decline in traffic on our websites;

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  a decline in renewal rates; and

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  the aging demographics of the customer base for certain of our magazines, most notably Reader's Digest.

        These factors could result in declining sales of our magazines through subscriptions and at the newsstand, which could lead us to change our rate base. Our business has been experiencing adverse secular trends in our industry such as challenging circulation, direct marketing and advertising markets attributable to changing consumer interests and shifts in advertisers' spending from print to online media. These secular trends had an impact on our business, with our flagship magazine Reader's Digest experiencing significant declines in circulation. In 2008, we reduced the rate base of the U.S. edition of Reader's Digest magazine from 10 million circulation to 8 million circulation and in 2009, we decided to further reduce the rate base from 8 million circulation to 5.5 million circulation over 18 months, which began with the February 2010 issue.

        As publishers compete for subscribers, subscription prices could decrease and marketing expenditures may increase. Historically, we have relied primarily on direct mail for our promotional efforts. Higher postage costs, including the recent increases in the United States and Russia, adversely affect the amount of promotional mailings we are able to cost-effectively send and thereby adversely affect our ability to retain and acquire customers. Many of our competitors rely more heavily on advertising revenue than on circulation revenue. Accordingly, it may be more cost-effective for those companies to offer heavily discounted subscription prices in order to maintain circulation levels that allow them to attract more advertising revenue. Because we generally rely more heavily on circulation revenue, our ability to utilize this strategy has been limited. In addition, as the marketplace increasingly shifts to digital media and new regulations relating to direct solicitation are enacted, the cost and effectiveness of the soliciting methods we have traditionally employed for our print products, such as direct mail and sweepstakes, will be adversely impacted. If we fail to maintain satisfactory circulation levels at satisfactory subscription rates, our subscription and advertising revenue will fall, which would materially and adversely affect our results of operations and financial condition.

A further decline in advertising revenue or in media spending generally would adversely affect our profitability.

        Advertising is an important source of our print and online revenue. Advertising revenue is susceptible to fluctuations in economic cycles. For example, advertising revenue for the six months ended June 30, 2010 dropped 14% in the United States as compared to the same period in 2009. A further reduction in demand for advertising could result from:

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  a continued decline in economic conditions;

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  a decline in the circulation/rate base of our magazines;

  •
  a decline in popularity of our editorial content or perceptions about our brands;

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  a change in the demographic makeup of the populations to which our magazines are targeted;

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  the activities of our competitors, including increased competition from other forms of advertising-based media, (e.g., newspapers, radio and television broadcasters, cable television, direct mail and electronic media) and other platforms such as the Internet; and

  •
  a decline in the amount spent on advertising in general or in particular industries such as the food industry, particularly for print media.

        Certain of our products, such as Every Day with Rachael Ray and Allrecipes.com are currently more advertising-driven than our other products. Consequently, these products are more affected by decreases in advertising revenue. In addition, as the Internet continues to grow as a global medium for information, communication and commerce, advertisers are increasingly shifting advertising dollars from offline media to online media. Our strategies with respect to online products may not be able to make up for declines in print advertising revenue. As a result, we may not be able to attract the same or a growing number of advertisers, which may adversely affect our advertising revenue and our results of operations and financial condition as a whole.

Our business has experienced revenue declines and is projected to continue to decline.

        Revenue generated by our businesses have been declining. Revenue decreased $35.7 million for the twelve months ended December 31, 2009 compared to the twelve months ended December 31, 2008 and revenue for the six months ended June 30, 2010 decreased $149.4 million compared to the six months ended June 30, 2009. One example of this decline is in our Reader's Digest Community business. The decline in this community has been principally driven by decreases in subscription, advertising and newsstand revenue of Reader's Digest magazine as well as declines in our trade publishing business and by the closure of Selecciones in the United States during 2009. Further, the reduction in the rate base of the U.S. edition of Reader's Digest magazine and the decrease in the frequency of the magazine's issues in the United States has resulted in a reduction of circulation and advertising revenue per page. The additional reduction in the U.S. edition of Reader's Digest magazine's rate base from 8 million circulation to 5.5 million circulation, which began with the February 2010 issue, is also expected to continue to reduce revenue. Lower response rates and mail quantities on our promotional campaigns in our international markets and the closure or sale of unprofitable or marginally profitable product lines and promotions also contributed to our revenue declines. In addition, the consumer shift to e-commerce has allowed consumers to compare the pricing of our products in global markets, and to purchase those products at the lowest price, rather than the price in their local market. This price-shopping could adversely impact our consolidated revenues. We cannot assure you that our current plans to build revenue, including our ability to successfully launch new products, obtain additional advertising revenue, generate additional revenue by building on our brands and products, or attract new or younger customers to replace the eroding customer base, will materialize.

We may not be able to successfully execute our branded community strategy.

        Failure to successfully expand our strategy to cross-market brands, leverage and grow digital assets and integrate sales and marketing teams across branded communities would negatively affect our operations. As part of our effort to stabilize our revenue and operating profit, we have implemented our branded community strategy in the United States. The success of this strategy requires a shift to a multiple channel marketing strategy that focuses on tailoring our marketing on a customer-focused basis, which is designed to increase attractiveness to advertisers in these communities. Although we have executed this strategy in the United States, if we are unable to successfully build upon this foundation, we may be unable to increase our active customer base, improve the relevance of our product offerings to our customers and advertisers or improve the appeal of our brands, any of which would have an adverse impact on our efforts to improve our results of operations.

Failure to efficiently manage our direct marketing initiatives could negatively affect our business.

        We use various direct marketing strategies and promotion techniques to market our products, including direct mailings, catalogs, online marketing and telemarketing. In each case, we rely on our customer list, which is a database containing information about our current and prospective customers. We use this database to develop and implement our direct marketing campaigns. Managing the frequency of our direct marketing campaigns and delivering appropriately tailored products to existing and potential customers in such campaigns is crucial to maintaining and increasing our customer base and achieving adequate revenue and profit from our direct marketing efforts. In recent periods, the size of our active customer base to which we market our products has been declining and our future success will depend on stabilizing and reversing that decline. Failure to successfully expand or deliver upon our direct marketing strategy, in particular in our non-U.S. operations, could negatively affect our results of operations.

Unanticipated declines could result in the unavailability of working capital for strategic initiatives.

        Our business and the successful execution of our strategic plan depend on the availability of working capital to fund our strategic growth initiatives. Our sources of working capital are driven by our operations globally. The successful execution of our strategic plan is dependent, in part, by the availability to redeploy such working capital from certain markets to other markets where our strategic initiatives require funding. Any deterioration of our results could force us to require utilizing our working capital for unanticipated needs such as normal operating costs, severance, legal and regulatory matters, insolvency and any other unanticipated expenditures in some of our markets; thus reducing our overall availability of working capital to fund strategic initiatives. Any significant unanticipated declines resulting in a reduction of availability of working capital for strategic initiatives, could impair our ability to successfully execute our strategic initiatives.

Our business may suffer if we are not able to retain or attract sufficient qualified personnel, including key managerial, creative, editorial, digital, marketing and sales personnel globally.

        We operate in a business where there is intense competition for experienced personnel in all of our global markets. We depend on our ability to identify, recruit, hire, train, develop and retain qualified and effective personnel. Our future success depends in large part upon the continued contribution of our senior management and other key employees including, but not limited to, our Chief Executive Officer, Mary Berner, and our Chief Financial Officer, Thomas Williams. A loss of a significant number of skilled managerial, creative and editorial personnel would have a negative effect on the quality of our products. Similarly, a loss of a significant number of experienced and effective sales personnel would likely result in fewer sales of our products and could materially and adversely affect our results of operations and financial condition. Our ability to identify, recruit, hire, train, develop and retain qualified and effective personnel depends on numerous factors, including factors that we cannot control, such as competition and conditions in the local employment markets in which we operate. In addition, our current compensation structure does not heavily rely upon long-term equity-based incentive awards, which we believe are important to help attract and retain employees, as well as further align our employees' interests with those of our stockholders. The loss of the services of any of our senior management or other key employees could harm our business and adversely affect our ability to compete in our markets.

If we fail to maintain our relationships with our authors, photographers, illustrators, and creative talent, as well as to develop relationships with new creative talent, our business could be adversely affected.

        Our business, in particular the trade publishing, media and technology portions of our business, is highly dependent on maintaining strong relationships with the authors, illustrators and other creative talent responsible for the products and services that we sell to our customers. Any overall weakening of these relationships, including as a result of a decrease in the rates and fees that we pay them, or the failure to develop successful new relationships, could have an adverse impact on our business and financial performance.

Our failure to successfully identify, complete or integrate acquisitions and other significant transactions could harm our financial results, business and prospects, and place us at a competitive disadvantage.

        As part of our business strategy, we have in the past and may in the future engage in discussions with third parties regarding possible investments, acquisitions, licensing arrangements, strategic alliances and joint ventures. In order to pursue this strategy successfully, we must identify suitable candidates for, and successfully complete, such transactions as well as effectively integrate any such acquired companies into our operations or transition services to outsourced vendors. There are numerous challenges and risks associated with acquisitions, including diversion of financial and management resources from existing operations, disruption of our ongoing businesses and loss of customers and other important business relationships. If we fail to identify and successfully complete transactions, such transactions may not result in anticipated synergies and will result in unanticipated costs. Further, in such circumstances, we may be required to expend resources to develop products and technology internally, we may be unable to achieve expected growth rates, we may be put at a competitive disadvantage or we may be adversely affected by negative market perceptions, any of which may have a material adverse effect on our results of operations, financial condition or cash flows.

Our success depends, in part, on our ability to manage our growth in existing, and expansion into new, geographic territories.

        Our business depends, in part, on the steady flow of new products and new marketing initiatives (such as new offers) into both new and existing geographic markets to stimulate continued marketplace demand. We are likely to incur additional costs in entering new markets where we do not currently operate, which may limit our ability to expand to, or further expand in, those areas. Our rate of growth and expansion may also be limited by some or all of the following:

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  competition, which could increase the costs of attracting and maintaining our customers;

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  the cost of implementation and on-going administration of newly developed products and services;

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  local laws, requirements and regulations, particularly those with respect to direct mail and sweepstakes advertising in our foreign markets;

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  our inability to achieve sufficient scale of operations to cover the administration, marketing costs and start-up associated with entering new markets; and

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  our inability to find suitable licensing or venture partners in new or existing territories on terms acceptable to us.

        Our ability to manage our growth and compete effectively will depend, in part, on our success in addressing these demands and risks. Any failure by us to manage our growth effectively could have a material adverse effect on our business, financial condition or results of operations. In addition, sales of new products in new and existing markets may not meet expectations, and if we determine that our operations in a particular market are not expected to generate a sufficient rate of return, we may decide to exit that market, which could be costly and have an adverse effect on our financial condition and results of operations.

Our growth initiatives could strain our personnel, technology and infrastructure resources. If we are unable to implement appropriate controls and procedures to manage this growth, we may not be able to successfully implement our business plan.

        Anticipated future growth, including growth related to the broadening of our content offerings and digital platforms, will place strains on our personnel, technology and infrastructure. Our success will depend in part upon our ability to effectively manage our growth initiatives, and we will need to continue to improve our operational, financial, technological and management controls and our reporting systems and procedures. The resulting additional capital investments will increase our costs, which will make it more difficult for us to offset any future revenue shortfalls by offsetting cost reductions in the short term.

Licensing arrangements are important to our business and a failure to maintain them could have a material adverse effect.

        We license certain of our products from third parties. The acquisition of the rights to market specific products or to use specific product names can involve a significant financial commitment. Such commitments typically take the form of license fees, prepaid royalties, and future minimum royalty and advertising payments. We rely on our licensors to provide access to content at prices that enable us to achieve adequate gross margins. We do not have long-term or exclusive relationships with all sources of content, and obtaining these licenses is dependent upon relationships with licensors that may change in the future. An inability to license content at competitive prices could materially adversely affect our ability to create new products and harm our business prospects and results of operations. A significant portion of our Lifestyle & Entertainment Direct revenue is derived from sales of products marketed under the Time Life trademark and tradename, which are licensed from Time Warner Inc. and Time Inc. Likewise, we publish Every Day with Rachael Ray and its brand extensions pursuant to a licensing arrangement. We believe that customer awareness of the Time Life and Rachael Ray brands is an important factor in these sales. If we are unable to develop and sell products under one or more new and equally effective brand names when the licenses expire, or if the value of the existing trademarks is diminished in the interim, our business, financial condition and results of operations could be materially adversely affected.

We may be unable to identify licensing opportunities which could limit our ability to reach new markets, change the manner of operating in certain existing markets, and increase our revenue and/or profit.

        We intend to license our brands and products nationally and internationally to existing and new licensees as profitable opportunities arise. We may also use our brand portfolio to expand our licensing activities. We will continue to explore licensing opportunities where we see opportunities in new and existing markets. In addition to the revenue and brand awareness that licensing may provide us, we also believe that licensing our brands benefits us by reducing the volatility of our operating income. However, we cannot guarantee that we will be able to identify appropriate licensing partners or opportunities, or that such opportunities will be economically beneficial to us. We also may not have direct control over the distribution, content and appearance of our licensed products in these markets. In addition, in certain instances such as the distribution of our products through e-commerce, the financial benefit to our company may be dictated by the distributor, and we may not have sufficient leverage to negotiate these terms. Any of these factors could decrease the reach, attractiveness and profitability of our products, which could adversely impact our future prospects and results of operations. In addition, if we cannot find suitable licensing opportunities in markets where we have determined it is no longer beneficial to operate a subsidiary or business, we may decide to close our operations in these markets and/or exit or cease to do business in these countries, which could have an adverse impact on our results of operations and financial condition.

We face additional risks and uncertainties associated with our significant non-U.S. operations.

        We currently do business in 78 countries through operations in 43 offices around the world. For the six months ended June 30, 2010, we generated 54.4% of our revenue and $0.2 million of operating profit in markets outside of the United States. Continued revenue declines in international markets could have a significant impact on our results of operations In addition, our international operations involve political and economic risks that may not exist when doing business in the United States, including:

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  difficulties in maintaining the proper balance between a profitable pace of growth and a measure of control over the expansion of our operations that will enable us to maintain the quality of our customer lists;

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  increased risk of piracy and limits on our ability to enforce intellectual property rights in some countries;

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  change in tariffs, significant unexpected duties or taxes or other adverse tax consequences;

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  exposure to local economic conditions, which has been heightened during the current global economic downturn;

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  transportation and supply chain disruptions and increased expenses as a result of epidemics, terrorist activity, acts of war or hostility, increased security and less-developed infrastructure;

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  political instability and civil unrest;

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  increased energy and postage costs, strikes and other labor-related supply chain disruptions, poor postal service including disruptions to service from postal strikes;

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  differences in regulatory requirements, including privacy regulation, database protection and limitations on direct marketing techniques (such as sweepstakes);

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  unexpected unfavorable legislative or regulatory developments and differing government policies; and

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  capital repatriation laws.

        Further, our international operations require us to comply with a number of United States and international regulations. For example, we must comply with the Foreign Corrupt Practices Act ("FCPA"), which prohibits U.S. companies or their agents and employees from providing anything of value to a foreign official or agent thereof for the purposes of influencing any act or decision of these individuals in their official capacity to help obtain or retain business, direct business to any person or corporate entity or obtain any unfair advantage. Any failure by us to ensure that our employees and agents comply with the FCPA and applicable laws and regulations in foreign jurisdictions could result in substantial penalties or restrictions on our ability to conduct business in certain foreign jurisdictions.

        Our international operations also require significant liquidity which may limit the availability of cash in those markets to service our debt obligations, including the notes.

        If we do not effectively manage the risks associated with our international operations and sales, our results of operations and financial condition could be materially and adversely affected.

Because we operate and sell our products and services in foreign countries, changes in currency exchange rates could adversely affect our operations and financial results.

        The functional currency for most of our foreign operations is the applicable local currency. In preparing our financial statements, we translate revenue and expenses in foreign countries from their local currencies into U.S. dollars using weighted average exchange rates. If the value of the U.S. dollar rises relative to the value of local currencies in the countries in which we have operations, the revenue reported on our financial statements for those countries will decrease. Accordingly, we could be adversely affected by changes in currency exchange rates. Given our inability to predict the degree of exchange rate fluctuations, we cannot estimate the effect these fluctuations may have upon future reported results or our overall financial condition, but they could adversely affect our results of operations and financial condition.

We are subject to government regulation; compliance with laws and regulations is complex and expensive, and any violation of the laws and regulations applicable to us could reduce our revenue, profitability and cash flow and otherwise adversely affect our operating results.

        The marketing and sale of our products are subject to various laws, regulations and policies administered by United States federal, state, local and foreign governments in markets in which we operate our businesses. Our compliance with applicable laws and regulations increases our operating costs, and additional laws and regulations in these areas may further increase our operating costs and adversely affect our ability to market our products effectively. Alternative marketing practices may not yield similar results. Additionally, new laws and regulations add administrative and compliance requirements for us. Our failure to comply with applicable laws and regulations could result in civil, criminal or administrative fines and sanctions. These developments could materially and adversely affect our results of operations and financial condition.

        In particular, we are subject to, or affected by, numerous laws, regulations and industry standards that regulate direct marketing activities, including those that address privacy, data security and unsolicited marketing communications. We collect information from our customers in the various markets in which we operate and we utilize that information principally for marketing and promotional purposes. We also rely on sweepstakes as an important component of our direct marketing efforts. Sweepstakes promotions are highly regulated and at the same time subject to vague standards, and are under constant government scrutiny. Applicable law in the United States has significantly reduced the effectiveness of sweepstakes as a marketing technique.

        As a result of increasing public awareness and interest in individual privacy rights, data security and environmental and other concerns regarding unsolicited marketing communications, federal, state and foreign governmental and industry organizations continue to consider new legislative and regulatory proposals that would impose additional restrictions on direct marketing services and products. Examples include data encryption standards, data breach notification requirements, consumer choice and consent restrictions and increased penalties against offending parties, among others. We anticipate that additional proposals will continue to be introduced in the future, some of which may be adopted. These additional regulations could increase compliance requirements and restrict or prevent the collection, management, aggregation, transfer, use or dissemination of information or data that is currently legally available. Additional regulations may also restrict or prevent current practices regarding unsolicited marketing communications. For example, in the U.S., many states have considered implementing do-not-mail legislation that could impact our businesses, and, internationally, 2009 revisions to the German Federal Data Protection Law have impacted our direct marketing business by increasing list rental costs and decreasing access to outside list names, which has increased our costs for new names for our databases and added complexity to our business process.

        Our television direct marketing programs also are significantly affected by government regulation of television advertising. These regulations impose restrictions on, among other things, the content and format of our DRTV programs. If we are required to remove or alter the format or content of our television or telemarketing programs, our business could be harmed.

Changes in governmental regulation, interpretation or legislative reform could increase our costs of doing business and adversely affect our profitability.

        Laws and regulations, including in the areas of consumer affairs, publishing, data protection, advertising, privacy, marketing and finance (including tax), are subject to change and differing interpretations. Changes in the political climate or in existing laws or regulations, or their interpretations, or the enactment of new laws or the issuance of new regulations or changes in enforcement priorities or activity could adversely affect our business by, among other things:

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  increasing our administrative, compliance, and other costs;

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  forcing us to undergo a corporate restructuring;

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  limiting our ability to engage in inter-company transactions with our affiliates and subsidiaries;

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  affecting our ability to continue to serve our customers and to attract new customers;

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  affecting cash management practices and repatriation efforts;

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  forcing us to alter or restructure our relationships with vendors and contractors;

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  increasing compliance efforts or costs;

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  limiting our use of or access to personal information;

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  changes in media and content laws;

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  restricting our ability to market our products; and

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  requiring us to implement additional or different programs and systems.

        Compliance with regulations is costly and time-consuming, and we may encounter difficulties, delays or significant expenses in connection with our compliance, and we may be exposed to significant penalties, liabilities, reputational harm and loss of business in the event that we fail to comply. While it is not possible to predict when or whether fundamental policy or interpretive changes would occur, these or other changes could fundamentally change the dynamics of our industry or the costs associated with our operations. Changes in public policy or enforcement priorities could materially affect our profitability, our ability to retain or grow business, or in the event of extreme circumstances, our financial condition. There can be no assurance that legislative or regulatory change or interpretive differences will not have a material adverse effect on our business.

Any constraints on the capacity of our technology infrastructure could delay the effectiveness of our operations or result in system failures, which would harm our business and results of operations.

        Our future success depends in part on the efficient performance of our software and technology infrastructure. As the number of our websites and digital offerings and users who access those websites and digital offerings increases, our technology infrastructure may not be able to meet the increased demand. A sudden and unexpected increase in the volume of consumer usage could strain the capacity of our technology infrastructure. In addition, the productivity of our employees and the speed of our bringing products to market, are dependent upon the ability of our systems to adequately support these activities. Any capacity constraints we experience, or constraints of insufficient infrastructure, could lead to slower response times or system failures and adversely affect the availability of websites, the level of consumer usage, and the speed of bringing new products to market, which could adversely effect our business and results of operations.

We may not be able to adequately protect our information systems.

        Our ability to protect our information systems against damage from a data loss, security breach, computer virus, fire, power loss, telecommunications failure or other disaster is critical to our future success. Some of these systems may be outsourced to third-party providers from time to time. Any damage to our information systems that causes interruptions in our operations or a loss of data could affect our ability to meet our clients' requirements, which could have a material adverse effect on our business, financial position or operating results. While we take precautions to protect our information systems, such measures may not be effective, and existing measures may become inadequate because of changes in future conditions.

        In addition, we also face the risk of unauthorized access to our databases or the corruption of our databases as a result of technology failure or otherwise. Enhancing and refreshing the databases, maintaining the ability to utilize the information available from the database, and properly utilizing the available information are vital to the success of our business, and our failure to do so would lead to decreased sales, and would materially and adversely affect our results of operations and financial condition.

Our reputation and business results may be adversely impacted if we, or subcontractors upon whom we rely, do not effectively protect sensitive personal information of our customers.

        Current privacy and data security laws and industry standards impact the manner in which we capture, handle, analyze and disseminate customer and prospect data as part of our client engagements. Business-to-business and business-to-consumer electronic commerce, including that which is Internet-based, requires the secure transmission of confidential information over public networks. Some of our products and services are accessed through the Internet.

        If we fail to effectively protect and control sensitive personal information (such as credit card numbers) of our customers, we may incur significant expenses, suffer reputational harm and loss of business, and, in certain cases, be subjected to regulatory or governmental sanctions or litigation. Even a well-publicized security breach that may affect us or our industry, such as database intrusion, could be detrimental to our business, operating results and financial condition. We cannot be certain that advances in criminal capabilities, new discoveries in the field of cryptography or other developments will not compromise or breach the technology protecting the information systems that access our products, services and proprietary database information. These risks may be increased due to our reliance on subcontractors and other third parties in providing a portion of our overall services in certain engagements. We cannot guarantee that these third parties will effectively protect and handle sensitive personal information or other confidential information, or that we will have adequate recourse against these third parties in that event.

We may not realize our anticipated cost savings from our cost savings initiatives; any failure to manage costs could hamper profitability.

        The level of our expenses impacts our profitability. While we proactively attempt to manage such expenses effectively, increases in the cost of sales and marketing, staff related expenses, investment in new products, acquisitions, and implementation of regulatory requirements, among others, may occur from time to time. We have benefited from the implementation of various cost saving initiatives, including the outsourcing of certain functions such as information technology and print procurement, the implementation of workforce reductions and the absence of certain other expenses. We continue to engage in a company-wide effort to reduce expenses. Additional operational initiatives have been identified such as real estate optimization, vendor consolidation and continued review of overhead, selling, general and administrative expense. However, estimates of cost savings are inherently uncertain, and we may not be able to achieve these cost savings on expense reductions within the period we have projected or at all. In addition, our implementation of these initiatives is expected to require up front costs. Our ability to successfully realize savings and the timing of any realization may be affected by factors such as the need to ensure continuity in our operations, contracts, regulations and/or statutes governing employee employer relationships, our ability to renegotiate supply contracts or find alternative suppliers and other factors. There can be no assurance that we will be able to successfully contain our expenses or that even if our savings are achieved that other expenses will not offset any such savings. Our estimates of the expenses necessary to achieve the savings we have identified may not prove accurate, and any increase in such expenses may affect our ability to achieve our anticipated savings within the period we have projected, or at all. This may result in an adverse effect on our financial position, results of operations and cash flows.

Increases in postage and paper and other operating costs could negatively affect our results.

        Paper and postage represent significant components of our total cost to produce, distribute, and market our products. We use the local country postal service for distribution of substantially all of our magazines and many of our marketing materials. We also rely on direct mail for a significant portion of our international customer acquisition activities. As such, the continued rise in postal rates has increased our costs. For example, Russia significantly increased postal rates in 2009, which affected our operating margin and business results. In addition, for our product lines where the customer pays shipping directly, higher postal rates or other delivery charges increase the total cost of our products to our customers, which may have a negative effect on sales. We expect to incur postage and delivery service costs of approximately $370 million in 2010. Postal rates are dependent on the operating efficiency of the various postal services and on legislative mandates imposed upon those postal service organizations. Although we work with others in the industry and through trade organizations to encourage the postal service organizations to implement efficiencies that will limit rate increases, we cannot predict the magnitude of future price changes in postage. The current economic environment is likely to lead to further potential rate increases. Higher postal rates or other delivery charges usually increase the total cost to our customers, which may have a negative impact on sales. Further, we may be unable to pass such increases on to our customers. In certain jurisdictions rates have become so high that we have begun contracting with private vendors as an alternative, but we cannot be assured that these relationships will be successful, or that we will be able to reach agreement with similar vendors in the future.

        Paper is the principal raw material used in our business for printed products and promotional materials. We expect to incur paper costs of approximately $170 million in 2010. Paper is a commodity and its price is subject to significant volatility. The price of paper may fluctuate significantly in the future, and changes in the market supply of or demand for paper could affect delivery times and prices. We may need to find alternative sources for paper from time to time. We cannot assure you that we will continue to have access to paper in the necessary amounts or at reasonable prices or that any increases in the cost of paper will not have a material adverse effect on our business. Further, we may not be able to pass such increases on to our customers. Our inability to absorb the impact of increases in postage and paper costs or any strategic determination not to pass on all or a portion of these increases to customers could materially and adversely affect our results of operations and financial condition.

We outsource certain aspects of our business to third party vendors that may fail to reduce costs and may subject us to risks, including disruptions in our business and increased costs.

        We continuously seek to make our cost structure more efficient and to focus on our core strengths. This includes contracting with other companies to perform functions or operations that, in the past, we have performed ourselves. We currently rely on partners or third party service providers for the provision of certain business process functions, including print procurement, information technology, certain accounting operations and customer service, and we may outsource additional business functions in the future. As a result, we are no longer able to exercise direct control over some aspects of the outsourced operations and processes including controls over certain financial reporting processes, which could adversely affect our business. Although we believe that outsourcing will result in lower costs and increased efficiencies, this may not be the case. Because these third parties may not be as responsive to our needs as we might be ourselves, outsourcing increases the risk of disruption to our operations. For example, our operations in Europe in 2009 were impaired due to a subcontractor error, which resulted in a delayed mailing and lost revenue. If we are unable to effectively utilize, or integrate with, our outsource providers, or if these partners or third party service providers experience business difficulties or are unable to provide business services as anticipated, we may need to seek alternative service providers or resume providing these business processes internally, which could be costly and time consuming and have an adverse effect on our operating and financial results. We also rely on hardware and software systems provided by third party vendors to perform vital functions and processes in our operations. Our inability to operate and integrate these technologies properly may negatively impact our operations and may harm our business and operating results. In addition, the failure of a vendor to continue to provide services or upgrades to such technology may negatively impact our business and operating results.

We may not be able to adequately protect our intellectual property, our brands or our reputation.

        Our intellectual property, including our copyrights, trademarks, service marks, patents, and trade secrets, and all of our other proprietary rights, are important assets. We may not be able to prevent third parties from imitating or reproducing our products without authorization or infringing our intellectual property rights. Although we rely on copyright, patent, trademark and other laws in the United States and other jurisdictions to protect our intellectual property rights, we may be unable to successfully protect them. In addition, the laws of many foreign countries do not protect intellectual property to the same extent as do the laws of the United States. Therefore, it may be more difficult to protect our intellectual property rights in some foreign jurisdictions, including new markets into which we want to expand our business through direct or licensing arrangements. Imitation of our products or infringement of our intellectual property rights could diminish the value of our brands or otherwise adversely affect our business including our revenue.

        In addition, we cannot be certain that the conduct of our business does not and will not infringe the intellectual property rights of other parties. Our business activities have in the past been alleged, and could in the future be alleged or determined to have infringed upon the intellectual property rights of others. We could incur significant costs to protect our intellectual property rights or to defend against infringement and other claims by third parties, and our results of operations, financial condition and reputation could be adversely affected. There can be no assurance that we would prevail in any litigation relating to our intellectual property. Moreover, should we be found liable for infringement, we may be required to enter into licensing agreements (if available on acceptable terms or at all) or to pay damages and to cease making or selling certain products.

        Furthermore, our global operations use intellectual property that is generated by our local operating companies. In the event of the insolvency of one or more of our subsidiaries, intellectual property used by us could become unavailable for further use or there could be additional costs associated with the use of it.

        Our brand and our reputation are also important assets, as our ability to attract and retain customers is in part dependent upon the external perceptions of our company, the quality of our products and services, and our integrity. Among other events that can affect our public perception, from time to time, we learn of schemes by third parties in which our brand names are used in connection with fraudulent sweepstakes contests. Damage to our reputation or negative publicity or perceptions about us, including by association with fraudulent schemes or adverse developments in the industries in which we conduct our businesses, could cause a loss of consumer confidence in the Company, as well as unfavorable regulatory scrutiny. In the United States there is a proliferation of consumer fraud (check scams, sweepstakes scams) including acts misusing and misappropriating our brand name; these may negatively impact our brand and the effectiveness of our direct mail sweepstakes programs.

Concerns about the economy and the after-effects of our chapter 11 proceedings may cause a decrease in the ability or willingness of our current and future vendors to supply products and services to us on favorable terms, which may have a negative impact on our business.

        We have developed, and rely on, relationships with contractors and vendors who provide us with products and/or services. Our most important vendor relationships include paper suppliers, printing distribution contractors and payment processors. The after-effects of our recent bankruptcy, as well as future factors outside our control, may harm these relationships and the ability or willingness of current and future contractors and vendors to sell these products or to provide these services to us, on acceptable terms. A contractor or vendor may seek to modify the terms of the relationship that it has with us, due to general economic concerns or concerns relating to their relationship with us, at any time. Our results of operations and cash flows have been negatively impacted by the tightening of the global economy. Should these negative trends continue, certain vendors may raise concerns about entering into new agreements with us without some assurance that we will operate profitably. Furthermore, certain vendors may refuse to continue to do business with us unless we commit to certain guarantees, including the posting of collateral, making advance payments for products or services, or changing our payment terms. This concern is exacerbated in the current economic environment. Disruptions in goods supplied or services provided from and by our contractors and vendors or changes in the terms of our relationships, including those that could arise because of concerns about our profitability, viability, or our compliance with the covenants contained in our credit facilities and indenture, could have an adverse effect on our business, financial condition, results of operations and cash flows.

        Financial difficulties that some of our contractors and vendors may face, including as a result of one or more contractor or vendor bankruptcies due to poor economic conditions, may cause them to fail to provide us with such products and/or services or may increase the cost of the products and services that they provide us. We may be unable to procure replacement products and/or services from other contractors or vendors in a timely and efficient manner and on acceptable terms, or at all. In addition, the arrangements that we have with corporate partners, such as national wholesalers, may be subject to changes in market conditions, contractors or vendor marketing strategies, and changes in the profitability or sell-through of the related merchandise. Any material change in these relationships, such as increased pricing, could have an adverse effect on our business, financial condition, results of operations, liquidity and cash flow.

Our earnings could be materially and adversely affected by impairments in the carrying value of goodwill or other intangible assets.

        The carrying value of goodwill represents the fair value of our business in excess of identifiable assets and liabilities. The carrying value of other intangibles represents the fair value of trademarks, tradenames, copyrights, customer relationships and other acquired intangibles. Goodwill and other acquired intangibles that are expected to contribute indefinitely to our cash flows are not amortized but must be evaluated by management at least annually for impairment. We assess our goodwill and other intangibles for impairment during the fourth quarter of each year, and on an interim basis if indicators of impairment become apparent. If carrying value exceeds current fair value, the intangible is considered impaired and is reduced to fair value via a charge to earnings. As a result of applying Fresh Start Accounting in connection with our emergence from bankruptcy, we have a significant amount of goodwill and other intangible assets on our balance sheet. Some factors that have affected our goodwill impairment assessment include both the operating cash flows of our business and the volatility of the market with respect to the industry in which we operate. Should management determine in the future that our goodwill has become impaired, our earnings may be materially and adversely affected.

We experience significant fluctuations in working capital between fiscal quarters, which could impact our ability to accurately forecast our liquidity position.

        As a result of the seasonal nature of our business, we experience working capital fluctuations from June through September, as we prepare to enter our busy selling season. While our annual working capital adjustments due to operations are historically relatively low, we may also experience a significant negative working capital impact due to the effect of declining revenue resulting from the lowering of circulation rate bases. Additionally, our bankruptcy process has resulted in several one-time adjustments to working capital that make it hard to compare changes on a comparable basis. We expect that seasonal working capital fluctuations will continue to occur, which may impact our ability to accurately forecast our performance, results or cash position and therefore could result in a more constrained liquidity position.

Increases in sales, income and other taxes could reduce our revenue and impact profit and cash flows.

        In certain domestic and international markets, some or all of our products are subject to local and national sales taxes and other taxes such as value-added taxes. Increases in taxes may have a negative effect on the sales of our products. Higher taxes also may reduce profit margins on these products if we are unable to pass on the increase to our customers. In jurisdictions where applicable tax must be included in the purchase price (rather than separately stated on bills), we may be unable to fully recover from customers the amount of any tax increase or new tax.

The application of tax laws resulting from our chapter 11 proceedings, including the impact of cancellation of indebtedness and changes in other tax attributes, will have an adverse tax effect on our future cash tax obligations.

        Our global effective tax rate and cash tax obligations increased due to the impact of the reorganization of our debt during bankruptcy. The cancellation of indebtedness income, not recognized for tax purposes, is expected to greatly reduce or possibly eliminate our U.S. tax attributes and tax basis in our assets, thereby increasing our future U.S. effective tax rate and cash tax obligations. Increases such as these could materially and adversely affect our results of operations and financial condition.

        Due to federal income tax rules applicable to chapter 11 proceedings, we did not recognize cancellation of indebtedness income ("CODI") for federal income tax purposes. One consequence of not recognizing the CODI is that certain tax attributes (including net operating losses, income tax credits and tax basis in certain assets), are reduced or eliminated. The amount of CODI was determined as of February 19, 2010, our chapter 11 emergence date, pursuant to a series of complex calculations, while the actual tax attribute and basis reduction occurred as of June 30, 2010, the final day of our tax year end based on the tax return to be filed for that date on or before March 15, 2011. In addition, to the extent tax attributes survive after being reduced for CODI, these attributes may be significantly limited as to their future use pursuant to Sections 382 and 383 of the Code. Since our forecasted cash tax position is determined, in part, by the availability of tax attributes and tax basis in assets, there is a risk that future cash tax liabilities will increase as a result of the CODI.

The exchange notes will be treated as having original issue discount for U.S. federal income tax purposes. As a result, you may be required to recognize income for U.S. federal income tax purposes on the exchange notes in a taxable year in excess of cash payments made to you in that year.

        The exchange notes will be treated as having original issue discount for U.S. federal income tax purposes because the initial notes were issued with original issue discount. As a result, in addition to the stated interest on the notes, you will be required to include OID in gross income as it accrues, in advance of the receipt of cash attributable to such income and regardless of your regular method of accounting for U.S. federal income tax purposes. See "U.S. Federal Income Tax Considerations."

The occurrence of natural or man-made disasters could disrupt the marketing and promotion and delivery of our products and services, and adversely affect our financial condition and results of operation.

        The success of our businesses is largely contingent on the availability of direct access to customers. For example, a significant portion of our business relies on postal services and private mail delivery of products and for promotional marketing activity. As a result, any event that disrupts or limits our direct access to customers or disrupts our ability to rely on postal services and private mail delivery or other delivery services would materially and adversely affect our business. We are exposed to various risks arising out of natural disasters, including earthquakes, hurricanes, floods and tornadoes, and pandemic health events such as swine influenza, as well as man-made disasters, including acts of terrorism and military actions. A natural or man-made disaster could trigger an economic downturn in the areas directly or indirectly affected by the disaster, which could, among other things, result in a decline in business from those areas. Disasters also could disrupt public and private infrastructure, including communications and financial services, which could disrupt our normal business operations. In addition, increased energy costs, strikes and other labor-related supply chain disruptions, poor postal service or disruptions to service from postal strikes could adversely affect our business. A natural or man-made disaster also could disrupt the operations of our counterparties or result in increased prices for the products and services they provide to us.

Significant changes in pension fund investment performance or assumptions relating to pension costs may have a material effect on the valuation of pension obligations, the funded status of pension plans and our pension cost.

        Our pension cost is materially affected by the discount rate used to measure pension obligations, the level of plan assets available to fund those obligations at the measurement date and the expected long-term rate of return on plan assets. Significant changes in investment performance or a change in the portfolio mix of invested assets can result in corresponding increases and decreases in the valuation of plan assets, particularly equity securities, or in a change to the expected rate of return on plan assets. A change in the discount rate would result in a significant increase or decrease in the valuation of pension obligations, affecting the reported funded status of our pension plans as well as the net periodic pension cost in subsequent fiscal years. Similarly, changes in the expected return on plan assets can result in significant changes in the net periodic pension cost of subsequent fiscal years. Significant variations in pension performance could produce volatility in our reported results, and significant under funding in our pension plans could necessitate higher company contributions to those plans.

Our UK subsidiary underwent administration proceedings, and potential liabilities relating thereto could have an adverse effect on our results of operations.

        On February 17, 2010, our UK subsidiary ("RDA UK") commenced administration proceedings in the United Kingdom. RDA UK had underfunded pension obligations (the "UK Scheme"), and the administration resulted in the full pension deficit, calculated by reference to the cost of purchasing insurance policies to cover the liabilities of the UK Scheme, becoming due and owing to the UK Scheme. We have been advised by the UK Pensions Regulator that it will issue a warning notice to seek contribution from us should any action be taken that is detrimental to the UK Scheme. Although RDA UK is the sole sponsor of the UK Scheme, under UK law the Pensions Regulator has powers to commence the process of issuing a contribution notice or financial support direction to the Company or any of its subsidiaries that are "connected" or "associated" with RDA UK if certain legal tests are satisfied. A contribution notice or financial support direction may be of any amount up to the funding deficit of the UK Scheme at the time the Pensions Regulator exercises its powers. Therefore, the maximum amount the Pensions Regulator could seek is not known at this time and could be materially higher than our March 31, 2009 estimated liability of £109.0 million.

        We believe we have strong arguments that we would not have any liability as a result of any claim by the Pensions Regulator against us. We also believe that any such claims would be considered unsecured prepetition claims under our chapter 11 Plan of Reorganization and subject to discharge in the chapter 11 proceedings. However, we cannot assure you that the claims will be disallowed or that such claims would be treated as prepetition unsecured claims or that litigation will not ensue with respect to such claims in the Bankruptcy Court. As a result, we may have exposure as a consequence of the UK Scheme's liabilities, which could have a material adverse effect on our results of operations and financial condition.

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results. As a result, current and potential investors could lose confidence in our financial reporting.

        Effective internal controls are necessary for us to provide reliable financial reports and to effectively prevent fraud. If we cannot provide reliable financial reports and effectively prevent fraud, our reputation and operating results could be harmed. Inherent limitations, including the possibility of human error, the circumvention or overriding of controls, or fraud. Therefore, even effective internal controls can provide only reasonable assurance with respect to the preparation and fair presentation of financial statements. In addition, projections of any evaluation of effectiveness of internal control over financial reporting to future periods are subject to the risk that the control may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate. If we fail to maintain the adequacy of our internal controls, including any failure to implement required new or improved controls, or if we experience difficulties in their implementation, we could fail to meet our reporting obligations, and there could be a material adverse effect on our business and financial results.

You may not be able to compare our historical financial information to our current financial information, which will make it more difficult to evaluate an investment in our exchange notes.

        As a result of our emergence from bankruptcy, we are operating our business with a new capital structure, and are subject to the fresh start accounting prescribed by generally accepted accounting principles. Accordingly, unlike other companies that have not previously filed for bankruptcy protection, our financial condition and results of operations are not comparable to the financial condition and results of operations reflected in our historical financial statements contained in this prospectus. Without historical financial statements to compare to our current performance, it may be more difficult for you to assess our future prospects when evaluating an investment in our exchange notes.

Risks related to the exchange notes and the exchange offer

Our indebtedness could adversely affect our financial condition and prevent us from fulfilling our obligations under the notes.

        As of June 30, 2010, our total debt was approximately $525 million, excluding $50.0 million of commitments under our credit facility. Subject to the limits contained in the credit agreement governing our credit facility, the indenture governing the notes and our other debt instruments, we may be able to incur substantial additional debt from time to time to finance working capital, capital expenditures, investments or acquisitions, or for other purposes. If we do so, the risks related to our high level of debt could intensify. Specifically, our high level of debt could have important negative consequences for us. For example, it could:

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  make it more difficult for us to satisfy our obligations with respect to the notes and our other debt;

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  limit our ability to obtain additional financing to fund future working capital, capital expenditures, product developments, acquisitions or other general corporate requirements;

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  require the deduction of a substantial portion of our cash flows from operations to the payment of principal of, and interest on, our indebtedness, thereby reducing the amount of cash flows available for working capital, capital expenditures, acquisitions and other general corporate purposes;

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  increase our vulnerability to general adverse economic and industry conditions;

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  expose us to the risk of increased interest rates as certain of our borrowings, including borrowings under the credit facility and the floating rate notes, will be at variable rates of interest;

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  limit our flexibility in planning for and reacting to changes in the industry in which we compete;

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  place us at a disadvantage compared to other, less leveraged competitors; and

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  increase our cost of borrowing.

        In addition, the indenture governing the notes and the credit agreement governing our credit facility contain restrictive covenants that will limit our ability to engage in activities that may be in our long term best interests. Our failure to comply with those covenants could result in an event of default which, if not cured or waived, could result in the acceleration of all our debts.

We may not be able to generate sufficient cash to service all of our indebtedness, including the notes, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

        Our ability to make scheduled payments on or to refinance our debt obligations, including our notes, depends on our financial condition and operating performance, which are subject to prevailing economic and competitive conditions and to certain financial, business, legislative, regulatory and other factors beyond our control. We may be unable to maintain a level of cash flows from operating activities sufficient to permit us to fund our day-to-day operations or to pay the principal, premium, if any, and interest on our indebtedness, including the notes.

        If our cash flows and capital resources are insufficient to fund our debt service obligations, we could face substantial liquidity problems and could be forced to reduce or delay investments and capital expenditures or to sell assets or operations, seek additional capital or restructure or refinance our indebtedness, including the notes. We may not be able to affect any such alternative measures, if necessary, on commercially reasonable terms or at all and, even if successful, such alternative actions may not allow us to meet our scheduled debt service obligations. The credit agreement governing our credit facility and the indenture governing the notes will restrict our ability to dispose of assets and use the proceeds from any such dispositions and may also restrict our ability to raise debt or equity capital to be used to repay other indebtedness when it becomes due. We may not be able to consummate those dispositions or to obtain proceeds in an amount sufficient to meet any debt service obligations then due. See the sections titled "Description of Certain Indebtedness and Security Arrangements" and "Description of Notes."

        In addition, we conduct our operations through our subsidiaries, certain of which will not be guarantors of the notes or our other indebtedness. Accordingly, repayment of our indebtedness, including the notes, is dependent on the generation of cash flow by our subsidiaries and their ability to make such cash available to us, by dividend, debt repayment or otherwise. Unless they are guarantors of the notes, our subsidiaries do not have any obligation to pay amounts due on the notes or to make funds available for that purpose. Our subsidiaries may not be able to, or may not be permitted to, make distributions to enable us to make payments in respect of our indebtedness, including the notes. Each subsidiary is a distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from our subsidiaries. Although the indenture governing the notes and the agreements governing certain of our other existing indebtedness will limit the ability of certain of our subsidiaries to incur consensual restrictions on their ability to pay dividends or make other intercompany payments to us, these limitations are subject to certain qualifications and exceptions. In the event that we do not receive distributions from our subsidiaries, we may be unable to make required principal and interest payments on our indebtedness, including the notes.

        Our inability to generate sufficient cash flows to satisfy our debt obligations, or to refinance our indebtedness on commercially reasonable terms or at all, would materially and adversely affect our financial position and results of operations and our ability to satisfy our obligations under the notes.

        If we cannot make scheduled payments on our debt, we will be in default and, as a result, holders of notes could declare all outstanding principal and interest to be due and payable, the lenders under the credit facility could terminate their commitments to loan money, our secured lenders could foreclose against the assets securing such borrowings and we could be forced into bankruptcy or liquidation, in each case, which could result in your losing your investment in the notes.

Despite current indebtedness levels, we may still be able to incur substantially more debt. This could further exacerbate the risks described above.

        We and our subsidiaries may be able to incur substantial additional indebtedness in the future. Although the indenture governing the notes and the credit agreement which governs our credit facility contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of qualifications and exceptions and the additional indebtedness incurred in compliance with these restrictions could be substantial. If we incur any additional indebtedness that ranks equally with the notes, subject to collateral arrangements, the holders of that debt will be entitled to share ratably with you in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of us. This may have the effect of reducing the amount of proceeds paid to you. Additionally, our credit facility provides commitments of up to $50 million in the aggregate, $12.6 million of which was used to issue standby letters of credit as of June 30, 2010. All of those borrowings would be secured indebtedness. If new debt is added to our current debt levels, the related risks that we and our subsidiaries now face could intensify.

The terms of our credit facility and the indenture governing our notes may restrict our current and future operations, which could adversely affect our ability to respond to changes in our business and to manage our operations.

        Our credit facility and the indenture governing the notes contain, and any future indebtedness our ours would likely contain, a number of restrictive covenants that impose significant operating and financial restrictions on us and may limit our ability to engage in acts that may be in our long-term best interests, including, among other things, restrictions on our ability to:

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  incur additional indebtedness;

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  pay dividends and make other restricted payments;

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  make investments;

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  create liens;

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  sell or otherwise dispose of assets, including capital stock of subsidiaries;

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  consolidate or merge with or into, or sell substantially all of our assets to, another person;

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  enter into transactions with affiliates; and

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  make capital expenditures.

        The credit facility also requires us to maintain certain financial ratios and to satisfy other financial conditions. Our ability to meet those financial ratios and tests can be affected by events beyond our control, and we cannot assure you that we will meet them.

        Our failure to comply with the covenants or financial ratios contained in the indenture and the credit facility could result in an event of default which would allow the creditors to declare all amounts outstanding, to be due and payable, require us to apply all of our available cash to repay these amounts or prevent us from making debt service payments on our notes, any of which could result in an event of default under our notes. If we were unable to repay the amounts due and payable under our credit facility, those lenders could proceed against the collateral granted to them to secure that indebtedness. In the event our lenders or holders of notes accelerate the repayment of our borrowings, we cannot assure that we and our subsidiaries would have sufficient assets to repay such indebtedness.

Variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.

        A significant portion of our indebtedness, primarily indebtedness under the notes and under our credit facility, will be at variable rates of interest and will expose us to interest rate risk. If LIBOR increases above 2.0%, or above 3.0% in the case of the notes, our debt service obligations on the variable rate indebtedness would increase even though the amount borrowed remained the same, and our net income and cash flows, including cash available for servicing our indebtedness, would correspondingly decrease. In the future, we may enter into interest rate swaps that involve the exchange of floating for fixed rate interest payments in order to reduce interest rate volatility. Each quarter point change in LIBOR above 3.0% would result in a $1.3 million change in our annual interest expense on the notes. Similarly, assuming all revolving loans are fully drawn, each quarter point change in LIBOR above 2.0% would result in a $0.1 million change in annual interest expense on our indebtedness under our credit facility.

Your right to take enforcement action with respect to the liens securing the notes is limited in certain circumstances and you will receive the proceeds from such enforcement only after lenders under our credit facility and holders of certain other priority claims have been paid in full.

        The notes and indebtedness and other obligations under our credit facility are secured by first-priority liens on the same collateral. However, the proceeds of any collection, sale, disposition or other realization of collateral received in connection with the exercise of remedies (including distributions of cash, securities or other property on account of the value of the collateral in a bankruptcy, insolvency, reorganization or similar proceedings) will be applied first to repay amounts due, including interest, under our credit facility (including any post-petition interest with respect thereto) and to repay certain hedging and cash management obligations before the holders of notes receive any proceeds. As a result, the claims of holders of notes to such proceeds will rank behind the claims, including interest, of the lenders and the letter of credit issuers under our credit facility, including claims for certain hedging and cash management obligations. If you (or the applicable trustee on your behalf) receive any proceeds as a result of an enforcement of security interests or the guarantees prior to the satisfaction of the claims of those that are superior or ratable with those of the applicable notes, you (or the trustee on your behalf) will be required to turn over such proceeds until superior claims are satisfied and until ratable claims are equally satisfied. Accordingly, you will recover less from the proceeds of an enforcement of interests in the collateral than you otherwise would have. As a result, you may not be able to recover any amounts under the guarantees or the collateral in the event of a default on the notes.

        There also are restrictions on the rights of holders of notes to take enforcement action with respect to the liens securing such notes in certain circumstances. These provisions will generally provide that the trustee for the notes and the agent for the lenders under our credit facility must generally engage in certain consultative processes before enforcing the liens securing the notes. In addition, disagreements between the holders of notes, or between the trustee acting on behalf of the holders of notes, and the agent for the lenders under the credit facility, could limit or delay the ability of the holders of notes to enforce their liens. Delays in the enforcement could decrease or eliminate recovery values. In addition, the holders of notes will not have any independent power to enforce, or have recourse to, any of the documents governing the collateral or to exercise any rights or powers arising thereunder except through the collateral agent. By accepting a note, you will be deemed to have agreed to these restrictions. As a result of these restrictions, holders of notes will have limited remedies and recourse against us and the guarantors in the event of a default.

The notes will be structurally subordinated to all indebtedness of our existing and future subsidiaries that are not and do not become guarantors of the notes.

        The notes are guaranteed by RDA Holding Co. and by each of our existing and subsequently acquired or organized direct or indirect wholly-owned domestic subsidiaries and by our subsidiaries that guarantee our indebtedness or indebtedness of another guarantor. Except for such subsidiary guarantors of the notes, our subsidiaries, including all of our non-domestic subsidiaries, have no obligation, contingent or otherwise, to pay amounts due under the notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payment. The notes are structurally subordinated to all indebtedness and other obligations of any non-guarantor subsidiary such that, in the event of insolvency, liquidation, reorganization, dissolution or other winding up of any subsidiary that is not a guarantor, all of such subsidiary's creditors (including trade creditors and preferred stockholders, if any) would be entitled to payment in full out of such subsidiary's assets before you would be entitled to any payment.

        For the six months ended June 30, 2010, our guarantor and non-guarantor subsidiaries represented $229.0 million and $43.2 million, respectively, of our net income, and for the six months ended June 30, 2010, our guarantor subsidiaries and non-guarantor subsidiaries contributed $18.0 million and

$0.2 million of operating profit, respectively, to reduce our consolidated operating loss. As of June 30, 2010, our guarantor subsidiaries and non-guarantor subsidiaries represented 49.2% and 50.7%, respectively, of our total assets and represented 28.5% and 35.4%, respectively, of our total liabilities.

There may not be sufficient collateral to pay all or any of the notes.

        No appraisal of the value of the collateral has been made in connection with the offer and sale of our notes and the value of the collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. Consequently, liquidating the collateral securing the notes may not result in proceeds in an amount sufficient to pay any amounts due on the notes. Further, a significant portion of our collateral is our intellectual property and inventory.

        The fair market value of the collateral securing the notes is subject to fluctuations based on factors that include, among others, the condition of the markets for the collateral, the ability to sell the collateral in an orderly sale, general economic conditions, the availability of buyers and similar factors. The amount to be received upon a sale of the collateral would be dependent on numerous factors, including but not limited to the actual fair market value of the collateral at such time and the timing and the manner of the sale. By its nature, portions of the collateral may be illiquid and may have no readily ascertainable market value. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, we cannot assure you that the proceeds from any sale or liquidation of this collateral will be sufficient to pay our obligations under the notes.

Certain assets are excluded from the collateral, including assets of our subsidiaries that do not guarantee the notes, including foreign subsidiaries.

        Certain assets are excluded from the collateral securing the notes as described in the section titled "Description of notes—Collateral and Security Documents" including all assets of our foreign subsidiaries now owned or hereafter acquired and all of the assets of Direct Holdings IP, L.L.C., an indirect, bankruptcy remote subsidiary of RDA that holds our license to use the Time Life brand, and whose sole function is to license the brand to a guarantor. In addition, the collateral will not include any capital stock of a subsidiary to the extent that the pledge of such capital stock results in our being required to file separate financial statements of such subsidiary with the SEC, and any such capital stock that triggers such a requirement to file financial statements of such subsidiary with the SEC would be automatically released from the collateral. See the section titled "Description of Notes—Collateral and Security Documents" for additional information.

        The collateral will not include any assets or properties of our subsidiaries that do not guarantee the notes, including foreign subsidiaries. As of June 30, 2010, our non-guarantor subsidiaries represented approximately 50.7% of our total assets.

Your rights in the collateral may be adversely affected by the failure to perfect security interests in certain collateral acquired in the future.

        Applicable law requires that certain property and rights acquired after the grant of a general security interest can only be perfected at the time such property and rights are acquired and identified. There can be no assurance that the trustee or the collateral agent will monitor, or that we will inform the trustee or the collateral agent of, the future acquisition of property and rights that constitute collateral, and that the necessary action will be taken to properly perfect the security interest in such after-acquired collateral. The collateral agent for the notes has no obligation to monitor the acquisition of additional property or rights that constitute collateral or the perfection of any security interest in favor of the notes against third parties. Additionally, a failure to perfect the security interests in the properties and assets included in the collateral securing the notes may result in a default under the indenture and other agreements governing the notes.

Some of the cash that appears on our balance sheet may not be available for use in our business or to meet our debt obligations.

        In some countries where we do business, local regulations require that we deposit cash in separate accounts to support the prizes offered in our sweepstakes promotions. Pending the awarding of the prizes, the cash deposits are blocked and not available for other uses in our business and will not be in accounts subject to control agreements in favor of the holders of the notes. In addition, at times we are required to make cash deposits to support bank guarantees of our obligations under certain office leases or amounts we owe to certain vendors from whom we purchase goods and services. These cash deposits are not available for other uses as long as the bank guarantees are outstanding. Finally, certain countries in which we do business, such as Russia and Brazil, have regulations that restrict our ability to send cash out of the country. As a result, excess cash at our subsidiaries in those countries may not be available to meet obligations we have in other countries. In light of the foregoing factors, the amount of cash that appears on our balance sheet may overstate the amount of liquidity we have available to meet our business or debt obligations, including obligations under the notes.

We may be unable to repurchase the notes upon a change of control.

        If we experience a change of control, we will be required to offer to purchase the exchange notes in cash at a price equal to 101% of the principal amount of the exchange notes, plus accrued and unpaid interest to the purchase date. A change of control would also constitute an event of default under our credit facility that permits the lenders to accelerate the maturity of borrowings under the facility and the commitments to lend would terminate. In the event of a change of control, we may not have sufficient funds to repay the amounts outstanding under our credit facility and to purchase all the exchange notes.

The collateral is subject to casualty risks and potential environmental liabilities.

        We intend to maintain insurance or otherwise insure against hazards in a manner appropriate and customary for our business. There are, however, certain losses that may be either uninsurable or not economically insurable, in whole or in part. Insurance proceeds may not compensate us fully for our losses. If there is a complete or partial loss of any of the pledged collateral, the insurance proceeds may not be sufficient to satisfy all of the secured obligations, including the notes and the note guarantees.

        Moreover, the collateral agent may need to evaluate the impact of potential liabilities before determining to foreclose on collateral consisting of real property because owners and operators of real property may be held liable under environmental laws for the costs of remediating or preventing the release or threatened release of hazardous substances at such real property. Consequently, the collateral agent may decline to foreclose on such collateral or exercise remedies available in respect thereof if it does not receive indemnification to its satisfaction from the holders of notes.

Federal and state fraudulent transfer laws may permit a court to void the notes, the note guarantees or the grant of collateral and, if that occurs, you may not receive any payments on the notes.

        Federal and state fraudulent transfer and conveyance statutes may apply to the issuance of the notes and the incurrence of the guarantees of such notes. Under federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state, the notes or the note guarantees thereof (or the grant of collateral securing any such obligations) could be voided as a fraudulent transfer or conveyance if we or any of the guarantors, as applicable, (a) issued the notes or incurred the note guarantees with the intent of hindering, delaying or defrauding creditors, or (b) received less than reasonably equivalent value or fair consideration in return for either issuing the notes or incurring the note guarantees and, in the case of (b) only, one of the following is also true at the time thereof:

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  we or any of the guarantors, as applicable, were insolvent or rendered insolvent by reason of the issuance of the notes or the incurrence of the note guarantees;

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  the issuance of the notes or the incurrence of the note guarantees left us or any of the guarantors, as applicable, with an unreasonably small amount of capital or assets to carry on the business;

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  we or any of the guarantors intended to, or believed that we or such guarantor would, incur debts beyond our or such guarantor's ability to pay as they mature; or

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  we or any of the guarantors were a defendant in an action for money damages, or had a judgment for money damages docketed against us or such guarantor if, in either case, after final judgment, the judgment is unsatisfied.

        As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or a valid antecedent debt is secured or satisfied. A court would likely find that a guarantor did not receive reasonably equivalent value or fair consideration for its note guarantee, to the extent such guarantor did not obtain a reasonably equivalent benefit directly or indirectly from the issuance of the notes.

        We cannot be certain as to the standards a court would use to determine whether or not we or the guarantors were insolvent at the relevant time or, regardless of the standard that a court uses, whether the notes or the note guarantees would be subordinated to our or any of our guarantors' other debt. In general, however, a court would deem an entity insolvent if:

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  the sum of its debts, including contingent and unliquidated liabilities, was greater than the fair saleable value of all of its assets;

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  the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

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  it could not pay its debts as they became due.

        If a court were to find that the issuance of the notes, the incurrence of a note guarantee or the grant of security was a fraudulent transfer or conveyance, the court could void the payment obligations under the notes or such note guarantee or void the grant of collateral or subordinate the notes or such note guarantee to presently existing and future indebtedness of ours or of the related guarantor, or require the holders of notes to repay any amounts received with respect to such note guarantee. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the notes. Further, the avoidance of the notes could result in an event of default with respect to our and our subsidiaries' other debt that could result in acceleration of such debt.

        Finally, as a court of equity, a bankruptcy court may subordinate the claims in respect of the notes to other claims against us under the principle of equitable subordination, if the court determines that: (i) the holder of notes engaged in some type of inequitable conduct; (ii) such inequitable conduct resulted in injury to our other creditors or conferred an unfair advantage upon the holder of notes; and (iii) equitable subordination is not inconsistent with the provisions of the Bankruptcy Code.

In the event of a bankruptcy of us or any of the guarantors, holders of notes may be deemed to have an unsecured claim to the extent that our obligations in respect of the notes exceed the fair market value of the collateral securing the notes.

        In any bankruptcy proceeding with respect to us or any of the guarantors, it is possible that the bankruptcy trustee, the debtor-in-possession or competing creditors will assert that the fair market value of the collateral with respect to the notes on the date of the bankruptcy filing was less than the then-current principal amount of the notes. Upon a finding by the bankruptcy court that the notes are under-secured, the claims in the bankruptcy proceeding with respect to the notes would be bifurcated between a secured claim and an unsecured claim, and the unsecured claim would not be entitled to the benefits of security in the collateral. In such event, the secured claims of the holders of notes would be limited to the value of the collateral.

        Other consequences of a finding that the notes are under-secured would be, among other things, a lack of entitlement on the part of the notes to receive post-petition interest and a lack of entitlement on the part of the unsecured portion of the notes to receive other "adequate protection" under the Bankruptcy Code. In addition, if any payments of post-petition interest had been made at the time of such a finding that the notes are under-secured, those payments could be recharacterized by the bankruptcy court as a reduction of the principal amount of the secured claim with respect to the notes.

There are circumstances other than repayment or discharge of the notes under which the collateral securing the notes and note guarantees will be released automatically, without your consent or the consent of the trustee.

        Under various circumstances, collateral securing the notes will be released automatically, including:

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  in whole or in part, as applicable, with respect to collateral which has been taken by eminent domain, condemnation or other similar circumstances;

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  in part, upon a sale, transfer or other disposal of such collateral in a transaction not prohibited under the indenture;

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  in part, with respect to collateral held by a guarantor, upon the release of such guarantor from its note guarantee; and

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  in whole upon satisfaction and discharge of the indenture;

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  in whole upon a legal defeasance or covenant defeasance of the indenture; or

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  in whole or in part with the consent of holders with 75% of the notes.

        In addition, the note guarantee of a subsidiary guarantor will be automatically released in connection with a sale of such subsidiary guarantor in a transaction permitted under the indenture.

        The indenture will also permit us to designate one or more of our restricted subsidiaries that is a guarantor of the notes as an unrestricted subsidiary. If we designate a subsidiary guarantor as an unrestricted subsidiary for purposes of the indenture governing the notes, all of the liens on any collateral owned by such subsidiary or any of its subsidiaries and any guarantees of the notes by such subsidiary or any of its subsidiaries will be released under such indenture. Designation of an unrestricted subsidiary will reduce the aggregate value of the collateral securing the notes to the extent that liens on the assets of the unrestricted subsidiary and its subsidiaries are released. In addition, the creditors of the unrestricted subsidiary and its subsidiaries will have a senior claim relative to the notes on the assets of such unrestricted subsidiary and its subsidiaries.

Your ability to transfer the notes may be limited by the absence of an active trading market and an active trading market may not develop for the notes.

        The exchange notes will constitute a new issue of securities for which there is no established trading market. We do not intend to list the notes on any national securities exchange or to seek the admission of the notes in any automated quotation system. The initial purchasers of the notes may make a market in the exchange notes, but they are not obligated to do so and may discontinue any market-making activity at any time without notice. In addition, market-making activity will be subject to the limits imposed by the federal securities laws and may be limited during the exchange offer and the pendency of any shelf registration statement. Following the exchange offer, a market for the exchange notes may not develop or be liquid. Holders of exchange notes may not be able to sell their exchange notes at acceptable prices or at all. In addition, the market for non-investment grade debt has been subject to severe disruptions that have caused substantial volatility in the prices of securities similar to the exchange notes, which may make it more difficult for you to sell them.

A lowering or withdrawal of the ratings assigned to our debt securities by rating agencies may increase our future borrowing costs and reduce our access to capital.

        Our debt currently has a non-investment grade rating, and there can be no assurances that any rating assigned will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if, in that rating agency's judgment, future circumstances relating to the basis of the rating, such as adverse changes, so warrant.

If you fail to exchange your initial notes, they will continue to be restricted securities and may become less liquid.

        Initial notes which you do not tender or we do not accept will, following the exchange offer, continue to be restricted securities, and you may not offer to sell them except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities law. We will issue exchange notes in exchange for the initial notes pursuant to the exchange offer only following the satisfaction of the procedures and conditions set forth in "The Exchange Offer—Procedures for Tendering." These procedures and conditions include timely receipt by the exchange agent of the original notes (or a confirmation of book-entry transfer) and of a properly completed and duly executed letter of transmittal (or an agent's message from The Depository Trust Company). Because we anticipate that most holders of initial notes will elect to exchange their original notes, we expect that the liquidity of the market for any initial notes remaining after the completion of the exchange offer will be substantially limited. Any initial notes tendered and exchanged in the exchange offer will reduce the aggregate principal amount of the initial notes outstanding. Following the exchange offer, if you do not tender your initial notes you generally will not have any further registration rights, and your initial notes will continue to be subject to certain transfer restrictions. Accordingly, the liquidity of the market for the initial notes could be adversely affected.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        Certain statements in this prospectus and in future oral and written statements that we make, may be forward-looking. These statements reflect our beliefs and expectations as to future events and trends affecting our business, consolidated financial condition and results of operations and discuss, among other things, anticipated future performance and future business plans. Forward-looking statements are identified by such words and phrases as "prospects," "outlook," "believes," "estimates," "intends," "may," "will," "should," "anticipates," "expects" or "plans," or the negative or other similar expressions, or by discussion of trends and conditions, strategy or risks and uncertainties.

        Forward-looking statements are necessarily subject to risks and uncertainties, many of which are outside our control or predict with accuracy and some of which we might not even anticipate, because they relate to events and depend on circumstances that may or may not occur in the future. These could cause actual results to differ materially from our forward-looking statements. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity (including our expectations regarding the return of cash to shareholders), and the development of the industry in which we operate, may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, we can give no assurance that our expectations will be achieved. In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate are consistent with the forward-looking statements contained in this prospectus, those results or developments may not be indicative of results or developments in subsequent periods. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements.

        Important factors that may cause actual results to differ materially from forward-looking statements include, but are not limited to, the risks and uncertainties set forth in this prospectus in "Business", "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," and include:

  •
  our high degree of leverage and concerns about our financial viability;

  •
  general economic and market conditions;

  •
  increased competition and other factors affecting the media and publishing industries generally;

  •
  our ability to anticipate, respond or adapt to trends in what the public finds appealing;

  •
  the identification, completion or integration of acquisitions and other significant transactions;

  •
  the ability to attract and retain new and younger customers and key personnel;

  •
  changes in relationships with, or the financial condition of, key suppliers or vendors;

  •
  further declines in advertising revenue or in media spending generally;

  •
  a failure to maintain circulation levels in a cost-efficient manner;

  •
  risks relating to the foreign countries where we transact business;

  •
  a material deterioration in foreign exchange rates with respect to the U.S. dollar;

  •
  our ability to fulfill our strategy of building our Internet and digital businesses;

  •
  significant financial restrictions placed on us by the indenture governing the notes offered hereby and by our Senior Credit Facility;

  •
  our ability to reach a settlement or an alternative resolution related to the liabilities associated with our UK pension scheme;

  •
  lack of comparable financial data due to the restructuring of our business or the adoption of Fresh Start Accounting;

  •
  the post-emergence impact of the bankruptcy proceedings on our operations, including the impact on our ability to negotiate favorable terms with suppliers, customers, counterparties and others; and

  •
  the risk factors set forth under the section titled "Risk Factors."

        Any forward-looking statements that we make in this prospectus speak only as of the dates of such statements. We assume no obligation to update or supplement any forward-looking statements that may become untrue because of subsequent events, whether because of new information, future events or otherwise. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

USE OF PROCEEDS

        We will not receive any cash proceeds from the issuance of the exchange notes in exchange for the outstanding initial notes. We are making this exchange solely to satisfy our obligations under the registration rights agreement entered into in connection with the offering of the initial notes. In consideration for issuing the exchange notes, we will receive initial notes in like aggregate principal amount.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth the ratio of earnings to fixed charges on a historical basis for each of the periods indicated. For purposes of computing these ratios, earnings represent income from continuing operations, before extraordinary items. Fixed charges represent interest expense, including amortization of deferred financing costs, and imputed interest on our lease commitments.

	Successor Company		Predecessor Company
	February 20 to June 30,		January 1 to February 19	Six Months Ended June 30,		Six Months Ended December 31,				Year Ended June 30,
	2010		2010	2009		2009		2008		2009		2008		2007		2006		2005
Ratio of earnings to fixed charges		(A)	$176.3		(A)		(A)		(A)		(A)		(A)		(A)		(A)	$3.2

(A)
Due to losses for the period ended February 20 to June 30, 2010; the six months ended June 30, 2009; the six months ended December 31, 2009 and 2008; and the fiscal years 2009, 2008, 2007 and 2006, the coverage ratio was less than 1:1. We would have needed to generate additional earnings of $31.9; $1,030.6; $107.0 and $110.6; $1,141.2, $222.9, $76.4 and $0.9, respectively, in each of these periods in order to achieve a ratio of 1:1.

SELECTED HISTORICAL FINANCIAL DATA

        The following table sets forth summary historical consolidated, combined consolidated and combined financial data. We refer to the periods prior to our emergence from chapter 11 as "Predecessor Company" and to the periods subsequent to that date as "Successor Company." The balance sheet data as of December 31, 2009 and June 30, 2009, 2008, 2007, 2006 and 2005 and the statement of operations data for the six months ended December 31, 2009 and the years ended June 30, 2009, 2008, 2007, 2006 and 2005 are derived from our audited consolidated, combined consolidated, and combined financial statements. The balance sheet data as of June 30, 2010 and the statement of operations data for the period January 1, to February 19, 2010 and the period February 20, to June 30, 2010 and the six month period ended December 31, 2008 are derived from our unaudited financial statements. In our opinion, the unaudited financial data include all adjustments (consisting only of normal recurring adjustments for the Predecessor Company for the period January 1, to February 19, 2010 and for the six months ended June 30, 2009 and December 31, 2008 and normal recurring adjustments and fresh start accounting adjustments for the Successor Company for the period February 20, to June 30, 2010 and as of June 30, 2010) necessary to present fairly the information set forth therein.

        As a result of the implementation of fresh start accounting as of February 19, 2010, our financial statements after that date are not comparable to our financial statements for prior periods because of the differences in the bases of accounting and the capital structure for the Predecessor Company and the Successor Company. Operating results for the interim June 30, 2010 period are not necessarily indicative of the results that may be expected for the year ending December 31, 2010.

        The information set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes included elsewhere in this prospectus.

 Selected Consolidated, Combined Consolidated, and Combined Financial Data
(in millions)

	Successor Company	Predecessor Company
				Six months ended December 31,
						Year ended June 30,
	February 20 to June 30, 2010	January 1 to February 19, 2010	Six months ended June 30, 2009
				2009(1)	2008	2009(1)	2008(2)(3)	2007(2)(4)	2006(4)	2005(5)
Statement of Operation Data
Revenue	$592.7	$257.7	$999.8	$1,101.8	$1,137.5	$2,137.3	$2,328.5	$855.5	$265.4	$286.2
Operating (loss) profit	(7.5)	(24.3)	(915.6)	(5.8)	(8.2)	(923.8)	(10.7)	0.9	(14.3)	(69.3)
(Loss) income from continuing operations before discontinued operations	(1.7)	1,760.2	(982.3)	(99.6)	(123.4)	(1,105.7)	(227.8)	(67.1)	(4.4)	(75.7)
Net (loss) income	$(1.3)	$1,793.6	$(1,032.6)	$(92.4)	$(213.9)	$(1,246.5)	$(545.1)	$(108.3)	$59.4	$(75.8)
Balance Sheet Data
Cash and cash equivalents, short-term investments and marketable securities	$171.3		$117.7	$297.4	$62.7	$117.7	$73.5	$50.2	$7.5	$9.6
Total assets	1,964.4		2,238.5	2,343.9	3,565.2	2,238.5	3,974.0	4,398.6	163.3	390.0
Long-term debt	509.9		—	—	2,086.4	—	2,091.9	1,981.4	17.9	483.0
Stockholders' equity (deficit)	$547.2		$(1,664.8)	$(1,718.1)	$(124.3)	$(1,664.8)	$(85.7)	$686.5	$(97.0)	$(202.2)

(1)
During the six months ended December 31, 2009 and fiscal 2009, there were goodwill and intangible impairment charges of $61.2 and $988.8.

(2)
The significant increase in revenue, expenses, assets and liabilities is due to RDA Holding Co. acquiring The Reader's Digest Association, Inc. on March 2, 2007. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—RDA Acquisition" for more information.

(3)
During 2008, there were goodwill and intangible impairment charges of $34.3.

(4)
During 2007 and 2006, there were no goodwill and intangible impairment charges.

(5)
During 2005, there were goodwill and intangible impairment charges of $70.1.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

(in millions)

        This discussion should be read in conjunction with the Consolidated and Combined Consolidated Financial Statements and related notes beginning on page F-1. This discussion contains forward-looking statements about our markets, the demand for our products and services and our future results. Actual results may differ materially from those suggested by our forward-looking statements for various reasons, including those discussed in the "Risk Factors" and "Disclosure Regarding Forward Looking Statements." We do not have any intention or obligation to update any forward-looking statements. Certain amounts and percentages do not recalculate due to rounding. All references to dollars in this discussion and analysis are in millions, except per share data. Certain prior year amounts have been reclassified to conform to current year presentation.

        The historical financial statements included in this report have been prepared in accordance with generally accepted accounting principles in the United States applicable to a going concern, which assumes that we will be able to meet our obligations and continue our operations over a reasonable length of time. Realization values may be substantially different from carrying values as shown and these financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should we be unable to continue as a going concern.

        In accordance with generally accepted accounting principles ("US GAAP"), we are considered a new company upon our emergence from bankruptcy with the periods prior to February 19, 2010 representing the predecessor company and the periods after February 19, 2010 representing the successor company. However, to facilitate a more meaningful comparison between periods, we have combined the results of the predecessor and successor companies for the six months ended June 30, 2010 in certain sections of this report. This presentation is not considered a measure under US GAAP nor was it prepared in accordance with the rules for pro forma presentation. The combined results are presented because we believe it enables a meaningful comparison of our results.

        Subsequent to March 2, 2007, unless indicated otherwise, references in this section to "we," "us," "RDA," "the Company" and "our" generally refer to RDA Holding Co. and its subsidiaries, including The Reader's Digest Association, Inc., WRC Media Inc. and Direct Holdings U.S. Corp. ("Direct Holdings"). Prior to March 2, 2007, these references generally are to the combined operations of WRC Media Inc. and Direct Holdings.

Change in year end

        On February 19, 2010, we changed our fiscal year end from June 30 to December 31, effective for the six month period ended December 31, 2009. The twelve months ended June 30, 2009, 2008 and 2007 represent fiscal 2009, 2008 and 2007, respectively. All references to 2009, 2008, and 2007 in this section, unless otherwise indicated, are to fiscal 2009, fiscal 2008 and fiscal 2007, respectively.

Executive summary

        We are a global, multi-brand media and direct marketing company that educates, entertains and connects audiences around the world. We have two lines of business: branded communities and direct marketing. We have six reportable segments which operate our branded communities and direct marketing businesses: United States, Europe, Canada, Asia Pacific and Latin America (sometimes referred to as "APLA"), Lifestyle & Entertainment Direct (sometimes referred to as "LED") and Other. Our United States segment operates its businesses in branded communities (Branded Communities), while our international segments (Europe, Canada, and APLA) largely generate business through our direct marketing business (Direct Marketing). Our total revenue for the six months ended June 30, 2010 were $850.4, of which the United States, Europe, APLA, Canada, and LED segments contributed 34%, 32%, 14%, 6% and 12%, respectively. The Other segment represents the remaining 2%.

        Our revenue is generated through sales of magazine subscriptions and advertising, and the sales of books, music and other home entertainment products across all of our reportable segments. For the six months ended June 30, 2010, magazine subscriptions and advertising contributed 33% of total revenue and the combined sales of books, music and other home entertainment products contributed 67% of total revenue. For the six months ended June 30, 2010, our United States segment derived 53% of its revenue from magazine subscriptions and 17% from advertising, excluding intercompany eliminations and fair value adjustments. In contrast to our United States segment, our Europe, APLA, and Canada segments derived 75% of its revenue for the six months ended June 30, 2010 from the sale of books, music, other entertainment products and other products, excluding intercompany eliminations and fair value adjustments.

        The performance of our magazines is principally driven by total circulation which includes the sales price of our magazines and the renewal rates among our existing subscribers as well as the number of advertising pages sold, and the advertising rate per page. The performance of our books, music and other home entertainment products is largely the function of our active customers, availability and number of new customers, response rates to direct marketing, effectiveness of promotions, customer payment rates and series memberships.

        We have experienced revenue declines for the six months ended June 30, 2010 when compared to the same period in the prior year. The decrease has resulted largely from the impact of a challenging economic environment and a continued shift of customer demand from print to digital products, combined with initiatives designed to improve our profitability through the elimination of businesses, products and promotions that were unprofitable or marginally profitable.

        During the remainder of calendar year 2010, management expects to continue facing challenges in our international markets resulting from a smaller active customer base as a result of an adverse economic environment and uncertainty surrounding progress in the shift to new digital revenue streams and products. Given the environment we are currently operating in, we continue evaluate our business for indicators of impairment throughout the year. In the US, Reader's Digest magazine revenue will be impacted by a strategic decision to gradually reduce the rate base from 8 million circulation to 5.5 million circulation for the U.S. edition of Reader's Digest magazine over 18 months which began in February, 2010.

Events leading to our chapter 11 filing

        While our business was negatively impacted by the significant deterioration of the global economy during fiscal 2009, prior to the global economic downturn, our business was already experiencing adverse secular trends in our industry such as challenging circulation, direct marketing and advertising markets attributable to changing consumer interests and shifts in advertisers' spending from print to online media. These secular trends had a significant impact on our business, with our flagship magazine Reader's Digest experiencing significant declines in circulation, and our active customer base declining in most of our markets. The global economic downturn further impacted our business, particularly due to its contribution to an industry slowdown in advertising spending and a reduction in demand for many of our products. This reduced demand was coupled with increased fuel costs resulting in increased postage rates, and the negative impact of foreign currency movements in certain European markets that purchase materials and promotional services in currencies other than their functional currency, primarily Euros and U.S. dollars. Foreign currency movements also impacted our U.S. dollar reported revenue and operating profits as the dollar strengthened against our largest functional currencies during fiscal 2009.

        We began to assess our cost structure in response to the negative trends discussed above and initiated various cost saving measures to mitigate the negative impact to our revenue streams. Cost saving efforts during fiscal 2008 and 2009 included the globalization of print procurement and the outsourcing of our information technology function. We implemented several restructuring programs to strategically reposition our businesses and streamline operations. These restructuring activities principally involved reductions in headcount, contract terminations, asset dispositions or write-downs and facilities closures. These activities included the implementation of our global recession plan in January 2009, which included an 8% global headcount reduction, temporary suspension of certain employee benefits, and the evaluation and discontinuation of certain unprofitable and non-core businesses and product lines. In addition, in conjunction with the acquisition of The Reader's Digest Association, Inc. on March 2, 2007, RDA Holding Co. ("Holdings") (as detailed in Note 2 of our Consolidated and Combined Consolidated Financial Statements as of and for the six months ended December 31, 2009) contributed businesses which continued to significantly underperform and, as a result, several of these businesses have been discontinued. See "—Discontinued and Deconsolidated operations."

        Despite these cost cutting measures, we were unable to meaningfully invest in our business because we were constrained by a substantial amount of debt on our balance sheet and related debt service obligations that were incurred in connection with our 2007 acquisition. Considering the Company's obligations and liquidity position, we hired financial advisors, to, among other things, assist in managing our liquidity, establish visibility over daily receipts and disbursements forecasts, tighten control of our global cash management system, investigate sources of debt or equity capital necessary to support our cash needs, explore restructuring options and help develop a comprehensive restructuring plan.

        As discussed in our consolidated and combined consolidated financial statements, on August 24, 2009 (the "Petition Filing Date"), we and substantially all of our United States subsidiaries (together, the "Debtors"), filed voluntary petitions for relief under chapter 11 of the Bankruptcy Code in the Bankruptcy Court. The filing was made to allow the Debtors to implement a restructuring pursuant to a pre-negotiated plan of reorganization aimed at improving the Company's capital structure. The Plan of Reorganization essentially provided for a balance sheet restructuring that has left intact the operations. In our chapter 11 proceedings, the Debtors continued to operate their businesses as debtors-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court. On January 19, 2010, the court confirmed our plan of reorganization and we emerged from bankruptcy on February 19, 2010 (the "Emergence Date"). After executing our exit financing agreement subsequent to our emergence, we issued $525.0 aggregate principal amount of notes at a purchase price of 97% of the aggregate principal amount. The floating interest rate is equal to 6.5% over LIBOR and has a floor of 3.0%. The proceeds of the notes, along with cash on hand, were used to repay our exit financing.

Impact of the Plan of Reorganization and other items

        The most significant effects of the Plan of Reorganization on our financial statements included the following:

  •
  we significantly decreased our aggregate borrowings and repaid certain of our existing indebtedness. Our decreased indebtedness and deferred financing costs will significantly decrease our annual interest expense.

  •
  we reduced expenses related to rejected leases and future lease obligations.

  •
  we cancelled certain claims of general unsecured creditors including claims associated with our non qualified pension plans.

  •
  all the pre-emergence equity interests in RDA Holding Co. were extinguished and new equity was issued. All outstanding director and management equity awards were cancelled in connection with the Plan of Reorganization, and we granted new equity awards to certain current employees and directors under a new management equity plan. We also issued warrants to holders of the Predecessor Company's Senior Subordinated Notes who voted in favor of the Plan.

  •
  while in bankruptcy, we incurred $51.1 of professional fees, chapter 11 exit costs and bank fees as part of the reorganization.

        The plan of reorganization and debt refinancing had a significant impact on the financial health of the Company as well as the results reported on our financial statements. The following items represent the most significant factors driven by the bankruptcy proceedings and emergence based on the Plan of Reorganization.

  Significant decrease in debt and interest expense

        We have decreased our aggregate indebtedness from $2,183.1 at June 30, 2009 to $509.9 at June 30, 2010. We repaid certain of our existing indebtedness in connection with our emergence from Chapter 11 and the issuance and sale of the notes. Our decreased indebtedness and deferred financing costs are expected to significantly decrease our annual interest expense.

  Leases

        We implemented a real estate and space planning initiative with the goal of reducing occupied square footage and annual facilities costs by rejecting burdensome real property leases and relocating to new leased property that is more appropriately aligned with our post-emergence needs.

        In the course of the bankruptcy proceedings, we rejected a total of fourteen unexpired nonresidential real property domestic leases pursuant to section 365 of the Bankruptcy Code.

        In connection with our reorganization, we also entered into two new nonresidential leases of real property. We are in the process of relocating the employees in the Pleasantville, New York office to White Plains, New York and to New York City, New York, and have consolidated all New York City offices into one new location within New York City. The Company expects occupancy costs to be unusually high in 2010 as we transition to the new locations and subsequently generate annual cash savings of approximately $4.5. Over the term of the new leases, we expect total cash savings with a net present value of $17.1 through the consolidation and relocation of our primary corporate offices and global headquarters.

  Non-qualified retirement plans

        As of the Petition Filing Date, the Company provided retirement benefits pursuant to a series of unfunded non-qualified retirement and other deferred compensation arrangements. The participants in these non-qualified plans generally include former executives, officers and directors of the Company as well as certain other former and current employees and freelancers. On the Petition Filing Date, the Company owed approximately $82.6 to participants under these benefit arrangements. As a result of our chapter 11 proceedings, we ceased making payments in connection with these programs. These benefits became unsecured claims which were treated as other general unsecured claims in class 5 under our Plan of Reorganization. Shortly after the Emergence Date, the Company set aside $4.0 in an escrow account, which was used to fund distributions on a pro-rata basis to all general unsecured creditors who hold claims in class 5. Separately, the Company also established a "hardship" fund that paid $0.8 for the benefit of qualifying individuals who were particularly adversely affected by the discontinuation of the Company's non-qualified U.S. retirement plans.

  Tax impact of the Plan of Reorganization

        Upon consummation of our Plan of Reorganization, we realized a significant amount of cancellation of debt income ("CODI"). As the CODI was incurred pursuant to our Plan of Reorganization, we were not required to include such CODI in our taxable income for federal income tax purposes, but we are required to reduce certain of our tax attributes and tax basis in assets by the amount of such CODI, with any remaining tax attributes subject to limitation under sections 382 and 383 of the Internal Revenue Code. This reduction of tax basis required us to establish deferred tax liabilities as part of emerging under the Plan of Reorganization.

        The amount of CODI and therefore, the impact on the tax attributes and tax basis in assets was estimated on the Emergence Date pursuant to a series of complex calculations. We subsequently adjusted the calculation and estimate based on the best available information as of June 30, 2010. A final calculation will be prepared determining the impact of CODI in connection with the Company's finalization of its tax positions for the period ended June 30, 2010. This will occur with the filing of the U.S. federal income tax return for the period ended June 30, 2010 which we anticipate completing by the end of the calendar year.

  Issuance of Senior Secured Notes

        On February 11, 2010, RD Escrow Corporation, our wholly-owned subsidiary, issued $525.0 aggregate principal amount of Floating Rate Senior Secured Notes due 2017 (the "notes"). The notes were issued at 97% of their face value and bear an interest rate per annum, reset quarterly, equal to LIBOR (as defined, subject to a LIBOR floor of 3.0%) plus 6.50%.

        The net proceeds were used, along with cash on hand, to settle the Exit Financing (as defined in Note 2, Reorganization and Emergence from Chapter 11, of our unaudited consolidated financial statements for the six months ended June 30, 2010) and to pay financing fees. Financing fees of $16.9 related to the notes were deferred and are amortized on an effective interest method basis over the life of the notes. The notes are guaranteed by RDA Holding Co., and substantially all of the existing and future wholly-owned direct and indirect domestic subsidiaries of The Reader's Digest Association, Inc. (together, the "Guarantors").

Implementation of Fresh Start Accounting

        Pursuant to Accounting Standard Codification ("ASC") 852, Reorganizations ("ASC 852"), the accounting for the effects of our reorganization was applied as of February 19, 2010, our effective date of emergence from chapter 11. The fresh start accounting principles require us to assign fair value to the assets and liabilities of reorganized, post emergence RDA Holding Co.

        Under fresh start accounting, our reorganization value of $987.9 was allocated to our assets and liabilities based on their respective fair values in conformity with the purchase method of accounting for business combinations; any portion not attributed to specific tangible or identified intangible assets was treated as an indefinite-lived intangible asset referred to as "reorganization value in excess of value of identifiable assets" and was recorded on our balance sheet as goodwill.

        The most significant effects of the application of fresh start accounting on our financial statements include:

  •
  the write-off of a significant amount of unearned revenue and related deferred costs which will reduce our revenue and expenses and have a negative impact on our profit margins after our emergence from chapter 11;

  •
  an increase in depreciation and amortization expense as a consequence of the adjustment to the fair value of our tangible and intangible assets; and

  •
  a reduction of pension income due to the write-off of unrealized gains on pension assets; and

  •
  adjustment of our deferred tax position and corresponding tax provision.

        Our emergence from bankruptcy protection, the implementation of the Plan of Reorganization and our application of fresh start accounting principles affect our reported results of operations and make it difficult to compare those periods to our historical, pre-emergence results of operations for periods subsequent to our emergence.

Discontinued and Deconsolidated Operations

  CompassLearning, Inc.

        On January 26, 2010, we sold CompassLearning Inc. ("CompassLearning"), our educational software division, for a purchase price of $30.8 and a gain on sale of $30.8, net of tax. We have reported the results of operations and consolidated financial position of this business in discontinued operations within our consolidated statement of operations, consolidated balance sheets and consolidated statements of cash flows for all periods presented. During fiscal 2009, we sold our home party-planning business, Taste of Home Entertaining, Inc. ("TOHE"), our schools and youth fundraising business, consisting of QSP, Inc., Quality Service Programs, Inc., and their affiliated subsidiaries in the United States and Canada ("QSP"); Gareth Stevens, which markets books in the educational market; and the principal operating assets of RDA's display-marketing business, Books Are Fun, Ltd. ("BAF"). We have also exited our Time Life business in Europe and World Almanac Educational Library Services ("WAELS"), and closed our office in Turkey during the fourth quarter of fiscal 2009. As of June 30, 2009 all activities ceased in these businesses. We have reported the results of operations and financial position of these businesses in discontinued operations within our consolidated and combined consolidated statement of operations, consolidated balance sheets and consolidated and combined consolidated statement of cash flows for all periods presented. Unless otherwise stated, all of the discussion contained in this section relate to continuing operations.

  RDA UK

        The pension plan sponsored by RDA UK was asserted to be underfunded by approximately £109.0 (approximately $164.2 as converted as of June 30, 2010). Our UK subsidiaries failed to make the scheduled monthly payments due under the terms of a recovery plan in December 2009.

        During the chapter 11 proceedings, the Debtors sought and obtained Bankruptcy Court approval to enter into an agreement to settle the UK pension liability. The settlement was agreed to by the trustees for the UK Scheme and the Board of the Pension Protection Fund (a regulatory authority in the UK), but was expressly subject to certain conditions, including the consent and approval of the UK Pension Regulator (the "Regulator"). On January 28, 2010, the Debtors received notice from the Regulator that it would not consent to the proposed settlement.

        On February 17, 2010 RDA UK filed for administration and we consequently deconsolidated RDA UK.

        As of the aforementioned date, the United Kingdom High Court of Justice ("UK Court") appointed an administrator who replaced management and the board of directors of RDA UK and is responsible for any decision making regarding the day-to-day operations, assets, liabilities, and capital of RDA UK. As a result, we are no longer deemed to have a controlling financial interest in RDA UK because it is subject to the control of the administrator appointed by the UK Court. The administration of RDA UK is not a related party transaction of the Company. Therefore, the financial results of RDA UK are no longer included in our consolidated financial results for periods after February 17, 2010. During the six months ended June 30, 2010, we entered into a license agreement with a third party who will publish the United Kingdom edition of Reader's Digest magazine and other published products under the "Reader's Digest" brand. During the six months ended June 30, 2010, we reported a loss on the deconsolidation of RDA UK of $48.3.

RDA Acquisition

        On March 2, 2007, we acquired 100% of the outstanding common stock of The Reader's Digest Association, Inc. (the "RDA Acquisition"). Due to the completion of the RDA Acquisition there is a lack of comparability for fiscal 2008 versus fiscal 2007 which includes the operations of the acquired Reader's Digest Association, Inc. for the period from March 2, 2007 through June 30, 2007.

Industry factors

        Our performance is affected by a number of important trends in the publishing and media industries, including, but not limited to the following:

  Popularity of user-generated content

        We are a pioneer of employing user-generated content, which, along with celebrity themes, is a growing trend in the publishing industry, particularly online publishing, both internationally and in the United States. Our Reader's Digest magazine has for many years relied on readers' contributions for a portion of its content. In addition, almost all the content of certain of our publications, such as Taste of Home and as well as on our food website, Allrecipes.com, comes from readers. We believe that, in addition to reducing editorial costs, our ability to repurpose a significant amount of user-generated, community-oriented content creates a bond with our customers, generates improved renewal rates, and is an important differentiator in the media industry and an increasing trend on-line.

  Availability of discretionary income

        Most of our products involve discretionary spending on the part of consumers. We believe that consumer spending is influenced by general economic conditions and the availability of discretionary income. This makes our products particularly sensitive to general economic conditions and economic cycles and resulting trends in advertising placements by businesses. The recent challenging economic climate has negatively impacted our business in recent periods.

  Growth of the Internet

        We believe the growth of the Internet has become a significant trend in our industry. The increased use of the Internet represents an opportunity for publishers to offer valuable content, attract a new audience and build relationships with current customers. However, it also has the potential for decreasing demand for printed products. The Internet is a channel for acquiring new customers that may allow us to supplement our reliance on direct mail. We are focused on building our global web platform. We have launched sites in 23 countries over the last 18 months and anticipate launching six more, which will allow us to reach a broader audience, in terms of both geography and demographics. On a global basis, customers increasingly demand access to online content at no cost. Allrecipes.com, one of our newer businesses, has successfully launched globally in 21 countries through June 30, 2010. A growing percentage of advertising revenue in consumer magazines has migrated toward standalone and companion websites, Internet search engines and other electronic media. We have responded to our advertisers' needs with the development of brands that are directed at advertisers' coveted market, adults between the ages of 25-54 with products such as Allrecipes.com.

Revenue sources

  Books and home entertainment and non-published product revenue

        We derive significant revenue from a variety of books and home entertainment products, including single and series book sales, music, video and DVD products, primarily under the Reader's Digest brand name, and also through licensing agreements with other brand names. In addition, we derive revenue from a variety of non-published products, including vitamins and related health products (such as the Ab Circle Pro), jewelry, merchandise, wine, tours, financial services, mailing list rentals and royalty and license agreements. For the six months ended June 30, 2010, excluding intercompany eliminations and fair value adjustments, non-magazine and non-published revenue generated $572.4 or 63% of total revenue, consisting of an aggregate of $358.9 in our Europe, APLA, and Canada segments, $110.5 in our LED segment, $95.5 in our United States segment, and $7.5 in our Other segment.

  Subscription revenue

        Generally, we sell subscriptions to our publications through our direct marketing efforts or through third-party marketing companies or agents. We receive a percentage of the total price of subscriptions sold through third-party agents based on specific agreements with each of its third-party agents. In addition to third-party sources, we have historically sold subscriptions using a variety of techniques including direct mail, insert cards and the Internet. As of June 30, 2010, we offered 91 magazines, including 50 editions of its Reader's Digest magazine, for subscription globally. For the six months ended June 30, 2010, excluding intercompany eliminations and fair value adjustments, net subscription revenue generated $229.7 or 26% of total revenue, consisting of $138.0 in our United States segment, $84.7 in our Europe, APLA, and Canada segments and $7.0 in our Other segment.

  Advertising revenue

        Advertising rates and rate structures vary among publications and Internet properties and are based on, among other things, the circulation or audience of the particular property, the readership demographics, the scheduled frequency and the size and placement of the advertisement in the publication or website. Advertising revenue is influenced by a number of external factors, including the presence and relative positioning of competing publications, the amount and allocation of marketing expenditures by advertising clients and the extent to which advertisers elect to advertise using print or online media. While advertising revenue is significant to our United States segment on a consolidated basis, we believe that we are less reliant on advertising than many of our peers operating in the magazine business. For the six months ended June 30, 2010, excluding intercompany eliminations and fair value adjustments, net advertising revenue accounted for $76.4 or 9% of total revenue consisting of $52.1, or 17%, in our United States segment and an aggregate of $24.3, or 5%, in our Europe, APLA, and Canada segments.

  Newsstand revenue

        Generally, we receive a percentage of the cover price of an individual magazine sold through the newsstand with the balance of the cover price retained by the magazine's distributors, wholesalers and retailers. For the six months ended June 30, 2010, excluding intercompany eliminations and fair value adjustments, newsstand revenue accounted for $35.4 or 4% of total revenue, consisting of $25.7 in our United States segment and an aggregate of $9.7 in our Europe, APLA, and Canada segments.

Cost factors

        Our business is affected by a number of significant cost factors, some of which affect specific types of products and others that affect our business as a whole. Our most significant expenditures are for paper, postage and distribution.

  Production and fulfillment costs

        Production costs for our products include the cost of the physical production of our books and magazines, the cost of paper and the costs of merchandise purchased from third parties. Our costs also include fulfillment, warehousing, customer service and payment and order processing, which are generally handled by independent contractors.

  Postage costs

        Historically, we have relied on direct mail for a significant portion of our customer acquisition activities. The rise in postal rates in the various markets in which we operate has increased our customer acquisition costs as we depend on postal services and private delivery services for our promotion activities and the delivery of our products.

  Gasoline and transportation related costs

        Significant increases in energy costs have in the past, and may in the future, result in the imposition of fuel surcharges by our suppliers or distributors that could adversely affect our operating margins and financial results.

  Paper costs

        Paper is the principal raw material used in our business for printed products and promotional materials. The supply and price of paper are subject to volatility and may be significantly affected by market and economic conditions.

  Promotion costs

        Promotion costs are a significant cost factor in our business and are incurred by us in order to retain or extend existing customers and acquire new customers. We believe that our revenue is directly affected by the levels of our promotional spending, including: (1) the cost of direct mail solicitations, (2) package and freestanding inserts, (3) cross-promotional activities, (4) renting and purchasing customer lists, (5) special promotions (including sweepstakes) and (6) DRTV and telemarketing.

  Overhead costs

        Overhead costs include support functions and infrastructure to support our operations. Principal components include magazine advertising sales expense, marketing and research expense, management information systems, operations, procurement, executive management, human resources, finance and accounting.

  Editorial costs

        Editorial costs include amounts we pay to our own writers and other editorial and photographic staff and third-party sources of editorial and photographic content. We maintain a central editorial repository which permits the editors of our magazines to utilize content prepared for other magazines or regions efficiently.

  Sales force costs

        Sales force costs are important costs incurred by some of our businesses in connection with magazine advertising sales, which include salaries, commissions and other related costs.

  Impairment charges

        In the six months ended December 31, 2009, we recorded an impairment charge of $61.2 related to tradenames and software, in several of our international markets. This impairment was largely attributable to a softening of our results in our European, Canadian and Latin America markets impacting our long term outlook in these regions. For the fiscal year ended June 30, 2009 we recorded an impairment charge of $988.8 related to our goodwill and long lived assets impacting all of our reporting units. The impairment charge was primarily attributable to net changes in our long-term outlook and the potential decline in future cash flows, deterioration of our liquidity position and declines in overall external market value multiples for media and entertainment enterprises. During fiscal year 2008, we recorded an impairment charge at our Other reporting segment of $34.3 due to the then-current trends and competitive environment.

  Other operating items, net

        Items included in Other operating items, net consist of: 1) restructuring charges, representing the streamlining of our organizational structure 2) contractual charges related to the strategic repositioning of our businesses 3) professional fees related to our emergence from bankruptcy and the implementation of fresh start accounting and 4) disposal of assets.

  Proactive review of cost structure

        In response to both adverse secular trends in our industry and the significant deterioration of the global economy, we proactively engaged in a cost savings assessment, with a focus on reducing costs in substantially all expense categories. Cost savings efforts initiated during fiscal 2008 and 2009 included the globalization of print procurement and the outsourcing of our information technology function. Our 2007 print procurement contract provides for volume discounts over the seven year term and has resulted in discounts of approximately $65 million through September 30, 2009. We also implemented several restructuring programs to strategically reposition our business and streamline operations and developed and implemented a global recession plan in January 2009, which included an 8% global workforce reduction and temporary suspension of certain employee benefits, and the evaluation and discontinuation of certain unprofitable and non-core business and product lines. We remain focused on reducing expenses, having initiated another global workforce reduction in June 2010, and additional operational initiatives have been identified such as real estate optimization, vendor consolidation and a continued review of selling, general and administrative expense. These additional initiatives are anticipated to generate approximately $34 million of gross annual run-rate savings by June 2013, with implementation costs estimated at $16 million.

Other factors

        Other factors that affect our business, our financial condition and our results of operations include the following:

  Seasonality

        We typically experience our strongest revenue in the fourth calendar quarter due to purchases during the holiday season. Summer and fall are the most active promotion periods in our Reader's Digest U.S. segment for our magazine and books and home and entertainment businesses, in part due to the significant percentage of our revenue that result from holiday gifts. These periods of increased promotions have a significant impact on our profitability. Our Reader's Digest international segments are less seasonal, although profits fluctuate as a result of the timing of customer acquisition mailings (generally made in July and January, depressing third calendar quarter and first calendar quarter profits as a result), and revenue tends to be strongest in our fourth calendar quarter.

  Working capital requirements

        Our working capital fluctuations reflect the seasonality of our business and the timing of our peak selling period in the fall and early winter, the fourth calendar quarter. During the third calendar quarter our working capital requirements typically reflect lower receivables build up resulting from the lower third calendar quarter selling period together with cash collections from the more significant second calendar quarter selling period. In addition, our U.S. magazine businesses sell and renew a significant portion of our magazine subscriptions during the third calendar quarter. During the fourth calendar quarter, selling activity increases. As a result, working capital needs reflect higher receivables and lower deferred revenue as magazine revenue is recognized. During the first half of the calendar year working capital typically does not show significant seasonal fluctuations. In addition, from time to time the Company reduces its rate base which can cause shifts in the working capital seasonality dependent upon the timing of any reduction. We reduced the rate base for Reader's Digest magazine in January 2010 from 8.0 to 5.5 million effective February 2010.

  Foreign exchange rates

        Because we conduct a significant portion of our business outside the United States, our revenue and costs are affected by fluctuations in the exchange rates between the U.S. dollar and the local currencies in the foreign markets in which we operate. We cannot predict the effect of foreign currency fluctuations on our revenue and costs from period to period.

  Operational cash requirements

        We operate in many markets around the world. Each market requires a minimum amount of working capital to support their business. We will continue to require certain levels of operational cash to operate in these markets.

Our reportable segments

        Our reportable segments reflect the manner in which our chief operating decision maker reviews our results. Our businesses are structured into six reportable segments: United States, Europe, Asia Pacific & Latin America, Canada, Lifestyle & Entertainment Direct, and Other. These segments operate under two business lines: branded communities and direct marketing. Our Branded Communities business is comprised of the United States segment and our Other segment, while our Direct Marketing business includes our Europe, APLA, Canada, and LED segments. In addition to the reportable segments, we separately report corporate unallocated expenses, which are expenses not directly attributable to business unit performance. Similarly, we separately report the effects of goodwill and intangible asset impairment charges, certain fair value adjustments and other operating items, net, because our chief operating decision maker does not factor these items when assessing business unit performance.

  United States Segment (Branded Communities)

        This segment comprises our operations in the United States that publish and market various magazines, books and home entertainment products. The business in this segment is structured around a branded community model that focuses on a multi-platform community of customers with like interests. Our branded communities in this segment include Reader's Digest Community and our lifestyle communities (Food & Entertaining, Home & Garden, and Do-It-Yourself). This community strategy allows us to promote our products, and our advertiser's products, through multiple channels to a focused audience at an effective cost. Growth strategies in this segment include improving profitability on existing products, developing new products, including digital products around our communities and growing advertising revenue.

  Europe, Asia Pacific & Latin America and Canada Segments (Direct Marketing)

        This business comprises our operations outside of the United States and is managed by region (Europe, APLA and Canada). Our most significant markets are Germany, Canada, Australia, Russia and Central Europe. The businesses in these segments primarily sell our products through a direct mail sweepstakes model. The sales results of our books and home entertainment products in these markets are driven by the size of our active customer base, new customer acquisition programs, response rates to promotional mailings, customer payment rates and membership in our continuity series business. These businesses also publish and market Reader's Digest magazine (in numerous editions and languages) and some other titles. Growth initiatives in this segment are mainly focused on developing new products, including digital products and targeted promotions around customers with similar interests or demographic characteristics.

  Lifestyle & Entertainment Direct (Direct Marketing)

        Our LED segment typically generates revenue through direct response TV campaigns. Historically, revenue has been generated through the licensed promotions of music and video products. The business has begun to diversify its offerings and channels, such as our growing distribution in the retail channel, through the acquisition of new content, and the addition of new products lines, focusing initially on the fitness market. Results are largely driven by the demand for our products and the customer response to promotions efforts.

  Other

        Other is comprised of the results related to our Weekly Reader business. Weekly Reader Publishing Group publishes classroom periodicals and other supplementary educational materials.

        Additional Segment Information is included in "Note 27—Segments" in the Notes to our Consolidated Financial Statements.

  Intercompany eliminations and corporate unallocated expenses

        We present our segment revenue and operating (losses) profits consistently with how we manage our operations and how our chief operating decision maker reviews our results. Revenue and expenses attributable to intercompany transactions are included in the results of our reportable segments. Such amounts are eliminated (under the intercompany eliminations caption below) to reconcile our reportable segment amounts to consolidated amounts, as reported in the statements of operations. In addition to intercompany revenue and expenses, we separately report corporate unallocated expenses, which cover expenses that are not directly attributable to business unit performance. Corporate unallocated expenses include the cost of corporate governance and other corporate-related expenses, as well as income and expenses associated with our U.S. pension plans and retiree healthcare benefits and stock and executive compensation programs that are not allocated to our reportable segments. Our Segments include employee bonus expense assuming we have met and earned 100% of our targeted bonus to show our segments on a consistent basis. Any adjustments to the actual payouts are recorded as an increase or decrease to corporate unallocated expenses.

Summary of reportable segment results

  Results of operations

        The discussion and analysis of our results of operations set forth below are based on our consolidated financial statements. While in bankruptcy, there were significant professional advisor and legal expenditures, lower interest expense, asset dispositions, restructuring activities, contract terminations, rejections and claim assessments prior to the chapter 11 proceedings that significantly impacted our consolidated financial statements. As a result, our historical financial performance is likely not indicative of our financial performance post emergence from our chapter 11 proceedings. Additionally, as a result of our emergence from the chapter 11 proceedings, pursuant to Fresh Start Accounting, our historical consolidated financial information will not be comparable to financial information for periods following our emergence from our chapter 11 proceedings. Most significantly, fresh start accounting required that the Company record its assets and liabilities at fair value upon emergence from chapter 11 proceedings. These adjustments will significantly affect the comparability of our results and included fair value adjustments to goodwill, intangible assets, fixed assets, pensions and the write-off of a significant amount of unearned revenue.

Six months ended June 30, 2010 compared to the six months ended June 30, 2009

	Predecessor/Successor Company	Successor Company	Predecessor Company
	Combined Six months ended June 30, 2010	February 20 to June 30, 2010	January 1 to February 19, 2010	Six months ended June 30, 2009
	(a) + (b)	(a)	(b)
Revenue
United States	$311.3	$236.9	$74.4	$344.8
Europe	296.9	204.5	92.4	385.1
Asia Pacific & Latin America	127.5	93.1	34.4	121.5
Canada	53.1	37.9	15.2	57.8
Lifestyle & Entertainment Direct	110.5	74.3	36.2	84.3
Other	14.6	8.9	5.7	18.2

Subtotal	913.9	655.6	258.3	1,011.7
Intercompany eliminations	(2.8)	(2.2)	(0.6)	(4.1)
Fair value adjustments(1)	(60.7)	(60.7)	—	(7.8)

Total revenue	$850.4	$592.7	$257.7	$999.8
Operating profit (loss)
United States	$48.2	$45.2	$3.0	$45.5
Europe	29.5	37.6	(8.1)	36.2
Asia Pacific & Latin America	10.1	9.9	0.2	10.0
Canada	9.0	7.3	1.7	10.8
Lifestyle & Entertainment Direct	13.5	7.4	6.1	4.5
Other	1.6	(0.3)	1.9	3.1

Subtotal	111.9	107.1	4.8	110.1
Corporate unallocated	(63.2)	(48.1)	(15.1)	(18.4)
Fair value adjustments(1)	(33.2)	(33.2)	—	(7.8)
Impairment of assets(2)	—	—	—	(988.8)
Other operating items, net(3)	(47.3)	(33.3)	(14.0)	(10.7)

Operating loss	(31.8)	(7.5)	(24.3)	(915.6)
Interest expense	34.2	25.4	8.8	98.4
Loss (Gain) on deconsolidation of subsidiary	48.3	(1.4)	49.7	—
Other expense, net	10.0	0.4	9.6	16.6
Reorganization items	(1,906.6)	—	(1,906.6)	—
Income tax expense (benefit)	23.8	(30.2)	54.0	(48.3)
Income (loss) from discontinued operations	33.8	0.4	33.4	(50.3)

Net (loss) income	$1,792.3	$(1.3)	$1,793.6	$(1,032.6)

(1)
Fresh start and purchase accounting related fair value adjustments primarily include the amortization of the fair value reduction to unearned revenue and related deferred cost accounts. These charges are not included in the segment results reviewed by our chief operating decision maker.

(2)
Impairment of assets includes goodwill, intangible assets, and other asset impairment charges.

(3)
Other operating items, net consists of restructuring charges, representing the streamlining of our organizational structure, professional fees related to our exit from bankruptcy and the implementation of fresh start accounting, contractual charges related to the strategic repositioning of our businesses and disposal of assets.

  Revenue

        Revenue during the six months ended June 30, 2010 decreased $149.4, or 14.9%, to $850.4, as compared to $999.8 during the six months ended June 30, 2009. Our revenue has been reduced as a result of the amortization of fair value adjustments which reduced our unearned revenue recorded at our emergence from bankruptcy on February 19, 2010 and the acquisition of The Reader's Digest Association, Inc. by Ripplewood Holdings and its affiliated companies on March 2, 2007. The amortization of fair value adjustments to unearned revenue reduced revenue by $60.7 for the six months ended June 30, 2010 and $7.8 for the six months ended June 30, 2009.

        Our revenue was also negatively impacted by movements in foreign currency rates. Excluding the impact of the unearned revenue adjustment and positive movements in foreign currencies against the US dollar, revenue declined by $126.6, or 12.7%, in the six months ended June 30, 2010 when compared to the same period in 2009. The decrease was largely the result of the deconsolidation of RDA UK; a planned rate base reduction from 8.0 to 5.5 million in January 2010 and a decrease in the frequency of issues for Reader's Digest magazine in the United States; lower response rates and mail quantities on our promotional campaigns; and, the closure or sale of unprofitable or marginally profitable product lines and promotions. The decline was offset, in part, by strong performance of our fitness line in our LED segment.

  Operating profit (loss)

        Our operating loss during the six months ended June 30, 2010 decreased $883.8 to $31.8, as compared to a $915.6 during the six months ended June 30, 2009.

        During the six months ended June 30, 2009, we recorded an impairment charge of $988.8 related to goodwill and intangible assets. The impairment resulted from a significant deterioration of our credit rating and the decline in our most recent financial projections developed during the first quarter, additional changes in our long-term outlook and the potential decline in future cash flows and deterioration in our liquidity position in our second quarter, as compared to the significant margin of excess fair value over carrying value that existed at our last impairment analysis.

        Our reportable segments operating profit increased by $1.8 to $111.9 for the six months ended June 30, 2010, as compared to $110.1 of operating income for the same period in 2009. Foreign exchange movements had a minimal impact on our results for the period. The slight improvement in profitability resulted from strong performance of our fitness line in our LED segment, various actions and costs savings aimed at improving longer term profitability in the Reader's Digest magazine and the discontinuation of Purpose Driven Connection which more than offset subscription and advertising declines in Reader's Digest magazine, the deconsolidation of RDA UK, and lower performance in our Other segment.

        Corporate unallocated increased $44.8 to $63.2 for the six months ended June 30, 2010 from $18.4 for the same period in 2009. The difference was primarily attributable to the reversal of accrued bonus in the six months ended June 30, 2009 as the company did not meet targeted results in fiscal 2009; increased amortization of intangible assets and lower US pension income in 2010 as a result of the fresh start accounting fair value adjustments; increased stock compensation expense in 2010 associated with the new equity awards grants; and, increased occupancy costs associated with our planned move to our new facilities in New York, New York and White Plains, New York. Our reportable segments operating results are reviewed by the chief operating decision maker assuming bonus is paid at 100% with offsetting reversals in the six months ended June 30, 2009 residing in corporate unallocated.

        Other operating items increased $36.6 from $10.7 for the six months ended June 30, 2009 to $47.3 for the six months ended June 30, 2010. The increase is largely attributable to costs resulting from our global initiative to reduce headcount and overhead by 10% to move towards levels consistent within our industry through regional consolidations of many of our functions during the period, severance related to the restructuring efforts at our France location and various professional fees after our emergence from bankruptcy that were directly related to our reorganization.

  Interest expense

        Interest expense decreased by $64.2 to $34.2 for the six months ended June 30, 2010, compared with $98.4 for the six months ended June 30, 2009. The decline is the direct result of the improved capital structure following our emergence from chapter 11 proceedings. This restructuring reduced our debt obligations from $2,029.2 prior to the bankruptcy to $509.9, net of the unamortized discount, at June 30, 2010. In addition, until our emergence from bankruptcy on February 19, 2010 our total debt service was limited to our DIP financing and German Term loan.

  Reorganization items

        Pursuant to our Plan of Reorganization, we recognized a net gain of $1,906.6 for the six months ended June 30, 2010, as compared to none in the comparable period in 2009. These reorganization items were mainly related to the forgiveness of pre-petition liabilities as a result of our emergence from bankruptcy and implementation of our plan of reorganization. Reorganization items also include fair value adjustments resulting from fresh start accounting, professional fees, including fees associated with advisors to the Debtors, unsecured creditors, and secured creditors, cure amounts related to rejected leases, and compensation and retention bonuses directly related to the chapter 11 proceedings.

  Income taxes

        Income taxes increased $72.1 to an expense of $23.8 in the six months ended June 30, 2010, from a benefit of $48.3 for the comparable period in the prior year. The net increase in the tax expense for the six months ended June 30, 2010 from June 30, 2009 primarily relates to the cancellation of indebtedness income resulting from the bankruptcy emergence and the tax impact of fresh start accounting. Additionally, the benefit recorded in the six month period ended June 30, 2009 reflected discrete tax benefits realized from the impairment of identified intangibles and long-lived assets, for which no current tax expense was required due to the existence of valuation allowances on net operating loss carryforwards, partially offset by the establishment of valuation allowances on temporary differences.

Results of operations: reportable segments

  United States

        Revenue in our United States segment during the six months ended June 30, 2010 decreased $33.5, or 9.7%, to $311.3 as compared to $344.8 during the six months ended June 30, 2009. The majority of the decline was attributable to efforts we initiated during the second half of calendar year 2009. These efforts included a planned rate base reduction from 8.0 to 5.5 million in January 2010 and a decrease in the frequency of issues of Reader's Digest magazine. We also closed or sold unprofitable or marginally profitable product lines (such as US Selecciones, Cooking for Two, Backyard Living, and Purpose Driven Connection) and eliminated certain poorly performing special interest and seasonal publications during the period. In addition, we have been impacted by certain negative trends in our industry. We continued to experience reduced demand and lower response rates on our promotional efforts for several of our products. The decreased demand resulted in lower book sales, primarily Home & Garden and general interest books, lower revenue from our music single sales business, as well as decreased renewals for Reader's Digest magazine. These declines were offset in part by strong advertising performance at AllRecipes.com and Taste of Home magazine and increased sales from our retail book business from strong performance during the period.

        The United States segment operating profit increased during the six months ended June 30, 2010 by $2.7, or 5.9%, to $48.2 as compared to $45.5 during the six months ended June 30, 2009. Decreased revenue was more than offset by lower product, primarily paper and printing savings, and promotion costs.

  Europe

        Revenue in our Europe segment during the six months ended June 30, 2010 decreased $88.2, or 22.9%, to $296.9, as compared to $385.1 during the six months ended June 30, 2009. Excluding the positive effect of foreign currency translation of $4.8, our Europe segment experienced a net decrease in revenue of $93.0, or 24.1%, during the six months ended June 30, 2010, as compared to 2009. The largest contributing driver for this decrease was the loss and deconsolidation of RDA UK. Other factors included lower response rates to our promotions primarily in Germany and Central Europe, and the planned elimination of marginally profitable or unprofitable promotional campaigns in France. Reduced list availability from external sources combined with overall lower response rates have resulted in a decrease in available customers for our promotions.

        The operating profit within our Europe business segment for the six months ended June 30, 2010 decreased by $6.7, or 18.5%, to an operating profit of $29.5 as compared to $36.2 for the six months ended June 30, 2009. Excluding the negative effect of foreign currency translation of $2.3, our Europe segment experienced a net decrease in operating profit of $4.4 or 12.2%, during the six months ended June 30, 2010 as compared to 2009. The decrease was primarily driven by the deconsolidation of RDA UK. This decrease was more than offset by lower promotion costs as a result of more targeted mailings and continued efficiencies with our outsourced promotion supplier, savings on paper and printing, and overhead cost reductions. Additionally, the stabilization of response rates resulting from smaller and more focused promotional efforts helped mitigate the impact of lower revenue, most notably in Germany, and improved profitability in our other markets, primarily in France and Russia.

  Asia Pacific & Latin America (APLA)

        Revenue in our Asia Pacific & Latin America segment during the six months ended June 30, 2010 increased $6.0, or 4.9%, to $127.5, as compared to $121.5 during the six months ended June 30, 2009. Excluding the positive effect of foreign currency translation of $18.0, our APLA segment experienced a net decrease in revenue of $12.0 or 9.9%, during the six months ended June 30, 2010 as compared to 2009. The decrease largely resulted from the an intentional reduction of promotions of licensed products across our Australian and Asian markets and actions initiated during the period to combat lower than anticipated response rates on our campaigns across all of our significant markets to improve or maintain our profitability. We have greatly reduced our promotional efforts to outside or rented lists which, combined with overall lower response rates in the current year, have significantly reduced our mail quantities. In addition, our renewal rates on our magazine products, primarily in our Australian market, has decreased, contributing to the decrease in available customers for our promotions and resulted in lower subscription revenue across certain markets.

        The operating profit within our APLA business segment for the six months ended June 30, 2010 increased by $0.1, or 1.0%, to an operating profit of $10.1 as compared to $10.0 for the six months ended June 30, 2009. Excluding the positive effect of foreign currency translation of $1.1, our APLA segment experienced a net decrease in operating profit of $1.0 or 10.0% during the six months ended June 30, 2010 as compared to 2009. The decrease was driven by the impact of the lower sales described above and was offset, in part, by lower promotion costs as a result of lower mail quantities, savings on paper and printing, overhead cost reductions. Also the stabilization of response rates on our lower and more focused promotional efforts has greatly mitigated the impact of lower revenue in Australia and improved profitability in Mexico.

  Canada

        Revenue in our Canada segment during the six months ended June 30, 2010 decreased $4.7, or 8.1%, to $53.1, as compared to $57.8 during the six months ended June 30, 2009. Excluding the positive effect of foreign currency translation of $7.3, our Canada segment experienced a net decrease in revenue of $12.0 or 20.8%, during the six months ended June 30, 2010 as compared to 2009. The decrease was the result of lower mail quantities and poor response rates across most of our promotional campaigns for our books and home entertainment products. In addition, our renewal rates on our magazine products decreased, contributing to the decrease in available customers for our promotions and, as a result in lower subscription revenue.

        The operating profit within our Canada business segment for the six months ended June 30, 2010 decreased by $1.8, or 16.7%, to an operating profit of $9.0 as compared to $10.8 for the six months ended June 30, 2009. Excluding the positive effect of foreign currency translation of $1.4, our Canada segment experienced a net decrease in operating profit of $3.2 or 29.6%, during the six months ended June 30, 2010 as compared to 2009. The decrease was driven by the impact of the lower revenue described above and offset, in part, by lower promotion costs as a result of lower mail quantities and continued efficiencies with our outsourced promotion supplier and overhead cost reductions from the implementation of various restructuring and cost savings initiatives.

  Lifestyle & Entertainment Direct (LED)

        Revenue in our LED segment during the six months ended June 30, 2010 increased $26.2, or 31.1%, to $110.5, as compared to $84.3 during the six months ended June 30, 2009. The increase in revenue was principally driven by the strong sales of the fitness line through direct TV campaigns and distribution into retail outlets. Sales levels in the direct television music and video legacy business remained relatively flat.

        Operating profit in our LED segment during the six months ended June 30, 2010 increased $9.0 to an operating profit of $13.5, as compared to $4.5 during the six months ended June 30, 2009. The operating profit increase is principally due to the increase in revenue from the fitness line, along with improved channel mix with increasing retail sales in the current period.

  Other

        Revenue in our Other reportable segment during the six months ended June 30, 2010 decreased $3.6, or 19.8%, to $14.6, as compared to $18.2 during the six months ended June 30, 2009. The decrease was primarily driven by the elimination of an unprofitable catalog, the absence of an election year publication in the current year, and challenging state and local funding environments that have adversely impacted educational budgets.

        Operating profit in our Other reportable segment during the six months ended June 30, 2010 decreased $1.5 to $1.6, as compared to an operating profit of $3.1 during the six months ended June 30, 2009. The operating profit decrease is principally due to lower revenue described above offset in part by savings in promotional costs.

Six months ended December 31, 2009 and 2008 and fiscal years 2009, 2008 and 2007

	Predecessor Company
	Six Months Ended December 31,		For Year ended June 30,
	2009	2008	2009	2008	2007
Revenue
United States	$348.7	$395.4	$740.2	$817.8	$249.3
Europe	402.0	453.8	839.0	965.4	274.9
Asia Pacific & Latin America	145.1	142.5	263.9	317.9	104.4
Canada	54.9	64.9	122.7	147.4	43.5
Lifestyle & Entertainment Direct	147.5	84.3	168.6	170.6	189.4
Other	12.3	16.7	34.9	40.9	52.3

Subtotal	1,110.5	1,157.6	2,169.3	2,460.0	913.8
Intercompany eliminations	(4.4)	(5.9)	(10.0)	(19.0)	(2.8)
Fair value adjustments(1)	(4.3)	(14.2)	(22.0)	(112.5)	(55.5)

Total revenue	$1,101.8	$1,137.5	$2,137.3	$2,328.5	$855.5
Operating profit (loss)
United States	$44.2	$25.1	$70.6	$87.3	$51.4
Europe	17.9	13.0	49.0	90.2	43.0
Asia Pacific & Latin America	5.0	(2.2)	7.7	28.1	8.1
Canada	6.1	9.3	20.1	23.9	8.6
Lifestyle & Entertainment Direct	15.4	(1.3)	3.2	8.0	(4.8)
Other	1.0	2.4	5.5	10.6	6.8

Subtotal	89.6	46.3	156.1	248.1	113.1
Corporate unallocated	(26.3)	(18.9)	(37.3)	(91.2)	(30.7)
Impairment of assets(3)	(61.2)	—	(988.8)	(34.3)	—
Other operating items, net(2)	(3.6)	(21.4)	(31.8)	(20.8)	(18.9)
Fair value adjustments(1)	(4.3)	(14.2)	(22.0)	(112.5)	(62.6)

Operating (loss) profit	(5.8)	(8.2)	(923.8)	(10.7)	0.9
Interest expense	45.8	103.9	202.3	218.9	96.5
Gain on recapitalization at WRC Media, Inc.	—	—	—	—	(18.5)
Other (income) expense, net	(2.8)	(1.5)	15.1	(6.7)	(0.7)
Reorganization items	58.2	—	—	—	—
Income tax (benefit) expense	(7.4)	12.8	(35.5)	4.9	(9.3)
Income (loss) from discontinued operations	7.2	(90.5)	(140.8)	(317.3)	(41.2)

Net loss	$(92.4)	$(213.9)	$(1,246.5)	$(545.1)	$(108.3)

(1)
Purchase accounting related fair value adjustments primarily include the fair value reduction to unearned revenue and related deferred costs. These charges are not included in the segment results reviewed by our chief operating decision maker. See Note 4, Acquisition of the Reader's Digest Association, Inc., in our Notes to the consolidated and combined consolidated financial statements for additional information.

(2)
Other operating items, net consists of restructuring charges, representing the streamlining of our organizational structure, professional fees related to our exit from bankruptcy and the implementation of fresh start accounting, contractual charges related to the strategic repositioning of our businesses and disposal of assets.

(3)
Impairment of assets includes goodwill, intangible assets, and other asset impairment charges.

Six-month period ended December 31, 2009 compared to the six-month period ended December 31, 2008

  Revenue

        Revenue during the six months ended December 31, 2009 decreased $35.7, or 3.1%, to $1,101.8, as compared to $1,137.5 during the six months ended December 31, 2008. Our revenue has been reduced by $4.3 during the six months ended December 31, 2009 and $14.2 during the six months ended December 31, 2008 as a result of the amortization of fair value adjustments which reduced our unearned revenue recorded at the acquisition of The Reader's Digest Association, Inc. by Ripplewood Holdings and its affiliated companies on March 2, 2007. Excluding the fair value adjustment and a positive impact from changes in foreign currency exchange rates of $1.8, revenue decreased by $47.4 or 5.0%. This decline was due to lower circulation, advertising and book revenue in our United States, Europe, APLA and Canada segments and was partially offset by strong performance of our fitness line in our LED Segment.

  Operating profit (loss)

        Our operating results during the six months ended December 31, 2009 increased $2.4 to $5.8 of operating loss, as compared to an $8.2 loss during the six months ended December 31, 2008. The fair value of unearned revenue adjustment described above has reduced our results during the six months ended December 31, 2009 and December 31, 2008 by $4.3 and $14.2, respectively. In addition we recognized an impairment of our tradenames and software of $61.2 for the six months ended December 31, 2009. Excluding the fair value adjustment, the impairment, and a positive impact from changes in foreign currency exchange rates of $4.8, operating profit for the six months ended December 31, 2009 increased by $48.9.

        The increase in our operating profit was primarily driven by the impact of various restructuring and cost saving efforts, initiated to mitigate the impact of declining revenue described above, combined with the success of our fitness product line within our LED segment. These cost saving efforts included the global recession plan implemented in January 2009, the discontinuation of unprofitable or marginally profitable product lines, and promotions in our international markets that were reduced and targeted toward more profitable customers.

        Corporate unallocated expenses for the six-month period ended December 31, 2009 were $26.3, compared with $18.9 for the six-month period ended December 31, 2008. This increase in expense of $7.4 was mainly attributable to an inventory and royalty write off resulting from a strategic change in our LED business and higher bonus accruals. The increase was offset in part by lower management fees as a result of our bankruptcy filing on the Petition Filing Date and lower amortization expense as a portion of our intangible assets became fully amortized at the end of fiscal 2009.

  Interest expense

        Interest expense decreased by $58.1 to $45.8 for the six-month period ended December 31, 2009, compared with $103.9 for the six-month period ended December 31, 2008. The decrease resulted from the elimination of interest expense related to the Prepetition Credit Agreement as it was not paid due to the chapter 11 proceedings. Interest on the Prepetition Credit Agreement was accrued through the Petition Filing Date in the amount of $14.9.

  Reorganization items

        Pursuant to our Plan of Reorganization, we recognized expenses of $58.2 for the six-months ended December 31, 2009, as compared to none in the comparable period in 2008. These reorganization expenses were primarily due to professional fees, including fees associated with advisors to the Debtors, unsecured creditors, and secured creditors, cure amounts related to rejected leases, and compensation and retention bonuses directly related to the chapter 11 proceedings.

  Income taxes

        Income taxes decreased $20.2 to a benefit of $7.4 in the six months ended December 31, 2009, from an expense of $12.8 for the comparable period in the prior year. The decrease in the tax expense for the six-month period ended December 2009 from December 2008 primarily relates to the reduction of the deferred tax liability of $15.3 associated with the impairment of foreign identified intangibles. Additionally, an income tax benefit of $4.3 was recorded during the six-month period ended December 31, 2009 primarily related to a favorable settlement of a state tax audit and a refund of interest that was previously paid to the Internal Revenue Service. A discrete tax benefit of $1.0 was recorded during the six-month period ended December 31, 2008 principally related to a change in an opening deferred tax balance of a foreign subsidiary and the reduction of deferred tax liabilities to be recorded for the impairment of an intangible asset.

Results of operations: reportable segments

  United States

        Our United States business segment revenue during the six months ended December 31, 2009 decreased $46.7, or 11.8%, to $348.7 as compared to $395.4 during the six months ended December 31, 2008. The majority of the decline was attributable to efforts we initiated during fiscal 2009 to increase our profitability. These efforts included the closure or sale of marginally profitable product lines after fiscal 2009 (Selecciones, Cooking for Two and Backyard Living), a planned rate base reduction from 10 to 8 million in January 2009 for Reader's Digest magazine, the elimination of certain poorly performing special interest publications, and a decrease in promotion efforts for our Country Store products. We have also continued to realize the negative impact of the economy and the secular trends affecting the industry we operate in. As a result, we decreased our promotional mailings causing a reduction in our books sales (primarily Home & Garden and general books). We experienced lower renewals and softness in our newsstand sales for Reader's Digest magazine; reduced advertising sales volumes and weaker newsstand performance for our Every Day with Rachael Ray magazine; and declining membership levels for our Select Editions products. These declines were offset in part by advertising revenue increases in several of our Food & Entertaining products (Allrecipes.com, Taste of Home, Healthy Cooking, and Tasteofhome.com) and increased sales related to our Heath & Wellness books and magazines due to seasonal trends.

        Our United States business segment operating profit increased during the six months ended December 31, 2009 by $19.1, or 76.1%, to an operating profit of $44.2 as compared to an operating profit of $25.1 during the six months ended December 31, 2008. The increase in operating profit largely resulted from lower promotion costs across all of our products, reduced print orders primarily due to circulation declines at Reader's Digest magazine and lower production cost achieved at Every Day with Rachael Ray. These increases were offset, in part, by international expansion and increased costs in order to support revenue growth at Allrecipes.com.

  Europe

        Our Europe segment revenue during the six months ended December 31, 2009 decreased $51.8, or 11.4%, to $402.0, as compared to $453.8 during the six months ended December 31, 2008. Excluding the negative effect of foreign currency translation of $6.7, our Europe segment experienced a net decrease in revenue of $45.1, or 9.9%, during the six months ended December 31, 2009 as compared to 2008. The decrease largely resulted from several actions initiated by us to increase our profitability which included a reduction in the frequency of our mailings, a reduction or cessation of efforts to promote to less profitable purchased mailing lists (most notably in France and Russia) and a reduction in our magazine issues. We also experienced declines in our active customer base; weak response rates to our mailings in our central European markets; reduced renewal rates on our magazines; and lower advertising revenue across all of our European markets. These declines were offset, in part, by increases in Germany from direct promotions to a car club partnership.

        The operating profit within our Europe segment for the six months ended December 31, 2009 increased by $4.9, or 37.7%, to an operating profit of $17.9 as compared to $13.0 for the six months ended December 31, 2008. Excluding the positive effect of foreign currency exchange rates of $3.2, our Europe segment experienced a net increase in operating profit of $1.7, or 13.1%, for the six months ended December 31, 2009 as compared to 2008. The increase was largely resulted from the actions initiated to improve profitability combined with cost saving initiatives implemented in fiscal 2009 and 2008. These cost saving initiatives include overhead reductions and outsourcing our Information Technology and promotion functions. This improvement in operating profit was partially offset by the market driven revenue declines described above with the greatest impact realized in our central European markets.

  Asia Pacific & Latin America (APLA)

        Our Asia Pacific & Latin America business segment revenue during the six months ended December 31, 2009 increased $2.6, or 1.8%, to $145.1, as compared to $142.5 during the six months ended December 31, 2008. Excluding the positive effect of foreign currency translation of $7.0, our APLA segment experienced a net decrease in revenue of $4.4, or 3.1%, during the six months ended December 31, 2009 as compared to 2008. The decrease largely the result of poor response rates and the curtailment of promotional efforts related to our licensed products across Australia and Asia along with a reduction in circulation and advertising in certain Asian markets, especially China. The decrease was offset in part by high response rates and higher price points achieved in Brazil.

        The operating profit within our APLA business segment for the six months ended December 31, 2009 increased by $7.2 to an operating profit of $5.0 as compared to an operating loss of $2.2 for the six months ended December 31, 2008. Excluding the positive effect of foreign currency exchange rates of $1.2, our APLA segment experienced a net increase in operating profit of $6.0 for the six months ended December 31, 2009 as compared to 2008. The increase occurred across all of our markets in the region despite lower revenue on a currency neutral basis, with the most significant drivers from lower paper and promotion costs in Mexico, revenue increases in Brazil and overhead savings realized across Asia.

  Canada

        Our Canada segment revenue during the six months ended December 31, 2009 decreased $10.0, or 15.4%, to $54.9, as compared to $64.9 during the six months ended December 31, 2008. Excluding the positive effect of foreign currency translation of $2.1, our Canada segment experienced a net decrease in revenue of $12.1, or 18.6%, during the six months ended December 31, 2009 as compared to 2008. The decrease resulted from lower mail quantities and poor response rates across our promotional campaigns and reduced circulation in our magazines.

        The operating profit within our Canada business segment for the six months ended December 31, 2009 decreased by $3.2, or 34.4%, to an operating profit of $6.1 as compared to $9.3 for the six months ended December 31, 2008. Excluding the positive effect of foreign currency exchange rates of $0.4, our Canada segment experienced a net decrease in operating profit of $3.6, or 38.7%, for the six months ended December 31, 2009 as compared to 2008. The decrease is the result of revenue declines discussed above, offset in part by promotional savings realized during the period.

  Lifestyle & Entertainment Direct (LED)

        Our LED segment revenue during the six months ended December 31, 2009 increased $63.2, or 74.9%, to $147.5, as compared to $84.3 during the six months ended December 31, 2008. The increase in revenue was driven principally by the strong sales of a fitness product through a direct TV campaign and into retail outlets.

        Our LED segment operating profit during the six months ended December 31, 2009 increased $16.7 to an operating profit of $15.4, as compared to an operating loss of $1.3 during the six months ended December 31, 2008. The operating profit increase is principally due to the increase in revenue from a fitness product as discussed above.

  Other

        Our Other reportable segment revenue during the six months ended December 31, 2009 decreased $4.4, or 26.3%, to $12.3, as compared to $16.7 during the six months ended December 31, 2008. The decrease in revenue was primarily driven by lower periodical circulation and lower custom publishing sales within our Weekly Reader business resulting from reduced education funding to our customers and the elimination of an unprofitable catalog.

        Our Other reportable segment operating profit during the six months ended December 31, 2009 decreased $1.4 to $1.0, as compared to an operating profit of $2.4 during the six months ended December 31, 2008. The operating profit decrease is principally due to lower periodical and book sales within our Weekly Reader business as discussed above.

Fiscal year ended June 30, 2009 compared with fiscal year ended June 30, 2008

  Revenue

        Our revenue in fiscal 2009 decreased $191.2, or 8.2%, to $2,137.3 as compared to $2,328.5 in fiscal 2008. Our revenue has been reduced by $22.0 and $112.5 during fiscal 2009 and fiscal 2008, respectively, as a result of the amortization of fair value adjustments which reduced our unearned revenue recorded at the acquisition of The Reader's Digest Association, Inc. by Ripplewood Holdings and its affiliated companies on March 2, 2007. Excluding the fair value adjustment and $166.0 of a negative impact from changes in foreign currency exchange rates, revenue decreased across all of our segments by $115.7, or 5.1%. We believe the reduced levels of advertising revenue and lower customer spending across many of our magazine, book, music and video product categories in fiscal 2009, in part, was due to weaker global economic conditions and a reduction by customers in their discretionary spending.

  Operating loss

        Operating loss in 2009 increased $913.1 to $923.8 as compared to $10.7 in 2008. The reduction of unearned revenue, as described in the Revenue section above, increased operating loss during fiscal 2009 and fiscal 2008 by $22.0 and $112.5, respectively. Our operating results were also adversely impacted by a non-cash asset impairment charge of $988.8 during fiscal 2009 compared to an impairment charge of $34.3 in fiscal 2008. Excluding the unearned revenue adjustment, the impairment charge, and $19.1 of a negative impact from changes in foreign currency exchange rates, our operating profit decreased in 2009 by $30.0, or 22.0%, to $106.1 as compared to $136.1 in fiscal 2008.

        The results of our reportable segments, including $20.0 impact of foreign exchange on segment results, decreased by $92.0 to an operating profit of $156.1 in fiscal 2009 as compared to an operating profit of $248.1 in fiscal 2008. The decrease was largely the result of lower responses to promotion efforts expended prior to the weakening of the economy in September 2008 coupled with a declining active customer base throughout the fiscal year. These negative factors were mitigated in part by cost savings measures initiated by management.

        Our corporate unallocated costs decreased in 2009 by $53.9, or 60.0%, to $37.3, as compared to $91.2 in 2008. The decrease in costs was primarily attributable to the reversal of accrued bonus during fiscal 2009 as the Company did not meet targeted results for the year, the full year impact of changes to our retirement plans implemented in 2008, resulting in a decrease in pension and postretirement costs; and, lower stock compensation expense during 2009.

        The operating loss was also due to an increase of other operating items in fiscal year 2009 by $11.0, or 52.9%, to $31.8, as compared to $20.8 in 2008. The increase was driven by restructuring and severance costs resulting from the continued evaluation of our business operations. During fiscal 2009, we formulated and announced a plan to largely outsource our internal Information Technology function and implemented a recession plan which reduced our workforce by approximately 8%.

  Interest expense

        Interest expense in 2009 decreased $16.6 to $202.3 as compared to $218.9 in 2008. The decrease is principally attributable to the decrease in our effective interest rate. As of June 30, 2009, we had outstanding debt of $2,183.1, with 61.8% being subject to fixed rates including the effect of our interest rate swaps, and the remainder of 38.1% being subject to floating rates. The weighted average interest rates were 6.4% and 7.4% in 2009 and 2008, respectively.

  Income taxes

        During the fiscal year ended June 30, 2009 we recorded an income tax benefit of $35.5 compared to an income tax expense of $4.9 for the fiscal year ended June 30, 2008. The increase in the tax benefit for fiscal year ended June 2009 from June 2008 primarily relates to the reduction of certain deferred tax liabilities associated with foreign identified intangibles that were impaired during fiscal 2009. The total benefit for 2009 was partially offset by the establishment of valuation allowances against the domestic deferred tax assets associated with the temporary book versus tax basis differences.

Results of operations: reportable segments

  United States

        Revenue for our United States segment for fiscal 2009 decreased $77.6 to $740.2, compared with $817.8 for fiscal 2008. The decrease in revenue primarily resulted from lower music, book and one-shot cookbook sales as a result of lower response rates to our promotion efforts; the Reader's Digest magazine's reduction in rate base from 10 to 8 million; a reduction in advertising revenue and softness in subscription and newsstand sales across our titles; lower trade publishing book sales; the absence of Young Families (character-driven licensed products) revenue due to our decision to exit the product line during fiscal 2008; and, lower subscription revenue due to the curtailment or reduction of promotion efforts on certain magazines adversely affected by economic conditions (e.g. Backyard Living). We also experienced a decline in advertising revenue at Every Day with Rachael Ray, due to lower advertising page volume which was partially offset by an increase in advertising revenue due to a rate base increase, and at Family Handyman. Our rate base increase at Every Day with Rachel Ray required us to sell to less profitable third-party agents as we experienced lower newsstand sales. Revenue declines were offset, in part by increased advertising revenue generated from the growth and international expansion of AllRecipes.com.

        Operating profit related to the United States segment for fiscal 2009 decreased $16.7, or 19.1%, to $70.6, compared with operating profit for fiscal 2008 of $87.3. The decrease in operating profit during the fiscal 2009 was due to the factors impacting revenue as described above. In addition, Every Day with

Rachael Ray experienced higher paper, print and delivery costs related to the rate base increase and higher editorial costs, increased overhead to support its growth and lower margins due to less profitable sales to support the increase in its rate base.

        Further contributing to the deterioration of operating margins were investment costs associated with a cancelled magazine concept during fiscal 2009. Revenue declines were offset, in part, by increased advertising revenue generated from the growth and international expansion of AllRecipes.com. Our decrease in the United States business segment operating profits were partially offset by the reduction in direct mail and billing costs, lower paper, print and delivery costs driven by lower aggregate sales volume and the implementation of cost savings initiatives within our United States business segment. In addition, the United States segment experienced lower promotion and overhead costs from executing cost savings strategies during fiscal 2009.

  Europe

        Revenue related to our Europe segment for fiscal 2009 decreased by $126.4 to $839.0, compared with $965.4 for fiscal 2008. Excluding the negative effect of foreign currency translation of $105.8, our Europe segment experienced a net decrease in revenue of $20.6, or 2.1%, during fiscal 2009 when compared to the fiscal 2008. The weakening economic conditions contributed to our Europe segment revenue declines. We experienced revenue declines due to decreases in mail quantities, lower response rates on mailings from both our single and series sales businesses and a resulting declining active customer base (8% decline in fiscal 2009). Revenue in our United Kingdom and France markets experienced the most severely affected by the global economic downturn. Several other European markets also reported lower revenue, however, at a lower rate of decline. Revenue decreases were offset, in part, by a new membership program in Germany and price increases achieved in Russia.

        Operating profit related to Europe for fiscal 2009 decreased $41.2, to $49.0, compared with operating profit for fiscal 2008 of $90.2. Excluding the negative effect of foreign currency exchange rates of $13.2, our Europe segment experienced a net decrease in operating profit of $28.0, or 31.0%, during fiscal 2009 when compared to fiscal 2008. Operating profit throughout our European markets has continued to decline largely as a result of revenue shortfalls in the United Kingdom and France. The impact of these lower revenue was mitigated, in part, due to product, promotion, and overhead cost reduction initiatives implemented during fiscal 2009. Our other European markets reported lower operating profit largely due to increased postage costs, most notably in Russia and Poland.

  Asia Pacific & Latin America (APLA)

        Revenue related to our APLA segment for fiscal 2009 decreased by $54.0 to $263.9, compared with $317.9 for fiscal 2008. Excluding the negative effect of foreign currency translation of $40.1, our APLA segment experienced a net decrease in revenue of $13.9, or 4.4%, during fiscal 2009 when compared to fiscal 2008. We experienced revenue declines due to lower response rates on single sales mailings in Australia and our licensed products across Australia and Asia. The decrease was offset in part by higher magazine circulation in Brazil and higher single sales in our Asian markets resulting from an increase in the frequency of our mailings.

        Operating profit related to APLA for fiscal 2009 decreased by $20.4 to $7.7, compared with $28.1 for fiscal 2008. Excluding the negative effect of foreign currency translation of $4.1, our APLA segment experienced a net decrease in operating profit of $16.3, or 58.0%, during fiscal 2009 when compared to fiscal 2008. Operating profit has continued to decline largely as a result of revenue shortfalls across the region. The impact of this lower revenue was mitigated, in part, due to product, promotion, and overhead cost reduction initiatives implemented during fiscal 2009. Our Asia markets also reported increased promotional costs and an unfavorable product mix causing further deterioration of margins.

  Canada

        Revenue related to our Canada segment for fiscal 2009 decreased by $24.7 to $122.7, compared with $147.4 for fiscal 2008. Excluding the negative effect of foreign currency translation of $18.3, our Canada segment experienced a net decrease in revenue of $6.4, or 4.3%, during fiscal 2009 when compared to the fiscal 2008. We experienced revenue declines due to decreases in mail quantities and lower response rates on mailings from both our single and series sales businesses. Our Reader's Digest magazine revenue was negatively impacted from lower newsstand sales, decreases in circulation and advertising revenue, as well as declines in subscription revenue from a declining active customer base.

        Operating profit related to Canada for fiscal 2009 decreased by $3.8 to $20.1, compared with $23.9 for fiscal 2008. Excluding the negative effect of foreign currency translation of $2.7, our Canada segment experienced a net decrease in operating profit of $1.1, or 4.6%, during fiscal 2009 when compared to the fiscal 2008. The impact of this lower revenue was mitigated, in part, due to product, promotion, and overhead cost reduction initiatives implemented during fiscal 2009.

  Lifestyle & Entertainment Direct (LED)

        Revenue related to LED for fiscal 2009 decreased $2.0 to $168.6, compared with $170.6 for fiscal 2008. The decrease in revenue is primarily due to declines in the core long-form television channel format, and music retail sales and deterioration in other related direct sales efforts to customers. These declines in revenue were largely offset by sales related to a successful fitness product launched in the fourth quarter of 2009, along with the strength of sales in the short-form television channel format and special markets business.

        Operating profit related to LED for fiscal 2009 decreased $4.8, to $3.2, compared with operating profit for fiscal 2008 of $8.0. The decrease in operating profit during fiscal 2009 was due to lower revenue as discussed above, and an unfavorable shift in mix from higher margin infomercial sales, to lower margin short-form sales of small sets and continuity products, offset by higher margins, in the successful fitness product.

  Other

        Our Other reportable segment revenue during fiscal 2009 decreased $6.0, or 14.7%, to $34.9, as compared to $40.9 during fiscal 2008. The decrease in revenue was due to Weekly Reader experiencing challenging educational market conditions in the current economic environment along with the curtailment or sale of certain unprofitable business lines during fiscal 2009.

        Our Other reportable segment operating profit during fiscal 2009 decreased $5.1 to $5.5, or 48.1%, compared to an operating profit of $10.6 during fiscal 2008. The operating profit decrease is principally attributable to the revenue declines within Weekly Reader due to the challenging educational market conditions.

Fiscal year ended June 30, 2008 compared with fiscal year ended June 30, 2007

  Revenue

        Our revenue in fiscal 2008 increased $1,473.0 to $2,328.5 as compared to $855.5 in 2007. The increase in revenue is principally due to the acquisition of The Reader's Digest Association, Inc. in March of 2007. The increase in revenue reflects the impact of a full year of The Reader's Digest Association, Inc. revenue in 2008, as compared to four months of revenue in 2007. Notwithstanding the RDA Acquisition, revenue from operations were largely consistent with the prior year.

  Operating loss

        Operating results in 2008 decreased $11.6 to a loss of $10.7 as compared to a profit of $0.9 in 2007. The increase in operating loss is principally due to the acquisition of The Reader's Digest Association, Inc. in March of 2007. Operating profits in fiscal 2008 included an impairment charge of $34.3 for goodwill and other intangible assets and the full year impact of the purchase accounting (including a $112.5 adjustment to revenue).

  Interest expense

        Interest expense in 2008 increased $122.4 to $218.9 as compared to $96.5 in 2007. The increase is principally attributable to an increase in interest expense related to the Prepetition Credit Agreement and our $600.0 9% Senior Subordinated Notes due 2017 being outstanding for the entire 2008 fiscal year and only four months during 2007, partially offset by lower interest rates. As of June 30, 2008, we had outstanding debt of $1,505.2 under the Prepetition Credit Agreement, which includes $192.5 outstanding under our $300.0 revolving credit facility and $1,312.7 outstanding under term loans. Additionally, we had $600.0 of 9% Senior Subordinated Notes due 2017 outstanding as of June 30, 2008. The weighted average interest rates were 7.4% and 7.8% in 2008 and 2007, respectively.

  Income taxes

        During the fiscal year ended June 30, 2008, we recorded an income tax expense of $4.9 compared to an income tax benefit of $9.3 for the fiscal year ended June 30, 2007. The increase in the tax expense for fiscal year ended June 30, 2008 is principally due to the acquisition of The Reader's Digest Association, Inc. on March 2, 2007. As a result, fiscal 2007 includes the activity of the Company for the period from March 2, 2007 through June 30, 2007.

Results of operations: reportable segments

  United States

        Revenue for our United States segment for fiscal 2008 increased $568.5 to $817.8 as compared to $249.3 in fiscal 2007. The increase in revenue is principally due to the acquisition of The Reader's Digest Association, Inc. in March of 2007. This reflects as an increase in revenue as there are twelve months and four months of Reader's Digest Association, Inc. being included in the fiscal 2008 and 2007 revenue, respectively. Notwithstanding this acquisition, revenue from operations were largely consistent.

        Operating profit related to our United States segment for fiscal 2008 increased $35.9, to $87.3, as compared with the operating profit for fiscal 2007 of $51.4. The increase in operating profit during the fiscal 2008 is principally due to the acquisition of The Reader's Digest Association, Inc. in March of 2007, as the Company adjusted to its new structure and sought to create synergies, along with the increase in revenue resulting from acquired businesses under the United States reporting segment.

  Europe

        Revenue for our Europe segment for fiscal 2008 increased $690.5 to $965.4 as compared to $274.9 in fiscal 2007. The increase in revenue is principally due to the acquisition of The Reader's Digest Association, Inc. in March of 2007. This reflects as an increase in revenue as there are twelve months and four months of The Reader's Digest Association, Inc. being included in the fiscal 2008 and 2007 revenue, respectively.

        Operating profit related to Europe for fiscal 2008 increased $47.2, to $90.2, as compared with the operating profit for fiscal 2007 of $43.0. The increase in operating profit during fiscal 2008 is principally due to the acquisition of The Reader's Digest Association, Inc. in March of 2007. As the Company

adjusted to its new structure and sought to create synergies, along with the increase revenue coming from acquired businesses under the Europe reporting segment.

  Asia Pacific & Latin America (APLA)

        Revenue for our APLA segment for fiscal 2008 increased $213.5 to $317.9 as compared to $104.4 in fiscal 2007. The increase in revenue is principally due to the acquisition of The Reader's Digest Association, Inc. in March of 2007. This reflects as an increase in revenue as there are twelve months and four months of The Reader's Digest Association, Inc. being included in the fiscal 2008 and 2007 revenue, respectively.

        Operating profit related to APLA for fiscal 2008 increased $20.0, to $28.1, as compared with the operating profit for fiscal 2007 of $8.1. The increase in operating profit during fiscal 2008 is principally due to the acquisition of The Reader's Digest Association, Inc. in March of 2007. As the Company adjusted to its new structure and sought to create synergies, along with the increase revenue coming from acquired businesses under the APLA reporting segment.

  Canada

        Revenue for our Canada segment for fiscal 2008 increased $103.9 to $147.4 as compared to $43.5 in fiscal 2007. The increase in revenue is due to the acquisition of The Reader's Digest Association, Inc. in March of 2007. This reflects as an increase in revenue as there are twelve months and four months of The Reader's Digest Association, Inc. being included in the fiscal 2008 and 2007 revenue, respectively.

        Operating profit related to Canada for fiscal 2008 increased $15.3, to $23.9, as compared with the operating profit for fiscal 2007 of $8.6. The increase in operating profit during fiscal 2008 is due to the acquisition of The Reader's Digest Association, Inc. in March of 2007. As the Company adjusted to its new structure and sought to create synergies, along with the increase revenue coming from acquired businesses under the Canada reporting segment.

  Lifestyle & Entertainment Direct (LED)

        Revenue for LED for fiscal 2008 decreased $18.8 to $170.6 as compared to $189.4 in fiscal 2007. The change in revenue is driven by volume related declines due to market related volume reductions in the broadcast and retail businesses and the elimination of the certain telemarketing promotions.

        Operating profit for LED for fiscal 2008 increased $12.8 to an operating profit of $8.0 as compared to an operating loss of $4.8 in fiscal 2007. The change in operating profit is largely due to savings associated with synergies gained from the consolidation with Reader's Digest. Administrative management expenses declined due to position reductions and the elimination of one time charges associated with the Reader's Digest integration including charges related to the move to a new fulfillment provider and severance and related expenses.

  Other

        Our Other reportable segment revenue during fiscal 2008 decreased $11.4, or 21.8%, to $40.9, as compared to $52.3 during fiscal 2007. The change in revenue is principally due to revenue decreases as Weekly Reader curtailed certain unprofitable lines of business which added to the revenue declines. In addition, during the first quarter of 2008, Weekly Reader sold a non-strategic asset.

        Our Other reportable segment operating profit during fiscal 2008 increased $3.8 to $10.6, as compared to an operating profit of $6.8 during fiscal 2007.

Historical liquidity and capital resources

  Cash flows

  Six months ended June 30, 2010 and 2009

        The consolidated statement of cash flows for the six months ended June 30, 2010 and 2009, is summarized below:

	Predecessor/ Successor Company	Successor Company	Predecessor Company
	Combined Six months ended June 30, 2010	February 20 to June 30, 2010	January 1 to February 19, 2010	Six months ended June 30, 2009
	(a) + (b)	(a)	(b)
Net change in cash due to:
Continuing operating activities	$(56.3)	(40.7)	$(15.6)	$(9.9)
Discontinued operating activities	0.6	(5.2)	5.8	(7.7)

Operating activities	(55.7)	(45.9)	(9.8)	(17.6)
Continuing investing activities	$1.1	9.8	(8.7)	10.1
Discontinued investing activities	—	—	—	0.1

Investing activities	1.1	9.8	(8.7)	10.2
Financing activities	$(67.0)	(57.5)	(9.5)	62.8
Effect of exchange rate changes on cash and cash equivalents	(4.5)	(4.7)	0.2	(0.4)

Net change in cash and cash equivalents	$(126.1)	$(98.3)	$(27.8)	$55.0
Cash and cash equivalents at beginning of period	297.4	269.6	297.4	62.7

Cash and cash equivalents at end of period	$171.3	$171.3	$269.6	$117.7

  Overview

        During the first half of calendar year 2010 there was a net decrease in cash of $126.1, which was primarily the result of payments of pre-petition bankruptcy liabilities, professional fees, and other costs directly attributed to our bankruptcy, coupled with cash on hand used to pay a portion of our exit financing in excess of the notes proceeds.

        During the first half of calendar year 2009 there was a net increase in cash of $55.0 primarily due to additional borrowings under our revolver and the proceeds from the surrender of life insurance policies offset, in part by cash used in operations.

  Cash flows from operating activities

        Net cash used in operations increased to $55.7 for the six months ended June 30, 2010, compared with $17.6 for the six months ended June 30, 2009. These amounts included a source of cash of $0.6 from discontinued operating activities during the six months ended June 30, 2010 and a use of $7.7 from discontinued operating activities during the six months ended June 30, 2009. Cash used by continuing operating activities during the six months ended June 30, 2010 was $56.3 as compared to $9.9 for the comparable period in the prior year. The increased use of cash was the result of payments of pre-petition liabilities, professional fees associated with our bankruptcy and restructuring, severance related to our global restructurings, stay bonuses tied to our bankruptcy bonus plans, and change of control payments. The cash decline was offset by improved profitability of our normal net operating results and the release of cash collateral securing letters of credit related primarily to our operating leases. The letters of credit are now collateralized under our Senior Credit Facility.

  Cash flows from investing activities

        Net cash provided by investing activities for the six months ended June 30, 2010 was $1.1. The proceeds from the sale of CompassLearning were substantially offset by the negative impact of the deconsolidation of our United Kingdom entities, and capital expenditures primarily related to the build out of our new office spaces in New York, New York and White Plains, New York.

        Net cash provided from continuing investing activities for the six months ended June 30, 2009 were a source of funds of $10.1 and primarily consisted of proceeds from life insurance settlements of $12.5 and proceeds from a note receivable of $2.5 related to the sale of our Books are Fun business in 2009, offset in part by normal capital expenditures in our continuing business.

  Cash flows from financing activities

        Net cash from financing activities was a use of cash of $67.0 for the six months ended June 30, 2010. We repaid the First Lien Term Loan of $150.0 and the Second Lien Term Loan of $300.0; and we purchased the German Term Loan from the lenders for a total of $105.3. Funds for these transactions were provided by the release from escrow of the $509.3 sale proceeds of the notes, which were issued at 97% of their face value, and cash on hand. We also paid financing fees of $21.0, related to our Exit Financing and the notes offering.

        Net cash from financing activities was a source of cash of $62.8 for the six months ended June 30, 2009. Net borrowings of $89.9 on our revolving credit facility under our 2007 Credit Agreement were partially offset by the repayment of amounts outstanding under certain international lines of credit, which were closed by the lenders.

  Six months ended December 31, 2009 and 2008 and for the fiscal years ended June 30, 2009, 2008, and 2007

        The consolidated statement of cash flows for the six-months ended December 31, 2009 and 2008, and for the years ended June 30, 2009, 2008 and 2007 is summarized below:

	Six months ended December 31,		For Year ended June 30,
	2009	2008	2009	2008	2007
Net change in cash due to:
Continuing operating activities	$32.9	$(96.6)	$(106.5)	$(4.6)	$(136.0)
Discontinued operating activities	9.5	(39.0)	(46.7)	(51.7)	(44.1)

Operating activities	42.4	(135.6)	(153.2)	(56.3)	(180.1)
Continuing investing activities	2.5	105.7	115.8	8.4	(1,545.7)
Discontinued investing activities	—	(1.9)	(1.8)	(11.3)	(7.3)

Investing activities	2.5	103.8	114.0	(2.9)	(1,553.0)
Financing activities	134.7	18.0	80.8	89.5	1,769.8
Effect of exchange rate changes on cash and cash equivalents	0.1	3.0	2.6	(2.5)	1.5

Net change in cash and cash equivalents	$179.7	$(10.8)	$44.2	$27.8	$38.2
Cash and cash equivalents at beginning of period	117.7	73.5	73.5	45.7	7.5

Cash and cash equivalents at end of period	$297.4	$62.7	$117.7	$73.5	$45.7

  Six-months ended December 31, 2009 and 2008

  Overview

        During the six months ended December 31, 2009, there was a net increase in cash of $179.7, principally due to financing obtained under our DIP Facility, the cessation of payments related to our pre-petition obligations and proceeds received from a note related to our sale of BAF in fiscal 2009. During the six months ended December 31, 2008, cash decreased $10.8 resulting from cash used in operating activities due to a deterioration of operating results and offset in part by proceeds from the sale of QSP and additional borrowing on our revolving line of credit.

  Cash flows from operating activities

        Cash provided by operating activities was $42.4 for the six months ended December 31, 2009, compared with cash used in operating activities of $135.6 for the six months ended December 31, 2008. This included $9.5 of cash provided by discontinued operating activities during the six months ended December 31, 2009 and $39.0 of cash used in discontinued operating activities during the six months ended December 31, 2008. Cash provided by continuing operating activities during the first six months ended December 2009 was $32.9 compared to cash used in continuing operating activities of $96.6 for the comparable period in the prior year.

        This improvement was driven by reduced losses as discussed in the preceding discussion of operating results for the six months ended December 31, 2009 and 2008 combined with our bankruptcy filing and protection, which allowed us to cease payments on our prepetition liabilities. In addition, our inventories and prepaid and deferred promotion costs decreased as compared to the comparable period in the prior year due to smaller and more targeted promotion activities conducted during the six months ended December 31, 2009.

  Cash flows from investing activities

        Cash flows provided by investing activities for the six months ended December 31, 2009 was $2.5, primarily the result of proceeds received on a note related to the sale of BAF in fiscal 2009 and the sale of a non-strategic asset offset in part by capital expenditures.

        During the six months ended December 31, 2008, there was $1.9 of cash used in discontinued investing activities and $105.7 of cash provided by continuing investing activities. Cash provided by investing activities was $103.8 for the six months ended December 31, 2008 and primarily consisted of proceeds from the sale of QSP of $108.1, offset in part by capital expenditures from our continuing and discontinued businesses.

  Cash flows from financing activities

        Net cash from financing activities were $134.7 for the six months ended December 31, 2009 and $18.0 for the six months ended December 31, 2008. In the six months ended December 31, 2009 we borrowed $150.0 under our DIP Facility, paid financing fees on the DIP facility, and paid down our international credit lines. In the six months ended December 31, 2008, we borrowed $13.5 on the revolving facility under our Prepetition Credit Agreement, paid $6.7 on our $1,310.0 remaining secured indebtedness under the Prepetition Credit Agreement, and borrowed $11.2 on our international lines of credit.

Fiscal years ended June 30, 2009, 2008, 2007

  Overview

        During fiscal 2009 there was a net increase in cash of $44.2 primarily due to proceeds from the sale of QSP of $108.1 offset by of cash used in continuing and discontinued operations. During fiscal 2008 there was a net increase in cash of $27.8 due primarily to additional borrowings under the revolving facility under our Prepetition Credit Agreement, and sale of certain assets, offset, in part by, cash used in operating activities (largely from our discontinued businesses) and the repurchase of preferred shares in connection with the acquisition of The Reader's Digest Association, Inc. During fiscal 2007, cash increased $38.2 as a result of proceeds received from new borrowings and proceeds received from the issuance of stock which was largely offset by cash used to acquire The Reader's Digest Association, Inc. and operating cash shortfalls caused by payments related to the acquisition.

  Cash flows from operating activities

        Cash used in operations was $153.2 for fiscal 2009, compared with $56.3 for fiscal 2008. This included $46.7 of cash used by discontinued operating activities during fiscal 2009 and $51.7 of cash used by discontinued operating activities during fiscal 2008. Cash used by continuing operating activities during fiscal 2009 was $106.5 compared to cash flows used by continuing operating activities of $4.6 for the comparable period in the prior year.

        This increase in cash used by operating activities was largely driven by the deterioration of our operating results as described in the preceding discussions of fiscal 2009 combined with the absence of a one-time payments received in fiscal 2008, and timing of mailings related to prepaid promotions.

        Cash used in operations was $56.3 for fiscal 2008, compared with $180.1 for fiscal 2007. This included $51.7 of cash used by discontinued operating activities during fiscal 2008 and $44.1 cash used by discontinued operating activities during fiscal 2007. Cash used by continuing operating activities during fiscal 2008 was $4.6 compared to cash flows used by continuing operating activities of $136.0 for the comparable period in the prior year. This decrease in cash used by operating activities is primarily driven by fiscal 2007 payments related to the acquisition of The Reader's Digest Association, Inc. coupled with a full year of cash flows attributable to The Reader's Digest Association, Inc. in fiscal 2008 versus four months in fiscal 2007.

  Cash flows from investing activities

        Cash provided by continuing investing activities for fiscal 2009 was $115.8 and cash used in discontinued investing activities was $1.8. Cash provided by investing activities was primarily the result of proceeds from the sale of QSP of $108.1, proceeds from the surrender of nine life insurance policies of $12.5 and from a note receivable related to our sale of BAF of $2.5.

        Cash provided by continuing investing activities for fiscal 2008 was $8.4 and cash used in discontinued investing activities was of $11.3. Cash flows from investing activities consisted of capital expenditures (from both our continuing and discontinued operations) offset in part by proceeds from the sale of buildings in Finland and the Netherlands, as well as the sale of our Facts on File business.

        During fiscal 2007 we acquired the outstanding stock of Readers Digest Association, Inc. See "Note 4, Acquisition of Reader's Digest" in our audited financial statements for further detail. The remaining investing activities included normal capital expenditures which were completely offset by the sale of buildings in Germany.

  Cash flows from financing activities

        Cash provided by financing activities for fiscal 2009 was $80.8. During fiscal 2009, we had $101.0 of net borrowings on our revolving credit facility under the Prepetition Credit Agreement and repaid $13.2 of principal on our $1,310.0 remaining secured indebtedness under the Prepetition Credit Agreement. In addition, several of our international lending institutions closed our lines of credit, resulting in net repayments on all of our lines of credit of $7.0.

        Cash provided by financing activities for fiscal 2008 was $89.5. During fiscal 2008, we had net borrowings of $120.0 on our $300.0 revolving credit facility under our Prepetition Credit Agreement and paid $13.2 on our $1,310.0 remaining secured indebtedness under the Prepetition Credit Agreement. In addition, we repurchased preferred stock in the amount of $17.3.

        Cash provided by financing activities for fiscal 2007 was $1,769.8. During fiscal 2007, we had net borrowings of $85.2 on our $300.0 revolving credit facility under our Prepetition Credit Agreement and net borrowings of $1,309.3 on our $1,310.0 remaining secured indebtedness under the Prepetition Credit Agreement. We also borrowed $600.0 under our Senior Subordinated Notes. We paid $65.2 for financing fees. In connection with our acquisition by Holdings, we repaid $395.0 under our 2005 Credit Agreement and $299.9 under our Senior Unsecured Notes, plus accrued interest and fees. In addition, we paid $189.0 related to the retirement of WRC Media and Direct Holdings debt and other obligations. Also, we had distributions, sale of stock and other activities providing a source of cash of $724.4.

  Debt

        As fully described in "Note 12—Debt" in the Notes to our June 30, 2010 Consolidated Financial Statements, our borrowings outstanding at June 30, 2010 include our notes and Senior Credit Facility. As fully described and defined in "Note 17—Debt" in the Notes to our December 31, 2009 Consolidated Financial Statements, our borrowings included the DIP Facility and the German Term Loan. The prepetition debt included a six-year senior secured $300.0 revolving credit facility under the Prepetition Credit Agreement and a seven-year $1,310.0 secured term loan under the Prepetition Credit Agreement and $600.0 of senior subordinated notes due 2017. As a result of our emergence from chapter 11 proceedings, our prepetition indebtedness has been repaid and/or cancelled as described below.

        A summary of activity for the debt instruments outstanding and settled during the reported periods are as follows:

  Successor

        As of June 30, 2010, we had the following debt instruments outstanding:

  •
  Notes and Indenture:  On February 11, 2010, RD Escrow Corporation, our wholly-owned subsidiary, issued $525.0 of the notes due 2017. On February 19, 2010, upon our emergence from chapter 11, the net proceeds were released from escrow and used to repay some of the exit financing obligations we had outstanding upon our emergence from bankruptcy. At June 30, 2010, $509.9, net of unamortized discount of $15.1, was outstanding under the notes. The proceeds from the notes were used to extinguish the First Lien Term Loan, the Second Lien Term Loan and purchase the German Term Loan from the lenders (as defined below).

  •
  Senior Credit Facility:  In connection with the offering of the notes, we entered into a senior revolving credit facility (the "Senior Credit Facility"). The Senior Credit Facility provides us with a three-year revolving credit facility in an amount of up to $50.0 (with a $25.0 letter of credit sub-facility). Generally, the revolving loans under the Senior Credit Facility bear interest at

    LIBOR (subject to a floor of 2.0%) plus 4.0%. As of June 30, 2010 we had no borrowings outstanding and had $12.6 of standby letters of credit issued under the Senior Credit Facility.

  Exit Financing

        Upon our emergence from bankruptcy, we had the following debt outstanding, all of which was repaid with the proceeds of our notes issuance and cash on hand:

  •
  First Lien Term Loan:  Upon emergence, on February 19, 2010, the DIP Facility (as defined below) was converted into the new First Lien Term Loan. Under the terms and conditions of the Plan of Reorganization, the DIP Facility converted into the First Lien Term Loan in an amount equal to the amount outstanding immediately prior to the closing date, which was $150.0 at February 19, 2010. The First Lien Term Loan was repaid immediately after conversion using the proceeds of the notes and cash on hand.

  •
  Second Lien Term Loan:  Each pre-petition secured lender was deemed, on the Effective Date, to have made term loans to RDA in an amount equal to the lenders pro rata share of pre-petition secured debt, which was $300.0 at February 19, 2010. The Second Lien Term Loan was repaid immediately after emergence using the proceeds of the notes and cash on hand.

  •
  German Term Loan:  The chapter 11 Cases triggered the conversion of the Euro Term Loan from Euros to U.S. dollars under the terms of the 2007 Credit Facility, based on the exchange rate at the date of the chapter 11 Cases. At that date, $105.9 was outstanding under the Euro Term Loan, which was renamed the German Term Loan. All other terms and conditions of the German Term Loan remained the same as before the date of the chapter 11 Cases, including under principal payments of $0.3 per quarter. At February 19, 2010, $105.3 was outstanding on the loan. The German Term Loan was purchased from the lenders immediately after emergence using the proceeds of the notes and cash on hand.

  Predecessor

        Following the Petition Filing Date, but prior to our emergence from bankruptcy, we had the following debt outstanding:

  •
  DIP Facility:  On August 26, 2009, we borrowed $100.0 of the $150.0 available under the facility. We borrowed the remaining $50.0 on October 9, 2009. The DIP Facility was converted into the First Lien Term Loan on February 19, 2010 as discussed above. We paid $4.3 of interest during the six months ended June 30, 2010.

  •
  German Term Loan:  In August 2009, we entered into an agreement to convert our German Term Loan from Euros to dollars and waive any default under the 2007 Credit Agreement. The loan was converted on the Petition Filing Date to $105.9. We paid approximately $0.3 of principal per quarter on this loan.

  •
  International lines of credit and overdraft facilities:  All of our international credit lines were closed as of December 31, 2009, from their peak in 2008 of $55.6, reflecting increased liquidity concerns from our lenders and our bankruptcy filing in the United States. Under these facilities, we had borrowed $2.0 of $7.4 available as of June 30, 2009, $12.3 of $55.6 available as of June 30, 2008 and $23.5 of $41.6 available as of June 30, 2007.

  Prepetition debt

        The following is a list of indebtedness of the Debtors outstanding immediately prior to the time we entered chapter 11 proceedings. As a result of our entry into chapter 11 proceedings, this prepetition debt was classified as "Liabilities subject to compromise" on our consolidated balance sheet as of December 31, 2009.

        As a result of the Plan of Reorganization, our prepetition debt was extinguished when we emerged from bankruptcy on February 19, 2010. Holders of our pre-petition debt received equity and debt interests.

  •
  $300.0 revolving credit facility under the Prepetition Credit Agreement:  During the six month period ending December 31, 2009, we had no additional borrowings nor made any payments. For the six months ended December 31, 2008, we had borrowings of $354.3 and made payments of $321.5. During fiscal 2009, we had borrowings of $490.1 and made payments of $389.0; during fiscal 2008, we had additional borrowings of $302.7 and made payments of $195.5; and during fiscal 2007, we had additional borrowings of $119.8 and made payments of $34.6.

  •
  2007 Credit Facility:  Under the terms of the agreement, we were required to repay the debt in quarterly installments in aggregate annual amounts equal to 1.0% of the initial aggregate principal amount with the full amount due on March 2, 2013. Our quarterly principal payments resulted in repayments of $13.2 in both 2009 and 2008, $3.3 in 2007 and $6.6 in the six months ended December 31, 2009. We have not made any interest payments during six months ended December 31, 2009 due to our chapter 11 filing. The 2007 Credit Facility, except for the Euro Term Loan which was converted into the German Term Loan, as described above, was extinguished on February 19, 2010 in accordance with the Plan of Reorganization. Holders received a pro-rata share of the $300.0 new Second Lien Term Loan (discussed above) and 100% of the new common stock of the reorganized Company (subject to dilution by (A) reserve of 7.5% for the management equity plan and (B) the new warrants provided to the holders of the Senior Subordinated Notes. We paid of $1.7 of interest during the six months ended June 30, 2010.

  •
  Senior Subordinated Notes:   The Senior Subordinated Notes in the amount of $600.0 had a maturity date of February 15, 2017; however, they were redeemable at our option throughout their term. An interest payment of $27.0 on the Senior Subordinated Notes was due August 15, 2009, which we did not pay, as we considered financing alternatives in advance of our chapter 11 filling. The Senior Subordinated Notes were extinguished on February 19, 2010 and holders who voted in favor of the Plan of Reorganization received warrants to purchase common stock of RDA Holding Co. No interest was paid during the six months ended June 30, 2010.

        Our chapter 11 filing resulted in an automatic stay on all prepetition obligations, which includes interest accrued up to Petition Filing Date and interest after that date. The interest that was due became a prepetition obligation and is included as part of "Liabilities subject to compromise" on our consolidated balance sheet as of December 31, 2009.

  Sufficiency of capital resources

        We intend to fund our ongoing capital and working capital requirements through a combination of cash flows from operations and borrowings under our Senior Credit Facility. In addition, we expect to use our Senior Credit Facility to fund internal growth or acquisitions.

        Our operating cash flows may be impacted by, among other things: (i) the global financial environment on our customers and the financial, foreign exchange, equity and credit markets, (ii) the ability or willingness of our vendors to supply products and services to us on favorable terms and (iii) rapid changes in the highly competitive market in which we operate.

        Our primary sources of cash are revenue from non-magazine products (including single and series booksales, music, video and DVD products) and non-published products (including vitamins and related health products, such as the Ab Circle Pro, jewelry, merchandise, wine, tours, financial services, mailing list rentals and royalty and license agreements). Revenue from non-magazine and non-published products accounted for 66% of total revenue for the six months ended June 30, 2010. Our remaining sources of cash inflows are subscription revenue, advertising revenue and newsstand revenue. Our primary uses of cash are for compensation, other benefits, services and supplies, raw materials, interest and income taxes.

        Customers across all our businesses have been delaying and reducing their expenditures in response to deteriorating macroeconomic and industry conditions and uncertainty, which has had a significant negative impact on the demand for our products and therefore the cash flows of our businesses, and could continue to have a negative impact on our liquidity and capital resources. Most of our revenue is based upon discretionary spending by consumers, which is influenced by general economic conditions and the availability of discretionary income. In addition, our revenue from advertising has decreased as advertising budgets have been scaled back and advertisers have shifted their advertising dollars to more directed platforms, including the internet.

        Based on our current and anticipated levels of operations and conditions in our markets and industry, we believe that our cash on hand, cash flow from operations and availability under the Senior Credit Facility will enable us to meet our working capital, capital expenditure, debt service and other funding requirements for the foreseeable future. However, our ability to fund our working capital needs, debt payments and other obligations, and to comply with the financial covenants under our debt agreements, depends on our future operating performance and cash flow, which are in turn subject to prevailing economic conditions, and other factors, many of which are beyond our control. Although we expect to fund our capital needs during calendar year 2010 with our available cash, cash generated from operations and borrowings under our Senior Credit Facility, in the future, we may have to incur additional debt or issue additional debt or equity securities from time to time. In addition, future internal growth opportunities, acquisitions, joint ventures or other similar transactions may require additional capital. Capital available to media companies, in general, or us, specifically, whether raised through the issuance of debt or equity securities, may be limited. As a result, we may be unable to obtain sufficient financing on terms satisfactory to management or at all.

        We expect that we will have sufficient cash from operations to be able to return cash to shareholders. We expect that we will return $50 million to shareholders by the end of the first quarter of 2011, subject to continued financial performance, market conditions and continued compliance with our debt covenants. We expect that this return could be in the form of dividends, stock repurchases or a combination of the two. Any further dividends or repurchases in the future will be subject to the discretion of our board and the other factors described above.

  Collateral requirements

        The notes and the related guarantees are secured, subject to permitted liens, on a first-priority basis along with our obligations under the Senior Credit Facility and certain hedging and cash management obligations by all of the capital stock, any other capital stock (limited to 65% of the capital stock in first-tier foreign subsidiaries) now of Reader's Digest Association, Inc., owned or acquired in the future by us and the guarantors and substantially all of our and our guarantors' assets (other than certain excluded assets) now owned or acquired in the future.

        The collateral will not include any assets or properties of our subsidiaries that do not guarantee the notes, including foreign subsidiaries. As of June 30, 2010, our non-guarantor subsidiaries represented approximately 50.7% of our total assets. The value of the collateral in the event of liquidation may be materially different from book value.

Contractual obligations and commitments

        For information regarding debt and other obligations, including lease commitments and contingencies, please see "Note 22—Commitments and Contingencies" in the Notes to our Consolidated Financial Statements as of and for the six months ended December 31, 2009 for additional information.

        In the normal course of business, we enter into long-term arrangements with suppliers for raw materials and merchandise and with other parties whose recordings or works we use in our products. These arrangements may contain minimum purchase requirements. We enter into these agreements to facilitate an adequate supply of materials and to enable us to develop better products for sale to our customers. The table below details our significant contractual obligations and the timing of payments due for those contracts with minimum purchase requirements. The amount reported for commitments does not include any potential settlements with regard to uncertain tax positions.

        The following table contains our contractual obligations as of June 30, 2010, after changes due to the chapter 11 filing:

	Successor Company
	Payments due by period
Contractual obligations	July 1 to December 31, 2010	January 1, 2011 to December 31, 2012	January 1, 2013 to December 31, 2014	January 1, 2015 and forward
Debt obligations(1):
Notes	$—	$—	$—	$525.0
Interest(2)	25.5	101.3	101.1	114.0
Lease commitments:
Operating leases(3)	12.1	37.0	32.0	94.3
Purchase commitments:
Royalty Contracts	0.3	0.8	0.6	—
Pension and postretirement commitment obligations(4)	22.3	80.8	76.8	185.6
Service and outsource contracts(5)	28.4	102.9	98.5	82.3

Total	$88.6	$322.8	$309.0	$1,001.2

        The following table contains our contractual obligations as of December 31, 2009:

	Predecessor Company
	Payments due by period
Contractual obligations	January 1 to December 31, 2010	January 1, 2011 to December 31, 2012	January 1, 2013 to December 31, 2014	January 1, 2015 and forward
Debt obligations(1):
2009 DIP Credit Facility	$150.0	$—	$—	$—
German Term Loan	105.3	—	—	—
Interest(2)	8.0	—	—	—
Lease commitments:
Operating leases(3)	30.8	49.4	44.7	102.9
Purchase commitments:
Royalty Contracts	1.2	0.7	0.1	—
Pension and postretirement commitment obligations(4)	54.5	106.8	104.0	278.2
Service and outsource contracts(5)	53.9	89.7	77.9	59.6

Total	$403.7	$246.6	$226.7	$440.7

(1)
See "Note 17—Debt" in our Notes to Consolidated and Combined Consolidated Financial Statements for additional information.

(2)
Assumes average interest rate remains constant at December 31, 2009 level and debt reduced annually by amounts shown.

(3)
This item includes lease commitments that are expected to be made for operating leases. Amounts in the "More than five years" category includes payments from 2015 forward. See "Note 22—Commitments and Contingencies" in our Notes to Consolidated and Combined Consolidated Financial Statements for additional information.

(4)
This item includes payments that are expected to be made for pension and postretirement benefits. Amounts in the "More than five years" category only includes projected payments from 2015 through 2019. See "Note 24—Benefit Plans" in our Notes to Consolidated and Combined Consolidated Financial Statements for additional information.

(5)
This item includes a number of service contracts such as product fulfillment agreements and information technology license and maintenance agreements. These contracts terminate at varying dates ranging from 2010 through 2015.

Quantitative and qualitative disclosures about market risk

  Foreign currency exchange rate risk

        The functional currency for our foreign operations is the local currency. In the normal course of business, significantly all of the transactions of our foreign operations occur in local currencies. However, certain transactions are conducted in currencies that differ from the local currency. Our earnings are sensitive to the impact of changes in foreign currency exchange rates on certain identifiable transactions. We seek to manage these exposures through operational means, to the extent possible, by matching functional currency revenue and costs.

  Interest rate risk

        The notes and our Senior Credit Facility provide for a variable rate of interest. Both the Notes and the Revolver are exposed to interest rate changes. However, if LIBOR increases 1.0% from present levels there would be no change in annual interest expense because current LIBOR rates are so far below the LIBOR floor on the notes (3.0%) and Senior Credit Facility (2.0%).

        Each quarter point change in LIBOR above 3.0% would result in a $1.3 million change in our annual interest expense on the notes. Similarly, assuming all revolving loans are fully drawn, each quarter point change in LIBOR above 2.0% would result in a $0.1 million change in annual interest expense on our indebtedness under our credit facility.

  Critical accounting policies

        Our significant accounting policies are more fully described in "Note—2, Organization and Summary of Significant Accounting Policies" in the Notes to our December 31, 2009 Consolidated Financial Statements. The accounting policies described below are those that we believe are critical to an understanding of our financial statements and require management to make significant judgments. These judgments entail estimates and assumptions that are essential to determining the recorded amounts and their impact on our operating results. Due to the uncertainty inherent in these estimates and assumptions, actual results may differ. The determination of the accounting policies that are critical and the assumptions and estimates that we have made have been reviewed and discussed with our audit committee of our board of directors.

  Allocation of excess reorganization value to goodwill and other intangible assets

        As required under US GAAP, our goodwill and other intangible assets were established at fair value upon our emergence from bankruptcy on February 19, 2010. The determination of the value of intangible assets required management to make estimates and assumptions. In accordance with Accounting Standards Codification ("ASC") 350-20, Intangibles—Goodwill and other, goodwill and indefinite-lived assets are not amortized but are subject to impairment testing at least annually or when an event occurs or circumstances changes that indicate it is more likely than not that an impairment exists. Our annual impairment test occurs on October 1. Other intangible assets are amortized and are tested for impairment as necessary when indicators of impairment exists. The Company reported $660.7 of goodwill and $475.2 of other intangible assets, net of accumulated amortization at June 30, 2010.

        In accordance with ASC 350-20, management tests goodwill for impairment at the reporting unit level. A reporting unit is an operating segment as defined in ASC 280, Segment Reporting, or one level below an operating segment. We have seven reporting units. If the carrying value of a reporting unit is greater than its fair value, an impairment may exist. An impairment charge would be recorded to the extent that the recorded value of goodwill exceeded the implied fair value.

        The estimated fair values were determined using a number of factors, including the use of certain valuation methodologies (i.e. discounted cash flow projections, cost to reproduce or replace and market data where appropriate) and certain operational assumptions and estimates (i.e. revenue and operational growth rates). The principal factors used in the discounted cash flow analysis requiring judgment are the discount rate and growth rate assumptions. Due to the many variables inherent in the estimation of fair value, differences in assumptions and estimates may have a material effect on the results of our future goodwill and intangible impairment tests and could result in future impairment charges. See "Long-lived assets" discussion below and "Note—3, Fresh Start Accounting" in the Notes to our Consolidated Financial Statements for the six months ended June 30, 2010 included in this report.

        Goodwill and indefinite–lived tradenames were established at fair value on February 19, 2010. The discount rate used to establish their fair value ranged from 13% to 15%. The near-term growth rates and the perpetual growth rates for the majority of reporting units, ranged from (13%) to 7%, and 1% to 3%, respectively. One reporting unit, representing approximately 1% of our total estimated revenue in 2010 and operating in the digital space, had near-term growth rates that ranged from 22% and 27%, and a perpetual growth rate of 5%.

        In the event that our operating results in the future do not meet current expectations, management, based on upon conditions at the time, would consider taking restructuring or other actions necessary to maximize profitability. We closely monitor our results against estimated projections on a quarterly basis. An analysis of our results against our projections in the second calendar quarter did not trigger an interim impairment test, however, we are in the process of evaluating our performance in the third quarter and believe an impairment may be likely.

        Included in the historical financial statements are the purchase method of accounting adjustments related to the acquisition of The Reader's Digest Association, Inc., the WRC Media Merger and the Direct Holdings stock acquisition on March 2, 2007. See "Note—3, Entities under Common Control" and "Note—4, Acquisition of The Reader's Digest Association, Inc." in the Notes to our Consolidated and Combined Consolidated Financial Statements for the six months ended December 31, 2009. The cost of the acquisition of The Reader's Digest Association, Inc. as detailed in "Note—2, Organization and Summary of Significant Accounting Policies," in our consolidated and combined consolidated Financial Statements for the six months ended December 31, 2009, was used to establish a new accounting basis at RDA Holding Co., by allocating the cost of the assets acquired, including identified intangible assets totaling $1,077.6, and liabilities assumed at estimated fair values. The excess of the cost of the acquisition, including transactions costs, over the amounts assigned to the net liabilities assumed of $1,764.9 was recorded to goodwill and pushed down to the reporting units using the enterprise value.

        The purchase price paid to the holders of the common stock of WRC Media and Direct Holdings not owned by investment funds affiliated with Ripplewood (38.5% in the case of WRC Media and 15.6% in the case of Direct Holdings) in the WRC Media Merger and the Direct Holdings Stock Acquisition was also accounted for using the purchase method of accounting. Accordingly, only 38.5%, in the case of WRC Media, and 15.6%, in the case of Direct Holdings, of assets acquired and liabilities assumed have been adjusted to their fair market value, with the remaining percentage recorded at historical carrying amounts.

        In connection with the acquisition of The Reader's Digest Association, Inc. preferred stockholders executed their preferred stock appraisal rights. In October 2007, we reached an agreement to redeem 26,725; 83,783 and 87,083 shares of first preferred stock, second preferred stock and third subordinated preferred stock, respectively, for $11.6. In January 2008, we reached an agreement to redeem 2,995; 19,937 and 67,939 shares of first preferred stock, second preferred stock and third subordinated preferred stock, respectively, for $5.7. Each share of preferred stock repurchased was automatically canceled; therefore, at December 31, 2009, and June 30, 2009 and 2008, there were no shares of Reader's digest Association, Inc. preferred stock issued or outstanding.

        The cost of the acquisition of The Reader's Digest Association, Inc. was used to establish a new accounting basis at The Reader's Digest Association, Inc. and subsidiaries, by allocating the cost of the assets acquired, including identified intangible assets and liabilities assumed at estimated fair values, which was determined using a number of factors. The excess of the cost of the acquisition over the amounts assigned to the net assets acquired is recorded to goodwill.

Fresh Start Accounting

        We did, as part of our emergence from our Chapter 11 proceedings, adopt Fresh Start Accounting. In applying Fresh Start Accounting, our assets and liabilities were recorded at fair value as of February 19, 2010, the effective date of our emergence from Chapter 11. The fair value of our assets and liabilities may differ materially from the recorded values of assets and liabilities on our consolidated balance sheets. Our financial results for periods following application of Fresh Start Accounting will be different from historical trends and the differences may be material.

Bankruptcy claims assessment

        Our consolidated financial statements include, as liabilities subject to compromise, our estimated prepetition liabilities and settlements approved by the Bankruptcy Court. In addition, we also reflect as liabilities subject to compromise the probable claim amounts relating to liabilities for rejected contracts, litigation, accounts payable, accrued expenses, debt and other liabilities. These claims were disposed of in accordance with our Plan of Reorganization in connection with our emergence from our Chapter 11 proceedings.

Revenue recognition

        Our primary revenue recognition policies for our key products are described below.

  Magazines

        Sales of our magazine subscriptions, less bad debt and return reserves are deferred and recognized as revenue proportionately, on the first day of each month, over the subscription period. Revenue from sales of magazines through the newsstand are recognized at the issue date, net of an allowance for returns. Advertising revenue is recorded as revenue at the time the advertisements are published, net of discounts and advertising agency commissions.

  Books, display marketing and other products

        Revenue is recorded when title passes, net of provisions for estimated returns and bad debts. Title passes upon time of shipment. For our display marketing products, title passes either at the point of sale or at the time of shipment. In certain circumstances, our promotion entitles the customer to a preview period. Revenue generated by these promotions is recognized after the preview period lapses.

  Estimates of returns and bad debt

        Our ability to accurately estimate returns and bad debt is critical in determining the amount of revenue to recognize. We present our revenue net of an allowance for returns and bad debts.

        We estimate returns for all products, as well as cancellations of magazine subscriptions, based on historical data, method of promotion and results of market testing for the products. Reserve levels are adjusted as actual return data is received. On a consolidated basis, our estimates of returns have not differed significantly from actual results.

        Estimates of bad debts are prepared using historical data based on the type of product and promotion and the source of customer. We review our bad debt reserves periodically to ensure they are appropriately stated. If actual results differ from our estimates, the reserve is adjusted as actual bad debt data is received. On a consolidated basis, our estimates of bad debts have not differed significantly from actual results.

        Revenue for our books and home entertainment and magazine businesses are principally driven by direct mail and, therefore, are the most sensitive to changes in payment rates and returns.

Inventory valuation

        We periodically assess our inventory for obsolescence and to ensure it is recorded at the lower of cost or market value. In estimating the necessary inventory lower of cost or market adjustment, we forecast demand for products on hand and assess market conditions, including potential usage in future promotions. Adjustments to inventory are recorded in product, distribution and editorial expenses on the statements of operations.

Deferred promotion costs and related amortization

        Promotion costs for our books and home entertaining products are deferred only if certain criteria are met, including whether the future profit expected to be generated by a promotional campaign is greater than the costs deferred. Estimates of revenue and profits to be generated and of returns are made using historical data based on the type of product, method of promotion and customer targeted. As actual results for a specific promotional campaign are received, the campaign is reassessed. On a consolidated basis, our estimates have not differed significantly from actual results. To the extent that capitalized costs of the campaign exceed the profit expected to be generated, the difference is expensed immediately. Amortization related to deferred promotion expenses is included in promotion, marketing and administrative expenses on the statements of operations.

Pension assumptions

        Pension and postretirement benefit obligations and the related effects on operations are calculated using actuarial models. Two critical assumptions, discount rate and expected rate of return on assets, are important elements in determining plan expense and/or liability measurement. We evaluate these critical assumptions at least annually. In addition, medical trends are an important assumption in projecting the medical claim levels for our postretirement benefit plan. Other assumptions affecting our pension and postretirement obligations involve demographic factors such as retirement, expected increases in compensation, mortality and turnover. These assumptions are evaluated periodically and are updated to reflect our experience. Actual results in any given year will often differ from actuarial assumptions because of economic and other factors.

        Currently, the long-term rate of return on pension assets is the most significant factor in determining our net pension income (expense). The assumed long-term rate of return on pension assets represents the rate of return we expect our pension assets to earn over an extended time horizon. Accordingly, significant changes in this rate due to short-term fluctuations in market conditions are not appropriate.

        For the period of six months ending December 31, 2009 and during fiscal years 2009, 2008, and 2007 our assumed long-term rate of return on pension assets, used to determine net pension income for our over-funded U.S. plan, was 8.5%. Our assumption for the long term rate return has remained consistent through June 30, 2010, however we have revised the investment strategy of the plan effective July 1, 2010 and consequently changed our assumed long term rate of return to 7.0%. This change is expected to reduce our pension income by $7.7 annually.

        For the period of six months ending December 31, 2009 and during fiscal years 2009, 2008, and 2007 our assumed long-term rate of return on our international pension assets, used to determine the net pension expense, was 6.65%, 6.71%, 7.11% and 7.05%, respectively. Based on our projections and expectations of future performance, the assumption for our long-term rate of return on international pension assets for fiscal 2010 is 6.49%. A 25 basis point decrease in the weighted average long-term rate of return on pension assets used for the period of six months ending December 31, 2009 would have increased net pension expense by approximately $0.7.

        The discount rate is currently not a significant assumption in calculating the net pension income or benefit obligation for our U.S. plans because the plans are mature and include a significant number of retirees who are currently receiving benefits. Accordingly, the period over which the obligation is discounted is much smaller than it would be for other employers' plans. During the period of six months ended December 31, 2009, the discount rate used to determine the pension income for our U.S. plans was 6.50% compared to 6.75% in fiscal 2009 and 6.25% in fiscal 2008. A 25 basis point decrease in the discount rate used for the six month period ending December 31, 2009 would have increased net pension income by $0.2. The discount rate is matched to yield curves reflective of the cash flows of our plan and also compared to indices of high-quality long-term corporate bonds of the appropriate duration.

        For the international plans, the weighted average discount rate used to determine the pension expense was 6.30% for the period of six months ended December 31, 2009, 6.60% in fiscal 2009 and 5.57% in fiscal 2008. The weighted average discount rate projected for the 2010 pension income was 5.74%. This is primarily driven by the decrease in rates of high-quality long-term corporate bonds in the Eurozone and the United Kingdom (RD UK was subsquently deconsolidated on February 17, 2010). A 25 basis point decrease in the discount rate used for the period six months ending December 31, 2009 would have increased net pension expense by approximately $0.1. The discount rates are generally set by reference to yields of high-quality long-term corporate bonds of the appropriate duration.

        For our postretirement plans, the weighted average discount rate used to determine the postretirement expense was 6.59% for the six months ended December 31, 2009, 6.69% in fiscal 2009 and 6.25% in fiscal 2008. The weighted average discount rate projected for postretirement expense in 2010 has remained at 5.76%. A 25 basis point decrease in the discount rate used for 2009 would have increased net postretirement income by less than $0.1. The discount rates are generally set by reference to yields of high quality long-term corporate bonds of the appropriate duration.

        The annual rate of increase in the per capita cost of covered health care benefits assumed for the period of six months ended December 31, 2009 was 8.73%. The health care cost trend rate assumption has a significant effect on the amounts reported. Increasing the assumed health care cost trend rates by one percentage point would increase the service and interest cost components by less than $0.1 for the period of six months ending December 31, 2009 and the postretirement benefit obligation by $0.4 as of December 31, 2009. A one percentage point decrease in the assumed health care cost trend rate would decrease the service and interest cost component by less than $0.1 and the postretirement benefit obligation by $0.4.

        Income and expenses associated with our pension plans are included in promotion, marketing and administrative expenses on the statements of operations. Impacts on respective countries vary depending on the nature of each individual plan. Refer to "Note—24, Benefit Plans" in the Notes to our Consolidated and Combined Consolidated Financial Statements for more information.

Restructuring charges

        Restructuring charges are recorded in accordance with ASC 420, Exit or Disposal Cost Obligations ("ASC 420") or ASC 712, Compensation, Non Retirement, Post Employment Benefits ("ASC 715"). Under ASC 420, costs associated with restructuring actions, including one-time severance benefits, are only recorded once a liability has been incurred. However, the severance programs at RDA generally do not qualify as one time benefits; therefore, we recognize severance amounts pursuant to the guidance for post employment benefits and ASC 715 (the impact of pension curtailments and settlements that are directly attributable to our restructuring actions are recorded in accordance with ASC 715). Severance incurred in connection with the acquisition of RDA was recognized in connection with purchase accounting and in accordance with the historical business combination literature. Severance charges represent the cost to separate employees from our operations in order to streamline the organization. The separation is accomplished through a combination of voluntary and involuntary severance programs. As such, severance amounts are recorded when a termination plan is developed and approved, including the identification of positions to be separated, and when payment is probable and estimable. Other amounts related to restructuring actions, including charges to terminate contractual obligations in connection with streamlining activities, are estimated and recorded in accordance with the guidance of exit and disposal costs. The impact of restructuring charges is recorded in other operating items, net on the statements of operations. See "Note—7, Other Operating Items, Net" in the Notes to our December 31, 2009 Consolidated and Combined Consolidated Financial Statements, for further information.

Long-lived assets

        Goodwill and intangible assets with indefinite lives are assessed for impairment annually or on an interim basis if indicators of impairment are present. These assessments, which require a significant level of judgment, involve management's estimates of future cash flows, market trends and other factors. If goodwill and intangibles with indefinite lives are determined to be impaired, an impairment charge is recorded.

        Management's estimates of future cash flows take into consideration market trends and our internal projections of performance relative to other constraints, including the efficiency and effectiveness of sales channels and potential changes in market penetration. External factors, such as competition and the health of regional economies, must also be considered. Although these factors are critical to assessing impairment, estimates of fair value are also sensitive to small changes in profit margins and discount rates.

        Intangible assets with finite lives must be assessed for impairment whenever changes in circumstances indicate that the assets may be impaired. We assess recoverability by comparing the asset's carrying amount to the undiscounted future net cash flows expected to be generated by the asset. To the extent the carrying value of the asset exceeds its future cash flows; an impairment loss is recorded based on the fair value of the asset. See "Note—6, Impairment of Assets" in the Notes to our December 31, 2009 Consolidated and Combined Consolidated Financial Statements for additional information. We incurred impairment charges of $61.2 during the six months ended December 31, 2009, $988.8 in fiscal 2009 and $34.3 in fiscal 2008.

        In addition to the above, property, plant and equipment is reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of that asset may not be recoverable in accordance with ASC 360, Property Plant and Equipment (Long-Lived Assets and Impairment of Long Lived Assets), ("ASC 360"). We assess recoverability by comparing the asset's carrying amount to the undiscounted future net cash flows expected to be generated by the asset. If we determine that the asset is impaired, the impairment recognized is the amount by which the carrying amount of the asset exceeds the fair value of the asset. Impairments are recorded in the Impairment of assets line item on the statements of operations. See "Note—6, Impairment of Assets" in the Notes to our December 31, 2009 Consolidated and Combined Consolidated Financial Statements for additional information.

Income taxes

        Income taxes are accounted for in accordance with ASC 740, Income Taxes ("ASC 740"), which requires that deferred tax assets and liabilities be recognized, using enacted tax rates, for the effect of temporary differences between the book and tax bases of recorded assets and liabilities. Deferred tax assets, including net operating losses, are reduced by a valuation allowance if it is "more likely than not" that some portion or all of the deferred tax assets will not be realized.

        We are subject to tax in a number of locations, including many state and foreign jurisdictions. Significant judgment is required when calculating our world-wide provision for income taxes. In July 2006, the Financial Accounting Standards Board issued an interpretation to the guidance noted above on income taxes. This interpretation provides guidance to address uncertainty in tax positions and clarified the accounting for income taxes by prescribing a minimum recognition threshold which income tax positions must achieve before being recognized in the financial statements. We adopted this interpretation on October 1, 2007, and were not required to record a change to retained earnings due to the adoption. We consider many factors when evaluating and estimating our tax positions and tax benefits, which may require periodic adjustments and which may not accurately anticipate actual outcomes. It is reasonably possible that the amount of the unrecognized benefit with respect to certain of our unrecognized tax positions will significantly increase or decrease within the next 12 months. These changes may be the result of settlement of ongoing audits or final decisions in transfer pricing matters. See "Note—10, Income Tax" in the Notes to our December 31, 2009 Consolidated and Combined Consolidated Financial Statements for additional information.

Recently adopted accounting standards

        In August 2009, the Financial Accounting Standards Board ("FASB") issued Update No. 2009-05, Fair Value Measurements and Disclosures (Topic 820): Measuring Liabilities at Fair Value, which provides guidance clarifying the required techniques for the fair value measurement of liabilities. The guidance applies to all entities that measure liabilities at fair value and is effective for the first reporting period, including interim periods, after issuance of the guidance. The Company adopted this guidance effective October 1, 2009 and there was no impact on the Company's results of operations, financial condition or liquidity.

        On July 1, 2009, the Company adopted the provisions of ASC Topic 805, Business Combinations ("ASC 805"), which will significantly change the Company's accounting for business combinations on a prospective basis in a number of areas, including the treatment of contingent consideration, pre-acquisition contingencies, transaction costs and restructuring costs. In addition, under ASC 805, changes in an acquired entity's deferred tax assets and uncertain tax positions after the measurement period will impact income tax expense. The adoption did not have a material impact on our consolidated financial statements and in the future will be dependent on the level of our acquisitions.

        On July 1, 2009, the Company adopted the provisions of ASC 715-20-65-2, Employers' Disclosures about Postretirement Benefit Plan Assets, ("ASC 715-20-65-2"). ASC 715-20-65-2 provides enhanced guidance on employer's disclosures about plan assets of a defined benefit pension or other post retirement plan. The adoption of ASC 715-20-65-2 required additional disclosures which have been reflected in the notes to our financial statements. See Note 24, Benefit Plans for further information.

        In June 2009, the Financial Accounting Standards Board ("FASB") issued Statement of financial Accounting Standard ("FAS") No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles, which was codified into FASB Accounting Standards Codifications ("ASC") Topic 105, Generally Accepted Accounting Principles ("ASC 105"). The new guidance establishes FASB ASC as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with GAAP. The FASB Accounting Standards Codification supersedes and deems non-authoritative all non-grandfathered non-SEC accounting literature not included in the Codification. The new guidance is effective for the financial statements issued for interim and annual periods ending after September 15, 2009. We adopted FASB ASC 105 for the interim period ending September 30, 2009. The adoption had no impact on our financial statements. We cited the relevant parts of the FASB Accounting Standards Codification in this report and will apply the new presentation prospectively.

        Effective June 30, 2009, we adopted the provisions of ASC 155, Subsequent Events, ("ASC 155"). ASC 155 requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date, that is, whether that date represents the date the financial statements were issued or were available to be issued. This disclosure should alert all users of financial statements that an entity has not evaluated subsequent events after that date in the set of financial statements being presented. The adoption did not have a material impact on our consolidated and combined consolidated financial statements.

Recently issued accounting pronouncements

        In September 2009, the FASB issued ASU No. 2009-13, "Revenue Recognition (Topic 605)—Multiple-Deliverable Revenue Arrangements" ("ASU 2009-13"), which represents an update to ASC 605. ASU 2009-13 establishes a selling price hierarchy for determining the selling price of a deliverable, which is based on: (a) vendor-specific objective evidence; (b) third-party evidence; or (c) estimated selling price. This guidance also eliminates the residual method of allocation and requires that arrangement consideration be allocated at the inception of the arrangement to all deliverables using the relative selling price method. This update is effective prospectively for revenue arrangements entered into or materially modified for fiscal years beginning on or after June 15, 2010 and early adoption is permitted. The adoption of this new accounting guidance is not expected to have a material impact on the Company's consolidated financial statements.

BUSINESS

Our Company

        We are a global, multi-brand and multi-platform media and direct marketing company that educates, entertains and connects audiences around the world. We are dedicated to providing our customers with the inspiration, ideas and tools to simplify and enrich their lives. With a customer database of more than 130 million, we produce and sell magazines, books, music, videos, advertising and other products to customers in 78 countries. Our other products include consumer goods, fitness products and financial services. We develop content and create and deliver products to customers in 21 languages through multiple channels, including direct mail (including catalogs), direct response television ("DRTV"), the Internet and retail.

        We have two lines of business: branded communities and direct marketing. Our branded communities business consists of our U.S. operations that are organized thematically according to the shared interests of our customers. Our branded communities are Reader's Digest Community, our Lifestyle Communities (Food & Entertaining, Home & Garden and Do-It-Yourself), and Weekly Reader. Our branded communities-based structure enables us to cross-market brands, leverage and grow digital assets and integrate sales and marketing teams to deliver customized offerings to our customers and advertisers. Our direct marketing business consists of our international and U.S. operations that are designed to leverage our direct marketing and database skills along with our global reach to develop communities of purchasers of content, product and services, under brands owned by us and brands owned and developed by third parties.

        We publish 91 magazines worldwide, with a total circulation of approximately 34 million and an estimated global readership of more than 100 million as of June 30, 2010. In addition, for the 12 months ended June 30, 2010, we sold approximately 40 million books and home entertainment products, including Reader's Digest Select Editions, general books, series books, recorded music collections and video products. Our global digital platform comprises 78 branded websites. For the six month period ended June 30, 2010, music, videos and other products represented 33.6% of our revenue, books represented 33.3% of our revenue, magazine subscriptions represented 24.0% of our revenue, and magazine advertising represented 9.0% of our revenue. For the six month period ended June 30, 2010, our revenue and operating loss were $850.4 million and $31.8 million, respectively.

        Our global content library provides a high-quality, low-cost source for creating new products and launching into new markets, both in print and digital formats. Our content includes both originally developed and user-generated materials, spanning fiction and non-fiction genres including food, entertaining, health, wellness, home improvement and gardening. Because these genres have a broad appeal and the subject matter of much of our content retains its relevance for an extended period of time, our content can be repurposed and reused for multiple products and in multiple markets.

        We are a Delaware corporation, originally incorporated in New York in 1926, then reincorporated in Delaware in 1951. In August 2009, we engaged in a consensual restructuring under chapter 11 of the U.S. Bankruptcy Code. See "Management's Discussion and Analysis and Results of Operations—Events Leading to our chapter 11 Filing" and "Impact of the Plan of Reorganization."

        We have six reportable segments which operate our branded communities and direct marketing businesses:

  •
  Our United States segment, primarily consisting of our branded communities Reader's Digest Community and our lifestyle communities (Food & Entertaining, Home & Garden and Do-It-Yourself);

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  Our Europe segment, primarily consisting of our direct marketing operations in that region;

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  Our Asia Pacific & Latin America segment, primarily consisting of our direct marketing operations in that region;

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  Our Canada segment, consisting of our direct marketing and other operations in that region;

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  Our Lifestyle & Entertainment Direct segment, primarily consisting of our direct response television ("DRTV") marketing business; and

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  Our Other segment, consisting of our Weekly Reader Publishing Group branded community.

        Of our total $850.4 million revenue for the six months ended June 30, 2010, excluding intercompany eliminations and fair value adjustments, our United States segment contributed $311.3 million, our Europe segment contributed $296.9 million, our Asia Pacific & Latin America segment contributed $127.5 million, our Canada segment contributed $53.1 million, our Lifestyle & Entertainment Direct segment contributed $110.5 million, and our Other segment contributed $14.6 million.

United States Segment

        Our United States segment comprises most of our branded community operations in the United States. Through these communities, we strive to be the branded multi-media provider of choice of original, user-generated and curated content for selected communities. Our operations are organized thematically according to the shared interests of our customers, which we refer to as branded communities. Our branded communities in this segment are the Reader's Digest Community and our Lifestyle Communities (Food & Entertaining, Home & Garden and Do-It-Yourself). Our community-based structure enables us to cross-market brands, leverage and grow digital assets and integrate sales and marketing teams to deliver customized offerings to our customers and advertisers. Our integrated sales and marketing team has sold advertising programs with print, digital and experiential components to blue-chip advertisers including General Mills, Proctor & Gamble and Kraft over the past 18 months. For the six-month period ended June 30, 2010, we derived 69.3% of our revenue in this segment from magazines and website circulation and advertising; 24.6% from sales of books, music and video; and 6% from sales of non-published products, excluding intercompany eliminations and fair value adjustments. For the six-month period ended June 30, 2010, this segment generated revenue and operating income of $311.3 million and $48.2 million, respectively.

  Reader's Digest Community

        Our business operations in the Reader's Digest Community include all Reader's Digest branded businesses, including magazines, websites, digital newsletters, mobile applications, special interest publications, trade book publishing, book reading series, music and video. According to Psychster Research, The Reader's Digest brand is recognized by 99% of American adults online. Leading the product portfolio is Reader's Digest magazine, the winner in 2009 of the American Society of Magazine Editors' highest award for General Excellence.

        The brand's digital footprint continues to expand and includes the website readersdigest.com, which attracted an average of 1.8 million unique visitors per month in the first half of 2010, up 10% from the prior year. Readersdigest.com's digital portfolio also includes e-newsletters with a combined circulation of more than 1.8 million weekly subscribers and an expanding array of mobile applications such as Life IQ and Word Power SmartPhones apps.

        The Reader's Digest books and home entertainment business, which sells directly to consumers via direct mail and eCommerce and also at retail, sold over 13 million units in the 12 months ended June 30, 2010. Its children's books are developed and sold in partnership with many of the most popular children's entertainment brands, including Disney and Sesame Street. The books and home entertainment business also includes the Reader's Digest music business, which in 2010 collectively surpassed the 1 million download mark on iTunes.

        In September 2010, Reader's Digest Community made a strategic announcement to help return the brand to its roots as a curator of content, providing simple, trusted, insightful information. The strategy, beginning in January 2011, will include a daily, curated website promoted as The Reader's Digest Version and will be supported by a total of 24 new products and brand extensions including many new mobile applications and a suite of eBook products. These new offerings not only extend the Reader's Digest brand to a new generation of digitally centered consumers, but capitalize on its original mission to help consumers get the information they want and trust, simply and quickly.

        Reader's Digest magazine.    The articles, book excerpts and features included in Reader's Digest cover a broad range of contemporary issues and reflect a focus on the power of individuals to make a difference in their own lives and the lives of others. In addition to originally developed content, the U.S. English-language edition of Reader's Digest also contains user-generated monthly humor columns, such as "Laugh!" "Life," "@Work" and "Off Base." Other regular features and columns include "Quick Study," "Look Twice," "Ask Laskas," and "Word Power." As part of the previously announced curation strategy, as of the February 2011 issue, the majority of the magazine's content will be condensed, adapted, and excerpted from a wide variety of media sources. A new expanded "Digest" section will feature selections of the most relevant content for family-centered consumers, covering Food, Health, Family, Money, Work, Travel, Tech, and Entertainment.

        Reader's Digest is published in several editions in the United States, including the flagship English-language edition, Reader's Digest Large Print for Easier Reading, Braille and recorded editions. Total United States magazine paid circulation for Reader's Digest and Reader's Digest Large Print for Easier Reading was approximately 6.5 million as of June 30, 2010. This community also reached an estimated 31.2 million readers, as of June 30, 2010.

        Reader's Digest Special Publications.    Capitalizing on the power and authority of the Reader's Digest brand, this business line produces an opportunistic portfolio of single-subject products, primarily in the health category. Two of the product lines that originated in this group are slated for multimedia expansion in 2011. One is Reader's Digest Best You, a wellness brand for women over 40; new products planned include a high-frequency e-newsletter, a suite of newsstand single-subject magazines; and a book imprint. Another is Reader's Digest Reverse Diabetes. This fast-growing business line currently includes newsstand products, books, and an e-newsletter. Planned for 2011 are a greater web presence at readersdigest.com; healthy living videos; and a new line of newsstand "bookazines."

        Reader's Digest Digital.    Readersdigest.com is a leading general interest website that curates high interest content into simple, time-saving insights to help family-centered consumers cut through everyday clutter on all the topics that matter most from health and wellness, to food, travel and finance. Readersdigest.com attracted an average of 1.8 million unique visitors per month for the first half of 2010, up 10% over the same period last year. Readersdigest.com also serves as a digital extension to Reader's Digest magazine, allowing readers to dive deeper into stories and topics that capture their interest, and engage directly with the Readers Digest community through interactive polls and discussion boards. The website also is used to market Reader's Digest-branded products through e-mail and the Internet, and to communicate with and provide service to customers online.

        Reader's Digest is also establishing a strong digital presence beyond its website. Recent benchmarks include the successful launch of its first mobile application; the launch of its first e-reading products; and strong growth in its e-newsletter businesses. The program will accelerate aggressively in 2011. An iPad version of Reader's Digest magazine will premier in February 2011; the website will be redesigned and relaunched early in 2011 to increase its role as a curator of content for time-pressed Americans; new mobile applications will enter the marketplace almost monthly during 2011; many top-selling books and special-interest publications will be released in iPad formats; and e-newsletter businesses will be expanded.

  Reader's Digest Books and Home Entertainment

        Trade Publishing conceives, develops and sells books and products for both children and adults. Its books, games and other products for children up to age 12 are sold under the Reader's Digest Children's Publishing imprint, many of them in partnership with such popular brands as Barbie, Disney, Nickelodeon, Sesame Street, Fisher-Price, Marvel Heroes and Hasbro. Products are sold primarily through retail channels, catalogs and the Internet. Trade Publishing also originates and sells books for adults under the Reader's Digest imprint in many illustrated categories, including health, home, gardening, cooking, humor, history and reference. These books are sold through retail channels, catalogs, book clubs and television.

        Reader's Digest Select Editions is one of America's longest-running direct-to-consumer book programs. First established in 1950, this program today serves nearly 300,000 paid subscribers. Six times a year, subscribers receive a new volume containing expertly condensed versions of today's most popular fiction books. Some popular authors whose titles have appeared in recent Select Editions include James Patterson, Mary Higgins Clark, Nicholas Sparks, Michael Connelly and Lee Child. Select Editions are marketed primarily through direct mail and are also promoted through offerings in Reader's Digest magazine, as well as e-mail and Internet offers. The Reader's Digest Select Editions book business also includes continuity series for customers who enjoy a particular genre of book. Notable titles include The World's Best Reading and Best Mysteries of All Time.

        Music.    Reader's Digest Community releases Reader's Digest-branded music collections on compact discs and digital downloads throughout the world. These releases span a broad range of musical styles, ranging from classical to pop and from local folk to relaxation music. As of June 30, 2010, our proprietary music collection contained more than 23,000 original titles. The Reader's Digest music team licenses existing recordings from major record companies and sponsors its own recordings with renowned orchestras and international and local artists, while continuing to grow its music library by acquiring rights to master recordings. The business has digitized a major portion of these selections and now offers an increasing number of tracks through various online providers. It also licenses its selections to third parties for retail sales or movie synchronization. Reader's Digest music is a member of the Recording Industry Association of America in the United States and has been recognized with 51 gold, platinum and multi-platinum awards.

  Lifestyle Communities

        Our business operations in the lifestyle communities are organized thematically according to the shared interests of our customers, which we refer to as "communities." Our communities are Food & Entertaining, Home & Garden and Do-It-Yourself.

        The performance of our magazines in these communities is driven primarily by circulation revenue and some, like Every Day with Rachel Ray, by advertising sales. Historically, our user-generated magazines have not included significant advertising, and, accordingly, circulation has been the principal driver of performance. However, beginning in 2008, we began to sell advertising in these magazines.

        The editorial philosophy for our special interest magazines is focused on building communities of interest around each brand by following several core principles including:

  •
  concentration on positive aspects of people and their lifestyles;

  •
  encouragement of reader involvement;

  •
  maintenance of low editorial costs; and

  •
  emphasis on product quality.

        A significant portion of the editorial content of our magazines is contributed by readers in each of the Food & Entertaining and Home & Garden communities.

  Food & Entertaining

        The Food & Entertaining community includes brands such as Taste of Home, the largest food magazine by circulation in the United States, the award-winning magazine Every Day with Rachael Ray and Allrecipes.com, a website for food enthusiasts to share, rate and download recipes and meal ideas. We also publish special interest publications and bookazines (magazine-sized soft back books focusing on a particular subject matter). This community is the largest food publisher in the United States, based on magazine circulation of approximately 6.6 million, reaching over an estimated 29 million readers as of the six months ended June 30, 2010. In addition, with 434 million annual visits to the site, Allrecipes.com was the most frequently visited website in comScore's food category as of June 2010.

        Taste of Home.    Taste of Home, generally published in six issues a year, caters to readers who are looking for simple everyday recipes that can be created without exotic ingredients. The magazine was launched in 1993 and had a paid circulation of approximately 3.3 million as of June 30, 2010. Like many of our publications in our Lifestyle Communities, our Taste of Home-branded magazines have an innovative editorial model that makes extensive use of user-generated content. We repurpose this content for use in multiple platforms and for multiple purposes including magazine, Internet, books and annual publications. This results in a flexible and cost-effective editorial model, and the production of a significant volume of evergreen content. To illustrate, a recipe may start as a content submission from a Taste of Home reader, which can then can be used in many ways, including online, in a Taste of Home Cookbook, in annual books, in a supermarket check-out special, and featured in a Taste of Home cooking school. The user-generated aspect of our business model also enables us to develop products that respond to the interests of our reader base.

        We also have a strong web presence at Tasteofhome.com. Tasteofhome.com is a leading community-based food website where home cooks gather to share, talk and get-inspired about home cooking. Tasteofhome.com provides user-generated, editorially approved recipes, video cooking tips, chat groups and newsletters focused on preparing home-cooked meals for everyday and holidays. The site, consistently ranked among the top 20 food websites, attracted 1.8 million unique visitors per month as of June 30, 2010, up 10% over the same period in 2009. The site also has very strong engagement metrics, ranking fourth in the food category for repeat visitors and fifth in page views per visit. Tasteofhome.com also distributes a broad portfolio of email newsletters to a combined circulation of 6.6 million readers.

        Historically, Taste of Home-branded magazines did not accept on-page advertising, making circulation the principal driver of performance. Beginning in 2008, we began to promote and accept advertising in these magazines. Taste of Home advertising and sponsorships was approximately $2.6 million as of June 30, 2008 and increased more than 300% to approximately $10.6 million as of June 30, 2010. We have also re-launched our former publication Light & Tasty as Taste of Home Healthy Cooking in order to appeal to a younger demographic and to attract health-related advertisers.

        Every Day with Rachael Ray.    Every Day with Rachael Ray is a full-size glossy magazine of original content that features the popular author, television food personality and talk show host Rachael Ray, who was named one of the ten most influential women in media by Forbes.com in July 2009. We generally publish the magazine ten times a year under a licensing agreement, and the median reader age for the magazine is 43, according to Mediamark Research's Spring 2009 report. Every Day with Rachael Ray was launched in 2006 and as of June 30, 2010, had a paid circulation of approximately 1.7 million. The magazine also has a companion website at rachaelraymag.com.

        Allrecipes.com.    Allrecipes.com is the largest food website (measured by unique visitors per month) in the United States for the 12 months ended June 30, 2010, with 434 million annual visits from home cooks, consuming, creating and sharing 2.7 billion pages of recipes, reviews, blog posts, and how-to guides. Allrecipes.com had an average of approximately 9.6 million unique visitors per month in the United States during the 12 months ended June 30, 2010, with a median member age of 43. Allrecipes.com has increased digital advertising revenue 46% in the six months ended June 30, 2010, over the same period in 2009. We have expanded Allrecipes.com, to include 12 million home cooks in 21 countries as of June 30, 2010. The international versions were built using local languages, ingredients and measures, and feature content (recipes, ratings and reviews, photos and profiles) created by local member audiences. Allrecipes.com also provides content on other platforms such as our application for the iPhone called "Allrecipes Dinner Spinner," which enables users to search for recipes on the go. Since its launch on December 11, 2008, Allrecipes Dinner Spinner and Allrecipes Dinner Spinner Pro have received more than four million downloads as of June 30, 2010. The Dinner Spinner app is one of the top recipe apps in the iTunes store. Allrecipes.com also licenses its content and technology to national brands to power their digital initiatives.

        Books.    We also publish books based on editorial content derived from material contributed by our readers to our Food & Entertainment community magazines. Our books are created to complement our magazines and to leverage the magazines' brand names, reader loyalty and editorial capability. We principally market annual editions of books that are mostly created from prior-year magazine content as well as single-sales products. We also have 15 annual book programs that are marketed on an advanced consent basis, with customers agreeing to receive future editions of the books unless they respond to an annual prepublication notice. We also publish several popular cookbooks under the Taste of Home franchise. For example, our Taste of Home Cookbook sold approximately 315,000 copies in the six months ended June 30, 2010.

  Home & Garden

        Our Home & Garden community publishes several leading magazines including Birds & Blooms and Country, with a total community circulation of approximately 5.5 million as of June 30, 2010. This community also sells bookazines, home and garden-related books, catalog merchandise and travel tours. We believe that the Home & Garden community reached over an estimated 24 million magazine readers as of June 30, 2010. A significant portion of the editorial content in this community is contributed by readers.

        Birds & Blooms.    This brand brings together a dedicated community of bird and garden enthusiasts. Birds & Blooms generally publishes six issues a year and is the highest paid circulation magazine for bird lovers in the United States, with a paid circulation of approximately 1.7 million as of June 30, 2010.

        Country.    Our Country magazine is designed for people who live in the country or appreciate country living. It contains a unique blend of professional scenic photography and user-generated stories. Country generally publishes six issues a year and has a paid circulation of approximately 1.2 million as of June 30, 2010.

        Reminisce.    We publish Reminisce magazine, a popular U.S. nostalgia magazine with a paid circulation of approximately 1.2 million as of June 30, 2010. Reminisce generally publishes six issues a year and focuses on entertaining, uplifting and connecting customers through nostalgic stories and personal reminiscences.

  Do-It-Yourself

        Our DIY community embraces a dual audience of hands on consumers who enjoy the do-it-yourself lifestyle. Between the male-oriented The Family Handyman brand, and the female skewed freshHOME brand, we reach a DIY community of more than five million enthusiasts each month through magazines, bookazines, the Familyhandyman.com website and the freshHOME newsletter and blog portfolio.

        The Family Handyman.    The Family Handyman provides inspiration, instructions and guidance for do-it-yourself home improvement projects. The Family Handyman generally publishes ten issues a year and is the highest paid circulation U.S. do-it-yourself magazine, with a paid circulation of approximately 1.1 million as of June 30, 2010. The Family Handyman also publishes a line of special-interest premium magazines and books, which are sold through retail and direct mail.

        freshHOME.    In February 2009, we introduced freshHOME magazine, primarily using repurposed content from our resource library to appeal to attractive demographics such as young homeowners, women and couples in the "do-it-yourself" market. freshHOME was recognized as one of the top-15 most notable magazine launches of 2009 by Folio magazine.

International Segments—Europe, Asia Pacific & Latin America, and Canada

        Our international businesses are direct marketing companies that leverage our direct marketing and database capabilities along with our global reach across 77 countries to develop a customer base that purchases content, product, and services, under brands that we own as well as brands owned and developed by third parties. These segments market products and services that address lifestyle needs across multiple communities including health, cooking, gardening, travel, hints and tips, among others. We are best known in these segments for our books and home entertainment products and services, our flagship magazine, Reader's Digest,and our Trusted Brands platform. Our most significant markets by revenue are Germany, Canada, Australia, Russia and Central Europe. In contrast to our United States segment which principally relies on magazine revenue, our international segments derive a significant amount of their revenue from the sale of books, entertainment, merchandise and financial services products sold through catalog, continuity, and single product offerings across multiple marketing channels including direct mail, digital, telemarketing, free standing inserts, package inserts, door drops and DRTV. For the six-month period ended June 30, 2010, we derived 45.2% of our combined revenue in these segments from sales of books, 24.9% from magazines and website circulation and advertising, 16.7% from sales of entertainment products, and 13.3% from sales of other products. For the six-month period ended June 30, 2010, Europe generated revenue and operating income of $296.9 million and $29.5 million, respectively; Asia Pacific & Latin America generated revenue and operating income of $127.5 million and $10.1 million, respectively; and Canada generated revenue and operating income of $53.1 million and $9.0 million, respectively.

        As direct marketing companies, our international businesses are distinct from our US branded communities. Our international segments will continue to leverage our internal brands and publishing model but will not be defined by it. Historically organized around a product line focus that revolved primarily around our published books, music, video, and magazines, we are shifting our organization to a customer-centric model. A customer-centric model will allow us to market more effectively to our international databases of approximately 60 million names, as well as better serve new customers as we expand our product and service offerings to better meet our existing and targeted customers' needs. This is evidenced by our diversification and increase of product and service offerings beyond publishing, as well as by the creation of new catalogs and marketing efforts to meet the specific needs of our various customer segments. Catalogs that are currently available include health, cooking, vitamins, jewelry, skin care, gardening among others. We are also focusing on better serving one of our largest customer segments, the 50+ market, with select targeted products and services. We recently tested a seniors catalog in Germany and will be launching it, along with several other products and services, across multiple countries within the next calendar year.

  Digital Acceleration

        Digital acceleration is a top priority for us. We are working with third party providers to build out our digital and targeting capabilities. The anticipated completion of this project in 2011 will allow us to more effectively service our customers with relevant, targeted offers. Key to our digital acceleration is leveraging our expertise as one of the leaders in offline sweepstakes marketing and building out a digital sweepstakes platform through which we will sell targeted products and services.

  Our Products and Services

  Reader's Digest English

        Our Reader's Digest English business division has a mission to become the primary way that people teach themselves to speak English around the world. Our first product in this division, English20 Interactive, our DVD-based interactive system of language learning, launched to our customers in late September 2010 in several of our key markets. Additional country expansion will happen throughout 2011. This is the cornerstone product for the launch of our new English-language learning business. We expect that this business will attract a younger demographic, aged 18-35, opening up a new audience for us.

  Books and Home Entertainment

        Our publishing model involves creating content across several centers of excellence as well as sourcing content from third party publishers. Global products and promotions are developed through a global creative development process and adapted for local markets. Books and home entertainment products in our international segments include books across many genres including health, cooking, gardening, and travel; music and video collections, and continuity series such as Reader's Digest Select Editions. Select merchandise is also sold through our Reader's Digest catalog as well as our community catalogs. Financial services that address the diverse needs of our customers are also offered. These products and services are marketed and sold through direct mail, retail, the Internet, DRTV, telemarketing, package inserts, freestanding inserts and catalogs. Outside of the United States, we sell books in 40 countries, music products in 39 countries and video products in 37 ountries.

        We publish Select Editions, our largest open-ended reading series, in 18 languages and sell it in 32 countries outside of the United States. Other reading series and illustrated series are also marketed internationally. Reading series books are published in five languages and sold in 13 countries outside of the United States, while illustrated series books, are published in seven languages and sold in 15 countries outside of the United States.

        Our video products address the varied interests of our customers such as travel, history, and children's animated programs. We sell our video products, and video products licensed from third parties, in 37 countries. We also promote music collections in 39 countries outside of the United States, including our Reader's Digest branded music collections and music under the Time Life brand. This music is also drawn in part from our global music library of 23,000 titles, and consists both of U.S.-recorded music and international recordings.

  Magazines

        Our international segments publish 48 international editions of our Reader's Digest magazine and 12 other magazines, which are marketed primarily through direct mail. International editions have local or regional editorial staff responsible for the editorial content of the edition. The mix of locally generated editorial material, material repurposed from U.S. editions and material repurposed from other international editions varies among editions. In general, our larger international editions, such as those in Germany, Canada, Australia and France carry more original or locally adapted material than the smaller editions. For most international editions of Reader's Digest, subscriptions comprise more than 90% of circulation. The balance is attributable to newsstand and other retail sales. Advertising has historically represented a relatively small percentage of revenue.

        Examples of country-specific magazines include Receptar, a leading Czech do-it-yourself and gardening monthly magazine; Best Health in Canada; The Family Handyman and HealthSmart in Australia; a cooking magazine, Mes Meilleures Recettes in France; and country-focuses titles such as Our Canada in Canada, Polska Wita in Poland, Daheim in Deutschland in Germany, and Meidän Suomi in Finland.

  Non-published Products and Services

        Non-published products and services are becoming increasingly important in our array of offerings to our customers as we seek to more comprehensively address our customers' needs. We have launched community-based catalogs, some using the Reader's Digest brand and others not, in health, cooking, gardening, outdoors, wine, jewelry, vitamin, and skin care, that contain select, quality products for our customers. We also offer financial services to help meet the diverse needs of our customers.

Lifestyle & Entertainment Direct Segment

        Our Lifestyle & Entertainment Direct segment is a direct marketing business that sells a diverse array of products, primarily through DRTV. Products include music compilations and video products sold under the Time Life brand, which we license from Time Warner Inc. and Time Inc., new music content released on our Saguaro Road label, as well as fitness and other products released under our Direct Entertainment Media Group brand. Our Time Life license expires in 2016. Our most successful fitness product is the Ab Circle Pro, which has sold over 1 million units through DRTV and retail from its launch in April 2009 through June 30, 2010. For the six-month period ended June 30, 2010, this segment generated revenue of $110.5 million, of which approximately 63% was from DRTV sales and 37% was from retail sales. For the six months ended June 30, 2010, this segment generated $13.5 million in operating income.

        Our Time Life brand music products primarily consist of content licensed through major record companies. Licenses are typically for a multi-year term and often require production volume guarantees. We use the Time Life brand as a key selling point in direct response, retail and direct market channels. Music products are sold through all distribution channels in which we operate. We license our video products from various licensors. Our video product categories include comedy, drama, Christian, history, nature and children. Most video product sales are in the form of single-DVD units or multi-DVD sets. Video products are sold through all distribution channels in which we operate.

        We utilize multiple channels to market our music, video and lifestyle products, including long-form (typically 30 minute "infomercials") and short-form (two minutes or less) television advertising, direct mail, the Internet and direct sales. DRTV and retail sales are the main drivers of this business in the U.S.

        We have also established our own proprietary recording label, Saguaro Road, through which we have presented established artists, leading to several strong-selling CDs and high-profile awards, including three 2009 Best Album Grammy award nominations and the winner of the Best Album Grammy award in 2009 in the best traditional gospel album category for The Blind Boys of Alabama's Down in New Orleans.

Other Segment

        Our Other segment primarily consists of our Weekly Reader Publishing Group branded community, which publishes and markets magazines, books and other educational products. Weekly Reader magazine is published for students in kindergarten through grade 12, with a combined circulation of approximately 3.9 million as of June 30, 2010. This segment formerly included our CompassLearning business, a research-based, technology learning solutions company. On January 26, 2010, we sold substantially all of the assets of CompassLearning.

        Our Weekly Reader community's revenue consists primarily of subscription revenue from periodicals. For the six-month period ended June 30, 2010, this segment generated revenue and operating income of $14.6 million and $1.6 million, respectively.

Financial Information About Industry Segments

        For information regarding revenue and operating profit (loss) for the six industry segments for the last three fiscal years, please see "Note 27—Segments" in the Notes to our Consolidated Financial Statements as of and for the six months ended December 31, 2009 and 2008 and Years Ended June 30, 2009 and 2008 (Predecessor Company) and Combined Consolidated Financial Statements for the year ended June 30, 2007 (Predecessor Company). For total assets for the six industry segments for the last two fiscal years, please see "Note 27—Segments" in the Notes to our Consolidated Financial Statements as of and for the six months ended December 31, 2009 and 2008 and Years Ended June 30, 2009 and 2008 (Predecessor Company) and Combined Consolidated Financial Statements for the year ended June 30, 2007 (Predecessor Company).

Competitive strengths

        We have several competitive strengths including:

  Category-leading global brands

        We have 32 distinct brands, a number of which are leaders by circulation in their market categories. In the United States, our brands such as Taste of Home, Every Day with Rachael Ray, The Family Handyman, Allrecipes.com and Reader's Digest are leaders in their respective genres. Internationally, a number of our magazines are among the leading titles by circulation. For example, Reader's Digest and Sélection du Reader's Digest are the largest circulation English and French-language magazines in Canada, respectively, Revista Selecciones is the largest circulation magazine in Mexico, Reader's Digest Selecciones and Meidan Suomi are among the leading titles by circulation in Argentina and Finland respectively.

  Diversified revenue and geographic mix

        We operate and sell products in 78 countries. As a result of the span of both our operations and product offerings, our revenue is not dependent on a single geographic region or product line. We believe our diverse product offering and geographic footprint reduces our operating risk. Historically, no one product represented greater than 35.0% of our revenue: for the six months ended June 30, 2010, books were 33.3%, magazine subscriptions represented 24.0%, music & videos represented 33.6% and magazine advertising represented 9.0%. Remaining revenue was attributable to our other products. Geographically, as of June 30, 2010, no one region represented more than half of our revenue: Europe represented 34.9%, the United States represented 36.6%, Asia-Pacific & Latin America represented 15.0% and Canada represented 6.3%. We believe our diverse product offering and geographic footprint reduces our operating risk.

        For revenue from external customers attributed to our sales in the United States as compared to internationally, and for long-lived assets located in the United States as compared to long-lived assets in all foreign countries, please see Note 27—Segments" in the Notes to our Consolidated Financial Statements as of and for the six months ended December 31, 2009 and 2008 and Years Ended June 30, 2009 and 2008 (Predecessor Company) and Combined Consolidated Financial Statements for the year ended June 30, 2007 (Predecessor Company). Revenue from no individual foreign country are material to our results of operations.

Product diversity (expressed as a % of revenue for the six months ended June 30, 2010)

Branded Communities % of Revenue 6 months ended June 30, 2010	Direct Marketing—Int'l Segments / LED % of Revenue 6 months ended June 30, 2010

Geographic diversity (expressed as a % of revenue for the six months ended June 30, 2010)

Geographic Diversity
% of Revenue 6 months ended June 30, 2010

  Valuable portfolio of content assets

        We have a valuable portfolio of content in popular genres such as food, entertaining, health, wellness, home improvement and gardening. Our portfolio includes content developed for print, audio, video and DVD, the Internet and mobile applications. A significant portion of the editorial content of our magazines in each of our Lifestyle Communities is contributed by our readers. Over the past 18 months, we have digitized over 350,000 articles of our evergreen content. This digitization allows ready access to a broad array of content which can be repurposed in an efficient and cost-effective manner for use in multiple markets. Our proprietary collection of over 23,000 music tracks generates revenue through multiple channels, including online and mail order sales, and also through royalty arrangements.

  Effective branded community-based business model

        We have created networks, which we refer to as "communities," of customers who share similar interests. As an organizing principle, we have grouped these communities and our related products into our Reader's Digest Community and our Lifestyle Communities (Food & Entertaining, Home & Garden, and Do-It-Yourself). We believe these communities have high customer engagement and are, therefore, attractive to advertisers. We have established an integrated advertising sales force that promotes our advertising platforms across each community. We believe that understanding our customers' interests increases the effectiveness of our promotions both in print and online.

  Leader in direct marketing

        We market and sell products and services through direct mail (including catalogs), DRTV, the Internet and retail. Our extensive database contains more than 130 million customer names and provides us with the ability to cross-sell by marketing a full portfolio of products to existing customers. Through our proprietary analytical processes we are able to identify our customers' interests and spending patterns, which provides us with information that we use to offer our products at multiple price points and more effectively target our audience. Our international response rate is greater than twice the industry average for direct mail.

  Experienced and committed leadership team

        We believe that we have an industry leading management team. Our Chief Executive Officer, Mary Berner, led Fairchild Publications, Inc., first as President and Chief Executive Officer and then as President of Fairchild and an officer of Condé Nast. She has assembled a highly-talented executive team, promoting from within our company and recruiting industry leaders. Our executives include: Suzanne Grimes, President, Lifestyle Communities, Canada & India, who was publisher of Glamour magazine and led Condé Nast corporate advertising sales; Lisa Sharples, President of Reader's Digest Community and Allrecipes.com, who founded Garden.com, Inc. and was a senior marketing executive for Classmates.com; Dawn Zier, President, Europe, an 18-year veteran of the company, most recently our President of Global Consumer Marketing; Patricia Hespanha, President, Asia-Pacific & Latin America, a 14-year veteran of the Company, most recently our Managing Director, Mexico; and Tom Williams, Chief Financial Officer, former Chief Financial Officer of AT&T's Network, Customer Service and Merger Synergies Division. Each member of our senior team has experience in high-profile positions, averaging more than 20 years of service in sectors relevant to our business.

Business Initiatives

  Reader's Digest digital initiatives

        We believe that the Reader's Digest brand can return to its roots as the premier provider of relevant, expertly curated content, updated for the digital age. We intend to grow our business by providing digital content across multiple platforms, from e-books and e-magazines to mobile applications and games, including our expected launch of an iPad edition of Reader's Digest in February 2011. Our digital initiatives include: the continued development of our digital membership communities, such as Allrecipes.com, the overhaul of "Reader's Digest Digital"—our readersdigest.com website and complementary digital products, the expansion of our digital sweepstakes internationally, and the expansion of the digital reach of our direct marketing business.

        For the six months ended June 30, 2010, approximately 7% of our revenue was generated from digital products and sales through digital channels. On a segment by segment basis, revenue from these sources was approximately 12% of our Reader's Digest United States and Other segments, 4% across our international segments, and approximately 16% of our LED segment. If we are able to successfully implement our digital initiative and expand our digital offerings, we believe that the proportion of our revenue from digital products and sales channels could increase to almost a fifth of our total revenue in the next four years. We expect to see the largest increases in digital revenue in our Reader's Digest United States and other segments from our magazine and websites. In our international segments, we expect that our digital marketing and digital sweepstakes will help increase the portion of digital revenue across our product channels. In our Lifestyle & Entertainment Direct segment, implementation of our digital initiative is expected to increase the proportion of digital revenue from our DRTV sales channel. As our digital product offering expands, we expect our digital product offerings to comprise a larger proportion of our revenue, and our margins to increase due to higher amounts of digital advertising and digital product sales.

  Digital sweepstakes

        Our goal is to become the leading digital sweepstakes marketer in the world, by creating a sweepstakes community through which we will sell targeted products and services. We are a leading international offline sweeps marketer, and we believe that we can leverage our sweepstakes experience to create digital audiences of like-minded consumers that are interested in sampling a variety of product offerings. Increasing our digital sweepstakes presence is a key facet of our digital initiative.

  Reader's Digest English

        With the launch of our new product, English 20 Interactive in September 2010, we hope to become a leader in the self-study of English as a second language market, and to attract a new audience to our Reader's Digest brand.

  Digital membership

        With an average of 1 million uniques per day, which ramps up to as high as 3 million per day in the holiday season according to Omniture, Inc., our audience at Allrecipes.com provides us with a significant opportunity to market paid memberships to these consumers. This revenue model allows power users of Allrecipes.com to upgrade to a paid membership model to access additional services and benefits beyond the free user experience. We expect that it will provide us with a new incremental revenue source and will enhance repeat visits and member loyalty.

  DRTV plus

        We intend to build on our DRTV marketing success in fitness products by utilizing this channel to market owned and licensed lifestyle products offered through our Lifestyle & Entertainment Direct segment, which includes both fitness and household products. We also will strive to extend the lifecycle of our Ab Circle Pro fitness product, while at the same time testing and bringing new products to market.

Circulation

        The following table shows approximate average circulation information for the twelve months ended June 30, 2010 for many of our principal magazines:

Magazines	Average circulation as of June 30, 2010
Reader's Digest magazine(1)	6,550,000
Other U.S. magazines,(2) including	18,435,000
Weekly Reader(3)	3,900,000
Taste of Home	3,300,000
Every Day with Rachael Ray	1,700,000
Birds and Blooms	1,700,000
Country	1,200,000
Reminisce	1,200,000
The Family Handyman	1,100,000
Taste of Home Simple and Delicious(3)	1,000,000
Taste of Home Healthy Cooking	685,000
Other international magazines, including	932,000	(4)
Our Canada	252,000	(5)
Receptar	*	(4)
The Family Handyman Australia	*	(4)
Polska Vita	*	(4)
Daheim in Deutschland	*	(4)
Meidän Suomi	*	(4)
Best Health	*	(4)
Health Smart	*	(4)

(1)
In international markets, Reader's Digest magazine is published in multiple editions and languages. Total includes Reader's Digest editions both with and without audited circulation results. International circulation numbers are generally not audited. Circulation for the U.S. edition of Reader's Digest will decline in connection with the planned reduction of the magazine's rate base.

(2)
Individual magazine figures shown for audited publications are from the Audit Bureau of Circulations. In the United States, we do not receive audited circulation results for magazines that do not carry advertisements. Some of our U.S. magazines included in the total number were not audited by the Audit Bureau of Circulations in 2009. The figure used to calculate these unaudited figures is the guaranteed rate base for each publication where available and management's estimate where guaranteed rate base is unavailable.

(3)
Unaudited.

(4)
While a number of our international magazines are leaders in their markets, with the exception of Our Canada no individual title in our international segment has a circulation in excess of 150,000.

(5)
Circulation as of June 30, 2010.

        We currently publish eight magazines in the United States that have a paid circulation of at least one million. Circulation generated 76% of our total U.S. revenue for the six months ended June 30, 2010 for Reader's Digest and other U.S. magazines, and advertising generated 24% of our total U.S. revenue for the six months ended June 30, 2010. While most of our magazines are circulation-driven, certain magazines, including the U.S edition of Reader's Digest, Taste of Home, Every Day with Rachael Ray, and The Family Handyman are circulation and advertising-driven. Advertising is sold based on a guaranteed rate base. We are leveraging our community-based model to begin to sell advertising to our circulation-driven magazines. Many of our U.S. magazines have not historically accepted on-page advertising and relied on subscriptions for a significant portion of their revenue, with newsstand sales supplying the balance. We began promoting and accepting advertising in these magazines in 2008. For the six months ended June 30, 2010, circulation revenue was $297 million and advertising sales revenue was $92 million.

        We support the circulation rate base for our magazines through annual subscription renewals and new subscriptions. Subscriptions are sold through a variety of direct response marketing techniques. The majority of subscriptions are typically sold between July and December of each fiscal year. Subscribers to our magazines may cancel their subscriptions at any time and may request a refund for any unused balance of the subscription price. In fiscal 2009, management decided to reduce the Reader's Digest rate base in the United States from 8 million to 5.5 million over an 18-month period, which began with the February 2010 issue, and to reduce the magazine's frequency from 12 to 10 issues a year.

        We believe that many international editions of Reader's Digest are among the largest paid circulation monthly magazines both in the individual countries and in the regions in which they are published. For most international editions of Reader's Digest, subscriptions comprise more than 90% of circulation. The balance is attributable to newsstand and other retail sales. Approximately 19.8% of total international revenue as of June 30, 2010 for Reader's Digest was generated by circulation revenue and 5.1% by advertising revenue.

        The U.S. editions and the larger international editions of Reader's Digest offer advertisers different regional editions, major market editions and demographic editions. These editions, which usually contain the same editorial material, permit advertisers to concentrate their advertising in specific markets or to target specific audiences. We sell advertising in multiple Reader's Digest editions worldwide, principally through an internal advertising sales force and offer discounts for placing advertisements in more than one edition.

Production and fulfillment

  Magazines

        We utilize independent contractors and vendors to print all editions of Reader's Digest and our other magazines. We have an exclusive contract with a U.S. printer to print the U.S. editions of Reader's Digest which is scheduled to continue for at least five years. One printer prints our specialty magazines under a contract expiring in December 2016.

        Lightweight coated and uncoated papers are the principal raw materials used in the production of our magazines. In 2010, we contracted with one paper broker/mill to provide the paper for U.S. magazines. In 2008, we began to print many of our magazines on 85% recycled paper. We believe our new relationship will continue to provide an adequate supply of paper for future needs and that, in any event, alternative sources are available at competitive prices. A variety of factors affect paper prices, including demand, capacity, pulp supply and general economic conditions. See the section titled "Risk Factors."

        We have agreements with a single independent contractor to handle order and payment processing for Reader's Digest and our other U.S. magazines. These agreements expire in December 2012.

        Subscription copies of the U.S. edition of Reader's Digest and our other magazines are delivered through the U.S. Postal Service as "periodicals" class mail. Subscription copies of international editions of Reader's Digest are delivered through the postal service in each country of publication. Postal rates are dependent on the operating efficiency of the various postal services and on legislative mandates imposed upon those postal service organizations.

        We are subject to postal rate increases, which affect our product deliveries, promotional mailings and billings. Postage is one of the largest expenses in our promotional and billing activities, and increases in postal rates are factored into our pricing strategies and operating plans. However, there can be unexpected increases in postal rates, especially in light of volatile economic conditions. Higher postal rates or other delivery charges usually increase the total cost to our customers, which may have a negative effect on our sales. As a result, we may strategically determine the extent, if any, to which we will pass these cost increases on to our customers. In many countries, we actively develop and maintain good working relationships with the postal authorities in an effort to negotiate better rates and services. We also periodically look for alternate distribution channels for better service, improved cost efficiency and/or apply some competitive pressures on government postal agencies.

        We rely on postal delivery service for timely delivery of most products and promotional mailings. In the United States and most international markets, postal delivery service is generally satisfactory. Some international jurisdictions, however, experience periodic work stoppages in postal delivery service or less than adequate postal efficiency. See the section titled "Risk Factors."

        In the United States, a distribution network handles newsstand and other retail distribution. We also have contracted in each country in which we distribute with a newsstand magazine distributor for the distribution of our international magazines.

        Internationally, we have several multi-country agreements with independent contractors as well as in-country independent contractors to handle fulfillment, warehousing, customer service and payment and order processing, while two primary printing companies assist with the printing of Reader's Digest magazine.

        We believe that there is generally an adequate supply of alternative production and fulfillment services for our magazines available at competitive prices should the need arise. We have contingency plans to minimize recovery time should our current contractors be unable to meet our production and fulfillment requirements. Nevertheless, significant short-term disruptions could occur.

  Promotion materials

        We use a third-party service provider to deliver outsourced print procurement and marketing solutions to our operations in 31 countries across the United States, Canada, Europe, the Middle East and Latin America, including the promotional printing operations of our direct mail business.

  Books and home entertainment products

        In October 2009, we entered into an agreement with a vendor to manage the printing of the majority of our direct mail books and Select Editions. The majority of our home entertainment products are also produced with this company.

        Independent contractors are also hired to handle our fulfillment, warehousing, customer service and payment processing. We have agreements with a single independent contractor expiring in December 2012 to handle order and payment processing for most of our U.S. books and home entertainment products.

        We have a contract with a company to handle warehousing and fulfillment for the U.S. direct mail business units the initial term of which expired in January 2010 and then continues until termination by either party. We expect to sign an extension of this deal in the near future. Our printers and suppliers generally package and deliver our products directly to the postal service.

        We also have an agreement with a leading business process outsourcing provider to handle a portion of customer service calls for certain of our business units expiring July 2013, with automatic renewals for three one-year terms.

        We believe that there is generally an adequate supply of alternative production and fulfillment services for our books and home entertainment products available at competitive prices should the need arise. Although significant short-term disruptions could occur, we believe that we have contingency plans in place to minimize recovery time should current contractors be unable to meet production and fulfillment requirements. See the section titled "Risk Factors."

  Lifestyle & Entertainment Direct products

        Our Lifestyle & Entertainment Direct segment sources content for international distribution of video products locally in Europe from various rights-holders. For music products, almost half of the content is repackaged content from the United States. In Australia, video products are licensed from a variety of sources, such as major studios, TV stations and other rights owners.

        Our product fulfillment is outsourced both domestically and internationally. We utilize multiple channels to market our music, video and book products, including long-form (typically 30 minute "infomercials") and short-form (two minutes or less) television advertising, outbound telemarketing, direct mail, the Internet and direct sales. DRTV is the engine that drives this segment's business in the U.S. market.

  Educational products

        Our printed educational products are printed and bound by third parties with whom we have contracts or to whom we issue purchase orders on a project-by-project basis. However, should the need arise, we believe that outside printing and binding services at competitive prices are available. Currently, due to product idiosyncrasies and printing industry specialization, different vendors are used as necessary to maximize printing efficiency. Most pre-press production, typesetting, layout and design functions are conducted in-house.

        The principal raw materials used in our print educational products are paper and ink. We purchase paper from both suppliers and printers directly based on pricing and, to a lesser extent, availability, and Weekly Reader purchases finished goods including paper components from the printers of their publications. Ink used by publications is provided by their respective printers and included in the cost of print production. We believe that adequate sources of raw material supply are, and will continue to be, available to fulfill our requirements with respect to our educational products. See the section titled "Risk Factors."

        Order processing, customer service, cash application and collection, telesales and fulfillment functions for all of Weekly Reader's educational operations are currently performed at company-managed facilities in Delran, NJ.

Marketing

        We sell magazine subscriptions, Select Editions, series books, general books, music and video products, selective merchandise and services and certain other products principally through direct mail marketing to households in our customer database, as well as to customer lists that we rent or purchase from third parties. Sales of books and home entertainment products are seasonal, as more customers respond in the fall and winter months (particularly before Christmas) than during the rest of the year.

        Our books and home entertainment product offers and many international magazine subscription offers are often accompanied by sweepstakes entries and, in some cases, premium merchandise offers to promote the sale of books and home entertainment products. Global prizes totaled over $10 million for the 2009 edition of the sweepstakes. Generally, each international subsidiary sponsors its own sweepstakes. The operation of the sweepstakes varies from jurisdiction to jurisdiction, depending upon local law.

        Our direct marketing policy allows customers to return any book or home entertainment product, either before or after payment, and to receive a refund of the amount paid. We believe that our returned goods policy is essential to our reputation and that it elicits a greater number of orders.

        Our Lifestyle & Entertainment Direct segment utilizes multiple channels to market its music, video and book products, including long-form and short-form television advertising, outbound telemarketing, direct mail, the Internet and direct sales. We strive to structure our television promotional strategy so that the DRTV marketing channel is profitable on a standalone basis. We sell our products in both "single-shot" offerings (one-time sales) and continuity offerings (a continuing series of products delivered in regular installments). DRTV is managed through two media buying channels: "short-form" commercials that are two minutes or less in duration and "long-form" commercials ("infomercials") that are typically thirty minutes in length. Music and video products are offered in both short-form and long-form DRTV.

        As part of our growth strategy and efforts to better manage our distribution and customer acquisition costs, we are increasing sales of our products through direct sales channels other than direct mail. These other distribution channels include the Internet, DRTV, package inserts, freestanding inserts, telemarketing, cross-promotion of titles in our magazines, retail and other direct sales methods.

        We rely on strong promotion packages to maximize response rates and drive product sales. These promotion packages are created and tested through a global creative development process and then rolled out based on quick confirmation testing across multiple countries.

Information technology and customer databases

        The size and quality of our databases of current and prospective customers in the countries in which we operate contribute significantly to our business. We constantly strive to improve our customer databases. Our U.S. databases contain approximately 75 million households as of June 30, 2010 and our international databases included a total of approximately 57 million customer households as of the same date. We continue to make significant investments in our database management and related information technology to improve operating efficiencies, to increase the level of service provided to customers and to facilitate globalization of operations. For example, we use proprietary analytical processes to analyze our customer information to define customer segments and develop statistical models in order to optimize customer selection for our marketing campaigns.

        The United States and some international jurisdictions, particularly in Europe, have data protection laws or regulations that prohibit or limit exchanging the type of information that we maintain. Some jurisdictions also prohibit the retention of information, other than certain basic facts, about non-current customers. Although these regulations may hinder the ability to collect, retain and use customer information, we believe that current laws and regulations do not prevent us from engaging in activities necessary to operate our current businesses.

Competition and trademarks

        We own or have rights to use trademarks, service marks and tradenames that we use in conjunction with the operation of our business worldwide, including the following: "Reader's Digest," the "Pegasus" logo, "Taste of Home," "Allrecipes.com," "Weekly Reader," "Reader's Digest Select Editions" and the names of many of our magazines, websites, features and other products. We also own or have the rights to use copyrights that protect the content of our products. We license the "Time Life" trademark and trade name from Time Warner Inc. and Time Inc. under an agreement that expires in 2016. We also license intellectual property from third parties for use in our products, including several entities affiliated with The Walt Disney Company.

        We believe that the name recognition, reputation and image that we have developed in our markets significantly enhance customer response to our direct marketing sales promotions. For these reasons, trademarks are important to our business, and we aggressively defend our trademarks.

        Although Reader's Digest magazine is a well-established institution in the publishing industry, it competes with other magazines for subscribers and with magazines and all other media, including television, radio and the Internet, for advertising. Reader's Digest and our other magazines compete with magazines of similar genres for readers and advertising.

        We believe that our company names, image and reputation, as well as the quality and size of our customer databases, provide a significant competitive advantage over many other direct marketers. However, we compete with companies selling similar products at retail as well as by direct marketing through various channels, including fundraising services, retail and the Internet. Because tests show that customer responses to direct marketing promotions can be adversely affected by the overall volume of direct marketing promotions, we also compete with all other direct marketers, regardless of whether their products are similar to our products.

Regulatory

        The marketing and sale of our products are subject to various laws, regulations and policies administered by United States federal, state, local and foreign governments in markets in which we operate our businesses.

        From time to time, we are involved in legal, regulatory and investigative proceedings concerning sweepstakes and direct marketing practices, including DRTV. Sweepstakes promotions are highly regulated and at the same time subject to vague standards, and are under constant government scrutiny. Applicable law in the United States has significantly reduced the effectiveness of sweepstakes as a marketing technique. In addition, many of the jurisdictions in which we do business have adopted laws or regulations governing direct marketing and data protection and privacy. As a result of increasing public awareness and interest in individual privacy rights, data security and environmental and other concerns regarding unsolicited marketing communications, federal, state and foreign governmental and industry organizations continue to consider new legislative and regulatory proposals that would impose additional restrictions on direct marketing services and products. Although some of these proceedings have negatively affected our direct marketing business, we do not believe that any current proceedings or currently proposed laws and regulations will have a material adverse effect on our direct marketing business. See the section titled "Risk Factors."

        In certain domestic and international markets, some or all of our products are subject to local and national sales taxes and other taxes such as value-added taxes. Increases in taxes may have a negative effect on the sales of our products. Higher taxes also may reduce profit margins on these products if we are unable to pass on the increase to our customers. In jurisdictions where applicable tax must be included in the purchase price (rather than separately stated on bills), we may be unable to fully recover from customers the amount of any tax increase or new tax.

Properties

        The table below shows our headquarters and other properties that we currently occupy. These locations house our executive, administrative, editorial, advertising sales and operational offices and warehouse and other facilities.

Location	Area (sq. ft.)
Westchester County, NY	422,197 leased
Greendale, WI	152,000 owned 8,169 leased
New York, NY	143,071 leased
Various U.S. Cities	113,231 leased
International	109,524 owned 283,367 leased

        We believe that our current facilities are adequate to meet our present and reasonably foreseeable needs. We also believe that adequate space will be available to replace any leases that expire in the near future. For a description of our lease rejections, see the section titled "Management's discussion and analysis of financial condition and results of operations—Leases."

Employees

        As of June 30, 2010, we employed approximately 2,500 people worldwide (approximately 1,000 in the United States and 1,500 in our international subsidiaries). We are not a party to any union collective bargaining agreements for our U.S. operations. In our international operations we have various arrangements with our employees that we believe to be customary for multinational corporations. We believe that our employee relations are generally satisfactory.

Legal proceedings

        We are defendants in various lawsuits and claims arising in the regular course of business. We believe that recoveries, if any, by plaintiffs and claimants would not materially affect our financial position or results of operations.

Reports

        Upon the effectiveness of this registration statement on Form S-4, RDA Holding Co. will become subject to the informational requirements of the Securities Exchange Act of 1934, and will be required to file reports and other information with the SEC. See "Where You Can Find More Information." In addition, pursuant to the indenture governing the notes, we have undertaken to furnish holders of our notes with certain information even if not subject to the informational requirements of the Securities Exchange Act of 1934, including annual financial information that would be required to be contained in a filing with the SEC on Form 10-K, and a report on the annual financial statements by our independent registered public accounting firm. See "Description of Notes—Reports and other information."

MANAGEMENT

        The terms "we," "us" and "our" in this Management section generally refer to RDA Holding Co.

Information concerning our directors

        The following table sets forth the name, age and title of the Board of Directors of RDA Holding Co., parent of The Reader's Digest Association, Inc. The Board of Directors of The Reader's Digest Association, Inc. is identical to the RDA Holding Co. Board of Directors.

Name	Age	Position
Mary G. Berner	51	Chief Executive Officer and Director
Fredric G. Reynolds	60	Chairman of the Board
James B. Hawkes	68	Director
Karen R. Osar	61	Director
Neil Sequeira	37	Director
Steven T. Shapiro	42	Director
Donald Steiner	66	Director
Peter Stern	38	Director
Carl Wilson	63	Director

        Biographical information concerning the directors is set forth below.

        Mary G. Berner has served as our Chief Executive Officer and as a director since March 2007. From November 1999 until January 2006, Ms. Berner led Fairchild Publications, Inc., first as President and Chief Executive Officer and then as President of Fairchild and an officer of Condé Nast when Fairchild became a division of Condé Nast Publications, Inc. in September 2005. Ms. Berner also serves as Chairman of the Reader's Digest Foundation, a charitable institution founded by The Reader's Digest Association, Inc.

        Fredric G. Reynolds has served as our director since February 2010. Mr. Reynolds retired in 2009 from the CBS Corporation where he served as Executive Vice President and Chief Financial Officer since 1997. Prior to that, Mr. Reynolds served as President of Viacom Television Stations Group, as Executive Vice President and Chief Financial Officer of Viacom Inc. and as Executive Vice President and Chief Financial Officer of Westinghouse Electric Corporation. Mr. Reynolds is a member of the Board of Directors of Kraft Foods, Inc. where he is Chair of the Audit Committee and serves on the Finance Committee. He is also member of the Board of Directors of AOL, Inc., where he serves as Chair of the Executive Committee and Lead Director, as well as serving on the Audit and Finance Committee.

        James B. Hawkes has served as our director since February 2010. Mr. Hawkes retired from Eaton Vance Corp. in 2007, a company he joined in 1970. Since then he has been pursuing his personal interests. He served as Chairman of Eaton Vance Corp. from 1997 to 2007 and as its President and Chief Executive Officer from 1996 to 2007. Mr. Hawkes is a member of the Institute of Chartered Financial Analysts and the Boston Security Analysts Society. He is a Life Trustee of the USS Constitution Museum and serves as a Trustee of the Peabody Essex Museum and Winterthur Museum. Mr. Hawkes is a director of E-trolZ, Inc., Central Park Group, US Charitable Gift Trust, and Lloyd George Management. He is an Advisor Partner at Clayton, Dubilier & Rice.

        Karen R. Osar has served as our director since February 2010. Ms. Osar retired in 2007 as Executive Vice President and Chief Financial Officer of Chemtura Corporation, a position she held since 2004. Previously, she served as Senior Vice President and Chief Financial Officer of Meadwestvaco Corporation and Westvaco Corporation from 1999 to 2003 and as Vice President and Treasurer of Tenneco, Inc. from 1994 to 1999. From 1974 to 1994 Ms. Osar was a Managing Director, Investment Banking Group at J.P. Morgan and Company. Ms. Osar also serves as a director of Webster Financial Corporation, Sappi, Ltd. and Innophos Holdings, Inc.

        Neil Sequeira has served as our director since August 2010. Mr. Sequeira has held the position of Managing Director of General Catalyst Partners sine 2004. Mr. Sequeira joined General Catalyst Partners from Time Warner where he was most recently Managing Director, Technology for Time Warner Investments (formerly AOL Time Warner Ventures). He previously held a variety of roles with CMGI, Goldman Sachs & Co., and Accenture. Mr. Sequeira currently sits on the Board of Directors of several private companies, including Boxee, Inc., Highwinds Network Group, Vitrue and Vostu.

        Steven T. Shapiro has served as our director since August 2010. Mr. Shapiro previously served as a member of our Board of Directors and Audit Committee from March 2007 to August 2009. He is a founding partner, director and portfolio manager of GoldenTree Asset Management and a member of its Executive Committee. Prior to joining GoldenTree in 2000, Mr. Shapiro was a Managing Director in the High Yield Group at CIBC World Markets, where he was most recently Head of Media and Telecommunications Research. Prior to its acquisition by CIBC World Markets in 1995, Mr. Shapiro was a research analyst with The Argosy Group. Before joining The Argosy Group, Mr. Shapiro was a bankruptcy attorney with Stroock & Stroock & Lavan.

        Donald Steiner has served as our director since February 2010. Mr. Steiner has served as a Managing Partner of Webster Capital since 2003. Prior to that, Mr. Steiner was the Executive Officer and Vice Chairman of Cornerstone Brands from 1993 to 2002. Mr. Steiner serves as a director of The Sundance Catalog, MooreCo, Jan-Pro, VOX AM/FM, Epic Med Staff and Re-Baths, each a Webster Capital portfolio company. Mr. Steiner is currently on the Board of Overseers of Boys and Girls Clubs of Greater Boston.

        Peter Stern has served as our director since February 2010. He has held the position of Executive Vice President, Chief Strategy Officer of Time Warner Cable, Inc. since 2008. Prior to that, from 2005 to 2008 he served as Executive Vice President, Product Management at Time Warner Cable, Inc. and as Senior Vice President, Strategic Planning from 2004 to 2005. Previously, Mr. Stern served as Corporate Vice President, Strategic Initiatives at Time Warner Inc. from 2001 to 2004 and prior to that as Associate Principal, Engagement Manager, Associate and Summer Associate at McKinsey & Co. Mr. Stern is a member of the Board of Directors of The Cable Center, a non-profit educational arm of the cable industry.

        Carl Wilson has served as our director since February 2010. Mr. Wilson has served as Executive Vice President and Chief Information Officer of Marriott International, Inc. since 1997. From 1992 to 1997 Mr. Wilson served as Chief Information Officer, Vice President, Information Resources for Georgia-Pacific Corporation. From 1984 to 1992 Mr. Wilson held several positions at Grand Metropolitan PLC. and Pillsbury, Inc., including Senior Vice President of Management Information Services for Pillsbury, Inc., a position he held from 1990 to 1992. Additionally, Mr. Wilson has served on the AT&T Executive Customer Advisory Council, the IBM Board of Advisors, the Oracle CIO Advisory Board, the Board of Directors of Global eXchange Services, Inc. and the Board of Directors of Rivermine Software, Inc.

Information concerning our executive officers

        The following table sets forth the name, age and title of our executive officers:

Name	Age	Current position with the company
Mary G. Berner	51	Chief Executive Officer and Director
Suzanne Grimes	51	President, Lifestyle Communities, Canada & India
Patricia Hespanha	45	President, Asia Pacific & Latin America
JoAnn Murray	49	Senior Vice President, Global Human Resources
Andrea Newborn	47	Senior Vice President, General Counsel and Secretary
Margaretta (Peggy) Northrop	56	Global Editor-in-Chief, Reader's Digest
Albert Perruzza	63	Senior Vice President, Global Operations & Information Technology
Lisa Sharples	44	President, Reader's Digest Community and Allrecipes.com
Thomas Williams	51	Senior Vice President and Chief Financial Officer
Dawn Zier	45	President, Europe

        Biographical information concerning the directors is set forth below.

        Mary G. Berner, our Chief Executive Officer, also serves as a Director and whose biographical information is set forth above under the caption "Information concerning our directors."

        Suzanne Grimes has served as our President, Lifestyle Communities since September 2009 and as President, Canada & India since April 2010. Ms. Grimes joined us in March 2007 as our President of Food & Entertaining. Prior to joining the Company, she worked for Condè Nast Media Group as its Senior Vice President of Corporate Sales from August 2004 to March 2007. She was Vice President and Publisher of Glamour magazine from April 2001 to April 2004.

        Patricia Hespanha has served as our President, Asia Pacific & Latin America since April 2010. Prior to that she was President, Canada & Latin America from October 2009 to April 2010 and Managing Director, Mexico for 12 months from October 2008 to October 2009, and the Managing Director, Brazil from 2003 and 2008. She also served as our Director of European magazines in London, between 2000 and 2003. Prior to joining Reader's Digest in 1996, she worked for Citibank and Banco Nacional in Brazil.

        JoAnn Murray has served as our Senior Vice President, Global Human Resources since July 2010. Ms. Murray joined the company in 2008 as our Vice President, Global Talent Management and in 2009 assumed additional responsibilities as the Vice President of HR for the U.S businesses. Prior to joining us, she served as Executive Director of a boutique search firm in Manhattan. From 2003 to 2007, she served as the Head of Resourcing of Cadbury Schweppes Americas Beverages. From 1997 to 2003, she was a Vice President with The Dinerstein Group, a human capital consulting firm. She spent her early career in progressively senior human resources roles at the Pepsi Cola Company.

        Andrea Newborn has served as our Senior Vice President since August 2008, as Vice President and General Counsel since March 2007 and as our Secretary since July 2007. Ms. Newborn joined the Company in 1991, and served as our Vice President and Associate General Counsel since 2000. Ms. Newborn is also a member of the Board of Directors and Secretary of Reader's Digest Partners for Sight Foundation.

        Margaretta (Peggy) Northrop has served as our Vice President, Global Editor-in-Chief of Reader's Digest since July 2009. She joined the Company in November 2007 as Editor-in-Chief of Reader's Digest (U.S.). Prior to joining the Company, she was Editor-in-Chief of More magazine from April 2004 to November 2007, and Editor-in-Chief of Organic Style magazine from 2002 through April 2004. Previously she held senior editorial positions at a wide range of magazines, including Real Simple, Glamour, Vogue, Redbook and Health. She currently serves as Vice President of the Board of Directors of the American Society of Magazine Editors.

        Albert Perruzza has served as our Senior Vice President Global Operations & Information Technology since August 2008. Prior to that, he served as our Senior Vice President Global Operations & Business Redesign since 1999. Mr. Perruzza joined the Company in 1972.

        Lisa Sharples has served as our President, Reader's Digest Community since April 2010, and as our President, Allrecipes.com since 2007. Ms. Sharples joined the company from Classmates.com, where she had been Senior Vice President, Marketing. In 1995, Lisa co-founded Garden.com, Inc., where she served as Chief Marketing & Merchandising Officer and on the Board of Directors from 1995 to 2001. Ms. Sharples is a member of the Board of Directors of Livemocha.

        Thomas Williams has served as our Senior Vice President and Chief Financial Officer since joining us in February 2009. Previously, Mr. Williams served as Executive Vice President & Chief Financial Officer for Affinion Group, Inc. since January 2007. Before joining Affinion Group, Mr. Williams spent more than 21 years with AT&T, Inc., where he held a progression of senior financial and officer positions including Chief Financial Officer, AT&T Networks; Chief Financial Officer, AT&T Customer Service; Chief Financial Officer, AT&T Global Networking Technology Services; Vice President Customer Experience & Chief Process Officer, AT&T; and Chief Financial Officer, AT&T Laboratories. Mr. Williams started at AT&T with Bell Laboratories in June 1985.

        Dawn Zier has served as our President of Europe since October 2009 and is responsible for our Reader's Digest English business. Prior to that, she served as our President of Global Consumer Marketing since June 2008 and the Chief Executive Officer of Direct Holdings beginning in June 2009. From August 2005 to June 2008, Ms. Zier served as our President of North American Consumer Marketing, and from December 2005 to March 2007, she also oversaw our Canadian subsidiary, Reader's Digest Association (Canada) ULC. Ms. Zier was Vice President of Consumer Marketing of U.S. Magazines from February 2001 to August 2005. Prior to joining the Company in February 1992, she worked for AT&T and Chase Manhattan Bank. She is active in the industry and has served on the Direct Marketing Association's Board of Directors since 2008. From 2005 to 2009, she chaired the Magazine Director's Advisory Committee for the Audit Bureau of Circulations.

The Board and Its Committees

  General

        On February 19, 2010, in connection with our emergence from chapter 11, a new Board of Directors (other than Ms. Berner who has remained our Director and chief executive officer since 2007) was elected, consisting of Messrs. Hawkes, Reynolds, Steiner, Stern, Wilson and Ms. Osar. Norman Matthews also was elected to the Board on February 19, 2010; he retired effective October 20, 2010. On August 10, 2010, Messrs. Sequeira and Shapiro also were elected to the Board.

  Board Meetings

        The board of directors has a standing audit committee, compensation committee, nominating and corporate governance committee and strategic advisory committee. Each committee operates under a written charter adopted by our board of directors. The committee charters are publicly available in the "Investors" section of our Web site, http://www.rda.com, under the heading "Corporate Governance."

        We expect our board members to rigorously prepare for, attend and participate in all board and applicable committee meetings. Each board member is expected to ensure that other existing and planned future commitments do not materially interfere with his or her service as a director.

  Director Independence

        The board of directors has reviewed the independence of each director, taking into account potential conflicts of interest, transactions, and other relationships that would reasonably be expected to compromise a director's independence. The board of directors has determined that all of our directors are independent directors as defined by the New York Stock Exchange listing standards, with the exception of Ms. Berner, who serves as our chief executive officer.

  Board Leadership Structure

        Our board is comprised of nine directors. Ms. Berner serves as our chief executive officer and director. Mr. Reynolds serves as our chairman of the board. The board believes that its current leadership structure provides independent board leadership, engagement, and oversight while also providing the benefits connected with having our chief executive officer serve as a member of our board.

  Audit Committee

        We have a separately designated standing audit committee established by the board of directors for the purpose of overseeing our accounting and financial reporting processes and audits of our financial statements. Members of the committee are Mr. Reynolds (chairman), Ms. Osar, Mr. Stern and Mr. Wilson, each of whom is independent as defined by the NYSE listing standards. Our board of directors has identified Mr. Reynolds and Ms. Osar as our audit committee financial experts. The committee evaluates and selects our independent auditors, reviews our audited financial statements and discusses the adequacy of our internal controls with management and outside auditors. The committee also supervises the relationship between us and our outside auditors, reviews the scope of both audit and non-audit services and related fees, and determines the independence of the outside auditors.

  Nominating and Corporate Governance Committee

        The purpose of the nominating and corporate governance committee is to assist the board of directors by identifying for nomination qualified individuals to become board members, to nominate candidates for appointment to board committees, to monitor a process to assess the effectiveness of the board and its committees, and to develop and implement the company's corporate governance guidelines. Members of the committee are Mr. Reynolds (chairman), Ms. Osar and Mr. Steiner. Each member of the committee is independent as defined by the NYSE listing standards.

  Compensation Committee

        The compensation committee approves the compensation to be paid to all executive officers, including our chief executive officer, and is responsible for the administration of our benefit and equity plans. The committee is responsible for making recommendations to the board of directors for the compensation of non-employee directors. Members of the committee are Mr. Hawkes (chairman), Mr. Shapiro, and Mr. Wilson. Each member of the committee qualifies as an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code, as amended (the "Code"), as a "non-employee director" as defined by Rule 16b-3 under the Exchange Act and as independent, as defined by the NYSE listing standards. The compensation committee may delegate to subcommittees or to our management some of the responsibilities of the full committee.

  Strategic Advisory Committee

        The Strategic Advisory Committee was established by the Board of Directors to help discharge the board's responsibilities to evaluate strategic opportunities for the Company, to assist the Board in monitoring and implementing our corporate strategic plan, as well as general strategic planning. Members of the committee are Mr. Steiner (chairman), Mr. Reynolds, Mr. Sequeira, and Mr. Stern.

  Compensation Committee Interlocks and Insider Participation

        No director serving on the Compensation Committee during any part of 2009 was, at any time either during or before such fiscal year, an officer or employee of the company or any of our subsidiaries. No interlocking relationship exists between the Board or Compensation Committee and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed during the last fiscal year.

Code of Ethics

        We have adopted The Reader's Digest Association, Inc. Ethical, Legal and Business Conduct Policies (the "Code of Conduct"), which applies to us, RDA Holding Co., and all our employees, including our Chief Executive Officer, Chief Financial Officer, principal accounting officer and controller. The Code of Conduct is available on our corporate website at www.rda.com under the title "Ethical, Legal and Business Conduct Policies" in the "Corporate—Governance" section. A free copy of our Code of Conduct may be requested from:

The Reader's Digest Association, Inc.
Corporate Secretary
44 South Broadway
White Plains, New York 10601

        If we make any substantive amendments to, or a waiver from, a provision of our Code of Conduct that applies to our Chief Executive Officer, Chief Financial Officer, principal accounting officer or controller, we will disclose the nature of the amendment or waiver on our website at www.rda.com or in a report on Form 8-K.

        On September 24, 2007, our Board of Directors adopted Ethical Guidelines for The Board of Directors of The Reader's Digest Association, Inc. (the Board Ethical Guidelines") that embody our commitment to conduct our business in accordance with the highest standards of ethical conduct and to comply with all applicable legal and regulatory requirements. We also have adopted a Vendor Code of Conduct (the "Vendor Code"), that sets forth our expectations that our vendors and agents share and uphold our high standards, and act in accordance with all applicable laws and regulations when performing services for us.

        The Board Ethical Guidelines and the Vendor Code are available on our corporate website at www.rda.com under the titles "Ethical Guidelines for the Board of Directors" and "Vendor Code of Conduct" in the "Company Information" section, respectively.

EXECUTIVE COMPENSATION

        Following our emergence from chapter 11 on February 19, 2010, our new Board of Directors appointed a new Compensation Committee. The new Compensation Committee established its own compensation philosophy and principles for our 2010 fiscal year, which are described below. Compensation for periods prior to our emergence from bankruptcy, including for the 12 months ended June 30, 2009 and the 6 months ended December 31, 2009, reflect decisions made by our prior Board and Compensation Committee, none of whom continue to serve in that capacity (other than Ms. Berner and Mr. Shapiro, who served on our prior Board but were not members of our prior Compensation Committee).

Compensation Discussion and Analysis

        This section discusses the principles underlying our executive compensation policies and decisions. It provides qualitative information regarding the manner in which compensation is earned by our executive officers and provides context for the data presented in the tables that follow. In addition, in this section, we address the compensation paid or awarded during the 12 months ended June 30, 2009 and the 6 months ended December 31, 2009, to our chief executive officer (principal executive officer), current and former chief financial officer (principal financial officer), and three other executive officers who were the most highly compensated executive officers during the 12 months ended June 30, 2009. We refer to these six executive officers as our "Named Executive Officers."

        Our executive compensation program is overseen and administered by the Compensation Committee of our Board of Directors. The Compensation Committee operates under a written charter adopted by our Board and has responsibility for discharging the responsibilities of the Board of Directors relating to the compensation of our executive officers and related duties. Management presents cash and equity compensation recommendations to the Compensation Committee for its consideration and approval. The Compensation Committee reviews these proposals and makes all final compensation decisions for corporate executive officers by exercising its discretion in accepting, modifying or rejecting any management recommendations.

  Our Executive Compensation Philosophy

        Our executive compensation program is designed to offer market competitive compensation opportunities, which include components that are linked to individual and corporate performance. Our compensation philosophy is designed to provide a total compensation package that will enable us to:

  •
  Attract, motivate and retain high caliber talent critical to our success;

  •
  Reward successful performance by the executive and the company by linking a significant portion of compensation to our financial performance; and

  •
  Further align the interests of our executive officers with those of our stockholders by providing long-term equity compensation.

        Our compensation program is intended to reinforce the importance of performance and accountability at various operational levels. Accordingly, a significant portion of total compensation is in the form of incentives that reward performance as measured against established goals, i.e., "pay for performance." Each element of our compensation program is reviewed individually and considered collectively with the other elements of our compensation program to ensure that it is consistent with the goals and objectives of both that particular element of compensation and our overall compensation program. For each Named Executive Officer, we look at his or her individual's contributions to our overall results, including measurement against established personal goals, and our operating and financial performance compared with the targeted goals. The Compensation Committee reviews each element of compensation as it relates to the objectives of competitiveness and pay for performance.

  Competitive Data

        Management (generally consisting of the CEO, the Senior Vice President, Human Resources, and the Vice President of Compensation and Benefits) develops recommendations for executive compensation (other than CEO compensation) by using compensation survey data for a broad set of organizations of comparable business, size and complexity. However, while we believe that the compensation practices of these companies provide us with appropriate benchmarks, we primarily compete for talent with privately-held publishing companies, for which there is little competitive data available.

        The survey data we use for industry-specific positions principally comes from the Towers Watson Media Executive Compensation Survey, which focuses on media and publishing companies ranging in revenue from under $20 million to over $40 billion. We do not have a peer group of specific companies that we use for comparative purposes. For functional roles we also use the Towers Watson General Industry Executive Survey.

        Our executive compensation structure targets the median for total annual cash compensation (base pay and annual bonus) and total direct compensation (total cash plus long-term compensation). In establishing an individual executive officer's compensation opportunity we take into consideration the size and scope of the role, his or her level of responsibility, experience, leadership capabilities, and success in achieving business objectives, as well as internal pay equity and external benchmarks. While the survey data provides an external benchmark, it is just one factor taken into account in setting our executive officers' compensation.

  Role of Compensation Consultant

        The Compensation Committee has the authority under its charter to retain, compensate, direct, oversee and terminate outside counsel, compensation consultants or other advisors to assist it in carrying out its activities. The Compensation Committee did not utilize the services of a compensation consultant with respect to compensation decisions for the 12 months ended June 30, 2009 or the six months ended December 31, 2009. Following our emergence from chapter 11, in March 2010 the Compensation Committee retained the services of Ira T. Kay & Co. LLC (who later joined Pay Governance, LLC) ("Kay") as an independent compensation consultant to provide guidance in connection with compensation decisions relating to our Chief Executive Officer and our Board of Directors. Specifically, Kay assisted the Compensation Committee in designing the terms of the 2010 employment agreement with Ms. Berner (see "Employment and Related Agreements—Mary Berner") and designing the new compensation arrangements for our non-employee directors to be effective following our emergence from chapter 11 (see "Director Compensation—Post emergence"). Kay's future services will be limited to those matters for which they have been engaged and may include executive compensation and director compensation program principles, design, market analysis and trends, and special projects as requested.

  Elements of Compensation

        To meet the objectives of our compensation philosophy, our compensation program mixes fixed and at-risk compensation that is directly related to stockholder value and company performance. Currently, the principal elements of compensation for our Named Executive Officers are:

Element of Compensation	Purpose
Base salary	Fixed element of compensation where the actual level is set by the Compensation Committee based on the individual executive's prior compensation, scope of responsibilities, personal skills and experience.
Cash bonus	Fixed (for certain Named Executive Officers) and discretionary element of compensation.
Long term incentive compensation

Variable element of compensation that provides opportunity to earn additional cash and equity compensation. The additional cash plan is the long-term incentive plan that is based on the achievement of multi-year financial goals. The equity component is structured as one-time equity grants of restricted shares, restricted stock units and stock options that we expect to deliver value in connection with a liquidity event, including a change of control and/or after becoming a public company.

All other compensation (perquisites, benefits, pensions)	Additional fixed elements of the total compensation package that aid in keeping the program competitive.

  Base Salary

        Competitive salaries are essential to recruiting and retaining key executive talent. The structure of base salaries for our Named Executive Officers is generally targeted at the median of the market and takes into account the scope and responsibility of the position relative to other positions outside and within the company as well as the individual executive officer's personal skills, performance, prior experience and compensation.

        Salaries are reviewed annually by the Compensation Committee to ensure that they remain competitive and that any increases continue to be in line with the scope and impact of the position. Our CEO makes recommendations to the Compensation Committee for subsequent year base salary levels for Named Executive Officers, other than herself, taking into consideration company and unit (i.e. business unit or corporate staff function) performance in the previous year, the performance of each executive officer in achieving his or her annual objectives, changes in responsibilities, and competitive data from the survey sources on pay levels and salary increase budgets.

        Based on this data, at a meeting held in the first quarter of each fiscal year, the Compensation Committee considers and approves subsequent year salary levels (through the next first fiscal quarter) for all Named Executive Officers, including our CEO. During the 12 months ended June 30, 2009, Mr. Brennan's salary was increased from $400,000 to $412,000, and Ms. Grimes' salary was increased from $500,000 to $515,000. These increases were in line with the company merit budget of 3% in effect at the time for all US employees. No salary increases for any of the Named Executive Officers, including Ms. Berner, were provided during the 6 months ended December 31, 2009. This position was consistent with the salary increase policy in place at the time for the entire company. Salary information for each Named Executive Officer for the 12 months ended June 30, 2009 and the 6 months ended December 31, 2009, is reported in the Summary Compensation Table below.

  Annual Cash Bonus

        In line with our strategy of rewarding performance, a meaningful part of our executive compensation philosophy is the payment of annual bonuses to our executive officers, designed to reward our executives for the achievement of annual financial goals related to our overall results, the results of the business for which they have responsibility, and the satisfaction of personal goals.

  Management Incentive Compensation Plan and Senior Management Incentive Compensation Plan

        For periods prior to our emergence from chapter 11, including the 12 months ended June 30, 2009, annual bonus payments for our executive officers were generally determined under our Management Incentive Compensation Plan and Senior Management Incentive Plan (collectively referred to as the "MIP"), except in the case of Ms. Berner, whose bonus is paid pursuant to the terms of her Employment Agreement (see "Employment and Related Agreements—Mary Berner"). Cash bonuses are designed to reinforce our risk/reward orientation, and to focus participants on achieving key performance objectives that support our business strategy.

        In the first quarter of each year, our Compensation Committee approves the MIP design for the current fiscal year and establishes the applicable performance goal and pool funding scale(s). The Compensation Committee also approves each executive officer's target bonus under the MIP, which is the amount each executive may receive if performance goals and objectives are met. An executive's target is set commensurate with his or her position and level of responsibility with us. The target bonuses are intended to create an incentive for our executive officers to achieve the objectives established by the Compensation Committee.

        Our financial goal under the MIP is generally set at a level that reflects budgeted performance. For bonus pool funding purposes, the upside potential—up to 200% of aggregate incentive targets—can be attained if performance goals are substantially outperformed. The downside risk is that no bonuses will be funded if threshold levels of performance are not achieved. After the completion of the fiscal year, the Compensation Committee determines the level of performance actually achieved, and then approves the funding of the bonus pool(s) under the MIP, thereby determining the total amount to be distributed under the MIP. Within this total bonus pool amount, each individual award generally is discretionary, can range from 0%-200% of targeted levels and is determined based upon a review of individual performance against annual goals, which include financial, operational and strategic management objectives. The sum of all bonuses paid to all participants must be within the limitations of the pool. The Compensation Committee approves the actual bonus payments for the executive officers under the MIP. For the 12 months ended June 30, 2009, the performance target for the MIP was adjusted EBITDA of $334 million, with a threshold level of performance equal to 95% of the adjusted EBITDA target. For the 12 months ended June 30, 2009, our adjusted EBITDA fell below the threshold level of performance, and, therefore, no bonuses were paid under the MIP.

        For the 12 months ended June 30, 2009, Ms. Berner's annual cash bonus, pursuant to her employment agreement, was structured based on the achievement of two levels of EBITDA performance: Level I for achievement of target performance and Level II for performance between target and 115% of target (with a maximum bonus payment of 400% of her base salary). For the 12 months ended June 30, 2009, actual performance fell below the target and no performance bonus was earned by Ms. Berner.

        Although, as discussed above, no bonus payments were made under our MIP for the 12 months ended June 30, 2009, the Compensation Committee authorized discretionary cash bonuses for such period to be paid to specified individuals in recognition of outstanding unit performance and achievement of key corporate initiatives including the information technology outsourcing project; the company-wide restructuring initiative; the sale of QSP, our former school and youth groups fundraising division; the sale of Books Are Fun, Ltd., our former display-marketing division; the international roll-out of Allrecipes.com; and the receipt of the National Magazine Award for Reader's Digest magazine.. Three Named Executive Officers, Tom Williams, Suzanne Grimes and Peggy Northrop, received these discretionary cash bonuses in the amounts of $156,250, $90,000 and $75,000 respectively, for their contributions toward the successful completion of these initiatives and achievements in the 12-month period ended June 30, 2009.
        In connection with our chapter 11 reorganization from which we emerged in February 2010, the MIP and Ms. Berner's bonus plan were cancelled and replaced by the incentive plans described below. Our chapter 11 plan of reorganization contemplated the adoption of two new cash incentive compensation programs on our chapter 11 emergence date that provide cash-based incentives for continuing employees eligible to participate in such plans: (a) the Variable Compensation Plan and (b) the Enterprise Value Maximization Plan. The plan of reorganization also provided for the establishment of the Management Equity Plan, which is available for the grant of equity awards to certain of our continuing employees and directors. These plans are generally described below.

  Variable Compensation Plan

        The Variable Compensation Plan, which ran through June 30, 2010, was a broad-based incentive plan designed to incentivize the delivery of shorter-term financial goals, including, among other things, our incremental cash EBITDA for the 12-month period ending June 30, 2010, and to provide strong retention value. Awards were to be payable in cash at the end of the 12 months ended June 30, 2010.

        Participants in this plan generally included manager-level and higher-ranked employees in the U.S., and international employees deemed eligible based on local market competitiveness and practice. An individual's bonus opportunity under the Variable Compensation Plan was expressed as a percentage of base salary and earned based upon our overall financial results (measured against a pre-bonus EBITDA threshold). Our Chief Executive Officer was given the discretion to adjust funding of an operating unit's bonuses by an amount no greater than +/-10% of the amount otherwise payable, provided that the total amount of the cash bonus pool remained the same in the aggregate. The bonus dollars allocable to each individual award under the Variable Compensation Plan could vary based upon both the number of eligible participants and our incremental financial achievements over the established pre-bonus EBITDA threshold. For the 12 month period ended June 30, 2010, the gross pre-bonus EBITDA threshold was $153.3 million, as adjusted for the sale of CompassLearning, Inc. and the deconsolidation of our UK subsidiary, below which level no bonuses would have been paid. If the pre-bonus EBITDA threshold was attained, then the bonus pool would be funded at approximately $13.2 million. If actual gross pre-bonus EBITDA exceeded threshold level performance, a portion of the excess, up to approximately 47% of the excess at certain levels of achievement, would increase the amount of bonus pool funding in accordance with a pre-determined scale.

        For the 12 month period ended June 30, 2010, the gross pre-bonus EBITDA achievement was $199.3 million, which exceeded the threshold by approximately $46 million (an overachievement of approximately 30%), resulting in a bonus pool of $33.5 million. This pool was allocated to approximately 1,650 eligible participants worldwide, including approximately 425 domestic employees. Individual bonuses were funded at approximately 153% of target. Ms. Berner, Mr. Williams, Ms. Grimes and Ms. Northrop each earned bonuses under the plan in the amounts of $826,792, $475,878, $641,190 and $276,673, respectively. Mr. Brennan did not receive a bonus under this plan, as he was no longer an employee at the time bonuses were paid.

  Enterprise value maximization plan

        The Enterprise Value Maximization Plan, which ran through June 30, 2010, was an incremental executive bonus plan designed to incentivize the delivery of longer-term value creation initiatives by rewarding (i) realization of increasing enterprise value and (ii) "time to exit" which was tied to the speed in which we emerged from bankruptcy, offered to executives with broad enterprise-wide responsibilities or those who could impact time to emergence, respectively (with certain select participants eligible to receive bonuses in respect of both value creation initiatives). Up to 35 employees, including the Named Executive Officers, were eligible to receive bonus payments under this plan.

        With respect to the "enterprise value creation" component of the plan, performance was measured against enterprise-wide cash post-bonus EBITDA at the end of the 12-month period ending June 30, 2010. Cash awards were made based on a pro rata share of cash EBITDA improvement over the approved threshold post-bonus EBITDA amount of $154.4 million (as adjusted for the sale of CompassLearning, Inc. and the deconsolidation of our UK subsidiary). With respect to the "time to exit" component of the plan, the performance measure was based upon enterprise value created from the benefits of a prompt exit from bankruptcy. Those benefits included, among other things, (i) a shorter horizon after which senior and mid-level management would be able to devote full attention to business operations, (ii) decreased exposure to trade risk from advertisers and vendors, and (iii) reduced costs of certain professionals retained in connection with the chapter 11 process. Amounts payable under the time to exit component would decrease in accordance with a pre-determined schedule for every month that the emergence was delayed until July 2010, after which time no payment would be due under the time to exit component of the plan.

        For the 12 month period ending June 30, 2010, actual post-bonus EBITDA exceeded the threshold of $154.4 million (adjusted for the sale of CompassLearning, Inc. and the deconsolidation of our UK subsidiary) by approximately $9 million (approximately 6% overachievement). This performance, together with our emergence from chapter 11 on February 19, 2010 (prior to July 2010), resulted in cash bonuses of approximately $7.5 million shared by 30 executives under the enterprise value creation and the time to exit components of the plan. Ms. Berner, Mr. Williams, Ms. Grimes and Ms. Northrop received payments under the enterprise value creation component of the plan in the amount of $423,577, $257,184, $272,905 and $317,948, respectively. Mr. Brennan did not receive a bonus payment, as he was no longer an employee when payments were made under the enterprise value creation component of the plan. In addition, Ms. Berner, Mr. Williams and Mr. Brennan received payments under the time to exit component of the plan in the amount of $773,915, $807,410, and $180,236, respectively. Ms. Grimes and Ms. Northrop did not receive a time to exit bonus payment, as their roles with the company were not deemed to have been instrumental in affecting the speed at which we emerged from chapter 11.

  Guaranteed Cash Bonus

        On August 7, 2009, Ms. Berner received a guaranteed bonus of $500,000 in accordance with the terms of her 2008 Employment Agreement. See "Employment and Related Agreements—Mary Berner" for additional information about Ms. Berner's employment agreements.

        On August 7, 2009, Ms. Grimes received a guaranteed bonus of $300,000 in accordance with the terms of her original employment letter. See "Employment and Related Agreements—Suzanne Grimes—Employment Letter" herein for additional information about Ms. Grimes' employment letter.

  Long-Term Incentive Compensation

        For the 12 months ended June 30, 2009, our long-term incentive program for our executive officers was designed to drive company performance in the long-term and provide a vital link between the long-term results achieved for our shareholders and the rewards provided to our executive officers. Those members of our management whom we deemed to be instrumental for effectuating the vision for our future and implementing our strategy were eligible to participate in our long-term incentive program. We also regard our long-term incentive program as a key retention tool.

        The primary vehicles that we use to deliver long-term incentive compensation are the grant of stock options, restricted stock, restricted stock units, and a multi-year performance-based cash plan. Because of the direct relationship between the value of an option and restricted shares/units and the value of our stock, we believe that granting options and restricted shares/units is the best method of motivating our executive officers to manage our company in a manner that is consistent with our interests and the interests of our shareholders.

        The multi-year performance based cash plan, or Long Term Incentive Plan ("LTIP"), uses adjusted EBITDA as a performance measure. This supports both the annual performance goals and the overall objective of sustained company performance at a level that will support the goal of returning to being a publicly traded company. The LTIP is tied to the achievement of our cumulative adjusted EBITDA goal. Each executive receives a targeted dollar value and has the opportunity to earn from 0%-250% of that value based on the company's achievement of the cumulative adjusted EBITDA goal. During the 12 months ended June 30, 2009, we had three open LTIP cycles, the 2008-2009 cycle (ending June 30, 2009), the 2008-2010 cycle (ending June 30, 2010), and the 2009-2011 cycle (ending June 30, 2011). For the 12 months ended June 30, 2009, the cumulative adjusted EBITDA threshold level of $617 million for the 2008-2009 cycle was not met, and therefore no bonuses were paid under this cycle. Neither of the other two open LTIP cycles performance periods were completed by December 31, 2009.

        In 2009, in connection with his hiring, Mr. Williams was granted options to purchase equity and/or restricted shares/units awards in our parent company, RDA Holding Co. under the RDA Holding Co 2007 Omnibus Incentive Compensation Plan (the "2007 Omnibus Plan"). Also in 2009, in connection with her promotion to Global Editor-in-Chief of Reader's Digest magazine, Ms. Northrop was granted 40,236 options to shares of common stock of our parent, RDA Holding Co. under the 2007 Omnibus Plan. Additional information on all outstanding grants to the Named Executive Officers is shown in the "Grants of Plan-Based Awards in Fiscal 2009" table and the "Outstanding Equity Awards at 2009 Fiscal Year-End" table below, respectively.

        In connection with our chapter 11 reorganization, however, our long-term incentive plans, including the LTIP, the 2007 Omnibus Plan and all outstanding equity interests in RDA Holding Co., were cancelled and replaced by the incentive plans described below.

  Management Equity Plan

        Our long-term incentive compensation program is currently comprised of the RDA Holding Co. 2010 Equity Incentive Plan (the "Management Equity Plan"), which is designed (similar to our prior LTIP) to drive company performance in the long-term and to provide a vital link between the long-term results achieved for our shareholders and the rewards provided to our executive officers.

        The Management Equity Plan provides for the granting of equity awards equal to 7.5% of the common stock of RDA Holding Co. (on a fully-diluted basis) to executive officers of the company (including the Named Executive Officers), other select key employees, and members of our board of directors. Up to 2.5% of the common stock of RDA Holding Co. may be issued in the form of restricted common stock and up to 5% may be issued in the form of stock options. On June 7, 2010, we granted one-time awards of restricted stock units ("RSUs") and stock options to our Named Executive Officers under the terms of the Management Equity Plan. The mix of stock options to RSUs for all Named Executive Officers was approximately two-thirds stock options and one-third RSUs, an allocation designed to align with the proportion of stock options to RSUs in the allocated reserve of 7.5%. Ms. Berner was granted 261,890 RSUs and 531,715 stock options; Mr. Williams was granted 81,400 RSUs and 203,137 stock options; Ms. Grimes was granted 37,400 RSUs and 93,333 stock options; and Ms. Northrop was granted 19,800 RSUs and 49,412 stock options. Mr. Brennan was no longer an employee of the company at the time of the grants. In setting these levels of equity, we took into account size and scope of role, level of responsibility, and internal and external pay levels for similar positions.

        The stock options have a ten-year term and were granted with an exercise price per share of $17.42, equal to the fair market value on the date of grant. The RSU awards and stock option grants for the Named Executive Officers, excluding Ms. Berner, vest in four equal installments beginning on the grant date and on each of the first three anniversaries thereafter. Ms. Berner's equity vests in three equal installments beginning on the first anniversary of the grant date and on each of the two anniversaries thereafter. The options are exercisable upon vesting. Vested RSUs will be delivered on the earlier of (i) a change in control, (ii) the executive's termination of employment or (iii) 50% in 2013 and 50% in 2014. If termination occurs as a result of a voluntary resignation within the first year after the grant date, or by the company at any time for cause, all equity, including the vested portion of the grant, will be forfeited. In the case of death or disability, or the occurrence of a change in control, all equity vesting is accelerated.

  Severance Arrangements

        We provide severance benefits to our executive officers because we believe that such benefits are essential to recruiting and retaining qualified executive officers. We believe severance benefits provide our executive officers the assurance of security if their employment is terminated for reasons beyond their control. Most of our executive officers are entitled to severance benefits whether under a company plan or an employment agreement in the event of termination of employment under specified circumstances. See "Potential Payments Upon Termination or Change in Control" below.

  Other Compensation and Benefits

        The final component of our compensation program includes different types of benefits and perquisites intended to support our Named Executive Officers in their retirement planning and business roles. We offer a variety of health and welfare programs to all eligible employees, including the Named Executive Officers. The Named Executive Officers generally are eligible for the same benefit programs on the same basis as our other employees, including medical and dental care coverage, life insurance coverage, short-and long-term disability and a retirement plan.

        We offer perquisites to our executive officers that are designed to support senior executives in the areas of financial fitness, health and personal fitness, family life and education. We limit the use of perquisites as a method of compensation and provide executive officers with only those perquisites that we believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions. Each of our executive officers is eligible for financial planning benefits and services provided by an outside service provider (with a value range of $5,650 to $17,500 per year), and a flexible perquisite account under our "FlexNet Program" (with a value range of $12,500 to $33,500 per year), depending on the executive's level of responsibility. Our FlexNet Program provides for the reimbursement of various types of expenses including, but not limited to, health club membership, personal computers, and wills and estate planning services. Ms. Berner also is entitled to the use of a car service when travelling between New York, NY and our Pleasantville, NY office. The perquisites provided to the Named Executive Officers are quantified in the Summary Compensation table below.

        The following represents a summary of the perquisites and benefits provided:

Description	Purpose
Retirement Benefits (401(k), Qualified Retirement Plan, Excess Benefit Retirement Plan and Retiree Health Program)	Named Executive Officers are able to participate in the same retirement benefit opportunities as all other employees.
Health & Welfare Benefits (Medical, Dental, Life Insurance and Disability plans)	Named Executive Officers are able to participate in the same health and welfare benefit opportunities as all other employees.
Perquisites (Financial Planning and Flexible Perquisite Account)	Named Executive Officers may be reimbursed for the cost of financial planning services, and each receives a calendar year allowance to purchase other types of approved perquisites.

  Tax and Accounting Implications

        The accounting and tax treatment of particular forms of compensation do not materially affect the Compensation Committee's compensation decisions. However, we evaluate the effect of such accounting and tax treatment on an ongoing basis and will make appropriate modifications to compensation policies where appropriate.

        As we are not a public company, our deductions for compensation paid to our Named Executive Officers are not subject to Section 162(m) of the Internal Revenue Code, which generally limits deductions of compensation in excess of $1 million per year unless the compensation is performance-based.

  Stock Ownership / Retention Guidelines

        We do not have a formal policy requiring stock ownership by management.

Summary Compensation

        The following table sets forth certain compensation information for the six months ended December 31, 2009 (referred to in the "Year" column as "SP2009"), the 12 months ended June 30, 2009 (referred to in the "Year" column below as 2009), and our 2008 and 2007 fiscal years (as appropriate) for our Chief Executive Officer, our current and former Chief Financial Officers and the three other Named Executive Officers Upon our emergence from chapter 11 bankruptcy protection on February 19, 2010 (The "Emergence Date"), all of the stock options, restricted share and restricted stock unit awards previously held by the our Named Executive Officers and all other employees were cancelled without any compensation being paid to the holders of such equity awards.

Name and principal position	Year	Salary(2) ($)	Bonus ($)		Stock Awards(9) ($)	Option Awards(9) ($)	Non-equity Incentive plan compensation(10) ($)	Changes in pension value and nonqualified deferred compensation earnings(11) ($)	All other compensation ($)		Total ($)
Mary Berner	SP2009	$603,835	$500,000	(3)	$0	$0	$0	$9,431	$25,128	(12)	$1,138,404
President & CEO &	2009	$588,461	$500,000	(3)	$0	$0	$0	$26,573	$106,110	(13)	$1,221,144
Director	2008	$588,461	$500,000	(3)	$2,000,000	$8,212,515	$1,650,704	$41,790	$61,392		$13,054,862
	2007	$173,076	$333,333	(3)	$0	$0	$666,667	$0	$93,135		$1,266,211
Thomas Williams	SP2009	$359,020	$350,000	(4)	$0	$0	$0		$17,848	(14)	$726,868
SVP, Chief Financial	2009	$201,923	$518,500	(5)	$1,103,774	$1,540,841	$0	$0	$14,711	(15)	$3,379,749
Officer
Harris Williams(1)	SP2009	$0	$0		$0	$0	$0	$0	$0		$0
Former Acting Chief	2009	$0	$0		$0	$0	$0	$0	$0		$0
Financial Officer	2008	$0	$0		$0	$0	$0	$0	$0		$0
Michael Brennan	SP2009	$202,831	$0		$0	$0	$0	$36,694	$126,940	(16)	$366,465
Former SVP, Corporate	2009	$402,692	$0		$0	$0	$0	$76,069	$534,546	(17)	$1,013,307
Strategy
Suzanne Grimes	SP2009	$253,538	$300,000	(6)	$0	$0	$0	$9,362	$0		$562,900
President, Lifestyle	2009	$503,365	$390,000	(6)	$0	$0	$0	$23,007	$69,600	(18)	$985,972
Communities, Canada and	2008	$500,000	$150,000	(7)	$403,310	$585,611	$354,000	$37,414	$32,500		$2,062,835
India
Margaretta (Peggy) Northrop	SP2009	$295,385	$0		$0	$0	$0	$7,953	$30,766	(19)	$334,103
Global Editor-in-Chief	2009	$588,461	$75,000	(8)	$0	$0	$0	$55,213	$73,553	(20)	$792,227

(1)
Effective February 11, 2008, upon the resignation of Jean Clifton, our former Chief Financial Officer, Mr. H. Williams was appointed as our Acting Chief Financial Officer. His successor, Mr. T. Williams was appointed effective February 2, 2009, at which time Mr. H. Williams stepped down as Acting Chief Financial Officer. We did not pay Mr. H. Williams any compensation for his service as our Acting Chief Financial Officer or as our Director. Mr. H. Williams is an employee of, and compensated by, Ripplewood Holdings LLC, our former equity owner.

(2)
Salary amounts in this column reflect the actual base salary payments made in the applicable period.

(3)
Reflects payment of a guaranteed bonus pursuant to Ms. Berner's employment agreement with us (prorated for fiscal 2007).

(4)
Reflects a guaranteed payment pursuant to Mr. T. Williams' employment letter with us.

(5)
Reflects a sign-on bonus of $362,250 pursuant to Mr. T. Williams' employment letter with us and a discretionary award of $156,250 for his contributions toward key initiatives.

(6)
Reflects payment of a guaranteed bonus of $300,000 pursuant to Ms. Grimes' employment letter with us and, in 2009, also includes a discretionary award of $90,000 for her contributions toward key initiatives.

(7)
Reflects payment of a second and final payment of a sign-on bonus pursuant to Ms. Grimes' employment letter with us.

(8)
Reflects a discretionary award of $75,000 for her contributions toward key initiatives.

(9)
The amounts in these columns represent the aggregate grant date value of stock and stock option awards, assuming no risk of forfeiture, calculated in accordance with Accounting Standards Codification Topic 718. On October 1, 2007, Ms. Berner was granted 1,789,219 stock options with a Black-Scholes value of $4.59, and 200,000 RSUs, with a value of $10 per share. On February 2, 2009, Mr. Williams was granted 332,795 stock options with a Black-Scholes value of $4.63, and 55,466 restricted shares of common stock and 55,466 RSUs, both valued at $9.95 per share. On July 12, 2007, Ms. Grimes was granted 120,994 stock options with a Black-Scholes value of $4.84, and 40,331 restricted shares of common stock with a value of $10 per share. On July 1, 2009, Ms. Northrop was granted 40,236 stock options with a Black-Scholes value of $0. The assumptions used in the valuation of our stock-based awards are discussed in Note 23 to our Consolidated Financial Statements as of and for the six months ended December 31, 2009, as applicable.

(10)
The amounts in this column reflect the cash awards payable under performance-based incentive compensation.

(11)
Represents the annual increase in the actuarial present value of accumulated pension benefits.

(12)
For Ms. Berner, amount includes for 6 months ending December 31, 2009: a) Payment of Ms. Berner's legal fees in connection with the negotiation of her employment agreement in accordance with the terms of her employment agreement of $22,441 and; b) Reimbursement for car service between her home and our office of $2,686.

(13)
For Ms. Berner, amount includes for 12 months ending June 30, 2009: a) Flexible perquisite account ("FlexNet") reimbursement of $64,661 (the FlexNet Program allows for reimbursement of various types of expenses, examples of which include, but are not limited to, health club membership, a personal computer, and will and estate planning services); b) 401(k) company matching contribution and; c) Reimbursement for car service between her home and our office of $36,849.

(14)
For Mr. T. Williams, amount includes for 6 months ending December 31, 2009: a) FlexNet reimbursement of $3,740; and b) Payment of Mr. T. Williams' legal fees and gross up in connection with the negotiation of his employment agreement, in accordance with the terms of his employment agreement of $1,883; and c) Financial planning benefit of $12,225.

(15)
For Mr. T. Williams, amount includes for 12 months ending June 30, 2009: a) FlexNet reimbursement of $7,019; and b) Payment of Mr. T. Williams' legal fees and gross up in connection with the negotiation of his employment agreement, in accordance with the terms of his employment agreement of $7,692.

(16)
For Mr. Brennan, the amount includes for 6 months ending December 31, 2009: a) Flexnet reimbursement of $13,037; c) Financial planning benefit of $5,520; and d) Expatriate related expenses of $108,383 which were incurred in his then-position of President, Europe (includes UK payroll taxes, rent, per diem allowance, spouse travel and gross up on applicable expenses).

(17)
For Mr. Brennan, the amount includes for 12 months ending June 30, 2009: a) Flexnet reimbursement of $20,401; b) 401(k) company matching contribution; c) Financial planning benefit; and d) Expatriate related expenses of $499,910 which were incurred in his then-position of President, Europe (includes UK payroll taxes, rent, per diem allowance, spouse travel and gross up on applicable expenses).

(18)
For Ms. Grimes, the amount includes for 12 months ending June 30, 2009: a) Payment of $51,000 in lieu of participation in Flexnet in accordance with her employment letter with us; b) 401(k) company matching contribution; and c) Payment of $14,000 in lieu of financial planning benefit.

(19)
For Ms. Northrop, the amount includes for 6 months ending December 31, 2009: a) Flexnet reimbursement of $5,509; b) Financial planning benefit of $4,285 and b) Reimbursement for car service between her home and our office of $20,972.

(20)
For Ms. Northrop, the amount includes for 12 months ending June 30, 2009: a) Flexnet reimbursement of $9,579; b) 401(k) company matching contribution; c) Financial planning benefit of $14,835; and d) Reimbursement for car service between her home and our office of $48,137.

Grants of Plan-Based Awards in 2009

        The following table provides information about the plan-based awards granted to our Named Executive Officers during the 12 months ended June 30, 2009 and the period that includes the 6 months ended December 31, 2009. The non-equity awards column depicts awards granted under the MIP during the 12 months ended June 30, 2009, under the Variable Compensation Plan for the performance period covering the 12 months ended June 30, 2010, and under the Enterprise Value Maximization Plan. As discussed in the Compensation Discussion and Analysis, the Variable Compensation Plan and the Enterprise Value Maximization Plan replaced prior short-term and long-term non-equity plans, including the MIP and the LTIP.

GRANTS OF PLAN-BASED AWARDS IN 2009

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)(2)
						Estimated Future Payouts Under Equity Incentive Plan Awards					All other Options Awards: # of Securities Underlying Option (#)(4)
									All other Stock Awards: # of Shares of Stock or Units (#)(3)			Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Grant Date	Threshold ($)	Target ($)		Max ($)	Threshold (#)	Target (#)	Max (#)
M. Berner	N/A	$0	$537,900	(a)	—
	N/A	$0	$359,700	(b)	—
	N/A	$0	$415,800	(c)	—
	N/A	$0	$1,200,000	(d)	$2,400,000
T. Williams	2/2/2009								55,466	RSUs			$551,887
	2/2/2009								55,466	RS	332,795	$9.95	$2,092,728
	N/A	$0	$309,600	(a)	—
	N/A	$0	$218,400	(b)	—
	N/A	$0	$361,200	(c)	—
	N/A	$104,167	$208,333	(e)	$416,666
	N/A	$250,000	$500,000	(f)	$1,250,000
H. Williams	—	—	—		—
S. Grimes	N/A	$0	$417,150	(a)	—
	N/A	$0	$231,750	(b)	—
	N/A	$150,000	$300,000	(e)	$600,000
	N/A	$150,000	$300,000	(f)	$750,000
M. Brennan	N/A	$0	$123,600	(a)	—
	N/A	$0	$185,400	(b)	—
	N/A	$0	$103,000	(c)	—
	N/A	$150,000	$300,000	(e)	$600,000
	N/A	$162,000	$324,000	(f)	$810,000
M. Northrop	7/1/2009										40,236	$9.95	$0
	N/A	$0	$180,000	(a)	—
	N/A	$0	$270,000	(b)	—
	N/A	$125,000	$250,000	(e)	$500,000
	N/A	$117,500	$235,000	(f)	$587,500

(1)
This column reflects the target awards under the following: (a) the Variable Compensation Plan and (b) the EVMAX Value Creation Plan and (c) Time to Exit Plans for the period ending June 30, 2010. The plans replaced both our prior short and long-term incentive plans as a result of filing for Chapter 11. Final awards are based on performance as well as number of participants in the plan at the end of the performance cycle. As a result of these variables, there is no defined formula for individual award maximum payments. The chart presents the award at target at the time targets were determined. Actual awards could vary even if target performance is achieved. For a further description of these awards, see the "Compensation Discussion and Analysis—Elements of our Compensation Program—Annual Performance-based Incentive Compensation and Long-term Incentive Compensation" set forth above.

(2)
This column also reflects the target awards under the following: (d) Ms. Berner's annual cash performance bonus pursuant to the terms of her employment agreement, (e) the MIP for the period ending June 30, 2009, and (e) the 2009-2011 LTIP for the period ending June 30, 2011. These plans were cancelled upon the Company's emergence from bankruptcy.

(3)
This column represents the number of restricted share units and restricted shares granted to Mr. Williams under the RDA Holding Co. 2007 Omnibus Incentive Compensation Plan pursuant to his employment letter dated November 19, 2008. The Restricted Stock Units vested upon grant. 50% of the restricted stock award will vest upon the occurrence of a liquidity event, as defined in the Plan, and the other 50% upon the first anniversary of the occurrence of a liquidity event.

(4)
This column depicts the number of non-performance based stock options granted to Mr. Williams pursuant to his employment letter dated November 19, 2008. The options vest 25% per year over four years and become exercisable upon the occurrence of a liquidity event.

(5)
The amounts reported represent the aggregate grant date fair value of restricted stock/units and stock options granted in 2009 following the required FAS 123R compensation expense methodology.

  Employment and Related Agreements

        In connection with our chapter 11 reorganization, as permitted under the Bankruptcy Code, we rejected the employment agreements with members of our senior management (other than Ms. Berner's and Mr. Williams' agreements), although we did not terminate their employment. We entered into interim letter agreements with Ms. Berner and Mr. Williams in August 2009 which amended their original agreements, and in May 2010, we amended Ms. Berner's 2008 employment agreement and entered into a new letter agreement with Mr. Williams.

  Mary Berner

        2008 Employment Agreement.    We entered into an employment agreement with Ms. Berner dated as of March 1, 2007, as amended in February 2008. This agreement detailed the terms of Ms. Berner's employment with us, including compensation-related matters and termination payments. The agreement had a five year term, and automatically renewed for successive one-year terms thereafter unless either Ms. Berner or we provided 60 days advance notice of the intention not to renew.

        The employment agreement provided for a $500,000 initial base salary, subject to increase by our board of directors. In fiscal 2008, Ms. Berner received a 20% increase bringing her base salary to $600,000. She was also eligible for an annual guaranteed bonus of $500,000 and an annual performance incentive bonus in an amount up to 400% of her base salary, based on performance against specified objective performance criteria. These bonuses were to paid at the time that bonuses were paid to our other senior executives.

        Pursuant to the agreement, in fiscal 2008, Ms. Berner was granted stock options to acquire three percent of the outstanding shares of common stock of Holdings and 200,000 restricted stock units. The exercise price of the stock options is equal to the fair market value on the date of grant.

        Ms. Berner was entitled to participate in our benefit plans and programs available to senior management and to the use of a car service when traveling between New York, NY and our Pleasantville, NY office. In addition, we were obligated to pay legal fees in conjunction with the negotiation and any revisions of Ms. Berner's employment agreement.

        The employment agreement also provided for severance in the event Ms. Berner's employment is terminated prior to the expiration of the agreement by her for "good reason" or by us except for "cause."

        Payment of the severance benefits is contingent upon non-disclosure of confidential information and a non-competition and non-solicitation agreement that would be effective for one year following her termination. In the event Ms. Berner's employment terminates due to the expiration of the term, we must pay Ms. Berner $1,000,000 for the one year non-competition and non-solicitation agreement.

        2009 Employment Letter.    On August 16, 2009, we entered into a letter agreement with Ms. Berner which amended the terms of her 2008 employment agreement and guaranteed Ms. Berner cash compensation of $125,000 per month during the duration of the chapter 11 proceedings. We elected to continue Ms. Berner's employment following emergence from chapter 11, and entered into an amended employment agreement as described below.

        2010 Employment Agreement.    On May 26, 2010, we entered into the Third Amended and Restated Employment Agreement with Ms. Berner (the "Berner Agreement"). The Berner Agreement

details the current terms of Ms. Berner's employment with us, including compensation-related matters and termination payments. The Berner Agreement has a five year term.

        The Berner Agreement provides for a $1.1 million initial base salary, subject to increase by the board of directors. She is also eligible for an annual performance incentive bonus of $1.2 million, based on performance against specified objective performance criteria that will be determined under the company's management bonus plan. This bonus is paid at the time that bonuses are paid to our other senior executives.

        Ms. Berner is entitled to participate in our benefit plans and programs available to senior management and to the use of a car service when travelling between New York, NY and our Pleasantville, NY office. In addition, we are obligated to pay legal fees in conjunction with the negotiation and any revisions of the Berner Agreement.

        Pursuant to the Berner Agreement, in the second quarter of 2010, Ms. Berner was granted equity awards equal to 2.5% of the outstanding shares of common stock of RDA Holding Co. on a fully-diluted basis which were delivered in the form of 261,890 RSUs and 531,715 stock options. The exercise price of the stock options is $17.42, the fair market value per share on the date of grant. The terms of Ms. Berner's RSUs and stock options are described in Note 15—Equity-Based Compensation to our financial statements for the quarter ended June 30, 2010, except that Ms. Berner's RSUs and stock options vest in equal installments on the first, second and third anniversaries of the date of grant.

        The Berner Agreement provides that, in the event Ms. Berner's employment is terminated prior to the expiration of the agreement by her for "good reason" or by the Company other than for "cause," she will receive severance pay in an amount equal to three times her then base salary and a one-year acceleration of the vesting of her stock options and RSUs. The Berner Agreement also contains restrictions against the disclosure of confidential information, as well as a non-competition and non-solicitation agreement, each of which is effective for one year following Ms. Berner's termination, and a non-disparagement agreement which is effective for two years following her termination.

  Thomas Williams

        2008 Employment Letter.    We entered into an employment letter agreement with Mr. Williams dated November 19, 2008. Pursuant to the terms of the employment letter agreement, Mr. Williams was entitled to (i) an initial annual base salary of $500,000; (ii) a one-time contingent signing bonus in the amount of $362,250, less appropriate tax withholding, payable in a single lump sum payment following sixty days of his employment with us; (iii) a one-time contingent signing bonus in the amount of $350,000, which was paid in July 2009; (iv) participate in our annual incentive plan, with a bonus target for this position of $500,000, and a range of opportunity from 0% to up to 200% of target; and (v) participate in the Company's Senior Executive Long-Term Incentive Program, with an incentive target of $500,000 (pro-rated for the 2008-2009 and 2009-2010 cycles), and a range of opportunity from 0% to 250% of target. Mr. Williams was also eligible to participate in the benefit programs that are made generally available to Company employees in accordance with their terms, as effective from time to time.

        The employment letter agreement also provided for severance in the event Mr. Williams' employment was terminated prior to the expiration of the agreement by him for "good reason" or by us except for "cause."

        In addition, pursuant to the 2008 letter agreement, upon commencement of his employment with us, Mr. Williams was granted 443,727 shares of common stock of RDA Holding Co., delivered in the form of 332,795 stock options with an exercise price equal to the fair market value of RDA Holding Co.'s common stock on the date of grant, 55,466 restricted shares of RDA Holding Co.'s common stock, and 55,466 RSUs. The stock options and restricted stock vest in accordance with the standard terms and conditions generally applicable to our U.S.-based employees. The RSUs were fully vested upon grant and have a payment date of the earlier of (a) the date of Mr. Williams' involuntary termination from us other than for "cause" or termination by Mr. Williams for "good reason," and (b) the date of a "liquidity event" (as defined in the employment letter agreement).

        2009 Employment Letter.    On August 16, 2009, we entered into a letter agreement with Mr. Williams guaranteeing him cash compensation of $68,200 per month during the duration of the chapter 11 proceedings. This letter agreement amended the terms of his employment letter agreement dated November 19, 2008 (described above). We elected to continue Mr. Williams' employment following emergence from chapter 11, and entered into an employment letter agreement as described below.

        2010 Employment Letter.    On May 26, 2010, we also entered into a letter agreement with Mr. Williams (the "Williams Agreement"). The Williams Agreement details the terms of Mr. Williams' employment with us, including compensation-related matters and termination payments.

        The Williams Agreement provides for a $600,000 initial base salary. He is also eligible for an annual performance incentive bonus with a target equal to $600,000, based on performance against specified objective performance criteria that will be determined under the company's management bonus plan. This bonus is paid at the time that bonuses are paid to our other senior executives. Mr. Williams is entitled to participate in our benefit plans and programs available to senior management.

        Pursuant to the Williams Agreement, in the second quarter of 2010, Mr. Williams was granted 81,400 RSUs and 203,137 stock options. The exercise price of the stock options is $17.42, the fair market value per share on the date of grant. The terms of Mr. Williams' RSUs and stock options are described in Note 15—Equity-Based Compensation to our financial statements for the quarter ended June 30, 2010.

        The Williams Agreement provides for severance of $1.2 million in the event Mr. Williams' employment is terminated by him for "good reason" or by us other than for "cause." The Williams Agreement also contains restrictions against the disclosure of confidential information, as well as a non-solicitation and a non-disparagement agreement, each of which is effective for two years following his termination.

  Suzanne Grimes

        We entered into an employment letter agreement with Ms. Grimes dated March 8, 2007, in connection with our offer of employment to her that contained standard provisions for salary, compensation and benefits. Pursuant to the terms of her employment letter, Ms. Grimes was eligible to receive a sign on bonus of $300,000, $150,000 of which was paid in fiscal 2007. Ms. Grimes received a payment of $150,000 as the second payment of her sign-on bonus in fiscal 2008. Ms. Grimes received an annual guaranteed payment in the gross amount of $300,000, less appropriate withholding, paid each August, commencing in August 2008. In addition, Ms. Grimes received an annual payment of $7,000 (less appropriate tax withholding) in lieu of financial planning assistance provided by Ayco, our service providers, and an annual payment in the gross amount of $25,500 (less appropriate tax withholding) to cover transportation costs, which was be in lieu of participation in our Flexnet Program. The employment letter with Ms. Grimes also provided for severance of 104 weeks of base pay under the terms of The Reader's Digest Association, Inc. Severance Plan.

        In connection with our chapter 11 reorganization, as permitted by the Bankruptcy Code, we did not assume Ms. Grimes' employment letter, and no employment letter for Ms. Grimes is currently in effect.

Outstanding Equity Awards at 2009 Year-End

        The following table contains certain information with respect to options and restricted shares held as of December 31, 2009 by our Named Executive Officers.

        Upon emergence from chapter 11, all of the stock options, restricted stock and restricted stock unit awards previously held by the below Named Executive Officers, as well as those held by our other employees, were cancelled without any compensation. Thus, all of the awards set forth in the table below have been cancelled and are no longer outstanding.

OUTSTANDING EQUITY AWARDS AT 2009 YEAR-END

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
M. Berner	894,609	894,610	—	$10.00	10/1/2017	—	—	—	—
T. Williams	—	332,795	—	$9.95	2/2/2019	55,466	$0	—	—
H. Williams	—	—	—	—	—	—	—	—	—
S. Grimes	—	120,994	—	$10.00	7/12/2017	40,331	$0	—	—
M. Brennan	—	96,795	—	$10.00	7/12/2017	32,265	$0	—	—
M. Northrop	—	40,236	—	$10.00	9/1/2019	52,876	$0	—	—

(1)
With the exception of Ms. Berner, the options vest 25% per year over four years and become exercisable upon the occurrence of a liquidity event. Ms. Berner's options vested 1/6th upon grant with the remaining options vesting 1/6th of aggregate grant on each March 1st of the five years thereafter. Ms. Berner's options become exercisable upon vesting.

(2)
In general, 50% of the restricted share awards become vested upon the occurrence of a liquidity event, as defined in the 2007 Omnibus Plan, and the remaining 50% upon the first anniversary of the occurrence of a liquidity event.

(3)
In light of our filing for chapter 11 reorganization, the equity value at December 31, 2009 was $0.

Option Exercises and Stock Vested

        The following table provides information on each exercise of stock options and each vesting of stock, including restricted stock and restricted stock units, during the 12 months ended June 30, 2009 and the 6 months ended December 31, 2009, for the Named Executive Officers on an aggregated basis. None of our Named Executive Officers exercised any stock options during either of the foregoing periods.

OPTION EXERCISES AND STOCK VESTED DURING 2009

	Option Awards		Stock Awards(1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares/Units Acquired on Vesting (#)		Value Realized on Vesting ($)
M. Berner	—	—	—		—
T. Williams	—	—	55,466	(2)	$551,887
H. Williams	—	—	—		—
S. Grimes	—	—	—		—
M. Brennan	—	—	—		—
M. Northrop	—	—	—		—

(1)
With the exception of Mr. Williams's restricted stock unit award, no restricted shares or restricted stock units vested in fiscal 2009.

(2)
Mr. Williams was awarded 55,466 RSUs on February 2, 2009. The RSUs vested upon grant. The aggregate dollar amount realized upon vesting is computed by multiplying the number of units by the market value of the underlying shares on the vesting date. However, under the terms of the RSU agreement, the payment date by which shares may be delivered will not occur until the earlier of Mr. Williams's separation from service with us, or the date of a change in control of RDA Holding Co.

Pension Benefits

        The following table details benefits received by our Named Executive Officers under plans that provide for payments or other benefits at, following, or in connection with retirement. No payments were made to the Named Executive Officers under these plans during either the 12 months ended June 30, 2009 or the 6 months ended December 31, 2009.

 PENSION BENEFITS

Name	Plan Name	Number of Years of Credited Service ($)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
M. Berner	Retirement Plan	2.83	$36,109	—
	Excess Plan	—	—	—

	Total		$36,109
T. Williams	Retirement Plan	—	—	—
	Excess Plan	—	—	—

	Total	—	—	—
H. Williams	Retirement Plan	—	—	—
	Excess Plan	—	—	—

	Total
S. Grimes	Retirement Plan	2.75	$36,363	—
	Excess Plan	—	—	—

	Total		$36,363
M. Brennan	Retirement Plan	19.92	$578,821	—
	Excess Plan	—	—	—

	Total		$578,821	—
M. Northrop	Retirement Plan	2.08	$28,797	—
	Excess Plan	—	—	—

	Total		$28,797	—

        Retirement Plan and Excess Plan.    The following describes our Retirement Plan and Excess Plan as the provisions relate to the majority of our employees, including all of the Named Executive Officers. Different provisions may apply to employees in our various locations.

        Retirement Plan.    The Retirement Plan is a tax-qualified cash balance plan for our employees. The cash balance formula was established on July 1, 1999. Participants in the plans on July 1, 1999 were credited with an opening balance based on the present value of their prior plan accrued benefit, plus an enhancement for participants age 39 and older. Participants are credited monthly with a base credit equal to their monthly base pay times the following percentages for the majority of cash balance participants, including all of the Named Executive Officers:

Age	% of Base Pay
<30	3%
30 - 34	4%
35 - 39	5%
40 - 44	6%
45 - 49	8%
50 - 54	10%
55+	12%

        Accounts grow monthly with interest credits that are based on the yield for 1-year treasury securities plus 1%. Participants are vested in their entire account balance after 5 years of service. Participants as of June 30, 2003 are 100% vested in their June 30, 2003 accrued benefit.

        Upon termination, participants in the Retirement Plan can receive either their full account balance, or the balance can remain in the plan where it will continue to grow with interest credits until retirement. Participants may elect to receive their Retirement Plan as an annuity or lump sum payment. The lump sum payment is based on their account balance. At termination, if the participant is over age 55 and meets the Rule of 70 (age plus service is 70 or more), then the participant's annuity is increased by 30% at age 55, grading down 3% at age 64.

        As of July 1, 2008, the contribution schedule under the Retirement Plan changed from the age-based percentage contributions depicted above to a 5% annual contribution for all participants (or 8% if the participant is at least age 50 with 10 or more years of service on July 1, 2008).

        Excess Plan.    The Excess Plan is a nonqualified cash balance plan that provides for the benefit that would have applied in the Retirement Plan if the IRS pay and benefit limitations for tax-qualified plans did not apply. The IRS pay limit for tax-qualified plans was $245,000 for calendar 2009. Prior to the Petition Filing Date, participants in the Excess Plan would receive a full lump sum distribution of their vested benefit following termination. As a result of the chapter 11 filing, benefits owed under the Excess Plan became general unsecured claims. As of December 31, 2009, there were no accrued benefits under the Excess Plan.

Nonqualified Deferred Compensation Plans

        The table below provides information for our Named Executive Officers with respect to each defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified. No Named Executive Officers participate in these plans. As a result of the chapter 11 filing, benefits owed under any such plans became general unsecured claims.

NONQUALIFIED DEFERRED COMPENSATION PLANS

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
M. Berner	—	—	—	—	—
T. Williams	—	—	—	—	—
H. Williams	—	—	—		—
S. Grimes	—	—	—	—	—
M. Brennan	—	—	—	—	—
M. Northrop	—	—	—	—	—

Potential Payments upon Termination or Change-in-Control

  Interim Severance Plan

        In connection with our emergence from chapter 11, certain employment agreements were "rejected." The rejection of these agreements included the cancellation of any severance provisions contained therein. All of our Named Executive Officers (with the exception of Ms. Berner and Mr. Williams, who would be entitled to severance benefits under their agreements) were eligible to participate in an interim severance plan (the "Interim Severance Plan") that went into effect on the Emergence Date and remained in effect until the board of directors (or Compensation Committee) of the Company replaced it with the Executive Severance Plan (described below).

        A participant was entitled to severance under the Interim Severance Plan in the event of an employment termination (i) by the company other than for "cause," or by reason of the participant's death or disability; or (ii) by the participant for "good reason." Upon a qualifying termination, each participant would be entitled to the lesser of (i) 18 months of base salary and (ii) the amount of severance such participant would have been entitled to under their old employment contract (or applicable policy) had it continued in effect following emergence from the chapter 11 proceedings. This amount would be paid over 12 months. The participant was also entitled to continued medical insurance participation during this 12 month period at the same cost as active employees. Severance benefits will be reduced by certain special credits the participant becomes entitled to under the Company's qualified retirement plan.

        In order to begin to receive severance under the Interim Severance Plan, the participant would have to execute a general release of claims. The participant would also be subject to covenants prohibiting the participant from engaging in competition or interfering with our business, soliciting our customers, or hiring our employees, in each case for a period of 12 months following termination. Furthermore, the participant would be subject to restrictive covenants protecting our confidential information and trade secrets, assigning us certain intellectual property rights, and prohibiting the participant from disparaging us. These conditions could be enforced by an injunction as well as forfeiture of any remaining severance payments or benefits payable under the Interim Severance Plan.

        Mr. Brennan was the only Named Executive Officer to whom payments were made under the Interim Severance Plan. He ceased employment with the company as of March 1, 2010, and, in connection therewith, received severance benefits in accordance with the Interim Severance Plan.

  Executive Severance Plan

        In April 2010, the Compensation Committee approved The Reader's Digest Association, Inc. Executive Severance Plan under which a select group of senior level executives (including the Named Executive Officers) would be entitled to receive severance benefits under certain termination situations. The Executive Severance Plan replaced the Interim Severance Plan. A participant becomes entitled to severance under the Executive Severance Plan in the event of an employment termination (i) by the company other than for "cause," or by reason of the participant's death or disability; or (ii) by the participant for "good reason." Upon a qualifying termination, each participant would be entitled to one year of base salary and target bonus, plus a prorated bonus for the year in which the termination occurred. This amount would be paid over 12 months. The participant is also entitled to continued medical insurance participation during this 12 month period at the same cost as active employees. Severance benefits will be reduced by certain special credits the participant becomes entitled to under our qualified retirement plan.

        In order to begin to receive severance under the Executive Severance Plan, the participant would have to execute a general release of claims. The participant would also be subject to restrictive covenants prohibiting the participant from engaging in competition or interfering with our business, soliciting our customers, or hiring our employees, in each case for a period of 12 months following termination. Furthermore, the participant would be subject to covenants protecting the our confidential information and trade secrets, assigning to us certain intellectual property rights, and prohibiting the participant from disparaging us. These conditions could be enforced by an injunction as well as forfeiture of any remaining severance payments or benefits payable under the Executive Severance Plan.

        Ms. Grimes and Ms. Northrop are participants in the Executive Severance Plan. Ms. Berner and Mr. Williams are eligible to receive severance benefits under the conditions set forth in their employment agreements the details of which are described under "Employment and Related Agreements". Mr. Brennan was no longer an employee at the time the Executive Severance Plan was approved.

  Severance Agreements

        We have entered into agreements with Ms. Berner and Mr. Williams that describe potential payments to these executives upon separation from the company. Please see the "Employment and Related Agreements" section above for additional information regarding these payments.

        The tables below reflect the potential payments the Named Executive Officers would receive if their employment was terminated under various termination scenarios. The amounts indicated assume that such termination was effective as of December 31, 2009, and thus include amounts earned through such date and estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts that would be paid to any named executive officer upon his or her termination can only be determined at the time of such executive's actual separation from the company.

Mary Berner
President and Chief Executive Officer

Termination Payment	Voluntary Resignation/ Retirement(1)	Death		Disability(9)		Termination for Cause(10)	Termination Without Cause or for Good Reason Not in Connection with a Change- in-Control(11)		Termination Without Cause or for Good Reason in Connection with a Change- in-Control(11)
Severance	$0	$0		$0		$0	$4,000,000	(5)	$4,000,000	(5)
Bonus	$0	$268,950	(4)	$268,950	(4)	$0	$268,950	(6)	$268,950	(6)
Qualified Retirement Plan(2)	$0	$41,574		$41,574		$0	$0		$0
Excess Plan(3)	$0	$0		$0		$0	$0		$0
Other Benefits	$0	$0		$0		$0	$10,011	(7)	$10,011	(7)
Gross-Up on Excise Taxes	$0	$0		$0		$0	$0		$0	(8)
LTIP Payment	$0	$0		$0		$0	$0		$0
Payment of Equity(12)	$0	$0		$0		$0	$0		$0

Total Value of Payments	$0	$310,524		$310,524		$0	$4,278,961		$4,278,961

(1)
Ms. Berner is not currently eligible for retirement. The amounts shown reflect a voluntary resignation.

(2)
Ms. Berner is not fully vested in the Qualified Retirement Plan. However, since vesting is accelerated in the case of Death or Disability, the full vested amount at December 31, 2009 is reflected.

(3)
As a result of the Chapter 11 filing, benefits owed under the Excess Plan became general unsecured claims and as of December 31, 2009, there are no accrued benefits under the Excess Plan.

(4)
Under the terms of her Employment Agreement, Ms. Berner is entitled to receive a pro-rata annual bonus for the year of termination based on the Company's actual results, paid when annual bonuses are ordinarily paid. As of December 31, 2009, Ms. Berner was eligible for an annual bonus under the Variable Compensation Plan. The amount shown reflects a prorated award for six months at target for Ms. Berner.

(5)
Under the terms of her employment agreement, Ms. Berner is entitled to receive a severance payment equal to two times the sum of her (a) base salary and (b) guaranteed bonus, paid in a lump sum.

(6)
Under the terms of her employment agreement, Ms. Berner is entitled to receive a pro-rata bonus.

(7)
Reflects the value of additional benefits under the terms of Ms Berner's employment agreement. Ms. Berner would receive $10,011, equal to the Company-paid portion of medical, dental and life insurance benefits for one year following the date of termination, paid in a lump sum.

(8)
Ms. Berner's employment agreement provides that in the event it is determined that (a) any payment, benefit or distribution by us for the benefit of Ms. Berner would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code (which relates to payments that are contingent on a change in ownership or effective control of, or the ownership of a substantial portion of the assets of, a corporation) or (b) any interest or penalties are incurred by Ms. Berner with respect to such excise tax, Ms. Berner shall be entitled to receive an additional gross-up payment in an amount equal to the sum of the excise tax on any payment and the gross-up payment. Ms. Berner's employment agreement also provides that in the event it is determined that any cash payment, benefit or distribution by us for the benefit of Ms. Berner would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, the cash amounts payable upon termination will be reduced by the amount necessary so that the receipt of the cash payment would not give rise to any excise tax, so long as the reduced payment would not be less that 90% of the original cash payment. This provision would not result in any tax reimbursement payment to Ms. Berner. As of December 31, 2009, we were a privately held company and, therefore, in accordance with her employment agreement, Ms. Berner would be entitled to a limited gross-up on the excise tax only; however, based on the payments that would be owed to her as of December 31, 2009, no excise tax would have been due and no gross-up would have been paid.

(9)
Under the terms of Ms. Berner's employment agreement, "Disability" is defined as being physically or mentally incapable for six consecutive months to perform the material duties under the employment agreement. Any disagreement as to whether a Disability exists will be determined in writing by a qualified independent physician mutually acceptable to Ms. Berner and us.

(10)
Under the terms of Ms. Berner's employment agreement, "Cause" is defined as: (a) Ms. Berner's willful failure to substantially perform her duties under her employment agreement (other than due to physical or mental illness) after written notice of such failure; (b) her conviction of, or plea of guilty or nolo contendere to a felony (or the equivalent of a felony in a jurisdiction other than the United States) other than, in any case, vicarious liability or traffic violations; (c) her willful material breach of certain provisions of her employment agreement if uncured promptly following her receipt of written notice of such breach; (d) her willful material violation of our material written policies that has a detrimental impact on us and that, to the extent curable, is uncured by Ms. Berner promptly following her receipt of written notice of such breach; (e) her fraud or embezzlement with respect to us; (f) her misappropriation or misuse of funds or property belonging to us that is done in bad faith and is more than de minimis in nature; (g) her use of illegal drugs that interferes with the performance of her duties under her employment agreement; or (h) her gross misconduct, whether or not done in connection with employment, other than an act done in the good faith belief that it was in our best interests, that materially adversely affects our business or reputation, our subsidiaries or affiliates.

(11)
Under the terms of Ms. Berner's employment agreement, "Good Reason" is defined as (A) any diminution in Ms. Berner's title or position or a material diminution in her duties, authorities or responsibilities; (B) the assignment to Ms. Berner of duties inconsistent with her position; (C) our material and uncured breach of Ms. Berner's employment agreement; (D) any reduction of Ms. Berner's base salary, guaranteed bonus or annual bonus opportunity; (E) the transfer or relocation of Ms. Berner's principal place of employment to a location further in miles and/or travel time from New York, New York than is Pleasantville, New York; (F) any failure to re-elect Ms. Berner to our board of directors (if we are not public) or to nominate her for election to our board (if we are public), or (G) our failure to effectively assign Ms. Berner's employment agreement, as applicable, upon our sale or merger.

(12)
Under the terms of Ms. Berner's Restricted Stock Unit Award Agreement, Ms. Berner is entitled to receive either 200,000 shares or the Fair Market Value of those shares on the earlier of (a) the date of the Participant's separation from service from the Company and its Affiliates for any reason and (b) the date of a Change in Control. However, the value of the shares on December 31, 2009 was $0.

Thomas Williams
Chief Financial Officer

Termination Payment	Voluntary Resignation/ Retirement(1)	Death	Disability	Termination for Cause	Termination Without Cause or for Good Reason Not in Connection with a Change-in- Control		Termination Without Cause or Constructive Termination in Connection with a Change-in- Control
Severance	$0	$0	$0	$0	$818,400	(3)	$818,400	(3)
Bonus	$0	$0	$0	$0	$309,600	(4)	$309,600	(4)
Qualified Retirement Plan(2)	$0	$0	$0	$0	$0		$0
Excess Plan(2)	$0	$0	$0	$0	$0		$0
Other Benefits	$0	$0	$0	$0	$0		$0
LTIP Payment(5)	$0	$0	$0	$0	$0		$0
Payment of Equity	$0	$0	$0	$0	$0		$0

Total Value of Payments	$0	$0	$0	$0	$1,128,000		$1,128,000

(1)
Mr. Williams is not currently eligible for retirement. The amounts shown reflect a voluntary resignation.

(2)
As of December 31, 2009, Mr. Williams was not a participant in the Retirement Plan. He became eligible to participate after one year of service, or February 2010.

(3)
Under the terms of his employment letter agreement, Mr. Williams is eligible to receive 1x his base salary.

(4)
Under the terms of his employment letter agreement, Mr. Williams is eligible to receive 1x his target bonus.

(5)
Under the terms of the LTIP cycles covering the 12 month period ending June 30, 2009, and the 2-year period ending June 30, 2010, a participant who is involuntarily terminated or terminated due to Death or Disability, is eligible for a pro-rated payment at target based on number of full months in the cycle. However, on August 11, 2009, the plans were amended so that if a participant was terminated prior to the Regular Vesting Date for any reason, the awards would be forfeited. The plans were ultimately rejected upon emergence from chapter 11.

 Suzanne Grimes
President, Lifestyle Communities, India & Canada

Termination Payment	Voluntary Resignation/ Retirement(1)	Death	Disability	Termination for Cause	Termination Without Cause or for Good Reason Not in Connection with a Change- in-Control		Termination Without Cause or Constructive Termination in Connection with a Change- in-Control
Severance	$0	$0	$0	$0	$1,030,000	(4)	$1,030,000	(4)
Bonus	$0	$0	$0	$0	$0		$0
Qualified Retirement Plan(2)	$0	$41,574	$41,574	$0	$0		$0
Excess Plan(3)	$0	$0	$0	$0	$0		$0
Other Benefits	$0	$0	$0	$0	$0		$0
LTIP Payment(5)	$0	$0	$0	$0	$0		$0
Payment of Equity	$0	$0	$0	$0	$0		$0

Total Value of Payments	$0	$41,574	$41,574	$0	$1,030,000		$1,030,000

(1)
Ms. Grimes is not currently eligible for retirement. The amounts shown reflect a voluntary resignation.

(2)
Ms. Grimes is not fully vested in the Retirement Plan. Vesting would only be accelerated in the case of Death or Disability. The amounts reflect the account balance as of December 31, 2009.

(3)
As a result of the Chapter 11 filing, benefits owed under the Excess Plan became general unsecured claims and as of December 31, 2009, there are no accrued benefits under the Excess Plan.

(4)
Under the terms of Ms. Grimes' employment letter, she is eligible to receive two years of base pay.

(5)
Under the terms of the LTIP cycles covering the 12 month period ending June 30, 2009, and the 2-year period ending June 30, 2010, a participant who is involuntarily terminated or terminated due to Death or Disability, is eligible for a pro-rated payment at target based on number of full months in the cycle. However, on August 11, 2009, the plans were amended so that if a participant was terminated prior to the Regular Vesting Date for any reason, the awards would be forfeited. The plans were ultimately rejected upon emergence from chapter 11.

 Michael Brennan
Former SVP, Corporate Strategy

Termination Payment	Voluntary Resignation/ Retirement(1)	Death	Disability	Termination for Cause	Termination Without Cause or for Good Reason Not in Connection with a Change-in- Control		Termination Without Cause or Constructive Termination in Connection with a Change-in- Control
Severance	$0	$0	$0	$0	$824,000	(4)	$824,000	(4)
Bonus	$0	$0	$0	$0	$673,800	(4)	$673,800	(4)
Qualified Retirement Plan(2)	$590,702	$590,702	$590,702	$590,702	$590,702		$590,702
Excess Plan(3)	$0	$0	$0	$0	$0		$0
Other Benefits	$0	$0	$0	$0	$10,337	(4)	$10,337	(4)
LTIP Payment(5)	$0	$0	$0	$0	$0		$0
Payment of Equity	$0	$0	$0	$0	$0		$0

Total Value of Payments	$590,702	$590,702	$590,702	$590,702	$2,098,839		$2,098,839

(1)
Mr. Brennan is eligible for retirement. The amounts shown reflect retirement.

(2)
Reflects account balance as of December 31, 2009. Mr. Brennan is fully vested.

(3)
As a result of the Chapter 11 filing, benefits owed under the Excess Plan became general unsecured claims and as of December 31, 2009, there are no accrued benefits under the Excess Plan.

(4)
Under the terms of a letter agreement dated March 24, 2003 between Mr. Brennan and the Company, which outlines severance benefits under a qualifying termination, Mr. Brennan is eligible to receive 2x his then base salary; 2x the higher of, his highest bonus award in the most recent three-year period or his current annual bonus target; and a pro rata target bonus for the year in which the termination occurred. Mr. Brennan is also eligible for the Company-paid portion of medical, dental and life insurance benefits for the two-year period following the date of termination and outplacement services. This agreement has been rejected as of the Company's emergence from bankruptcy.

(5)
Under the terms of the LTIP cycles covering the 12 month period ending June 30, 2009, and the 2-year period ending June 30, 2010, a participant who is involuntarily terminated or terminated due to Death or Disability, is eligible for a pro-rated payment at target based on number of full months in the cycle. However, on August 11, 2009, the plans were amended so that if a participant was terminated prior to the Regular Vesting Date for any reason, the awards would be forfeited. The plans were ultimately rejected upon emergence from chapter 11.

 Margaretta Northrop
Global Editor-in-Chief

Termination Payment	Voluntary Resignation/ Retirement(1)	Death	Disability	Termination for Cause	Termination Without Cause or for Good Reason Not in Connection with a Change- in-Control		Termination Without Cause or Constructive Termination in Connection with a Change- in-Control
Severance	$0	$0	$0	$0	$1,200,000	(4)	$1,200,000	(4)
Bonus	$0	$0	$0	$0	$90,000	(5)	$90,000	(5)
Qualified Retirement Plan(2)	$0	$31,512	$31,512	$0	$0		$0
Excess Plan(3)	$0	$0	$0	$0	$0		$0
Other Benefits	$0	$0	$0	$0	$0		$0
LTIP Payment(6)	$0	$0	$0	$0	$0		$0
Payment of Equity	$0	$0	$0	$0	$0		$0

Total Value of Payments	$0	$31,512	$31,512	$0	$1,290,000		$1,290,000

(1)
Ms. Northrop is not currently eligible for retirement. The amounts shown reflect a voluntary resignation.

(2)
Ms. Northrop is not fully vested in the Retirement Plan. Vesting would only be accelerated in the case of Death or Disability. The amounts reflect the account balance as of December 31, 2009.

(3)
As a result of the Chapter 11 filing, benefits owed under the Excess Plan became general unsecured claims and as of December 31, 2009, there are no accrued benefits under the Excess Plan.

(4)
Under the terms of Ms. Northrop's employment letter, she is eligible to receive two years of base pay.

(5)
Under the terms of Ms. Northrop's employment letter, she is eligible to receive a prorated bonus in the year of termination. The amount shown represents a prorated bonus for six months at target.

(6)
Under the terms of the LTIP cycles covering the 12 month period ending June 30, 2009, and the 2-year period ending June 30, 2010, a participant who is involuntarily terminated or terminated due to Death or Disability, is eligible for a pro-rated payment at target based on number of full months in the cycle. However, on August 11, 2009, the plans were amended so that if a participant was terminated prior to the Regular Vesting Date for any reason, the awards would be forfeited. The plans were ultimately rejected upon emergence from chapter 11.

Director Compensation

        Prior to our chapter 11 reorganization, our directors were generally not compensated for their services as members of our Board of Directors, except that Mr. Knight and Mr. Lack (1) were entitled to an annual cash retainer of $100,000, payable quarterly in arrears, and (2) received an initial grant of options to acquire 50,000 shares of RDA Holding Co. common stock, at an exercise price of $10 per share, with such options to vest over four years. All of the Directors, with the exception of Ms. Berner, resigned on or prior to August 16, 2009. All equity previously held by certain directors was canceled upon emergence.

        Paula Gavin and Don Leclair were appointed to the Board as of July 13, 2009 and were entitled to receive $20,000 upon commencement of service and per month during their tenure. In connection with our emergence from chapter 11, Ms. Gavin and Mr. Leclair resigned from their positions and a new Board of Directors was appointed.

BOARD OF DIRECTORS

Name	Fees Earned or Paid in Cash(1) ($)		Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Timothy C. Collins	0		0	0	0	0	0	0
Harvey Golub	0		0	0	0	0	0	0
Andrew S. B. Knight	$100,000	(1)	0	0	0	0	0	$100,000
Andrew R. Lack	$75,000	(1)	0	0	0	0	0	$75,000
Eric Schrier	0		0	0	0	0	0	0
Stephen T. Shapiro	0		0	0	0	0	0	0
Harris Williams	0		0	0	0	0	0	0
Paula Gavin	$130,000	(2)	0	0	0	0	0	$130,000
Don Leclair	$130,000	(2)	0	0	0	0	0	$130,000

(1)
Represents the total cash delivered or earned by each Director during the 12 months ending June 30, 2009.

(2)
Represents the total cash delivered or earned by each Director during the 6 month period ending December 31, 2009.

Director Compensation— Post emergence

        The compensation program for the new Board of Directors, appointed as of our emergence from chapter 11 on February 19, 2010, is outlined below. The program is designed to offer market competitive pay and was established based on a market study by Towers Watson of director compensation at companies similar in size to us.

        The Directors' compensation program includes an annual cash retainer and an equity grant with an additional cash retainer for committee chairs. The directors are paid the cash retainers on a quarterly basis. The initial June 2010 equity grants were delivered in a three-year upfront grant of RSUs. These grants vest one-third upon grant with the balance vesting in equal installments on the subsequent two elections to the Board or, if no elections are held, on each June 1st of the following two years. If the director ceases to serve on the Board any remaining equity will not continue to vest. Any vested RSUs will be delivered on the earlier of (i) a Change in Control or (ii) 50% in 2013 and 50% in 2014.

Subsequent equity grants to new directors and Board chairmen will be made on substantially similar terms and pro-rated from June 2010.

	Chairman/ Governance Chair	Director
Annual Cash Retainer	$70,000	$70,000
Additional Cash Retainer	$100,000	NA
Annual Equity	$180,000	$80,000

Total	$350,000	$150,000

One-time Grant Value	$540,000	$240,000

Additional Annual Cash Retainers
Audit Committee Chair	$20,000
Compensation Committee Chair	$10,000
Strategic Advisory Committee Chair	$10,000

LEGAL PROCEEDINGS

        On the Petition Filing Date, we (together with substantially all of our U.S. subsidiaries), filed voluntary petitions for relief under chapter 11 of the Bankruptcy Code. One of our directors, Mary G. Berner, was a director of the company with it commenced the chapter 11 proceedings. As such, Me. Berner has been in association with a company that filed a petition under the Bankruptcy Code within the last five years. All of our executive officers (other than Ms. Murray and Ms. Sharples) were also executive officers of the company when it commenced the chapter 11 proceedings. Consequently, these executive officers of the company have been associated with a company that filed a petition under the Bankruptcy Code within the last five years.

 PRINCIPAL STOCKHOLDERS

        All of our outstanding common stock is directly owned by RDA Holding Co., and no other person has a direct beneficial ownership interest in our common stock The following table presents information regarding beneficial ownership of the equity securities of RDA Holding Co. as of September 30, 2010 by each person who is known by us to beneficially own more than 5% of the equity securities of RDA Holding Co., by each of our directors, by each of our named executive officers, and by all of our directors and executive officers as a group. Notwithstanding the beneficial ownership of the common stock of RDA Holding Co. presented below, the Stockholders' Agreement of RDA Holding Co. governs the exercise of our stockholders' voting and other rights.

        Unless otherwise indicated, the address of each person listed below is c/o RDA Holding Co., 750 Third Avenue, New York, NY 10017.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)	Percent of Class(1)
Principal Stockholders
Golden Tree Asset Management, LP and related funds(3)	4,598,250	16.72%
Fidelity Investments and related funds(4)	3,150,383	11.46
JPMorgan Chase Bank, N.A.(5)	2,989,563	10.87
General Electric Capital Corporation(6)	2,911,512	10.59
Eaton Vance Management and related funds(7)	2,508,329	9.12
Merrill Lynch / Bank of America and related funds(8)	1,670,340	6.07
Luxor Capital Partners LP and related funds(9)	1,402,851	5.10
Current Directors
Mary G. Berner, Chief Executive Officer and Director(2)	0	*
James B. Hawkes(2)	0	*
Karen R. Osar(2)	0	*
Fredric G. Reynolds(2)	0	*
Neil Sequeira(2)	0	*
Steven T. Shapiro(2)	0	*
Donald Steiner(2)	0	*
Peter Stern(2)	0	*
Carl Wilson(2)	0	*
Named Executive Officers Who Are Not Directors
Tom Williams(2)	50,784	*
Suzanne Grimes(2)	23,333	*
Michael Brennan(2)	0	*
Peggy Northrop(2)	12,353	*
All directors and executive officers as a group (19 persons)(2)	169,508	*

*
Less than one percent (1%).

(1)
Includes shares held in the beneficial owner's name or jointly with others, or in the name of a bank, nominee or trustee for the beneficial owner's account. Unless otherwise indicated in the footnotes to this table, we believe that each stockholder named in this table has sole voting and/or investment power with respect to the shares indicated as beneficially owned. Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person has beneficial ownership of any securities as to which such person, directly or indirectly, has or shares voting power and/or investment power or as to which such person has the right to acquire such voting and/or investment power within 60 days. The percentage of beneficial ownership by a person as of a particular date is calculated by dividing the number of shares beneficially owned by such person by the sum of the number of shares outstanding as of such date and the number of unissued shares as to which such person has the right to acquire voting and/or investment power within 60 days. Unless otherwise indicated, the beneficial ownership of any named person does not exceed, in the aggregate, one percent of the outstanding equity securities of RDA Holding Co. on September 30, 2010, as adjusted as required by applicable rules.

(2)
There are no stock options exercisable or restricted stock units, or "RSUs," vesting within 60 days of September 30, 2010.

(3)
Mr. Shapiro, our director, is a founding partner and a director of GoldenTree Asset Management, LP. The total amount beneficially owned by GoldenTree Asset Management, LP is held in various funds that it manages. The address of each of the GoldenTree investment funds is c/o GoldenTree Asset Management, LP, 300 Park Avenue, New York, NY 10022.

(4)
The address of Fidelity Investments is One Destiny Way, Westlake, TX 76262.

(5)
The address of JPMorgan Chase Bank, NA is 383 Madison Avenue, 23rd Floor, New York, NY 10179.

(6)
The address of General Electric Capital Corporation is 201 Merritt 7, Norwalk, 06851.

(7)
The address of Eaton Vance Management is 2 International Place, 9th Floor, Boston, MA 02110.

(8)
The address of Merrill Lynch & Co. Inc. / Bank of America is 214 North Tryon St. NC 1-027-14-01, Charlotte, NC 28255.

(9)
The address of Luxor Capital Partners LP is 767 Fifth Avenue, 19th Floor, New York, NY 10153.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Stockholders agreement

        In connection with our emergence from chapter 11 reorganization, our parent, RDA Holding Co., and certain of our prior creditors, management stockholders, warrantholders, and any other stockholder that may become party thereto, entered into a stockholders' agreement. The stockholders' agreement, among other things:

  •
  provides that stockholders that hold class A common stock of RDA Holding Co. ("Voting Common Stock") must vote their Voting Common Stock to elect and continue in office a board of directors of RDA Holding Co. comprised of the Chief Executive Officer of RDA Holding Co. and seven "independent" directors approved by the steering committee of the prepetition lenders and identified in the chapter 11 confirmation order. The seven independent directors (i) shall not be employees or consultants of RDA Holding Co. or any of its subsidiaries during the three-year period preceding their becoming directors or employees of any prepetition lender (or any permitted transferee thereof) and (ii) shall have the qualifications necessary, with respect to experience and educational background, to serve as directors of RDA Holding Co.;

  •
  allows parties to receive class B common stock of RDA Holding Co. ("Limited Voting Common Stock") in lieu of Voting Common Stock, which is convertible into Voting Common Stock at any time in the sole and absolute discretion of the holder. Limited Voting Common Stock has the same economic rights as Voting Common Stock but can only vote in connection with certain stockholder actions set forth in the stockholders agreement;

  •
  provides for certain limitations on the transfer of the equity of RDA Holding Co., including the requirement for a legal opinion that the transfer complies with applicable securities laws in certain instances, restricting transfers if such transfer would result in RDA Holding Co becoming subject to the reporting requirements of the Exchange Act and restricting transfers to competitors without board consent;

  •
  provides for tag-along rights by certain stockholders (and warrantholders but only if the transaction would result in a Change of Control (as defined in the stockholders agreement)) if 10% or more of the outstanding shares of common stock of RDA Holding Co is transferred in one transaction or a series of related transactions, provided that the transferring stockholder(s) owns 25% or more of the then outstanding shares of common stock;

  •
  provides for drag-along rights, which permit any stockholder or two or more stockholders acting in concert, collectively owning at least a majority of the then outstanding shares of common stock of RDA Holding Co, to require the remaining stockholders and warrantholders to transfer their shares to any third party that has agreed to acquire 100% of the outstanding common stock of RDA Holding Co (or at least 90% if the remaining shares are to be reinvested in a roll-over transaction); and

  •
  provides for participation rights to certain stockholders so that they may maintain their percentage ownership in RDA Holding Co in the event that RDA Holding Co issues additional equity interests.

Common stock registration rights agreement

        In connection with our emergence from chapter 11, RDA Holding Co, holders of registrable common stock ("holders") and warrantholders entered into a registration rights agreement. Registrable common stock is any share of Voting Common Stock, including any share of Voting Common Stock issued upon the conversion of Limited Voting Common Stock or the exercise of the New Warrants, beneficially owned by the holders and that has not been sold under a registration statement effected pursuant to the registration rights agreement or pursuant to Rule 144.

        The registration rights agreement gives holders certain registration rights, including shelf registration, demand registration and piggyback registration rights. Holders may request a shelf registration after an initial public offering if at least 20% of the shares of registrable common stock make such request (or, if prior to the initial public offering and only on or after the second anniversary of the chapter 11 emergence date, at least 50% of the shares of registrable common stock make such request). Demand registration rights may be triggered at multiple thresholds (at least 15%, 20% or 50% of the shares of registrable common stock) depending on whether an initial shelf registration statement has already been filed and has since expired or whether an initial shelf registration statement has not been filed and there has (or has not) been an initial public offering.

        Other than the initial shelf registration statement, there is an aggregate limit of six demand registrations for all holders. RDA Holding Co is not required to effect a demand registration unless the expected sale price for such registration is expected to be at least $15 million (or if such registration is for the initial public offering, $50 million) and at least 15% of the shares of registrable common stock outstanding at the time of the demand are to be included in such registration.

        In addition, if RDA Holding Co, any time after an initial public offering of its common stock and when a shelf registration statement is not effective, proposes to register Voting Common Stock, then holders may exercise piggyback registration rights.

New Warrants

        Certain claimholders in our chapter 11 proceedings received warrants pursuant to the terms of a warrant agreement, to acquire, subject to the terms and conditions thereof, up to 6.5% of the common stock of RDA Holding Co., on a fully diluted basis, as of the chapter 11 emergence date (but subject to dilution for awards made pursuant to the Management Equity Plan and subject to reduction to reflect claimholders that did not vote in favor of our chapter 11 plan of reorganization). The warrants are exercisable upon the occurrence of a "Change of Control" (as defined in the warrant agreement), the sale of all or substantially all of RDA Holding Co.'s assets (other than to its wholly-owned subsidiaries), or an initial public offering of RDA Holding Co.'s Voting Common Stock. The warrants will expire on the fourth anniversary of the chapter 11 emergence date, and have an exercise price of $45.09 per share (which increases to $45.65 per share as of the 36 month anniversary of the Effective Date; $46.22 per share as of the 39 month anniversary of the Effective Date; $46.78 per share as of the 42 month anniversary of the Effective Date; and $47.35 per share as of the 45 month anniversary of the Effective Date).

        Warrantholders are deemed parties to the stockholders agreement and the registration rights agreement. Warrantholders may not transfer their warrants unless the transferee agrees to be bound by such agreements. The warrant agreement contains transfer limitations similar to those described in the stockholders agreement.

DESCRIPTION OF CERTAIN INDEBTEDNESS AND SECURITY ARRANGEMENTS

Senior Credit Facility

General

        In connection with the offering of our initial notes, we entered into a Senior Credit Facility with JPMorgan Chase Bank, N.A., as administrative agent, J.P. Morgan Securities Inc., Banc of America Securities LLC, Credit Suisse Securities (USA) LLC and Goldman Sachs Credit Partners L.P., as joint lead arrangers and joint bookrunners, certain of our subsidiaries , as guarantors, and the lenders party thereto. Set forth below is a summary of the material terms of the Senior Credit Facility:

Size and tenor

        Under the Senior Credit Facility, lenders will provide a three-year revolving facility in an amount of up to $50 million (with a $25 million letter of credit sub-facility). The proceeds of the revolving loans under the Senior Credit Agreement will only be permitted to be used for working capital and general corporate purposes.

Interest rates and fees

        The revolving loans under the Senior Credit Facility will be denominated in U.S. dollars and will bear interest at a rate per annum which, at our option, can be either:

  •
  a base rate plus a margin of 3.0% per annum; or

  •
  a Eurodollar rate (not to be less than 2.0% per annum) plus a margin of 4.0% per annum.

        If an event of default shall have occurred and be continuing, the obligations under the Senior Credit Facility will bear interest at the otherwise applicable rate plus 2.0% per annum. Issued but undrawn letters of credit will utilize the commitments under the Senior Credit Facility and a fee calculated at a rate of 4.0% per annum, payable quarterly in arrears, will be payable thereon.

        The Senior Credit Facility will include a commitment fee of 1.0% per annum which will accrue on the unused portion of the commitments.

Security and guarantees

        Subject to certain exceptions, our obligations under the Senior Credit Facility are guaranteed on a first-priority secured basis by substantially all of our existing and future direct and indirect domestic subsidiaries of the Company. Subject to certain exceptions, the obligations and guaranty under the Senior Credit Facility are be secured by a first priority security interest in substantially all of the assets of us and the guarantors, including 100% of our and substantially all of our domestic subsidiaries' capital stock, and 65% of the capital stock of our first-tier foreign subsidiaries.

Ranking

        The now owned or hereafter acquired collateral securing the notes and the note guarantees, the obligations under the notes, as well as the obligations under our Senior Credit Facility, certain hedging and cash management obligations and certain other future indebtedness and obligations permitted under the indenture governing the notes and the Senior Credit Facility, are subject to first-priority liens. Under the terms of the documents governing the notes and the Senior Credit Facility, however, the proceeds of any collection, sale, disposition or other realization of collateral received in connection with the exercise of remedies (including distributions of cash, securities or other property on account of the value of the collateral in a bankruptcy, insolvency, reorganization or similar proceedings) will be applied first to repay amounts due under our Senior Credit Facility including any post-petition interest with respect thereto, certain hedging obligations relating to obligations under the Senior Credit Facility and certain cash management obligations of us and the guarantors owed to lenders under the Senior Credit Facility before the holders of notes receive any proceeds. As a result, the claims of holders of notes to such proceeds will rank behind the claims, including interest, of the lenders and letter of credit issuers under the Senior Credit Facility, including claims for such hedging obligations and cash management obligations.

Covenants

        The Senior Credit Facility contains covenants similar to those contained in the indenture, and the Senior Credit Facility includes a senior secured leverage ratio test with which we must comply if any borrowings or letters of credit are outstanding under the Senior Credit Facility.

Events of default

        The Senior Credit Facility contains certain events of default, including: nonpayment of principal, interest, fees or other amounts, violation of covenants, material inaccuracy of representations and warranties, cross-default to material indebtedness, certain events of bankruptcy and insolvency, material judgments, certain ERISA events, a change in control, actual or asserted invalidity of liens or guarantees or any collateral document, and failure to make obligations under the loan documents to be senior indebtedness (or any comparable term) or senior secured financing (or any comparable term) under any junior financing documentation, in each case subject to certain threshold amounts and grace periods.

THE EXCHANGE OFFER

Terms of the Exchange Offer

        We are offering to exchange our exchange notes for a like aggregate principal amount of our initial notes. Proxies are not being solicited in connection with this exchange offer.

        The exchange notes that we propose to issue in this exchange offer will be substantially identical to our initial notes except that, unlike our initial notes, the exchange notes will have no transfer restrictions or registration rights. You should read the description of the exchange notes in the section in this prospectus entitled "Description of the Notes."

        We reserve the right in our sole discretion to purchase or make offers for any initial notes that remain outstanding following the expiration or termination of this exchange offer and, to the extent permitted by applicable law, to purchase initial notes in the open market or privately negotiated transactions, one or more additional tender or exchange offers or otherwise. The terms and prices of these purchases or offers could differ significantly from the terms of this exchange offer.

Expiration Date; Extensions; Amendments; Termination

        This exchange offer will expire at 5:00 p.m., New York City time, on                    , 2011, unless we extend it in our sole and absolute discretion. The expiration date of this exchange offer will be at least 20 business days after the commencement of the exchange offer in accordance with Rule 14e-1(a) under the Securities Exchange Act of 1934.

        We expressly reserve the right to delay acceptance of any initial notes, extend or terminate this exchange offer and not accept any initial notes that we have not previously accepted if any of the conditions described below under "—Conditions to the Exchange Offer" have not been satisfied or waived by us. We will notify the exchange agent of any extension by oral notice promptly confirmed in writing or by written notice. We will also notify the holders of the initial notes by a press release or other public announcement communicated before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date unless applicable laws require us to do otherwise.

        We also expressly reserve the right to amend the terms of this exchange offer in any manner. If we make any material change, we will promptly disclose this change in a manner reasonably calculated to inform the holders of our initial notes of the change including providing public announcement or giving oral or written notice to these holders. A material change in the terms of this exchange offer could include a change in the timing of the exchange offer, a change in the exchange agent and other similar changes in the terms of this exchange offer. If we make any material change to this exchange offer, we will disclose this change by means of a post-effective amendment to the registration statement which includes this prospectus and will distribute an amended or supplemented prospectus to each registered holder of initial notes. In addition, we will extend this exchange offer for an additional five to ten business days as required by the Exchange Act, depending on the significance of the amendment, if the exchange offer would otherwise expire during that period. We will promptly notify the exchange agent by oral notice, promptly confirmed in writing, or written notice of any delay in acceptance, extension, termination or amendment of this exchange offer.

Procedures for Tendering Initial Notes

Proper Execution and Delivery of Letters of Transmittal

        To tender your initial notes in this exchange offer, you must use one of the three alternative procedures described below:

  (1)
  Regular delivery procedure:    Complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal. Have the signatures on the letter of transmittal guaranteed if required by the letter of transmittal. Mail or otherwise deliver the letter of transmittal or the facsimile together with the certificates representing the initial notes being tendered and any other required documents to the exchange agent on or before 5:00 p.m., New York City time, on the expiration date.

  (2)
  Book-entry delivery procedure:    Send a timely confirmation of a book-entry transfer of your initial notes, if this procedure is available, into the exchange agent's account at The Depository Trust Company in accordance with the procedures for book-entry transfer described under "—Book-Entry Delivery Procedure" below, on or before 5:00 p.m., New York City time, on the expiration date.

  (3)
  Guaranteed delivery procedure:    If time will not permit you to complete your tender by using the procedures described in (1) or (2) above before the expiration date and this procedure is available, comply with the guaranteed delivery procedures described under "—Guaranteed Delivery Procedure" below.

        The method of delivery of the initial notes, the letter of transmittal and all other required documents is at your election and risk. Instead of delivery by mail, we recommend that you use an overnight or hand-delivery service. If you choose the mail, we recommend that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. You should not send any letters of transmittal or initial notes to us. You must deliver all documents to the exchange agent at its address provided below. You may also request your broker, dealer, commercial bank, trust company or nominee to tender your initial notes on your behalf.

        Only a holder of initial notes may tender initial notes in this exchange offer. A holder is any person in whose name initial notes are registered on our books.

        If you are the beneficial owner of initial notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your notes, you must contact that registered holder promptly and instruct that registered holder to tender your notes on your behalf. If you wish to tender your initial notes on your own behalf, you must, before completing and executing the letter of transmittal and delivering your initial notes, either make appropriate arrangements to register the ownership of these notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

        You must have any signatures on a letter of transmittal or a notice of withdrawal guaranteed by:

  (1)
  a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.,

  (2)
  a commercial bank or trust company having an office or correspondent in the United States, or

  (3)
  an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Exchange Act, unless the initial notes are tendered:

  (a)
  by a registered holder or by a participant in The Depository Trust Company whose name appears on a security position listing as the owner, who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal and only if the exchange notes are being issued directly to this registered holder or deposited into this participant's account at The Depository Trust Company, or

  (b)
  for the account of a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934.

If the letter of transmittal or any bond powers are signed by:

  (1)
  the recordholder(s) of the initial notes tendered: the signature must correspond with the name(s) written on the face of the initial notes without alteration, enlargement or any change whatsoever.

  (2)
  a participant in The Depository Trust Company: the signature must correspond with the name as it appears on the security position listing as the holder of the initial notes.

  (3)
  a person other than the registered holder of any initial notes: these initial notes must be endorsed or accompanied by bond powers and a proxy that authorize this person to tender the initial notes on behalf of the registered holder, in satisfactory form to us as determined in our sole discretion, in each case, as the name of the registered holder or holders appears on the initial notes.

  (4)
  trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity: these persons should so indicate when signing. Unless waived by us, evidence satisfactory to us of their authority to so act must also be submitted with the letter of transmittal.

To tender your initial notes in this exchange offer, you must make the following representations:

  (1)
  you are authorized to tender, sell, assign and transfer the initial notes tendered and to acquire exchange notes issuable upon the exchange of such tendered initial notes, and that we will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim when the same are accepted by us,

  (2)
  any exchange notes acquired by you pursuant to the exchange offer are being acquired in the ordinary course of business, whether or not you are the holder,

  (3)
  you or any other person who receives exchange notes, whether or not such person is the holder of the exchange notes, have no arrangement or understanding with any person to participate in a distribution of such exchange notes within the meaning of the Securities Act and is not participating in, and does not intend to participate in, the distribution of such exchange notes within the meaning of the Securities Act,

  (4)
  you or such other person who receives exchange notes, whether or not such person is the holder of the exchange notes, is not an "affiliate," as defined in Rule 405 of the Securities Act, of ours, or if you or such other person is an affiliate, you or such other person will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable,

  (5)
  if you are not a broker-dealer, you represent that you are not engaging in, and do not intend to engage in, a distribution of exchange notes, and

  (6)
  if you are a broker-dealer that will receive exchange notes for your own account in exchange for initial notes, you represent that the initial notes to be exchanged for the exchange notes were acquired by you as a result of market-making or other trading activities and acknowledge that you will deliver a prospectus in connection with any resale, offer to resell or other transfer of such exchange notes.

        You must also warrant that the acceptance of any tendered initial notes by the issuers and the issuance of exchange notes in exchange therefor shall constitute performance in full by the issuers of its obligations under the registration rights agreement relating to the initial notes.

        To effectively tender notes through The Depository Trust Company, the financial institution that is a participant in The Depository Trust Company will electronically transmit its acceptance through the Automatic Tender Offer Program. The Depository Trust Company will then edit and verify the acceptance and send an agent's message to the exchange agent for its acceptance. An agent's message is a message transmitted by The Depository Trust Company to the exchange agent stating that The Depository Trust Company has received an express acknowledgment from the participant in The Depository Trust Company tendering the notes that this participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce this agreement against this participant.

Book-Entry Delivery Procedure

        Any financial institution that is a participant in The Depository Trust Company's systems may make book-entry deliveries of initial notes by causing The Depository Trust Company to transfer these initial notes into the exchange agent's account at The Depository Trust Company in accordance with The Depository Trust Company's procedures for transfer. To effectively tender notes through The Depository Trust Company, the financial institution that is a participant in The Depository Trust Company will electronically transmit its acceptance through the Automatic Tender Offer Program. The Depository Trust Company will then edit and verify the acceptance and send an agent's message to the exchange agent for its acceptance. An agent's message is a message transmitted by The Depository Trust Company to the exchange agent stating that The Depository Trust Company has received an express acknowledgment from the participant in The Depository Trust Company tendering the notes that this participation has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce this agreement against this participant. The exchange agent will make a request to establish an account for the initial notes at The Depository Trust Company for purposes of the exchange offer within two business days after the date of this prospectus.

        A delivery of initial notes through a book-entry transfer into the exchange agent's account at The Depository Trust Company will only be effective if an agent's message or the letter of transmittal or a facsimile of the letter of transmittal with any required signature guarantees and any other required documents is transmitted to and received by the exchange agent at the address indicated below under "—Exchange Agent" on or before the expiration date unless the guaranteed delivery procedures described below are complied with. Delivery of documents to The Depository Trust Company does not constitute delivery to the exchange agent.

Guaranteed Delivery Procedure

        If you are a registered holder of initial notes and desire to tender your notes, and (1) these notes are not immediately available, (2) time will not permit your notes or other required documents to reach the exchange agent before the expiration date or (3) the procedures for book-entry transfer cannot be completed on a timely basis and an agent's message delivered, you may still tender in this exchange offer if:

  (1)
  you tender through a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Exchange Act,

  (2)
  on or before the expiration date, the exchange agent receives a properly completed and duly executed letter of transmittal or facsimile of the letter of transmittal, and a notice of guaranteed delivery, substantially in the form provided by us, with your name and address as holder of the initial notes and the amount of notes tendered, stating that the tender is being made by that letter and notice and guaranteeing that within three New York Stock Exchange trading days after the expiration date the certificates for all the initial notes tendered, in proper form for transfer, or a book-entry confirmation with an agent's message, as the case may be, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent, and

  (3)
  the certificates for all your tendered initial notes in proper form for transfer or a book-entry confirmation as the case may be, and all other documents required by the letter of transmittal are received by the exchange agent within three New York Stock Exchange trading days after the expiration date.

Acceptance of Initial Notes for Exchange; Delivery of Exchange Notes

        Your tender of initial notes will constitute an agreement between you and us governed by the terms and conditions provided in this prospectus and in the related letter of transmittal.

        We will be deemed to have received your tender as of the date when your duly signed letter of transmittal accompanied by your initial notes tendered, or a timely confirmation of a book-entry transfer of these notes into the exchange agent's account at The Depository Trust Company with an agent's message, or a notice of guaranteed delivery from an eligible institution is received by the exchange agent.

        All questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of tenders will be determined by us in our sole discretion. Our determination will be final and binding.

        We reserve the absolute right to reject any and all initial notes not properly tendered or any initial notes which, if accepted, would, in our opinion or our counsel's opinion, be unlawful. We also reserve the absolute right to waive any conditions of this exchange offer or irregularities or defects in tender as to particular notes with the exception of conditions to this exchange offer relating to the obligations of broker dealers, which we will not waive. If we waive a condition to this exchange offer, the waiver will be applied equally to all note holders. Our interpretation of the terms and conditions of this exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of initial notes must be cured within such time as we shall determine. We, the exchange agent or any other person will be under no duty to give notification of defects or irregularities with respect to tenders of initial notes. We and the exchange agent or any other person will incur no liability for any failure to give notification of these defects or irregularities. Tenders of initial notes will not be deemed to have been made until such irregularities have been cured or waived. The exchange agent will return without cost to their holders any initial notes that are not properly tendered and as to which the defects or irregularities have not been cured or waived promptly following the expiration date.

        If all the conditions to the exchange offer are satisfied or waived on the expiration date, we will accept all initial notes properly tendered and will issue the exchange notes promptly thereafter. Please refer to the section of this prospectus entitled "—Conditions to the Exchange Offer" below. For purposes of this exchange offer, initial notes will be deemed to have been accepted as validly tendered for exchange when, as and if we give oral or written notice of acceptance to the exchange agent.

        We will issue the exchange notes in exchange for the initial notes tendered pursuant to a notice of guaranteed delivery by an eligible institution only against delivery to the exchange agent of the letter of transmittal, the tendered initial notes and any other required documents, or the receipt by the exchange agent of a timely confirmation of a book-entry transfer of initial notes into the exchange agent's account at The Depository Trust Company with an agent's message, in each case, in form satisfactory to us and the exchange agent.

        If any tendered initial notes are not accepted for any reason provided by the terms and conditions of this exchange offer or if initial notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged initial notes will be returned without expense to the tendering holder, or, in the case of initial notes tendered by book-entry transfer procedures described above, will be credited to an account maintained with the book-entry transfer facility, promptly after withdrawal, rejection of tender or the expiration or termination of the exchange offer.

        By tendering into this exchange offer, you will irrevocably appoint our designees as your attorney-in-fact and proxy with full power of substitution and resubstitution to the full extent of your rights on the notes tendered. This proxy will be considered coupled with an interest in the tendered notes. This appointment will be effective only when, and to the extent that we accept your notes in this exchange offer. All prior proxies on these notes will then be revoked and you will not be entitled to give any subsequent proxy. Any proxy that you may give subsequently will not be deemed effective. Our designees will be empowered to exercise all voting and other rights of the holders as they may deem proper at any meeting of note holders or otherwise. The initial notes will be validly tendered only if we are able to exercise full voting rights on the notes, including voting at any meeting of the note holders, and full rights to consent to any action taken by the note holders.

Withdrawal of Tenders

        Except as otherwise provided in this prospectus, you may withdraw tenders of initial notes at any time before 5:00 p.m., New York City time, on the expiration date.

        For a withdrawal to be effective, you must send a written or facsimile transmission notice of withdrawal to the exchange agent before 5:00 p.m., New York City time, on the expiration date at the address provided below under "—Exchange Agent" and before acceptance of your tendered notes for exchange by us.

        Any notice of withdrawal must:

  (1)
  specify the name of the person having tendered the initial notes to be withdrawn,

  (2)
  identify the notes to be withdrawn, including, if applicable, the registration number or numbers and total principal amount of these notes,

  (3)
  be signed by the person having tendered the initial notes to be withdrawn in the same manner as the original signature on the letter of transmittal by which these notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to permit the trustee for the initial notes to register the transfer of these notes into the name of the person having made the original tender and withdrawing the tender,

  (4)
  specify the name in which any of these initial notes are to be registered, if this name is different from that of the person having tendered the initial notes to be withdrawn, and

  (5)
  if applicable because the initial notes have been tendered through the book-entry procedure, specify the name and number of the participant's account at The Depository Trust Company to be credited, if different than that of the person having tendered the initial notes to be withdrawn.

        We will determine all questions as to the validity, form and eligibility, including time of receipt, of all notices of withdrawal and our determination will be final and binding on all parties. Initial notes that are withdrawn will be deemed not to have been validly tendered for exchange in this exchange offer.

        The exchange agent will return without cost to their holders all initial notes that have been tendered for exchange and are not exchanged for any reason, promptly after withdrawal, rejection of tender or expiration or termination of this exchange offer.

        You may retender properly withdrawn initial notes in this exchange offer by following one of the procedures described under "—Procedures for Tendering Initial Notes" above at any time on or before the expiration date.

Conditions to the Exchange Offer

        We will complete this exchange offer only if:

  (1)
  there is no change in the laws and regulations which would reasonably be expected to impair our ability to proceed with this exchange offer,

  (2)
  there is no change in the current interpretation of the staff of the Commission which permits resales of the exchange notes,

  (3)
  there is no stop order issued by the Commission or any state securities authority suspending the effectiveness of the registration statement which includes this prospectus or the qualification of the indenture for our exchange notes under the Trust Indenture Act of 1939 and there are no proceedings initiated or, to our knowledge, threatened for that purpose,

  (4)
  there is no action or proceeding instituted or threatened in any court or before any governmental agency or body that would reasonably be expected to prohibit, prevent or otherwise impair our ability to proceed with this exchange offer, and

  (5)
  we obtain all governmental approvals that we deem in our sole discretion necessary to complete this exchange offer.

        These conditions are for our sole benefit. We may assert any one of these conditions regardless of the circumstances giving rise to it and may also waive any one of them, in whole or in part, at any time and from time to time, if we determine in our reasonable discretion that it has not been satisfied, subject to applicable law. Notwithstanding the foregoing, all conditions to the exchange offer must be satisfied or waived before the expiration of this exchange offer. If we waive a condition to this exchange offer, the waiver will be applied equally to all note holders. We will not be deemed to have waived our rights to assert or waive these conditions if we fail at any time to exercise any of them. Each of these rights will be deemed an ongoing right which we may assert at any time and from time to time.

        If we determine that we may terminate this exchange offer because any of these conditions is not satisfied, we may:

  (1)
  refuse to accept and return to their holders any initial notes that have been tendered,

  (2)
  extend the exchange offer and retain all notes tendered before the expiration date, subject to the rights of the holders of these notes to withdraw their tenders, or

  (3)
  waive any condition that has not been satisfied and accept all properly tendered notes that have not been withdrawn or otherwise amend the terms of this exchange offer in any respect as provided under the section in this prospectus entitled "—Expiration Date; Extensions; Amendments; Termination."

Accounting Treatment

        We will record the exchange notes at the same carrying value as the initial notes as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. We will amortize the costs of the exchange offer and the unamortized expenses related to the issuance of the exchange notes over the term of the exchange notes.

Exchange Agent

        We have appointed Wells Fargo Bank, National Association as exchange agent for this exchange offer. You should direct all questions and requests for assistance on the procedures for tendering and all requests for additional copies of this prospectus or the letter of transmittal to the exchange agent as follows:

By Registered or Certified Mail: WELLS FARGO BANK, N.A. Corporate Trust Operations MAC N9303-121 PO Box 1517 Minneapolis, MN 55480	By Regular Mail or Overnight Courier: WELLS FARGO BANK, N.A. Corporate Trust Operations MAC N9303-121 Sixth & Marquette Avenue Minneapolis, MN 55479
In Person by Hand Only: WELLS FARGO BANK, N.A. 12th Floor—Northstar East Building Corporate Trust Operations 608 Second Avenue South Minneapolis, MN 55479

By Facsimile:
(For Eligible Institutions only):
fax. (612) 667-6282
Attn: Bondholder Communications
 For Information or Comfirmation by
Telephone: (800) 344-5128, Option 0
Attn: Bondholder Communications

Fees and Expenses

        We will bear the expenses of soliciting tenders in this exchange offer, including fees and expenses of the exchange agent and trustee and accounting, legal, printing and related fees and expenses.

        We will not make any payments to brokers, dealers or other persons soliciting acceptances of this exchange offer. However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket expenses in connection with this exchange offer. We will also pay brokerage houses and other custodians, nominees and fiduciaries their reasonable out-of-pocket expenses for forwarding copies of the prospectus, letters of transmittal and related documents to the beneficial owners of the initial notes and for handling or forwarding tenders for exchange to their customers.

        We will pay all transfer taxes, if any, applicable to the exchange of initial notes in accordance with this exchange offer. However, tendering holders will pay the amount of any transfer taxes, whether imposed on the registered holder or any other persons, if:

  (1)
  certificates representing exchange notes or initial notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the notes tendered,

  (2)
  tendered initial notes are registered in the name of any person other than the person signing the letter of transmittal, or

  (3)
  a transfer tax is payable for any reason other than the exchange of the initial notes in this exchange offer.

        If you do not submit satisfactory evidence of the payment of any of these taxes or of any exemption from this payment with the letter of transmittal, we will bill you directly the amount of these transfer taxes.

Your Failure to Participate in the Exchange Offer Will Have Adverse Consequences

        The initial notes were not registered under the Securities Act or under the securities laws of any state and you may not resell them, offer them for resale or otherwise transfer them unless they are subsequently registered or resold under an exemption from the registration requirements of the Securities Act and applicable state securities laws. If you do not exchange your initial notes for exchange notes in accordance with this exchange offer, or if you do not properly tender your initial notes in this exchange offer, you will not be able to resell, offer to resell or otherwise transfer the initial notes unless they are registered under the Securities Act or unless you resell them, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act.

        In addition, except as set forth in this paragraph, you will not be able to obligate us to register the initial notes under the Securities Act. You will not be able to require us to register your initial notes under the Securities Act unless:

  (1)
  the initial purchasers request us to register initial notes that are not eligible to be exchanged for exchange notes in the exchange offer; or

  (2)
  you are not eligible to participate in the exchange offer or do not receive freely tradable exchange notes in the exchange offer,

in which case the registration rights agreement requires us to file a registration statement for a continuous offer in accordance with Rule 415 under the Securities Act for the benefit of the holders of the initial notes described in this sentence. We do not currently anticipate that we will register under the Securities Act any notes that remain outstanding after completion of the exchange offer.

Delivery of Prospectus

        Each broker-dealer that receives exchange notes for its own account in exchange for initial notes, where such initial notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See "Plan of Distribution."

DESCRIPTION OF NOTES

General

        Capitalized terms used in this "Description of notes" section and not otherwise defined have the meanings set forth in the section "—Certain definitions." References to the "Issuer" in this description refer only to The Reader's Digest Association, Inc. and not to any of our subsidiaries.

        We issued the initial notes, and will issue the exchange notes, under the indenture, dated as of February 11, 2010, between us and Wells Fargo Bank, N.A., as trustee. The terms of the exchange notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended. A copy of the indenture is included as an exhibit to the registration statement of which this prospectus forms a part and is available for inspection at the office of the trustee. This summary is qualified in its entirety by reference to those documents. The form and terms of the exchange notes are identical in all material respects to the form and terms of the initial notes, except that (i) upon completion of the exchange offer, the exchange notes will be registered under the Securities Act and, therefore, will bear different CUSIP/ISIN numbers than the initial notes, (ii) the exchange notes will not have transfer restrictions and (iii) the holders of the exchange notes will not have registration rights or be entitled to additional interest in the event of a specified registration default.

        The following is a summary of the material terms and provisions of the notes, the indenture and the Security Documents. The following summary does not purport to be a complete description of the notes or such agreements and is subject to the detailed provisions of, and qualified in its entirety by reference to, the Indenture and the Security Documents. We urge you to read the Indenture because they, not this description, define your rights as holders of the notes. Copies of the Indenture may be obtained from the Issuer upon request when available.

Description of the exchange notes

        The exchange notes will be:

  •
  general senior secured obligations of the Issuer;

  •
  pari passu in right of payment with any existing and future senior Indebtedness of the Issuer;

  •
  secured on a first priority Lien basis by the "Collateral" (as defined below under "—Collateral and Security Documents") subject to Permitted Liens under the Indenture;

  •
  effectively senior to any existing or future Indebtedness of the Issuer to the extent of the value of the Collateral securing the obligations under the notes (after giving effect to Liens securing the Senior Credit Facility and any other Permitted Lien);

  •
  effectively subordinated to the Issuer's Priority Payment Lien Obligations (as below defined under "—Collateral and Security Documents");

  •
  senior in right of payment to any existing or future subordinated Indebtedness of the Issuer;

  •
  structurally subordinated to all liabilities and preferred stock of Subsidiaries of the Issuer that are not Subsidiary Guarantors; and

  •
  guaranteed on a senior secured basis by RDA Holding Co. ("Holdings") and each Subsidiary Guarantor (together with Holdings, "Guarantors").

The Guarantees

        The exchange notes will be fully and unconditionally, jointly and severally, guaranteed by all of the Guarantors. See "—Guarantees." Each Guarantee will be:

  •
  a general senior secured obligation of the Guarantor;

  •
  pari passu in right of payment with any existing and future senior Indebtedness of the Guarantor;

  •
  secured on a first-priority Lien basis by the Collateral owned by the Guarantor, subject to Permitted Liens under the Indenture;

  •
  effectively senior to any existing or future Indebtedness of the Guarantor to the extent of the value of the Collateral securing the Guarantor's obligations under its Guarantee (after giving effect to Liens securing the Senior Credit Facility and any other Permitted Lien);

  •
  effectively subordinated to the Guarantor's Priority Payment Lien Obligations under the Senior Credit Facility to the extent of the value of the Collateral securing such obligations;

  •
  senior in right of payment to any existing or future subordinated Indebtedness of the Guarantor; and

  •
  structurally subordinated to all liabilities and preferred stock of any Subsidiaries of such Guarantor that are not Subsidiary Guarantors.

        As of the date hereof, all of our subsidiaries are "Restricted Subsidiaries." However, none of (i) Direct Holdings IP L.L.C., our indirect, bankruptcy remote subsidiary that holds our license to use the Time Life brand and (ii) our Foreign Subsidiaries guarantee the notes. In addition, under the circumstances described below under the subheading "—Certain covenants—Limitation on restricted payments," we will be permitted to designate certain of our Subsidiaries as "Unrestricted Subsidiaries."

Any Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the Indenture. Any Unrestricted Subsidiaries will not guarantee the exchange notes.

Principal, maturity and interest

        We are offering to exchange $525 million of initial notes for $525 million of exchange notes. The exchange notes will mature on February 15, 2017.

        Interest on the exchange notes will:

  •
  be set at a rate per annum, reset quarterly, equal to LIBOR (subject to a LIBOR floor of 3.0%) plus 6.50%, as determined by the calculation agent (the "Calculation Agent"), which shall initially be the Trustee under the Indenture;

  •
  accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date;

  •
  be payable in cash quarterly in arrears on February 15, May 15, August 15 and November 15 of each year (each an "Interest Payment Date"), to Holders of record of exchange notes on the immediately preceding February 1, May 1, August 1 and November 1; and

  •
  be computed on the basis of a 360-day year based on the actual number of days elapsed.

        LIBOR will be determined with respect to an interest period on the second London Banking Day preceding the first day of the interest period. The interest rate for each interest period will be adjusted with effect from the Interest Payment Date on which such interest period begins.

        The amount of interest for each day that the exchange notes are outstanding (the "Daily Interest Amount") will be calculated by dividing the interest rate in effect for such day by 360 and multiplying the result by the principal amount of the exchange notes outstanding. The amount of interest to be paid on the exchange notes for each interest period will be calculated by adding the Daily Interest Amounts for each day in the interest period.

        All percentages resulting from any calculation of interest will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards (e.g., 9.876545% (or 0.09876545) being rounded to 9.87655% (or 0.0987655)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards). In no event shall the actual interest rate exceed that permitted by New York law as the same may be modified by United States law of general application.

        The Calculation Agent will, upon the request of any holder of exchange notes, provide the interest rate then in effect with respect to the exchange notes. All calculations made by the Calculation Agent in the absence of manifest error will be conclusive for all purposes and binding on the Issuer, the Guarantors and the Holders of the exchange notes.

Payments

        Principal of, premium, if any, and interest on the exchange notes will be payable at the office or agency of the Issuer maintained for such purpose or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders of the exchange notes at their respective addresses set forth in the register of Holders; provided that all payments of principal, premium, if any, and interest with respect to notes represented by one or more global notes registered in the name of or held by The Depository Trust Company ("DTC") or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof. Until otherwise designated by the Issuer, the Issuer's office or agency will be the office of the trustee maintained for such purpose.

Ranking

        The exchange notes will be secured obligations of the Issuer that rank senior in right of payment to all existing and future subordinated indebtedness of the Issuer. The exchange notes will rank equally in right of payment with all existing and future senior indebtedness of the Issuer. The exchange notes will be effectively senior to all of the Issuer's existing and future Indebtedness to the extent of the value of the Collateral securing the obligations under the exchange notes on a first-priority basis (in each case, after giving effect to Priority Payment Lien Obligations and other Permitted Liens). The notes will be effectively subordinated to obligations of subsidiaries of the Issuer that are not Guarantors, including Indebtedness and preferred stock of Foreign Subsidiaries.

        With respect to the Collateral, the Indebtedness and obligations under the notes, our Senior Credit Facility and certain future Indebtedness and obligations permitted under the Indenture governing the notes will have first-priority liens. Under the terms of the Security Documents, however, the proceeds of any collection, sale, disposition or other realization of Collateral received in connection with the exercise of remedies (including distributions of cash, securities or other property on account of the value of the Collateral in a bankruptcy, insolvency, reorganization or similar proceedings) will be applied first to repay our Priority Payment Lien Obligations, including obligations under our Senior Credit Facility, Hedging Obligations with lenders under the Senior Credit Facility or their Affiliates and Cash Management Obligations before any Holder receives any proceeds. We advise you that there may not be sufficient proceeds remaining to pay amounts due on any or all of the notes and the Guarantees then outstanding.

        As of June 30, 2010:

  •
  we had approximately $525.0 million of total Indebtedness which represents the notes; and

  •
  we had approximately $525.0 million of secured Indebtedness, all of which is represented by the initial notes, and we had commitments under the Senior Credit Facility available to us of $50.0 million, all of which is secured on an equal basis with the notes if borrowed.

        In addition, at June 30, 2010, our non-guarantor subsidiaries had $335.9 million of total liabilities (including trade payables, but excluding intercompany liabilities), all of which is structurally senior to the notes.

Guarantees

        Our obligations under the exchange notes, the Indenture and the Security Documents will be jointly and severally guaranteed on a senior secured basis (the "Guarantees") by each Guarantor. Not all of our Subsidiaries will guarantee the exchange notes. Our bankruptcy remote subsidiary, Direct Holdings IP L.L.C., Unrestricted Subsidiaries and Foreign Subsidiaries will not be Guarantors. In the event of a bankruptcy, liquidation or reorganization of any of these non-Guarantor Subsidiaries, these non-Guarantor Subsidiaries will pay the holders of their debts and their trade creditors before they will be able to distribute any of their assets to us.

        For the twelve months ended June 30, 2010, our non-guarantor subsidiaries:

  •
  represented approximately 54.7% of our net sales;

  •
  represented a net loss of approximately $9.2 of our consolidated net income of $1,699.9;

  •
  contributed approximately $(29.7) million to our operating loss of $(36.7) million.

        As of June 30, 2010, our non-guarantor subsidiaries:

  •
  represented approximately 50.7% of our total assets; and

  •
  had $335.9 million of total liabilities, including trade payables but excluding intercompany liabilities.

        As of the date of the Indenture, all of RDA's Subsidiaries will be "Restricted Subsidiaries." However, under the circumstances described below under the subheading "—Certain covenants—Limitation on restricted payments," we will be permitted to designate some of our Subsidiaries as "Unrestricted Subsidiaries." The effect of designating a Subsidiary as an "Unrestricted Subsidiary" will be:

  •
  an Unrestricted Subsidiary will not be subject to many of the restrictive covenants in the Indenture;

  •
  a Subsidiary that has previously been a Subsidiary Guarantor and that is designated an Unrestricted Subsidiary will be released from its Guarantee; and

  •
  the assets, income, cash flow and other financial results of an Unrestricted Subsidiary will not be consolidated with those of the Issuer for purposes of calculating compliance with the restrictive covenants contained in the Indenture except to the extent expressly permitted therein.

        The obligations of each Guarantor under its Guarantee will be limited to the maximum amount that will result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment for distribution under its Guarantee will be entitled to a contribution from each other Guarantor in a pro rata amount based on adjusted net assets of each Guarantor.

Collateral and Security Documents

        Pursuant to the Security Documents, the Issuer and each Guarantor have granted a nationally recognized trust company or commercial bank acting as collateral agent (the "Collateral Agent") first-priority liens and security interests, subject to Permitted Liens, in the Collateral to secure the payment and performance when due of all of the Obligations of the Issuer and such Guarantor under the notes, the Indenture, the Guarantees and the Security Documents for the benefit of the Holders of the notes. The Collateral will also secure on a first-priority basis the Issuer's and the Guarantors' Obligations under our Senior Credit Facility, certain Hedging Obligations with lenders under the Senior Credit Facility or their Affiliates, Cash Management Obligations and certain future Indebtedness and other obligations permitted under the Indenture to be so secured, provided that an authorized representative of the holders of such Indebtedness shall have executed a joinder to the Security Documents in the form provided therein. However, under the terms of the Security Documents, the proceeds of any collection, sale, disposition or other realization of Collateral received in connection with the exercise of remedies (including distributions of cash, securities or other property on account of the value of the Collateral in a bankruptcy, insolvency, reorganization or similar proceedings) will be applied first to repay the Indebtedness and other obligations under Credit Facilities (including any Post-Petition Interest with respect thereto) permitted to be incurred under clause (a) of the second paragraph of the covenant described under "Certain covenants—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and preferred stock," Hedging Obligations with lenders under such Credit Facilities or their Affiliates and Cash Management Obligations (collectively, the "Priority Payment Lien Obligations") before any Holder receives any proceeds.

        The exchange notes and Guarantees will be secured by all of the Issuer's and each Guarantor's right, title and interest in the following (the "Collateral"), subject to certain exceptions in addition to those specified below and to the grant of further Permitted Liens:

  •
  all accounts;

  •
  all chattel paper;

  •
  all deposit accounts;

  •
  all documents;

  •
  all equipment;

  •
  all fixtures;

  •
  all general intangibles;

  •
  all intellectual property and intellectual property licenses (including without limitation patents, trademarks and copyrights);

  •
  all instruments;

  •
  all inventory;

  •
  all investment property;

  •
  all letter of credit rights;

  •
  all Material Real Property;

  •
  all Equity Interests of the Issuer and each Subsidiary owned directly by the Issuer or any Guarantor (which, in the case of each Foreign Subsidiary will be limited to 65% of the issued and outstanding Capital Stock of such Subsidiary at any time);

  •
  all other property not otherwise described above (except for any property specifically excluded);

  •
  all books and records related to the foregoing; and

  •
  to the extent not otherwise included, all proceeds, supporting obligations and products of any and all of the foregoing and all collateral security and guarantees given by the Issuer or the Guarantors with respect to the foregoing.

        The Collateral will exclude certain property ("Excluded Asset"), including: (i) any property (including but not limited to the Equity Interests of Direct Holdings IP L.L.C., a Delaware limited liability company) to the extent that a grant of a security interest in such property pursuant to the Security Documents is prohibited by any requirement of law of a governmental authority, requires a consent not obtained of any governmental authority pursuant to such requirement of law or is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property or, in the case of any investment property, pledged stock or pledged note (other than any of the foregoing issued by the Issuer or a Guarantor), any applicable shareholder, joint venture or similar agreement, except, in each case, to the extent that such requirement of law or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law (including but not limited to the Uniform Commercial Code or Title 11 of the United States Code, as amended (the "Bankruptcy Code")), (ii) any intellectual property to the extent that the grant of a security interest therein would result in the invalidity, unenforceability, voiding or cancellation thereof (including, without limitation, any trademark application filed on an intent to use basis), (iii) any assets of Foreign Subsidiaries, unless any such Foreign Subsidiary is required to become a Guarantor under the Indenture, (iv) any assets held by any Unrestricted Subsidiaries or any other Subsidiary that is not a Guarantor, (v) amounts used to cash collateralize the letters of credit (A) existing on the Emergence Date (without renewal) and (B) under the Senior Credit Facility in an amount not to exceed $26.5 million at any one time, (vi) any capital stock of any Foreign Subsidiary owned by the Issuer or any Guarantor in excess of 65% of the Capital Stock of such Foreign Subsidiary, (vii) any aircraft or any trucks, trailers, tractors, service vehicles, automobiles, rolling stock or other registered mobile equipment of the Issuer or the Guarantor or equipment of the Issuer or any Guarantor covered by certificates of title or ownership, (viii) any real property other than Material Real Property and (ix) any capital stock and other securities of a

Subsidiary to the extent that the pledge of such Capital Stock and other securities results in the Issuer being required to file separate financial statements of such Subsidiary with the SEC, but only to the extent necessary not to be subject to such requirement, as described below.

        In addition, in the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statements of any Subsidiary of the Issuer due to the fact that such Subsidiary's Capital Stock secures the notes, then the Capital Stock of such Subsidiary shall automatically be deemed not to be part of the Collateral but only to the extent necessary to not be subject to such requirement. In such event, the Security Documents may be amended or modified, without the consent of any Holder, to the extent necessary to release the security interests in favor of the Collateral Agent on the shares of Capital Stock that are so deemed to no longer constitute part of the Collateral. In the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to permit (or are replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) such Subsidiary's Capital Stock to secure the notes in excess of the amount then pledged without the filing with the SEC (or any other governmental agency) of separate financial statements of such Subsidiary, then the Capital Stock of such Subsidiary shall automatically be deemed to be a part of the Collateral but only to the extent necessary to not be subject to any such financial statement requirement.

Use and release of Collateral

        So long as no Event of Default shall have occurred and be continuing, and subject to certain terms and conditions, the Issuer and the Guarantors will be entitled to exercise any voting and other consensual rights pertaining to all Capital Stock pledged pursuant to the Security Documents and to remain in possession and retain exclusive control over the Collateral (other than as set forth in the Security Documents), to operate the Collateral, to alter or repair the Collateral and to collect, invest and dispose of any income thereon. The Indenture and the Security Documents will, however, generally require the Issuer and the Guarantors to deliver to the Collateral Agent and for the Collateral Agent to maintain in its possession certificates evidencing pledges of stocks and instruments evidencing Indebtedness and, subject to certain exceptions specified in the Indenture and the Security Documents, to maintain all cash and Cash Equivalents of the Issuer and the Guarantors (other than cash and Cash Equivalents not exceeding $5,000,000 in the aggregate) at an account or accounts (a) with a financial institution that has entered into a control agreement in favor of the Collateral Agent with respect to such account(s) or (b) at an account the entire balance of which is swept at least once every three business days to an account described in clause (a) above as soon as practicable but in any event within 30 days after the Escrow Release Date, as such compliance period may be extended by an additional 30 days by the Administrative Agent under the Senior Credit Facility in the exercise of its reasonable discretion if the Issuer and the Guarantors are diligently pursuing delivery thereof.

Priority

        The relative priority among (a) the lenders under the Senior Credit Facility, (b) the counterparties under certain Hedging Obligations, (c) the obligees with respect to Cash Management Obligations, (d) any other Priority Payment Lien Obligations, (e) the Trustee and the holders of notes under the Indenture and (f) Pari Passu Payment Lien Obligations with respect to the security interest in the Collateral that is created by the Security Documents will be established by the terms of the Security Documents, which will provide that all obligations under the notes, the Senior Credit Facility, Hedging Obligations with the lenders under the Senior Credit Facility or their Affiliates, Cash Management Obligations and certain future Indebtedness are secured equally and ratably by a first-priority interest in the Collateral, but any Priority Payment Lien Obligations will be repaid prior to the repayment of the notes and Pari Passu Payment Lien Obligations, and the notes and any other Pari Passu Payment Lien Obligations shall rank pari passu in right of payment with respect to each other.

Administration of security

        The Security Documents and the Collateral will be administered by the Collateral Agent for the benefit of all holders of the notes, Priority Payment Lien Obligations and Pari Passu Payment Lien Obligations. The ability of holders of the notes to realize upon the Collateral will be subject to various bankruptcy law limitations in the event of the Issuer's bankruptcy. See "Risk Factors—Federal and state fraudulent transfer laws may permit a court to void the notes, the note guarantees or the grant of collateral, and, if that occurs, you may not receive any payment on the notes."

        The creditors under the Senior Credit Facility and the Trustee have, and by accepting a note, each holder of notes thereof will be deemed to have:

  •
  irrevocably appointed the Collateral Agent to act as its agent under the Security Documents; and

  •
  irrevocably authorized the Collateral Agent to (i) perform the duties and exercise the rights, powers and discretions that are specifically given to it under the Security Documents or other documents to which it is a party, together with any other incidental rights, power and discretions; and (ii) execute each document expressed to be executed by the Collateral Agent on its behalf.

Enforcement of security

        The Security Documents contain procedures with respect to the coordination of instructions from the Applicable Authorized Representative (as defined below under "Additional secured obligation arrangements—Pari Passu Payment Lien Obligations") for the notes and other Pari Passu Payment Lien Obligations and the representative of holders of Priority Payment Lien Obligations with respect to the security interests in the Collateral. If (a) any Event of Default under the Indenture, or an event of default under the Senior Credit Facility shall have occurred and be continuing, (b) an insolvency proceeding with respect to the Issuer or any Guarantor is occurring, (c) the Senior Credit Facility is accelerated pursuant to applicable law or (d) the obligations of the Issuer under the Senior Credit Facility otherwise become due in full, the Collateral Agent shall act in relation to the Collateral in accordance with the instructions of (i) on or prior to the date of the payment in full of all of the Priority Liens (the "Priority Liens Discharge Date") the representative under the Senior Credit Facility ("Administrative Agent") and (ii) after the Priority Liens Discharge Date, the Applicable Authorized Representative.

        Any Person entitled to instruct the Collateral Agent to exercise any right or remedy with respect to the Collateral may give or refrain from giving instructions to the Collateral Agent to exercise or refrain from exercising the Collateral as it sees fit in accordance with the other provisions of the Security Documents.

        Subject to the next succeeding paragraph, before giving any instructions to the Collateral Agent to exercise any right or remedy hereunder with respect to the Collateral, the Administrative Agent and the Applicable Authorized Representative will consult with one another and with the Collateral Agent in good faith, with a view to coordinating those instructions, for a period of up to 45 days or such shorter period as the Administrative Agent and the Applicable Authorized Representative may agree.

        The Administrative Agent and the Applicable Authorized Representative shall not be obliged to consult in accordance with the immediately preceding paragraph if the Administrative Agent and such Applicable Authorized Representative determine in good faith that to enter into such consultations and thereby delay the commencement of enforcement of the Collateral could reasonably be expected to have a material adverse effect on (A) their ability to enforce any of the Collateral or (B) the realization of any proceeds of any enforcement of the Collateral.

        If the instructions given to the Collateral Agent by the Administrative Agent or the Applicable Authorized Representative conflict with the instructions given to the Collateral Agent by the other party: (i) the Collateral Agent shall promptly notify the Administrative Agent and Applicable Authorized Representative and (ii) following such notification, the Administrative Agent and such Applicable Authorized Representative shall consult with one another in good faith for at least 15 days (the "Consultation Period") with a view to resolving the conflict in such instructions, provided that the Consultation Period shall end immediately if the Administrative Agent and such Applicable Authorized Representative determine in good faith that such consultation and thereby the delay in the enforcement of the Collateral could reasonably be expected to have a material adverse effect on (A) their ability to enforce any of the Collateral or (B) the realization of any proceeds of any enforcement of the Collateral.

        If, following the end of the Consultation Period, the Collateral Agent has not received consistent instructions from the Administrative Agent and the Applicable Authorized Representative, the Collateral Agent shall enforce the Collateral in accordance with the instructions of the Administrative Agent.

        The Indenture and Security Documents contain waterfall provisions which provide that the net proceeds from any sale, disposition or other realization of the Collateral upon the enforcement of the security for the secured Obligations (including for these purposes distributions of cash, securities or other property on account of the value of the Collateral in a bankruptcy case of the Issuer or any of the Guarantors) shall be applied to the obligations under the Senior Credit Facility, certain Hedging Obligations with lenders under the Senior Credit Facility or their Affiliates and Cash Management Obligations prior to any application to the obligations under the notes. In a bankruptcy case of the Issuer or any Guarantor, the obligations under the Senior Credit Facility will include all Post-Petition Interest accruing thereon, whether or not allowable in such bankruptcy case. If it is held that the claims with respect to the Priority Payment Lien Obligations and the Obligations under the notes and the Guarantees constitute only one secured class (rather than separate classes for the Priority Payment Lien Obligations and the Obligations under the notes and the Guarantees), all distributions in such bankruptcy case shall be made as if there were separate classes of claims, with the effect being that, to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all Obligations under the notes and the Guarantees), the holders of the Priority Payment Lien Obligations shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of Post-Petition Interest before any distribution is made in respect of the Obligations under the notes and the Guarantees. The Collateral Agent, the Trustee and the Holders of the notes will agree to turn over to the holders of the Priority Payment Lien Obligations amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of the preceding sentence, even if such turnover has the effect of reducing their claim or recovery.

Additional secured obligation arrangements

        Pari Passu Payment Lien Obligations.    If the Issuer or any Restricted Subsidiary incurs any Indebtedness which is permitted to be secured by the Collateral on a Pari Passu Payment Lien Priority with the notes, the representative of the holders of such Pari Passu Payment Lien Obligations shall enter into a joinder to the Security Documents (the "Joinder Agreement"), in substantially the form provided therein, and thereafter the relationship between Holders of the notes and the Pari Passu Payment Lien Obligations will be governed by the Security Documents as described below.

        Under the Security Documents, the Holders of the notes will be represented by the Trustee and the holders of the Pari Passu Payment Lien Obligations will be represented by their designated agent (each, an "Authorized Representative"). The Security Documents provide for the priorities and other relative rights among the holders of the notes and the holders of the Pari Passu Payment Lien Obligations, including, among other things, that, subject to the discussion set forth in the section "—Enforcement of security" above:

  (1)
  notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens on the Collateral securing the notes and the Pari Passu Payment Lien Obligations, the Liens securing all such Indebtedness shall be of equal priority; and

  (2)
  the obligations in respect of the notes and the Pari Passu Payment Lien Obligations may be increased, extended, renewed, replaced, restated, supplemented, restructured, refunded, refinanced or otherwise amended from time to time, in each case, to the extent permitted by the Indenture and the documentation governing the Pari Passu Payment Lien Obligations.

        Subject to the discussion set forth in the section "—Enforcement of security" above, the Security Documents will also, as between the Holders of the notes and the holders of Pari Passu Payment Lien Obligations, provide that only the "Applicable Authorized Representative" has the right to direct foreclosures and take other actions with respect to the Collateral, and the Authorized Representatives of other Indebtedness have no right to take actions with respect to the Collateral. The Trustee will be the Applicable Authorized Representative unless the notes do not represent the largest principal amount outstanding of any then outstanding Indebtedness secured on a Pari Passu Payment Lien Priority by the Collateral, at which point the Authorized Representative for the Pari Passu Payment Lien Obligations representing the largest principal amount outstanding of any then outstanding Indebtedness secured on a Pari Passu Payment Lien Priority by the Collateral shall become the Applicable Authorized Representative (a "Larger Holder Event"). Following a Larger Holder Event, the Authorized Representative for the Indebtedness that constitutes the largest principal amount of any then outstanding Indebtedness secured on a pari passu basis by the Collateral will become the Applicable Authorized Representative. The Applicable Authorized Representative will remain as such until the earlier of (1) the occurrence of a subsequent Larger Holder Event, and (2) the Non-Controlling Authorized Representative Enforcement Date (as defined below) (such earlier date, the "Applicable Authorized Agent Date"). After the Applicable Authorized Agent Date, the Applicable Authorized Representative will be (1) if such Applicable Authorization Date occurred because of a Larger Holder Event, as determined above, and (2) if such Applicable Authorization Date occurred because of the Non-Controlling Authorized Representative Enforcement Date, the Authorized Representative of the Indebtedness that constitutes the second largest outstanding principal amount of any then outstanding Indebtedness secured on a pari passu basis by the Collateral (the "Major Non-Controlling Authorized Representative").

        The "Non-Controlling Authorized Representative Enforcement Date" is the date that is 90 days (throughout which 90-day period the Applicable Authorized Representative was the Major Non-Controlling Authorized Representative) after the occurrence of both (a) an event of default under the terms of the relevant Indebtedness, and (b) the Collateral Agent's and each other Authorized Representative's receipt of written notice from that Major Non-Controlling Authorized Representative certifying that (i) such Authorized Representative is the Major Non-Controlling Authorized Representative and that an event of default, with respect to such Indebtedness, has occurred and is continuing and (ii) that such Indebtedness is currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of that Indebtedness; provided that the Non-Controlling Authorized Representative Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Collateral (1) at any time the Applicable Authorized Representative has commenced and is pursuing any enforcement action with respect to such Collateral with reasonable diligence in light of the then existing circumstances or (2) at any time the

Issuer or the Guarantor that has granted a security interest in such Collateral is then a debtor under or with respect to (or otherwise subject to) any insolvency or liquidation proceeding.

        Subject to the discussion set forth in the section "—Enforcement of security" above, the Applicable Authorized Representative will have the sole right to instruct the Collateral Agent to act or refrain from acting with respect to the Collateral, and the Collateral Agent shall not follow any instructions with respect to such Collateral from any other Person. No Authorized Representative of any Indebtedness (other than the Applicable Authorized Representative) will instruct the Collateral Agent to commence any judicial or non-judicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its interests in or realize upon, or take any other action available to it in respect of, the Collateral.

        Subject to the foregoing, notwithstanding the equal priority of the Liens, the Collateral Agent, acting on the instructions of the Applicable Authorized Representative, may deal with the Collateral as if such Collateral Agent had a senior Lien on such Collateral. No Authorized Representative of any Indebtedness (other than the Applicable Authorized Representative) may contest, protest or object to any foreclosure proceeding or action brought by the Collateral Agent (acting on the instructions of the Applicable Authorized Representative) or Applicable Authorized Representative. The Trustee and each other Authorized Representative will agree that it will not accept any Lien on any Collateral for the benefit of the holders of the notes (other than funds deposited for the redemption, discharge or defeasance of the notes) other than pursuant to the Security Documents. Each holder of such Indebtedness, including the Holders by acceptance thereof, will be deemed to have agreed that it will not contest or support any other person in contesting, in any proceeding (including any insolvency or liquidation proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any other holder of such Indebtedness in all or any part of the Collateral, or any of the provisions of the Joinder Agreement or the Security Agreement.

        Subject to the discussion set forth in the section "—Enforcement of security" above, if an event of default has occurred and is continuing under any such Indebtedness, and the Collateral Agent is taking action to enforce rights in respect of any Collateral, or any distribution is made with respect to any Collateral in any bankruptcy case of the Issuer or any Guarantor, the proceeds of any sale, collection or other liquidation of any such Collateral by the Collateral Agent or any other holder of such Indebtedness, as applicable, will, subject to the payment of Priority Payment Lien Obligations, be applied among the Indebtedness covered by the Security Documents to the payment in full of such Indebtedness on a ratable basis, after payment of all amounts owing to the Collateral Agent and the other Authorized Representatives, in their capacity as such.

        None of the holders of such Indebtedness may institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the Collateral Agent or any other holder of such Indebtedness seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Collateral. In addition, none of the holders of such Indebtedness may seek to have any Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral. If any holder of such Indebtedness obtains possession of any Collateral or realizes any proceeds or payment in respect thereof, in each case, as a result of the enforcement of remedies, at any time prior to the discharge of each of such Indebtedness covered by the Joinder Agreement, then it must hold such Collateral, proceeds or payment in trust for the other holders of such Indebtedness and promptly transfer such Collateral, proceeds or payment to the Collateral Agent to be distributed in accordance with the Security Documents.

        Junior lien intercreditor agreement.    If the Issuer or any Restricted Subsidiary incurs any Indebtedness which is permitted to be secured by the Collateral on a junior basis to the security interest in favor of the notes (the "Junior Lien Indebtedness"), the representative of the holders of the Junior Lien Indebtedness shall enter into a junior lien intercreditor agreement (the "Junior Lien Intercreditor Agreement"), in substantially the form attached as an exhibit to the Indenture.

        The Junior Lien Intercreditor Agreement will provide, among other things, that (1) the Liens on the Collateral securing the Junior Lien Indebtedness will be junior to the Liens in favor of the Collateral Agent securing the Priority Payment Lien Obligations, the obligations under the notes and the Pari Passu Payment Lien Obligations, and, consequently, the Holders will be entitled to receive the proceeds from the disposition of any Collateral prior to the holders of any Junior Lien Indebtedness, (2) during any insolvency proceedings, the Collateral Agent and the agents for any Junior Lien Indebtedness will coordinate their efforts to give effect to the relative priority of their security interests in the Collateral and (3) certain procedures for enforcing the Liens of the Collateral shall be followed.

        Pursuant to the terms of the Junior Lien Intercreditor Agreement, prior to the discharge of the Liens pursuant to the Security Documents, the Collateral Agent will determine the time and method by which the security interest in the Collateral will be enforced. The agents for any Junior Lien Indebtedness will not be permitted to enforce the security interest and certain other rights related to the Junior Lien Indebtedness on the Collateral even if an event of default under such Junior Lien Indebtedness has occurred or such Junior Lien Indebtedness has been accelerated, except in any insolvency or liquidation proceeding as necessary to file a claim or statement of interest with respect to the such Junior Lien Indebtedness. Holders will be deemed to have agreed and accepted the terms of the Joinder Agreement and the Junior Lien Intercreditor Agreement by their acceptance of the notes.

Release of Collateral

        The Indenture will provide that the Liens on the Collateral securing the notes issued thereunder will automatically and without the need for any further action by any Person be released:

  (1)
  in whole or in part, as applicable, as to all or any portion of property subject to such Liens which has been taken by eminent domain, condemnation or other similar circumstances;

  (2)
  in whole upon:

  (a)
  satisfaction and discharge of the Indenture as set forth below under "—Satisfaction and discharge"; or

  (b)
  a legal defeasance or covenant defeasance of the Indenture as described below under "—Legal defeasance and covenant defeasance";

  (3)
  in part, as to any property that (a) is sold, transferred or otherwise disposed of by the Issuer or any Guarantor (other than to the Issuer or a Subsidiary Guarantor) in a transaction not prohibited by the Indenture at the time of such sale, transfer or disposition or (b) that is cash or Net Proceeds withdrawn from the Collateral Account for any one or more purposes permitted by subsection (a) of the covenant described under "—Repurchase at the option of holders—Asset sales;"

  (4)
  in part, as to any property that is owned or at any time acquired by a Guarantor that has been released from its Guarantee in accordance with the Indenture, concurrently with the release of such Guarantee;

  (5)
  in part, in accordance with the applicable provisions of the Security Documents; and

  (6)
  in whole or in part, as applicable, with the consent of Holders of 75% in aggregate principal amount the notes (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, notes).

        To the extent required by the Indenture for the release of principal properties that constitute Collateral, the Issuer and each Guarantor will furnish to the Trustee, prior to each proposed release of such Collateral pursuant to the Security Documents and the Indenture, an Officers' Certificate as required by the Indenture.

        Upon compliance by the Issuer or the Guarantors, as the case may be, with the conditions precedent set forth above, the Trustee or the Collateral Agent shall promptly cause to be released and reconveyed to the Issuer, or the Guarantors, as the case may be, the released Collateral.

Certain limitations on the Collateral

        The right of the Collateral Agent to take possession and dispose of the Collateral following an Event of Default is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy proceeding were to be commenced by or against the Issuer or the Guarantors prior to the Collateral Agent having taken possession and disposed of the Collateral. Under the U.S. Bankruptcy Code, a secured creditor is prohibited from taking its security from a debtor in a bankruptcy case, or from disposing of security taken from such debtor, without bankruptcy court approval. Moreover, the U.S. Bankruptcy Code permits the debtor in certain circumstances to continue to retain and to use collateral owned as of the date of the bankruptcy filing (and the proceeds, products, offspring, rents or profits of such Collateral) even though the debtor is in default under the applicable debt instruments provided that the secured creditor is given "adequate protection." The meaning of the term "adequate protection" may vary according to circumstances. In view of the lack of a precise definition of the term "adequate protection" and the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the notes could be delayed following commencement of a bankruptcy case, whether or when the Collateral Agent could repossess or dispose of the Collateral, or whether or to what extent Holders would be compensated for any delay in payment or loss of value of the Collateral through the requirement of "adequate protection."

        Furthermore, in the event a U.S. bankruptcy court determines the value of the Collateral (after giving effect to any Priority Payment Lien Obligations) is not sufficient to repay all amounts due on the notes and any Pari Passu Payment Lien Obligations, the holders of the notes and such Pari Passu Payment Lien Obligations would hold secured claims to the extent of the value of the Collateral and would hold unsecured claims with respect to any shortfall. Applicable U.S. bankruptcy laws permit the payment and/or accrual of post-petition interest, costs and attorneys' fees during a debtor's bankruptcy case only to the extent the claims are oversecured or the debtor is solvent at the time of reorganization. In addition, if the Issuer or the Guarantors were to become the subject of a bankruptcy case, the bankruptcy court, among other things, may avoid certain prepetition transfers made by the entity that is the subject of the bankruptcy filing, including, without limitation, transfers held to be preferences or fraudulent conveyances.

Sufficiency of Collateral

        No appraisal of the value of the Collateral has been made in connection with this offering of notes and the value of the Collateral in the event of liquidation may be materially different from book value. The fair market value of the Collateral is subject to fluctuations based on factors that include, among others, the condition of our industry, the ability to sell the Collateral in an orderly sale, general economic conditions, the availability of buyers and other factors. The amount to be received upon a sale of the Collateral would also be dependent on numerous factors, including, but not limited, to the actual fair market value of the Collateral at such time and the timing and the manner of the sale. By its nature, portions of the Collateral may be illiquid and may have no readily ascertainable market value. Accordingly, there can be no assurance that the Collateral can be sold in a short period of time or in an orderly manner. In addition, in the event of a bankruptcy, the ability of the Holders to realize upon any of the Collateral may be subject to certain bankruptcy law limitations as described above.

        In addition, in conjunction with our emergence from bankruptcy, we were required to adopt Fresh Start Accounting. As a result, we can make no assurance that our historic book values will approximate fair value or that such fair values will be sufficient to fully collateralize the exchange notes offered hereby.

Certain covenants with respect to the Collateral

        The Collateral will be pledged pursuant to the Security Documents, which contain provisions relating to identification of the Collateral and the maintenance of perfected Liens therein. The following is a summary of some of the covenants and provisions set forth in the Security Documents and the Indenture as they relate to the Collateral.

        Maintenance of collateral.    The Security Documents, subject to certain exceptions, provide that the Issuer and the Guarantors shall maintain the Collateral that is material to the conduct of its business in good, safe and insurable operating order, condition and repair. The Security Documents, subject to certain exceptions, also provide that the Issuer and the Guarantors shall pay all real estate and other taxes, and maintain in full force and effect all material permits and certain insurance coverages.

        Certain proceeds.    The Security Documents provide that (1) any Net Award or Net Insurance Proceeds shall be invested in Replacement Assets (which may include performance of a restoration of the Collateral) and (2) pending such investment, any such Net Award or Net Insurance Proceeds in an aggregate amount in excess of $10.0 million shall be deposited in the Collateral Account.

        After-acquired property.    Upon the acquisition by the Issuer or any Guarantor after the Issue Date of (1) any after-acquired assets, including, but not limited to, any after-acquired Material Real Property or any equipment or fixtures which constitute accretions, additions or technological upgrades to the equipment or fixtures or any working capital assets that, in any such case, form part of the Collateral, or (2) any material Replacement Assets in compliance with the covenant described below under "—Repurchase at the option of holders—Asset sales," the Issuer or such Guarantor shall execute and deliver, (i) with regard to any Material Real Property, the items described under "—Real estate mortgages and filings" below within 30 days after the date of acquisition, and (ii) to the extent required by the Security Documents, any information, documentation, financing statements or other certificates and opinions of counsel as may be necessary to vest in the Collateral Agent a perfected security interest, subject only to Permitted Liens, in such after-acquired property (other than Excluded Asset) and to have such after-acquired property added to the Collateral, and thereupon all provisions of the Indenture relating to the Collateral shall be deemed to relate to such after-acquired property to the same extent and with the same force and effect.

        Further assurances.    To the extent required under the Indenture or any of the Security Documents, the Issuer and the Guarantors shall execute any and all further documents, financing statements, agreements and instruments, and take all further action that may be required under applicable law, or that the Collateral Agent or the Trustee may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interests and Liens created or intended to be created by the Security Documents in the Collateral. In addition, to the extent required under the Indenture or any of the Security Documents, from time to time, the Issuer will reasonably promptly secure the obligations under the Indenture and Security Documents by pledging or creating, or causing to be pledged or created, perfected security interests and Liens with respect to the Collateral perfected to the extent required by the Security Documents. Such security interests and Liens will be created under the Security Documents and other security agreements and other instruments and documents in form and substance reasonably satisfactory to the Trustee.

        The Indenture provides that the Issuer will comply with the applicable provisions of the Trust Indenture Act as they relate to the Collateral.

        The Issuer will cause Section 313(b) of the Trust Indenture Act, relating to reports, and Section 314(d) of the Trust Indenture Act, relating to the release of property and to the substitution therefor of any property to be pledged as collateral for the notes, to be complied with, whether or not the Indenture is qualified under the Trust Indenture Act. Any certificate or opinion required by Section 314(d) of the Trust Indenture Act may be made by an Officer of the Issuer except in cases where Section 314(d) requires that such certificate or opinion be made by an independent engineer, appraiser or other expert, who shall be reasonably satisfactory to the Trustee. Notwithstanding anything to the contrary in this paragraph, the Issuer will not be required to comply with all or any portion of Section 314(d) of the Trust Indenture Act if it determines, in good faith based on advice of counsel, that under the terms of Section 314(d) and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including "no action" letters or exemptive orders, all or any portion of Section 314(d) is inapplicable.

        Impairment of security interest.    Neither the Issuer nor any of its Restricted Subsidiaries will take or omit to take any action which would materially adversely affect or impair the Liens in favor of the Collateral Agent and the Holders with respect to the Collateral. Neither the Issuer nor any of its Restricted Subsidiaries shall grant to any Person, or permit any Person to retain (other than the Collateral Agent), any Liens in the Collateral, other than Permitted Liens. None of the Issuer, Holdings or any of their respective Restricted Subsidiaries will enter into any agreement that requires the proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person in a manner that conflicts with the Indenture, the notes, the Guarantees and the Security Documents. Holdings and the Issuer will, and the Issuer will cause each Subsidiary Guarantor to, at its sole cost and expense, execute and deliver all such agreements and instruments as necessary, or as the Trustee or the Collateral Agent reasonably requests, to more fully or accurately describe the assets and property intended to be Collateral or the obligations intended to be secured by the Security Documents.

        Real estate mortgages and filings.    With respect to any fee interest in real property which is required to be mortgaged to the Collateral Agent (individually and collectively, the "Premises") owned by the Issuer or a Guarantor on the Issue Date or acquired by the Issuer or a Guarantor after the Issue Date that forms a part of the Collateral, within 30 days of the date of acquisition:

  (1)
  the Issuer or such Guarantor shall deliver to the Collateral Agent, as mortgagee or beneficiary, as applicable, for the ratable benefit of itself and the holders of the notes, fully executed counterparts of Mortgages, in accordance with the requirements of the Indenture and/or the Security Documents, duly executed by the Issuer or such Guarantor, together with satisfactory evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of such Mortgage (and payment of any taxes or fees in connection therewith) as may be necessary to create a valid, perfected first priority Lien, subject to Permitted Liens, against the properties purported to be covered thereby;

  (2)
  the Collateral Agent shall have received mortgagee's title insurance policies in favor of the Collateral Agent, and its successors and/or assigns, in the form necessary, with respect to the property purported to be covered by the applicable Mortgages, to insure that the interests created by the Mortgages constitute valid first-priority Liens thereon free and clear of all Liens, defects and encumbrances, other than Permitted Liens, all such title policies to be in amounts equal to 110% of the estimated fair market value of the Premises covered thereby, and such policies shall also include, to the extent available, all such endorsements as shall be reasonably required and shall be accompanied by evidence of the payment in full of all premiums thereon (or that satisfactory arrangements for such payment have been made); and

  (3)
  the Issuer shall, or shall cause the Guarantors to, deliver to the Collateral Agent (x) with respect to each of the covered Premises owned on the Issue Date, such filings, surveys (or any updates or affidavits that the title company may reasonably require in connection with the issuance of the title insurance policies) (in each case, to the extent existing on the Issue Date or the Escrow Release Date), local counsel opinions, fixture filings, along with such other documents, instruments, certificates and agreements, as the Collateral Agent and its counsel shall reasonably request, and (y) with respect to each of the covered Premises acquired after the date of the Indenture, such filings, surveys (to the extent existing at the time of the acquisition), fixture filings, instruments, certificates, agreements and/or other documents necessary to comply with clauses (1) and (2) above and to perfect the Collateral Agent's security interest and first-priority Lien in such acquired covered Premises, together with such local counsel opinions as the Collateral Agent and its counsel shall reasonably request.

Foreclosure

        Upon the occurrence and during the continuance of an Event of Default, the Security Documents provide for (among other available remedies) the foreclosure upon and sale of the applicable Collateral by the Collateral Agent and the distribution of the net proceeds of any such sale to the Holders on a pro rata basis, subject to the payment of any Priority Payment Lien Obligations and the terms and provisions of the Security Documents. In the event of foreclosure on the Collateral, the proceeds from the sale of the Collateral may not be sufficient to satisfy in full the Issuer's obligations under the notes.

Information regarding Collateral

        The Issuer will furnish to the Collateral Agent, with respect to the Issuer or any Guarantor, promptly (and in any event within 30 days of such change) written notice of any change in such Person's (i) legal name, (ii) jurisdiction of organization or formation, (iii) identity or corporate structure or (iv) Organizational Identification Number. The Issuer and the Guarantors will agree not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in the Security Documents in order for the Collateral to be made subject to the Lien of the Collateral Agent under the Security Documents in the manner and to the extent required by the Indenture or any of the Security Documents and shall take all necessary action so that such Lien is perfected with the same priority as immediately prior to such change to the extent required by the Security Documents. The Issuer also agrees promptly to notify the Collateral Agent if any material portion of the Collateral is damaged, destroyed or condemned.

        Each year, within 120 days after the end of the preceding fiscal year, the Issuer shall deliver to each of the Trustee a certificate of a financial officer setting forth the information required pursuant to the schedules required by the Security Documents or confirming that there has been no change in such information since the date of the prior annual financial statements.

Refinancings of the Senior Credit Facility and the notes

        The obligations under the Senior Credit Facility and the obligations under the Indenture and the notes may be refinanced or replaced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the refinancing transaction under the Senior Credit Facility or any security document related thereto and under the Indenture and the Security Documents) of the Administrative Agent or the Trustee, all without affecting the Lien priorities provided for in the Security Documents; provided, however, that the lenders providing or holders of any such refinancing or replacement Indebtedness (or an authorized agent or trustee on their behalf) bind themselves in writing to the terms of the Security Documents pursuant to such documents or agreements (including amendments or supplements to the Security Documents) as the

Administrative Agent or the Trustee, as the case may be, shall reasonably request and in form and substance reasonably acceptable to the Administrative Agent or the Trustee, as the case may be.

        In addition, if at any time in connection with or after the Priority Liens Discharge Date, the Issuer enters into any replacement of the Senior Credit Facility secured by all or a portion of the Collateral on a first-priority basis, then such prior discharge of Priority Payment Lien Obligations shall automatically be deemed not to have occurred for all purposes of the Security Documents, the Senior Credit Facility, the Indenture, and the Obligations under such Senior Credit Facility shall automatically be treated as Priority Payment Lien Obligations for all purposes of the Security Documents, including for purposes of the Lien priorities and rights in respect of the Collateral set forth therein.

        In connection with any refinancing or replacement contemplated by the foregoing paragraphs, the Security Documents may be amended at the request and sole expense of the Issuer, and without the consent of the lenders under the Senior Credit Facility, the Administrative Agent, the Trustee or the Holder of any notes, (a) to add parties (or any authorized agent or trustee therefor) providing any such refinancing or replacement Indebtedness in compliance with the Senior Credit Facility and the Indenture, and (b) to establish that Liens on any Collateral securing such refinancing or replacement Indebtedness shall have the same priority as the Liens on any Collateral securing the Indebtedness being refinanced or replaced, all on the terms provided for immediately prior to such refinancing or replacement.

Mandatory redemption

        Except to the extent that the Issuer may be required to offer to purchase the notes as set forth above under "—Escrow of proceeds; special mandatory redemption" and below under "—Repurchase at the option of holders," the Issuer is not required to make mandatory redemption or sinking fund payments with respect to the notes.

Optional redemption

        At any time prior to February 15, 2013, the Issuer may redeem all or a part of the notes, upon not less than 30 nor more than 60 days' prior notice by first-class mail, postage prepaid, to the registered address of each Holder of notes or otherwise in accordance with the procedures of DTC, at a redemption price equal to 100% of the principal amount of notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to but excluding the date of redemption (the "Redemption Date"), subject to the rights of holders of the notes on the relevant record date to receive interest due on the relevant interest payment date.

        On and after February 15, 2013, the Issuer may redeem the notes, in whole or in part, upon not less than 30 nor more than 60 days' prior notice by first-class mail, postage prepaid, with a copy to the Trustee, to each Holder of notes to the address of such Holder appearing in the security register at the redemption prices (expressed as percentages of principal amount of the notes to be redeemed) set forth in the table below, plus accrued and unpaid interest thereon and Additional Interest, if any, to but excluding the applicable Redemption Date, subject to the right of Holders of record of the notes on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on February 15, of each of the years indicated in the table below:

Period	Percentage
2013	104.000%
2014	103.000%
2015	102.000%
2016 and thereafter	100.000%

        In addition, prior to February 15, 2013, the Issuer may, at its option, redeem up to 35% of the aggregate principal amount of notes issued under the Indenture at a redemption price equal to 100% of the aggregate principal amount thereof, plus a premium equal to the interest rate per annum on the notes applicable on the date on which the notice of redemption is given, plus accrued and unpaid interest and Additional Interest, thereon, if any, to but excluding the Redemption Date, subject to the right of Holders of record of the notes on the relevant record date to receive interest due on the relevant interest payment date, with the net proceeds of one or more Equity Offerings of the Issuer or any direct or indirect parent of the Issuer to the extent such net proceeds are contributed to the Issuer; provided that at least 65% of the aggregate principal amount of notes originally issued under the Indenture remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering. The Trustee shall select the notes to be purchased in the manner described under "—Repurchase at the option of holders—Selection and notice."

        Notice of redemption may, at our option and discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an Equity Offering or Change of Control, as the case may be.

        The Issuer may acquire notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws.

Repurchase at the option of Holders

Excess cash flow offer

        If for any fiscal year of the Issuer, commencing with the fiscal year ending nearest December 31, 2010, the Issuer has Excess Cash Flow, the Issuer will be required within 135 days after the end of such fiscal year to consummate an offer to repurchase notes (in integral multiples of $1,000 except that no note may be tendered in part if the remaining principal amount would be less than $2,000) from Holders of the notes and, at the Issuer's option, from the holders of any Pari Passu Payment Lien Obligations and Priority Payment Lien Obligations containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the Excess Cash Flow (an "Excess Cash Flow Offer"), which offer shall be in an aggregate amount equal to the excess of (i) the Notes First Lien Percentage (determined as of the last day of such fiscal year) of 50% of Excess Cash Flow for such fiscal year over (ii) (x) the aggregate principal amount of notes optionally redeemed or optionally repurchased (in open market transactions, by tender offer or otherwise but excluding, for the avoidance of doubt, notes purchased pursuant to an Excess Cash Flow Offer, Collateral Disposition Offer or Asset Sale Offer by the Issuer during such fiscal year) or, if lesser, (y) the aggregate purchase or redemption price paid by the Issuer for all such redemptions and repurchases referred to in subclause (x) above during such fiscal year (the "Excess Cash Flow Offer Amount"), on a pro rata basis according to principal amount but subject to such rounding as may be determined by the Trustee to ensure notes are purchased in the denominations provided above, at a purchase price in cash equal to 100% of the principal amount of the notes, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture.

        Within 105 days after the end of each fiscal year in which the Issuer has Excess Cash Flow, the Issuer will mail a notice setting forth the Excess Cash Flow Offer to each Holder at the address appearing in the security register, with a copy to the Trustee, stating:

  (1)
  that an Excess Cash Flow Offer is being made, the maximum aggregate principal amount of notes that the Issuer may be required to purchase in such offer, and that such Holder has the right to require the Issuer to purchase such Holder's notes (subject to proration) at a purchase price in cash equal to 100% of the principal amount of such notes plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on a record date to receive interest on the relevant Interest Payment Date) (the "Excess Cash Flow Payment");

  (2)
  the repurchase date (which shall be no earlier than 20 business days after such notice is mailed and no later than 135 days) after the end of the applicable fiscal year) (the "Excess Cash Flow Payment Date"); and

  (3)
  the procedures determined by the Issuer, consistent with the Indenture, that a Holder must follow in order to have its notes repurchased.

        On the Excess Cash Flow Payment Date, the Issuer will, to the extent lawful:

  (1)
  accept for payment all notes or portions of notes properly tendered pursuant to the Excess Cash Flow Offer (subject to proration in the event the aggregate Excess Cash Flow Payment for all notes, Priority Payment Lien Obligations and other Pari Passu Payment Lien Obligations validly tendered in such offer exceeds the Excess Cash Flow Offer Amount);

  (2)
  deposit with the paying agent an amount equal to the Excess Cash Flow Payment in respect of all notes or portions of notes so accepted for payment; and

  (3)
  deliver or cause to be delivered to the Trustee the notes so accepted together with an Officers' Certificate stating the aggregate principal amount of notes or portions of notes being purchased by the Issuer.

        The paying agent will promptly mail to each Holder of notes so accepted the Excess Cash Flow Payment for such notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each such new note will be in a principal amount of $2,000 or larger integral multiples of $1,000.

        The Issuer will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations thereunder in connection with the repurchase of notes pursuant to an Excess Cash Flow Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described in the Indenture by virtue of the conflict.

        Notwithstanding the foregoing provisions of this covenant, the Issuer will not be required (but may elect to do so) to make an Excess Cash Flow Offer in accordance with this covenant unless the Excess Cash Flow Offer Amount with respect to the applicable period in respect of which such Excess Cash Flow Offer is to be made exceeds $10.0 million (with lesser amounts in excess of $1.0 million being carried forward for the purposes of determining whether the $10.0 million threshold has been met for any future period).

Change of control

        If a Change of Control occurs, the Issuer will make an offer to purchase all of the notes pursuant to the offer described below (the "Change of Control Offer") at a price in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to but excluding the date of purchase, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Issuer will send notice of such Change of Control Offer by first-class mail, with a copy to the Trustee, to each Holder of notes to the address of such Holder appearing in the security register with a copy to the Trustee or otherwise in accordance with the procedures of DTC, with the following information:

  (1)
  a Change of Control Offer is being made pursuant to the covenant entitled "Change of Control," and that all notes properly tendered pursuant to such Change of Control Offer will be accepted for payment;

  (2)
  the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");

  (3)
  any note not properly tendered will remain outstanding and continue to accrue interest;

  (4)
  unless the Issuer defaults in the payment of the Change of Control Payment, all notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

  (5)
  Holders electing to have any notes purchased pursuant to a Change of Control Offer will be required to surrender the notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third business day preceding the Change of Control Payment Date;

  (6)
  Holders will be entitled to withdraw their tendered notes and their election to require the Issuer to purchase such notes; provided that the paying agent receives, not later than the close of business on the last day of the Change of Control offer period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder of the notes, the principal amount of notes tendered for purchase, and a statement that such Holder is withdrawing his tendered notes and his election to have such notes purchased;

  (7)
  if such notice is mailed prior to the occurrence of a Change of Control, stating the Change of Control Offer is conditional on the occurrence of such Change of Control; and

  (8)
  that Holders whose notes are being purchased only in part will be issued new notes equal in principal amount to the unpurchased portion of the notes surrendered, which unpurchased portion must be equal to $2,000 or an integral multiple of $1,000 in excess thereof.

        While the notes are in global form and the Issuer makes an offer to purchase all of the notes pursuant to the Change of Control Offer, a Holder may exercise its option to elect for the purchase of the notes through the facilities of DTC, subject to its rules and regulations.

        The Issuer will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuer and purchases all notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control.

        The Issuer will comply with the requirements of Section 14(e) under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

        On the Change of Control Payment Date, the Issuer will, to the extent permitted by law,

  (1)
  accept for payment all notes or portions thereof properly tendered pursuant to the Change of Control Offer,

  (2)
  deposit with the paying agent an amount equal to the aggregate Change of Control Payment in respect of all notes or portions thereof so tendered, and

  (3)
  deliver, or cause to be delivered, to the Trustee for cancellation the notes so accepted together with an Officers' Certificate stating that such notes or portions thereof have been tendered to and purchased by the Issuer.

        The paying agent will promptly mail to each Holder of the notes tendered the Change of Control Payment for such notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each such new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

        If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid on the relevant interest payment date to the Person in whose name a note is registered at the close of business on such record date, and no Additional Interest will be payable to holders who tender pursuant to the Change of Control Offer.

        Prior to making a Change of Control Payment, and as a condition to such payment (a) the requisite holders of each issue of Indebtedness issued under an indenture or other agreement that may be violated by such payment shall have consented to such Change of Control Payment being made and waived the event of default, if any, caused by the Change of Control or (b) the Issuer will repay all outstanding Indebtedness issued under an indenture or other agreement that may be violated by a Change of Control Payment or the Issuer must offer to repay all such Indebtedness, and make payment to the holders of such Indebtedness that accept such offer and obtain waivers of any event of default from the remaining holders of such Indebtedness. The Issuer covenants to effect such repayment or obtain such consent prior to making a Change of Control Payment, it being a default of the Change of Control provisions of the Indenture if the Issuer fails to comply with such covenant. A default under the Indenture will result in a cross-default under the Senior Credit Facility.

        The Change of Control purchase feature of the notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Initial Purchasers of the notes and us. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenants described under "—Certain covenants—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and preferred stock" and "—Certain covenants—Liens." Such restrictions in an Indenture can be waived only with the consent of the Holders of a majority in principal amount of the notes issued thereunder then outstanding. Except for the limitations contained in such covenants, however, the Indenture will not contain any covenants or provisions that may afford Holders of the notes protection in a highly levered transaction.

        The definition of "Change of Control" includes a disposition of all or substantially all of the assets of the Issuer to certain Persons. Although there is a limited body of case law interpreting the phrase

"substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of "all or substantially all" of the assets of the Issuer. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of notes may require the Issuer to make an offer to repurchase the notes as described above.

        The provisions under the Indenture relative to our obligation to make an offer to repurchase the notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the notes.

Asset sales

        (a)   The Indenture will provide that the Issuer will not, and will not permit any Restricted Subsidiary to, cause or make an Asset Sale of Collateral, unless:

  (1)
  the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Issuer on the date of contractually agreeing to such Asset Sale) of the assets sold or otherwise disposed of;

  (2)
  85% of the consideration therefor received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of cash, Cash Equivalents or Replacement Assets of a type which would constitute Collateral (which are thereupon with their acquisition added to the Collateral securing the notes in the manner and to the extent required in the Indenture or any of the Security Documents) or a combination of the foregoing;

  (3)
  to the extent that any consideration received by the Issuer or a Restricted Subsidiary in such Asset Sale constitutes securities or other assets that are of a type or class that constitutes Collateral, such securities or other assets, including the assets of any Person that becomes a Subsidiary Guarantor as a result of such transaction, are concurrently with their acquisition added to the Collateral securing the notes in the manner and to the extent required in the Indenture or any of the Security Documents; and

  (4)
  the Net Proceeds from any such Asset Sale of Collateral is paid directly by the purchaser thereof to the Collateral Agent to be held in trust in a Collateral Account for application in accordance with this covenant.

        Notwithstanding the foregoing provisions of the above paragraph, the Issuer and the Restricted Subsidiaries will not be required to cause any Net Proceeds to be held in an Collateral Account in accordance with clause (3) of the above paragraph except to the extent the aggregate Net Proceeds from all Asset Sales of Collateral which are not held in an Collateral Account, or have not been previously applied in accordance with the provisions of the following paragraphs relating to the application of Net Proceeds from Asset Sales of Collateral, exceed $5.0 million.

        Any Net Proceeds deposited into the Collateral Account from any Asset Sale of Collateral may be withdrawn to be invested by the Issuer or a Guarantor in Replacement Assets constituting Collateral within 365 days of the date of such Asset Sale, which Replacement Assets are thereupon with their acquisition added to the Collateral securing the notes; provided that the Replacement Assets shall not include the Capital Stock of Foreign Subsidiaries for purposes of this requirement unless the relevant Asset Sale consisted of the sale of the Capital Stock of a Foreign Subsidiary.

        All of the Net Proceeds received from any Recovery Event in respect of Collateral shall be deposited directly into the Collateral Account and may be withdrawn to pay Priority Payment Lien Obligations in accordance with the proviso of the succeeding paragraph or be invested by the Issuer or a Guarantor in Replacement Assets (which may include performance of a restoration of the affected

Collateral) within 365 days of the date of such Recovery Event, which Replacement Assets are thereupon with their acquisition added to the Collateral securing the notes; provided, that (x) the Issuer shall not be required to deposit in the Collateral Account the Net Proceeds in an aggregate amount of $5.0 million or less and (y) Replacement Assets shall not include the Capital Stock of Foreign Subsidiaries for purposes of this requirement.

        Any Net Proceeds from Asset Sales of Collateral or Recovery Events that are not applied or invested as provided in this subsection (a) or in accordance with the Security Documents will be deemed to constitute "Excess Collateral Proceeds." On or before the 366th day after an Asset Sale or Recovery Event pursuant to this subsection (a), if the aggregate amount of Excess Collateral Proceeds exceeds $20.0 million, the Issuer will be required to make an offer ("Collateral Disposition Offer") to all Holders of notes and all holders of other Pari Passu Payment Lien Obligations containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of Collateral to purchase the maximum principal amount of the notes and such Pari Passu Payment Lien Obligations (on a pro rata basis) to which the Collateral Disposition Offer applies that may be purchased out of the Excess Collateral Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount of the notes, plus accrued and unpaid interest to the date of purchase, in accordance with the procedures set forth in the Indenture in integral multiples of $1,000; provided, that no notes of $2,000 or less can be repurchased in part; provided, further, that to the extent that Net Proceeds relate to Asset Sales of Collateral securing Priority Payment Lien Obligations, the Issuer may, prior to making a Collateral Disposition Offer, repay, repurchase, redeem or acquire the maximum principal amount of Indebtedness that is Priority Payment Lien Obligations (and to correspondingly reduce commitments with respect thereto) secured by such Collateral that may be repaid, repurchased, redeemed or acquired out of such Net Proceeds, plus accrued and unpaid interest, to the date of prepayment, with any Excess Collateral Proceeds not used to repay, repurchase, redeem or acquire such Indebtedness offered to Holders in accordance with this paragraph (after giving effect to the repayment, repurchase, redemption or acquisition of Priority Payment Lien Obligations). To the extent that the aggregate amount of notes and other Pari Passu Payment Lien Obligations so validly tendered and not properly withdrawn pursuant to a Collateral Disposition Offer is less than the Excess Collateral Proceeds, the Issuer may use any remaining Excess Collateral Proceeds ("Unutilized Excess Collateral Proceeds") in any manner not prohibited by the Indenture. If the aggregate principal amount of notes surrendered by Holders and Pari Passu Payment Lien Obligations tendered into such Collateral Disposition Offer exceeds the amount of Excess Collateral Proceeds, the notes and Pari Passu Payment Lien Obligations to be purchased shall be selected on a pro rata basis. Upon completion of such Collateral Disposition Offer, the amount of Excess Collateral Proceeds shall be reset at zero.

        (b)   The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly consummate an Asset Sale (other than Asset Sales of Collateral which shall be treated in the manner set forth in paragraph (a) above), unless:

  (1)
  the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Issuer on the date of contractually agreeing to such Asset Sale) of the assets sold or otherwise disposed of;

  (2)
  at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of cash, Cash Equivalents or Replacement Assets or a combination of the foregoing; and

  (3)
  to the extent that any consideration received by the Issuer or a Restricted Subsidiary in such Asset Sale constitutes securities or other assets that are of a type or class that constitutes Collateral, such securities or other assets, including the assets of any Person that becomes a

    Subsidiary Guarantor as a result of such transaction, are concurrently with their acquisition added to the Collateral securing the notes in the manner and to the extent required in the Indenture or any of the Security Documents.

        Within 365 days after the Issuer's or a Restricted Subsidiary's receipt of Net Proceeds from an Asset Sale subject to this clause (b), the Issuer or such Restricted Subsidiary, at its option, may apply such Net Proceeds from such Asset Sale:

  (1)
  to repay Priority Payment Lien Obligations (and to correspondingly reduce commitments with respect thereto) and Indebtedness of the applicable Restricted Subsidiary (if such Restricted Subsidiary is not a Guarantor);

  (2)
  to make an investment in (a) any one or more businesses; provided that such investment in any business is in the form of the acquisition of Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) capital expenditures or (c) acquisitions of other assets (other than current assets), in each of (a), (b) and (c), used or useful in a Similar Business; provided, further, that, to the extent such investment is of the type which would constitute Collateral under the applicable Security Documents, such investment is concurrently added to the Collateral securing the notes in the manner and to the extent required in the Indenture or any of the Security Documents; and/or

  (3)
  to make an investment in (a) any one or more businesses; provided that such investment in any business is in the form of the acquisition of Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) properties or (c) other assets that, in each of (a), (b) and (c), replace the businesses, properties and assets that are the subject of such Asset Sale; provided, further, that, to the extent such investment is of the type which would constitute Collateral under the applicable Security Documents, such investment is concurrently added to the Collateral securing the notes in the manner and to the extent required in the Indenture or any of the Security Documents.

        Pending the final application of any Net Proceeds from Asset Sales in accordance with clauses (1) through (3) above, the Issuer and the Restricted Subsidiaries may temporarily reduce Indebtedness or otherwise apply such Net Proceeds in any manner not prohibited by the Indenture. Any binding commitment to apply Net Proceeds to invest in accordance with clauses (2) or (3) above shall be treated as a permitted final application of Net Proceeds from the date of such commitment so long as the Issuer or such Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment; provided that if such commitment is later canceled, terminated or otherwise not consummated during such period for any reason, then such Net Proceeds shall constitute "Excess Proceeds" (as defined in the next succeeding paragraph).

        Any Net Proceeds from Asset Sales covered by this clause (b) that are not invested or applied as provided and within the time period set forth above will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $20.0 million, the Issuer shall make an offer to all Holders of the notes, and, at the Issuer's option, to the holders of any Pari Passu Payment Lien Obligations (an "Asset Sale Offer") containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets, to purchase the maximum principal amount of notes (that is $2,000 or an integral multiple of $1,000 in excess thereof) and Pari Passu Payment Lien Obligations that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Issuer will commence an Asset Sale Offer within ten business days after the date that Excess Proceeds exceeds $20.0 million by mailing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee. To the extent that the aggregate amount of notes and such Pari

Passu Payment Lien Obligations tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds (which shall also constitute "Unutilized Excess Proceeds") for any purpose not prohibited by the terms of the Indenture. If the aggregate principal amount of notes or the Pari Passu Payment Lien Obligations surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the notes and the applicable agent or the Issuer shall select such Pari Passu Payment Lien Obligations to be purchased on a pro rata basis based on the accreted value or principal amount of the notes or such Pari Passu Payment Lien Obligations tendered. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero. After the Issuer or any Restricted Subsidiary has applied the Net Proceeds from any Asset Sale as provided in, and within the time periods required by, this paragraph (b), any Unutilized Excess Proceeds may be released by the Collateral Agent to the Issuer or such Restricted Subsidiary for use by the Issuer or such Restricted Subsidiary for any purpose not prohibited by the Indenture.

        (c)   For purposes of clauses (a) and (b) of this covenant, (i) any liabilities (other than Pari Passu Payment Lien Obligations, Disqualified Stock and Indebtedness the repayment of which would constitute a Restricted Payment) (as shown on the Issuer's, or such Restricted Subsidiary's, most recent balance sheet or in the notes thereto) of the Issuer or any Restricted Subsidiary that are assumed by the transferee of any such assets and for which the Issuer and all Restricted Subsidiaries have been validly released by all creditors in writing; and (ii) any securities or other obligations received by the Issuer or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days following the closing of such Asset Sale shall be deemed to be cash or Cash Equivalents.

        In addition for purposes of clause (b) of this covenant only, any Designated Noncash Consideration received by the Issuer or any Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Noncash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed 1.0% of Total Assets with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash or Cash Equivalents.

        The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the notes pursuant to an Asset Sale Offer or a Collateral Disposition Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

Selection and notice

        If less than all of the notes or such Pari Passu Payment Lien Obligations are to be redeemed at any time, selection of such notes for redemption, will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such notes are listed, or, if such notes are not so listed, on a pro rata basis or by lot or such similar method in accordance with the procedures of DTC; provided that no notes of $2,000 or less shall be purchased or redeemed in part.

        Notices of purchase or redemption shall be mailed by first-class mail, postage prepaid, at least 30 but not more than 60 days before the purchase or redemption date to each Holder of notes to be purchased or redeemed at such Holder's registered address. If any note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed.

        A new note in principal amount equal to the unpurchased or unredeemed portion of any note purchased or redeemed in part will be issued in the name of the Holder thereof upon cancellation of the original note. On and after the purchase or redemption date, unless the Issuer defaults in payment of the purchase or redemption price, interest shall cease to accrue on notes or portions thereof purchased or called for redemption.

Certain covenants

        Set forth below are summaries of certain covenants that will be contained in the Indenture. Beginning on the first day of a Covenant Suspension and ending on a Reversion Date (such period a "Suspension Period"), the covenants specifically listed under the following captions in this "Description of notes" will not be applicable to the notes:

  (1)
  clause (b) of "Repurchase at the option of Holders—Asset sales";

  (2)
  "—Limitation on restricted payments";

  (3)
  "—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and preferred stock";

  (4)
  clause (4) of the first paragraph of "—Merger, consolidation or sale of all or substantially all assets";

  (5)
  "—Transactions with affiliates";

  (6)
  "—Dividend and other payment restrictions affecting Restricted Subsidiaries";

  (7)
  "—Limitation on guarantees of Indebtedness by Restricted Subsidiaries"; and

  (8)
  "—Future Subsidiary Guarantors."

        On each Reversion Date, all Indebtedness incurred, or Disqualified Stock or preferred stock issued, during the Suspension Period will be classified as having been incurred or issued pursuant to the first paragraph of "—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and preferred stock" below or one of the clauses set forth in the second paragraph of "—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and preferred stock" below (to the extent such Indebtedness or Disqualified Stock or preferred stock would be permitted to be incurred or issued thereunder as of the Reversion Date and after giving effect to Indebtedness incurred or issued prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Indebtedness or Disqualified Stock or preferred stock would not be so permitted to be incurred or issued pursuant to the first or second paragraph of "—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and preferred stock," such Indebtedness or Disqualified Stock or preferred stock will be deemed to have been outstanding on the Emergence Date, so that it is classified as permitted under clause (c) of the second paragraph under "—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and preferred stock." Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under "—Limitation on restricted payments" will be made as though the covenant described under "—Limitation on restricted payments" had been in effect since the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under the first paragraph of "—Limitation on restricted payments." As described above, however, no Default or Event of Default will be deemed to have occurred as a result of the Reversion Date occurring on the basis of any actions taken or the continuance of any circumstances resulting from actions taken or the performance of obligations under agreements entered into by the Issuer or any of the Restricted Subsidiaries during the Suspension Period (other than agreements to take actions after the Reversion Date that would not be permitted outside of the Suspension Period entered into in contemplation of the Reversion Date).

        For purposes of the "Repurchase at the option of Holders—Asset sales" covenant, on the Reversion Date, the Unutilized Excess Proceeds amount will be reset to zero.

        During the Suspension Period, no Restricted Subsidiary may be designated as an Unrestricted Subsidiary by the Board of Directors of the Issuer.

        There can be no assurance that the notes will ever achieve or maintain Investment Grade Ratings.

Limitation on restricted payments

        The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

(1)
declare or pay any dividend or make any distribution on account of the Issuer's or any Restricted Subsidiary's Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation other than:

(A)
dividends or distributions by the Issuer payable in Equity Interests (other than Disqualified Stock) of the Issuer or in options, warrants or other rights to purchase such Equity Interests; or

(B)
dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(2)
purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Issuer or any direct or indirect parent of the Issuer, including in connection with any merger or consolidation, held by Persons other than the Issuer or any Subsidiary Guarantor;

(3)
make any principal payment on, or redeem, repurchase, defease, otherwise acquire or retire for value or give any irrevocable notice of redemption with respect thereto in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Indebtedness, other than:

(u)
Pari Passu Payment Lien Obligations;

(v)
Priority Payment Lien Obligations;

(w)
Indebtedness permitted under clauses (d), (g), (h), (i) and (j) of the second paragraph of the covenant described under "—Certain covenants—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and preferred stock";

(x)
the purchase, repurchase or other acquisition of Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition;

(y)
Indebtedness incurred under revolving credit facilities (other than payments, redemptions, repurchases, defeasances or other acquisitions or retirements for value that are accompanied by termination or reduction of commitments under such revolving credit facilities); or

(z)
the giving of an irrevocable notice of redemption with respect to the transactions described in clauses (2) and (3) of the immediately succeeding paragraph; or

(4)
make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments"), unless, at the time of such Restricted Payment:

(a)
no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

  (b)
  immediately after giving effect to such transaction on a pro forma basis, the Issuer could incur $1.00 of additional Indebtedness under the provisions of the first paragraph of the covenant described "—Certain covenants—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and preferred stock"; and

  (c)
  such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and the Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clauses (1), (8), (12), (14) and (16) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of:

  (1)
  the EBITDA of the Issuer for the period (taken as one accounting period) from April 1, 2010, to the end of the Issuer's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, less the product of 1.4 times Consolidated Interest Expense of the Issuer for the same period; provided that if the amount under this clause (1) for any fiscal quarter is less than zero, then the amount "built" under this clause (1) for such fiscal quarter shall be deemed to be equal to zero, plus

  (2)
  100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Board of Directors, of marketable securities or other property received by the Issuer since immediately after the Issue Date from the issue or sale of:

  (x)
  Equity Interests of the Issuer, including Retired Capital Stock (as defined below), but excluding cash proceeds and the fair market value, as determined in good faith by the Board of Directors, of marketable securities or other property received from the sale of:

  (A)
  Equity Interests to members of management, directors or consultants of the Issuer, any direct or indirect parent of the Issuer and the Issuer's Subsidiaries after the Issue Date to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph; and

  (B)
  Designated Preferred Stock; or

  (y)
  debt securities of the Issuer that have been converted into such Equity Interests of the Issuer or its direct or indirect parents;

  provided, however, that this clause (2) shall not include the proceeds from (a) Refunding Capital Stock (as defined below), (b) Equity Interests or converted debt securities of the Issuer sold to a Restricted Subsidiary, or to an employee stock ownership plan or other trust established by the Issuer or a Restricted Subsidiary, (c) Disqualified Stock or debt securities that have been converted into Disqualified Stock or (d) Excluded Contributions or Designated Preferred Stock, plus

    (3)
    100% of the aggregate amount of cash and the fair market value, as determined in good faith by the Board of Directors, of marketable securities or other property contributed to the capital of the Issuer following the Issue Date other than (i) net cash proceeds contributed to the Issuer from the sale of Disqualified Stock or Designated Preferred Stock, (ii) net cash proceeds received from Equity Offerings to the extent used to redeem notes in compliance with the provisions set forth under the third paragraph of the caption "—Optional redemption," (iii) by any Excluded Contributions and (iv) by contributions to the Issuer and the Restricted Subsidiaries in connection with the Plan of Reorganization, plus

    (4)
    100% of the aggregate amount received in cash and the fair market value, as determined in good faith by the Board of Directors, of marketable securities or other property received by the Issuer or a Restricted Subsidiary by means of:

    (A)
    the sale or other disposition (other than to the Issuer or a Restricted Subsidiary or to an employee stock ownership plan or any trust established by the Issuer or any of its Subsidiaries) of Restricted Investments made after the Issue Date by the Issuer and its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Issuer and its Restricted Subsidiaries and repayments of loans or advances which constitute Restricted Investments made after the Issue Date by the Issuer and the Restricted Subsidiaries and (without duplication of amounts included in EBITDA) any dividends or distributions received by the Issuer or a Restricted Subsidiary on account of Restricted Investments made after the Issue Date (other than in each case to the extent the Investment in such Restricted Investment was made by the Issuer or a Restricted Subsidiary pursuant to clause (14) of the next succeeding paragraph); or

    (B)
    the sale (other than to the Issuer or a Restricted Subsidiary or to an employee stock ownership plan or any trust established by the Issuer or any of its Subsidiaries) of the stock of an Unrestricted Subsidiary (other than in each case to the extent the Investment in such Unrestricted Subsidiary was made by the Issuer or a Restricted Subsidiary pursuant to clause (10) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment) or a dividend or distribution from an Unrestricted Subsidiary in each case after the Issue Date; plus

(5)
in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary after the Issue Date, the fair market value of the Investment in such Unrestricted Subsidiary, as determined by the Board of Directors in good faith or if, in the case of an Unrestricted Subsidiary, such fair market value may exceed $25.0 million, in writing by an Independent Financial Advisor, at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary, other than an Unrestricted Subsidiary to the extent the Investment in such Unrestricted Subsidiary was made by the Issuer or a Restricted Subsidiary pursuant to clause (14) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment.

        The foregoing provisions will not prohibit:

(1)
the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indenture or the redemption, repurchase or retirement of Indebtedness if, at the date of any irrevocable redemption notice such payment would have complied with the provisions of the Indenture;

(2)
the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Issuer ("Retired Capital Stock") or Indebtedness of the Issuer or a Subsidiary Guarantor, or any Equity Interests of any direct or indirect parent of the Issuer, in exchange for, or out of the proceeds of the substantially concurrent sale (other than to an Issuer or a Restricted Subsidiary or to an employee stock ownership plan or other trust established by the Issuer or a Restricted Subsidiary) of, Equity Interests of the Issuer or any direct or indirect parent of the Issuer to the extent contributed to the Issuer (in each case, other than any Disqualified Stock) ("Refunding Capital Stock");

(3)
the redemption, repurchase or other acquisition or retirement of Indebtedness of the Issuer or a Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Issuer or a Subsidiary Guarantor, as the case may be, which is incurred in compliance with "—Certain covenants—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and preferred stock" so long as:

  (A)
  such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Indebtedness being so redeemed, repurchased, acquired or retired;

  (B)
  such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Indebtedness being so redeemed, repurchased, acquired or retired;

  (C)
  in the case of unsecured Indebtedness, such new Indebtedness is unsecured, and in the case of secured Indebtedness, such new Indebtedness is either unsecured or is Junior Lien Indebtedness pursuant to the Junior Lien Intercreditor Agreement; and

  (D)
  the principal amount of such new Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Indebtedness being so redeemed, repurchased, acquired or retired, plus the amount of any premium (including tender premiums) and any fees and expenses incurred in connection with such issuance of new Indebtedness;

(4)
a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of common Equity Interests of the Issuer or any of its direct or indirect parents held by any future, present or former employee, director or consultant of the Issuer, any of its Subsidiaries or any of its direct or indirect parents (or permitted transferees, assigns, estates, or heirs of such employee, director or consultant) pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement; provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed $5.0 million in any calendar year (with unused amounts in any calendar year being carried over to the immediately succeeding calendar year; provided further that such amount in any calendar year may be increased by an amount not to exceed:

(A)
the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Issuer and, to the extent contributed to the Issuer, Equity Interests of any of the Issuer's direct or indirect parents, in each case to members of management, directors or consultants of the Issuer, any of its Subsidiaries or any of its direct or indirect parents that occurred after the Issue Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (c) of the preceding paragraph; plus

(B)
the cash proceeds of key man life insurance policies received by the Issuer and its Restricted Subsidiaries after the Issue Date; less

(C)
the amount of any Restricted Payments previously made pursuant to clauses (A) and (B) of this clause (4);

(5)
the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Issuer or any Restricted Subsidiary issued in accordance with the covenant described under "—Certain covenants—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and preferred stock";

(6)
the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Issuer after the Issue Date;

  (A)
  provided that the aggregate amount of dividends paid pursuant to this clause (A) shall not exceed the aggregate amount of cash actually received by the Issuer from the sale of such Designated Preferred Stock;

  (B)
  the declaration and payment of dividends to a direct or indirect parent of the Issuer, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such parent issued after the Issue Date; provided, that the amount of dividends paid pursuant to this clause (B) shall not exceed the aggregate amount of cash actually contributed to the Issuer from the sale of such Designated Preferred Stock;

(7)
repurchases of Equity Interests (i) constituting fractional shares or (ii) deemed to occur upon exercise of stock options or warrants or other securities convertible or exchangeable into Equity Interests if such Equity Interests represent all or a portion of the exercise price of such options or warrants;

(8)
the payment of dividends on the Issuer's common equity or the dividend or distribution to any direct or indirect parent company to fund the payment by such parent company of dividends on its common stock, following the consummation of the first public offering of the Issuer's common stock or the common stock of any of its direct or indirect parents after the Issue Date, of up to 6% per annum of the net cash proceeds received by or contributed to the Issuer in any public offering, other than public offerings with respect to the Issuer's or such direct or indirect parent company's common stock registered on Form S-8 and other than any public sale constituting an Excluded Contribution;

(9)
Restricted Payments that are made with Excluded Contributions;

(10)
other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (10) not to exceed $20.0 million;

(11)
the declaration and payment of dividends by the Issuer to, or the making of loans to, any direct or indirect parent company of the Issuer in aggregate amounts not to exceed the aggregate amount required for any direct or indirect parent company to pay, in each case without duplication;

(A)
franchise taxes and other fees, taxes and expenses required to maintain their corporate existence;

(B)
foreign, federal, state and local income taxes, to the extent such income taxes are attributable to the income of the Issuer and the Restricted Subsidiaries and, to the extent of the amount actually received from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that the Issuer and its Restricted Subsidiaries would be required to pay in respect of foreign, federal, state and local taxes for such fiscal year were the Issuer, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) to pay such taxes separately from any such parent entity;

(C)
customary salary, bonus, indemnification obligations and other benefits payable to officers, directors and employees or former officers, directors or employees of any direct or indirect parent of the Issuer to the extent such salaries, bonuses, indemnification obligations and other benefits are attributable to the ownership or operation of the Issuer and the Restricted Subsidiaries;

(D)
general corporate overhead expenses of any direct or indirect parent of the Issuer to the extent such expenses are attributable to the ownership or operation of the Issuer and the Restricted Subsidiaries;

  (E)
  fees and expenses incurred by any direct or indirect parent company of the Issuer in connection with any unsuccessful equity issuances or incurrence of Indebtedness to the extent the net proceeds thereof were intended to be contributed to the Issuer; and

  (F)
  taxes with respect to income of any direct or indirect parent company of the Issuer derived from funding made available to the Issuer and its Restricted Subsidiaries by such direct or indirect parent company;

(12)
the repurchase, redemption or other acquisition or retirement for value of any Indebtedness or the making of a dividend or distribution to any direct or indirect parent of the Issuer to fund a similar purchase, redemption or other acquisition or retirement for value required pursuant to provisions similar to those described under the captions "—Repurchase at the option of Holders—Change of control" (in which case a repurchase, redemption or other acquisition or retirement price of not greater than 101% of the principal amount of such Indebtedness) and "—Repurchase at the option of Holders—Asset sales"; provided that there is a concurrent or prior Change of Control Offer or Asset Sale Offer (in which case a repurchase, redemption or other acquisition or retirement price of not greater than 100% of the principal amount of such Indebtedness), as applicable, and all notes tendered by holders of the notes in connection with such Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired or retired for value;

(13)
the distribution, as a dividend or otherwise, of (A) Equity Interests of, or Indebtedness owed to the Issuer or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries the primary assets of which are cash and/or Cash Equivalents) and (B) any proceeds received from an Unrestricted Subsidiary on account of such Equity Interests or Indebtedness, provided, that, in the case of clause (B), such proceeds will be excluded from EBITDA for purposes of clause (c)(1) and will be excluded from clause (c)(5) of the first paragraph of this "Limitation on restricted payments" covenant;

(14)
Investments in joint ventures and Unrestricted Subsidiaries; provided that the aggregate Restricted Payments made pursuant to this clause (14) do not exceed the greater of (x) $20.0 million and (y) 1.0% of Total Assets; provided that such amount shall be increased by an amount not to exceed (A) the cash proceeds received as a dividend, distribution or otherwise from such joint ventures and Unrestricted Subsidiaries (it being understood that the forgiveness of any debt by such joint venture and Unrestricted Subsidiary will not be a Restricted Payment hereunder) less (B) the amount of any Restricted Payments previously made pursuant to subclause (A) of this clause (14); provided, further, that such increased amount shall be excluded from EBITDA for purposes of clause (c)(1) and shall also be excluded from clauses (c)(4) and (c)(5) of the preceding paragraph;

(15)
distributions or payments of Receivables Fees;

(16)
the repurchase, redemption, acquisition or retirement of Indebtedness with Unutilized Excess Collateral Proceeds or Unutilized Excess Proceeds; and

(17)
Restricted Payments made in connection with the Emergence Transactions as described in the Preliminary Offering Memorandum as supplemented by the supplement to the preliminary offering memorandum.

provided however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (5), (6), (10) and (13), no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

        Notwithstanding anything to the contrary in the foregoing, (A) Restricted Investments of assets and property constituting Collateral (other than cash and Cash Equivalents) made pursuant to the first paragraph of this "—Limitation on restricted payments" covenant may only be made in Subsidiary Guarantors and (B) the Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, declare or pay any dividend or make any distribution (whether cash or noncash) on account of the Issuer's Equity Interests or purchase or redeem, defease or otherwise acquire or retire for value any Equity Interests of the Issuer or any direct or indirect parent of the Issuer, in each case to or for the benefit of any holder of common Equity Interests of the Issuer or any direct or indirect parent of the Issuer, by means of (i) clause (c) of the first paragraph of this "Limitation on restricted payments" covenant, (ii) clauses (10), (13) or (14) of the second paragraph of this "Limitation on restricted payments" covenant or (iii) clause (o) of the definition of "Permitted Investments," unless in each case such Restricted Payment is otherwise in compliance with the Indenture and at the time of such Restricted Payment (x) the Consolidated Secured Debt Ratio (calculated without giving effect to clause (1)(e) of the definition of Consolidated Secured Debt Ratio) of the Issuer would have been no greater than 3.25 to 1.00 on a pro forma basis (it being understood that the amount calculated pursuant to clause (1) of the definition of Consolidated Secured Debt Ratio will be reduced by the Liquidity of the Issuer and its Restricted Subsidiaries in excess of $150.0 million for purposes of such calculation) and (y) the Issuer and its Restricted Subsidiaries would have Liquidity of no less than $100.0 million on a pro forma basis.

        The amount of all Restricted Payments (other than cash) will be the fair market value (as determined in good faith by the Issuer) on the date of such Restricted Payment of the assets or securities proposed to be paid, transferred or issued by the Issuer or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment.

        As of the time of issuance of the notes, all of the our Subsidiaries will be Restricted Subsidiaries. We will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the last sentence of the definition of "Unrestricted Subsidiary." For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and RDA and the Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of "Investment." Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to the first paragraph of this covenant or under clauses (9) or (10), or pursuant to the definition of "Permitted Investments," and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Indenture.

Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and preferred stock.

        The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, (collectively, "incur" and collectively, an "incurrence") with respect to any Indebtedness (including Acquired Indebtedness) and the Issuer will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or preferred stock; provided, however, that the Issuer may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Subsidiary Guarantor may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of preferred stock, if the Consolidated Leverage Ratio of the Issuer and the Restricted Subsidiaries at the time such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been no greater than 5.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or preferred stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of the most recently ended four full fiscal quarters for which internal financial statements are available.

        The foregoing limitations will not apply to:

  (a)
  the incurrence of (A) Indebtedness under Credit Facilities by the Issuer or any of the Subsidiary Guarantors and the issuance and creation of letters of credit and bankers' acceptances thereunder (with letters of credit and bankers' acceptances being deemed to have a principal amount equal to the face amount thereof), (B) Indebtedness under Credit Facilities of Foreign Subsidiaries in an aggregate principal amount not to exceed $50.0 million, (C) Hedging Obligations with lenders under Credit Facilities or their Affiliates or (D) Cash Management Obligations; provided that the aggregate principal amount of Indebtedness incurred under clauses (A), (B), (C) and (D) outstanding at any one time shall not exceed $100.0 million less the aggregate amount of all Net Proceeds of Asset Sales applied by the Issuer or any Restricted Subsidiary since the Issue Date to permanently repay any Indebtedness under Credit Facilities (and, in the case of revolving credit Indebtedness, to effect a corresponding permanent reduction thereunder);

  (b)
  the incurrence by the Issuer and any Subsidiary Guarantor of Indebtedness represented by (i) the notes issued on the Issue Date (other than any Additional Notes), including any Guarantee thereof, and (ii) any exchange notes (including any Guarantee thereof);

  (c)
  Existing Indebtedness (other than Indebtedness described in clauses (a) and (b));

  (d)
  Indebtedness (including Capitalized Lease Obligations), Disqualified Stock and preferred stock incurred by the Issuer or any of the Subsidiary Guarantors to finance the purchase, lease or improvement of property (real or personal) or equipment that is used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets, in an aggregate principal amount which, when aggregated with the principal amount of all other Indebtedness, Disqualified Stock and preferred stock then outstanding and incurred pursuant to this clause (d) and including all Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness, Disqualified Stock and preferred stock incurred pursuant to this clause (d), does not exceed the greater of $20.0 million and 1.0% of Total Assets;

  (e)
  Indebtedness incurred by the Issuer or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including without limitation letters of credit in respect of workers' compensation claims, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims, health, disability or other employee benefits, or property, casualty or liability insurance or self insurance obligations in the ordinary course of business; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

  (f)
  Indebtedness arising from agreements of the Issuer or a Restricted Subsidiary providing for and to the extent of indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition or acquisition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided that the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including noncash proceeds (the fair market value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Issuer and the Restricted Subsidiaries in connection with such disposition;

  (g)
  Indebtedness of the Issuer to a Subsidiary Guarantor; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Subsidiary Guarantor ceasing to be a Subsidiary Guarantor or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Guarantor) shall be deemed, in each case to be an incurrence of such Indebtedness not permitted by this clause (g);

  (h)
  Indebtedness of the Issuer or a Subsidiary Guarantor to a Restricted Subsidiary that is not a Subsidiary Guarantor; provided that any such Indebtedness is subordinated in right of payment to the notes or the Guarantees, as applicable, provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (h);

  (i)
  Indebtedness of a Subsidiary Guarantor to the Issuer or another Subsidiary Guarantor;

  (j)
  Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor to the Issuer or a Restricted Subsidiary;

  (k)
  shares of preferred stock of a Restricted Subsidiary issued to the Issuer or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of preferred stock (except to the Issuer or another Restricted Subsidiary) shall be deemed in each case to be an issuance of such shares of preferred stock not permitted by this clause (k);

  (l)
  Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting:

  (A)
  interest rate risk with respect to any Indebtedness permitted to be incurred or outstanding under the Indenture; or

  (B)
  exchange rate risk with respect to any currency exchange; or

  (C)
  commodity risk;

  (m)
  obligations in respect of performance, bid, appeal and surety bonds and other similar types of performance and completion guarantees provided by the Issuer or any Restricted Subsidiary in the ordinary course of business;

  (n)
  (1)    any guarantee by the Issuer or a Subsidiary Guarantor of Indebtedness or other obligations of any Restricted Subsidiary so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of the Indenture; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with a Subsidiary Guarantee, then the guarantee shall be subordinated or pari passu to the notes or a Subsidiary Guarantee, as applicable, to the same extent as the Indebtedness guaranteed; or

  (2)
  any guarantee by a Restricted Subsidiary of Indebtedness of the Issuer or a Subsidiary Guarantor; provided that such guarantee is incurred in accordance with the covenant described below under "—Limitation on guarantees of Indebtedness by Restricted Subsidiaries;" or

  (3)
  any guarantee by a Restricted Subsidiary that is not a Subsidiary Guarantor of Indebtedness of another Restricted Subsidiary that is not a Subsidiary Guarantor;

  (o)
  the incurrence by the Issuer or any Restricted Subsidiary of Indebtedness, Disqualified Stock or preferred stock which serves to refund or refinance any Indebtedness, Disqualified Stock or preferred stock of the Issuer or any Restricted Subsidiary incurred as permitted under the first paragraph of this covenant and clauses (b) and (c) above, this clause (o) and clause (p) below, including additional Indebtedness, Disqualified Stock or preferred stock incurred to pay premiums (including tender premiums), defeasance costs and fees in connection therewith (the "Refinancing Indebtedness") prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

  (1)
  has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the lesser of (x) the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or preferred stock being refunded or refinanced and (y) the remaining Weighted Average Life to Maturity of the notes;

  (2)
  to the extent such Refinancing Indebtedness refinances (i) Indebtedness subordinated or pari passu in right of payment to the notes or any Guarantee of the notes, such Refinancing Indebtedness is subordinated or pari passu in right of payment to the notes or such Guarantee at least to the same extent as the Indebtedness being refinanced or refunded or (ii) Disqualified Stock or preferred stock, such Refinancing Indebtedness must be Disqualified Stock or preferred stock, respectively;

  (3)
  shall not be in an amount in excess the principal amount (or accreted value, if applicable) or liquidation preference of, plus any accrued and unpaid interest on, the Indebtedness being so refunded or refinanced, plus the amount of any premium (including tender premiums), defeasance costs and any related fees and expenses;

  (4)
  shall not have a final maturity date prior to the final maturity date of the Indebtedness, Disqualified Stock or preferred stock being refunded or refinanced; and

  (5)
  shall not include:

  (x)
  Indebtedness, Disqualified Stock or preferred stock of a Restricted Subsidiary that is not a Subsidiary Guarantor that refinances Indebtedness, Disqualified Stock or preferred stock of an Issuer or a Subsidiary Guarantor; or

  (y)
  Indebtedness, Disqualified Stock or preferred stock of the Issuer or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or preferred stock of an Unrestricted Subsidiary;

  (p)
  (i) Indebtedness, Disqualified Stock or preferred stock of Persons incurred and outstanding on or prior to the date such Person was acquired by the Issuer or any Restricted Subsidiary or merged into the Issuer or a Restricted Subsidiary in accordance with the terms of the Indenture and (ii) Indebtedness of the Issuer or any Restricted Subsidiary incurred in connection with or in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate, the acquisition by the Issuer or such Restricted Subsidiary of property used or useful in a Similar Business (whether through the direct purchase of assets or the purchase of Capital Stock of, or merger or consolidation with, any Person owning such assets); provided that in the case of both (i) and (ii), either (x) the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in the first sentence of this covenant or (y) the Ratings Condition is satisfied;

  (q)
  Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five business days of its incurrence;

  (r)
  Indebtedness consisting of promissory notes issued by the Issuer or any of its Restricted Subsidiaries to any current or former employee, director or officer of the Issuer, any of its Restricted Subsidiaries or any of its direct or indirect parents (or permitted transferees, assigns, estates, or heirs of such employee, director or officer), to finance the purchase or redemption of Equity Interests of the Issuer or any of its direct or indirect parent companies permitted by the covenant described under "—Limitation on restricted payments"; provided further, that such indebtedness must be expressly subordinated in right of payment to the notes or the Guarantees, as the case may be;

  (s)
  Indebtedness of the Issuer or any Restricted Subsidiary consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

  (t)
  Indebtedness, Disqualified Stock and preferred stock of the Issuer and the Restricted Subsidiaries not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and preferred stock then outstanding and incurred pursuant to this clause (t), does not at any one time outstanding exceed $35.0 million; and

  (u)
  Indebtedness of Foreign Subsidiaries in an aggregate amount not to exceed $5.0 million at any time outstanding.

        For purposes of determining compliance with this covenant, in the event that an item of Indebtedness, Disqualified Stock or preferred stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or preferred stock described in clauses (a) through (u) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuer shall, in its sole discretion, classify or reclassify such item of Indebtedness, Disqualified Stock or preferred stock (or any portion thereof) in any manner that complies with this covenant and such item of Indebtedness, Disqualified Stock or preferred stock will be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof. Additionally, all or any portion of any item of Indebtedness may later be reclassified as having been incurred pursuant to any category of permitted Indebtedness described in clauses (a) through (u) above or pursuant to the first paragraph of this covenant so long as such Indebtedness is permitted to be incurred pursuant to such provision at the time of reclassifications, provided that all Indebtedness outstanding on the Escrow Release Date under the Senior Credit Facility shall be deemed to have been incurred on such date in reliance on the exception provided by clause (a) above and may not later be reclassified. Accrual of interest, the accretion of accreted value, the amortization of original issue discount and the payment of interest in the form of additional Indebtedness, Disqualified Stock or preferred stock will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or preferred stock for purposes of this covenant.

        For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

        The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

        The Indenture will provide that the Issuer will not, and will not permit any Subsidiary Guarantor to directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is subordinated or junior in right of payment to any Indebtedness of the Issuer or such Subsidiary Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the notes or such Subsidiary Guarantor's guarantee to the extent and in the same manner in all material respects and taken as a whole as such Indebtedness is subordinated in right of payment to other Indebtedness of the Issuer or such Subsidiary Guarantor as the case may be.

        The Indenture will not treat (1) unsecured Indebtedness as subordinated or junior to secured Indebtedness merely because it is unsecured or (2) senior Indebtedness as subordinated or junior to any other senior Indebtedness merely because it has a junior priority with respect to the same collateral or is secured by different collateral.

Liens

        The Issuer will not, and will not permit any of the Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, or upon any income or profits therefrom.

Merger, consolidation or sale of all or substantially all assets

        The Issuer.    The Issuer may not consolidate or merge with or into or wind up into (whether or not the Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of the Issuer and the Restricted Subsidiaries, taken as a whole, in one or more related transactions, to any Person unless:

  (1)
  the Issuer is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, limited liability company or limited partnership organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof; provided that if such Person is not a corporation, such Person shall be required to cause a subsidiary of such Person that is a corporation to be a co-obligor of the notes (such Person, as the case may be, being herein called the "Successor Issuer");

  (2)
  the Successor Issuer, if other than the Issuer, expressly assumes all the obligations of such Issuer under the Indenture, the Registration Rights Agreement, the notes and the Security Documents pursuant to supplemental indentures or other documents, agreements or instruments in form reasonably satisfactory to the Trustee and shall cause such amendments, supplements or other instruments to be executed, filed, and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien on the Collateral owned by or transferred to the Successor Issuer, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions;

  (3)
  immediately after such transaction no Default or Event of Default exists;

  (4)
  immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period, either (i) the Successor Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in the first sentence of the covenant described under "—Certain covenants—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and preferred stock" or (ii) the Ratings Condition is satisfied;

  (5)
  each Guarantor, unless it is a Subsidiary Guarantor that is the other party to the transactions described above, in which case clause (2) under "—Guarantors" below shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person's obligations under the Indenture and the notes and its obligations under the Security Documents shall continue to be in effect and shall cause such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien on the Collateral owned by such Guarantor, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions;

  (6)
  the Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture and, if a supplemental indenture or any supplement to any Security Document is required in connection with such transaction, such supplement shall comply with the applicable provisions of the Indenture and the Security Documents;

  (7)
  to the extent any assets of the Person which is merged or consolidated with or into the Successor Issuer are assets of the type which would constitute Collateral under the Security Documents, the Successor Issuer will take such other actions as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent required in the Indenture or any of the Security Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the Security Documents; and

  (8)
  the Collateral owned by or transferred to the Successor Issuer shall:

  (a)
  continue to constitute Collateral under the Indenture and the Security Documents,

  (b)
  be subject to the Lien in favor of the Collateral Agent for the benefit of the Collateral Agent, the Trustee and the Holders of the notes; and

  (c)
  not be subject to any Lien other than Permitted Liens.

        The Successor Issuer will succeed to, and be substituted for such Issuer under the Indenture and the notes and the Issuer (if not the Successor Issuer) will be fully released from its obligations under the Indenture, the notes and the Security Documents but, in the case of a lease of all or substantially all its assets, the Issuer will not be released from the obligation to pay the principal of and interest on the notes.

        In addition, the Issuer will not, directly or indirectly, lease all or substantially all of the properties and assets of it and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person.

        Notwithstanding the foregoing clauses (3) and (4),

  (a)
  any Restricted Subsidiary that is not a Subsidiary Guarantor may consolidate with, merge into or transfer all or part of its properties and assets to the Issuer or any Restricted Subsidiary;

  (b)
  any Subsidiary Guarantor may consolidate with, merge into or transfer all or part of its properties and assets to the Issuer or a Subsidiary Guarantor; and

  (c)
  the Issuer may merge with an Affiliate incorporated solely for the purpose of reincorporating the Issuer in another State of the United States.

Guarantors

        Subject to certain limitations described in the Indenture governing release of a Guarantee upon the sale, disposition or transfer of a Subsidiary Guarantor, each Guarantor will not, and the Issuer will not permit any Subsidiary Guarantor to, consolidate or merge with or into or wind up into (whether or not such Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:

(A) (1)	such Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership, trust or limited liability company organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the "Successor Person");
    (2)
    the Successor Person, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under the Indenture, such Guarantor's Guarantee and the Security Documents pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee and shall cause such amendments, supplements or other instruments to be executed, filed, and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien on the Collateral owned by or transferred to the Successor Person, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions;

    (3)
    immediately after such transaction (and treating any Indebtedness which becomes an obligation of the Successor Person or any Restricted Subsidiary as a result of such transaction as having been incurred by the Successor Person or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default exists;

    (4)
    the Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, amendments, supplements or other instruments relating to the applicable Security Documents if any, comply with the Indenture and the Security Documents, if a supplemental indenture or any supplement to any Security Document is required in connection with such transaction, such supplement shall comply with the applicable provisions of the Indenture;

    (5)
    to the extent any assets of the Person which is merged or consolidated with or into the Successor Person are assets of the type which would constitute Collateral under the applicable Security Documents, the Successor Person will take such other actions as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent required in the Indenture or any of the Security Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the Security Documents; and

    (6)
    the Collateral owned by or transferred to the Successor Person shall:

    (i)
    continue to constitute Collateral under the Indenture and the Security Documents;

    (ii)
    be subject to the Lien in favor of the Collateral Agent for the benefit of the Collateral Agent, the Trustee and the Holders;

    (iii)
    not be subject to any Lien other than Permitted Liens; and

  (B)
  the transaction is made in compliance with the covenant described under "Repurchase at the option of holders—Asset sales."

        Subject to certain limitations described in the Indenture, the Successor Person will succeed to, and be substituted for, such Guarantor under the Indenture and such Guarantor's Guarantee but, in the case of a lease of all or substantially all its assets, the Guarantor will not be released from its obligations under its Guarantee. Notwithstanding the foregoing any Subsidiary Guarantor may merge into or transfer all or part of its properties and assets to another Subsidiary Guarantor or the Issuer.

        For purposes of this covenant, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Issuer, which properties and assets, if held by the Issuer instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Issuer on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer.

        Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve "all or substantially all" of the property or assets of a Person.

        Notwithstanding anything to the contrary herein, any Subsidiary with a value of less than $250,000 may liquidate or dissolve or change its legal form if the Issuer determines in good faith that such action is in the best interests of the Issuer and its Subsidiaries and is not materially disadvantageous to the interests of the Holders of notes.

Transactions with affiliates

        The Issuer will not, and will not permit any Restricted Subsidiary to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an "Affiliate Transaction"), unless:

  (a)
  such Affiliate Transaction is on terms that are not materially less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm's-length basis; and

  (b)
  the Issuer deliver to the Trustee (i) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $15.0 million, a resolution adopted by the majority of the Board of Directors of the Issuer approving such Affiliate Transaction and set forth in an Officers' Certificate that (x) such

    Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors, if any, and (y) that such Affiliate Transaction complies with clause (a) above; and (ii) with respect to any Affiliate Transactions or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $25.0 million, a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view.

        The foregoing provisions will not apply to the following:

  (1)
  transactions between or among the Issuer and/or any of the Restricted Subsidiaries;

  (2)
  Restricted Payments permitted by the provisions of the Indenture described above under the covenant "—Limitation on restricted payments" and the definition of "Permitted Investments" (other than pursuant to clauses (c), (d) and (o) thereof);

  (3)
  the payment of reasonable fees and compensation paid to, and indemnities provided on behalf of, (and entering into related agreements with) officers, directors, employees or consultants of the Issuer, any of its direct or indirect parents or any Restricted Subsidiary;

  (4)
  transactions in which the Issuer or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view;

  (5)
  payments or loans (or cancellation of loans) to employees or consultants of the Issuer, any of its direct or indirect parents or any Restricted Subsidiary which are approved by a majority of the Board of Directors of the Issuer in good faith and in accordance with applicable law;

  (6)
  any agreement as in effect as of the Issue Date or as contemplated to be in effect on the Emergence Date by the Plan of Reorganization as described in the Offering Memorandum, or any amendment thereto (so long as any such amendment is not disadvantageous to the Holders in any material respect) or payments made thereunder or the performance thereof or any transaction contemplated thereby;

  (7)
  the existence of, or the performance by the Issuer or any Restricted Subsidiaries of its obligations under the terms of, any equityholders agreement (including any registration right agreement or purchase agreements related thereto) to which it is party as of the Issue Date or as of the Emergence Date as contemplated by the Plan of Reorganization as described in the Offering Memorandum and any similar agreement that it may enter into thereafter; provided, however, that the existence of, or the performance by the Issuer or any Restricted Subsidiary of its obligations under any future amendment to the equityholders' agreement or under any similar agreement entered into after the Issue Date or after the Emergence Date, as the case may be, will only be permitted under this clause (7) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders in any material respects;

  (8)
  transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture which are fair to the Issuer and the Restricted Subsidiaries, in the reasonable determination of the Board of Directors of the Issuer or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time in arm's length negotiations with an unaffiliated third party;

  (9)
  transactions with a Person (other than an Unrestricted Subsidiary of the Issuer) that is an Affiliate of the Issuer solely because the Issuer or a Restricted Subsidiary of the Issuer owns an equity interest in or otherwise controls such Person;

  (10)
  any purchases by the Issuer's Affiliates of Indebtedness of the Issuer or any of its Restricted Subsidiaries the majority of which Indebtedness is offered to Persons who are not Affiliates and the Affiliate of the Issuer purchases such Indebtedness on similar terms;

  (11)
  any issuance or sale of Equity Interests (other than Disqualified Stock) to Affiliates of the Issuer and the granting of registration and other customary rights in connection therewith or any contribution to capital of direct or indirect parent companies, the Issuer or any Restricted Subsidiary;

  (12)
  any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors of the Issuer in good faith;

  (13)
  sales of accounts receivable, or participations therein, in connection with any Receivables Facility; and

  (14)
  transactions contemplated by the Plan of Reorganization and the related Confirmation Order.

Dividend and other payment restrictions affecting Restricted Subsidiaries

        The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

  (a)
  pay dividends or make any other distributions to the Issuer or any Restricted Subsidiary on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Issuer or any Restricted Subsidiary;

  (b)
  make loans or advances to the Issuer or any Restricted Subsidiary; or

  (c)
  sell, lease or transfer any of its properties or assets to the Issuer or any Restricted Subsidiary,

except (in each case) for such encumbrances or restrictions existing under or by reason of:

  (1)
  contractual encumbrances or restrictions in effect on the Issue Date, in effect on the Emergence Date (as contemplated by the Plan of Reorganization as described in the Offering Memorandum) and pursuant to the Senior Credit Facility as in effect on the Escrow Release Date and the related documentation as in effect on such date and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on such date;

  (2)
  the Indenture, the notes, the exchange notes, the Guarantees of the notes and the exchange notes and the Security Documents;

  (3)
  purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in clause (c) above on the property so acquired;

  (4)
  applicable law or any applicable rule, regulation or order;

  (5)
  any agreement or other instrument of a Person acquired by the Issuer or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred;

  (6)
  contracts for the sale of assets, including, without limitation, customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary that impose restrictions on the assets to be sold;

  (7)
  secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under "—Certain covenants—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and preferred stock" and "—Certain covenants—Liens" that limit the right of the debtor to dispose of the assets securing such Indebtedness;

  (8)
  restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

  (9)
  other Indebtedness, Disqualified Stock or preferred stock of Foreign Subsidiaries permitted to be incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under "—Certain covenants—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and preferred stock" that impose restrictions solely on the Foreign Subsidiaries party thereto or their Subsidiaries;

  (10)
  customary provisions in joint venture agreements and other similar agreements relating solely to such joint venture provided that with respect to any joint venture agreement relating to a Restricted Subsidiary, such provisions will not materially affect the Issuer's ability to make anticipated principal or interest payments on the notes (as determined in good faith by the Board of Directors of the Issuer);

  (11)
  customary provisions contained in leases, licenses and other agreements entered into in the ordinary course of business;

  (12)
  any agreement or instrument (A) relating to any Indebtedness or preferred stock of a Restricted Subsidiary permitted to be incurred subsequent to the Issue Date pursuant to the covenant described under "—Certain covenants—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and preferred stock" if the encumbrances and restrictions are not materially more disadvantageous to the Holders than is customary in comparable financings (as determined in good faith by the Issuer) and (B) either (x) the Issuer determines that such encumbrance or restriction will not adversely affect the Issuer's ability to make principal and interest payments on the notes as and when they come due or (y) such encumbrances and restrictions apply only during the continuance of a default in respect of a payment or financial maintenance covenant relating to such Indebtedness;

  (13)
  restrictions created in connection with any Receivables Facility that, in the good faith determination of the Board of Directors of the Issuer, are necessary or advisable to effect such Receivables Facility; and

  (14)
  any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (13) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer's Board of Directors, not materially more restrictive taken as a whole with respect to such encumbrance and other restrictions than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Limitation on guarantees of Indebtedness by Restricted Subsidiaries

  (a)
  The Issuer will not permit any Restricted Subsidiary that is not a Subsidiary Guarantor or a special-purpose Restricted Subsidiary formed in connection with Receivables Facilities, to guarantee the payment of any Indebtedness of the Issuer or any other Guarantor unless:

  (A)
  such Restricted Subsidiary executes and delivers within 10 business days supplemental indentures to the Indenture and joinders or supplements to Registration Rights Agreements and the Security Documents providing for a first-priority secured guarantee of payment of the notes by such Restricted Subsidiary, except if such Indebtedness is by its express terms subordinated in right of payment to the notes or such Subsidiary Guarantor's Guarantee of the notes, any such guarantee of such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Restricted Subsidiary's Guarantee with respect to the notes substantially to the same extent as such Indebtedness is subordinated in right of payment to the notes or such Subsidiary Guarantor's Guarantee of the notes;

  (B)
  such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of subrogation in relation to the Holders in respect of any payment by such Restricted Subsidiary under its guarantee until payment in full of the Obligations under the Indenture;

  (C)
  such Restricted Subsidiary shall take such action as may be reasonably necessary to cause its property and assets that are of the type which would constitute Collateral under the Security Documents to be made subject to the Lien of the Security Documents in the manner and to the extent required in the Indenture or any of the Security Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the Indenture and Security Documents; and

  (D)
  such Restricted Subsidiary shall deliver to the Trustee an Opinion of Counsel to the effect that:

  (1)
  such Guarantee of the notes has been duly executed and authorized; and

  (2)
  such Guarantee of the notes constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity;

  provided that this paragraph (a) shall not be applicable to any guarantee of any Restricted Subsidiary: (x) that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary; or (y) of Senior Indebtedness and any refunding, refinancing or replacement thereof in each case to the extent it is not incurred pursuant to a syndicated loan, registered offering of securities under the Securities Act or a private placement of securities (including under Rule 144A) pursuant to an exemption from the registration requirements of the Securities Act.

  (b)
  Notwithstanding the foregoing and the other provisions of the Indenture, any Guarantee by a Restricted Subsidiary of the notes shall provide by its terms that it shall be automatically and unconditionally released and discharged upon:

  (A)
  any sale, exchange or transfer (by merger or otherwise) of Capital Stock of such Subsidiary Guarantor following which the applicable Subsidiary Guarantor is no longer a Restricted Subsidiary) or all or substantially all the assets of such Subsidiary Guarantor (other than by lease), which sale, exchange or transfer is made in compliance with the applicable provisions of the Indenture and all the obligations of such Subsidiary Guarantor in respect of all Indebtedness of the Issuer or the Subsidiary Guarantors terminate upon consummation of such transaction;

    (B)
    the release or discharge of the guarantee by such Restricted Subsidiary which resulted in the creation of such Guarantee if such Subsidiary Guarantor would not then otherwise be required to guarantee the notes pursuant to the Indenture provided, that if such Restricted Subsidiary has incurred any Indebtedness or issued any preferred stock or Disqualified Stock in reliance on its status as a Guarantor under the covenant "—Certain covenants—incurrence of Indebtedness and issuance of Disqualified Stock and preferred stock," such Restricted Subsidiary's obligations under such Indebtedness, Disqualified Stock or preferred stock, as the case may be, so incurred are satisfied in full and discharged or are otherwise permitted to be incurred by a Restricted Subsidiary (other than a Subsidiary Guarantor) under "—Certain covenants—incurrence of Indebtedness and issuance of Disqualified Stock and preferred stock"; except a discharge or release by or as a result of payment under such guarantee;

    (C)
    if such Subsidiary Guarantor is designated as an Unrestricted Subsidiary or otherwise ceases to be a Restricted Subsidiary, in each case in accordance with the provisions of the Indenture, upon effectiveness of such designation or when it first ceases to be a Restricted Subsidiary, respectively; or

    (D)
    if the Issuer exercises its legal defeasance option or covenant defeasance option as described under "—Legal Defeasance and Covenant Defeasance" or if its obligations under the Indenture are discharged in accordance with the terms of the Indenture.

Reports and other information

        (a)   Notwithstanding that the Issuer or Holdings may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Indenture will require Holdings (or, if neither the Issuer or Holdings are at such time subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Issuer) to file with the SEC and make available to the Trustee and the registered Holders, without cost to any Holder, from and after the Issue Date, within the time periods specified in the SEC's rules and regulations that are then applicable to Holdings or the Issuer, as applicable, or if neither Holdings or the Issuer is subject to the reporting requirements of the Exchange Act, then the time periods for filing shall be those applicable to a filer that is not an "accelerated filer" as defined in such rules and regulations:

  (1)
  all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-K and 10-Q if Holdings were required to file such reports, including a "Management's discussion and analysis of financial condition and results of operations" and, with respect to the annual information only, a report on the annual financial statements by Holdings' independent registered public accounting firm;

  (2)
  all current reports that would be required to be filed with the SEC on Form 8-K if the Issuer or Holdings were required to file such reports; and

  (3)
  any other information, documents and other reports that Holdings or the Issuer would be required to file with the SEC if they were subject to Section 13 or 15(d) of the Exchange Act;

in each case in a manner that complies in all material respects with the requirements specified in such form; provided, that Holdings and the Issuer shall not be obligated to file such reports with the SEC at any time prior to becoming subject to Section 13 or 15(d) of the Exchange Act, in which event, the

Issuer will make available such information to prospective purchasers of the notes (by posting such reports and information on the primary investor relations website of the Issuer), in addition to providing such information to the Trustee and the Holders; provided further that Holdings and the Issuer shall not be obligated to make either the transition report on Form 10-K for the period ended December 31, 2009 or the Quarterly report on Form 10-Q for the following quarter available to prospective purchasers of the notes, the Trustee or the registered Holders until May 31, 2010.

        (b)   If RDA has designated any of its Subsidiaries as Unrestricted Subsidiaries and such Unrestricted Subsidiaries, either individually or collectively, would otherwise have been a Significant Subsidiary, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, as determined in good faith by senior management of the Issuer, either on the face of the financial statements or in the footnotes to the financial statements and in management's discussion and analysis of financial condition and results of operations, of the financial condition and results of operations of the Holdings and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries.

        (c)   In addition, the Issuer and the Guarantors have agreed that they will make available to the Holders and to prospective investors, upon the request of such Holders, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the notes are not freely transferable under the Securities Act. For purposes of this covenant, the Issuer and the Guarantors will be deemed to have furnished the reports to the Trustee and the Holders as required by this covenant if Holdings has filed such reports with the SEC via the EDGAR filing system and such reports are publicly available.

        (d)   The filing requirements set forth above for the applicable period may be satisfied by Holdings prior to the commencement of the exchange offer or the effectiveness of the shelf registration statement (each as described under "Exchange offer; registration rights") by the filing with the SEC of the exchange offer registration statement and/or shelf registration statement, and any amendments thereto, with such financial information that satisfies Regulation S-X of the Securities Act; provided that this paragraph shall not supersede or in any manner suspend or delay the Issuer's reporting obligations set forth in the first three paragraphs of this covenant.

        (e)   All financial information provided pursuant to this covenant will be accompanied by consolidating financial information that explains in reasonable detail the differences between the financial information relating to Holdings, on the one hand, and the information relating to the Issuer and the Restricted Subsidiaries on a stand-alone basis on the other hand.

        (f)    If Holdings has electronically filed with the Securities and Exchange Commission's Next-Generation EDGAR system (or any successor system), the reports described in above (including any consolidating information required by clause (e), unless otherwise provided to the Trustee and the Holders), the Issuer shall be deemed to have satisfied the foregoing requirements.

        (g)   The Issuer will hold quarterly conference calls for the Holders of the notes to discuss financial information for the previous quarter. The conference call will be following the last day of each fiscal quarter of the Issuer and not later than ten business days from the time that the Issuer distributes the financial information as set forth in clauses (a) and (b) above. No fewer than two days prior to the conference call, the Issuer shall issue a press release announcing the time and date of such conference call and providing instructions for Holders, securities analysts and prospective investors to obtain access to such call. For the avoidance of doubt, the Issuer may satisfy the requirements of this clause (g) by holding the conference calls required above within the time period required as part of any earnings calls of Holdings.

        (h)   The Issuer will also hold a conference call for Holders of notes to discuss the status of the transition report on Form 10-K for the period ended December 31, 2009 and the related financial information for such period to the extent then internally available no later than April 30, 2010. No fewer than two days prior to the conference call, the Issuer shall issue a press release containing such financial information and announcing the time and date of such conference call and providing instructions for Holders, securities analysts and prospective investors to obtain access to such call.

        (i)    The reports and other information provided to the Trustee pursuant to this covenant shall be for informational purposes only. The Trustee will not be obligated to review or verify such reports or information.

        Nothing herein shall be construed so as to require the Issuer to include in such reports any information specified in Rule 3-16 of Regulation S-X.

Limitation on activities of Holdings

        Holdings shall not conduct, transact or otherwise engage in any business or operations other than (i) its ownership of all of the Equity Interests in, and its management of, RDA, (ii) action required by law to maintain its existence, (ii) performance of its obligations under the Senior Credit Facility, the Indenture, the Security Documents and the other agreements contemplated thereby, (v) any public offering of its common stock, (vi) activities incidental to its maintenance and continuance and to any of the foregoing activities and (vii) other activities to the extent permitted by, and in compliance with, the Senior Credit Facility.

Future Subsidiary Guarantors

        The Issuer will cause each wholly-owned Domestic Subsidiary with assets with either a book value or fair market value equal to or greater than $250,000 that is formed or acquired following the Issue Date to execute and deliver on the Escrow Release Date or within 10 days of formation or acquisition, as applicable, to the Trustee a supplemental indenture pursuant to which such wholly-owned Domestic Subsidiary will unconditionally Guarantee, on a joint and several basis with the other Guarantors, the full and prompt payment of the principal of, premium, if any, and interest in respect of the notes on a senior secured basis and all other obligations under the Indenture.

        Each Restricted Subsidiary that becomes a Subsidiary Guarantor on or after the Issue Date shall also become a party to the applicable Security Documents and shall as promptly as practicable execute and deliver such security instruments, financing statements and certificates and opinions of counsel (to the extent, and substantially in the form, delivered on the Issue Date and Escrow Release Date (but no greater scope)) as may be necessary to vest in the Collateral Agent a first -priority security interest (subject to Permitted Liens) in the manner and to the extent set forth in the Security Documents and the Indenture in properties and assets of the type constituting Collateral as security for the notes or the Guarantees, and thereupon all provisions of the Indenture relating to the Collateral shall be deemed to relate to such properties and assets to the same extent and with the same force and effect.

Payments for consent

        The Issuer will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the notes unless such consideration is offered to be paid and is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

Limitation on lines of business

        The Issuer will not, and will not permit any Restricted Subsidiary to, engage in any business other than a Similar Business.

Events of Default and remedies

        The Indenture will provide that each of the following is an "Event of Default":

  (1)
  default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the notes;

  (2)
  default for 30 days or more in the payment when due of interest or Additional Interest, if any, on or with respect to the notes;

  (3)
  failure by the Issuer or any Guarantor to comply with the provisions under "Certain covenants—Merger consolidation or sale of all or substantially all assets," clause (a) of "Repurchase at the option of Holders—Asset Sales" or the failure by the Issuer or any Guarantor to comply for 30 days or more with "Repurchase at the option of Holders—Change of control;" or "Repurchase at the option of holders—Excess cash flow offer;"

  (4)
  failure by the Issuer or any Restricted Subsidiary for 60 days after receipt of written notice given by the Trustee or the Holders of at least 25% in principal amount of the notes then outstanding and issued under the Indenture to comply with any of its other agreements in the Indenture, the Security Documents or the notes (other than those specified in clause (1), (2) or (3) above);

  (5)
  default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any Restricted Subsidiary or the payment of which is guaranteed by the Issuer or any Restricted Subsidiary, other than Indebtedness owed to the Issuer or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the notes, if both:

  (A)
  such default either:

  (i)
  results from the failure to pay any such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods); or

  (ii)
  relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and

  (B)
  the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $30.0 million (or its foreign currency equivalent) or more at any one time outstanding;

  (6)
  failure by the Issuer or any Significant Subsidiary or any group of Subsidiaries that, taken together as of the date of the most recent audited financial statements of the Issuer, would constitute a Significant Subsidiary to pay final judgments aggregating in excess of $30.0 million (or its foreign currency equivalent) (other than any judgments covered by indemnities provided by or insurance policies issued by reputable and creditworthy companies), which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

  (7)
  certain events of bankruptcy, insolvency or reorganization with respect to the Issuer or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together as of the date of the latest audited consolidated financial statements of the Issuer and its Restricted Subsidiaries, would constitute a Significant Subsidiary;

  (8)
  any (x) Guarantee, (y) Security Document governing a security interest with respect to any Collateral having a fair market value in excess of $25.0 million or (z) obligation under the Security Documents, in each case, of Holdings or a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together as of the latest audited consolidated financial statements for the Issuer and its Restricted Subsidiaries would constitute a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms of the Indenture and the Guarantees and except for the failure of any security interest with respect to the Collateral to remain in full force and effect, which is governed by paragraph (9) below) or is declared null and void in a judicial proceeding or Holdings, or any Subsidiary Guarantor that is a Significant Subsidiary or group of Subsidiary Guarantors that taken together as of the latest audited consolidated financial statements of the Issuer and its Restricted Subsidiaries would constitute a Significant Subsidiary denies or disaffirms its obligations under the Indenture, its Guarantee or any Security Document and the Issuer fails to cause such Subsidiary Guarantor or Subsidiary Guarantors, as the case may be, to rescind such denials or disaffirmations within 30 days; or

  (9)
  with respect to any Collateral having a fair market value in excess of $25.0 million, individually or in the aggregate, (A) the failure of the security interest with respect to such Collateral under the Security Documents, at any time, to be in full force and effect for any reason other than in accordance with their terms and the terms of the Indenture and other than the satisfaction in full of all obligations under the Indenture and discharge of the Indenture if such failure continues for 60 days or (B) the declaration that the security interest with respect to such Collateral created under the Security Documents or under the Indenture is invalid or unenforceable, if such Default continues for 60 days or (C) the assertion by the Issuer or any Guarantor, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable.

        However, a default under clause (4) of the above paragraph will not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the outstanding notes notify the Issuer of the default and the Issuer does not cure such default within the time specified in clause (4) of the above paragraph after receipt of such notice.

        If any Event of Default (other than of a type specified in clause (7) above) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in principal amount of the then outstanding notes issued under the Indenture may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding notes issued thereunder to be due and payable immediately. Upon the effectiveness of such declaration, such principal and interest will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (7) of the first paragraph of this section, all outstanding notes will become due and payable without further action or notice.

        Holders may not enforce the Indenture or the notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding notes issued under the Indenture may direct the Trustee in its exercise of any trust or power. The Indenture provide that the Trustee may withhold from Holders notice of any continuing Default or Event of Default, except a Default or Event of Default relating to the payment of principal, premium, if any, or interest, if it determines that withholding notice is in their interest. In addition, the Trustee shall have no obligation to accelerate the notes if in the best judgment of the Trustee acceleration is not in the best interest of the Holders.

        The Indenture will provide that the Holders of a majority in aggregate principal amount of the then outstanding notes issued thereunder by notice to the Trustee may, on behalf of the Holders, waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, premium, if any, or the principal of any such note held by a non-consenting Holder. In the event of any Event of Default specified in clause (5) above, such Event of Default and all consequences thereof shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 30 days after such Event of Default arose:

  (x)
  the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or

  (y)
  the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

  (z)
  if the default that is the basis for such Event of Default has been cured.

        The Indenture will provide that, at any time after a declaration of acceleration with respect to the notes, the Holders of a majority in principal amount of the notes may rescind and cancel such declaration and its consequences:

  (1)
  if the rescission would not conflict with any judgment or decree;

  (2)
  if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

  (3)
  to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

  (4)
  if the Issuer has paid the Trustee its reasonable compensation and reimbursed such Trustee for its expenses (including the fees and expenses of its agents and counsel), disbursements and advances; and

  (5)
  in the event of the cure or waiver of an Event of Default of the type described in clause (4) of the description above of Events of Default, the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.

        No such rescission shall affect any subsequent Default or impair any right consequent thereto. Subject to the provisions of the Indenture relating to the duties of the Trustee or the Collateral Agent thereunder, in case an Event of Default occurs and is continuing, the Trustee or the Collateral Agent will be under no obligation to exercise any of the rights or powers under the Indenture, the notes, the Guarantees and the Security Documents at the request or direction of any of the Holders of the notes unless such Holders have offered to the Trustee or the Collateral Agent reasonable indemnity or security against any loss, liability or expense satisfactory to the Trustee or Collateral Agent. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder may pursue any remedy with respect to the Indenture or the notes unless:

  (1)
  such Holder has previously given the Trustee notice that an Event of Default is continuing;

  (2)
  Holders of at least 25% in principal amount of the total outstanding notes have requested the Trustee to pursue the remedy;

  (3)
  such Holder has offered the Trustee reasonable security or indemnity against any loss, liability or expense;

  (4)
  the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

  (5)
  Holders of a majority in principal amount of the total outstanding notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

        Subject to certain restrictions, under the Indenture the Holders of a majority in principal amount of the total outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on such Trustee. Such Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that such Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve such Trustee in personal liability.

        The Indenture will provide that the Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required, within ten days, upon becoming aware of any Default, to deliver to the Trustee a statement specifying such Default.

No personal liability of directors, officers, employees and stockholders

        No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor or any of their parent entities (other than the Issuer and the Guarantors) shall have any liability for any obligations of the Issuer or the Guarantors under the notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Legal defeasance and covenant defeasance

        The obligations of the Issuer and the Guarantors under the Indenture will terminate (other than certain obligations) and will be released upon payment in full of all of the notes issued thereunder. The Issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the notes and have each Guarantor's obligations discharged with respect to its Guarantee ("Legal Defeasance") and cure all then existing Events of Default except for:

  (1)
  the rights of Holders of notes issued under the Indenture to receive payments in respect of the principal of, premium, if any, and interest on the notes when such payments are due solely out of the trust created pursuant to the Indenture;

  (2)
  the Issuer's obligations with respect to notes issued under the Indenture concerning issuing temporary notes, registration of such notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

  (3)
  the rights, powers, trusts, duties and immunities of the Trustee and the Collateral Agent and the Issuer's or Guarantors' obligations in connection therewith; and

  (4)
  the Legal Defeasance provisions of the Indenture.

        In addition, the Issuer may, at its option and at any time, elect to have its obligations and those of each Guarantor released with respect to certain covenants (including its obligation to make Change of Control Offers, Collateral Disposition Offers and Asset Sale Offers) that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events pertaining to the Issuer) described under "—Events of Default and remedies" will no longer constitute an Event of Default with respect to the notes.

        In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the notes issued under the Indenture:

  (1)
  the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the notes issued under the Indenture on the stated maturity date or on the applicable redemption date, as the case may be, of such principal, premium, if any, or interest on such notes, and the Issuer must specify whether such notes are being defeased to maturity or to a particular redemption date;

  (2)
  in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to such Trustee confirming that, subject to customary assumptions and exclusions;

  (A)
  the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling; or

  (B)
  since the issuance of such notes, there has been a change in the applicable U.S. federal income tax law;

in either case to the effect that, and based thereon such Opinion of Counsel in the United States shall confirm that, subject to customary assumptions and exclusions, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

  (3)
  in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to such Trustee confirming that, subject to customary assumptions and exclusions, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

  (4)
  no Default or Event of Default (other than that resulting from borrowing funds to be applied to make such deposit and the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

  (5)
  such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Credit Facilities, the Indenture or any other material agreement or instrument (other than the Indenture to which the Legal Defeasance or Covenant Defeasance relates) to which, the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound;

  (6)
  the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally under any applicable U.S. federal or state law;

  (7)
  the Issuer shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or any Guarantor or others; and

  (8)
  the Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel in the United States (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Satisfaction and discharge

        The Indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when either:

(1) (a)	all such notes theretofore authenticated and delivered, except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or
    (b)
    all such notes not theretofore delivered to such Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee in the name, and at the expense of the Issuer and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with such Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on such notes not theretofore delivered to such Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

  (2)
  no Default or Event of Default (other than that resulting from borrowing funds to be applied to make such deposit and the granting of Liens in connection therewith) with respect to the Indenture or the notes issued thereunder shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under the Credit Facilities, the Indenture or any other material agreement or instrument to which an Issuer or any Guarantor is a party or by which an Issuer or any Guarantor is bound;

  (3)
  the Issuer or any Guarantor has paid or caused to be paid all sums payable by the Issuer under the Indenture; and

  (4)
  the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of such notes issued thereunder at maturity or the redemption date, as the case may be.

        In addition, the Issuer must deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Paying agent and registrar for the notes

        The Issuer will maintain one or more paying agents for the notes in the Borough of Manhattan, The City of New York. The initial paying agent for the notes will be the Trustee.

        The Issuer will also maintain a registrar in the Borough of Manhattan, The City of New York. The initial registrar will be the Trustee. The registrar will maintain a register reflecting ownership of the notes outstanding from time to time and will make payments on and facilitate transfer of notes on behalf of the Issuer.

        The Issuer may change the paying agents or the registrars without prior notice to the Holders. The Issuer or any Guarantor may act as a paying agent or registrar.

Transfer and exchange

        A Holder may transfer or exchange notes in accordance with the Indenture. The registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by the Issuer, such Trustee or the registrar for any registration of transfer or exchange of notes, but the Issuer may require a Holder to pay a sum sufficient to cover any transfer tax or other governmental taxes and fees required by law or permitted by the Indenture. The Issuer is not required to transfer or exchange any note selected for redemption. Also, the Issuer is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

        The registered Holder of a note will be treated as the owner of the note for all purposes.

Amendment, supplement and waiver

        Except as provided in the next four succeeding paragraphs, the Indenture, any Security Document, any related Guarantee and the notes issued thereunder may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the notes then outstanding and issued under the Indenture, including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes, and any existing Default or Event of Default or compliance with any provision of the Indenture or the notes issued thereunder may be waived with the consent of the Holders of a majority in principal amount of the then outstanding notes issued under the Indenture, other than notes beneficially owned by the Issuer or its Affiliates (including consents obtained in connection with a purchase of or tender offer or exchange offer for notes).

        The Indenture will provide that, without the consent of each Holder of notes affected, an amendment, supplement or waiver may not, with respect to any notes issued thereunder and held by a nonconsenting Holder:

  (1)
  reduce the principal amount of notes whose Holders must consent to an amendment, supplement or waiver;

  (2)
  reduce the principal of or change the fixed maturity of any such note or alter or waive the provisions with respect to the redemption of the notes (other than provisions relating to the covenants described above under the caption "—Repurchase at the option of holders");

  (3)
  reduce the rate of or change the time for payment of interest, including Additional Interest, on any note;

  (4)
  waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the notes issued under the Indenture, except a rescission of acceleration of the notes by the Holders of at least a majority in aggregate principal amount of the then outstanding notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in the Indenture or any Guarantee which cannot be amended or modified without the consent of all Holders;

  (5)
  make any note payable in money other than that stated therein;

  (6)
  make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the notes;

  (7)
  make any change in these amendment and waiver provisions;

  (8)
  impair the right of any Holder to receive payment of principal of, or interest on such Holder's notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's notes;

  (9)
  release any Subsidiary Guarantor that is a Significant Subsidiary or group of Subsidiary Guarantors that, taken together (as of the latest audited consolidated financial statements for the Issuer and its Restricted Subsidiaries), would constitute a Significant Subsidiary from any of its obligations under its Guarantee or the Indenture, except in compliance with the terms thereof; or

  (10)
  make any change to or modify the ranking of the notes or the Guarantees thereof that would adversely affect the Holders thereof.

        In addition, without the consent of the Holders of at least 75% in principal amount of notes then outstanding, no amendment, supplement or waiver may modify any Security Document or the provisions in the Indenture dealing with Security Documents or application of trust moneys in any manner, taken as a whole, materially adverse to the Holders or otherwise release any Collateral other than in accordance with the Indenture and the Security Documents.

        Notwithstanding the foregoing, without the consent of any Holder of notes, the Issuer, any Guarantor (with respect to its Guarantee or the Indenture) and the Trustee and the Collateral Agent may amend or supplement the Indenture, any Guarantee, the notes or any Security Document:

  (1)
  to cure any ambiguity, omission, mistake, defect or inconsistency;

  (2)
  to provide for uncertificated notes in addition to or in place of certificated notes;

  (3)
  to comply with the covenant relating to mergers, consolidations and sales of assets;

  (4)
  to provide the assumption of the Issuer's or any Guarantor's obligations to Holders;

  (5)
  to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture, the notes, the Guarantees or the Security Documents of any such Holder;

  (6)
  to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or a Guarantor;

  (7)
  to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee pursuant to the requirements thereof;

  (8)
  to add a Guarantor under the Indenture or to add additional assets as Collateral;

  (9)
  release Liens in favor of the Collateral Agent in the Collateral as provided under "Collateral and Security Documents—Release of Collateral," or otherwise in accordance with the terms of the Indenture or any Security Documents;

  (10)
  to conform the text of the Indenture, Guarantees or the notes or any Security Document to any provision of this "Description of notes" to the extent that such provision in this "Description of notes" was intended (as evidenced by an Officers' Certificate from the Issuer) to be a verbatim recitation of a provision of the Indenture, the Guarantees, the notes or such Security Document;

  (11)
  to add any Pari Passu Payment Lien Obligations to the Security Documents on the terms set forth therein or to add any Junior Lien Indebtedness pursuant to the Junior Lien Intercreditor Agreement;

  (12)
  to provide for the issuance of exchange notes and Additional Notes in accordance with the limitations set forth in the Indenture as of the Issue Date; or

  (13)
  to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

        The consent of the holders of the notes is not necessary under the Indenture or any Security Document to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Notices

        Notices given by publication will be deemed given on the first date on which publication is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing.

Concerning the Trustee

        The Indenture will contain certain limitations on the rights of the Trustee, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if a Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue to serve as Trustee or resign.

        The Indenture will provide that the Holders of a majority in principal amount of the outstanding notes issued thereunder will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions and provisions of the Security Documents. The Indenture will provide that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. The Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of the notes issued thereunder, unless such Holder shall have offered to such Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing law

        The Indenture, the notes and any Guarantee will be governed by and construed in accordance with the laws of the State of New York.

Certain definitions

        Set forth below are certain defined terms used in the Indenture. For purposes of the Indenture, unless otherwise specifically indicated, the term "consolidated" with respect to any Person refers to such Person consolidated with its Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.

        "Acquired Indebtedness" means, with respect to any specified Person,

  (1)
  Indebtedness or Disqualified Stock of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including, without limitation, Indebtedness or Disqualified Stock incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person; and

  (2)
  Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

        "Additional Interest" means all additional interest then owing pursuant to the Registration Rights Agreement.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

        "Applicable Premium" means, with respect to a note on any Redemption Date, the greater of:

  (1)
  1.0% of the principal amount of such note; and

  (2)
  the excess of:

  (a)
  the present value at such Redemption Date of (i) the redemption price of such note at February 15, 2013 (such redemption price being set forth in the table appearing above under the caption "—Optional redemption"), plus (ii) all remaining required interest payments (calculated assuming the then current applicable interest rate) due on such note through February 15, 2013 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over

  (b)
  the principal amount of such note.

        "Asset Sale" means

  (1)
  the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a sale and leaseback) of the Issuer, a Guarantor or any Restricted Subsidiary (each referred to in this definition as a "disposition"); or

  (2)
  the issuance or sale of Equity Interests of any Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Issuer or a Restricted Subsidiary), whether in a single transaction or a series of related transactions (other than preferred stock of Restricted Subsidiaries issued in compliance with the covenant described under "—Certain covenants—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and preferred stock") in each case, other than:

  (a)
  a disposition of Cash Equivalents or obsolete, damaged or worn out equipment in the ordinary course of business or the sale or lease of equipment, inventory or accounts receivable in the ordinary course of business and dispositions of property in the ordinary course of business that is no longer used or useful in the conduct of the business of the Issuer and its Restricted Subsidiaries;

  (b)
  the disposition of all or substantially all of the assets of the Issuer and the Restricted Subsidiaries in a manner permitted pursuant to the provisions described above under "—Certain covenants—Merger, consolidation or sale of all or substantially all assets" or any disposition that constitutes a Change of Control pursuant to the Indenture;

  (c)
  the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under the covenant described above under "—Certain covenants—Limitation on restricted payments" or the granting of a Lien permitted by the covenant contained under "—Certain covenants—Liens";

    (d)
    any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of transactions with an aggregate fair market value of less than $5.0 million;

    (e)
    any disposition of property or assets or issuance of securities by (i) a Restricted Subsidiary to the Issuer, (ii) the Issuer or a Restricted Subsidiary to another Subsidiary Guarantor or (iii) a Restricted Subsidiary that is not a Subsidiary Guarantor to another Restricted Subsidiary that is not a Subsidiary Guarantor;

    (f)
    to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

    (g)
    the lease, assignment or sublease of any real or personal property in the ordinary course of business;

    (h)
    licenses or sub-licenses of intellectual property in the ordinary course of business (other than any perpetual licensing or exclusive licenses or sub-licenses or assignments of intellectual property that have a material adverse effect on the value of the Collateral or the ability of the Collateral Agent or the Holders of the notes to realize the benefits of, and intended to be afforded by, the Collateral);

    (i)
    solely with respect to clauses (a)(1) and (2) and (b)(1) and (2) under the heading "Repurchase at the option of holders—Asset sales," foreclosures on assets, involuntary asset transfers or transfers by reason of eminent domain;

    (j)
    sales of accounts receivable, or participations therein, in connection with any Receivables Facility;

    (k)
    any financing transaction with respect to property built or acquired by the Issuer or any Restricted Subsidiary after the Issue Date, including, without limitation, sale leasebacks and asset securitizations permitted by the Indenture;

    (l)
    any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary, including in connection with any merger or consolidation;

    (m)
    dispositions of accounts receivable in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and not in connection with a Receivables Facility;

    (n)
    the factoring by Foreign Subsidiaries at maturity or collection of any accounts receivable pursuant to factoring programs entered into in the ordinary course of business on customary market terms and with respect to receivables of, and generated by, Foreign Subsidiaries;

    (o)
    the sale, lease, assignment, transfer or disposal of any property or assets in connection with any office move or relocation in the ordinary course of business;

    (p)
    solely for purposes of satisfying clause (a)(1) or clause (b)(1) of the covenant set forth under "—Repurchase at the option of Holders—Asset Sales," the sale, lease, assignment, transfer or disposal of Investments in joint ventures to the extent required by, or made pursuant to customary sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

    (q)
    the sale, lease, assignment, transfer or disposal of any and all of the art collections owned by the Issuer or its Restricted Subsidiaries on the Issue Date.

        "Bankruptcy Court" means the United States Bankruptcy Court for the Southern District of New York presiding over the Chapter 11 cases of The Reader's Digest Association, Inc. and its affiliates, Case No. 09-23529 (RDD).

        "Board of Directors" means:

  (1)
  with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

  (2)
  with respect to a partnership, the Board of Directors of the general partner of the partnership;

  (3)
  with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

  (4)
  with respect to any other Person, the board or committee of such Person serving a similar function.

        "Capital Expenditures" means, for any period, the sum, without duplication, of the additions to property, plant or equipment and other capital expenditures, including replacements, capitalized repairs and improvements during such period, of the Issuer and its Restricted Subsidiaries for such period, determined in accordance with GAAP.

        "Capital Stock" means

  (1)
  in the case of a corporation, corporate stock,

  (2)
  in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

  (3)
  in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

  (4)
  any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

        "Capitalized Lease Obligations" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

        "Cash Equivalents" means:

  (1)
  U.S. dollars and any other foreign currency held by the Issuer and the Restricted Subsidiaries in the ordinary course of business;

  (2)
  securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof), maturing, unless such securities are deposited to defease any Indebtedness, not more than two years from the date of acquisition;

  (3)
  securities issued by U.S. government-sponsored entities and federally related institutions, maturing and not more than two years from the date of acquisition;

  (4)
  repurchase agreements with primary dealers of eligible banks, and

  (a)
  with a maturity of not more than one year from the date of acquisition; and

  (b)
  supported by underlying collateral that is U.S. Treasury of U.S. government-sponsored entities;

  (5)
  certificates of deposit, time deposits, Eurodollar time deposits, and bankers' acceptances

  (a)
  with a rated bank that has received a short-term rating from a nationally recognized statistical rating organization ("NRSRO") in the highest short-term rating category for debt obligations (within which there may be subcategories or gradations indicating relative standing). Long-term ratings may be used if short-term ratings are not available; and

  (b)
  with a maturity of not more than two years from the date of acquisition;

  (6)
  securities issued or fully guaranteed or insured by any state, commonwealth or territory of the United States, or by any political subdivision or taxing authority thereof; and

  (a)
  such security is a rated security that has received a short-term rating from a NRSRO in the highest short-term rating category for debt obligations (within which there may be subcategories or gradations indicating relative standing). Long-term ratings may be used if short-term ratings are not available; and

  (b)
  such security has a maturity of not more than two years from the date of acquisition;

  (7)
  money market funds assets of which are consistent with the quality standards of Cash Equivalents described herein (but excluding for purposes of this clause (7) money market funds that invest primarily in auction rate securities);

  (8)
  commercial paper and corporate obligations of corporations, provided that such security:

  (a)
  is a rated security that has received a short-term rating from a NRSRO in the highest short-term rating category for debt obligations (within which there may be sub-categories or gradations indicating relative standing); and

  (b)
  has a stated final maturity of not more than one year from the date of acquisition; and

  (9)
  instruments equivalent to those referred to in clauses (1) to (8) above denominated in euro or pounds sterling or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Restricted Subsidiary organized in such jurisdiction and not for speculative purposes.

        "Cash Management Obligations" means obligations owed by the Issuer or any Guarantor to any lender or Affiliate of a lender under the Credit Facilities in respect of any overdraft and related liabilities arising from treasury, depository and cash management services or any automated clearing house transfers of funds.

        "Change of Control" means the occurrence of any of the following:

  (1)
  the direct or indirect sale, assignment, conveyance lease, transfer or other disposition, in one or a series of related transactions, of all or substantially all of the assets or properties of the Issuer and its Subsidiaries, taken as a whole, to any "person" or "group" (as such terms are used in Section 13(d) or 14(d) of the Exchange Act or any successor provision);

  (2)
  the Issuer become aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any "person" or "group" (as defined above), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), directly or indirectly, of 50% or more of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parents;

  (3)
  after an initial public offering of the Issuer or any direct or indirect parent of the Issuer, the first day on which a majority of the members of the Board of Directors of the Issuer are not Continuing Directors; or

  (4)
  the Issuer ceases to be a Wholly-Owned Subsidiary of Holdings (except in a transaction consummated in accordance with the covenant described above under the heading "—Certain covenants—Merger, consolidation or sale of all or substantially all assets").

        "Collateral Account" means one or more segregated accounts pledged under the Security Documents that is under the sole control of the Collateral Agent and is free from all other Liens (other than Liens permitted to be incurred under clauses (30) and (31) under the definition of "Permitted Liens," Liens securing Priority Payment Lien Obligations, Pari Passu Payment Lien Obligations and Junior Lien Indebtedness), and includes cash and Cash Equivalents received by the Trustee or the Collateral Agent from Asset Sales of Collateral, Recovery Events, foreclosures on or sales of Collateral or any other awards or proceeds pursuant to the Security Documents, including earnings, revenue, rents, issues, profits and income from the Collateral received pursuant to the Security Documents and interest earned thereon.

        "Confirmation Order" means the order of the United States Bankruptcy Court for the Southern District of New York, dated January 19, 2010, confirming the Plan of Reorganization.

        "Consolidated Current Assets" means of any Person at any date, all amounts (other than cash and Cash Equivalents and, without duplication, deferred tax assets) that would, in conformity with GAAP, be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of such Person and its Restricted Subsidiaries at such date.

        "Consolidated Current Liabilities" means of any Person at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of such Person and its Restricted Subsidiaries at such date, but excluding, (a) the current portion of any long-term Indebtedness, (b) without duplication, deferred tax liabilities and (c), without duplication, all Indebtedness consisting of revolving loans or letters of credit to the extent otherwise included therein.

        "Consolidated Depreciation and Amortization Expense" means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

        "Consolidated Interest Expense" means, with respect to any Person for any period, the sum, without duplication, of:

  (a)
  consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commission, discounts and other fees and charges owed with respect to letters of credit or bankers' acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to ASC No. 815—"Derivatives and Hedging Overview"), (d) the interest component of Capitalized Lease Obligations (e) and net payments, if any, without duplication, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (1) any Additional Interest,

    (2) amortization of deferred financing fees and (3) any expensing of bridge or other financing fees); plus

  (b)
  consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

  (c)
  interest income for such period.

        "Consolidated Leverage Ratio" means, with respect to any Person for any period, the ratio of:

  (1)
  the Consolidated Total Indebtedness of such Person and its Restricted Subsidiaries at the time of determination (the "Calculation Date"), to

  (2)
  the EBITDA of such Person for the four most recent full fiscal quarters (for purposes of this definition, the period from January 1, 2010 to March 31, 2010 shall be deemed to be a full fiscal quarter of the Issuer without giving effect to the Emergence Date) ending immediately prior to the date for which internal financial statements are available.

        If the Issuer or any Restricted Subsidiary has incurred, assumed, guaranteed, redeemed, retired or extinguished any Indebtedness (other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or preferred stock subsequent to the commencement of the period for which the Consolidated Leverage Ratio is being calculated but prior to or substantially concurrently with the event for which the calculation of the Consolidated Leverage Ratio is made, then the Consolidated Leverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or preferred stock, as if the same had occurred at the beginning of the applicable four-quarter period.

        For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by the Issuer or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Consolidated Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the applicable four-quarter period.

        For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be (x) made in good faith by a responsible financial or accounting officer of the Issuer (and may include, for the avoidance of doubt, cost savings and operating expense reductions resulting from such Investments acquisition, disposition, merger or consolidation or disposition which is being given pro forma effect that have been or are reasonably expected to be realized within twelve (12) months after the date of such Investment, acquisition, disposition, merger, consolidation or disposed operation as the result of specified actions taken or to be taken within six (6) months after such date) and which are reasonably identifiable and factually supportable, except as otherwise provided herein or (y) determined in accordance with Regulation S-X. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligations shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the first paragraph of this definition. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

        For the purposes of this definition, any amount in a currency other than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination determined in a manner consistent with that used in calculating EBITDA for the applicable period.

        "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income, of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication,

  (1)
  any net after-tax effect of extraordinary, non-recurring or unusual gains or losses, costs, charges or expenses (less all fees and expenses relating thereto) shall be excluded (including, without limitation, severance, relocation, transition and other restructuring costs and curtailments or modifications to pension and post-retirement employee benefit plans),

  (2)
  the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period,

  (3)
  any net after-tax effect of income (loss) from disposed, abandoned or discontinued operations and any net after-tax gains or losses on disposal, abandoned of disposed or discontinued operations shall be excluded,

  (4)
  any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, as determined in good faith by the Board of Directors of the Issuer, shall be excluded,

  (5)
  the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of the Issuer shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period (without duplication for purposes of the covenant described under "—Certain covenants—Limitation on restricted payments" of any amounts included under paragraph (c)(4)(A) of such covenant);

  (6)
  solely for the purpose of determining the amount available for Restricted Payments under clause (c)(1) of the first paragraph of "—Certain covenants—Limitation on restricted payments," the Net Income for such period of any Restricted Subsidiary (other than any Subsidiary Guarantor) shall be excluded if the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or in similar distributions has been legally waived; provided that Consolidated Net Income of the Issuer will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to the Issuer or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein;

  (7)
  the effects of adjustments (including the effects of such adjustments pushed down to the Issuer and the Restricted Subsidiaries) in any line item of such Person's consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to any consummated acquisition, net of taxes, shall be excluded;

  (8)
  any net after-tax income (loss) from the early extinguishment or cancellation of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded;

  (9)
  any impairment charge or asset write-off pursuant to ASC No. 350—"Intangible Assets" and No. 360—"Impairments" and the amortization of intangibles arising pursuant to ASC No. 805 (excluding any such impairment charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period) shall be excluded;

  (10)
  the amount of any expense will be excluded to the extent a corresponding amount is received in cash by the Issuer and the Restricted Subsidiaries from a Person other than the Issuer or any Restricted Subsidiaries under any agreement providing for reimbursement of any such expense, provided such reimbursement payment has not been included in determining Consolidated Net Income (it being understood that if the amounts received in cash under any such agreement in any period exceed the amount of expense in respect of such period, such excess amounts received may be carried forward and applied against expense in future periods);

  (11)
  any non-cash compensation charge or expense recorded from grants of stock appreciation or similar rights, stock options or other rights to officers, directors or employees shall be excluded; and

  (12)
  any increase in amortization or depreciation or other non-cash charges or the impact of write-off of deferred revenue resulting from the application of SOP 90-7 in relation to the Emergence Transactions shall be excluded.

Notwithstanding the foregoing, for the purpose of the covenant described under "—Certain covenants—Limitation on restricted payments" only (other than clause (c)(4) of the first paragraph thereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Issuer and the Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Issuer and the Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Issuer or any Restricted Subsidiary, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (c)(4) of the first paragraph thereof.

        "Consolidated Secured Debt Ratio" means, with respect to any specified Person, as of any date of determination, the ratio of (1) the sum, without duplication, of (a) the aggregate principal amount of the notes, plus (b) the aggregate amount outstanding under any Receivables Facility, plus (c) the aggregate principal amount (or accreted value) outstanding under any Pari Passu Payment Lien Obligations, plus (d) the aggregate principal amount (or accreted value) outstanding under Credit Facilities which constitute Priority Payment Lien Obligations (including letters of credit) and any other Priority Payment Lien Obligations, and plus (e) the aggregate amount of any incremental Indebtedness and other obligations permitted to be incurred pursuant to clause (a) of the second paragraph of the covenant described under "—Certain covenants—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and preferred stock" after giving effect to any amounts of Indebtedness and other obligations incurred thereunder, as of the last day of the most recent fiscal quarter for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur (for the purposes of this definition, the period from January 1, 2010 to March 31, 2010 shall be deemed to be a full fiscal quarter of the Issuer without giving effect to the Emergence Date) to (2) the EBITDA of the specified Person and its Restricted Subsidiaries (on a consolidated basis) for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur (for the purposes of this definition, the period from January 1, 2010 to March 31, 2010 shall be deemed to be a full fiscal quarter of the Issuer without giving effect to the Emergence Date), in each case with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Consolidated Leverage Ratio.

        "Consolidated Total Indebtedness" means, as at any date of determination, an amount equal to the sum of (1) the aggregate amount of all outstanding Indebtedness of the Issuer and its Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, Obligations in respect of Capitalized Lease Obligations and debt obligations evidenced by promissory notes and similar instruments, (2) the aggregate amount of all outstanding Disqualified Stock of the Issuer and all preferred stock of its Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Stock and preferred stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP, and (3) all obligations relating to Receivables Facilities.

        For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Stock or preferred stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or preferred stock as if such Disqualified Stock or preferred stock were repurchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or preferred stock, such fair market value shall be determined reasonably and in good faith by the Issuer.

        "Consolidated Working Capital" means at any date, the difference of (a) Consolidated Current Assets on such date less (b) Consolidated Current Liabilities on such date.

        "Contingent Obligations" means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

  (1)
  to purchase any such primary obligation or any property constituting direct or indirect security therefor,

  (2)
  to advance or supply funds

  (a)
  for the purchase or payment of any such primary obligation, or

  (b)
  to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

  (c)
  to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

        "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Issuer who:

  (1)
  was a member of such Board of Directors on the Emergence Date; or

  (2)
  was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

        "Covenant Suspension" means, during any period of time following the issuance of the notes, that (i) the notes have Investment Grade Ratings from both Rating Agencies, and (ii) no Default has occurred and is continuing under the Indenture.

        "Credit Facilities" means, with respect to the Issuer or any of its Restricted Subsidiaries, one or more debt facilities, including the Senior Credit Facility, or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term Indebtedness, including any notes, mortgages, guarantees, security documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under "—Certain covenants—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and preferred stock") or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or investor or group of lenders or investors.

        "Debtors" means Holdings and all of its subsidiaries, including RDA but excluding the Escrow Issuer, that filed voluntary petitions for relief under the Bankruptcy Code in Bankruptcy Court in 2009.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default provided that any Default that results solely from the taking of any action that would have been permitted but for the continuation of a previous Default will be deemed to be cured if such previous Default is cured prior to becoming an Event of Default.

        "Designated Noncash Consideration" means the fair market value of noncash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers' Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Noncash Consideration.

        "Designated Preferred Stock" means preferred stock of the Issuer or any direct or indirect parent thereof (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officers' Certificate, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (c) of the first paragraph of the "—Certain covenants—Limitation on restricted payments."

        "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable, other than as a result of a change of control or asset sale, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, other than as a result of a change of control or asset sale, in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the notes or the date the notes are no longer outstanding; provided, however, that only the portion of Capital Stock that so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; and, provided further, that if such Capital Stock is issued to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or any of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

        "Domestic Subsidiary" means, with respect to any Person, any Restricted Subsidiary of such Person other than a Foreign Subsidiary.

        "EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (without duplication):

  (a)
  provision for taxes based on income or profits, plus franchise or similar taxes, of such Person for such period deducted (and not added back) in computing Consolidated Net Income, plus

  (b)
  Consolidated Interest Expense of such Person for such period to the extent the same was deducted (and not added back) in calculating such Consolidated Net Income, plus

  (c)
  Consolidated Depreciation and Amortization Expense of such Person for such period to the extent such depreciation and amortization were deducted (and not added back) in computing Consolidated Net Income, plus

  (d)
  any fees, expenses or charges related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or Indebtedness permitted to be incurred by the Indenture (whether or not successful), including such fees, expenses or charges related to the offering of the notes, and, in each case, deducted (and not added back) in computing Consolidated Net Income, plus

  (e)
  the amount of any restructuring charges deducted (and not added back) in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions after the Issue Date, plus

  (f)
  any other non-cash charges, expenses or losses reducing Consolidated Net Income for such period (including any impairment charges or the impact of purchase accounting and the effects of fresh start accounting under SOP 90-7), excluding any such charge that represents an accrual or reserve for a cash expenditure for a future period, plus

  (g)
  the amount of any minority interest expense or non-controlling interest in income of consolidated subsidiaries deducted (and not added back) in such period in calculating Consolidated Net Income (less the amount of any cash dividends paid to the holders of such minority interests), plus

  (h)
  all non-recurring costs and expenses of the Issuer and its Restricted Subsidiaries incurred in connection with the Emergence Transactions; plus

  (i)
  any net loss resulting from Hedging Obligations (including pursuant to the application of SFAS No. 133), plus

  (j)
  foreign exchange losses resulting from the impact of foreign currency changes on the valuation of assets or liabilities on the balance sheet of the Issuer and its consolidated Subsidiaries, plus

  (k)
  any deductions consisting of subsidiary income attributable to minority interests in Reader's Digest Association Limited, except to the extent actually paid to a holder of Equity Interests in such Subsidiary (or any designee of such Person) other than the Issuer and its Subsidiaries (with such payments to be deducted in the period made), less

  (l)
  any net gain resulting from Hedging Obligations (including pursuant to the application of SFAS No. 133), less

  (m)
  foreign exchange gains resulting from the impact of foreign currency changes on the valuation of assets or liabilities on the balance sheet of the Issuer and its consolidated Subsidiaries, less

  (n)
  any additions resulting from subsidiary losses attributable to minority interests in Reader's Digest Association Limited, less

  (o)
  non-cash items increasing Consolidated Net Income of such Person for such period (including the effects of fresh start accounting under SOP 90-7), excluding any non-cash gains which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that reduced EBITDA in any prior period.

        It is understood that if the EBITDA for any fiscal quarter is less than zero, then such EBITDA shall be deemed to be equal to zero.

        "Emergence Date" means February 19, 2010.

        "Emergence Transactions" mean the various transactions set forth in the Plan of Reorganization entered into by us and certain of our affiliates in connection with the Emergence Date and substantial consummation of the Plan of Reorganization.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

        "Equity Offering" means any public or private sale of common or preferred equity of the Issuer or any of its direct or indirect parent companies (excluding Disqualified Stock), other than (a) public offerings with respect to the Issuer's or any direct or indirect parent company's common stock registered on Form S-8, (b) any sales to Holdings, the Issuer or any of its Subsidiaries, and (c) any such public or private sale that constitutes an Excluded Contribution or representing Designated Preferred Stock.

        "Escrow Account" means a segregated account, under the sole control of the Trustee, that includes only cash and Cash Equivalents, the proceeds thereof and interest earned thereon, free from all Liens other than the Lien in favor of the Trustee for the benefit of the Holders of the notes.

        "Excess Cash Flow" means, for any fiscal year, the sum (without duplication) of:

  (1)
  Consolidated Net Income of the Issuer for such fiscal year, adjusted to exclude amounts referred to in clause (6) of the definition thereof; plus

  (2)
  Non-cash charges (including Consolidated Depreciation and Amortization Expense) deducted (and not added back) in computing Consolidated Net Income; plus

  (3)
  decreases in Consolidated Working Capital; plus

  (4)
  the net amount for such fiscal year, if any, of any increase in the deferred tax liability of the Issuer and the consolidated Subsidiaries or any decrease in the deferred tax asset of the Issuer and the consolidated Subsidiaries, excluding any change in deferred taxes that does not change or offset the taxes payable (or receivable, if applicable) account of the Issuer and the consolidated Subsidiaries; minus

  (5)
  the sum of (i) any non-cash gains included in determining such Consolidated Net Income for such fiscal year plus (ii) the net amount for such fiscal year, if any, of any decrease in the deferred tax liability of the Issuer and the consolidated Subsidiaries or any increase in the deferred tax assets of the Issuer and the consolidated Subsidiaries, excluding any change in deferred taxes that does not change or offset the taxes payable (or receivable if applicable) account of the Issuer and the consolidated Subsidiaries; minus

  (6)
  the aggregate amount of all non-cash credits included in arriving at Consolidated Net Income; minus

  (7)
  the sum, without duplication, of cash Capital Expenditures for such fiscal year (except to the extent attributable to the increase of Capitalized Lease Obligations or otherwise financed by incurring Indebtedness for such purpose); minus

  (8)
  increases in Consolidated Working Capital; minus

  (9)
  the aggregate principal amount of long-term Indebtedness (excluding the current portion of any long-term Indebtedness) (other than the notes) repaid or prepaid by the Issuer and the consolidated Subsidiaries during such fiscal year, excluding (i) Indebtedness in respect of revolving loans and letters of credit, except to the extent that any repayment or prepayment of such Indebtedness is accompanied by a permanent reduction in related commitments; (ii) prepayments of Pari Passu Payment Lien Obligations and Priority Payment Lien Obligations (x) with Net Proceeds and (y) pursuant to any required prepayment from excess cash flow of the Issuer; and (iii) repayments or prepayments of long-term Indebtedness (excluding the current portion of any long-term Indebtedness) (including any such Indebtedness referred to in the foregoing subclauses of this clause (9)) financed by Incurring other long-term Indebtedness (excluding the current portion of any long-term Indebtedness).

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

        "exchange notes" means any notes issued in exchange for initial notes pursuant to the Registration Rights Agreement or similar agreement.

        "Excluded Contribution" means net cash proceeds, marketable securities or Qualified Proceeds received by the Issuer and its Restricted Subsidiaries from

  (a)
  contributions to its common equity capital, and

  (b)
  the sale (other than to a Subsidiary of the Issuer or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Issuer or a Subsidiary) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Issuer or any direct or indirect parent of the Issuer, in each case designated as Excluded Contributions pursuant to an Officers' Certificate on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (c) of the first paragraph under "—Certain covenants—Limitation on restricted payments."

        "Existing Indebtedness" means Indebtedness of the Issuer and its Restricted Subsidiaries existing (i) on the Issue Date; provided that all such Indebtedness is terminated on or prior to the Emergence Date and (ii) on the Emergence Date.

        "Foreign Subsidiary" means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia, and any Restricted Subsidiary of such Restricted Subsidiary.

        "GAAP" means generally accepted accounting principles in the United States which are in effect on the Issue Date.

        "Government Securities" means securities that are

  (a)
  direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or

  (b)
  obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

        "guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

        "Guarantee" means the guarantee by any Guarantor of the Issuer's Obligations under the Indenture and the notes.

        "Hedging Obligations" means, with respect to any Person, the obligations of such Person under

  (a)
  currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and

  (b)
  other agreements or arrangements designed to manage, hedge or protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

        "Holder" means a registered holder of the notes.

        "Indebtedness" means, with respect to any Person,

  (a)
  any Indebtedness (including principal and premium) of such Person, whether or not contingent:

  (1)
  in respect of borrowed money,

  (2)
  evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers' acceptances (or, without double counting, reimbursement agreements in respect thereof),

  (3)
  representing the deferred and unpaid balance of the purchase price of any property (including Capitalized Lease Obligations), except any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business, or

    (4)
    representing any Hedging Obligations,

  if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP,

  (b)
  to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business, and

  (c)
  to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person, whether or not such Indebtedness is assumed by such Person (with the amount of such Indebtedness deemed to be the lower of (i) the principal amount of the Indebtedness of such other person and (ii) the fair market value of the assets securing such Indebtedness at the date of determination);

provided, however, that (x) Contingent Obligations incurred in the ordinary course of business, (y) and obligations under or in respect of Receivables Facilities, and (z) in the case of the Issuer and its Restricted Subsidiaries, statutory or other legal requirements to make deposits in connection with sweepstakes or similar contests, or surety bonds or letters of credit posted pursuant to such requirements in the ordinary course of business shall be deemed not to constitute Indebtedness.

        "Independent Financial Advisor" means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Issuer, qualified to perform the task for which it has been engaged.

        "Initial Purchasers" means J.P. Morgan Securities Inc., Banc of America Securities LLC, Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co. and Moelis & Company LLC.

        "Interest Period" means the period commencing on and including an interest payment date and ending on and including the day immediately preceding the next succeeding interest payment date, with the exception that the first Interest Period shall commence on and include the Issue Date and end on and include May 15, 2010.

        "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's Investors Service, Inc. and BBB- (or the equivalent) by Standard & Poor's Ratings Group, Inc., in each case, with a stable or better outlook, or an equivalent rating by any other Rating Agency.
        "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of "Unrestricted Subsidiary" and the covenant described under "—Certain covenants—Limitation on restricted payments,"

  (1)
  "Investments" shall include the portion (proportionate to the Issuer's direct or indirect equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer or applicable Restricted Subsidiary shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to

    (x)
    the Issuer's direct or indirect "Investment" in such Subsidiary at the time of such redesignation; less

    (y)
    the portion (proportionate to the Issuer's direct or indirect equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

  (2)
  any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Issuer.

        "Issue Date" means the date on which the notes are initially issued.

        "LIBOR" with respect to an Interest Period, shall be the greater of (a) 3.0% or (b) the interest rate determined by the Calculation Agent as follows:

  (1)
  the arithmetic mean of the offered rates for deposits in U.S. dollars for the three-month period that appear on "Reuters Page LIBOR 01" (or if such page by its terms provides for a single rate, such single rate) at approximately 11:00 a.m., London time, on the date that is the second London Banking Day before the interest determination date. "Reuters Page LIBOR 01" means the display page designated as "LIBOR 01" on the Reuters service for the purpose of displaying London interbank offered rates of major banks, or any successor page on the Reuters service selected by the Issuer with the consent of the Calculation Agent, or if the Issuer determines that no such successor service exists on Reuters, an equivalent page on any successor service selected by the Issuer with the consent of the Calculation Agent.

  (2)
  If a rate cannot be determined under clause (1) above, the Calculation Agent shall determine LIBOR on the basis of the rates at which deposits in U.S. dollars are offered by four major banks in the London interbank market (selected by the Calculation Agent after consulting with the Issuer) at approximately 11:00 a.m., London time, on the date that is the second London Banking Day before the interest determination date to prime banks in the London interbank market for a period of three months in principal amounts of at least $1,000,000, which rates are representative for single transactions in such market at such time. In such case, the Calculation Agent shall request the principal London office of each such major bank to provide a quotation of that rate. If at least two such quotations are provided, LIBOR for the applicable interest reset date will be the arithmetic mean of the quotations. If fewer than two such quotations are provided as requested, LIBOR for the applicable interest reset date shall be the arithmetic mean of the rates quoted by three major banks in New York City, New York (selected by the Calculation Agent after consulting with the Issuer) at approximately 11:00 a.m. New York time, on the date that is the second London Banking Day before the interest determination date for the applicable interest reset date for loans in U.S. dollars to leading banks for a period of three months commencing on such interest reset date and in a principal amount equal to an amount not less than $1,000,000, which rates are representative for single transactions in such market at such time. If fewer than three quotations are provided as requested, LIBOR for the following interest period shall be the same as the rate determined for the then current interest period.

        "Lien" means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

        "Liquidity" means, as of the most recent date for which internal financial statements are available, the sum of (i) cash, (ii) Cash Equivalents and (iii) unutilized commitments available to be borrowed under revolving credit arrangements of the Issuer and its Restricted Subsidiaries, after giving effect to outstanding letters of credit thereunder.

        "London Banking Day" means any day in which dealings in U.S. dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

        "Material Real Property" means, on any date, any real property owned (but excluding leases) by the Issuer or any Guarantor with a fair market value as of such date in excess of $2.5 million.

        "Moody's" means Moody's Investors Service, Inc. and any successor to its rating agency business.

        "Mortgages" means the mortgages, deeds of trust, deeds to secure Indebtedness or other similar documents securing Liens on the Premises, as well as the other Collateral secured by and described in the mortgages, deeds of trust, deeds to secure Indebtedness or other similar documents.

        "Net Award" means any awards or proceeds in respect of any condemnation or other eminent domain proceeding relating to any Collateral deposited in the Collateral Account pursuant to the Security Documents.

        "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

        "Net Insurance Proceeds" means any awards or proceeds in respect of any casualty insurance or title insurance claim relating to any Collateral deposited in the Collateral Account pursuant to the Security Documents.

        "Net Proceeds" from an Asset Sale means the aggregate cash proceeds received by the Issuer or any Restricted Subsidiary (including any cash received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and net proceeds from the sale of other disposition of any Designated Noncash Consideration and securities or other assets received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Sale or received in any other non-cash form) therefrom, in each case net of:

  (1)
  all brokerage, legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP or distributed or distributable to its members as a tax distribution (after taking into account any available tax credits or deductions and any tax sharing agreements), as a direct cost relating to such Asset Sale;

  (2)
  all payments made on any Indebtedness that is secured with a higher priority than the notes and the Guarantees by any assets subject to such Asset Sale, in accordance with the terms of any Lien upon such assets, or that must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale;

  (3)
  all distributions and other payments required to be made to minority interest holders (other than the Issuer or Restricted Subsidiaries) in Subsidiaries or joint ventures as a result of such Asset Sale;

  (4)
  the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed of in such Asset Sale and retained by the Issuer or any Restricted Subsidiary after such Asset Sale; and

  (5)
  any portion of the purchase price from an Asset Sale placed in escrow in accordance with GAAP (whether as a reserve for adjustment of the purchase price, or for satisfaction of indemnities in respect of such Asset Sale);

provided, however, that, in the cases of clauses (4) and (5), upon reversal of any such reserve or the termination of any such escrow, Net Proceeds shall be increased by the amount of such reversal or any portion of funds released from escrow to the Issuer or any Restricted Subsidiary.

        "Notes First Lien Percentage" means, at any time, a fraction (expressed as a percentage), the numerator of which is the outstanding principal amount of the notes (including any Additional Notes) at such time and the denominator of which is the outstanding principal amount of all outstanding Pari Passu Payment Lien Obligations (including the notes) and Priority Payment Lien Obligations at such time requiring a prepayment based on the Issuer's Excess Cash Flow (or other measure based on cash flow) for a specified fiscal year.

        "Obligations" means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and banker's acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

        "Officer" means the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer. "Officer" of any Guarantor has a correlative meaning.

        "Officers' Certificate" means a certificate signed on behalf of the Issuer by two Officers of the Issuer, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer that meets the requirements set forth in the Indenture.

        "Pari Passu Payment Lien Obligations" means any Additional Notes and any other Indebtedness that has a stated maturity date that is longer than the notes and that is permitted to have Pari Passu Payment Lien Priority relative to the notes with respect to the Collateral and is not secured by any other assets; provided that an authorized representative of the holders of such Indebtedness (other than any Additional Notes) shall have executed a joinder to the Security Documents in the form provided therein. For the avoidance of doubt, Pari Passu Payment Lien Obligations shall not include Priority Payment Lien Obligations.

        "Pari Passu Payment Lien Priority" means, relative to specified Indebtedness and other obligations, having equal Lien priority to the notes and the Guarantees, as the case may be, on the Collateral.

        "Permitted Investments" means

  (a)
  any Investment in the Issuer or any Domestic Subsidiary or any Investment by a Restricted Subsidiary that is not a Subsidiary Guarantor in a Restricted Subsidiary that is not a Subsidiary Guarantor;

  (b)
  any Investment in cash and Cash Equivalents;

  (c)
  any Investment by the Issuer or any Domestic Subsidiary in a Person that is engaged in a Similar Business if as a result of such Investment:

  (1)
  such Person becomes a Domestic Subsidiary; or

  (2)
  such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Domestic Subsidiary,

  (d)
  any Investment by a Restricted Subsidiary that is not a Subsidiary Guarantor in a Person that is engaged in a Similar Business if as a result of such Investment:

  (1)
  such Person becomes a Restricted Subsidiary; or

  (2)
  such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary,

  (e)
  any Investment in securities or other assets not constituting cash or Cash Equivalents and received in connection with an Asset Sale made pursuant to the provisions of "—Repurchase at the option of holders—Asset sales" or any other disposition of assets not constituting an Asset Sale;

  (f)
  any Investment existing or pursuant to agreements or arrangements in effect on the Issue Date and any modification, replacement, renewal or extension thereof; provided that the amount of any such Investment may not be increased except (x) as required by the terms of such Investment as in existence on the Issue Date or (y) as otherwise permitted under the Indenture;

  (g)
  any Investment acquired by the Issuer or any Restricted Subsidiary:

  (1)
  in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuers of such other Investment or accounts receivable; or

  (2)
  as a result of a foreclosure by the Issuer or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

  (i)
  Hedging Obligations permitted under clauses (a) and (l) of the covenant described in "—Certain covenants—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock or preferred stock" covenant;

  (j)
  loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other expenses, in each case incurred in the ordinary course of business and in compliance with applicable law or to finance the purchase of Equity Interests of the Issuer or any of its direct or indirect parents and in an amount not to exceed $5.0 million at any one time outstanding;

  (k)
  Investments the payment for which consists of Equity Interests of the Issuer or any of its direct or indirect parents (exclusive of Disqualified Stock of the Issuer); provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (c) of the first paragraph under the covenant described in "—Certain covenants—Limitation on restricted payments";

  (l)
  (i) guarantees of Indebtedness permitted under the covenant described in "—Certain covenants—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and preferred stock"; provided that if such Indebtedness can only be incurred by the Issuer or Subsidiary Guarantors, then such guarantees are only permitted by this clause to the extent made by the Issuer or a Subsidiary Guarantor, and (ii) performance guarantees with respect to obligations incurred by the Issuer or any of its Restricted Subsidiaries that are permitted by the Indenture;

  (m)
  any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of the second paragraph of the covenant described under "—Certain covenants—Transactions with affiliates" (except transactions described in clauses (2), (4), (5), (6), (8) and (9) of such paragraph);

  (n)
  Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment in the ordinary course of business or the non-exclusive licensing of intellectual property pursuant to joint marketing arrangements with other Persons;

  (o)
  additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (o) that are at that time outstanding, not to exceed the greater of (x) $50.0 million and (y) 2.0% of Total Assets (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value) plus the amount of any distributions, dividends, payments or other returns in respect of such Investments (without duplication for purposes of the covenant described under "—Certain covenants—Limitation on restricted payments" of any amounts applied pursuant to clause (c) of the first paragraph of such covenant); provided that if such Investment is in Capital Stock of a Person that subsequently becomes a Restricted Subsidiary, such Investment shall thereafter be deemed permitted under clause (a) or (d) above and shall not be included as having been made pursuant to this clause (o);

  (p)
  Investments of a Restricted Subsidiary acquired after the Issue Date or of an entity merged into the Issuer or merged into or consolidated with a Restricted Subsidiary in accordance with the covenant described under "—Certain covenants—Merger, consolidation or sale of all or substantially all assets" after the Issue Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

  (q)
  the creation of Liens on the assets of the Issuer or any of its Restricted Subsidiaries in compliance with the covenant described in "—Certain covenants—Liens";

  (r)
  Investments relating to any special-purpose wholly owned subsidiary of the Issuer organized in connection with a Receivables Facility that, in the good faith determination of the Board of Directors of the Issuer, are necessary or advisable to effect such Receivables Facility;

  (s)
  Investments consisting of earnest money deposits required in connection with a purchase agreement or letter of intent permitted by the Indenture;

  (t)
  Investments in Reader's Digest Association Limited in an amount not to exceed £10.9 million to settle under-funded pension liabilities; and

  (u)
  Investments in the form of contributions of the Capital Stock or intercompany notes of first-tier Foreign Subsidiaries to other first-tier Foreign Subsidiaries to effectuate a tax reorganization of the Issuer and its Foreign Subsidiaries.

        "Permitted Liens" means, with respect to any Person:

  (1)
  Liens, pledges, prepayments or deposits by such Person in connection with workmen's compensation laws, unemployment insurance laws and other social security legislation or similar legislation, Liens, pledges, prepayments or deposits (including deposits made to satisfy statutory or other legal obligations in connection with sweepstakes or similar contests and Liens in favor of postal authorities) in connection with, or to secure the performance of, bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or Liens, pledges, prepayments or deposits to secure public or statutory obligations of such Person or Liens or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or Liens or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

  (2)
  Liens imposed by law, such as carriers', warehousemen's, mechanics', materialmen's, repairmen's, workmen's, suppliers' or construction contractor's Liens, in each case which secure amounts which are not overdue for a period of more than forty-five (45) days or if more than forty-five (45) days overdue, are unfiled and no other action has been taken to enforce such Lien or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

  (3)
  Liens for taxes, assessments or other governmental charges not yet due or payable or which are being contested in good faith by appropriate proceedings;

  (4)
  Liens (including rights of set-off), deposits, prepayments or cash pledges in connection with or to secure the performance of statutory bonds, stay, customs and appeal bonds, performance bonds and surety bonds or bid bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations) or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

  (5)
  easements, rights-of-way, restrictions (including zoning restrictions), covenants, licenses, encroachments, protrusions and other similar minor encumbrances and minor title defects affecting real property and zoning or other restrictions as to the use of real properties or Liens incidental which are imposed by any governmental authority having jurisdiction over such real property which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

  (6)
  Liens securing Indebtedness permitted to be incurred pursuant to clause (d) of the second paragraph of the covenant described under "—Certain covenants—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and preferred stock"; provided that Liens securing Indebtedness incurred pursuant to clause (d) of that second paragraph are solely on acquired property or the assets of the acquired entity; provided, further, however, that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;

  (7)
  Liens existing (i) on the Issue Date and (ii) on the Emergence Date (other than Liens under the Senior Credit Facility and Liens securing the notes);

  (8)
  Liens on property or shares of stock of or held by a Person at the time such Person becomes a Restricted Subsidiary; provided, however, such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Issuer or any Restricted Subsidiary;

  (9)
  Liens on property at the time the Issuer or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Issuer or any Restricted Subsidiary; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by the Issuer or any Restricted Subsidiary;

  (10)
  Liens securing Indebtedness or other obligations of a Restricted Subsidiary that is not a Subsidiary Guarantor to another Restricted Subsidiary that is not a Subsidiary Guarantor, in each case permitted to be incurred in accordance with the covenant described under "—Certain covenants—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and preferred stock"; provided that the Liens extend only to assets of Restricted Subsidiaries that are not Subsidiary Guarantors;

  (11)
  Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under the Indenture, secured by a Lien on the same property securing such Hedging Obligations;

  (12)
  Liens on specific items of inventory of other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

  (13)
  Leases, licenses, sublicenses and subleases of real property granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Issuer or any of the Restricted Subsidiaries;

  (14)
  Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business;

  (15)
  Liens in favor of the Issuer or any Domestic Subsidiary;

  (16)
  Liens on equipment of the Issuer or any Restricted Subsidiary granted in the ordinary course of business to the Issuer's or any Restricted Subsidiary's clients at which such equipment is located;

  (17)
  Liens to secure any refinancing, refunding, extension, renewal, modification or replacement (or successive refinancing, refunding, extensions, renewals, modifications or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in clauses (6), (7)(ii), (8), (9), (10), (15), (19) and (22); provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property and after acquired-property that is affixed or incorporated into the property covered by such Lien), (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness secured by a Lien described under clauses (6), (7)(ii), (8), (9), (10), (15), (19) and (22) at the time the original Lien became a Permitted Lien under the Indenture, and (B) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, related to such refinancing, refunding, extension, renewal or replacement and (z) the new Lien has no greater priority relative to the notes and the Guarantees and the holders of the Indebtedness secured by such Lien have no greater intercreditor rights relative to the notes and the Guarantees and Holders thereof than the original Liens and the related Indebtedness;

  (18)
  Liens to secure Indebtedness of any Foreign Subsidiary permitted by clause (u) of the second paragraph of the covenant entitled "Certain covenants—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and preferred stock" covering only the assets of such Foreign Subsidiary;

  (19)
  Liens securing the notes outstanding on the Issue Date and the exchange notes in respect thereof, the Guarantees relating to such notes and exchange notes and any obligations with respect to such notes and exchange notes and Guarantees relating thereto;

  (20)
  Liens on the Collateral in favor of any collateral agent for the benefit of the Holders relating to such collateral agent's administrative expenses with respect to the Collateral;

  (21)
  Liens securing judgments, attachments or awards not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

  (22)
  Liens on Collateral securing Pari Passu Payment Lien Obligations or Junior Lien Indebtedness that has a stated maturity date that is longer than the notes permitted to be incurred pursuant to the first paragraph of the covenant described under "—Certain covenants—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and preferred stock"; provided that any such Indebtedness has Pari Passu Payment Lien Priority or junior Lien priority (pursuant to the Junior Lien Intercreditor Agreement) relative to the notes and Guarantees and after giving pro forma effect thereto, the Consolidated Secured Debt Ratio would be no greater than 2.25 to 1.0;

  (23)
  Any interest or title of a lessor, sublessor, licensor or sublicensor in the property subject to any lease, sublease, license or sublicense (other than any property that is the subject of a sale and leaseback transaction);

  (24)
  Liens on assets or securities deemed to arise in connection with and solely as a result of the execution, delivery or performance of contracts to sell such assets or securities if such sale is otherwise permitted by the Indenture;

  (25)
  Liens on Capital Stock of Unrestricted Subsidiaries securing Indebtedness of such Unrestricted Subsidiaries (except to the extent such Capital Stock is pledged as Collateral);

  (26)
  Liens on (x) Collateral securing Indebtedness and other obligations incurred pursuant to clause (a) of the second paragraph of the covenant described under "—Certain covenants—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and preferred stock"; provided that any such Indebtedness may be Priority Payment Lien Obligations, Pari Passu Payment Lien Obligations or have junior Lien priority pursuant to the Junior Lien Intercreditor Agreement relative to the notes and Guarantees and (y) Liens on property and assets of Foreign Subsidiaries securing Indebtedness of Foreign Subsidiaries incurred pursuant to clause (a) of the covenant described under "—Certain covenants—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and preferred stock."

  (27)
  Liens on Collateral securing Junior Lien Indebtedness that has a stated maturity date that is longer than the notes and that is permitted to be incurred pursuant to the first paragraph of the covenant described under "—Certain covenants—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and preferred stock"; provided that any such Liens are subject to the Junior Lien Intercreditor Agreement;

  (28)
  Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with importation of goods;

  (29)
  Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

  (30)
  Liens that are contractual rights of set-off or, in the case of clause (i) or (ii) below, other bankers' Liens (i) relating to treasury, depository and cash management services or any automated clearing house transfers of funds in the ordinary course of business and not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer or any Subsidiary or (iii) relating to purchase orders and other agreements entered into with customers of the Issuer or any Restricted Subsidiary in the ordinary course of business;

  (31)
  Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) arising in the ordinary course of business in connection with the maintenance of such accounts and (iii) arising under customary general terms of the account bank in relation to any bank account maintained with such bank and attaching only to such account and the products and proceeds thereof;

  (32)
  Liens arising by operation of law or contract on insurance policies and the proceeds thereof to secure premiums thereunder, and Liens, pledges and deposits in the ordinary course of business securing liability for premiums or reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers;

  (33)
  Liens attaching solely to cash earnest money deposits in connection with fully collateralized repurchase agreements that are permitted by the covenant described under "—Certain covenants—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and preferred stock" that constitute temporary cash investments and that do not extend to any assets other than those that are the subject of such repurchase agreement;

  (34)
  Liens solely on any cash earnest money deposits made in connection with any letter of intent or purchase agreement permitted hereunder;

  (35)
  Liens on accounts receivable and related assets incurred in connection with a Receivables Facility;

  (36)
  Liens on deposits in the ordinary course of business securing credit card programs maintained in the ordinary course of business in an amount not to exceed $15.0 million (plus the amount, up to an additional $20.0 million, of such deposits sought by JPMorgan Chase Bank, N.A. or its subsidiaries (including Paymentech)) in the aggregate at any one time outstanding;

  (37)
  ground leases in respect of real property on which facilities owned or leased by the Issuer or any of its Subsidiaries are located and other Liens affecting the interest of any landlord (and any underlying landlord) of any real property leased by the Issuer or any Subsidiary;

  (38)
  Liens on equipment (including printing presses and data-processing equipment) owned by the Issuer or any Restricted Subsidiary and located on the premises of any supplier, in the ordinary course of business;

  (39)
  Utility and other similar deposits made in the ordinary course of business;

  (40)
  Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business, consistent with past practice and not for speculative purposes;

  (41)
  Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Permitted Investments to be applied against the purchase price for such Investment, and (ii) consisting of an agreement to sell any property in an Asset Sale permitted under the covenant described under "Repurchase at the option of Holders—Asset sales," in each case, solely to the extent such Investment or Asset Sale, as the case may be, would have been permitted on the date of the creation of such Lien;

  (42)
  Liens on cash collateral securing letters of credit existing on the Emergence Date; and

  (43)
  Liens securing Indebtedness and other obligations in an aggregate principal amount not to exceed $5.0 million at any one time outstanding.

        For purposes of determining compliance with this definition, (A) Permitted Liens need not be incurred solely by reference to one category of Permitted Liens described above but are permitted to be incurred in part under any combination thereof and (B) in the event that a Lien (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens described above, the Issuer shall, in its sole discretion, classify (or reclassify) such item of Permitted Liens (or any portion thereof) in any manner that complies with this definition and will only be required to include the amount and type of such item of Permitted Liens in one of the above clauses and such Lien will be treated as having been incurred pursuant to only one of such clauses.

        "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

        "Plan of Reorganization" means the Third Amended Joint Chapter 11 Plan of Reorganization for The Reader's Digest Association, Inc. and its Debtor Affiliates, dated as of November 30, 2009, Case No. 09-23529 (RDD) filed in the United States Bankruptcy Court for the Southern District of New York, as amended, supplemented or otherwise modified.

        "Post-Petition Interest" means any interest or entitlement to fees or expenses or other charges that accrues after the commencement of any bankruptcy proceeding, whether or not allowed or allowable in any such bankruptcy proceeding.

        "preferred stock" means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

        "Preliminary Offering Memorandum" means the preliminary offering memorandum, dated January 25, 2010, relating to the offering and sale by The Reader's Digest Association, Inc. of $525,000,000 principal amount of Floating Rate Senior Secured Notes due 2017.

        "Priority Payment Lien Obligations" has the meaning set forth under "—Collateral and Security Documents."

        "Qualified Proceeds" means assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Board of Directors of the Issuer in good faith.

        "Rating Agencies" means Moody's and S&P or if Moody's or S&P or both shall not make a rating on the notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which shall be substituted for Moody's or S&P or both, as the case may be.

        "Ratings Condition" means, that after giving effect to (i) the merger or acquisition described in clause (p) under "Certain covenants—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and preferred stock," or (ii) the consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition described in under clause (4) of the first paragraph of the covenant described under "Certain covenants—Merger, consolidation or sale of all or substantially all assets," as applicable, the rating of the notes is equal to or higher than the ratings of the notes by both Rating Agencies immediately prior to such transaction, in each case with a stable outlook or better.

        "Receivables Facility" means one or more receivables financing facilities, as amended from time to time, the Indebtedness and Obligations of which are non-recourse (except for standard representations, warranties, covenants and indemnities made in connection with such facilities) to the Issuer and the Restricted Subsidiaries pursuant to which the Issuer and/or any of their Restricted Subsidiaries sells their accounts receivable to a Person that is not a Restricted Subsidiary.

        "Receivables Fees" means distributions or payments made directly or by means of discounts with respect to any participation interest in accounts receivables issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility.

        "Recovery Event" means any event, occurrence, claim or proceeding that results in any Net Award or Net Insurance Proceeds being deposited into the Collateral Account pursuant to the Security Documents.

        "Registration Rights Agreement" means the Registration Rights Agreement with respect to the notes dated as of the Issue Date, among the Issuer, the Guarantors and the Initial Purchasers and, with respect to any Additional Notes, one or more registration rights agreements among the Issuer, the Guarantors and the other parties thereto, relating to the rights given by the Issuer and the Guarantors to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

        "Replacement Assets" means (1) non-current assets and property (including any such assets acquired by capital expenditures but excluding Indebtedness and Capital Stock) that shall be used or useful in a Similar Business by the Issuer or a Restricted Subsidiary or (2) substantially all the assets of a Similar Business or a majority of the Voting Stock of any Person engaged in a Similar Business that shall become on the date of acquisition thereof a Domestic Subsidiary (or a Restricted Subsidiary solely to the extent the assets being replaced were sold by a Foreign Subsidiary).

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" means, at any time, any direct or indirect Subsidiary of RDA (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of "Restricted Subsidiary."

        "Reversion Date" means, during any period of time during which the Issuer and the Restricted Subsidiaries are not subject to the covenants listed in the first paragraph under "Description of notes—Certain covenants" (the "Suspended Covenants") as a result of a Covenant Suspension, the date on which one or both of the Rating Agencies withdraws its Investment Grade Rating or downgrades the rating assigned to the notes below an Investment Grade Rating or a Default or Event of Default occurs and is continuing, and after which date the Suspended Covenants will thereafter be reinstated.

        "S&P" means Standard and Poor's Ratings Group and any successor to its rating agency business.

        "Securities Act" means the Securities Act of 1933 and the rules and regulations of the SEC promulgated thereunder.

        "Security Documents" means the security agreements, pledge agreements, Mortgages, collateral assignments, agency agreements and related agreements, instruments and documents executed and delivered pursuant to the Indenture or any of the foregoing (including, without limitation, finance statements under the Uniform Commercial Code of the relevant states), as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time, and pursuant to which Collateral is pledged, assigned or granted to or on behalf of the

Collateral Agent for the ratable benefit of the Holders and the Trustee or notice of such pledge, assignment or grant is given.

        "Senior Credit Facility" means the Credit Agreement to be entered into on the Escrow Release Date among the Issuer, Holdings, the subsidiary guarantors party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders parties thereto from time to time, as the same may be amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (including increasing the amount loaned thereunder, provided that such additional Indebtedness is incurred in accordance with the covenant described under "—Certain covenants—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and preferred stock") and that an authorized representative of the holders of such Indebtedness shall have executed a joinder to the Security Documents in the form provided therein.

        "Senior Indebtedness" means:

  (a)
  all Hedging Obligations (and guarantees thereof) permitted to be incurred under the terms of the Indenture;

  (b)
  any other Indebtedness of the Issuer or any Guarantor permitted to be incurred under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the notes or any Guarantee;

  (c)
  all Indebtedness of the Issuer or any Guarantor outstanding under the Senior Credit Facility and the notes and related Guarantees (including interest accruing on or after the filing of any petition in bankruptcy or similar proceeding or for reorganization of the Issuer or any Guarantor (at the rate provided for in the documentation with respect thereto, regardless of whether or not a claim for post-filing interest is allowed in such proceedings)), and any and all other fees, expense reimbursement obligations, indemnification amounts, penalties, and other amounts (whether existing on the Issue Date or thereafter created or incurred) and all obligations of the Issuer or any Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments; and

  (d)
  all Obligations with respect to the items listed in the preceding clauses (a), (b) and (c).

        Notwithstanding anything to the contrary, Senior Indebtedness will not include:

  (i)
  any liability for federal, state, local or other taxes owed or owing by the Issuer;

  (ii)
  any accounts payable or other liability to trade creditors arising in the ordinary course of business;

  (iii)
  any obligation of such Person to the Issuer or any of its Subsidiaries;

  (iv)
  the portion of any Indebtedness that is incurred in violation of the Indenture;

  (v)
  Indebtedness which is classified as non-recourse in accordance with GAAP or any unsecured claim arising in respect thereof by reason of the application of section 1111(b)(1) of the Bankruptcy Code; or

  (vi)
  any Indebtedness or other Obligation of a Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person.

        "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the date hereof.

        "Similar Business" means any business conducted or proposed to be conducted by the Issuer, RDA and its Restricted Subsidiaries on the Issue Date or any business that is similar, reasonably related, incidental or ancillary thereto or any business that is a reasonable extension thereof.

        "Subsidiary" means, with respect to any Person,

  (1)
  any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and

  (2)
  any partnership, joint venture, limited liability company or similar entity of which

  (x)
  more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

  (y)
  such Person or any Restricted Subsidiary of such Person is a controlling general partner or managing member of such entity.

        "Subsidiary Guarantor" means each wholly owned Domestic Subsidiary of RDA on the Issue Date (other than Direct Holdings IP L.L.C.) and any other Restricted Subsidiaries that become guarantors under the Indenture in accordance with the terms thereof.

        "Total Assets" means, with respect to any Person, the total consolidated assets of such Person and its Restricted Subsidiaries as shown on the most recent balance sheet of such Person.

        "Treasury Rate" means, as of any Redemption Date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to February 15, 2013; provided, however, that if the period from the redemption date to February 15, 2013 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

        "Unrestricted Subsidiary" means:

  (1)
  any Subsidiary of RDA, which at the time of determination is an Unrestricted Subsidiary (as designated by the Board of Directors of RDA, as provided below), and

  (2)
  any Subsidiary of an Unrestricted Subsidiary.

        The Board of Directors of RDA may designate any Subsidiary of RDA (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, RDA or any Subsidiary of RDA (other than any Subsidiary of the Subsidiary to be so designated); provided that

  (a)
  any Unrestricted Subsidiary must be an entity of which shares of the Capital Stock or other Equity Interests (including partnership interests) entitled to cast at least a majority of the votes that may be cast by all shares or Equity Interests having ordinary voting power for the election of directors or other governing body are owned, directly or indirectly, by RDA,

  (b)
  such designation complies with the covenant described under "—Certain covenants—Limitation on restricted payments", and

  (c)
  each of:

  (1)
  the Subsidiary to be so designated, and

  (2)
  its Subsidiaries

has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer, RDA or any Restricted Subsidiary.

        The Board of Directors of RDA may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation no Default or Event of Default shall have occurred and be continuing and either, in each case on a pro forma basis taking into account such designation, (i) the Issuer would be permitted to incur such Indebtedness pursuant to "—Certain Covenants—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and preferred stock" or (ii) the Ratings Condition is satisfied.

        Any such designation by the Board of Directors of RDA shall be notified by RDA to the Trustee by promptly filing with such Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

        "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness, Disqualified Stock or preferred stock, as the case may be, at any date, the quotient obtained by dividing

  (1)
  the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or preferred stock multiplied by the amount of such payment, by

  (2)
  the sum of all such payments.

        "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

BOOK-ENTRY, DELIVERY AND FORM

The global notes

        Except as described below, we will initially issue the exchange notes in the form of several registered notes in global form, without interest coupons. Upon issuance, each of the global notes will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.

        Ownership of beneficial interests in each global note will be limited to persons who have accounts with DTC ("DTC participants") or persons who hold interests through DTC participants. We expect that under procedures established by DTC: upon deposit of each global note with DTC's custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the Initial Purchasers; and ownership of beneficial interests in each global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

        Beneficial interests in the Regulation S global note will initially be credited within DTC to Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme, on behalf of the owners of such interests.

        Investors may hold their interests in the Regulation S global note directly through Euroclear or Clearstream, if they are participants in those systems, or indirectly through organizations that are participants in those systems. Investors may also hold their interests in the Regulation S global note through organizations other than Euroclear or Clearstream that are DTC participants. Each of Euroclear and Clearstream will appoint a DTC participant to act as its depositary for the interests in the Regulation S global notes that are held within DTC for the account of each settlement system on behalf of its participant.

        Beneficial interests in the temporary Regulation S global note may be exchanged for beneficial interests in the permanent Regulation S global note upon certification that those interests are owned either by non-U.S. persons or by U.S. persons who purchased those interests pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act.

        Beneficial interests in the global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

        Each global note and beneficial interests in each global note will be subject to restrictions on transfer as described in the section titled "Transfer restrictions."

Exchanges among the global notes

        Beneficial interests in one global note may generally be exchanged for interests in another global note.

        A beneficial interest in a global note that is transferred to a person who takes delivery through another global note will, upon transfer, become subject to any transfer restrictions and other procedures applicable to beneficial interests in the other global note.

Book-entry procedures for the global notes

        All interests in the global notes will be subject to the operations and procedures of DTC, Euroclear and Clearstream. We provide the following summaries of those operations and procedures solely for the convenience of investors. The operations and procedures of each settlement system are controlled by that settlement system and may be changed at any time. Neither we nor the Initial Purchasers are responsible for those operations or procedures.

        DTC has advised us that it is: a limited purpose trust company organized under the laws of the State of New York; a "banking organization" within the meaning of the New York Banking Law; a member of the Federal Reserve System; a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and a "clearing agency" registered under Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC's participants include securities brokers and dealers, including the Initial Purchasers; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC's system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

        So long as DTC's nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note: will not be entitled to have notes represented by the global note registered in their names; will not receive or be entitled to receive physical, certificated notes; and will not be considered the owners or holders of notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under such indenture.

        As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

        Payments of principal, premium (if any) and interest with respect to the notes represented by a global note will be made by the trustee to DTC's nominee as the registered holder of the global note. Neither we nor the trustees will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

        Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

        Transfers between participants in DTC will be effected under DTC's procedures and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way under the rules and operating procedures of those systems.

        Cross-market transfers between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected within DTC through the DTC participants that are acting as depositaries for Euroclear and Clearstream. To deliver or receive an interest in a global note held in a Euroclear or Clearstream account, an investor must send transfer instructions to Euroclear or Clearstream, as the case may be, under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, as the case may be, will send instructions to its DTC depositary to take action to effect final settlement by delivering or receiving interests in the relevant global notes in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC.

Euroclear and Clearstream participants may not deliver instructions directly to the DTC depositaries that are acting for Euroclear or Clearstream.

        Because of time zone differences, the securities account of a Euroclear or Clearstream participant that purchases an interest in a global note from a DTC participant will be credited on the business day for Euroclear or Clearstream immediately following the DTC settlement date. Cash received in Euroclear or Clearstream from the sale of an interest in a global note to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account as of the business day for Euroclear or Clearstream following the DTC settlement date.

        DTC, Euroclear and Clearstream have agreed to the above procedures to facilitate transfers of interests in the global notes among participants in those settlement systems. However, the settlement systems are not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither we nor the trustees will have any responsibility for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their obligations under the rules and procedures governing their operations.

Certificated notes

        Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

  •
  DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days; or

  •
  DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days; we, at our option, notify the trustee that we elect to cause the issuance of certificated notes; or certain other events provided in the indenture should occur.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion of the material U.S. federal income tax considerations relevant to the exchange of initial notes for exchange notes (collectively referred to as "notes") pursuant to the exchange offer and the ownership and disposition of exchange notes acquired by U.S. Holders and Non-U.S. Holders (each as defined below and collectively referred to as "Holders") pursuant to the exchange offer is, to the extent it constitutes a summary of matters of law and legal conclusions, in the opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, correct in all material respects. This discussion does not address all of the U.S. federal income tax considerations that may be relevant to a Holder in light of such Holder's particular circumstances (for example, U.S. Holders subject to the alternative minimum tax provisions of the Code) or to persons that are subject to special tax rules. This discussion does not address the tax treatment of special classes of Holders, such as:

  •
  financial institutions,

  •
  regulated investment companies,

  •
  real estate investment trusts,

  •
  partnerships or other pass-through entities (or investors in such entities),

  •
  tax-exempt entities,

  •
  insurance companies,

  •
  persons holding the notes as part of a hedging, integrated, or conversion transaction, constructive sale or "straddle,"

  •
  U.S. expatriates,

  •
  persons subject to the alternative minimum tax, and

  •
  dealers or traders in securities or currencies.

        This discussion deals only with notes held as "capital assets" within the meaning of Section 1221 of the Code. This summary does not address U.S. federal estate and gift tax consequences or tax consequences under any state, local or foreign laws.

        For purposes of this discussion, you are a "U.S. Holder" if you are a beneficial owner of notes and you are (1) an individual who is a citizen or a resident alien of the United States for U.S. federal income tax purposes, (2) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust (A) if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have authority to control all substantial decisions of the trust, or (B) that has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

        For purposes of this discussion, you are a "Non-U.S. Holder" if you are a beneficial owner of notes, you are not a U.S. Holder and you are an individual, corporation (or other entity created under non-U.S. law and treated as a corporation for U.S. federal income tax purposes), estate or trust. If an entity treated as a partnership for U.S. federal income tax purposes holds notes, the U.S. federal income tax treatment of a partner (or other owner) will depend upon the status of the partner (or other owner) and the activities of the entity. If you are a partner (or other owner) of such an entity that holds notes, you should consult your tax advisor regarding the tax consequences of the entity exchanging initial notes for exchange notes and of holding and disposing of exchange notes.

        The following discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), U.S. judicial decisions, administrative pronouncements and final, temporary and proposed Treasury regulations ("Treasury Regulations"), all as in effect as of the date hereof. All of the preceding authorities are subject to change, possibly with retroactive effect, which may result in U.S. federal income tax consequences different from those discussed below. We have not requested, and will not request, a ruling from the U.S. Internal Revenue Service (the "IRS") with respect to any of the U.S. federal income tax consequences described below. As a result, there can be no assurance that the IRS or a court considering these issues will not disagree with or challenge any of the conclusions we have reached and describe herein.

        Prospective investors should consult their own tax advisors with regard to the application of the tax consequences discussed below to their particular situations as well as the application of any state, local, foreign or other tax laws, including gift and estate tax laws.

Tax Consequences to U.S. Holders

  Exchange Offer

        Exchanging an initial note for an exchange note will not be treated as a taxable exchange for U.S. federal income tax purposes. Consequently, you will not recognize gain or loss upon receipt of an exchange note. A U.S. Holder's holding period for an exchange note will include its holding period for the initial note and initial tax basis in an exchange note will be the same as the adjusted tax basis in the initial note.

  Payments of Stated Interest

        A U.S. Holder will be required to include qualified stated interest ("QSI") on an exchange note in its gross income for U.S. federal income tax purposes in accordance with its method of accounting for such purposes. In general, interest is treated as QSI if it is payable at a single fixed rate or one or more "qualified variable rates." Interest is treated as payable at a qualified variable rate if, generally, (1) the issue price of the debt instrument does not exceed the original stated principal amount by more than a specified amount, (2) the debt instrument does not provide for any principal payments that are contingent, and (3) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates," (b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate," or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate." We will treat interest on the exchange notes as payable at a qualified variable rate because it is determined using a "qualified floating rate" and, therefore, as QSI.

  Original Issue Discount

        In General.    Because the initial notes were issued with original issue discount ("OID"), the exchange notes will be treated as having OID for U.S. federal income tax purposes. You will be required to include OID in gross income (as ordinary income) for U.S. federal income tax purposes as it accrues (regardless of your method of accounting for U.S. federal income tax purposes), which may be in advance of receipt of the cash attributable to that income. OID accrues under the constant-yield method, based on a compounded yield to maturity, as described below. Accordingly, you will be required to include in income increasingly greater amounts of OID in successive accrual periods.

        The annual amounts of OID that you must include in income will equal the sum of the "daily portions" of the OID with respect to an exchange note for all days on which you own the exchange note during the taxable year. You determine the daily portions of OID by allocating to each day in an "accrual period" the pro rata portion of the OID that is allocable to that accrual period. The term "accrual period" means an interval of time with respect to which the accrual of OID is measured and which may vary in length over the term of an exchange note provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on either the first or last day of an accrual period.

        The amount of OID allocable to an accrual period is the excess of:

  •
  the product of the "adjusted issue price" of the exchange note at the beginning of the accrual period and its "yield to maturity," over

  •
  the aggregate amount of any QSI payments allocable to the accrual period.

        Election to treat all interest as OID.    You may elect to include in gross income all interest that accrues on your exchange note using the constant-yield method described above, with the modifications described below. If you make this election for your exchange note, then, when you apply the constant-yield method:

  •
  the issue price of your exchange note will equal your initial tax basis in the exchange note,

  •
  the issue date of your exchange note will be the date you acquired the initial note, and

  •
  no payments on your exchange note will be treated as payments of QSI.

        This will apply only to the exchange note for which you make such election; however, if the exchange note has bond premium (described below under "—Market Discount, Acquisition Premium and Bond Premium—Bond Premium"), you will be deemed to have made an election to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium (other than debt instruments the interest on which is excludible from gross income) that you hold at the beginning of the taxable year to which the election applies or any taxable year thereafter. Additionally, if you make this election for a market discount note, you will be treated as having made the election discussed below under "—Market Discount, Acquisition Premium and Bond Premium—Market Discount" to include market discount in income currently over the life of all debt instruments that you hold at the time of the election or acquire thereafter. You may not revoke an election to apply the constant-yield method to all interest on an exchange note without the consent of the IRS.

  Market Discount, Acquisition Premium and Bond Premium

        Market Discount.    If you purchased an initial note (which will be exchanged for an exchange note pursuant to the exchange offer) for an amount that was less than its "revised issue price" at the time of purchase, the amount of the difference would (subject to a statutory de minimis rule) be treated as market discount for U.S. federal income tax purposes. Any market discount applicable to an initial note should carry over to the exchange note received in exchange therefore. The amount of any market discount will be treated as de minimis and disregarded if it is less than one-quarter of one percent of the revised issue price of the initial note, multiplied by the number of complete years to maturity. For this purpose, the "revised issue price" of an initial note equals the issue price of the initial note, increased by the amount of any OID previously accrued on the initial note (without regard to the amortization of any acquisition premium). The rules described below do not apply to you if you purchased an initial note that has de minimis market discount.

        Under the market discount rules, you are required to treat any principal payment on, or any gain on the sale, exchange, redemption or other disposition of, an exchange note as ordinary income to the extent of any accrued market discount (on the initial note or the exchange note) that has not previously been included in income. If you dispose of an exchange note in an otherwise nontaxable transaction (other than certain specified nonrecognition transactions), you will be required to include any accrued market discount as ordinary income as if you had sold the exchange note at its then fair market value. In addition, you may be required to defer, until the maturity of the exchange note or its earlier disposition in a taxable transaction, the deduction of a portion of the interest expense on any indebtedness incurred or continued to purchase or carry the initial note or the exchange note received in exchange therefore.

        Market discount accrues ratably during the period from the date on which you acquired the initial note through the maturity date of the exchange note (for which the initial note was exchanged), unless you make an irrevocable election to accrue market discount under a constant yield method. You may elect to include market discount in income currently as it accrues (either ratably or under the constant-yield method), in which case the rule described above regarding deferral of interest deductions will not apply. If you elect to include market discount in income currently, your adjusted basis in an exchange note will be increased by any market discount included in income. An election to include market discount currently will apply to all market discount obligations acquired during or after the first taxable year in which the election is made, and the election may not be revoked without the consent of the IRS. If you make the election described above in "—Original Issue Discount—Election to treat all interest as OID" for a market discount note, you would be treated as having made an election to include market discount in income currently under a constant yield method, as discussed in this paragraph.

        Acquisition Premium.    If you purchased an initial note (which will be exchanged for an exchange note pursuant to the exchange offer) for an amount that is less than or equal to the sum of all amounts

(other than QSI) payable on the initial note after the purchase date but is greater than the revised issue price (as defined in "—Market Discount," above) of such initial note, the excess is acquisition premium. Any acquisition premium applicable to an initial note should carry over to the exchange note received in exchange therefore. If you do not elect to include all interest income on the exchange notes in gross income under the constant yield method (see "—Original Issue Discount—Election to Treat All Interest as OID," above), your accruals of OID will be reduced by a fraction equal to (i) the excess of your adjusted basis in the initial note immediately after the purchase over the revised issue price of the initial note, divided by (ii) the excess of the sum of all amounts payable (other than QSI) on the initial note after the purchase date over the revised issue price of the initial note.

        Bond Premium.    If you purchased an initial note (which will be exchanged for an exchange note pursuant to the exchange offer) for an amount in excess of its stated principal amount, the excess will be treated as bond premium. Any bond premium applicable to an initial note should carry over to the exchange note received in exchange therefore. You may elect to amortize bond premium over the remaining term of the exchange note on a constant yield method. In such case, you will reduce the amount required to be included in income each year with respect to interest on your exchange note by the amount of amortizable bond premium allocable to that year. The election, once made, is irrevocable without the consent of the IRS and applies to all taxable bonds held during the taxable year for which the election is made or subsequently acquired. If you elected to amortize bond premium on an initial note, such election should carry over to the exchange note received in exchange therefore. If you do not make this election, you will be required to include in gross income the full amount of interest on the exchange note in accordance with your regular method of tax accounting, and will include the premium in your tax basis for the exchange note for purposes of computing the amount of your gain or loss recognized on the taxable disposition of the exchange note. You should consult your own tax advisors concerning the computation and amortization of any bond premium on the exchange note.

  Notes Subject to Contingencies

        In certain circumstances (see "Description of notes—Change of control"), we may be obligated to pay amounts in excess of stated principal on the exchange note. We intend to take the position that, as of the date the initial notes were issued, the likelihood of a purchase of notes by us in the event of a change in control was remote. If such contingency is so treated, the tax consequences of your ownership and disposition of exchange notes acquired pursuant to the exchange offer would be as provided above. If we purchase your notes as a result of a change of control, any amounts received in excess of the sum of the principal amount and accrued and unpaid interest should be included in your amount realized upon such purchase. See discussion below under "—Sale, Exchange and Retirement of the Exchange Notes." If, however, the contingencies relating to such payments are treated as both not remote and not incidental, the exchange notes would be treated as contingent payment debt instruments ("CPDI").

        Our determination that this contingency was remote is binding on you, unless you disclose your contrary position in the manner required by applicable Treasury Regulations. Our determination is not, however, binding on the IRS, and the IRS may challenge these determinations.

        If the exchange notes were deemed to be CPDIs, you would be required to treat any gain recognized on the sale or other disposition of the exchange notes as ordinary income rather than as capital gain. Furthermore, you would be required to accrue interest income on a constant yield basis at an assumed yield determined at the time of issuance of the notes, with adjustments to such accruals when any contingent payments are made that differ from the payments calculated based on the assumed yield. This discussion assumes that the exchange notes will not be considered CPDIs.

        We do not believe that our ability to redeem some or all of the exchange notes at our option prior to February 15, 2013 by paying a specified premium should be taken into account in calculating the yield to maturity of the exchange notes for United States federal income tax purposes. See "Description of notes—Optional redemption." Upon any optional redemption, any amount received in excess of the sum of the principal amount and accrued and unpaid interest, if any, should be included in a U.S. Holder's amount realized upon such redemption. See discussion below in "—Sale, Exchange and Retirement of the Exchange Notes."

  Sale, Exchange and Retirement of the Exchange Notes

        You will recognize capital gain or loss upon the sale, exchange, redemption, retirement or other taxable disposition of your exchange notes in an amount equal to the difference between (i) the amount of cash and the fair market value of other property you receive (other than amounts in respect of accrued stated interest, which will be taxable as ordinary income to the extent not previously included in income), and (ii) your adjusted tax basis in your exchange notes at the time of disposition. Your adjusted tax basis in an exchange note will be the price you paid for the initial note, increased by any OID and market discount previously included in gross income and reduced by amortized bond premium and payments, if any, you previously received other than payments of QSI. This gain or loss will be a capital gain or loss (except to the extent of accrued interest not previously includible in income and to the extent the market discount rules require the recognition of ordinary income). If you are a non-corporate U.S. Holder, you may be eligible for a reduced rate of taxation if you have held the exchange notes for more than one year. The deductibility of capital losses is subject to limitations.

  New Legislation

        Newly enacted legislation requires certain U.S. Holders who are individuals, estates or trusts to pay a 3.8% tax on, among other things, interest on and capital gains from the sale or other disposition of exchange notes for taxable years beginning after December 31, 2012. You should consult your own tax advisor regarding the effect, if any, of this legislation on your ownership and disposition of the exchange notes.

  Information Reporting and Backup Withholding

        Information reporting requirements will apply to U.S. Holders other than certain exempt recipients with respect to certain payments of interest and accruals of OID on exchange notes and the proceeds of disposition (including a retirement or redemption) of an exchange note. In addition, certain payments to you will be subject to backup withholding if you:

  •
  fail to provide a correct taxpayer identification number (which, if you are an individual, would ordinarily be your Social Security Number),

  •
  have been notified by the IRS that you are subject to backup withholding,

  •
  fail to certify that you are exempt from withholding, or

  •
  otherwise fail to comply with applicable requirements of the backup withholding rules.

        Backup withholding is not an additional tax. Any amounts withheld from payments to you under the backup withholding rules will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided the required information is timely furnished to the IRS. You should consult your tax advisor regarding the application of backup withholding in your particular situation, the availability of an exemption from backup withholding and the procedure for obtaining such an exemption, if available.

Tax Consequences to Non-U.S. Holders

        The rules governing U.S. federal income taxation of Non-U.S. Holders are complex. Non-U.S. Holders should consult with their own tax advisors to determine the effect of U.S. federal, state, local and foreign income tax laws, as well as treaties, with regard to an investment in the exchange notes, including any reporting requirements.

  Exchange Offer

        You should not recognize gain or loss upon receipt of an exchange note in exchange for an initial note pursuant to the exchange offer.

  Payments of Interest on Exchange Notes

        Subject to the discussion below concerning backup withholding, payments in respect of interest on an exchange note (which, for purposes of this discussion, includes any accrued OID) will not be subject to U.S. federal income tax or withholding tax, if:

  •
  you do not own, actually or constructively, for U.S. federal income tax purposes, 10% or more of the total combined voting power of all classes of our stock that is entitled to vote,

  •
  you are not, for U.S. federal income tax purposes, a controlled foreign corporation related, directly or indirectly, to us through equity ownership,

  •
  you are not considered a bank for purposes of these rules, and

  •
  you provide a properly completed IRS Form W-8BEN certifying your non-U.S. status.

        The gross amount of payments of interest that do not qualify for the exception from withholding described above will be subject to U.S. withholding tax at a rate of 30%, unless (A) you provide a properly completed IRS Form W-8BEN claiming an exemption from or reduction in withholding under an applicable tax treaty, or (B) such interest is effectively connected with your conduct of a U.S. trade or business and you provide a properly completed IRS Form W-8ECI or Form W-8BEN.

  Sale, Exchange or Disposition of the Exchange Notes

        Subject to the discussion below concerning backup withholding, you will not be subject to U.S. federal income tax on any gain realized on the sale, exchange or other taxable disposition of the exchange notes, unless:

  •
  you are an individual present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are met, in which case you will be subject to a flat 30% tax (or a lower applicable treaty rate) with respect to such gain (offset by certain U.S. source capital losses), or

  •
  such gain is effectively connected with your conduct of a trade or business in the United States, in which case you will be subject to tax as described below under "Income Effectively Connected with a U.S. Trade or Business."

        Any amounts in respect of accrued interest recognized on the sale, exchange or other taxable disposition of an exchange note will not be subject to U.S. federal withholding tax, unless such disposition is part of a plan the principal purpose of which is to avoid tax and the withholding agent has actual knowledge or reason to know of such plan.

  Income Effectively Connected with a U.S. Trade or Business

        If you are engaged in a trade or business in the United States and if a payment in respect of interest on the exchange notes or gain realized on the disposition of exchange notes is effectively connected with the conduct of such trade or business, you will be subject to regular U.S. federal income tax on the interest or gain on a net income basis in the same manner as if you were a U.S. Holder, unless an applicable income tax treaty provides otherwise. In addition, if you are a foreign corporation, you may also be subject to a branch profits tax on your effectively connected earnings and profits for the taxable year, subject to certain adjustments, at a rate of 30% unless reduced or eliminated by an applicable tax treaty.

  Information Reporting and Backup Withholding

        Unless certain exceptions apply, we must report to the IRS and to you any payments to you in respect of interest during the taxable year. Under current U.S. federal income tax law, backup withholding tax will not apply to payments of interest by us or our paying agent on the exchange notes, if you provide us with a properly competed IRS Form W-8BEN, provided that we or our paying agent, as the case may be, do not have actual knowledge or reason to know that the payee is a U.S. person. Payments pursuant to the sale, exchange or other disposition of the exchange notes, made to or through a foreign office of a foreign broker, other than payments in respect of interest, will not be subject to information reporting and backup withholding; provided that information reporting may apply if the foreign broker has certain connections to the United States, unless the beneficial owner of the exchange notes certifies, under penalties of perjury, that it is not a U.S. person, or otherwise establishes an exemption. Payments made to or through a foreign office of a U.S. broker will not be subject to backup withholding, but are subject to information reporting unless the beneficial owner of the exchange notes certifies, under penalties of perjury, that it is not a U.S. person, or otherwise establishes an exemption. Payments to or through a U.S. office of a broker, however, are subject to information reporting and backup withholding, unless the beneficial owner of the exchange notes certifies, under penalties of perjury, that it is not a U.S. person, or otherwise establishes an exemption. Backup withholding is not an additional tax; any amounts withheld from a payment to you under the backup withholding rules will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is timely furnished to the IRS. You should consult your tax advisor regarding the application of information reporting and backup withholding in your particular situation, the availability of an exemption from backup withholding and the procedure for obtaining such an exemption, if available.

PLAN OF DISTRIBUTION

        Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer in exchange for initial notes acquired by such broker-dealer as a result of market making or other trading activities may be deemed to be an "underwriter" within the meaning of the Securities Act and, therefore, must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales, offers to resell or other transfers of the exchange notes received by it in connection with the exchange offer. Accordingly, each such broker-dealer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for initial notes where such initial notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration of this exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until                         , all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

        We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

CERTAIN ERISA CONSIDERATIONS

        The following is a summary of certain considerations associated with the purchase of the exchange notes by employee benefit plans that are subject to Title I of ERISA, plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of Similar Laws, and entities whose underlying assets are considered to include "plan assets" of any such plan, account or arrangement (each, a "Plan").

General fiduciary matters

        ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an "ERISA Plan") and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

        In considering an investment in the exchange notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary's duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited transaction issues

        Section 406 of ERISA and Section 4975 of the Code prohibit ERISA plans from engaging in specified transactions involving Plan assets with persons or entities who are "parties in interest," within the meaning of ERISA, or "disqualified persons," within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of exchange notes by an ERISA Plan with respect to which the issuer, the Initial Purchasers, or the guarantors are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, ("PTCEs") that may apply to the acquisition and holding of the notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers, although there can be no assurance that all of the conditions of any such exemptions will be satisfied.

        Because of the foregoing, the exchange notes should not be purchased or held by any person investing "Plan assets" of any Plan, unless such purchase and holding (and the exchange of notes for exchange notes) will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.

Representation

        Accordingly, by acceptance of an exchange note each purchaser and subsequent transferee will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the notes or the exchange notes constitutes assets of any Plan or (ii) the acquisition and holding of the notes and the exchange notes (and the exchange of notes for exchange notes) by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

        The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the notes or exchange notes (and holding the notes or exchange notes) on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the notes.

LEGAL MATTERS

        Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York, will opine that the exchange notes and guarantees are binding obligations of the registrants. Davis, Brown, Koehn, Shors & Roberts, PC will pass as to certain legal matters of Iowa law relating to the validity of the securities being registered and the guarantees. Perkins Coie LLP will pass as to certain legal matters of Washington law relating to the validity of the securities being registered and the guarantees. Quarles & Brady LLP will pass as to certain legal matters of Wisconsin law relating to the validity of the securities being registered and the guarantees.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The consolidated financial statements of RDA Holding Co., and subsidiaries as of December 31, 2009, June 30, 2009 and June 30, 2008, and related consolidated and combined consolidated statements of operations, stockholders' deficit and cash flows for the six months ended December 31, 2009 and each of the three years in the period ended June 30, 2009 appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Page
Consolidated and Combined Consolidated Financial Statements:
Report of Independent Registered Public Accounting Firm	F-2

Consolidated Statements of Operations for the Six Months Ended December 31, 2009 and 2008 (unaudited) and Years Ended June 30, 2009 and June 30, 2008 (Predecessor Company) and Combined Consolidated Statement of Operations for the Year Ended June 30, 2007 (Predecessor Company)

F-3
Consolidated Balance Sheets as of December 31, 2009, and June 30, 2009 and 2008 (Predecessor Company)	F-4

Consolidated Statements of Cash Flows for the Six Months Ended December 31, 2009 and 2008 (unaudited) and Years Ended June 30, 2009 and June 30, 2008 (Predecessor Company) and Combined Consolidated Statement of Cash Flows for the Year Ended June 30, 2007 (Predecessor Company)

F-5

Consolidated Statements of Changes in Stockholders' Deficit for the Six Months Ended December 31, 2009 and Years Ended June 30, 2009 and June 30, 2008 (Predecessor Company) and Combined Consolidated Statement of Changes in Stockholders' Equity for the Year Ended June 30, 2007 (Predecessor Company)

F-7

Notes to Consolidated Financial Statments for the Six Months Ended December 31, 2009 and 2008 (unaudited), and Years Ended June 30, 2009 and 2008 (Predecessor Company) and Combined Consolidated Financial Statements for the Year Ended June 30, 2007 (Predecessor Company)

F-9
Page
Unaudited Interim Consolidated Financial Statements:

Unaudited Consolidated Statements of Operations for the period February 20, 2010 through June 30, 2010 (Successor Company), and January 1, 2010 through February 19, 2010, and Six Months Ended June 30, 2009 (Predecessor Company)

F-99
Unaudited Consolidated Balance Sheet as of June 30, 2010 (Successor Company) and Audited Consolidated Balance Sheet as of December 31, 2009 (Predecessor Company)	F-100

Unaudited Consolidated Statements of Cash Flows for the period February 20, 2010 through June 30, 2010 (Successor Company), and January 1, 2010 through February 19, 2010, and the Six Months Ended June 30, 2009 (Predecessor Company)

F-101

Unaudited Consolidated Statements of Changes in Stockholders' Equity (Deficit) for the period February 20, 2010 through June 30, 2010 (Successor Company), and January 1, 2010 through February 19, 2010 (Predecessor Company)

F-103
Notes to Unaudited Consolidated Financial Statements for Six Months Ended June 30, 2010 (Successor Company) and June 30, 2009 (Predecessor Company)	F-104

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders of
RDA Holding Co. and Subsidiaries (Debtors-in-Possession)

        We have audited the accompanying consolidated balance sheets of RDA Holding Co., and subsidiaries (Debtors-in-Possession) as of December 31, 2009, June 30, 2009 and June 30, 2008 and the related consolidated and combined consolidated statements of operations, stockholders' deficit, and cash flows of the corporations listed in Note 2 for the six months ended December 31, 2009 and each of the three years in the period ended June 30, 2009. These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        As more fully discussed in Note 1 to the consolidated and combined consolidated financial statements, on August 24, 2009, RDA Holding Co., and substantially all of its domestic subsidiaries ("the Debtors") filed voluntary petitions for relief under chapter 11 of the United States Bankruptcy Code. As further discussed in Notes 1 and 29, on January 19, 2010, the Bankruptcy Court entered an order confirming the plan of reorganization, which became effective on February 19, 2010 at which time the Debtors emerged from bankruptcy protection. The Company will apply fresh start accounting as of February 19, 2010 as described in Note 29.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of RDA Holding Co., and subsidiaries (Debtors-in-Possession) at December 31, 2009, June 30, 2009, and June 30, 2008 and the consolidated and combined consolidated results of their operations and their cash flows for the six months ended December 31, 2009 and each of the three years in the period ended June 30, 2009, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

Ernst & Young LLP

New York, New York
May 27, 2010, except as to Notes 2, 7, 15 and 27, as to which the date is November     , 2010

        The foregoing report is in the form that will be signed upon the filing of the September 30, 2010 unaudited interim consolidated financial statements reflecting the changes in reportable segments described in Note 27 to the consolidated financial statements.

/s/ Ernst & Young LLP

New York, New York
October 26, 2010

RDA Holding Co., and Subsidiaries
(debtors-in-possession)

Consolidated Statements of Operations for the Six Months Ended December 31, 2009 and 2008,
Years Ended June 30, 2009 and June 30, 2008 and Combined Consolidated Statement of Operations
for the Year Ended June 30, 2007

(in millions)

	Predecessor Company
	Six months ended December 31,		Year ended June 30,
	2009	2008	2009	2008	2007
		(Unaudited)
Revenue	$1,101.8	$1,137.5	$2,137.3	$2,328.5	$855.5
Product, distribution and editorial expenses	485.2	496.4	925.4	993.7	394.0
Promotion, marketing and administrative expenses	557.6	628.2	1,115.1	1,290.5	441.7
Impairment of assets	61.2	—	988.8	34.3	—
Other operating items, net	3.6	21.1	31.8	20.7	18.9

Operating (loss) income	(5.8)	(8.2)	(923.8)	(10.7)	0.9
Interest expense	45.8	103.9	202.3	218.9	96.5
Gain on recapitalization at WRC Media, Inc.	—	—	—	—	(18.5)
Other (income) expense, net	(2.8)	(1.5)	15.1	(6.7)	(0.7)

Loss before reorganization items, income taxes and discontinued operations	(48.8)	(110.6)	(1,141.2)	(222.9)	(76.4)
Reorganization items	58.2	—	—	—	—

Loss before income taxes and discontinued operations	(107.0)	(110.6)	(1,141.2)	(222.9)	(76.4)
Income tax (benefit) expense	(7.4)	12.8	(35.5)	4.9	(9.3)

Loss from continuing operations	(99.6)	(123.4)	(1,105.7)	(227.8)	(67.1)
Income (loss) from discontinued operations, net of tax expense (benefit) of $1.6 and $(15.9) for the six months ended December 31, 2009 and 2008, and $(11.6), $(9.3) and $4.6 in fiscal 2009, 2008, and 2007, respectively	7.2	(90.5)	(140.8)	(317.3)	(41.2)

Net loss	$(92.4)	$(213.9)	$(1,246.5)	$(545.1)	$(108.3)

See accompanying Notes to Consolidated and Combined Consolidated Financial Statements

RDA Holding Co., and Subsidiaries
(debtors-in-possession)

Consolidated Balance Sheets as of December 31, 2009, June 30, 2009 and June 30, 2008

(in millions, except share and per share data)

	Predecessor Company
		June 30,
	December 31, 2009
		2009	2008
Assets
Current assets:
Cash and cash equivalents	$297.4	$117.7	$73.5
Restricted cash	8.8	3.9	2.2
Accounts receivable, net	248.9	217.7	279.9
Inventories	89.4	96.1	109.1
Prepaid and deferred promotion costs	35.5	50.9	54.5
Prepaid expenses and other current assets	150.0	170.4	155.6
Assets held for sale	19.0	21.0	302.4

Total current assets	849.0	677.7	977.2
Property, plant and equipment, net	59.4	61.9	79.5
Restricted cash	19.1	7.9	3.7
Goodwill	862.0	845.2	1,602.7
Other intangible assets, net	343.3	405.1	895.0
Prepaid pension assets	158.0	130.1	290.9
Other noncurrent assets	53.1	110.6	125.0

Total assets	$2,343.9	$2,238.5	$3,974.0

Liabilities and stockholders' deficit
Current liabilities:
Current portion of long-term debt and short-term debt	$255.3	$2,183.1	$25.6
Accounts payable	174.4	234.5	220.9
Accrued expenses	149.6	220.5	272.7
Income taxes payable	23.1	20.2	26.9
Unearned revenues	366.6	330.0	361.9
Other current liabilities	7.5	17.3	10.8
Liabilities held for sale	21.5	20.5	66.0

Total current liabilities	998.0	3,026.1	984.8
Long-term debt	—	—	2,091.9
Preferred stock liability mandatorily redeemable Series A and B preferred stock, at par value of $.01; authorized, issued, and outstanding 274,000 and 200,000 at all periods, respectively	—	396.3	348.6
Unearned revenues	146.3	142.8	136.2
Accrued pension	42.3	107.2	84.0
Post-retirement and post-employment benefits other than pensions	16.1	18.3	25.5
Other noncurrent liabilities	185.7	212.6	388.7
Liabilities subject to compromise	2,673.6	—	—

Total liabilities	4,062.0	3,903.3	4,059.7
Commitments and contingencies (Note 22)
Common stock (par value $1.00 per share, authorized 100,000,000 shares and issued 59,701,909 shares at December 31, 2009, and June 30, 2009 and 2008)	59.7	59.7	59.7
Paid-in capital	671.3	670.7	668.2
Accumulated deficit	(2,305.9)	(2,213.5)	(967.0)
Accumulated other comprehensive (loss) gain	(143.2)	(181.7)	153.4

Total stockholders' deficit	(1,718.1)	(1,664.8)	(85.7)

Total liabilities and stockholders' deficit	$2,343.9	$2,238.5	$3,974.0

See accompanying Notes to Consolidated and Combined Consolidated Financial Statements

RDA Holding Co., and Subsidiaries
(debtors-in-possession)

Consolidated Statements of Cash Flows for the Six Months Ended December 31, 2009 and 2008 and
Years Ended June 30, 2009 and June 30, 2008 and Combined Consolidated Statement of Cash Flows
for the Year Ended June 30, 2007

(in millions)

	Predecessor Company
	Six months ended December 31,		Year ended June 30,
	2009	2008	2009	2008	2007
		(Unaudited)
Cash flows from operating activities:
Net loss	$(92.4)	$(213.9)	$(1,246.5)	$(545.1)	$(108.3)
Adjustments to reconcile net loss to operating cash flows:
Loss (income) from discontinued operations, net of tax	(7.2)	90.5	140.8	317.3	41.2
Depreciation and amortization	23.5	34.6	63.5	69.7	29.1
(Benefit) provision for deferred income taxes	(16.3)	1.6	(56.7)	(42.0)	(23.7)
Impairment of assets	61.2	—	988.8	34.3	—
Amortization of debt issuance costs	8.0	4.4	8.9	8.8	8.2
Net (gain) loss on sale of certain assets	(0.9)	—	(1.2)	(1.7)	0.3
Stock-based compensation	0.6	1.1	2.5	7.0	2.0
Loss on derivatives	—	—	19.4	—	—
Non-cash (gain) on recapitalization	—	—	—	—	(18.5)
Other	(0.1)	—	—	—	3.0
Changes in assets and liabilities, net of effects of dispositions and acquisitions:
Restricted cash	(15.8)	(2.7)	(5.9)	(1.4)	(4.5)
Accounts receivable, net	(25.9)	(44.9)	25.6	34.6	33.5
Inventories	9.3	(9.7)	(0.4)	0.6	4.6
Prepaid and deferred promotion costs	17.3	9.8	(3.3)	4.4	(12.8)
Other assets	11.2	(37.2)	(46.8)	(31.3)	(30.5)
Unearned revenues	33.1	77.8	1.2	89.0	22.1
Income taxes	7.2	(13.1)	(32.3)	9.7	34.1
Accounts payable and accrued expenses	92.3	(7.1)	2.4	(33.4)	(97.2)
Other liabilities	(72.2)	12.2	33.5	74.9	(18.6)

Net change in cash due to continuing operating activities	32.9	(96.6)	(106.5)	(4.6)	(136.0)
Net change in cash due to discontinued operating activities	9.5	(39.0)	(46.7)	(51.7)	(44.1)

Net change in cash due to operating activities	$42.4	$(135.6)	$(153.2)	$(56.3)	$(180.1)

RDA Holding Co., and Subsidiaries
(debtors-in-possession)

Consolidated Statements of Cash Flows for the Six Months Ended December 31, 2009 and 2008 and
Years Ended June 30, 2009 and June 30, 2008 and Combined Consolidated Statement of Cash Flows
for the Year Ended June 30, 2007 (Continued)

(in millions)

	Predecessor Company
	Six months ended December 31,		Year ended June 30,
	2009	2008	2009	2008	2007
		(Unaudited)
Cash flows from investing activities:
Capital expenditures	(5.0)	(2.4)	(7.6)	(14.9)	(7.0)
Purchases of intangible assets	(0.2)	—	—	(1.0)	—
Proceeds from sale of assets	0.9	—	0.3	24.3	14.4
Sale of businesses, net	—	108.1	108.1	—	—
Proceeds from life insurance settlements	—	—	12.5	—	—
Proceeds from note receivable	6.8	—	2.5	—	—
Acquisition of RDA Inc., net of cash acquired	—	—	—	—	(1,553.1)

Net change in cash due to continuing investing activities	2.5	105.7	115.8	8.4	(1,545.7)

Net change in cash due to discontinued investing activities	—	(1.9)	(1.8)	(11.3)	(7.3)

Net change in cash due to investing activities	$2.5	$103.8	$114.0	$(2.9)	$(1,553.0)

Cash flows from financing activities:
Proceeds from borrowings	—	400.1	490.0	303.9	1,921.0
Debt payments	(0.6)	(393.3)	(402.2)	(208.7)	(895.8)
Short-term borrowings, net	147.9	11.2	(7.0)	11.6	85.2
Cash paid for financing fees	(12.6)	—	—	—	(73.7)
Distribution to WRC Media and Direct Holding's existing shareholders	—	—	—	—	(6.7)
Issuance of common and preferred stock	—	—	—	—	740.2
Repurchase of preferred stock	—	—	—	(17.3)	—
Other, net	—	—	—	—	(0.4)

Net change in cash due to financing activities	$134.7	$18.0	$80.8	$89.5	$1,769.8

Effect of exchange rate changes on cash and cash equivalents	0.1	3.0	2.6	(2.5)	1.5

Net change in cash and cash equivalents	179.7	(10.8)	44.2	27.8	38.2
Cash and cash equivalents at beginning of period	117.7	73.5	73.5	45.7	7.5

Cash and cash equivalents at end of period	$297.4	$62.7	$117.7	$73.5	$45.7

Supplemental information
Cash paid for interest	$6.9	$67.8	$133.4	$150.7	$31.6
Cash paid for income taxes	$4.7	$15.4	$14.4	$29.3	$14.5

See accompanying Notes to Consolidated and Combined Consolidated Financial Statements

RDA Holding Co., and Subsidiaries
(debtors-in-possession)

Consolidated Statements of Changes in Stockholders' Deficit for the Six Months Ended December 31,
2009, Years Ended June 30, 2009 and June 30, 2008 and Combined Consolidated Statement of Changes
in Stockholders' Equity for the Year Ended June 30, 2007

(in millions except share and per share data)

	Common Stock	Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive (Loss) Gain	Total
Balance at June 30, 2006 (Predecessor)	$3.1	$195.8	$(313.6)	$(0.4)	$(115.1)

Comprehensive Loss
Net loss			(108.3)		(108.3)
Other comprehensive gain:
Translation gain				1.7	1.7
Unrealized gain on derivatives, net of deferred taxes of $4.0				6.8	6.8
Deferred pension liabilities and other retirement benefits, net of deferred taxes of $31.9				61.0	61.0

Total comprehensive loss					(38.8)

Issuance of common stock	46.6	392.9			439.5
Adjustment of historical carrying amounts (38.5% for WRC Media Inc. and 15.6% for Direct Holdings U.S. Corp of fair value of assets acquired and liabilities assumed (see Note 3, Entities Under Common Control for further information)	9.9	70.3			80.2
Assumption of Direct Holdings Worldwide Corp. liabilities		(1.4)			(1.4)
Stock-based compensation expense		2.0			2.0
Other		0.9			0.9

Balance at June 30, 2007 (Predecessor)	$59.6	$660.5	$(421.9)	$69.1	$367.3

Comprehensive Loss
Net loss			(545.1)		(545.1)
Other comprehensive gain (loss):
Translation gain				117.3	117.3
Unrealized loss on derivatives, net of deferred taxes of $12.8				(21.3)	(21.3)
Deferred pension liabilities and other retirement benefits, net of deferred taxes of $10.3				(11.7)	(11.7)

Total comprehensive loss					(460.8)

Stock-based compensation expense		7.0			7.0
Purchase Price Adjustment for Direct Holdings	0.1	0.7			0.8

Balance at June 30, 2008 (Predecessor)	$59.7	$668.2	$(967.0)	$153.4	$(85.7)

RDA Holding Co., and Subsidiaries
(debtors-in-possession)

Consolidated Statements of Changes in Stockholders' Deficit for the Six Months Ended December 31,
2009, Years Ended June 30, 2009 and June 30, 2008 and Combined Consolidated Statement of Changes
in Stockholders' Equity for the Year Ended June 30, 2007 (Continued)

(in millions except share and per share data)

	Common Stock	Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive (Loss) Gain	Total
Balance at June 30, 2008 (Predecessor)	$59.7	$668.2	$(967.0)	$153.4	$(85.7)

Comprehensive Loss
Net loss			(1,246.5)		(1,246.5)
Other comprehensive loss:
Translation loss				(191.7)	(191.7)
Unrealized gain on derivatives, net of deferred taxes of $1.4				2.4	2.4
Reclassification of unrealized loss on derivatives, net of deferred taxes of $7.3				12.1	12.1
Deferred pension liabilities and other retirement benefits, net of deferred taxes of $85.8				(157.9)	(157.9)

Total comprehensive loss					(1,581.6)

Stock-based compensation expense		2.5			2.5

Balance at June 30, 2009 (Predecessor)	$59.7	$670.7	$(2,213.5)	$(181.7)	$(1,664.8)

Comprehensive Loss
Net loss			(92.4)		(92.4)
Other comprehensive (loss) gain:
Translation gain				28.6	28.6
Deferred pension liabilities and other retirement benefits, net of deferred taxes of $4.7				9.9	9.9

Total comprehensive loss					(53.9)

Stock-based compensation expense		0.6			0.6

Balance at December 31, 2009 (Predecessor)	$59.7	$671.3	$(2,305.9)	$(143.2)	$(1,718.1)

        Accumulated other comprehensive loss, net of tax, is comprised of foreign currency translation adjustments of $(44.5) at December 31, 2009, and $(73.1) and $118.6 at June 30, 2009 and 2008, respectively; deferred pension liabilities and other retirement (obligations) benefits of $(98.7) at December 31, 2009, and $(108.6) and $49.3 at June 30, 2009 and 2008, respectively; and unrealized (losses) gains and reclassifications on derivatives of $(14.5) at June 30, 2008. There were no unrealized (losses) gains and reclassifications on derivatives at December 31, 2009 or June 30, 2009.

See accompanying Notes to Consolidated and Combined Consolidated Financial Statements

RDA Holding Co., and Subsidiaries
(debtors-in-possession)

Notes to Consolidated and Combined Consolidated Financial Statements

(in millions, except share and per share data)

        Subsequent to March 2, 2007 and unless indicated otherwise, references in Notes to Consolidated and Combined Consolidated Financial Statements to "we," "us," "our," and the "Company" are to RDA Holding Co., and subsidiaries. Note that RDA Holding Co. is primarily a holding company with Reader's Digest Association, Inc. as its sole subsidiary (See Note 2 for further details). Prior to March 2, 2007, these references are to the combined operations of WRC Media Inc. and Direct Holdings U.S. Corp. All references to 2009, 2008 and 2007, unless otherwise indicated, are to the twelve months ended June 30, 2009, 2008 and 2007, respectively.

Note 1 Chapter 11 bankruptcy and approved plan of reorganization

Chapter 11 Filing

        On August 24, 2009 (the "Petition Date"), RDA Holding Co. and substantially all of its United States subsidiaries (collectively, the "Debtors") filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"). The chapter 11 Cases were jointly administered under the caption In re The Reader's Digest Association, Inc., et al., Case No. 09-23529 (the "chapter 11 Cases").

        The filing was made to allow the Company to implement a restructuring pursuant to a pre-negotiated plan of reorganization (the "Plan of Reorganization" or "the Plan") aimed at improving the Company's capital structure (the "Restructuring"). The Plan of Reorganization essentially provided for restructuring the Company's debt, thereby reducing the over leveraged balance sheet and was expected to leave in tact the Company's operations.

        Prior to the Petition Date, the Debtors reached agreement with more than a majority of the pre-petition lenders regarding the terms of a de-leveraging transaction to reduce the Debtors' total debt from approximately $2.2 billion to approximately $555. To evidence their support of the Debtors' restructuring plan, pre-petition senior secured lenders holding more than 80% of the aggregate amount of the Debtors' pre-petition bank debt (and more than 70% in number) executed an agreement, incorporating a term sheet for the Plan, that was supported by the lenders and which provided for implementation of the restructuring through an expedited chapter 11 process ("the Restructuring Support Agreement").

        In the chapter 11 Cases, the Debtors continued to operate their businesses as debtors-in-possession ("DIP") under the jurisdiction of the Bankruptcy Court and in accordance with applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court. Unless otherwise authorized by the Bankruptcy Court, the Bankruptcy Code prohibited the Company from making payments to creditors on account of pre-petition claims. Vendors were, however, paid for goods furnished and services provided after the Petition Date in the ordinary course of business.

        As of the Petition Date, all pending litigation wherein the Company was named as a defendant was generally stayed by operation of the Bankruptcy Code and absent further order of the Bankruptcy Court, no party, subject to certain exceptions, was allowed to take any action, also subject to certain exceptions, to recover on pre-petition claims against the Company.

        On August 25, 2009 the Bankruptcy Court granted typical "first day" orders to ensure the Company was able to transition into the Chapter 11 process with as little disruption to our business as

RDA Holding Co., and Subsidiaries
(debtors-in-possession)

Notes to Consolidated and Combined Consolidated Financial Statements (Continued)

(in millions, except share and per share data)

Note 1 Chapter 11 bankruptcy and approved plan of reorganization (Continued)

possible and to enable our business to function in the ordinary course while the chapter 11 Cases are pending. The most significant of these granted "first day" motions authorized us to (i) access interim financing of $100 of the $150 in new DIP financing (see Note 17, Debt); (ii) pay pre-petition wages and other benefits to employees; (iii) honor pre-petition customer obligations and continue customer programs; (iv) make payments to certain pre-petition vendors that were vital to our uninterrupted operations; (v) continue use of our existing cash management system and bank accounts and (vi) use cash collateral with the consent of our secured lenders.

        Under the Bankruptcy Code, the Debtors generally must assume or reject pre-petition executory contracts, including but not limited to real property leases, subject to the approval of the Court and certain other conditions. In this context, "assumption" means the Company agreed to perform its obligations and cure all existing defaults under the contract or lease, and "rejection" means it was relieved from its obligations to perform further under the contract or lease, but is subject to a pre-petition claim for damages for the breach thereof, subject to certain limitations.

        Since the Petition Date, the Company received court approval to reject leases to approximately 14 facilities and other executory contracts of various types. The Company expected additional liabilities will arise due to rejection of executory contracts, including leases, and from the determination of the Court (or agreement by parties in interest) of allowed claims for contingencies and other disputed amounts. The Company has incurred, and may continue to incur, significant costs associated with the reorganization (see Note 8, Reorganization Items).

        The Company filed with the Court a schedule of "Non-Qualified Retirement Plans" for rejection pursuant to the Plan. The Non-Qualified Retirement Plans include all of the Debtors' unfunded non-qualified retirement plans or deferred compensation arrangements, including, but not limited to, the following plans or arrangements:

  •
  the Excess Benefit Retirement Plan;

  •
  the Executive Retirement Plan;

  •
  the Executive Cash Balance Plan;

  •
  the 1988 Supplemental Employee Retirement Plan and related agreements;

  •
  the Director and Roving Editors Plan and/or related agreements or arrangements;

  •
  the Reader's Digest Deferred Compensation Plan or deferred compensation arrangements provided by any other Debtor; and

  •
  Lillian Vernon Corporation Executive Deferred Compensation Agreement.

        The Company filed with the Bankruptcy Court schedules that set forth, among other things, the assets and liabilities of the Debtors as of the Petition Date as shown on its books and records, subject to the assumptions contained in certain notes filed in connection therewith. The Court established a general deadline of November 16, 2009 for the filing of proofs of claim. The Company provided notice of the bar date in accordance with and as required by the Court orders. Differences between amounts

RDA Holding Co., and Subsidiaries
(debtors-in-possession)

Notes to Consolidated and Combined Consolidated Financial Statements (Continued)

(in millions, except share and per share data)

Note 1 Chapter 11 bankruptcy and approved plan of reorganization (Continued)

scheduled by the Debtors and claims filed by creditors are being investigated and resolved in connection with a claims resolution and objection process.

        The Office of the United States Trustee (the "Trustee") appointed an unsecured creditors' committee (the "Creditors' Committee), which had a right to be heard on all matters that came before the Court, including any proposed plan of reorganization.

Proposed Plan of Reorganization

        On November 30, 2009, the Debtors filed the Debtors' Third Amended Proposed Joint Plan of Reorganization. The Company's proposed Plan provided for a restructuring of approximately $2.2 billion in total debt, including approximately $1.6 billion of senior secured indebtedness outstanding under the 2007 Credit Facility, (as described in Note 17, Debt). On account of the $1.6 billion of senior secured debt, lenders would receive their pro rata share of (i) the German Term Loan (as described in Note 17, Debt), (ii) a $300 second priority U.S. term loan and (iii) 100% of the new common stock of the reorganized Company (subject to dilution by (A) reserve of 7.5% for equity grants to management and the new board of directors; no more than 2.5% of which will be in the form of stock grants ("Management Equity Plan") and (B) and warrants issued to holders of senior subordinated claims who vote in favor of the Plan ("New Warrants")). On January 19, 2010, the Bankruptcy Court confirmed the Debtors' Plan of Reorganization. We met all the material conditions of the plan of reorganization, the plan became effective and the Debtors emerged from bankruptcy protection on February 19, 2010 (the "Effective Date"). On the Effective Date, the Company implemented fresh start accounting in accordance with ASC Topic 852, Reorganizations ("ASC 852").

        In addition to the restructuring of the existing debt described above, the Plan included, but was not limited to, the following:

  •
  $150 of loans outstanding under the Debtors' DIP Credit Facility (as defined in Note 17, Debt) was converted to a new first priority term loan to be issued to the DIP Lenders on the Effective Date pursuant to, and subject to the terms of, the Exit Credit Agreement;

  •
  The general unsecured claims of trade creditors with whom the Debtors intend to conduct business post emergence were paid in full in cash in accordance with the Plan or in the ordinary course of business;

  •
  Holders of other general unsecured claims, which includes the Company's non-qualified U.S. retirement plans, other deferred compensation and lease rejections, received cash in an amount equal to their pro rata share of $4;

  •
  "Hardship" fund for a select group of unsecured claims associated with the Company's non-qualified U.S. retirement plans will receive cash in an amount equal to their pro rata share of up to $1; and

  •
  Equity interests by RDA Holding Co. will be extinguished.

        A new board of eight directors ("New Board") was appointed under the reorganized company. See Note 29, Subsequent Events for further information.

RDA Holding Co., and Subsidiaries
(debtors-in-possession)

Notes to Consolidated and Combined Consolidated Financial Statements (Continued)

(in millions, except share and per share data)

Note 2 Organization and summary of significant accounting policies

Organization and Business

        RDA Holding Co. is principally a holding company. We conduct our operations primarily through our wholly owned subsidiary, The Reader's Digest Association, Inc. ("RDA"), and subsidiaries of RDA. Our primary asset is our sole ownership of all issued and outstanding shares of common stock of RDA.

        RDA is a global multi-brand media and marketing company that educates, entertains and connects audiences around the world. RDA markets books, magazines, educational products, recorded music collections, home video products and other products, such as fitness equipment. We sell our products worldwide through direct marketing and other sales channels.

        On January 23, 2007, RDA Holding Co. (formerly a Ripplewood Holdings LLC ("Ripplewood") controlled entity), WRC Acquisition Co. (a subsidiary of RDA Holding Co.) and WRC Media Inc. ("WRC Media") entered into a merger agreement that provided for WRC Acquisition Co. to merge with and into WRC Media, with WRC Media being the surviving corporation (the "WRC Media Merger"). An investment fund affiliated with Ripplewood acquired its original interest in WRC Media in 1999 and, at the time of the WRC Media Merger, had approximately a 46% economic interest and a majority voting interest in WRC Media. The merger consideration of $100.7 paid to WRC Media's existing stockholders to acquire all the common stock of WRC Media at the closing of the WRC Merger on March 2, 2007 included a combination of RDA Holding Co. common stock of $80.6, RDA Holding Co. junior pay-in-kind preferred stock of $20.0 and cash of $0.1.

        On January 23, 2007, RDA Holding Co. entered into a stock acquisition agreement to acquire all the common stock of Direct Holdings U.S. Corporation ("Direct Holdings") in exchange for shares of common stock of RDA Holding Co. and net cash totaling $56.7 (the "Direct Holdings Stock Acquisition"). An investment fund affiliated with Ripplewood acquired its original interest in Direct Holdings in December 2003 and had at the time of the Direct Holdings Stock Acquisition approximately an 84% voting and economic interest in Direct Holdings. The net consideration of $56.7 paid at the closing of the Direct Holdings Stock Acquisition on March 2, 2007 included a combination of RDA Holding Co. common stock of $50.1 and net cash of $6.6. Under the terms of the stock acquisition agreement, a purchase price adjustment was required to be made in January 2008, which resulted in the issuance of additional RDA Holding Co. common stock of $0.7 and payment of cash of $0.1 to the shareholders of Direct Holdings.

        On March 2, 2007, RDA Holding Co. acquired The Reader's Digest Association, Inc. pursuant to a Merger Agreement dated November 16, 2006 among The Reader's Digest Association, Inc., RDA Holding Co. and Doctor Acquisition Co. (a wholly owned subsidiary of RDA Holding Co.) (the "RDA Merger Agreement"). Pursuant to the RDA Merger Agreement, Doctor Acquisition Co. was merged with and into The Reader's Digest Association, Inc., with The Reader's Digest Association, Inc. being the surviving corporation (the "Acquisition Transaction"). In the Acquisition Transaction, each outstanding share of common stock of The Reader's Digest Association, Inc. (except those held in treasury) was converted into the right to receive $17.00 in cash and each outstanding share of Doctor Acquisition Co. was converted into one share of common stock of The Reader's Digest Association, Inc., as the surviving corporation. Prior to the Acquisition Transaction, The Reader's Digest Association, Inc. was a publicly traded company listed on the New York Stock Exchange. Upon

RDA Holding Co., and Subsidiaries
(debtors-in-possession)

Notes to Consolidated and Combined Consolidated Financial Statements (Continued)

(in millions, except share and per share data)

Note 2 Organization and summary of significant accounting policies (Continued)

the closing of the Acquisition Transaction, RDA Holding Co. became the owner of all the issued and outstanding common stock of The Reader's Digest Association, Inc., as the surviving corporation of the Acquisition Transaction. Concurrently, with the closing of The Reader's Digest Association, Inc. acquisition on March 2, 2007, RDA Holding Co. contributed all of the outstanding shares of WRC Media and Direct Holdings to The Reader's Digest Association, Inc.

        Prior to the Acquisition Transaction investment funds affiliated with Ripplewood controlled a majority of the voting rights in both WRC Media and Direct Holdings. WRC Media is treated as the predecessor company since Ripplewood acquired its controlling ownership position in WRC Media in 1999, prior to its ownership position in Direct Holdings and The Reader's Digest Association, Inc. The combination of WRC Media and Direct Holdings for the periods prior to March 2, 2007 was accounted for using the accounting method prescribed in the Accounting Standards Codification ("ASC") Topic 805, Business Combinations, ("ASC 805") for a combination of entities under common control.

        The Acquisition Transaction was accounted for using the purchase method of accounting prescribed in ASC 805. Accordingly, the consolidated results of The Reader's Digest Association, Inc. are included in the consolidated financial statements from the acquisition date on March 2, 2007.

        During the six months ended December 31, 2009, we entered into an agreement to sell CompassLearning, our educational software division. The sale closed in January 2010 with a purchase price of $30.8 and a gain on sale of 30.8, net of tax.

        During fiscal 2009, we sold our home party-planning business Taste of Home Entertaining, Inc. ("TOHE"); our schools and youth fundraising business consisting of QSP, Inc., Quality Service Programs, Inc., and their affiliated subsidiaries in the United States and Canada ("QSP"); the principal operating assets of RDA's display-marketing business, Books Are Fun, Ltd. ("BAF"); and Gareth Stevens, which markets books in the educational market. We also exited our Direct Holdings business in Europe and our library services business World Almanac Education Library Services ("WAELS") and closed our business in Turkey. As of June 30, 2009 all activities had ceased in these businesses.

Basis of Presentation

Segments

        Our operating segments reflect the manner in which our chief operating decision maker reviews the business primarily due to the sale of certain business units and reorganization of certain operating segments to simplify our reporting structure. Our businesses are structured into six reportable segments: Reader's Digest United States (RD US), Reader's Digest Europe (RD Europe), Reader's Digest Asia Pacific & Latin America (RD APLA), Reader's Digest Canada (RD Canada), Lifestyle & Entertainment Direct (LED), and Other.

Principles of Consolidation and Combination

        The consolidated financial statements for the six months ended December 31, 2009 and 2008, and fiscal 2009 and 2008 include the consolidated accounts of RDA Holding Co., and its subsidiaries, all of which are wholly-owned. The combined consolidated financial statements for fiscal 2007 include the

RDA Holding Co., and Subsidiaries
(debtors-in-possession)

Notes to Consolidated and Combined Consolidated Financial Statements (Continued)

(in millions, except share and per share data)

Note 2 Organization and summary of significant accounting policies (Continued)

accounts of RDA Holding Co., and its subsidiaries, all of which are wholly-owned, as of March 2, 2007, and the combined predecessor entities WRC Media and Direct Holdings for the full fiscal year. All significant intercompany accounts and transactions have been eliminated.

Fiscal Year

        The Board of Directors approved the change of the fiscal year end from June 30 to December 31, effective upon emergence. This report is a transitional report, and includes information for the six month transitional period ended December 31, 2009 and for the twelve month periods ended June 30, 2009, 2008, and 2007, respectively. Additionally, this report includes unaudited financial information at December 31, 2008 and for the six month period then ended. Subsequent to this report, our reports will cover the calendar year January 1 to December 31.

Use of Estimates

        The Company's consolidated and combined consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States ("US GAAP") which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities; disclosure of contingent assets and liabilities as of the date of the consolidated and combined consolidated financial statements; and the reported amount of revenues and expenses reported during the period. These estimates are based on management's knowledge of current events and actions that we may undertake in the future; however, actual results may ultimately differ from those estimates.

        The primary estimates underlying our consolidated and combined consolidated financial statements include the allocation of purchase consideration, allowances for returns and doubtful accounts, valuations of inventories, restructuring charges, recoverability of direct response advertising, recoverability of goodwill, intangible assets and long-lived assets, income taxes, estimates of pension, post-employment and post-retirement benefits and valuations of stock-based compensation.

Reclassifications

        Certain prior year amounts have been reclassified to conform to current year presentation. Such amounts include the Company's reclassification of assets and liabilities held for sale and discontinued operations.

Cash and Cash Equivalents

        We consider all highly liquid investments with original maturities of three months or less at the date of purchase to be cash equivalents. The carrying amount approximates fair value based upon the short-term maturity of these investments.

Restricted Cash

        Restricted cash includes cash reserves required in connection with the Company's treasury management activities, and letter of credit collateralization.

RDA Holding Co., and Subsidiaries
(debtors-in-possession)

Notes to Consolidated and Combined Consolidated Financial Statements (Continued)

(in millions, except share and per share data)

Note 2 Organization and summary of significant accounting policies (Continued)

Accounts Receivable

        Accounts receivable are primarily due from advertisers and customers of our products. The Company maintains allowances for uncollectible accounts and returns. The allowance for uncollectible accounts is based on the aging of such receivables and any known collectability exposures. Accounts are written off when deemed uncollectible. Allowances for returns are generally based on historical experience and current market conditions. We believe our concentration of credit risk with respect to accounts receivable is generally limited due to our large number of geographically diverse customers and individually small balances.

Inventories

        Inventories consist primarily of finished goods and raw materials (including paper) and are stated at the lower of cost or market value. Cost is determined using the weighted average cost method or the first-in, first-out (FIFO) method. We periodically assess our inventory for obsolescence in order to reflect the lower of cost or market value.

Long-Lived Assets

Property, Plant and Equipment, Net

        Assets that comprise property, plant and equipment, net are stated at cost less accumulated depreciation and amortization. Depreciation expense is generally calculated on a straight-line basis over the estimated useful lives of the assets: 10-40 years for buildings; 3-10 years for equipment, furniture and fixtures; and 3-5 years for software capitalized for internal use. Leasehold improvements are amortized on a straight-line basis over the initial term of the lease or the useful life of the improvement, whichever is shorter. Maintenance and repairs are expensed as incurred.

Internal Use Software and Website Development Costs

        We have purchased and internally developed software, including the development of our websites, to facilitate and assist with our operational needs and to promote our products. Certain of these costs are capitalized in accordance with ASC Topic 350, Intangibles—Goodwill and Other ("ASC 350"). Costs related to planning, maintenance and minor upgrades of internally used software and website development are expensed as incurred. In addition, all website content update costs are expensed as incurred.

Goodwill and Other Intangible Assets, Net

        Goodwill represents the excess of costs over the fair value of net assets of acquired businesses. Other intangible assets, net is comprised of trade names, licensing agreements, customer relationships and databases, favorable lease commitments, technology and software. Acquired intangibles with finite lives are amortized, on a straight-line basis, over their estimated useful lives.

RDA Holding Co., and Subsidiaries
(debtors-in-possession)

Notes to Consolidated and Combined Consolidated Financial Statements (Continued)

(in millions, except share and per share data)

Note 2 Organization and summary of significant accounting policies (Continued)

Impairment of Long-Lived Assets

        We review for recoverability, at least annually, the carrying amount of goodwill and intangible assets with indefinite lives. This assessment involves comparing the fair value of the reporting unit or asset, as applicable, to its carrying value. Recognition of the impairment, if any, is determined in accordance with ASC 350. Upon adoption of Fresh Start Accounting in February 2010, we changed our annual impairment testing from April 1 to October 1.

        Intangible assets with finite lives and property, plant and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of that asset may not be recoverable in accordance with ASC Topic 360, Property, Plant, and Equipment, ("ASC 360"). We assess recoverability by comparing the asset's carrying amount to the undiscounted future net cash flows expected to be generated by the asset. If we determine that the asset is impaired, the impairment recognized is the amount by which the carrying amount of the asset exceeds the fair value of the asset.

        In accordance with ASC 360, long-lived assets that management has committed to sell at fair market value, including locating a buyer within a year, are available for sale in present condition, and the sale is probable, are reported as assets held for sale. In addition, the results of operations of a component of an entity that has either been disposed of or classified as held for sale is reported in discontinued operations if the operations and cash flows of the component have been eliminated from the ongoing operations of the entity as a result of the disposal transaction and the entity will not have any significant continuing involvement in the operation of the component after the disposal transaction.

Debt Issuance Costs

        Debt issuance costs consist of fees and expenses incurred in connection with borrowings of The Company, WRC Media and Direct Holdings. They also include fees and expenses incurred in connection with our preferred shares, which are classified as a liability in accordance with ASC Topic 480, Distinguishing Liabilities from Equity, ("ASC 480"). These fees are amortized over the terms of the related debt agreements or until the mandatory redemption date in the case of the preferred shares. Capitalized debt issuance costs are included in other noncurrent assets on the consolidated balance sheets. To the extent a significant portion of outstanding borrowings are retired, a proportionate amount of debt issuance costs related to those borrowings is written-off. As a result of our bankruptcy filing we have reclassified capitalized debt issuance costs associated with our prepetition debt to liabilities subject to compromise.

RDA Holding Co., and Subsidiaries
(debtors-in-possession)

Notes to Consolidated and Combined Consolidated Financial Statements (Continued)

(in millions, except share and per share data)

Note 2 Organization and summary of significant accounting policies (Continued)

Stock-Based Compensation

        The Company issues stock options and other share-based compensation to its employees and accounts for these transactions under the provisions of ASC Topic 718, Compensation—Stock Compensation, ("ASC 718"). For equity awards, such as stock options, total compensation cost is based on the grant date fair value and for liability awards, such as stock appreciation rights and restricted stock units, total compensation costs are based on the fair value of the award on the date the terms are paid. The Company recognizes stock-based compensation expense for all awards over the service period required to earn the award, which is typically the vesting period. Stock compensation expense for awards where the ability to exercise the award is contingent upon a liquidity event has been deferred until such time in which the liquidity event becomes probable.

Preferred Stock

        The Company applies the guidance in ASC 480, Distinguishing Liabilities from Equity, when determining the classification and measurement of preferred stock. The Company issued both Series A and Series B preferred shares on March 2, 2007. Series A preferred shares are mandatorily redeemable at March 2, 2019. Series B preferred shares are mandatorily redeemable at September 2, 2019. Because both Series A and Series B are mandatorily redeemable at a specified future date, they are recorded as a liability in accordance with ASC 480. As a result of our bankruptcy filing we have reclassified the Preferred Stock liability to liabilities subject to compromise.

Pensions and Postretirement Benefits Other Than Pensions

        We account for our pension and postretirement benefits in accordance with ASC Topic 715, Compensation—Retirement Benefits, ("ASC 715"). As a result, we recognize the over or underfunded status of each defined benefit pension plan as an asset (overfunded) or liability (underfunded) in the consolidated balance sheets. We recognize any changes in the funded or unfunded status through accumulated other comprehensive (loss) gain. Our projected benefit obligations are determined using actuarial models that incorporate estimates for employee turnover and mortality, increases in employee compensation and healthcare costs, and an employee's age at retirement. These estimates are reviewed annually with actuarial consultants to assist in determining the reasonableness of our assumptions. While these models help determine the obligation, ASC 715 attempts to match recognition of the obligation with the period over which our employees earn benefits. Because employees earn benefits over many years of service, the accounting rules require the recognition in the income statement of certain events (including plan amendments and certain gains and losses) over multiple years rather than the year the event occurs. This principle also applies to recognition of the expected return on plan assets. Although the expected rate of return represents our expectation of the long-term performance of our asset portfolio, performance will likely vary in the short term. We amortize the difference between the actual and expected return on assets over a five-year period in our statement of operations. Income and expenses from our pension plans are included in promotion, marketing and administrative expenses in the consolidated and combined consolidated statements of operations.

RDA Holding Co., and Subsidiaries
(debtors-in-possession)

Notes to Consolidated and Combined Consolidated Financial Statements (Continued)

(in millions, except share and per share data)

Note 2 Organization and summary of significant accounting policies (Continued)

Product Warranty

        The Company provides basic and extended warranty policies on certain of its Lifestyle and Entertainment Direct products. In accordance with ASC Topic 450, Contingencies, ("ASC 450") the basic warranty is accrued for at the time of the sale and is based primarily on historical warranty claim experience. The extended warranties are sold at an additional cost to the customer. Revenue related to the extended warranties is deferred and amortized on a straight-line basis over the life of the warranty.

Revenues

Magazines

        Sales of our magazine subscriptions, less estimated bad debt and return reserves, are deferred and recognized as revenues proportionately, on the first of each month, over the subscription period. Revenues from sales of magazines through the newsstand are recognized at the issue date, net of an allowance for returns, retail display and wholesale incentive programs. Advertising revenues are recorded as revenues at the time the advertisements are published, net of discounts and advertising agency commissions.

Books, Music, Video and Other Products

        Revenues are recorded when title passes, net of provisions for estimated returns. Title passes at time of shipment. In certain circumstances, our promotion entitles the customer to a preview period. Revenue generated by these promotions is recognized after the preview period lapses.

        When we recognize revenues for most of our products, we also record an estimate of bad debts and returns. These estimates are based on historical data and the method of promotion. Reserve levels are adjusted as actual data is received. In the direct marketing business, returns and bad debts are tied to customer responses to our promotional efforts. Accordingly, we deduct estimates of returns and bad debts from gross revenue.

Shipping and Handling

        Costs for shipping products to customers and the associated handling costs are expensed as incurred and are included in product, distribution and editorial expenses on the consolidated and combined consolidated statements of operations. In certain circumstances, shipping and handling costs are billed to the customer. These billings are recognized in revenue.

Editorial, Promotion and Marketing Expenses

        Non-direct advertising, including internal advertising costs, prepublication, editorial, market testing and fulfillment costs, and are expensed as incurred.

        Direct response advertising consists primarily of promotion costs incurred, such as paper and postage, in connection with the sale of magazine subscriptions, books and other products. We account for costs of direct response advertising under ASC Topic 720, Other Expenses, ("ASC 720"). Under ASC 720, costs associated with direct response advertising that can be directly linked to eliciting sales

RDA Holding Co., and Subsidiaries
(debtors-in-possession)

Notes to Consolidated and Combined Consolidated Financial Statements (Continued)

(in millions, except share and per share data)

Note 2 Organization and summary of significant accounting policies (Continued)

and result in probable future benefits are capitalized on a cost-pool-by-cost-pool basis. Books and home entertainment advertising costs are amortized over a period that is generally less than one year. We assess the carrying amount of our capitalized direct response advertising costs for recoverability on a periodic basis. Magazine related direct response advertising costs are expensed when the related promotion is mailed.

        Promotion expense, which consists of both amortization of promotion costs and costs expensed as incurred, included in the consolidated and combined consolidated statements of operations totaled $356.5 and $392.7 for the six months ended December 31, 2009 and 2008, respectively, and $682.1, $766.3, and $252.2 for the years ended June 30, 2009, 2008, and 2007, respectively.

        Commissions earned by agents for new magazine subscribers are included in promotion, marketing and administrative expenses in the consolidated and combined consolidated statement of operations. These costs are deferred and amortized over the related subscription term, typically one to three years.

Income Taxes

        Income taxes are accounted for in accordance with ASC Topic 740, Income Taxes, ("ASC 740") which requires that deferred tax assets and liabilities be recognized, using enacted tax rates, for the effect of temporary differences between the book and tax basis of recorded assets and liabilities. Deferred tax assets, including net operating losses and income tax credits, are reduced by a valuation allowance if it is "more likely than not" that some portion or all of the deferred tax assets will not be realized.

        We are subject to income tax in both the U.S. and internationally, including many U.S. state and foreign jurisdictions.

        Judgment is required when calculating our worldwide provision for income taxes. When recording the worldwide provision for income taxes during a quarter, an estimated full year effective tax rate is applied to interim operating results. In the event there is a discrete or unusual item recognized in the quarterly results, the tax attributable to that item is separately calculated and recorded in that quarter. At year end, we record the worldwide provision for income taxes based on the actual results by jurisdiction.

        In accordance with ASC 740, we evaluate a tax position to determine whether it is more likely than not that the tax position will be sustained upon examination, based on the technical merits of the position. If the position does not meet a more likely than not threshold, a tax reserve is established and no income tax benefit is recognized. We are audited by U.S. federal and state, as well as, foreign tax authorities. In some cases, many years may elapse before a tax return containing tax positions for which an ASC 740 reserve has been established is examined and an audit is completed. As audit settlements are reached, we adjust the corresponding reserves, if required, in the period in which the final determination is made. While it is difficult to predict the final outcome or timing of a particular tax matter, we believe that our reserves for uncertain tax positions are recorded pursuant to the provisions of ASC 740.

RDA Holding Co., and Subsidiaries
(debtors-in-possession)

Notes to Consolidated and Combined Consolidated Financial Statements (Continued)

(in millions, except share and per share data)

Note 2 Organization and summary of significant accounting policies (Continued)

Foreign Currency Translation

        The functional currency for our foreign operations is the local currency. Revenues and expenses denominated in foreign currencies are translated at average monthly exchange rates prevailing during the year. The assets and liabilities of international subsidiaries are translated into U.S. dollars at the rates of exchange in effect at the balance sheet date. The resulting translation adjustment is reflected as a separate component of the consolidated and combined consolidated stockholders' (deficit) equity in Accumulated other comprehensive (loss) gain.

Measurements of Fair Value

        We adopted the provisions of ASC Topic 820, Fair Value Measurements and Disclosures, ("ASC 820") on July 1, 2008. We recorded no change to our opening balance of retained earnings as of July 1, 2008 as we do not hold any financial instruments requiring retrospective application under the provisions of ASC 820.

        ASC 820 specifies a hierarchy of valuation techniques based upon whether the inputs to those valuation techniques reflect assumptions other market participants would use based upon market data obtained from independent sources (observable inputs) or reflect our own assumptions of market participant valuation (unobservable inputs). In accordance with ASC 820, these two types of inputs have created the following fair value hierarchy:

Level 1	Quoted prices in active markets that are unadjusted and accessible at the measurement date for identical, unrestricted assets or liabilities;
Level 2
Quoted prices for identical assets and liabilities in markets that are not active, quoted prices for similar assets and liabilities in active markets or financial instruments for which significant inputs are observable, either directly or indirectly;
Level 3	Prices or valuations that require inputs that are both significant to the fair value measurement and are unobservable.

        ASC 820 requires the use of observable market data if such data is available without undue cost and effort.

        When available, we use unadjusted quoted market prices to measure fair value and classify such items within Level 1. If quoted market prices are not available, fair value is based upon internally developed models that use, where possible, current market-based or independently-sourced market parameters such as interest rates and currency rates and classifies such items within Level 2. If quoted market prices are not available, the valuation model used generally depends on the specific asset or liability being valued. The determination of fair value considers various factors including interest rate yield curves and time value underlying the financial instruments and classifies such items within Level 3.

        We have interest rate swaps, described in Note 20, Financial Instruments, which are fair valued as required by ASC 820 and fall into Level 2 of the fair value hierarchy. We evaluate whether the

RDA Holding Co., and Subsidiaries
(debtors-in-possession)

Notes to Consolidated and Combined Consolidated Financial Statements (Continued)

(in millions, except share and per share data)

Note 2 Organization and summary of significant accounting policies (Continued)

creditworthiness of each swap counterparty is such that default on its obligations under the swap is not probable. We also assess whether the LIBOR-based interest payments are probable of being paid under the loans at the inception and, on an ongoing basis (no less than once each quarter), during the life of each hedging relationship. In addition, we use independent sources to ascertain market values to assist us in determining the fair value of the financial instruments.

        Our U.S and international pension plans have assets which are fair valued as required by ASC 820 and fall into Levels 1, 2, and 3 as per the fair value hierarchy. See Note 24, Benefit Plans for details.

Recent Accounting Pronouncements

        In August 2009, the FASB issued Update No. 2009-05, Fair Value Measurements and Disclosures (Topic 820): Measuring Liabilities at Fair Value, which provides guidance clarifying the required techniques for the fair value measurement of liabilities. The guidance applies to all entities that measure liabilities at fair value and is effective for the first reporting period, including interim periods, after issuance of the guidance. The Company adopted this guidance effective October 1, 2009 and there was no impact on the Company's results of operations, financial condition or liquidity.

        On July 1, 2009, the Company adopted the provisions of ASC Topic 805, Business Combinations ("ASC 805"), which will significantly change the Company's accounting for business combinations on a prospective basis in a number of areas, including the treatment of contingent consideration, pre-acquisition contingencies, transaction costs and restructuring costs. In addition, under ASC 805, changes in an acquired entity's deferred tax assets and uncertain tax positions after the measurement period will impact income tax expense. The adoption did not have a material impact on our consolidated financial statements and in the future will be dependent on the level of our acquisitions.

        On July 1, 2009, the Company adopted the provisions of ASC 715-20-65-2, Employers' Disclosures about Postretirement Benefit Plan Assets, ("ASC 715-20-65-2"). ASC 715-20-65-2 provides enhanced guidance on employer's disclosures about plan assets of a defined benefit pension or other post retirement plan. The adoption of ASC 715-20-65-2 required additional disclosures which have been reflected in the notes to our financial statements, at Footnote 24, Benefit Plans.

        In June 2009, the Financial Accounting Standards Board ("FASB") issued Statement of financial Accounting Standard ("FAS") No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles, which was codified into FASB Accounting Standards Codifications ("ASC") Topic 105, Generally Accepted Accounting Principles ("ASC 105"). The new guidance establishes FASB ASC as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with GAAP. The FASB Accounting Standards Codification supersedes and deems non-authoritative all non-grandfathered non-SEC accounting literature not included in the Codification. The new guidance is effective for the financial statements issued for interim and annual periods ending after September 15, 2009. We adopted FASB ASC 105 for the interim period ending September 30, 2009. The adoption had no impact on our financial statements. We cited the relevant parts of the FASB Accounting Standards Codification in this report and will apply the new presentation prospectively.

RDA Holding Co., and Subsidiaries
(debtors-in-possession)

Notes to Consolidated and Combined Consolidated Financial Statements (Continued)

(in millions, except share and per share data)

Note 2 Organization and summary of significant accounting policies (Continued)

        Effective June 30, 2009, we adopted the provisions of ASC 155, Subsequent Events, ("ASC 155"). ASC 155 requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date, that is, whether that date represents the date the financial statements were issued or were available to be issued. This disclosure should alert all users of financial statements that an entity has not evaluated subsequent events after that date in the set of financial statements being presented. The adoption did not have a material impact on our consolidated and combined consolidated financial statements. See Note 29, Subsequent Events, for further information.

Note 3 Entities Under Common Control

        In accordance with ASC 805, the purchase price paid to the holders of the common stock of WRC Media and Direct Holdings not owned by investment funds affiliated with Ripplewood (38.5% in the case of WRC Media and 15.6% in the case of Direct Holdings) in the WRC Media Merger and the Direct Holdings Stock Acquisition (see Note 2, Organization and Summary of Significant Accounting Policies) was accounted for using the purchase method of accounting and resulted in incremental goodwill of $15.5 at WRC Media, which is non-deductible for tax purposes and no additional goodwill in the case of Direct Holdings. Accordingly, as of the acquisition date of March 2, 2007, only 38.5%, in the case of WRC Media, and 15.6%, in the case of Direct Holdings, of assets acquired and liabilities assumed have been adjusted to their fair market value, with the remaining percentage recorded at historical carrying amounts. The amount allocated to goodwill is reflective of the benefit that we expected to realize from expected cost savings and growth initiatives. The following table represents the

RDA Holding Co., and Subsidiaries
(debtors-in-possession)

Notes to Consolidated and Combined Consolidated Financial Statements (Continued)

(in millions, except share and per share data)

Note 3 Entities Under Common Control (Continued)

historical carrying amounts adjusted for 38.5% (WRC Media) and 15.6% (Direct Holdings) of fair values of assets acquired and liabilities assumed at the date of acquisition:

	WRC Media	Direct Holdings
Current assets	$34.9	$62.6
Property, plant and equipment	6.4	3.9
Capitalized software	14.8	—
Identified intangible assets	14.7	—
Goodwill	63.3	—
Other noncurrent assets	12.1	0.5

Total historical assets acquired	146.2	67.0
Current liabilities	56.2	109.5
Debt	162.4	—
Long-term liabilities	11.2	1.2

Net historical liabilities assumed	(83.6)	(43.7)
Adjustment for non-Ripplewood controlled ownership percentage (WRC Media (61.5%); Direct Holdings (84.4%))	51.4	36.9
Fair value adjustment, including deferred taxes and deferred revenue adjustments of $39.6 and $2.5, respectively, at WRC Media and deferred taxes of $10.9 at Direct Holdings	42.1	10.9
Identified intangible assets—fair value	17.9	5.1

Net assets assumed	27.8	9.2
Consideration paid by RDA Holding Co., including transaction costs	43.3	9.2

Goodwill allocation—fair value	$15.5	$—

RDA Holding Co., and Subsidiaries
(debtors-in-possession)

Notes to Consolidated and Combined Consolidated Financial Statements (Continued)

(in millions, except share and per share data)

Note 3 Entities Under Common Control (Continued)

        The fair value adjustments to the intangible assets listed in the above table as of the acquisition date were as follows:

	WRC Media	Weighted Average Life	Direct Holdings	Weighted Average Life
Tradenames—indefinite-lived	$6.8	—	$—	—
Tradenames—definite-lived	2.8	10.0 years	—	—
Customer relationships	2.9	3.2 years	2.5	2.0 years
Developed technology	3.9	6.0 years	—	—
Licensing and technology support agreement	1.5	4.0 years	2.3	17.0 years
Other intangibles	—	—	0.3	4.1 years

	$17.9		$5.1

Note 4 Acquisition of The Reader's Digest Association, Inc.

        On March 2, 2007, we acquired 100% of the outstanding common stock of The Reader's Digest Association, Inc. for $1,517.1, net of cash acquired of $119.6, plus capitalized transaction costs of $36.0. The acquisition was accounted for using the purchase method of accounting and resulted in $1,764.9 of goodwill on the date of acquisition, a portion which is deductible for tax purposes. The amount allocated to goodwill was reflective of the benefit we expected to realize from expected cost savings and growth initiatives. The resulting purchase consideration was pushed down and was assigned to the following reporting segments based on the following fair values: $672.0 (RD US), $549.4 (RD Europe), $194.0 (RD APLA), $146.0 (RD Canada) and $203.5 (Other, formerly School & Educational Services). As a result of acquisition accounting described in Note 2, Organization and Summary of Significant Accounting Policies, the results of the historical business of The Reader's Digest Association, Inc. and subsidiaries are included in the accompanying combined consolidated financial statements only as of, and for periods ending after, March 2, 2007.

        In connection with the Acquisition Transaction certain holders of The Reader's Digest Association, Inc. preferred stock executed their preferred stock appraisal rights. In October 2007, we reached an agreement to redeem 26,725, 83,783 and 87,083 shares of first preferred stock, second preferred stock and third subordinated preferred stock, respectively, for $11.6. In January 2008, we reached an agreement to redeem 2,995, 19,937 and 67,939 shares of first preferred stock, second preferred stock and third subordinated preferred stock, respectively, for $5.7. Each share of The Reader's Digest Association, Inc. preferred stock repurchased was automatically canceled; therefore, at December 31, 2009, and June 30, 2009 and 2008, there were no shares of preferred stock of The Reader's Digest Association, Inc. issued or outstanding.

        The cost of the Acquisition Transaction was used to establish a new accounting basis by allocating the cost of the assets acquired, including identified intangible assets and liabilities assumed at estimated fair values, which was determined using a number of factors. The excess of the cost of the acquisition over the amounts assigned to the net assets acquired is recorded to goodwill.

RDA Holding Co., and Subsidiaries
(debtors-in-possession)

Notes to Consolidated and Combined Consolidated Financial Statements (Continued)

(in millions, except share and per share data)

Note 4 Acquisition of The Reader's Digest Association, Inc. (Continued)

        The following table below represents the allocations of the aggregate purchase price based on their fair values of assets acquired and liabilities assumed at the date of acquisition:

Current assets	$831.5
Property, plant and equipment	107.9
Identified intangible assets	1,077.6
Prepaid pension assets	275.6
Other noncurrent assets	58.2

Total assets acquired	2,350.8

Other current liabilities	659.8
Debt	716.5
Unearned revenues	363.3
Accrued pension and postretirement and post employment benefits other than pensions	212.7
Other non-current liabilities	470.1
Preferred stock	20.6

Net liabilities assumed	(92.2)
Consideration paid by RDA Holdings Co., including transaction costs	1,672.7

Goodwill	$1,764.9

        The components of the intangible assets listed in the above table as of the acquisition date are as follows:

	Amount	Weighted Average Life
Reader's Digest tradename—indefinite-lived	$621.0	—
Other tradenames—indefinite-lived	143.0	—
Tradenames—definite-lived	12.0	6.3
Customer relationships	202.7	8.2
Customer database	89.2	7.0
Favorable lease commitments	4.4	14.8
Technology and Software	4.2	6.7
Licensing agreements and technical support agreements	0.9	3.0
Other intangibles	0.2	3.2

	$1,077.6	7.8 years

Note 5 Discontinued Operations

        During the six months ended December 31, 2009, we entered into an agreement to sell CompassLearning, our educational software division. The sale closed in January 2010 with a purchase price of $30.8, and a gain on sale of $30.8, net of tax.

RDA Holding Co., and Subsidiaries
(debtors-in-possession)

Notes to Consolidated and Combined Consolidated Financial Statements (Continued)

(in millions, except share and per share data)

Note 5 Discontinued Operations (Continued)

        During fiscal 2009, we sold TOHE, our home party-planning business; QSP, our schools and youth fundraising business; the principal operating assets of BAF, our display-marketing business and Gareth Stevens, which markets books in the educational market. In the fourth quarter of fiscal 2009, we also exited our Direct Holdings business in Europe and WAELS, our library services business, and closed our business in Turkey. As of June 30, 2009, all activities had ceased in these businesses.

        The TOHE transaction closed on July 23, 2008. Consideration for such sale was a four year $1.0 subordinated note, plus interest which is fully reserved, and an earnout based upon the year-four operating profits generated by the TOHE business. In July 2009, this note was cancelled in lieu of a one time payment of $0.3. The QSP transaction closed on August 22, 2008, for a purchase price of $110.0 paid at closing. The BAF transaction closed on December 19, 2008 and included the sale of intellectual property and product inventory for consideration of $16.8. During the six months ended December 31, 2009 and the twelve months ended June 30, 2009, principal payments of $6.8 and $2.5 have been received respectively. As of December 31, 2009 the remaining balance of $7.5 is payable over two years, plus 7% interest, with principal repayments of $5.0 and $2.5, paid in calendar years 2010 and 2011, respectively. The Gareth Stevens transaction closed on June 23, 2009 and included the sale of product inventory, marketing materials, and intellectual property for consideration of $1.6 which was paid at closing.

        The CompassLeaning, QSP, Gareth Stevens, and WAELS discontinued operations were part of our Schools and Educational Services, "SES," operating segment (which has been renamed "Other" subsequent to the exit of these businesses). The TOHE discontinued operations was part of our RD US segment. The Direct Holdings Europe and Turkey discontinued operations were part of then RD Europe segment.

        These businesses each qualify as a discontinued operation component under ASC 360. We have reported the results of operations and consolidated financial position of these businesses in discontinued operations within the consolidated and combined consolidated statement of operations, consolidated balance sheets and consolidated and combined consolidated statements of cash flows for all periods presented.

RDA Holding Co., and Subsidiaries
(debtors-in-possession)

Notes to Consolidated and Combined Consolidated Financial Statements (Continued)

(in millions, except share and per share data)

Note 5 Discontinued Operations (Continued)

        The net income (loss) from discontinued operations, net of taxes was as follows:

	Predecessor Company
	Six months ended December 31,		Year ended June 30,
	2009	2008	2009	2008	2007
		(unaudited)
Revenue	$28.3	$101.7	$140.8	$351.8	$220.9
Income (loss) from discontinued operations before income taxes	8.8	(95.5)	(129.6)	(326.7)	(36.6)
Income tax expense (benefit) on discontinued operations	1.6	(0.7)	3.5	(9.4)	4.6

Income (loss) from discontinued operations, net of tax, before loss on sales and curtailments	7.2	(94.8)	(133.1)	(317.3)	(41.2)
Loss on sales of divested businesses, net of taxes	—	(6.9)	(18.9)	—	—
Curtailment of pension and postretirement benefits	—	11.2	11.2	—	—

Income (loss) from discontinued operations, net of taxes	$7.2	$(90.5)	$(140.8)	$(317.3)	$(41.2)

        During fiscal 2009, Accumulated other comprehensive gain of $11.2 was attributable to the curtailment of pension and postretirement benefits related to the sale of QSP. The gain was removed from Accumulated other comprehensive (loss) gain upon the disposition of QSP and reflected in Loss from discontinued operations, net of taxes.

        The consummation of these transactions resulted in a net loss $6.9 and $18.9 for six months ended December 31, 2008 the year ended June 30, 2009, respectively. These losses are reported in the Loss from discontinued operations, net of taxes and were calculated as follows:

	Predecessor Company
	Six months ended December 31, 2008	Year ended June 30, 2009
	(unaudited)
Sales price	$126.8	$128.4
Less: cash on hand	(1.9)	(1.9)

Net sales price	124.9	126.5
Net tangible assets	97.6	110.1
Associated intangible assets	45.1	45.6
Transaction costs	4.3	4.8

Loss on sale of divested businesses before taxes	(22.1)	(34.0)
Income tax benefit	(15.2)	(15.1)

Loss of sales of divested businesses, net of taxes	$(6.9)	$(18.9)

RDA Holding Co., and Subsidiaries
(debtors-in-possession)

Notes to Consolidated and Combined Consolidated Financial Statements (Continued)

(in millions, except share and per share data)

Note 5 Discontinued Operations (Continued)

        The carrying amounts of the major classes of assets and liabilities included in the Assets held for sale and Liabilities held for sale in the consolidated balance sheet were as follows:

	Predecessor Company
		June 30,
	December 31, 2009
		2009	2008
Accounts receivable, net	$9.7	$11.4	$24.3
Inventories	0.1	0.2	81.5
Other assets	1.0	1.2	52.5
Goodwill and other intangible assets, net	8.2	8.2	144.1

Total assets held for sale	$19.0	$21.0	$302.4

Deferred revenue	18.1	14.5	18.2
Other liability	3.4	6.0	47.8

Total liabilities held for sale	$21.5	$20.5	$66.0

Note 6 Impairment of Assets

        Asset impairments related to the carrying value of goodwill and certain long-lived assets are calculated in accordance with the provisions of ASC 350 and ASC 360, respectively. Asset impairments related to capitalized software to be sold or leased are calculated in accordance with the provisions of ASC 985.

        During the six months ended December 31, 2009, negative trends in our current results impacted the long-term outlook in our international reporting units and we performed an interim impairment analysis for our intangible assets and goodwill. This impairment analysis resulted in impairment charges of $58.1 and $3.1 for certain tradenames and software respectively in our RD Europe, RD APLA, and RD Canada operating segments.

        During the third and fourth quarter of fiscal 2009, we concluded that interim impairment analyses of our goodwill and long-lived assets were necessary for all of our reporting units. There were no material changes in our business or our forecasts between our third quarter impairment analysis and our annual impairment analysis on April 1, 2009. The conclusion to test for interim impairment in the third quarter was based on certain indicators of impairment, including the significant deterioration of global market conditions (including a large decline in market multiples) combined with a downgrade in our credit rating and the decline in our most recent financial projections developed during the quarter as compared to the significant margin of excess fair value over carrying value that existed at our last impairment analysis. Our fourth quarter indication of impairment was primarily attributable to additional changes in our long-term outlook and the potential decline in future cash flows and deterioration of our liquidity position.

        As a result of our impairment analysis, we recorded non-cash asset impairment charges of $497.0 and $491.8 in the third and fourth quarters of fiscal 2009, and is reported in the line item Impairment of assets in the Company's Consolidated Statements of Operations. We also recorded goodwill,

RDA Holding Co., and Subsidiaries
(debtors-in-possession)

Notes to Consolidated and Combined Consolidated Financial Statements (Continued)

(in millions, except share and per share data)

Note 6 Impairment of Assets (Continued)

intangible assets and property, plant, and equipment impairment charges of $9.9, $4.8, and $16.5, respectively, for Compass Learning, which is included in the Loss from discontinued operations, net of the tax benefit, for fiscal 2009.

        Our 2008 annual impairment analysis, which was conducted in the fourth quarter of fiscal 2008, indicated impairment in the value of goodwill and intangibles held by the Company as a result of the then current trends and competitive environment in which certain business units operate. Goodwill impairment charges of $34.3 were recorded for Weekly Reader. In addition, we recorded goodwill and intangible impairment charges of $225.1 and $47.8, respectively, related to QSP and TOHE, which is included in the Loss from discontinued operations, net of the tax benefit, for fiscal 2008.

        The measurement of the fair value of goodwill was based on a combination of income and market-multiple approaches. The measurement of the fair value of intangible assets was based on discounted cash flow analyses and other variations of the income approach. These evaluations utilized the best information available in the circumstances, including reasonable and supportable assumptions and projections. Certain key assumptions utilized, including changes in revenue, operating expenses, working capital requirements and capital expenditures including prepublication costs, are based on estimates related to strategic initiatives and current market conditions. Such assumptions considered our current operating environment and, in 2009, anticipated our ability to successfully restructure and reorganize our business under the protection of bankruptcy laws in the United States. The discounted cash flow analyses used a discount rate that corresponds to the weighted-average cost of capital. This discount rate assumed was consistent with that used for investment decisions and takes into account the specific and detailed operating plans and strategies of the individual business operations. The market data utilized included publicly-traded prices and transaction values of comparable companies with operations considered to be similar to those of the Company's individual businesses. Collectively, these evaluations were management's best estimate of projected future cash flows and market values.

        The non-cash asset impairment charges recorded during the six months ended December 31, 2009 and the twelve months ended June 30, 2009 and 2008 are presented below by asset:

	Predecessor Company
		Year ended June 30,
	Six months ended December 31, 2009
		2009	2008
Goodwill	$—	$571.9	$34.3
Other intangible assets, net
Reader's Digest tradenames (indefinite lived)	58.1	389.0	—
Other tradenames (definite-lived)	—	11.9	—
Customer relationships	—	9.8	—
Property, plant and equipment	3.1	6.2	—

Total	$61.2	$988.8	$34.3

RDA Holding Co., and Subsidiaries
(debtors-in-possession)

Notes to Consolidated and Combined Consolidated Financial Statements (Continued)

(in millions, except share and per share data)

Note 7 Other Operating Items, Net

        Items included in Other operating items, net consist of: 1) restructuring charges, representing the streamlining of our organizational structure 2) contractual charges related to the strategic repositioning of our businesses and 3) disposal of assets associated with restructuring charges.

	Predecessor Company
	Six months ended December 31,		Year ended June 30,
	2009	2008	2009	2008	2007
		(unaudited)
Restructuring charges	$2.5	$17.0	$26.9	$8.6	$14.2
Period costs related to restructuring activities	2.0	3.3	3.9	4.7	—
Contractual charges	—	0.8	2.2	9.1	4.4
Sale or disposal of assets	(0.9)	—	(1.2)	(1.7)	0.3

Total	$3.6	$21.1	$31.8	$20.7	$18.9

Restructuring Activities

        Restructuring charges are recorded in accordance with ASC Topic 712, Compensation—Nonretirement Postemployment Benefits, ("ASC 712") or ASC Topic 420, Exit or Disposal Cost Obligations, ("ASC 420"). Employees terminated as a result of our restructuring activities were terminated under our pre-existing severance policy; therefore, we recognize severance amounts pursuant to ASC 712. Severance charges represent the cost to separate employees from our operations to streamline the organization. As such, severance amounts are recorded when a termination plan is developed and approved, including the identification of positions to be separated, and when payment is probable and estimable. Other amounts related to restructuring actions, including charges to terminate contractual obligations in connection with streamlining activities, are recorded in accordance with ASC 420.

        Under the provisions of the ongoing chapter 11 bankruptcy proceedings (see note 21, Liabilities Subject to Compromise), during the first quarter of fiscal 2010, $7.6 of severance and contractual obligations of our Debtors were reclassified from the restructuring accrual to Liabilities subject to compromise.

        Effective April 2, 2009, our US qualified pension plan was amended to provide additional benefits to employees involuntarily terminated. As a result, a portion of our severance obligation is being satisfied by payments from the U.S. Qualified Pension Plan.

Six Months ended December 31, 2009 Restructuring Charges

        During the six months ended December 31, 2009, we recorded new restructuring activities of $4.8 primarily related to severance associated with approximately 110 employee reductions connected with various reorganizations and cost saving initiatives. These employee reductions and severance payments are expected to be substantially completed at the end of calendar year 2010. These accruals were offset by $2.3 in adjustments to prior year cost savings initiatives primarily due to fewer employees receiving

RDA Holding Co., and Subsidiaries
(debtors-in-possession)

Notes to Consolidated and Combined Consolidated Financial Statements (Continued)

(in millions, except share and per share data)

Note 7 Other Operating Items, Net (Continued)

severance than originally planned in our international locations related to the outsourcing of our IT function and the global recession plan implemented in fiscal 2009.

Fiscal Year 2009 Restructuring Charges

        During fiscal 2009, we recorded new severance accruals of $25.9 related to employee headcount reductions as part of our twelve months ended June 30, 2009 initiatives which were primarily the result of the outsourcing of our IT function and as part of our recession plan announced in January 2009. These employee reductions were largely completed by the end of fiscal 2009 with severance payments expected to be substantially completed by the end of June 2010. Also during fiscal 2009, restructuring accruals attributed to prior period initiatives were adjusted by $1.0 primarily due to an increase in the accrual for abandoned leases due to softness in the real estate sublease market offset by lower severance payments than originally estimated. Restructuring charges for the six months ended December 31, 2008 represent 2009 restructuring charges initiated in the six month period.

Fiscal Years 2008 and 2007 Restructuring Charges

        These period restructuring charges included actions associated with various costs savings initiatives and headcount reductions in addition to charges assumed during the acquisition of the Reader's Digest Association. These actions are substantially complete except for some extended severance payments in our international locations.

Contractual Charges

        There were no charges for the six months ended December 31, 2009 and $0.8 for the six months ended December 31, 2008, and $2.2, $6.9 and $4.4 in 2009, 2008 and 2007, respectively, related to our contract with a supply chain consulting firm engaged to analyze cost reduction opportunities as part of our restructuring plan within Reader's Digest's supply chain and maintenance, repair and operations functions.

        In addition, on October 17, 2007, we entered into a seven year contract with Williams Lea, a global corporate information solutions provider. Under the contract, Williams Lea delivers outsourced print procurement and marketing solutions to our operations in 29 countries including the United States and Canada, and across Europe, the Middle East, Asia Pacific and Latin America. Williams Lea has assumed the promotional printing operations of our direct-mail business, providing us with increased leverage and purchasing power by virtue of Williams Lea's expertise and global scale. In fiscal 2008 there were net charges of $2.2 related to the contract. There were no charges related to the contract in fiscal 2009.

RDA Holding Co., and Subsidiaries
(debtors-in-possession)

Notes to Consolidated and Combined Consolidated Financial Statements (Continued)

(in millions, except share and per share data)

Note 7 Other Operating Items, Net (Continued)

        The table below reflects changes to our restructuring accruals:

	Predecessor Company
	Severance				Contracts
	2010 Initiatives	2009 Initiatives	2008 and Prior Initiatives	Total Severance	2008 and Prior Initiatives	Grand Total
Balance at June 30, 2006	$—	$—	$0.6	$0.6	$7.2	$7.8
Liabilities assumed in purchase of RDA Inc.	—	—	40.0	40.0	1.1	41.1
Accruals (net of reversals)	—	—	6.7	6.7	7.5	14.2
Spending	—	—	(7.6)	(7.6)	(5.6)	(13.2)

Balance at June 30, 2007	—	—	39.7	39.7	10.2	49.9

Liabilities assumed in purchase of RDA Inc.	—	—	(5.5)	(5.5)	—	(5.5)
Accruals (net of reversals)	—	—	7.9	7.9	0.7	8.6
Spending	—	—	(26.6)	(26.6)	(7.1)	(33.7)

Balance at June 30, 2008	—	—	15.5	15.5	3.8	19.3

Liabilities assumed in purchase of RDA Inc.	—	—	(2.6)	(2.6)	—	(2.6)
Accruals (net of reversals)	—	25.9	(3.5)	22.4	4.5	26.9
Spending	—	(9.6)	(8.2)	(17.8)	(1.5)	(19.3)

Balance at June 30, 2009	—	16.3	1.2	17.5	6.8	24.3

Reclass to liabilities subject to compromise	—	(1.0)	—	(1.0)	(6.6)	(7.6)
Accruals (net of reversals)	4.7	(2.1)	(0.1)	2.5	—	2.5
Spending	(3.0)	(9.2)	(0.3)	(12.5)	(0.2)	(12.7)

Balance at December 31, 2009	$1.7	$4.0	$0.8	$6.5	$—	$6.5

Cumulative Amounts
Reclass to liabilities subject to compromise	$—	$(1.0)	$—	$(1.0)	$(6.6)	$(7.6)
Liabilities assumed in purchase of RDA Inc.	—	—	31.9	31.9	1.1	33.0
Accruals (net of reversals)	4.7	23.8	11.6	40.1	19.9	60.0
Spending	(3.0)	(18.8)	(42.7)	(64.5)	(14.4)	(78.9)

Balance at December 31, 2009	$1.7	$4.0	$0.8	$6.5	$—	$6.5

RDA Holding Co., and Subsidiaries
(debtors-in-possession)

Notes to Consolidated and Combined Consolidated Financial Statements (Continued)

(in millions, except share and per share data)

Note 7 Other Operating Items, Net (Continued)

        The table below reflects changes to our restructuring accruals by reportable segment:

	Predecessor Company
	Severance							Contracts
	US	Europe	APLA	Canada	LED	Other	Total Severance	LED	Other	Total Contracts	Total
Balance at June 30, 2006	$—	$—	$—	$—	$—	$0.6	$0.6	$4.6	$2.6	$7.2	$7.8
Liabilities assumed in purchase of RDA Inc.	3.0	22.2	1.4	0.4	—	13.0	40.0	—	1.1	1.1	41.1
Accruals (net of reversals)	1.7	0.3	—	—	1.3	3.4	6.7	3.6	3.9	7.5	14.2
Spending	(3.3)	(0.9)	(0.4)	(0.3)	(0.1)	(2.6)	(7.6)	(1.7)	(3.9)	(5.6)	(13.2)

Balance at June 30, 2007	1.4	21.6	1.0	0.1	1.2	14.4	39.7	6.5	3.7	10.2	49.9

Liabilities assumed in purchase of RDA Inc.	(0.5)	(3.3)	(0.6)	(0.1)	—	(1.0)	(5.5)	—	—	—	(5.5)
Accruals (net of reversals)	0.6	4.6	1.3	—	—	1.4	7.9	—	0.7	0.7	8.6
Spending	(0.2)	(11.9)	(1.0)	(0.3)	(1.0)	(12.2)	(26.6)	(5.0)	(2.1)	(7.1)	(33.7)

Balance at June 30, 2008	1.3	11.0	0.7	(0.3)	0.2	2.6	15.5	1.5	2.3	3.8	19.3

Liabilities assumed in purchase of RDA Inc.	(0.3)	(2.0)	—	—	—	(0.3)	(2.6)	—	—	—	(2.6)
Accruals (net of reversals)	7.4	11.7	3.3	1.2	—	(1.2)	22.4	—	4.5	4.5	26.9
Spending	(5.9)	(8.3)	(2.2)	(0.6)	(0.2)	(0.6)	(17.8)	(0.5)	(1.0)	(1.5)	(19.3)

Balance at June 30, 2009	2.5	12.4	1.8	0.3	—	0.5	17.5	1.0	5.8	6.8	24.3

Reclass to liabilities subject to compromise	(0.8)	—	—	—	—	(0.2)	(1.0)	(1.0)	(5.6)	(6.6)	(7.6)
Accruals (net of reversals)	2.3	(0.3)	0.8	(0.1)	—	(0.2)	2.5	—	—	—	2.5
Spending	(2.7)	(8.0)	(1.5)	(0.2)	—	(0.1)	(12.5)	—	(0.2)	(0.2)	(12.7)

Balance at December 31, 2009	$1.3	$4.1	$1.1	$—	$—	$—	$6.5	$—	$—	$—	$6.5

Cumulative Amounts
Reclass to liabilities subject to compromise	$(0.8)	$—	$—	$—	$—	$(0.2)	$(1.0)	$(1.0)	$(5.6)	$(6.6)	$(7.6)
Liabilities assumed in purchase of RDA Inc.	2.2	16.9	0.8	0.3	—	11.7	31.9	—	1.1	1.1	33.0
Accruals (net of reversals)	12.0	16.3	5.4	1.1	1.3	4.0	40.1	8.2	11.7	19.9	60.0
Spending	(12.1)	(29.1)	(5.1)	(1.4)	(1.3)	(15.5)	(64.5)	(7.2)	(7.2)	(14.4)	(78.9)

Balance at December 31, 2009	$1.3	$4.1	$1.1	$—	$—	$—	$6.5	$—	$—	$—	$6.5

RDA Holding Co., and Subsidiaries
(debtors-in-possession)

Notes to Consolidated and Combined Consolidated Financial Statements (Continued)

(in millions, except share and per share data)

Note 8 Reorganization Items

        ASC 852 requires reorganization items to be separately disclosed. For the six-months ended December 31, 2009 reorganization items consist of the following:

Predecessor Company
Six Months ended December 31, 2009
Professional fees directly related to reorganization	$37.5
Rejected leases	19.4
Gain on settlement of prepetition liabilities	(3.2)
Compensation and retention	2.6
Other	1.9

Total Reorganization items	$58.2

        Professional fees directly related to reorganization include fees associated with advisors to the Debtors, unsecured creditors, and secured creditors.

        Rejected leases reflect amounts recorded to settle leases rejected by the Company and approved by the Bankruptcy Court.

        The gain on pre-petition liabilities reflects amounts related to the settlement of pre-petition trade liabilities approved by the Bankruptcy Court.

        The compensation and retention reflects bonus accruals for incentive compensation plans established under the Plan of Reorganization, which are directly linked to reorganization.

        Net cash paid for Reorganization items for the six-months ended December 31, 2009, constituting entirely professional fees, totaled $31.0.

Note 9 Other (Income) Expense, Net

	Predecessor Company
	Six months ended December 31,		Year ended June 30,
	2009	2008	2009	2008	2007
		(unaudited)
Interest income	$(2.2)	$(3.8)	$(6.8)	$(8.9)	$(2.3)
Net (gain) loss on foreign exchange	(1.3)	2.1	2.5	(0.1)	(0.1)
Other expense, net	0.7	0.2	19.4	2.3	1.7

Total other (income) expense, net	$(2.8)	$(1.5)	$15.1	$(6.7)	$(0.7)

        Other expense, net at June 30, 2009 includes an unrealized loss on interest rate swap agreements which were reclassified from Other comprehensive (loss)/gain. See Note 20, Financial Instruments, for more information.

RDA Holding Co., and Subsidiaries
(debtors-in-possession)

Notes to Consolidated and Combined Consolidated Financial Statements (Continued)

(in millions, except share and per share data)

Note 10 Income Tax

        Loss before income taxes and discontinued operations is as follows:

	Predecessor Company
	Six months ended December 31,		Year ended June 30,
	2009	2008	2009	2008	2007
		(unaudited)
United States	$(54.9)	$(90.9)	$(907.4)	$(263.6)	$(91.7)
International	(52.1)	(19.7)	(233.8)	40.7	15.3

Loss before income taxes and discontinued operations	$(107.0)	$(110.6)	$(1,141.2)	$(222.9)	$(76.4)

        Income tax (benefit) provision is allocated to the following items:

	Predecessor Company
	Six months ended December 31,		Year ended June 30,
	2009	2008	2009	2008	2007
		(unaudited)
Continuing operations	$(7.4)	$12.8	$(35.5)	$4.9	$(9.3)
Discontinued operations	1.6	(15.9)	(11.6)	(9.4)	4.6
Shareholder's equity	(4.7)	—	(77.1)	(23.1)	35.9

Total	$(10.5)	$(3.1)	$(124.2)	$(27.6)	$31.2

RDA Holding Co., and Subsidiaries
(debtors-in-possession)

Notes to Consolidated and Combined Consolidated Financial Statements (Continued)

(in millions, except share and per share data)

Note 10 Income Tax (Continued)

        Components of the (benefit) provision for income taxes attributable to income from continuing operations are as follows:

	Predecessor Company
	Six months ended December 31,		Year ended June 30,
	2009	2008	2009	2008	2007
		(unaudited)
Current
U.S. federal	$(1.2)	$(0.5)	$0.6	$4.1	$2.8
U.S. state and local	(4.4)	0.7	0.9	0.6	0.1
International	14.5	11.0	19.7	42.2	11.5

Total current	$8.9	$11.2	$21.2	$46.9	$14.4

Deferred
U.S. federal	3.8	6.3	8.0	(25.7)	(28.0)
U.S. state and local	0.4	0.5	0.3	(2.6)	1.6
International	(20.5)	(5.2)	(65.0)	(13.7)	2.7

Total deferred	$(16.3)	$1.6	$(56.7)	$(42.0)	$(23.7)

(Benefit) provision for income taxes	$(7.4)	$12.8	$(35.5)	$4.9	$(9.3)

Discontinued operations income tax (benefit) provision	$1.6	$(15.9)	$(11.6)	$(9.4)	$4.6

(Benefit) provision for income taxes including discontinued operations	$(5.8)	$(3.1)	$(47.1)	$(4.5)	$(4.7)

        A reconciliation between the statutory U.S. federal income tax rate and the effective income tax rate is as follows:

	Predecessor Company
	Six months ended December 31,		Year ended June 30,
	2009	2008	2009	2008	2007
		(unaudited)
U.S. statutory tax rate	35%	35%	35%	35%	35%
International operations	(3.7)	(6.1)	(1.6)	(14.7)	(9.9)
State taxes	1.7	(0.7)	—	0.8	(2.5)
Changes in valuation allowance	(22.3)	(29.6)	(18.5)	(11.1)	(2.0)
Non-deductible interest	(2.6)	(7.4)	(1.5)	(6.8)	(8.1)
Goodwill charge	—	—	(12.2)	(2.4)	—
Non-deductible expense	(1.9)	(1.2)	0.6	(2.4)	0.4
Other items	0.7	(1.6)	1.3	(0.6)	(0.7)

Effective tax rate	6.9%	(11.6)%	3.1%	(2.2)%	12.2%

RDA Holding Co., and Subsidiaries
(debtors-in-possession)

Notes to Consolidated and Combined Consolidated Financial Statements (Continued)

(in millions, except share and per share data)

Note 10 Income Tax (Continued)

        Components of deferred tax assets and liabilities are as follows:

	Predecessor Company
		June 30,
	December 31, 2009
		2009	2008
Deferred compensation and other employee benefits	$52.1	$71.8	$73.1
Accounts receivable and other allowances	53.9	59.4	87.4
Net operating loss carryforwards	210.2	242.1	160.4
Tax credit carryforwards	180.7	169.6	127.1
Other accrued items	76.3	32.2	28.5

Gross deferred tax assets	573.2	575.1	476.5
Valuation allowance	(553.6)	(553.2)	(303.3)

Total net assets	19.6	21.9	173.2

Deferred compensation and other employee benefits	62.4	58.0	123.4
Deferred promotion	3.9	7.2	8.6
Depreciation and amortization	21.1	31.4	261.3
Deferred agent commissions	22.9	24.0	18.3
Other	13.9	13.1	27.7

Total net liabilities	124.2	133.7	439.3

Net deferred tax liabilities	$104.6	$111.8	$266.1

        Balance sheet classifications of deferred tax assets and liabilities are as follows:

	Predecessor Company
		June 30,
	December 31, 2009
		2009	2008
Prepaid expenses and other current assets	$17.5	$13.5	$19.7
Assets held for sale	—	—	6.7
Other noncurrent assets	4.7	5.3	17.8
Other current liabilities	4.9	10.7	3.8
Liabilities held for sale	—	—	9.2
Other noncurrent liabilities	121.9	119.9	297.3
        Net operating loss carryforwards of $993.1 at December 31, 2009, are available to reduce future tax obligations of certain foreign and U.S. companies. The net operating loss carryforwards have various expiration dates through 2029 with certain jurisdictions having indefinite carryforward periods. The Internal Revenue Service places a limitation on utilizing net operating loss carryforwards and certain "built-in losses" or deductions when an ownership change, as defined in the law, occurs. A portion of our net operating loss carryforwards are subject to these rules. In addition, foreign tax credit carryforwards of $166.4, alternative minimum tax credit carryforwards of $11.2 and various non-US tax credit carryforwards of $3.0 are available as of December 31, 2009. US foreign tax credit carryforwards

RDA Holding Co., and Subsidiaries
(debtors-in-possession)

Notes to Consolidated and Combined Consolidated Financial Statements (Continued)

(in millions, except share and per share data)

Note 10 Income Tax (Continued)

have various expiration dates from fiscal 2011 to 2019; alternative minimum tax credit carryforwards have an indefinite carryforward period and tax credit carryforwards have various expiration dates beginning in fiscal 2015.

        Under US tax rules related to our emergence from bankruptcy and the impact of the cancellation of debt ("COD"), a significant reduction of our tax basis in assets, US net operating loss carryforwards, US foreign tax credit carryforwards and alternative minimum tax credit carryforwards will occur at June 30, 2010. While it is impossible to calculate at the present time the amount of the reduction to occur as of June 30, 2010, we anticipate minimal unlimited carryforwards and a significant reduction in the tax basis in assets. With the significant reduction of the US carryforwards and tax basis, we anticipate our US tax position to be significantly different than that presented at December 31, 2009.

        A valuation allowance is recorded on certain deferred tax assets if it has been determined it is more likely than not that all or a portion of these assets will not be realized. We have recorded a valuation allowance of $ 553.6 , $553.2 and $303.3 for deferred tax assets existing as of December 31, 2009, June 30, 2009 and June 30, 2008, respectively. To the extent we generate income in future years, the tax provision will reflect the realization of such benefits in the statement of operations in accordance with the adoption of ASC 805 by the Company.

        A provision has not been recorded for U.S. income taxes and foreign withholding taxes that would be payable if the undistributed earnings of certain foreign subsidiaries, aggregating approximately $197.7 as of December 31, 2009, were distributed to the U.S. in the form of dividends because we intend to permanently reinvest such foreign earnings. A determination of the amount of the unrecognized deferred tax liability related to undistributed earnings is not practical. We have recorded the taxes on those earnings that are not permanently reinvested. Upon our emergence from bankruptcy, we will be reevaluating our position on whether historical and future earnings are to be considered permanently reinvested.

Accounting for Uncertainty in Income Taxes

        The Company has a $31.0, $27.9 and $41.5 reserve for uncertain income tax positions as of December 31, 2009, June 30, 2009 and June 30, 2008, respectively, which includes an accrual for interest and penalties of $3.1, $3.4 and $5.2, respectively. The Company's policy is to recognize interest and penalties accrued on uncertain income tax positions as part of the income tax (benefit) provision. The total amount of unrecognized tax benefits that, if recognized, would affect the effective tax rate is $17.6.

RDA Holding Co., and Subsidiaries
(debtors-in-possession)

Notes to Consolidated and Combined Consolidated Financial Statements (Continued)

(in millions, except share and per share data)

Note 10 Income Tax (Continued)

        Changes in our uncertain income tax positions, excluding the related accrual for interest and penalties, for December 31, 2009, June 30, 2009 and June 30, 2008, respectively, are set forth below:

	Predecessor Company
		June 30,
	December 31, 2009
		2009	2008
Beginning balance	$24.5	$36.3	$30.7
Additions for prior year tax positions	3.6	2.5	3.0
Additions for current year tax positions	3.3	5.1	3.0
Reductions for prior year tax positions	—	(2.5)	—
Settlements	(0.1)	(0.3)	(0.2)
Lapses in statute of limitations	(3.4)	(16.6)	(0.2)

Ending balance	$27.9	$24.5	$36.3

        We consider many factors when evaluating and estimating our tax positions and tax benefits, which may require periodic adjustments and which may not accurately anticipate actual outcomes. It is reasonably possible that the amount of the unrecognized benefit with respect to certain of our unrecognized tax positions will significantly increase or decrease within the next 12 months. These changes may be the result of settlement of ongoing audits or final decisions in transfer pricing matters. At this time, an estimate of the range of the reasonably possible outcomes cannot be made.

        We and our subsidiaries file income tax returns in the U.S. federal jurisdiction, and many state and foreign jurisdictions. The significant foreign jurisdictions include Canada, the United Kingdom (which was subsequently deconsolidated in February, 2010), France, Germany and Australia. With a few exceptions, we are no longer subject to U.S. federal or state and local income tax examinations for the years prior to June 30, 2006. In addition, we have subsidiaries in various foreign jurisdictions that have statutes of limitation generally ranging from 3 to 6 years.

Note 11 Accounts Receivable

        The components of Accounts receivable, net are as follows:

	Predecessor Company
		June 30,
	December 31, 2009
		2009	2008
Gross trade accounts receivable	$442.1	$408.3	$492.3
Less reserve for returns	(67.8)	(69.1)	(71.7)
Less reserve for bad debts and allowances	(125.4)	(121.5)	(140.7)

Accounts receivable, net	$248.9	$217.7	$279.9

RDA Holding Co., and Subsidiaries
(debtors-in-possession)

Notes to Consolidated and Combined Consolidated Financial Statements (Continued)

(in millions, except share and per share data)

Note 12 Inventories

        The components of Inventories are as follows:

	Predecessor Company
		June 30,
	December 31, 2009
		2009	2008
Raw materials	$8.5	$9.1	$11.2
Work-in-progress	3.0	6.7	4.9
Finished goods	77.9	80.3	93.0

Inventory Net	$89.4	$96.1	$109.1

Note 13 Prepaids and Other Current Assets

        Prepaids and other current assets consisted of the following:

	Predecessor Company
		June 30,
	December 31, 2009
		2009	2008
Notes & other receivables	$35.5	$50.0	$25.4
Taxes receivable	8.5	9.2	10.4
Deferred taxes	17.5	13.5	19.7
Agent commissions	35.7	35.1	28.9
Expense of subsequent issues	14.2	15.8	18.4
Royalty advances	5.8	9.6	11.0
Other	32.8	37.2	41.8

Total prepaids and other current assets	$150.0	$170.4	$155.6

RDA Holding Co., and Subsidiaries
(debtors-in-possession)

Notes to Consolidated and Combined Consolidated Financial Statements (Continued)

(in millions, except share and per share data)

Note 14 Property, Plant and Equipment. Net

        The major categories of the Company's property, plant and equipment, are as follows:

	Predecessor Company
		June 30,
	December 31, 2009
		2009	2008
Land	$2.2	$2.2	$2.2
Buildings and building improvements	9.4	9.0	11.6
Furniture, fixtures and equipment	85.7	84.4	98.8
Software for internal use	79.8	85.6	96.1
Software to be sold or leased	4.0	—	—
Leasehold improvements	39.3	38.2	37.9

	$220.4	$219.4	$246.6

Accumulated depreciation and amortization	(161.0)	(157.5)	(167.1)

Total property, plant and equipment, net	$59.4	$61.9	$79.5

        Depreciation and amortization expense related to property, plant and equipment amounted to $8.0 and $7.7 for the six months ended December 31, 2009 and 2008, respectively, and $14.3, $17.0 and $8.8 for the years ended June 30, 2009, 2008 and 2007, respectively.

Note 15 Goodwill and Other Intangible Assets, Net

        The changes in the carrying amount of goodwill by reportable segment for the fiscal year ended June 30, 2009 and the six months ended December 31, 2009 are as follows:

	Predecessor Company
	US	Europe	APLA	Canada	LED	Other	Total
Balance at June 30, 2008	$597.7	$609.0	$213.5	$165.0	$—	$17.5	$1,602.7
Adjustment to the fair values of assets acquired and liabilities assumed	(3.7)	(15.9)	1.6	(0.6)	—	0.2	(18.4)
Goodwill impairment	(192.4)	(155.4)	(138.0)	(69.4)	—	(16.7)	(571.9)
Currency translation adjustment	—	(103.4)	(38.3)	(25.5)	—	—	(167.2)

Balance at June 30, 2009	401.6	334.3	38.8	69.5	—	1.0	845.2

Currency translation adjustment	—	7.0	2.6	7.2	—	—	16.8

Balance at December 31, 2009	$401.6	$341.3	$41.4	$76.7	$—	$1.0	$862.0

        Currency translation adjustments in the amount of $16.8 and ($167.2) were recorded for the periods ended December 31, 2009 and June 30, 2009, respectively, in order to reflect the effect of foreign currency changes. Goodwill impairment charges in the amount of $571.9 were recorded during fiscal 2009. There were no goodwill impairment charges recorded in the six months ended December 31, 2009. The adjustments to the fair values of assets acquired and liabilities assumed in

RDA Holding Co., and Subsidiaries
(debtors-in-possession)

Notes to Consolidated and Combined Consolidated Financial Statements (Continued)

(in millions, except share and per share data)

Note 15 Goodwill and Other Intangible Assets, Net (Continued)

connection with the Acquisition Transaction on March 2, 2007, made subsequently to June 30, 2008, primarily consist of changes in other tax related liabilities.

        The following categories of acquired intangible assets are included in other intangible assets, net as of:

	Predecessor Company
	December 31, 2009		June 30, 2009		June 30, 2008
	Gross	Net	Gross	Net	Gross	Net
Intangible assets with indefinite lives:
Readers Digest tradename	$153.7	$153.7	$202.0	$202.0	$621.0	$621.0
Other tradenames	83.1	83.1	83.1	83.1	95.0	95.0
Intangible assets with finite lives:
Tradenames	9.2	3.9	9.1	4.8	12.1	8.4
Customer relationships	148.6	44.9	145.9	51.5	157.5	90.2
Customer databases	89.4	53.1	87.7	58.3	89.4	72.4
Licensing agreements and technical support agreements	3.2	1.8	3.2	2.0	3.2	2.5
Favorable lease commitments	2.5	1.1	2.5	1.3	2.6	2.2
Technology and software	12.6	1.6	12.6	2.0	12.6	3.0
Other intangibles	1.1	0.1	1.1	0.1	1.9	0.3

Total intangible assets	$503.4	$343.3	$547.2	$405.1	$995.3	$895.0

        Amortization related to intangible assets with finite lives amounted to $15.5 and $26.9 for the six months ended December 31, 2009 and 2008, respectively, and $49.2, $52.7, and $20.3 for the years ended June 30, 2009, 2008 and 2007, respectively.

        Intangible asset impairment charges in the amount of $581.8 were recorded during the period ended June 30, 2009. There was $58.1 of intangible impairment charges for the six months ended December 31, 2009. There were no intangible impairment charges recorded during the six months ended December 31, 2008. Refer to Note 6, Impairment of Assets, for more information.

        Estimated amortization expense for intangible assets with finite lives is as follows:

	Year Ending December 31,
	2010	2011	2012	2013	2014
Estimated amortization expense for intangibles with finite lives	$30.2	$26.5	$22.8	$19.6	$13.0

RDA Holding Co., and Subsidiaries
(debtors-in-possession)

Notes to Consolidated and Combined Consolidated Financial Statements (Continued)

(in millions, except share and per share data)

Note 16 Accrued Expenses

        Accrued Expenses consist of the following:

	Predecessor Company
		Year Ended June 30,
	December 31, 2009
		2009	2008
Compensation and other employee benefits	$45.6	$42.8	$86.8
Royalties and copyrights payable	21.3	23.1	27.4
Taxes, other than income taxes	4.3	3.0	2.9
Accrued interest	2.3	25.8	26.7
Restructuring accrual (see Note 7)	6.5	24.3	19.3
Other, principally operating expenses	69.6	101.5	109.6

Total accrued expenses	$149.6	$220.5	$272.7

Note 17 Debt

        Due to the Chapter 11 Filings, pre-petition debt of the Debtors has been reclassified to the caption Liabilities Subject to Compromise (Refer to Note 21, Liabilities Subject to Compromise) on the consolidated balance sheet.

        The following is a summary of debt (including amounts included in Liabilities Subject to Compromise) as of December 31, 2009, June 30, 2009 and June 30, 2008:

	Predecessor Company
			June 30,
	December 31, 2009
			2009	2008
	Subject to Compromise
		Debt	Debt	Debt
DIP Term Loan	$—	$150.0	$—	$—
German Term Loan	—	105.3	103.9	117.8
International Overdraft	—	—	2.0	12.3
U.S. Term Loan	1,155.6	—	1,182.8	1,194.9
U.S. Revolver	293.6	—	293.6	192.5
9% Senior Subordinated Notes due 2014	579.2	—	600.0	600.0
Other Debt	0.8	—	0.8	—

Total Debt	$2,029.2	$255.3	$2,183.1	$2,117.5

Current portion of long-term debt and short-term debt		255.3	2,183.1	25.6

Long-term debt		$—	$—	$2,091.9

        The stay of proceedings provisions of section 362 of the Bankruptcy Code apply to actions to collect pre-petition indebtedness or to exercise control over the property of the Debtors' estate in respect of such defaults. The rights of and ultimate payments by the Debtors under pre-petition obligations have been addressed in our Plan which became effective on February 19, 2010. Refer to

RDA Holding Co., and Subsidiaries
(debtors-in-possession)

Notes to Consolidated and Combined Consolidated Financial Statements (Continued)

(in millions, except share and per share data)

Note 17 Debt (Continued)

Note 1, Chapter 11 bankruptcy and approved Plan of reorganization and Note 29, Subsequent Events for further details. This will result in claims being compromised at substantially less than 100% of their face value. The Company entered into the Restructuring Support Agreement with certain of its creditors pursuant to which the creditors agreed to support the Company's proposed plan of reorganization. Additionally, certain "Consenting Lenders" and the Creditors Committee have entered into a global settlement agreement with the Company with respect to the Company's plan of reorganization. These agreements and arrangements limit the Company's ability to substantially alter the terms of its Plan.

Interest Expense

        Interest expense attributable to our outstanding debt for the six-month periods ended December 31, 2009 and 2008 was $37.9 and $80.6, respectively, including the amortization of deferred financing fees of $7.9 and $4.2 respectively. The weighted average interest rate on our borrowings for the six-month periods ended December 31, 2009 and 2008 was 9.5% and 6.8%, respectively.

        The interest expense attributable to our outstanding debt for the years ended June 30, 2009, 2008, and 2007 was $154.2, $175.8, and $78.9, respectively, including amortization of deferred financing fees of $8.5 for both 2009 and 2008, and $4.0 in 2007. The weighted average interest rate on our borrowings for the years ended June 30, 2009, 2008, and 2007 was 6.4%, 7.4%, and 7.8%, respectively.

        Since the Chapter 11 Filing, we record post-petition interest on pre-petition obligations only to the extent we believe the interest will be paid during the Chapter 11 Filing or that it is probable that the interest will be an allowed claim. Had we recorded interest based on all of our pre-petition contractual obligations, interest expense would have increased by $46.8 during the six months ended December 31, 2009, including amortization of debt costs of $8.9.

        In addition we had interest expense related to our preferred stock liability. See Note, 19, Preferred Stock.

DIP Facility

        On August 26, 2009, the Court granted the Debtors' motion to obtain postpetition financing of $150.0 (the "DIP Facility") and authorized the Debtors to borrow, on an interim basis, up to $100.0 under the DIP Facility. The DIP Facility consists of a $150.0 senior secured, priming, superpriority term loan. The Debtors borrowed $100.0 under the DIP Facility on August 26, 2009. Borrowing of the $50.0 balance under the DIP Facility was subject to a final order from the Court, which occurred on October 6, 2009. The Company borrowed the remaining $50.0 balance under the DIP Facility on October 9, 2009. The DIP Facility has a maturity date of May 26, 2010, which could have extended to August 26, 2010 at the option of the Company, subject to certain conditions. The lender commitments under the DIP Facility terminated upon the Effective Date of the Debtors' Plan of Reorganization.

        Borrowings under the DIP Facility bear interest at a rate equal to an applicable margin plus, at our option, either (a) a base rate ("Base Rate") determined by reference to the higher of (1) the prime rate and (2) the federal funds rate plus 0.50% or (b) a Eurodollar rate ("Eurodollar Rate") determined by reference to the rate for Eurodollar deposits for a period of one, two, three or six months, as selected by us. For Base Rate loans and Eurodollar Rate loans, the applicable margin is 9.00% and 10.00%, respectively.

RDA Holding Co., and Subsidiaries
(debtors-in-possession)

Notes to Consolidated and Combined Consolidated Financial Statements (Continued)

(in millions, except share and per share data)

Note 17 Debt (Continued)

        We are required to pay a commitment fee on the DIP Facility for the average daily unutilized term loan commitments. The commitment fee rate is 2.00% per annum.

        Borrowings under the DIP Facility were prepayable at the Company's option without premium or penalty. The DIP Facility required us to prepay outstanding term loans upon the occurrence of certain defined events, including net cash proceeds of any incurrence of new debt (as defined) and certain assets sales and dispositions (as defined).

        The DIP Facility provided that, upon the consummation of a Plan of Reorganization substantially consistent with the Restructuring Support Agreement, the lenders under the DIP Facility will continue the outstanding loans under a new exit facility in accordance with the terms and conditions outlined in the Restructuring Support Agreement.

        All obligations under the DIP Facility are unconditionally guaranteed by ourselves and substantially all of our direct and indirect domestic wholly-owned subsidiaries (collectively referred to as the "Guarantors").

        All obligations under the DIP Facility, and the guarantees of those obligations, are generally secured by the following assets of the Guarantors: (i) 100% of our common stock and each of our direct and indirect domestic subsidiaries and 65% of the voting common stock and 100% of the non-voting common stock of our direct and indirect foreign subsidiaries and (ii) a security interest in substantially all our tangible and intangible assets.

        The DIP Facility contains a number of covenants that, among other things, restrict, subject to certain exceptions, our ability to: (i) incur additional indebtedness or issue shares by subsidiaries, (ii) create liens on assets, (iii) engage in mergers or consolidations, (iv) sell assets, (v) pay dividends and distributions, (vi) make investments, loans or advances, (vii) make certain acquisitions, (viii) engage in certain transactions with affiliates, (ix) enter into certain burdensome agreements, (x) change our lines of business and (xi) make capital expenditures.

        In addition, the DIP Facility includes financial covenants requiring us to comply with minimum liquidity, maximum capital spend, minimum fixed charge coverage ratio and minimum rolling twelve-month cumulative consolidated EBITDA, as defined. The DIP Facility also contains certain defined customary affirmative covenants and events of default. The Company was in compliance with all covenants at December 31, 2009

German Term Loan

        The 2007 Credit Facility (see Note 29, Subsequent Events, for further information) included within the referenced facilities a US$100.0 term loan tranche made available in an equivalent amount of euros to one of our German subsidiaries (the "German Term Loan"). In anticipation of the Chapter 11 Filings, on August 17, 2009, we entered into a Waiver and Amendment agreement with the lenders under the 2007 Credit Facility. Under the terms of the Waiver and Amendment, we and the lenders agreed to (i) waive any event of default under the 2007 Credit Facility resulting from a specified event of default, as defined, (ii) consented to the DIP Credit Facility and (iii) increase the interest rate on the German Term Loan. The revised interest rate on the German Term loan is determined by reference

RDA Holding Co., and Subsidiaries
(debtors-in-possession)

Notes to Consolidated and Combined Consolidated Financial Statements (Continued)

(in millions, except share and per share data)

Note 17 Debt (Continued)

to a Eurocurrency rate ("Eurocurrency Rate") determined by reference to the rate for Eurocurrency deposits for a period of one, two, three or six months or, subject to availability to the lenders, nine or twelve months, as selected by our German subsidiary borrower, subject to a minimum rate of 3.50%, plus an applicable margin. The applicable margin is 3.50%.

        The Chapter 11 Filings triggered the conversion of the German term loan from euros to dollars under the terms of the 2007 Credit Facility, based on the exchange rate at the date of the Chapter 11 Filings. At that date, $105.9 was outstanding under the German Term Loan. All other terms and conditions of the German Term Loan remain the same as before the date of the Chapter 11 Filings. At December 31, 2009, $105.3 was outstanding under the German Term Loan.

Lines of Credit and Overdraft Facilities

        As of December 31, 2009, all of our international lines of credit and overdraft facilities were closed and have been paid in full. As of June 30, 2009 and 2008, available international lines of credit and overdraft facilities totaled $7.4 and $55.6, respectively, of which $2.0 and $12.3 were outstanding. The weighted average interest rates on outstanding borrowings at June 30, 2009 and 2008 were 4.5% and 5.5%, respectively. As of June 30, 2009 there was $3.7 of capacity on our overdraft facilities set aside for certain guarantees.

        As of December 31, 2009, there were $11.5 stand-by letters of credit serving as security primarily for real estate leases entered into by WRC Media Inc., RDA and Direct Holdings and as security for surety bonds related to sweepstakes promotions. Effective as of the date of the Chapter 11 Filings, all existing and new letters of credit required cash collateralization of 105% which amounts to $12.1 as of December 31, 2009.

        As of both June 30, 2009 and 2008, there was $2.6 of stand-by letters of credit serving as security for real estate leases entered into by WRC Media. As of June 30, 2009 and 2008 there were letters of credit of $3.7 and $2.0 held as security for surety bonds related to sweepstakes promotions. There were no trade letters of credit as of June 30, 2009. As of June 30, 2008 there were trade letters of credit of $0.8. Additionally, other obligations of $0.8 were outstanding at June 30, 2009.

2007 Credit Facility

        On March 2, 2007, we entered into a credit agreement providing for a six-year senior secured $300.0 revolving credit facility and a seven-year $1,310.0 term loan (the "2007 Credit Facility"). The 2007 Credit Facility term loan includes within the above-mentioned facilities a US$100.0 term loan tranche made available in an equivalent amount of euros to one of our German subsidiaries ("Euro Term Loan renamed to German Term Loan"). Financing fees of $40.4 related to the 2007 Credit Facility were deferred and amortized applying the effective interest rate method over the life of the agreement.

        Borrowings under the term loan bear interest at a rate equal to an applicable margin plus, at our option, either (a) a base rate ("Base Rate") determined by reference to the higher of (1) the prime rate and (2) the federal funds rate plus 0.50% or (b) a Eurocurrency rate ("Eurocurrency Rate") determined by reference to the rate for Eurocurrency deposits for a period of one, two, three or six

RDA Holding Co., and Subsidiaries
(debtors-in-possession)

Notes to Consolidated and Combined Consolidated Financial Statements (Continued)

(in millions, except share and per share data)

Note 17 Debt (Continued)

months or, subject to availability to the lenders, nine or twelve months, as selected by us. For Base Rate loans and Eurocurrency Rate loans, the applicable margin is 1.00% and 2.00%, respectively.

        Borrowings under the revolving credit facility bear interest at a percentage per annum equal to, at our option, either (1) the Base Rate plus 1.25% for Base Rate loans or (2) the Eurocurrency Rate plus 2.25% for Eurocurrency Rate loans. Applicable margins with respect to revolving loans will be subject to reduction by up to 0.75% based on our consolidated leverage ratio from time to time.

        We are required to pay a commitment fee for the revolving credit facility for the average daily unutilized commitments. The initial commitment fee rate is 0.375% per annum and may be reduced to 0.25% subject to our attaining certain leverage ratios.

        The 2007 Credit Facility generally requires us to prepay outstanding term loans upon the occurrence of certain defined events, including net cash proceeds of any incurrence of new debt (as defined), certain asset sales or dispositions (as defined) and 50% (which percentage will be reduced if our total leverage ratio is less than certain ratios) of our annual excess cash flow (as defined).

        Beginning June 30, 2007, we are required to repay the term loan in equal quarterly installments (with any remainder expected to be due on March 2, 2014) in aggregate annual amounts equal to 1.0% of the initial aggregate principal amount. The principal amount outstanding under the revolving credit facility is due and payable in full at maturity on March 2, 2013.

        All obligations under the 2007 Credit Facility are unconditionally guaranteed by us and, subject to certain exceptions, each of our direct and indirect domestic wholly-owned subsidiaries (collectively referred to as the "Guarantors"). The loans made to our German subsidiary are also unconditionally guaranteed by its subsidiaries as well as secured by all of the stock and assets of those subsidiaries (subject to certain exceptions).

        All obligations under the 2007 Credit Facility, and the guarantees of those obligations, are generally secured by the following assets of the Guarantors: (i) 100% of our common stock and each of our direct and indirect domestic subsidiaries and 65% of the voting common stock and 100% of the non-voting common stock of our direct and indirect foreign subsidiaries and (ii) a security interest in substantially all our tangible and intangible assets. Subject to certain exceptions, all obligations of each non-U.S. borrower are unconditionally guaranteed by each restricted subsidiary of such borrower.

        The 2007 Credit Facility contains a number of covenants that, among other things, restrict, subject to certain exceptions, our ability to: (i) incur additional indebtedness or issue shares by subsidiaries, (ii) create liens on assets, (iii) engage in mergers or consolidations, (iv) sell assets, (v) pay dividends and distributions, (vi) make investments, loans or advances, (vii) repay subordinated indebtedness (including the Senior Subordinated Notes described below), (viii) make certain acquisitions, (ix) engage in certain transactions with affiliates, (x) enter into certain burdensome agreements, (xi) amend material agreements governing our subordinated indebtedness (including the Senior Subordinated Notes), (xii) change our lines of business and (xiii) make capital expenditures.

        In addition, the 2007 Credit Facility includes a financial covenant requiring us to comply with a maximum leverage ratio, as defined. The 2007 Credit Facility also contains certain defined customary affirmative covenants and events of default.

RDA Holding Co., and Subsidiaries
(debtors-in-possession)

Notes to Consolidated and Combined Consolidated Financial Statements (Continued)

(in millions, except share and per share data)

Note 17 Debt (Continued)

        We entered into interest rate swap agreements with a notional value totaling $750.0, involving the exchange of floating- for fixed- rate interest payments, to reduce interest rate volatility and to comply with the interest rate provisions of our 2007 Credit Facility. See Note 20, Financial Instruments, for further information.

Senior Subordinated Notes and Indenture

        On March 2, 2007, we entered into an Indenture among us, the Guarantors (as defined therein) and The Bank of New York, as Trustee (the "Indenture"), pursuant to which we issued $600.0 unregistered 9% Senior Subordinated Notes due 2017 (the "Senior Subordinated Notes") in a private offering. Financing fees of $24.8 related to the Senior Subordinated Notes were deferred and are amortized on the effective interest rate method over the life of the agreement. In June 2008, in accordance with the terms of a Registration Rights Agreement, dated as of March 2, 2007, we exchanged our unregistered notes in a registered Exchange Offer for an equal amount of registered 9% Senior Subordinated Notes due 2017 guaranteed by the Guarantors on a senior subordinated basis, with terms substantially identical in all material respects to the unregistered Senior Subordinated Notes, except that the registered Notes do not contain terms with respect to transfer restrictions or an increase in annual interest rate. The Exchange Offer commenced on June 30, 2008 and expired on July 29, 2008.

        The Senior Subordinated Notes mature on February 15, 2017. Interest on the Senior Subordinated Notes accrues at the rate of 9% per annum and is payable semi-annually in arrears on February 15 and August 15, to the holders of Senior Subordinated Notes of record on the immediately preceding February 1 and August 1. Interest on the Senior Subordinated Notes is computed on the basis of a 360-day year comprised of twelve 30-day months.

        The Senior Subordinated Notes are guaranteed on a senior subordinated basis by all of our subsidiaries that guarantee our obligations under the 2007 Credit Facility. Any domestic subsidiaries that in the future guarantee our indebtedness will also guarantee the Senior Subordinated Notes. The guarantees of the Senior Subordinated Notes will be released when the guarantees of our 2007 Credit Facility indebtedness are released.

        The guarantees of the Senior Subordinated Notes are unsecured senior subordinated obligations of our subsidiary guarantors and have the same ranking with respect to indebtedness of our subsidiary guarantors as the Senior Subordinated Notes have with respect to our indebtedness.

        We may redeem some or all of the Senior Subordinated Notes at any time prior to February 15, 2012 at a price equal to 100% of the principal amount of the Senior Subordinated Notes plus accrued and unpaid interest plus a defined "make-whole" premium. The Senior Subordinated Notes are also redeemable at our option, as defined, in whole or in part, at any time on or after February 15, 2012.

        At any time prior to February 15, 2010, we may redeem, at our option, up to 35% of the original principal amount of the Senior Subordinated Notes with the proceeds of one or more equity offerings at a redemption price of 109% of the principal amount of the Senior Subordinated Notes, together with accrued and unpaid interest, if any, to the date of redemption.

RDA Holding Co., and Subsidiaries
(debtors-in-possession)

Notes to Consolidated and Combined Consolidated Financial Statements (Continued)

(in millions, except share and per share data)

Note 17 Debt (Continued)

        Upon the occurrence of a change of control (as defined) of The Reader's Digest Association, Inc., holders of the Senior Subordinated Notes have the right to require us to repurchase all or a portion of the Senior Subordinated Notes at a purchase price in cash equal to 101% of the principal amount of the Senior Subordinated Notes plus accrued and unpaid interest.

        The Indenture, among other things, limits our ability and the ability of our subsidiaries to: (i) incur, assume or guarantee additional indebtedness, (ii) issue redeemable stock and preferred stock, (iii) repurchase common stock, (iv) make other restricted payments, including, without limitation, paying dividends and making investments, (v) create liens, (vi) redeem debt that is junior in right of payment to the Senior Subordinated Notes, (vii) sell or otherwise dispose of assets, including common stock of subsidiaries, (viii) enter into agreements that restrict dividends from subsidiaries or (ix) enter into mergers or consolidations.

Event of Default

        On August 17, 2009, the Company announced that it would not make the $27 interest payment due on its Senior Subordinated Notes. Instead, the Company used the 30-day grace period available on the interest payment to continue discussions with its lender group and other stakeholders regarding the terms of final documentation and to gain additional support for a consensual de-leveraging transaction. Use of the 30-day grace period did not constitute an event of default under the terms of the Indenture or the 2007 Credit Facility. On August 24, 2009, the Debtors voluntarily filed the chapter 11 Cases. The Debtors continue to operate their business as debtors-in-possession under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court.

        The filing of the chapter 11 Cases on August 24, 2009, constituted an event of default or otherwise triggered repayment obligations of $1,476.5 under the 2007 Credit Facility and the Guarantee and Collateral Agreement dated as of March 2, 2007, among Doctor Acquisition Co., which was subsequently merged into RDA in conjunction with the Acquisition Transaction, RDA Holding Co., RDA, the guarantors identified therein and JPMorgan, as Administrative Agent, and $600.0 of Senior Subordinated Notes under the Indenture.

        As a result of the filing of the chapter 11 Cases, with the exception of the Company's outstanding Euro term loan facility (74.0 Euro as converted to $105.9 as of December 31, 2009) in favor of certain of the Company's German Subsidiaries (the "Euro Term Loan"), all indebtedness outstanding under the 2007 Credit Facility and the Senior Subordinated Notes was accelerated and became due and payable, subject to an automatic stay of any action to collect, assert or recover a claim against the Company and the application of applicable bankruptcy law. Under the Bankruptcy Code, actions to collect pre-petition indebtedness, as well as most pending litigation, are stayed, and other contractual obligations against the Debtors generally may not be enforced. Absent an order of the Bankruptcy Court, substantially all pre-petition liabilities are subject to settlement under a Plan of Reorganization to be approved by the Bankruptcy Court. Consequently, the Company has classified the indebtedness under the Indenture and the 2007 Credit Facility within current liabilities in its consolidated balance sheet as of June 30, 2009. These amounts are included in Liabilities Subject to Compromise as of December 31, 2009.

RDA Holding Co., and Subsidiaries
(debtors-in-possession)

Notes to Consolidated and Combined Consolidated Financial Statements (Continued)

(in millions, except share and per share data)

Note 17 Debt (Continued)

        In connection with the chapter 11 Cases, the 2007 Credit Facility was amended by the Waiver and Amendment Agreement dated as of August 17, 2009, by and among RDA, ourselves, the overseas borrowers from time to time party thereto, including RD German Holdings GmbH, each lender from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents parties thereto, to waive the acceleration of the funds comprising the Euro Term Loan upon an event of default and, to increase the interest rates. See Note 29, Subsequent Events, for further information.

Note 18 Other noncurrent liabilities

        Other noncurrent liabilities consist of the following:

	Predecessor Company
		June 30,
	December 31, 2009
		2009	2008
Deferred tax liabilities	$121.9	$119.9	$297.3
Fair value of interest rate swaps	—	19.4	23.3
Other, principally operating liabilities	63.8	73.3	68.1

Total other noncurrent liabilities	$185.7	$212.6	$388.7

Note 19 Preferred Stock

        On March 2, 2007, the Company issued 274,000 shares of Series A preferred stock with a $1,000 liquidation preference per share to investors for cash proceeds of $274.0. In a separate issuance, the Company also issued 200,000 shares of Series B preferred stock with a $100 liquidation preference per share to WRC Media's existing stockholders for proceeds of $20.0 (see footnote 2 for further information). The Series A preferred stock pays a cumulative preferred dividend at the rate of 13.5% per annum, whereas the Series B preferred stock pays a cumulative preferred dividend at the rate of 6% per annum. Except in certain limited circumstances, the holders of the both Series A and Series B preferred stock do not have voting rights, do not have conversion rights and cannot be converted into common shares.

        Series A preferred stock is mandatorily redeemable at March 2, 2019. Series B preferred stock is mandatorily redeemable at September 2, 2019. The amount to be paid at mandatory redemption is the liquidation preference per share plus any accrued but unpaid dividends. Both Series A and Series B are mandatorily redeemable at a specified future date, and, thus, they are recorded as a liability in accordance with ASC 480. As the amount to be paid and the settlement date is fixed these preferred shares were recorded initially at fair value, and subsequently measured at the present value of the amount to be paid at settlement, accruing interest cost using the rate implicit at inception. Any difference between the initial fair value and subsequent measurements was recorded as interest expense in the consolidated statement of operations. Both the Series A and B preferred stocks have various put and call options embedded within them that the company evaluated under the guidance in ASC 815 and concluded that these options did not require bifurcation. Specifically, the company has the option to call both Series A and Series B preferred stocks at a premium to liquidation value and the holders

RDA Holding Co., and Subsidiaries
(debtors-in-possession)

Notes to Consolidated and Combined Consolidated Financial Statements (Continued)

(in millions, except share and per share data)

Note 19 Preferred Stock (Continued)

of both Series A and Series B preferred stocks have the option to put the preferred stock back to the company in the event of a change in control (as defined in each preferred stock agreement). None of these options were exercised during the period covered by these financial statements.

        Accordingly, the Company recorded a liability of $294.0 related to the preferred shares on March 2, 2007 and interest expense for the six-month periods ended December 31, 2009 and 2008 of $7.9 and $23.3, respectively, including the amortization of deferred financing fees of $0.1 and $0.2 respectively, within our plan of reorganization any interest in these shares will be canceled at emergence.

        The interest expense for the years ended June 30, 2009, 2008, and 2007 was $48.1, $43.1, and $17.6, respectively, including amortization of deferred financing fees of $0.4 for 2009 and $0.3 for both 2008 and 2007.

Note 20 Financial Instruments

Risk Management and Objectives

        The functional currency for our foreign operations is the local currency. In the normal course of business, substantially all of the transactions of our foreign operations occur in the local currency. We purchase forward contracts to minimize the effect of fluctuating currencies on specifically identifiable transactions. These transactions were minimal during 2009, 2008 and 2007.

        As a matter of policy, we do not speculate in financial markets and, therefore, we do not hold financial instruments for trading purposes. We continually monitor foreign currency risk and our use of derivative instruments.

Derivative Instruments

        On April 19, 2007, we entered into interest rate swap agreements with a notional value totaling $750.0, involving the exchange of floating for fixed-rate interest payments, to reduce interest rate volatility and to comply with the interest rate hedging provisions of our 2007 Credit Facility. The transactions included $450.0 of 3-year interest rate swaps and $300.0 of 5-year interest rate swaps. In each case, we will receive floating-rate interest payments that offset the LIBOR component of the interest due on some of our floating-rate debt and make fixed-rate interest payments over the life of the respective interest rate swaps. The fixed interest rate under the 3-year swaps is 4.89% and the fixed interest rate under the 5-year swaps is 4.94%. The filing of the chapter 11 Cases has caused a default under the interest rate swap agreements resulting in the amounts owed thereunder to become immediately due and payable, subject to an automatic stay of any action to collect, assert or recover a claim against the Company and the application of applicable bankruptcy law.

        Since LIBOR-based loans can be prepaid without penalty, other than accrued interest, at any time during the contractual term of the loans and the swaps are not by their terms cancellable, the hedging relationship does not qualify for the use of the shortcut method of assessing hedge effectiveness. However, we will evaluate the likelihood of whether we will continue to borrow using LIBOR-based loans based on our business plan, and whether the interest payments made on the outstanding loans

RDA Holding Co., and Subsidiaries
(debtors-in-possession)

Notes to Consolidated and Combined Consolidated Financial Statements (Continued)

(in millions, except share and per share data)

Note 20 Financial Instruments (Continued)

being hedged will be sufficient to match the terms of the swaps during the life of the hedges and, therefore, result in interest payments.

        Since the (i) notional value of the swaps is the same as the principal value of the loans generating the hedged interest payments, (ii) floating-rate leg of the swaps and the hedged variable interest payments received on the loans are both based on 3-month LIBOR, (iii) interest rate reset dates applicable to both the floating-rate leg of the swaps and the hedged interest payments on the loans are the same, (iv) payment date on the loans and the settlement under the swaps occur on the same day each period, and (v) hedging relationship does not contain any other basis differences, except for the prepayment feature noted above, we assess the effectiveness of our hedging strategy using the method described in Derivatives Implementation Group Statement 133 Implementation Issue No. G9, Cash Flow Hedges: Assuming No Ineffectiveness When Critical Terms of the Hedging Instrument and the Hedged Transaction Match in a Cash Flow Hedge. Accordingly through the third quarter of fiscal 2009, changes in the fair values of the interest rate swap agreements were expected to be exactly offset by changes in the fair value of the underlying debt and were included in Accumulated other comprehensive (loss) gain.

        The carrying value of our derivatives as of June 30, 2009 and 2008 are $19.4 and $23.3, respectively, and are included in the Other noncurrent liabilities line on the consolidated balance sheets. During the fourth quarter of fiscal 2009, we determined the cash flows of our interest swaps would likely not match the cash flows of our interest payments on our debt and, as a result, concluded these derivative instruments were ineffective in the cash flow hedge of our interest payments. We consequently recognized the full loss of $19.4, and related tax benefit of $7.3, of these instruments in our consolidated statement of operations for the year ended June 30, 2009. Our obligations under the swap agreements are secured by the same guarantees and the same pledges of assets as our obligations under the 2007 Credit Facility. Upon the filing of the chapter 11 Cases, the Company defaulted on its derivatives and we were informed by our counterparties under the interest rate swap agreements that, as a result of the filing of the chapter 11 Case, the interest rate swap agreements were being terminated. As of December 31, 2009 the derivatives have been reclassified into the other category of Liabilities subject to compromise (refer to Note 21, Liabilities subject to compromise). The counterparties are treated as secured lenders and their claims were satisfied as described in the Plan of Reorganization upon emergence.

        As of June 30, 2008 the fair market value of our interest rate swaps decreased, resulting in an unrealized loss of $21.3, net of deferred tax benefit of $12.8. These changes are reported in Accumulated other comprehensive gain, which is included in Stockholders' deficit on the June 30, 2008 consolidated balance sheets.

RDA Holding Co., and Subsidiaries
(debtors-in-possession)

Notes to Consolidated and Combined Consolidated Financial Statements (Continued)

(in millions, except share and per share data)

Note 20 Financial Instruments (Continued)

Fair Values

        Due to the short-term maturities of cash and cash equivalents, receivables and payables, the carrying value of these financial instruments approximates their fair values. Based on current market prices as of December 31, 2009, June 30, 2009 and June 30, 2008, the fair value of our $600 9% Senior Subordinated notes are approximately $6.0, $89.3 and $438.0, respectively. The fair value of our $300 revolving credit facility and $1,310.0 term loan were, $96.9 and $579.0, respectively, at June 30, 2009. Upon the filing of the chapter 11 Cases, the revolving credit facility and the term loan traded as one item, resulting in an fair value amount of $838.4 as of December 31, 2009. The fair value of the DIP Facility was $157.5 at December 31, 2009. The Senior Subordinated notes are fair valued based on level 1 of the fair value hierarchy and the revolving credit facility and the term loan are fair valued based on level 2 of the fair value hierarchy. Refer to Note 2, Organization and Summary of Significant Accounting Policies, for more information regarding the fair value hierarchy.

Note 21 Liabilities subject to compromise

        Liabilities subject to compromise refers to those pre-petition liabilities which are settled through the bankruptcy process (i.e., under secured obligations). ASC 852 requires pre-petition liabilities, including those that became known after filing the Chapter 11 petitions, which are subject to compromise, to be reported at the amounts expected to be allowed, even if they may be settled for lesser amounts. These liabilities represent the estimated amounts expected to be resolved on known or potential claims through the Chapter 11 process and remain subject to future adjustments from negotiated settlements, actions of the Bankruptcy Court and non-acceptance of certain executory contracts and unexpired leases. Liabilities subject to compromise also includes items that may be assumed under the Plan of Reorganization, and may be subsequently reclassified to liabilities not subject to compromise.

        Liabilities subject to compromise consist of the following:

Predecessor Company
December 31, 2009
Debt and notes payable	$2,029.2
Preferred Stock Liability	396.7
Accounts payable	58.5
Accrued expenses	62.0
Post employment obligations	76.4
Rejected leases	26.4
Other	24.4

Total liabilities subject to compromise	$2,673.6

RDA Holding Co., and Subsidiaries
(debtors-in-possession)

Notes to Consolidated and Combined Consolidated Financial Statements (Continued)

(in millions, except share and per share data)

Note 22 Commitments and Contingencies

General Litigation

        From time to time, we are involved in a variety of claims, lawsuits, investigations and proceedings that arise in the ordinary course of business. We cannot predict the ultimate outcome of these matters with certainty. Management believes that the ultimate outcome of these matters will not have a material adverse effect on our financial position or results of operations, although our results and cash flow could be significantly unfavorably affected in the reporting periods in which these matters are resolved.

Lease Obligations

        We occupy certain facilities under lease arrangements and lease certain equipment. Rental expense and sublease income are as follows:

	Predecessor Company
	Six Months Ended December 31,		Years Ended June 30,
	2009	2008	2009	2008	2007
		(unaudited)
Rental expense	$14.6	$15.3	$30.8	$34.7	$13.5
Sublease income	(3.2)	(2.9)	(6.8)	(7.1)	(2.5)

Net rental expense	$11.4	$12.4	$24.0	$27.6	$11.0

        Future minimum rental commitments, net of sublease income, for non-cancelable operating leases for the next five years and thereafter (extending to 2024) are as follows:

Year ended December 31,	Minimum Rental Payments	Minimum Sublease Income	Net
2010	$30.7	$3.2	$27.5
2011	25.1	3.3	21.8
2012	24.3	3.3	21.0
2013	23.6	3.3	20.3
2014	21.1	3.2	17.9
Later years	102.9	4.8	98.1

Note 23 Equity Compensation Plans

        In July 2007, upon the recommendation of the Compensation Committee of the RDA Board of Directors, (the "Holding Co. Board") approved the RDA Holding Co. 2007 Omnibus Incentive Compensation Plan (the "2007 Plan"). All of our prior existing employee incentive compensation plans were terminated upon the completion of the Acquisition Transaction. Under the 2007 Plan, the Holding Co. Board may grant to eligible directors, employees and consultants stock options, stock appreciation rights, restricted stock awards ("RSAs"), restricted stock units ("RSUs"), and other equity-based or equity-related awards in RDA Holding Co. that the Holding Co. Board determines, in consultation with the Compensation Committee of our Board of Directors, are consistent with the

RDA Holding Co., and Subsidiaries
(debtors-in-possession)

Notes to Consolidated and Combined Consolidated Financial Statements (Continued)

(in millions, except share and per share data)

Note 23 Equity Compensation Plans (Continued)

purpose of the 2007 Plan and our best interests. The Holding Co. Board may grant up to a maximum of 5.0 million shares under the 2007 Plan, net of forfeitures and expirations. During fiscal 2009, the Holding Co. Board amended the 2007 Plan to increase the number of shares available for grant by 0.6 million, to 5.6 million, net of forfeitures and expirations. In connection with the bankruptcy filing, the Company has canceled the 2007 Plan and no further grants were issued.

        During the six-month period ended December 31, 2009 the Holding Co. Board granted approximately 0.1 million stock options and 0.03 million shares of RSAs, respectively, to certain directors, employees and consultants of our company.

        There were no RSUs issued during the six-month period ended December 31, 2009. During the six-month period ended December 31, 2008 the Holding Co. Board granted approximately 0.5 million stock options, 0.04 million shares of RSAs, and 0.03 million shares of RSUs to certain directors, employees and consultants of our company, respectively.

        During the fiscal year ended June 30, 2009 the Holding Co. Board granted approximately 1.1 million stock options; 0.1 million shares of RSAs; and 0.1 million shares of RSUs, respectively, to certain directors, employees and consultants of our company. During the fiscal year ended June 30, 2008 the Holding Co. Board granted approximately 3.4 million stock options; 1.3 million shares of RSAs; and 0.5 million shares of RSUs, respectively, to certain directors, employees and consultants of our company, respectively.

        In general, granted stock options vest over four years, have 10-year contractual terms and are exercisable upon the occurrence of certain liquidity events, as defined in the 2007 Plan. The weighted average exercise price of all stock options granted is $9.99. The exercise price of all options granted through the second quarter of fiscal 2009 was deemed equal to the estimated market value of our common stock at the date of grant. However, the value of the company deteriorated significantly during the second half of fiscal 2009 primarily due to the global recession and deterioration of operating cash flows to support our current capital structure. Based on the plan of reorganization, the estimated market value of our common stock during the six months ended December 31, 2009 and the second half of fiscal 2009 was assumed to be zero. The weighted average grant date fair value of RSAs granted during the six month period ended December 31, 2009 and 2008 is zero and $9.98, respectively. The weighted average grant date fair value of RSAs granted during the period ended June 30, 2009 and June 30, 2008 is $3.00 and $10.00, respectively. The weighted average grant date fair value of RSUs granted during the six month period ended December 31, 2008 is $9.98, and there were no RSUs granted during the six month period ended December 31, 2009. The weighted average grant date fair value of RSUs granted during the period ended June 30, 2009 and 2008 are $3.08 and $10.00, respectively. In general, 50% of granted RSAs and RSUs become vested upon the occurrence of a liquidity event, as defined, and the other 50% upon the first anniversary of the occurrence of a liquidity event.

        The fair value of each stock option award is estimated on the date of grant using the Black-Scholes option valuation model that uses the assumptions noted in the following table. As there is no public market for RDA Holding Co.'s stock, the expected volatility was based on the average volatility of historical closing stock prices of comparable companies over the expected term of the option. The

RDA Holding Co., and Subsidiaries
(debtors-in-possession)

Notes to Consolidated and Combined Consolidated Financial Statements (Continued)

(in millions, except share and per share data)

Note 23 Equity Compensation Plans (Continued)

risk-free interest rate for the periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant. The expected term of options granted is based upon management's estimate for the period of time for which options are expected to be outstanding. We have no historical stock option exercise experience and have estimated the expected term of options using the vesting period of the options, the expected period to consummate a liquidity event and the mid-point between the vesting date and the end of the contractual term.

        As noted above the estimated market value of our common stock has been assumed to be zero for the period ending December 31, 2009. The assumptions used for the six month period ending December 31, 2008 and the year ended June 30, 2009 and 2008 are as follows:

	Predecessor Company
		Year ended June 30,
	Six months ended December 31, 2008
		2009	2008
Assumptions
Expected volatility	40.66%	40.66% - 46.79%	32.38% - 41.97%
Expected term (years)	6	6	4 - 6
Risk-free interest rate	2.68%	1.88% - 2.68%	2.78% - 5.05%
Expected dividend yield	0%	0%	0%

        A summary of stock option activity under the 2007 Plan as of December 31, 2009 is as follows:

	Predecessor Company
	Shares (000's)	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term
Options
Outstanding at June 30, 2007	—	—
Granted	3,350	$10.00
Forfeited or expired	(359)
Outstanding at June 30, 2008	2,991	$10.00	9.2
Granted	1,093	9.97
Forfeited	(185)	10.00

Outstanding at June 30, 2009	3,899	$9.99	8.5
Granted	135	9.95
Forfeited	(74)	9.97

Outstanding at December 31, 2009	3,960	$9.99	8.1

Vested at December 31, 2009	2,184

Exercisable at December 31, 2009	1,085	$10.00	7.7

        The weighted-average fair value of options granted during the six month period ended December 31, 2009 and 2008 was zero and $4.31. The weighted-average fair value of options granted

RDA Holding Co., and Subsidiaries
(debtors-in-possession)

Notes to Consolidated and Combined Consolidated Financial Statements (Continued)

(in millions, except share and per share data)

Note 23 Equity Compensation Plans (Continued)

during the period ended June 30, 2009 and 2008 were $2.01 and $4.58, respectively. No options were exercised during any of the periods presented.

        A summary of RSAs and RSUs activity under the 2007 Plan as of December 31, 2009 are as follows:

	Predecessor Company
	RSAs		RSUs
	Shares (000's)	Weighted Average Grant-Date Fair Value	Shares (000's)	Weighted Average Grant-Date Fair Value
Nonvested at June 30, 2007	—	$—	—	$—
Granted	1348	10.00	458	10.00
Vested	—	—	(200)	10.00
Forfeited	(340.0)	10.00	(28)	10.00

Nonvested at June 30, 2008	1,008	$10.00	230	$10.00

Granted	124	3.00	99	3.08
Vested	—	—	(55)	—
Forfeited	(308)	10.00	(22)	10.00

Nonvested at June 30, 2009	824	$9.40	252	$6.95
Granted	31	—	—	—
Vested	—	—	—	—
Forfeited	(86)	9.99	(50)	9.99

Nonvested at December 31, 2009	769	$9.14	202	$7.46

        For the six months ended December 31, 2009 and 2008, stock based compensation expense of $0.6 and $1.1, respectively, and the related income tax benefit of $0.2 and $0.4, respectively, was recognized for stock options and RSUs that are not subject to the liquidity event provisions of the 2007 plan. For the period ended June 30, 2009 and 2008, stock based compensation expense of $2.5 and $7.0, respectively, and the related income tax benefit of $0.9 and $2.6, respectively, was recognized for stock options and RSUs that are not subject to the liquidity event provisions of the 2007 Plan. As of December 31, 2009 total unrecognized compensation expense related to stock awards without a liquidity event provision, as defined, was $1.2.

        As of December 31, 2009, it was determined that it was not probable that the liquidity event, as defined, will be satisfied. As of December 31, 2009, total stock options, RSAs and RSUs outstanding with these liquidity provisions was 2.0 million, 0.8 million and 0.2 million, respectively. As a result, no compensation expense was recognized during the period ended December 31, 2009, December 31, 2008, June 30, 2009 or June 30, 2008 for stock options, RSAs and RSUs with liquidity event provisions. Total unrecognized compensation expense related to these stock options, RSAs and RSUs for the period ending December 31, 2009 are $6.0, $7.0 and $1.5, respectively.

RDA Holding Co., and Subsidiaries
(debtors-in-possession)

Notes to Consolidated and Combined Consolidated Financial Statements (Continued)

(in millions, except share and per share data)

Note 23 Equity Compensation Plans (Continued)

        Due to the Chapter 11 Filings, the unrecognized stock based compensation expense related to the 2007 plan was not expected to be recognized. Upon emergence, all outstanding stock options, RSAs and RSUs were cancelled.

WRC Media

        In fiscal 2000, WRC Media adopted the WRC Media Inc. and Subsidiaries Year 2000 Stock Option Plan. Stock options are granted with exercise prices not less than the fair market value of the Common Stock at the time of the grant with an exercise term not to exceed 10 years. Generally, the options vest ratably over three to four years from the date of grant. In fiscal 2007 WRC Media did not grant any stock options. In connection with the WRC Media Merger in 2007, all outstanding were stock options were terminated.

Direct Holdings

        In October 2004, Direct Holdings adopted the Direct Holdings 2004 Stock Incentive Plan (the 2004 Stock Plan). Under the 2004 Stock Plan, Direct Holdings may issue, among other forms of compensation, incentive or nonqualified stock options at the discretion of the Board of Directors. Stock options may be granted at the fair market value at the date of grant or at an exercise price less than fair market value at the date of grant. The 2004 Stock Plan reserved 20,000 shares of common stock available for grants. Options granted vest primarily at 25% per year beginning at the end of the first year and are fully exercisable at the end of four years. All options expire ten years from the date of grant unless otherwise terminated. Direct Holdings generally grants stock options with an exercise price equal to the market value of the common stock on the date of grant. In conjunction with the Plan and individual stock options agreements, Direct Holdings adopted a Management Shareholders Agreement which provides, among other things, that certain employee shareholders are obligated to vote shares with the majority shareholder.

        As a result of accelerated vesting and exercise of all outstanding options in connection with the Direct Holdings' Stock Acquisition, the 2007 stock-based compensation expense was $2.0, net of taxes of $0.7.

        At March 2, 2007, all outstanding options (16,888) were exercised in connection with the Direct Holdings' Stock Acquisition at an exercise price of $162.50 and fair value of $279.39. The proceeds from the exercise of these options are $2.7. Changes in outstanding options are as follows:

	Shares	Weighted average exercise price	Weighted average exercise price
Outstanding, June 30, 2006	10,874	$162.50	9
Granted	6,014	162.50	10
Exercised in connection with the Direct Holdings' Stock Acquisition	(16,888)	162.50	—

Outstanding, June 30, 2007	—	$—	—

RDA Holding Co., and Subsidiaries
(debtors-in-possession)

Notes to Consolidated and Combined Consolidated Financial Statements (Continued)

(in millions, except share and per share data)

Note 24 Benefit Plans

Defined Benefit Pension Plans

        We offer defined benefit plans to eligible employees in the United States and in several international markets. With the exception of the plan in the United Kingdom, contributions to these plans meet the minimum funding requirements in each respective market. Benefit payments are principally based on a combination of years of service and compensation.

U.S. Plans

        In the U.S. we maintain funded and unfunded defined benefit plans. The Reader's Digest Association, Inc. Retirement Plan (Retirement Plan) is our largest plan and is over-funded. We have not made and do not expect to make any contributions in 2010.

        Our unfunded plans were established to provide retirement benefits to certain former officers, directors, editors and other employees, as well as certain current employees. These unfunded retirement plans and deferred compensation arrangements are not qualified under the Internal Revenue Code (IRC). We fund the benefit payments under these plans as they arise. As a result of the filing of the chapter 11 Cases, benefits owed under these plans are general unsecured claims and no further contributions are expected to be made to the plans. Amounts accrued through August 24, 2009 have been reclassified to liabilities subject to compromise. Refer to Note 21, Liabilities Subject to Compromise.

        The overriding principle followed in managing our Retirement Plan assets is to obtain a reasonable rate of return in terms of both income and appreciation, while providing liquidity to satisfy short-term obligations.

        The table below details our current and target asset allocation:

	Predecessor Company
	Actual Allocation as of December 31,	Actual Allocation as of June 30,		Target Allocation
	2009	2009	2008	Range
Asset Class
Equities	71%	68%	69%	52% - 72%
Fixed income	21%	24%	24%	23% - 35%
Other	8%	8%	7%	0% - 19%

Total	100%	100%	100%

        Equities include companies with both large and small market capitalizations, as well as listed companies in international markets. Our allocation tends to be heavily weighted in favor of large capitalized companies. More than half of the Retirement Plan's funds are invested in equity markets because these investments tend to provide better returns and offer some protection from inflation. Fixed income securities are included in the portfolio to protect the Retirement Plan's assets from inflation and to preserve capital. Other assets, including private equity and real estate investments, are

RDA Holding Co., and Subsidiaries
(debtors-in-possession)

Notes to Consolidated and Combined Consolidated Financial Statements (Continued)

(in millions, except share and per share data)

Note 24 Benefit Plans (Continued)

utilized to a small extent in order to take advantage of investments that provide higher returns. The Retirement Plan allows investment managers to invest in derivative instruments, provided that certain criteria specified in the plan's investment policy are satisfied.

        The expected rate of return on plan assets is a significant driver in calculating our net pension (benefit) cost. In order to calculate our 2010 (benefit) cost for the six month period ending December 31, 2009, we used an expected return on plan assets of 8.5%. This rate was based on an analysis of historical returns generated by asset classes in which our funds are invested and on projected returns for portfolios with assets similar to ours.

        Estimated benefit payments during the next 10 years are expected to be:

	December 31,
	2010	2011	2012	2013	2014	2015 - 2019
Estimated benefit payments for U.S. pension plans	$34.4	$33.9	$34.1	$33.8	$32.8	$157.7

        Effective July 1, 2008, the U.S. qualified and excess pension plans were amended to harmonize the percentage of pay used to calculate monthly credits for all participants the plans.

        Effective April 2, 2009, our U.S. qualified pension plan was amended to temporarily provide additional benefits to employees involuntarily terminated. As a result, a portion of our severance obligation is being satisfied by payments from the U.S. Qualified Pension Plan. Effective October 19, 2009, the U.S qualified pension plan was amended to effectively extend the April 2, 2009 modification to December 31, 2010.

International Plans

        We also offer defined benefit pension plans in several markets outside the United States. For the significant plans, in 2010, we expect to contribute $0.1.

        Effective May 31, 2009, the Defined Benefit Pension Plan sponsored by The Reader's Digest Limited, a former wholly owned subsidiary operating in the United Kingdom ("RDA UK") was closed to future accruals and ceased contributions for future service benefits. In order to address the estimated funding shortfall for this plan, RDA UK agreed with the plan trustees to a recovery plan that required RDA UK to make additional contributions to the plan in equal monthly installments through March 31, 2022. The annual contributions made to this plan by Ltd were $6.1 during fiscal 2009 and were expected to be approximately $8.2 for each of the remaining years. In August of 2009, following the US chapter 11 filing, RDA UK ceased making its recovery plan payments. At around the same time, as part of the Company's overall restructuring efforts, we entered into negotiations with the plan trustees, the Pension Protection Fund in the United Kingdom and the United Kingdom Pensions Regulator to settle the RDA UK's pension obligations. Subsequent to December 31, 2009, we were unable to reach an agreement with the United Kingdom Pension Regulator and RDA UK filed for insolvent administration proceedings in the UK and independent administrators were appointed to manage the UK business and address the claims of its creditors. As a result of the administration process, RDA UK and its subsidiaries were deconsolidated. The international figures shown in this report include the UK Plans. See Note 29, Subsequent Events for further details.

RDA Holding Co., and Subsidiaries
(debtors-in-possession)

Notes to Consolidated and Combined Consolidated Financial Statements (Continued)

(in millions, except share and per share data)

Note 24 Benefit Plans (Continued)

        The table below reflects the actual allocation of assets held for our international plans and the allocation required pursuant to our most recent investment policy for these plans. These percentages have been calculated on a weighted average basis because the assets are comprised amongst several plans.

	Predecessor Company
	Actual Allocation as of December 31, 2009	Target Allocation
Asset Class
Equities	35%	36%
Fixed income	55%	56%
Cash and other	10%	8%

Total	100%

	Predecessor Company
	Actual Allocation as of June 30,
			Target Allocation
	2009	2008
Asset Class
Equities	40%	43%	43%
Fixed income	52%	48%	50%
Cash and other	8%	9%	7%

Total	100%	100%

        The asset allocation for the United Kingdom plan, which is the largest non-US plan, is determined by independent trustees in accordance with local regulation. The asset allocations for all other countries are determined by the local management in accordance with their fiduciary duties. The investments include local and international securities.

        Similar to the U.S. plans, the expected rate of return on plan assets is a significant driver in calculating the net pension (benefit) cost for our international plans. In order to calculate the expense for the six month period ended December 31, 2009, we used a weighted average return on plan assets of 6.65%. These rates were based on a methodology similar to that used to determine the rate of return for our Retirement Plan.

        Estimated benefit payments during the next 10 years are expected to be:

	December 31,
	2010	2011	2012	2013	2014	2015 - 2019
Estimated benefit payments for International plans	$11.9	$12.0	$12.3	$12.5	$12.8	$78.6

RDA Holding Co., and Subsidiaries
(debtors-in-possession)

Notes to Consolidated and Combined Consolidated Financial Statements (Continued)

(in millions, except share and per share data)

Note 24 Benefit Plans (Continued)

Assumptions

        The table below outlines the weighted average assumptions used to determine our projected benefit obligation as of period-end and pension (benefit) cost for the periods ending:

U.S. Plans:

	Predecessor Company
		June 30,
	December 31, 2009
		2009	2008
Benefit obligation
Discount rate	5.70%	6.50%	6.75%
Compensation increase rate	4.00%	4.00%	4.00%
Pension (benefit) cost
Discount rate	6.50%	6.75%	6.25%
Compensation increase rate	4.00%	4.00%	4.00%
Long-term rate of return on plan assets	8.50%	8.50%	8.50%

International Plans:

	Predecessor Company
		June 30,
	December 31, 2009
		2009	2008
Benefit obligation
Discount rate	5.74%	6.30%	6.60%
Compensation increase rate	3.61%	3.61%	4.47%
Pension (benefit) cost
Discount rate	6.30%	6.60%	5.57%
Compensation increase rate	3.61%	4.47%	4.01%
Long-term rate of return on plan assets	6.65%	6.71%	7.11%

RDA Holding Co., and Subsidiaries
(debtors-in-possession)

Notes to Consolidated and Combined Consolidated Financial Statements (Continued)

(in millions, except share and per share data)

Note 24 Benefit Plans (Continued)

        Components of net periodic pension (benefit) cost are as follows:

	Predecessor Company
	U.S. Plans
	Six months ended December 31,		Year ended June 30,
	2009	2008	2009	2008	2007
		(unaudited)
Service cost	$1.7	$1.8	$3.6	$9.2	$3.1
Interest cost	12.6	15.5	31.1	31.1	9.7
Expected return on plan assets	(28.9)	(30.7)	(61.2)	(60.1)	(19.8)
Amortization of prior service credit	—	—	(0.1)	—	—
Amortization of net actuarial gain	—	—	(0.1)	—	—
Curtailments(a)	—	(3.3)	(3.3)	—	—
Cost for special termination benefits(b)	2.2	—	3.1	—	—

Net periodic pension benefit	$(12.4)	$(16.7)	$(26.9)	$(19.8)	$(7.0)

	International Plans
	Six months ended December 31,		Year ended June 30,
	2009	2008	2009	2008	2007
		(unaudited)
Service cost	$2.1	$3.3	$5.9	$7.2	$2.7
Interest cost	8.2	8.7	16.1	18.7	6.0
Expected return on plan assets	(9.2)	(9.8)	(18.2)	(23.4)	(7.0)
Amortization of prior service credit	(0.1)	(0.1)	(0.1)	(0.1)	—
Amortization of net actuarial gain	—	(1.1)	(2.0)	(0.4)	—
Gain due to settlements(c)	—	—	—	(1.6)	(0.9)
Gain due to curtailments and other items(d)	—	—	(5.4)	(1.3)	(0.4)

Net periodic pension cost (benefit)	$1.0	$1.0	$(3.7)	$(0.9)	$0.4

(a)
The Company recorded an increase in Net periodic pension benefit of $3.3 during fiscal year 2009 to amortize prior service cost as a result of a pension curtailment triggered by the sale of its QSP business. This increase in Net periodic pension benefit was included in the loss on the sale of QSP and recorded in Loss from discontinued operations, net of tax (benefit) expense in the Consolidated Statement of Operations.

(b)
Cost for special termination benefits is included in Other operating items, net in our Consolidated Statement of Operations for the six months ended December 31, 2009 and for the year ended June 30, 2009.

(c)
Settlements occurred in France and the Netherlands in fiscal year 2008 and in France in fiscal year 2007.

(d)
Curtailments occurred in France, Mexico, and the United Kingdom in fiscal year 2008 and in France in fiscal year 2007.

RDA Holding Co., and Subsidiaries
(debtors-in-possession)

Notes to Consolidated and Combined Consolidated Financial Statements (Continued)

(in millions, except share and per share data)

Note 24 Benefit Plans (Continued)

        A reconciliation of the beginning and ending balances of benefit obligations and fair value of plan assets and the funded status of the defined benefit pension plans is as follows:

	Predecessor Company
	U.S. Plans			International Plans
		June 30,			June 30,
	December 31, 2009			December 31, 2009
		2009	2008		2009	2008
Change in benefit obligations:
Benefit at beginning of year	$475.7	$485.4	$520.9	$263.7	$307.9	$341.4
Non-qualified plans(a)	(69.4)
Service cost	1.7	3.6	9.2	2.1	5.9	7.2
Interest cost	12.6	31.1	31.1	8.2	16.1	18.7
Participant contributions	—	—	—	—	1.0	1.3
Actuarial loss (gain)	29.4	7.6	(22.9)	23.0	1.7	(39.1)
Exchange rate changes	—	—	—	0.7	(48.6)	5.0
Settlements/curtailments	—	(2.2)	—	(9.2)	(5.2)	(3.1)
Plan amendments	—	—	(3.4)	—	—	(1.8)
Special termination benefits	2.2	3.1	—	—	—	—
Other expenses	—	—	—	(2.3)	(2.8)	(0.5)
Benefits paid	(27.5)	(52.9)	(49.5)	(7.0)	(12.3)	(21.2)

Benefit obligations at the end of year	$424.7	$475.7	$485.4	$279.2	$263.7	$307.9

Change in plan assets:
Fair value at the beginning of year	509.8	671.0	746.2	245.7	321.9	330.5
Actual return on plan assets	73.9	(117.2)	(35.8)	32.5	(18.0)	(3.9)
Employer contributions	—	8.9	10.1	1.9	6.7	11.0
Participant contributions	—	—	—	—	1.0	1.3
Exchange rate changes	—	—	—	3.6	(50.8)	5.7
Plan settlements	—	—	—	(9.2)	—	(1.0)
Other expenses	—	—	—	(2.3)	(2.8)	(0.5)
Benefits paid	(27.5)	(52.9)	(49.5)	(7.0)	(12.3)	(21.2)

Fair value at end of year	556.2	509.8	671.0	265.2	245.7	321.9

Funded status	$131.5	$34.1	$185.6	$(14.0)	$(18.0)	$14.0

(a)
At August 24, 2009, we reclassified $69.4 of benefit obligations related to our non-qualified pension plans when we filed for bankruptcy. These obligations became unsecured claims' subject to the terms of our plan of reorganization.

RDA Holding Co., and Subsidiaries
(debtors-in-possession)

Notes to Consolidated and Combined Consolidated Financial Statements (Continued)

(in millions, except share and per share data)

Note 24 Benefit Plans (Continued)

        Items not yet recognized as a component of net periodic cost:

	Predecessor Company
	U.S. Plans			International Plans
		June 30,			June 30,
	December 31, 2009			December 31, 2009
		2009	2008		2009	2008
Net Actuarial Loss (Gain)	$194.0	$204.5	$20.6	$1.5	$1.4	$(47.9)
Prior Service (Credit) Cost	—	—	(3.3)	(1.0)	(1.0)	(1.7)

        For the period ending February 19, 2010, we expect to recognize $0.4 of the actuarial loss in the U.S. Plans. For our international plans for the year ending December 31, 2010, we expect to recognize $0.1 of the prior service cost and expect to recognize less than $0.1 of the net actuarial loss.

        The accumulated benefit obligation as of December 31, 2009 (the actuarial present value of benefits earned, excluding future compensation increase assumptions) for our U.S. plans and international plans was $424.2 and $271.5, respectively.

Other Postretirement Benefits

        We provide medical and dental benefits to certain retired employees of Reader's Digest and their dependents. The plans that provide these benefits cover all of our eligible employees in the United States who were hired before July 1, 2005 and, to a lesser extent, employees in Canada. For these plans, in 2010, we expect to contribute $3.9.

        In fiscal year 2008, the plan was changed to cap the company subsidy for retirees after 1985. The subsidy will be eliminated after 10 years for pre-Medicare coverage, and after 5 years for post-Medicare coverage. The company may continue to offer benefits after this period, but all costs would be paid by the retirees.

RDA Holding Co., and Subsidiaries
(debtors-in-possession)

Notes to Consolidated and Combined Consolidated Financial Statements (Continued)

(in millions, except share and per share data)

Note 24 Benefit Plans (Continued)

        The table below outlines the weighted average assumptions used to determine our postretirement benefit obligation as of year-end and our postretirement cost for the periods ending:

	Predecessor Company
		June 30,
	December 31, 2009
		2009	2008
Postretirement benefit obligation
Discount rate	5.75%	6.59%	6.75%
Healthcare cost trend rate assumed for next year	8.73%	8.73%	7.00%
Rate to which the cost trend rate is assumed to decline	4.57%	4.59%	5.00%
Number of years to ultimate trend rate	18	19	5

		June 30,
	December 31, 2009
		2009	2008
Postretirement cost
Discount rate	6.57%	6.69%	6.25%
Healthcare cost trend rate assumed for next year	8.73%	7.26%	8.00%
Rate to which the cost trend rate is assumed to decline	4.57%	5.00%	5.00%
Number of years to ultimate trend rate	18	5	6

        Components of net periodic postretirement (benefit) cost are as follows:

	Predecessor Company
	Six Months Ended December 31,		Years Ended June 30,
	2009	2008	2009	2008	2007
		(unaudited)
Service cost	$—	$0.1	$0.1	$0.5	$0.2
Interest cost	0.6	0.9	1.7	3.5	1.2
Amortization of prior service credit	(0.9)	(1.0)	(1.9)	(0.6)	—
Amortization of net actuarial gain	(1.0)	(0.8)	(1.5)	—	—
Curtailments(a)	(0.5)	(7.9)	(7.9)	—	—

Net periodic postretirement cost	$(1.8)	$(8.7)	$(9.5)	$3.4	$1.4

(a)
The Company recorded an increase in Net periodic postretirement benefit of $7.9 during fiscal year 2009 as a result of a postretirement curtailment triggered by the sale of its QSP business. This increase in Net periodic postretirement benefit was included in the loss on the sale of QSP and recorded in Loss from discontinued operations, net of tax expense (benefit) in the Consolidated Statement of Operations. During the six months ended, December 31, 2009 $0.5 curtailment was recorded in Canada.

RDA Holding Co., and Subsidiaries
(debtors-in-possession)

Notes to Consolidated and Combined Consolidated Financial Statements (Continued)

(in millions, except share and per share data)

Note 24 Benefit Plans (Continued)

        A reconciliation of the beginning and ending balances of benefit obligations and fair value of plan assets and the funded status of the plans is as follows:

	Predecessor Company
		June 30,
	December 31, 2009
		2009	2008
Change in benefit obligations:
Benefit obligation at beginning of period	$20.2	$28.0	$64.1
Service cost	—	0.1	0.5
Interest cost	0.6	1.7	3.5
Actuarial gain	(0.8)	(6.8)	(12.7)
Exchange rate changes	0.3	(0.3)	0.1
Plan amendments	(0.5)	—	(22.6)
Curtailments	—	1.3	—
Benefits paid	(1.9)	(3.8)	(4.9)

Benefit obligations at the end of period	$17.9	$20.2	$28.0

Change in plan assets:
Fair value at the beginning of period	—	—	—
Employer contributions	1.9	3.8	4.9
Benefits paid	(1.9)	(3.8)	(4.9)
Fair value at end of period	—	—	—

Unfunded status	$17.9	$20.2	$28.0

		June 30,
	December 31, 2009
		2009	2008
Items not yet recognized as a component of net periodic cost:
Net Actuarial Gain	$(20.0)	$(20.1)	$(16.3)
Prior Service Credit	$(11.4)	$(12.3)	$(22.1)

        We expect to recognize $0.3 of the net actuarial gain and $0.2 of the prior service credit through December 31, 2010.

        Assumed healthcare cost trend rates have a significant effect on the amounts reported for postretirement benefits. A one-percentage-point increase in assumed healthcare cost trend rates would increase the total of the service and interest cost components by less than $0.1 and the postretirement benefit obligation by $0.4 for the year ended December 31, 2009. A one-percentage-point decrease in assumed healthcare cost trend rates would decrease the total of the service and interest cost components by less than $0.1 and the postretirement benefit obligation by $0.4 for the six months December 31, 2009.

RDA Holding Co., and Subsidiaries
(debtors-in-possession)

Notes to Consolidated and Combined Consolidated Financial Statements (Continued)

(in millions, except share and per share data)

Note 24 Benefit Plans (Continued)

        Estimated benefit payments during the next 10 years are expected to be:

	Year Ending December 31,
	2010	2011	2012	2013	2014	2015 - 2019
Estimated benefit payments for other postretirement benefits	$3.9	$3.2	$2.7	$1.8	$1.1	$2.9

        Estimated receipts pursuant to the Medicare Reform Act during the next 10 years are expected to be:

	Year Ending December 31,
	2010	2011	2012	2013	2014	2015 - 2019
Estimated receipts pursuant to the Medicare Reform Act	$0.5	$0.5	$0.6	$0.3	$0.1	$0.2

Balance Sheet Classification

        Amounts recognized on the balance sheets related to our significant pension and postretirement plans are as follows:

	Predecessor Company
	Pension Benefits			Other benefits
		June 30,			June 30,
	December 31, 2009			December 31, 2009
		2009	2008		2009	2008
Non current assets	$158.0	$130.1	$290.9	$—	$—	$—
Current liabilities	0.5	9.3	10.4	4.3	4.8	5.5
Non current liabilities	42.3	107.2	84.0	16.1	18.3	25.5

Net amount recognized in statement of position	$115.2	$13.6	$196.5	$(20.4)	$(23.1)	$(31.0)

        Balances of pension plans with projected and accumulated benefit obligations in excess of the fair value of plan assets are as follows:

	Predecessor Company
	Plans with Projected Benefit Obligation in Excess of Plan Assets			Plans with Accumulated Benefit Obligation in Excess of Plan Assets
		June 30,			June 30,
	December 31, 2009			December 31, 2009
		2009	2008		2009	2008
Projected benefit obligation	$240.1	$301.6	$335.7	N/A	N/A	N/A
Accumulated benefit obligation	N/A	N/A	N/A	$204.0	$297.0	$75.0
Fair value of plan assets	$199.5	$187.5	$244.4	$166.4	$187.5	$—

RDA Holding Co., and Subsidiaries
(debtors-in-possession)

Notes to Consolidated and Combined Consolidated Financial Statements (Continued)

(in millions, except share and per share data)

Note 24 Benefit Plans (Continued)

        The following table sets forth by level, within the fair value hierarchy as described in Note 2, Organization and Summary of Significant Accounting Policies, the U.S. Pension Plan's assets required to be carried at fair value on a recurring basis as of December 31, 2009:

	Predcessor Company
	U.S. Pension Plans Fair Value Measurements at December 31, 2009
	Quoted Market Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
Common and Preferred stock(a)	$200.4	$—	$—	$200.4
Common/collective trusts	—	142.0	—	142.0
Registered investment companies	63.0	—	—	63.0
U.S. government securities(b)	36.2	—	—	36.2
Corporate fixed-income obligations(c)	—	17.7		17.7
Real estate	—	—	35.6	35.6
Partnerships and joint venture interests	—	—	56.5	56.5
Interest-bearing cash	0.1	—	—	0.1
Other Investments(d)	5.7	—	—	5.7

	$305.4	$159.7	$92.1	$557.2

Other assets and liabilities(e)				(1.0)

Net assets available for benefits				$556.2

(a)
Includes securities on loan in the amount of $41.8

(b)
Includes securities on loan in the amount of $6.1

(c)
Includes securities on loan in the amount of $2.7

(d)
Other investments include Real Estate Investment Trust investments.

(e)
Other assets and liabilities include non-interest bearing cash, other receivables, and other payables.

RDA Holding Co., and Subsidiaries
(debtors-in-possession)

Notes to Consolidated and Combined Consolidated Financial Statements (Continued)

(in millions, except share and per share data)

Note 24 Benefit Plans (Continued)

        The table sets forth a summary of changes in the fair value of the U.S. pension plan's Level 3 assets for the six months ended December 31, 2009:

Balance as of July 1, 2009	$91.5
Actual return on plan assets:
Relating to assets still held at December 31, 2009	(2.2)
Relating to assets sold during the period	—
Purchase, sales, issuances and settlements, (net)	2.8
Transfers into Level 3	—
Transfers out of Level 3	—

Balance as of December 31, 2009	$92.1

        Realized gain/losses attributable to pension assets are included in the line item promotion, marketing, and administrative expenses on the consolidated and combined consolidated statement of operations. Unrealized gains/losses attributable to pension assets are included in the line item Deferred pension, pension liabilities and other retirement benefits, net on the consolidated and combined consolidated statement of changes in Stockholders' equity.

        The following table sets forth by level, within the fair value hierarchy as described in Note 2, Organization and Summary of Significant Accounting Policies, the International Pension Plans' assets required to be carried at fair value on a recurring basis as of December 31, 2009:

	Predecessor Company
	International Pension Plans Fair Value Measurements at December 31, 2009
	Quoted Market Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
Common/collective trusts	$—	$1.7	$—	$1.7
Registered investment companies	71.8	—	—	71.8
Mutual funds	58.0			58.0
European government securities	21.6	—	—	21.6
Netherland government securities	1.5	—	—	1.5
Mexican government securities	0.3	—	—	0.3
Canadian government securities	0.1	—	—	0.1
United Kingdom bonds	2.7	—	—	2.7
Interest-bearing cash	21.1	—	—	21.1
Other investments(a)	86.4	—	—	86.4

Net assets available for benefits	$263.5	$1.7	$—	$265.2

(a)
Other investments include Liability Driven Investment bonds.

RDA Holding Co., and Subsidiaries
(debtors-in-possession)

Notes to Consolidated and Combined Consolidated Financial Statements (Continued)

(in millions, except share and per share data)

Note 24 Benefit Plans (Continued)

Defined Contribution Plans

        RDA Employee Ownership Plan and 401(k) Partnership (the 401(k) plan)—The 401(k) plan consists of both a profit-sharing plan and a savings plan under section 401(k) of the IRC. The savings plan component allows employees to make pre-tax contributions to their accounts, which may be invested in specified investment alternatives. We may match employee contributions to the extent determined by our Board of Directors. The matching contributions vest 20% per annum over a five-year period. Our matching contributions to the 401(k) plan were $2.1, $3.8, and $1.1 for fiscal 2009, 2008, and 2007, respectively. Effective March 1, 2009, as part of the global "Recession Plan" to strengthen the Company's financial performance in the current economy, employer contributions to the 401(k) plan were temporarily suspended. The plan will otherwise continue in full effect, and employees who wish can continue to build retirement accounts with pre-tax income.

        WRC Media Defined Contribution Plan—The WRC Media Defined Contribution Plan was merged with the RDA 401(k) Plan and assets transferred effective September 4, 2007. The expense recognized by WRC Media for its contributions to the plan was $1.1 fiscal 2007.

        Direct Holdings Defined Contribution Plan—The Direct Holdings Defined Contribution Plan was merged with the RDA 401(k) Plan and assets transferred effective August 22, 2008. Direct Holdings' matching contributions to the plan for fiscal 2008 and 2007 were approximately $0.1 and $0.4, respectively. Participants of the Direct Holdings Defined Contribution Plan were eligible for the RDA Ownership Plan beginning July 1, 2008.

Note 25 Supplemental condensed combined financial statements

        The following tables present condensed combined financial information, segregating those entities that have filed for re-organization under chapter 11 of the Bankruptcy Code and those that have not filed for re-organization under chapter 11 of the Bankruptcy Code.

RDA Holding Co., and Subsidiaries
(debtors-in-possession)

Notes to Consolidated and Combined Consolidated Financial Statements (Continued)

(in millions, except share and per share data)

Note 25 Supplemental condensed combined financial statements (Continued)

Condensed combined debtors-in-possession balance sheet

	Predecessor Company
	December 31, 2009
	Filers	Non-filers	Eliminations	Consolidated
Assets
Current assets	$469.2	$396.0	$(16.2)	$849.0
Long term restricted cash	11.7	7.4	—	19.1
Property, plant and equipment, net	39.2	20.2	—	59.4
Goodwill	402.4	459.6	—	862.0
Other intangible assets, net	155.4	187.9	—	343.3
Prepaid pension assets	131.5	26.5	—	158.0
Investments in subsidiaries	598.8	2.5	(601.3)	—
Intercompany noncurrent receivables	—	91.4	(91.4)	—
Other noncurrent assets	41.2	11.9	—	53.1

Total assets	$1,849.4	$1,203.4	$(708.9)	$2,343.9

Liabilities and stockholders' (deficit) equity
Current liabilities	544.7	$495.6	$(42.3)	$998.0
Preferred Stock Liability	—	—	—	—
Unearned revenues	143.4	2.9		146.3
Accrued pension	—	42.3	—	42.3
Post-retirement and post-employment benefits other than pensions	14.9	1.2	—	16.1
Intercompany noncurrent payables	—	2.6	(2.6)	—
Other noncurrent liabilities	128.2	57.5	—	185.7
Liabilities subject to compromise	2,736.3	—	(62.7)	2,673.6

Total liabilities	$3,567.5	$602.1	$(107.6)	$4,062.0

Stockholders' (deficit) equity	(1,718.1)	601.3	(601.3)	(1,718.1)

Total liabilities and stockholders' equity	$1,849.4	$1,203.4	$(708.9)	$2,343.9

RDA Holding Co., and Subsidiaries
(debtors-in-possession)

Notes to Consolidated and Combined Consolidated Financial Statements (Continued)

(in millions, except share and per share data)

Note 25 Supplemental condensed combined financial statements (Continued)

Condensed combined debtors-in-possession statement of operations

	Predecessor Company
	Six months ended December 31, 2009
	Filers	Non-filers	Eliminations	Consolidated
Revenue	$500.5	$605.7	$(4.4)	$1,101.8
Product, distribution and editorial expenses	241.6	248.0	(4.4)	485.2
Promotion, marketing and administrative expenses	230.9	326.7	—	557.6
Impairment of assets	—	61.2	—	61.2
Other operating items, net	3.9	(0.3)		3.6

Operating income (loss)	24.1	(29.9)	—	(5.8)
Interest expense	41.9	3.9	—	45.8
Other (income) expense, net	(25.9)	23.1	—	(2.8)
Reorganization costs	58.2	—	—	58.2
(Income) expense from investment in subsidiaries	52.4	—	(52.4)	—

(Loss) income before income taxes and discontinued operations	(102.5)	(56.9)	52.4	(107.0)
Income tax (benefit) expense	(1.3)	(6.1)	—	(7.4)

(Loss) income from continuing operations	(101.2)	(50.8)	52.4	(99.6)
Income (loss) from discontinued operations, net of tax benefits of $0	8.8	(1.6)	—	7.2

Net (loss) income	$(92.4)	$(52.4)	$52.4	$(92.4)

RDA Holding Co., and Subsidiaries
(debtors-in-possession)

Notes to Consolidated and Combined Consolidated Financial Statements (Continued)

(in millions, except share and per share data)

Note 25 Supplemental condensed combined financial statements (Continued)

Condensed combined debtors-in-possession statement of cash flows

	Predecessor Company
	Six months ended December 31, 2009
	Filers	Non-filers	Eliminations	Consolidated
Net change in cash due to continuing operating activities	$2.7	$19.5	$10.7	$32.9
Net change in cash due to discontinued operating activities	12.6	(3.1)	—	9.5

Net change in cash due to operating activities	15.3	16.4	10.7	42.4
Net change in cash due to investing activities	4.9	(2.4)	—	2.5
Net change in cash due to financing activities	137.4	(2.7)	—	134.7
Effect of exchange rate changes on cash and cash equivalents	(2.3)	13.1	(10.7)	0.1

Net change in cash and cash equivalents	155.3	24.4	—	179.7
Cash and cash equivalents at beginning of the period	55.0	62.7	—	117.7

Cash and cash equivalents at end of the period	$210.3	$87.1	$—	$297.4

Note 26 Related Party Transactions

        In connection with the Acquisition Transaction, on January 23, 2007, we entered into the Stockholders' Agreement which contains, among other items:

  •
  restrictions on the transfer of shares of common stock of RDA without Ripplewood's consent;

  •
  rights of first offer granted to Ripplewood to purchase RDA common stock, which the stockholder proposes to transfer, at the price and under all other material terms and conditions on which that stockholder first proposed to transfer its common stock;

  •
  preemptive rights granted to the stockholder to purchase equity securities issued by RDA Holding Co. or its affiliates in the amounts required to maintain their percentage ownership;

  •
  rights of the stockholder to participate in certain transfers of common stock by any stockholder;

  •
  rights of the stockholder to receive financial information; and

  •
  rights of Ripplewood to vote by irrevocable proxy all stockholder common stock (other than in connection with certain significant corporate actions or affiliate transactions).

        In addition, under the terms of the Stockholders' Agreement, Ripplewood sets the size of the RDA board of directors as it deems appropriate, and is entitled to propose the appointment of all RDA directors, including the Chairman of the Board and independent directors. Ripplewood has agreed that one director of RDA shall be designated by J. Rothschild Group (Guernsey) Ltd. and one director shall be designated by Golden Tree Asset Management, LP, subject to continuing stock ownership requirements. The Stockholders' Agreement requires that at least one director be "independent" for purposes of Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended. Each party to the Stockholders' Agreement agrees to take all action necessary to effect the appointment to the board of each director appointee of Ripplewood.

RDA Holding Co., and Subsidiaries
(debtors-in-possession)

Notes to Consolidated and Combined Consolidated Financial Statements (Continued)

(in millions, except share and per share data)

Note 26 Related Party Transactions (Continued)

        On January 23, 2007, in connection with the Acquisition Transaction, we entered into a management services agreement (the "Management Services Agreement") with the Ripplewood Funds, J. Rothschild Group (Guernsey) Ltd., and GoldenTree Asset Management, LP (together the "Service Providers"), pursuant to the Management Services Agreement, the Service Providers or their affiliates will provide us with management consultant services, which services shall include, without limitation, (1) recommending, structuring and identifying sources of capital, (2) monitoring, evaluating and making recommendations regarding potential acquisitions and (3) analyzing our operations, historical performance and future prospects, in connection with financial and strategic corporate planning. Under the Management Services Agreement, the Service Providers will receive an annual management fee of $7.5 paid quarterly each January 1, April 1, July 1 and October 1, and reimbursement for out-of-pocket expenses incurred by them in connection with the provision of management consulting services pursuant to the agreement.

        In the event that the Management Services Agreement is terminated upon the consummation of an initial public offering or any transaction involving our change in control, the Service Providers will receive a lump sum payment equal to the present value of the annual management fees that would have been payable for the remainder of the term of the management agreement. The initial term of the management agreement is seven years, at which point it may be renewed for a further seven year term at the election of Ripplewood.

        The Management Services Agreement also provides that, to the extent that we request services other than management services from a Service Provider, that we and such Service Provider may negotiate mutually agreed upon fees and expenses to be paid by ourselves for such other services, and such other services will be deemed to be provided under the Management Services Agreement. The Management Services Agreement will include customary exculpatory and indemnification provisions in favor of the Service Providers.

        During the six months ended December 31, 2009 and 2008, we incurred management fees of $1.1 and $3.7 from the Service Providers under the Management Services Agreement. As of December 31, 2009, there was $2.2 of this management fee payable included in Liabilities Subject to Compromise on the consolidated balance sheet. As of December 31, 2008, there was no management fee payable included in Accrued expenses on the consolidated balance sheet. In addition, in connection with filing for relief under Chapter 11, on August 24, 2009, we stopped accruing for such management fees.

        During the fiscal year ended June 30, 2009, 2008 and 2007 we incurred management fees of $7.5, $7.5, and $2.5, respectively from the Service Providers under the Management Services Agreement. As of June 30, 2009 there was $1.9 of this management fee payable included in Accrued expenses on the consolidated balance sheet. As of June 30, 2008 there were no management fees payable included on the Consolidated Balance Sheet.

Additional Related Party Transactions

        On July 23, 2008, we sold 100% of the outstanding common stock of TOHE, our home party-planning business, to Strong Oak, Inc., a corporation whose significant stockholders include Eric Schrier, the former president and Chief Executive Officer of RDA Inc., for a $1.0 subordinated note and 20% of the year four operating profits generated by the TOHE business. In the transaction, the

RDA Holding Co., and Subsidiaries
(debtors-in-possession)

Notes to Consolidated and Combined Consolidated Financial Statements (Continued)

(in millions, except share and per share data)

Note 26 Related Party Transactions (Continued)

purchaser assumed all of TOHE's assets and liabilities as of the closing date. Mr. Schrier has an approximately 12.5% interest in the purchaser.

Note 27 Segments

        Our operating segments reflect the manner in which our chief operating decision maker reviews the business primarily due to the sale of certain business units and reorganization of certain operating segments to simplify our reporting structure. Our businesses are structured into six reportable segments: RD US, RD Europe, RD APLA, RD Canada, LED, and Other. These segments operate under two lines of business: Branded Communities and Direct Marketing. Our Branded Communities business is comprised of the RD US segment, while our Direct Marketing business includes our RD Europe, RD APLA, and RD Canada segments. In addition to the reportable segments, we separately report corporate unallocated expenses, which are expenses not directly attributable to business unit performance. Similarly, we separately report the effects of goodwill and intangible asset impairment charges, certain purchase accounting related fair value adjustments and other operating items, net, because our chief operating decision maker does not factor these items when assessing business unit performance.

        At June 30, 2009, our reportable segments were Reader's Digest United States, Reader's Digest International, and School and Education Services (SES). We have sold the majority of the businesses included in our SES segment. The remaining SES business is Weekly Reader which is now solely included in the Other segment. Reader's Digest International has now been disaggregated to increase the visibility of the Direct Marketing business.

        We have recast our reporting segment results for previous periods to conform to the above-stated changes to our new reporting segments.

        See Note 7, Other operating items, and Note 15, Goodwill and other intangible assets, net, have been adjusted to reflect our revised operating segments. See below for a brief description of the activities included within our reportable segments.

Reader's Digest United States (Branded Communities)

        This segment comprises our operations in the United States that publish and market various magazines, books and home entertainment products. The business in this segment is structured around a branded community model that focuses on a multi-platform community of customers with like interests. Our Branded communities include Reader's Digest Community and Lifestyle Communities. This community strategy allows us to promote our products, and our advertiser's products, through multiple channels to a focused audience at an effective cost. Growth strategies in this segment include developing new and existing products around our communities and growing advertising revenues.

Reader's Digest Europe, Asia Pacific & Latin America and Canada (Direct Marketing)

        This business comprises our operations outside of the United States and is managed by region (Europe, APLA and Canada). Our most significant markets are Germany, United Kingdom (Note, the United Kingdom business was deconsolidated on February 17, 2010), Canada, Australia, Russia and Central Europe. The businesses in these segments primarily promote our products through a direct

RDA Holding Co., and Subsidiaries
(debtors-in-possession)

Notes to Consolidated and Combined Consolidated Financial Statements (Continued)

(in millions, except share and per share data)

Note 27 Segments (Continued)

mail sweepstakes model. The results of our books and home entertainment products in these markets are driven by the size of our active customer base, new customer acquisition programs, response rates to promotional mailings, customer payment rates and membership in our continuity series business. These businesses also publish and market Reader's Digest magazine (in numerous editions and languages). Growth initiatives in this segment are mainly focused on developing new products and targeted promotions around customers with similar interests or demographic characteristics. See note 29, Subsequent Events for further information.

Lifestyle & Entertainment Direct

        This segment consists of our Lifestyle & Entertainment Direct (LED) business, which utilizes its expertise in direct television marketing campaigns. Historically revenues have been generated through the licensed promotions of music and video products. The business has begun to diversify its offerings through the acquisition of new content, and the addition of new products lines, focusing initially in the fitness market. Results are largely driven by the demand of the product and response to promotions efforts.

Other (formerly School & Educational Services)

        Other is comprised of the results related to the Weekly Reader business. Weekly Reader Publishing Group publishes classroom periodicals and other supplementary educational materials.

Intercompany Eliminations and Corporate Unallocated Expenses

        We present our segment revenues and operating (losses) profits consistent with how we manage our operations and how our chief operating decision maker reviews our results. Revenues and expenses attributable to intercompany transactions are included in the results of our reportable segments. Such amounts are eliminated (under the intercompany eliminations caption below) to reconcile our reportable segment amounts to Consolidated and Combined Consolidated amounts, as reported in the Statements of Operations. Accounting policies of our segments are the same as those described in Note 2, Organization and Summary of Significant Accounting Policies. In addition to intercompany revenues and expenses, we separately report corporate unallocated expenses, which cover expenses that are not directly attributable to business unit performance. Corporate unallocated expenses include the cost of governance and centrally managed expenses, as well as the accounting for RDA pension plans, postretirement healthcare costs, stock and executive compensation programs which are not allocated to the operating segments, and other costs that are not allocated to the reportable segments, such as the amortization of intangible assets and for December 31, 2009, the $14.0 inventory and royalty write-off resulting from a strategic change in our Lifestyle & Entertainment business. Governance and centrally managed expenses include costs such as corporate finance and general management, public relations, legal, treasury and any related information technology and facility costs utilized by these departments.

        We evaluate performance and allocate resources based on operating income from continuing operations excluding other operating items and corporate unallocated expenses. Identifiable assets by segment are those assets that are used in the operations of that business. Corporate assets consist primarily of cash and cash equivalents, certain prepaid expenses, certain pension assets, certain fixed assets and certain other current assets. Sales are attributed to countries based on selling location.

RDA Holding Co., and Subsidiaries
(debtors-in-possession)

Notes to Consolidated and Combined Consolidated Financial Statements (Continued)

(in millions, except share and per share data)

Note 27 Segments (Continued)

Long-lived assets are primarily: property, plant and equipment, net; goodwill and intangible assets, net; and prepaid pension benefits.

Reportable Segment Financial Information

	Predecessor Company
	Six months ended December 31,		Year ended June 30,
	2009	2008	2009	2008	2007
		(unaudited)
Revenue
Reader's Digest United States	$348.7	$395.4	$740.2	$817.8	$249.3
Reader's Digest Europe	402.0	453.8	839.0	965.4	274.9
Reader's Digest Asia Pacific & Latin America	145.1	142.5	263.9	317.9	104.4
Reader's Digest Canada	54.9	64.9	122.7	147.4	43.5
Lifestyle & Entertainment Direct	147.5	84.3	168.6	170.6	189.4
Other	12.3	16.7	34.9	40.9	52.3
Intercompany eliminations	(4.4)	(5.9)	(10.0)	(19.0)	(2.8)
Purchase accounting related adjustment(1)	(4.3)	(14.2)	(22.0)	(112.5)	(55.5)

Total revenue	$1,101.8	$1,137.5	$2,137.3	$2,328.5	$855.5

Operating (loss) profit
Reader's Digest United States	$44.2	$25.1	$70.6	$87.3	$51.4
Reader's Digest Europe	17.9	13.0	49.0	90.2	43.0
Reader's Digest Asia Pacific & Latin America	5.0	(2.2)	7.7	28.1	8.1
Reader's Digest Canada	6.1	9.3	20.1	23.9	8.6
Lifestyle & Entertainment Direct	15.4	(1.3)	3.2	8.0	(4.8)
Other	1.0	2.4	5.5	10.6	6.8
Corporate unallocated	(26.3)	(18.9)	(37.3)	(91.2)	(30.7)
Purchase accounting related adjustment(1)	(4.3)	(14.2)	(22.0)	(112.5)	(62.6)
Impairment of assets(3)	(61.2)	—	(988.8)	(34.3)	—
Other operating items, net(2)	(3.6)	(21.4)	(31.8)	(20.8)	(18.9)

Operating (loss) profit	$(5.8)	$(8.2)	$(923.8)	$(10.7)	$0.9

(1)
Purchase accounting related fair value adjustments primarily include the fair value reduction to unearned revenue. These charges are not included in the segment results reviewed by the chief operating decision maker. See Note 4, Acquisition of the Reader's Digest Association, Inc., for additional information.

(2)
Other operating items, net consists of restructuring charges, representing the streamlining of our organizational structure, professional fees related to our exit from bankruptcy and the implementation of fresh start accounting, contractual charges related to the strategic repositioning of our businesses and disposal of assets associated with restructuring charges.

(3)
Impairment of assets includes goodwill, intangible assets, and other asset impairment charges.

RDA Holding Co., and Subsidiaries
(debtors-in-possession)

Notes to Consolidated and Combined Consolidated Financial Statements (Continued)

(in millions, except share and per share data)

Note 27 Segments (Continued)

	Predecessor Company
		June 30,
	December 31, 2009
		2009	2008
Assets
Reader's Digest United States	$971.3	$1,008.7	$923.3
Reader's Digest Europe	698.4	736.3	1,283.7
Reader's Digest Asia Pacific & Latin America	362.4	110.9	435.4
Reader's Digest Canada	51.4	66.1	575.9
Lifestyle & Entertainment Direct	62.1	58.6	63.6
Other	49.0	49.5	166.3
Corporate	130.3	187.4	223.4

Total assets for reportable segments	2,324.9	2,217.5	3,671.6
Assets held for sale	19.0	21.0	302.4

Total consolidated assets	$2,343.9	$2,238.5	$3,974.0

	Predecessor Company
	Six months ended December 31,		Year ended June 30,
	2009	2008	2009	2008	2007
		(unaudited)
Depreciation, amortization and asset impairments
Reader's Digest United States	$10.2	$11.7	$392.3	$23.5	$9.1
Reader's Digest Europe	44.8	13.7	362.1	27.0	8.4
Reader's Digest Asia Pacific & Latin America	5.2	2.9	178.9	6.0	2.4
Reader's Digest Canada	20.3	2.0	90.2	4.2	1.1
Lifestyle & Entertainment Direct	0.5	1.2	1.3	2.4	1.8
Other	0.2	1.0	24.4	35.6	3.9
Corporate	3.5	2.1	4.1	5.3	2.4

Total depreciation, amortization and asset impairments	$84.7	$34.6	$1,053.3	$104.0	$29.1

Capital expenditures
Reader's Digest United States	$0.2	$0.7	$0.9	$0.7	$1.3
Reader's Digest Europe	2.0	0.8	2.3	6.1	2.4
Reader's Digest Asia Pacific & Latin America	0.6	0.6	1.0	1.2	0.8
Reader's Digest Canada	—	0.8	1.6	2.3	1.0
Lifestyle & Entertainment Direct	—	—	—	0.1	0.6
Other	—	—	—	0.9	—
Corporate	2.2	(0.5)	1.8	3.6	0.9

Total capital expenditures	$5.0	$2.4	$7.6	$14.9	$7.0

RDA Holding Co., and Subsidiaries
(debtors-in-possession)

Notes to Consolidated and Combined Consolidated Financial Statements (Continued)

(in millions, except share and per share data)

Note 27 Segments (Continued)

        The following table presents our consolidated and combined consolidated net revenues by product:

	Predecessor Company
	Six months ended December 31,		Year ended June 30,
	2009	2008	2009	2008	2007
		(unaudited)
Revenue
Books	$361.5	$413.3	$757.6	$909.2	$301.2
Magazines—advertising	88.1	94.5	180.3	196.7	57.8
Magazines—subscription/newsstand	284.2	301.8	590.7	547.0	108.0
Music and videos	199.3	230.2	402.5	487.8	300.8
Non-published products	168.7	97.7	206.2	187.8	87.7

Total revenue	$1,101.8	$1,137.5	$2,137.3	$2,328.5	$855.5

        Information about geographic areas is as follows:

	Predecessor Company
	Six months ended December 31,		Year ended June 30,
	2009	2008	2009	2008	2007
		(unaudited)
Revenue
United States	$503.6	$479.6	$918.6	$907.5	$440.1
International	599.6	659.5	1,221.7	1,425.3	415.6
Inter-area	(1.4)	(1.6)	(3.0)	(4.3)	(0.2)

Total revenues	$1,101.8	$1,137.5	$2,137.3	$2,328.5	$855.5

	Predecessor Company
		June 30,
	December 31, 2009
		2009	2008
Long-lived assets, net
United States	$768.0	$797.8	$1,357.0
International	703.4	744.0	1,610.4

Total long-lived assets, net	$1,471.4	$1,541.8	$2,967.4

Note 28 Guarantor and Non-Guarantor Financial Information

        Our domestic subsidiaries guarantee the Senior Secured Notes (collectively, the "Guarantor Subsidiaries") jointly and severally irrevocably and unconditionally. The Guarantor Subsidiaries do not include foreign subsidiaries, domestic subsidiaries whose assets substantially consist of voting stock of

RDA Holding Co., and Subsidiaries
(debtors-in-possession)

Notes to Consolidated and Combined Consolidated Financial Statements (Continued)

(in millions, except share and per share data)

Note 28 Guarantor and Non-Guarantor Financial Information (Continued)

one or more foreign subsidiaries, or non-wholly-owned subsidiaries, (subject to certain limited exceptions. Our subsidiaries that are not Guarantor Subsidiaries (collectively, the "Non-Guarantor Subsidiaries") are not guarantors of the DIP Credit Facility.

        The following tables present condensed consolidating financial information as of December 31, 2009 and June 30, 2009 and 2008; and for the six months ended December 31, 2009 and 2008 and the years ended June 30, 2009, 2008, and 2007 for RDA Holding Co. and, RDA, both of which are presented on a standalone basis; Guarantor Subsidiaries on a combined basis; Non Guarantor subsidiaries on a combined basis; eliminations; RDA Holding Co. and subsidiaries on a consolidated basis. The combined consolidated financial statements as of June 30, 2007 and the year then ended includes the consolidated results of RDA Holding Co. and RDA only from the acquisition date of March 2, 2007. See Note 2, Organization and Summary of Significant Accounting Policies, for additional information.

RDA Holding Co., and Subsidiaries
(debtors-in-possession)

Notes to Consolidated and Combined Consolidated Financial Statements (Continued)

(in millions, except share and per share data)

Note 28 Guarantor and Non-Guarantor Financial Information (Continued)

Consolidated condensed balance sheet as of December 31, 2009 (Predecessor Company):

	Guarantor Parent HoldCo	Issuer RDA	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Assets
Current assets	$—	$283.0	$217.5	$397.8	$(49.3)	$849.0
Long-term restricted cash	—	11.7	—	7.4	—	19.1
Property, plant and equipment, net	—	28.5	10.7	20.2	—	59.4
Goodwill	—	—	402.4	459.6	—	862.0
Other intangible assets, net	—	—	155.4	187.9	—	343.3
Prepaid pension assets	—	131.5	—	26.5	—	158.0
Investments in subsidiaries	(1,321.4)	873.4	6.2	—	441.8	—
Intercompany noncurrent receivables	—	13.9	0.4	76.6	(90.9)	—
Other noncurrent assets	—	7.9	33.3	11.9	—	53.1

Total assets	$(1,321.4)	$1,349.9	$825.9	$1,187.9	$301.6	$2,343.9

Liabilities and stockholders' (deficit) equity
Current liabilities	$—	$225.4	$326.0	$495.9	$(49.3)	998.0
Unearned revenues	—	—	143.4	2.9	—	146.3
Accrued pension	—	—	—	42.3	—	42.3
Postretirement and postemployment benefits other than pensions	—	14.9	—	1.2	—	16.1
Intercompany noncurrent payables	—	76.6	11.7	2.6	(90.9)	—
Other noncurrent liabilities	—	119.6	8.6	57.5	—	185.7
Liabilities subject to compromise	396.7	2,234.8	42.1	—	—	2,673.6

Total liabilities	$396.7	$2,671.3	$531.8	$602.4	$(140.2)	$4,062.0
Stockholder's (deficit) equity	(1,718.1)	(1,321.4)	294.1	585.5	441.8	(1,718.1)

Total liabilities and stockholders' (deficit) equity	$(1,321.4)	$1,349.9	$825.9	$1,187.9	$301.6	$2,343.9

RDA Holding Co., and Subsidiaries
(debtors-in-possession)

Notes to Consolidated and Combined Consolidated Financial Statements (Continued)

(in millions, except share and per share data)

Note 28 Guarantor and Non-Guarantor Financial Information (Continued)

Consolidated condensed statement of operations for the six months ended December 31, 2009 (Predecessor Company):

	Guarantor Parent HoldCo	Issuer RDA	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Revenue	$—	$38.4	$462.1	$605.7	$(4.4)	$1,101.8
Product, distribution and editorial expenses	—	(15.5)	257.1	248.0	(4.4)	485.2
Promotion, marketing and administrative expenses	—	44.0	186.9	326.7	—	557.6
Impairment of assets	—	—	—	61.2	—	61.2
Other operating items, net	—	7.1	(3.2)	(0.3)	—	3.6

Operating (loss)	—	2.8	21.3	(29.9)	—	(5.8)
Interest expense	7.9	34.0	—	3.9	—	45.8
Other (income) expense, net	—	(16.7)	(9.2)	23.1	—	(2.8)
Reorganization costs	—	59.4	(1.2)	—	—	58.2
Expense (income) from investment in subsidiaries	84.5	8.4	2.3	—	(95.2)	—

(Loss) income before income taxes and discontinued operations	(92.4)	(82.3)	29.4	(56.9)	95.2	(107.0)
Income tax expense (benefit)	—	2.2	(3.5)	(6.1)	—	(7.4)

(Loss) income from continuing operations	(92.4)	(84.5)	32.9	(50.8)	95.2	(99.6)
Income (loss) from discontinued operations, net of tax	—	—	8.8	(1.6)	—	7.2

Net (loss) income	$(92.4)	$(84.5)	$41.7	$(52.4)	$95.2	$(92.4)

RDA Holding Co., and Subsidiaries
(debtors-in-possession)

Notes to Consolidated and Combined Consolidated Financial Statements (Continued)

(in millions, except share and per share data)

Note 28 Guarantor and Non-Guarantor Financial Information (Continued)

Consolidated condensed statement of cash flows for the six months ended December 31, 2009 (Predecessor Company):

	Guarantor Parent HoldCo	Issuer RDA	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Net change in cash due to continuing operating activities	$—	$22.3	$(19.4)	$19.3	$10.7	$32.9
Net change in cash due to discontinued operating activities	—	(1.9)	14.5	(3.1)	—	9.5

Net change in cash due to operating activities	—	20.4	(4.9)	16.2	10.7	42.4
Net change in cash due to investing activities	—	(2.5)	7.4	(2.4)	—	2.5
Net change in cash due to financing activities	—	137.4	—	(2.7)	—	134.7
Effect of exchange rate changes on cash and cash equivalents	—	(2.4)	0.1	13.1	(10.7)	0.1
Net change in cash and cash equivalents	—	152.9	2.6	24.2	—	179.7
Cash and cash equivalents at beginning of the period	—	52.2	4.3	61.2	—	117.7

Cash and cash equivalents at end of the period	$—	$205.1	$6.9	$85.4	$—	$297.4

RDA Holding Co., and Subsidiaries
(debtors-in-possession)

Notes to Consolidated and Combined Consolidated Financial Statements (Continued)

(in millions, except share and per share data)

Note 28 Guarantor and Non-Guarantor Financial Information (Continued)

Consolidated condensed statement of operations for the six months ended December 31, 2008 (unaudited) (Predecessor Company):

	Guarantor Parent HoldCo	Issuer RDA	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Revenue	$—	$42.5	$433.3	$667.6	$(5.9)	$1,137.5
Product, distribution and editorial expenses	—	34.1	191.9	276.3	(5.9)	496.4
Promotion, marketing and administrative expenses	—	51.4	202.3	374.5	—	628.2
Other operating items, net	—	3.1	1.0	17.0	—	21.1

Operating income (loss)	—	(46.1)	38.1	(0.2)	—	(8.2)
Interest expense	23.3	73.8	0.1	6.7	—	103.9
Other (income) expense, net	—	(0.4)	(11.9)	10.8	—	(1.5)
Expense (income) from investment in subsidiaries	190.6	90.8	(0.2)	—	(281.2)	—

(Loss) income before income taxes and discontinued operations	(213.9)	(210.3)	50.1	(17.7)	281.2	(110.6)
Income tax expense (benefit)	—	2.6	4.3	5.9	—	12.8

(Loss) income from continuing operations	(213.9)	(212.9)	45.8	(23.6)	281.2	(123.4)
Income (loss) from discontinued operations, net of tax	—	22.3	(101.2)	(11.6)	—	(90.5)

Net (loss) income	$(213.9)	$(190.6)	$(55.4)	$(35.2)	$281.2	$(213.9)

RDA Holding Co., and Subsidiaries
(debtors-in-possession)

Notes to Consolidated and Combined Consolidated Financial Statements (Continued)

(in millions, except share and per share data)

Note 28 Guarantor and Non-Guarantor Financial Information (Continued)

Consolidated condensed statement of cash flows for the six months ended December 31, 2008 (unaudited) (Predecessor Company):

	Guarantor Parent HoldCo	Issuer RDA	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidated
Net change in cash due to continuing operating activities	$—	$(113.5)	$35.2	$(18.3)	$(96.6)
Net change in cash due to discontinued operating activities	—	(2.1)	(29.2)	(7.7)	(39.0)

Net change in cash due to operating activities	—	(115.6)	6.0	(26.0)	(135.6)
Net change in cash due to continuing investing activities	—	94.1	(1.8)	13.4	105.7
Net change in cash due to discontinued investing activities	—	—	(1.9)	—	(1.9)
Net change in cash due to investing activities	—	94.1	(3.7)	13.4	103.8
Net change in cash due to financing activities	—	7.4	—	10.6	18.0
Effect of exchange rate changes on cash and cash equivalents	—	16.4	—	(13.4)	3.0
Net change in cash and cash equivalents	—	2.3	2.3	(15.4)	(10.8)
Cash and cash equivalents at beginning of the period	—	4.5	3.9	65.1	73.5

Cash and cash equivalents at end of the period	$—	$6.8	$6.2	$49.7	$62.7

RDA Holding Co., and Subsidiaries
(debtors-in-possession)

Notes to Consolidated and Combined Consolidated Financial Statements (Continued)

(in millions, except share and per share data)

Note 28 Guarantor and Non-Guarantor Financial Information (Continued)

Consolidated condensed balance sheet as of June 30, 2009 (Predecessor Company):

	Guarantor Parent HoldCo	Issuer RDA	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Assets
Current assets	$—	$113.9	$423.6	$373.4	$(233.2)	$677.7
Property, plant and equipment, net	—	26.6	11.4	23.9	—	61.9
Long-term restricted cash	—	1.5	—	6.4	—	7.9
Goodwill	—	—	402.5	442.7	—	845.2
Other intangible assets, net	—	—	165.2	239.9	—	405.1
Prepaid pension assets	—	103.5	—	26.6	—	130.1
Investments in subsidiaries	(1,276.0)	1,139.6	6.2	—	130.2	—
Intercompany noncurrent receivables	—	13.9	0.4	98.9	(113.2)	—
Other noncurrent assets	7.5	47.6	41.6	13.9	—	110.6

Total assets	$(1,268.5)	$1,446.6	$1,050.9	$1,225.7	$(216.2)	$2,238.5

Liabilities and stockholders' (deficit) equity
Current liabilities	$—	$2,415.2	$348.5	$495.6	$(233.2)	$3,026.1
Preferred stock liability	396.3	—	—	—	—	396.3
Unearned revenues	—	—	140.6	2.2	—	142.8
Accrued pension	—	60.6	—	46.6	—	107.2
Postretirement and postemployment benefits other than pensions	—	16.5	—	1.8	—	18.3
Intercompany noncurrent payables	—	99.0	11.7	2.5	(113.2)	—
Other noncurrent liabilities	—	131.3	11.4	69.9	—	212.6

Total liabilities	$396.3	$2,722.6	$512.2	$618.6	$(346.4)	$3,903.3
Stockholder's (deficit) equity	(1,664.8)	(1,276.0)	538.7	607.1	130.2	(1,664.8)

Total liabilities and stockholders' (deficit) equity	$(1,268.5)	$1,446.6	$1,050.9	$1,225.7	$(216.2)	$2,238.5

RDA Holding Co., and Subsidiaries
(debtors-in-possession)

Notes to Consolidated and Combined Consolidated Financial Statements (Continued)

(in millions, except share and per share data)

Note 28 Guarantor and Non-Guarantor Financial Information (Continued)

Consolidated condensed statement of operations for the year ended June 30, 2009 (Predecessor Company):

	Guarantor Parent HoldCo	Issuer RDA	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Revenue	$—	$40.4	$872.1	$1,234.8	$(10.0)	$2,137.3
Product, distribution and editorial expenses	—	(17.5)	445.3	507.6	(10.0)	925.4
Promotion, marketing and administrative expenses	—	91.1	371.8	652.2	—	1,115.1
Impairment of assets	—	—	391.1	597.7	—	988.8
Other operating items, net	—	13.2	3.1	15.5	—	31.8

Operating (loss)	—	(46.4)	(339.2)	(538.2)	—	(923.8)
Interest expense	48.1	143.1	—	11.1	—	202.3
Other (income) expense, net	—	(0.5)	(26.3)	41.9	—	15.1
Expense (income) from investment in subsidiaries	1,198.4	1,010.3	(0.6)	—	(2,208.1)	—

(Loss) income before income taxes and discontinued operations	(1,246.5)	(1,199.3)	(312.3)	(591.2)	2,208.1	(1,141.2)
Income tax expense (benefit)	—	7.7	1.7	(44.9)	—	(35.5)

(Loss) income from continuing operations	(1,246.5)	(1,207.0)	(314.0)	(546.3)	2,208.1	(1,105.7)
Income (loss) from discontinued operations, net of tax	—	8.6	(134.6)	(14.8)	—	(140.8)

Net (loss) income	$(1,246.5)	$(1,198.4)	$(448.6)	$(561.1)	$2,208.1	$(1,246.5)

RDA Holding Co., and Subsidiaries
(debtors-in-possession)

Notes to Consolidated and Combined Consolidated Financial Statements (Continued)

(in millions, except share and per share data)

Note 28 Guarantor and Non-Guarantor Financial Information (Continued)

Consolidated condensed statement of cash flows for the year ended June 30, 2009 (Predecessor Company):

	Guarantor Parent HoldCo	Issuer RDA	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Net change in cash due to continuing operating activities	$—	$(140.9)	$28.8	$5.6	$—	$(106.5)
Net change in cash due to discontinued operating activities	—	(11.2)	(26.4)	(9.1)	—	(46.7)

Net change in cash due to operating activities	—	(152.1)	2.4	(3.5)	—	(153.2)
Net change in cash due to investing activities	—	103.5	1.6	10.7	—	115.8
Net change in cash due to discontinued investing activities	—	1.6	(3.4)	—	—	(1.8)

Net change in cash due to investing activities	—	105.1	(1.8)	10.7	—	114.0
Net change in cash due to financing activities	—	88.9	—	(8.1)	—	80.8
Effect of exchange rate changes on cash and cash equivalents	—	5.6	—	(3.0)	—	2.6
Net change in cash and cash equivalents	—	47.5	0.6	(3.9)	—	44.2
Cash and cash equivalents at beginning of the period	—	4.5	3.9	65.1	—	73.5

Cash and cash equivalents at end of the period	$—	$52.0	$4.5	$61.2	$—	$117.7

RDA Holding Co., and Subsidiaries
(debtors-in-possession)

Notes to Consolidated and Combined Consolidated Financial Statements (Continued)

(in millions, except share and per share data)

Note 28 Guarantor and Non-Guarantor Financial Information (Continued)

Consolidated condensed balance sheet as of June 30, 2008 (Predecessor Company):

	Guarantor Parent HoldCo	Issuer RDA	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Assets
Current assets	$—	$(0.6)	$587.8	$463.3	$(73.3)	$977.2
Long term restricted cash	—	—	—	3.7	—	3.7
Property, plant and equipment, net	—	23.5	17.4	38.6	—	79.5
Goodwill	—	—	615.2	987.5	—	1,602.7
Other intangible assets, net	—	—	370.5	524.5	—	895.0
Prepaid pension assets	—	257.5	—	33.4	—	290.9
Investments in subsidiaries	255.0	2,399.9	5.9	—	(2,660.8)	—
Intercompany noncurrent receivables	—	14.1	—	125.3	(139.4)	—
Other noncurrent assets	7.9	42.0	55.0	20.1	—	125.0

Total assets	$262.9	$2,736.4	$1,651.8	$2,196.4	$(2,873.5)	$3,974.0

Liabilities and stockholders' (deficit) equity
Current liabilities	$—	$220.6	$395.8	$441.7	$(73.3)	$984.8
Long-term debt	—	1,974.1	—	117.8	—	2,091.9
Preferred stock liability	348.6	—	—	—	—	348.6
Unearned revenues	—	—	134.5	1.7	—	136.2
Accrued pension	—	62.9	—	21.1	—	84.0
Postretirement and postemployment benefits other than pensions	—	23.1	—	2.4	—	25.5
Intercompany noncurrent payables	—	125.3	11.7	2.4	(139.4)	—
Other noncurrent liabilities	—	75.4	146.6	166.7	—	388.7

Total liabilities	$348.6	$2,481.4	$688.6	$753.8	$(212.7)	$4,059.7
Stockholder's (deficit) equity	(85.7)	255.0	963.2	1,442.6	(2,660.8)	(85.7)

Total liabilities and stockholders' (deficit) equity	$262.9	$2,736.4	$1,651.8	$2,196.4	$(2,873.5)	$3,974.0

RDA Holding Co., and Subsidiaries
(debtors-in-possession)

Notes to Consolidated and Combined Consolidated Financial Statements (Continued)

(in millions, except share and per share data)

Note 28 Guarantor and Non-Guarantor Financial Information (Continued)

Consolidated condensed statement of operations for the year ended June 30, 2008 (Predecessor Company):

	Guarantor Parent HoldCo	Issuer RDA	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Revenue	$—	$95.4	$849.0	$1,403.1	$(19.0)	$2,328.5
Product, distribution and editorial expenses	—	(15.2)	468.1	559.8	(19.0)	993.7
Promotion, marketing and administrative expenses	—	145.7	401.6	743.2	—	1,290.5
Impairment of assets	—	—	34.3	—	—	34.3
Other operating items, net	—	8.5	6.2	6.0	—	20.7

Operating (loss) profit	—	(43.6)	(61.2)	94.1	—	(10.7)
Interest expense	43.1	162.0	—	13.8	—	218.9
Other (income) expense, net	—	(28.1)	(14.5)	35.9	—	(6.7)
Loss (income) from investment in subsidiaries	502.0	279.7	(0.7)	—	(781.0)	—

(Loss) income before income taxes and discontinued operations	(545.1)	(457.2)	(46.0)	44.4	781.0	(222.9)
Income tax (benefit)	—	44.8	(68.4)	28.5	—	4.9

(Loss) income from continuing operations	(545.1)	(502.0)	22.4	15.9	781.0	(227.8)
Loss from discontinued operations, net of tax	—	—	(305.9)	(11.4)	—	(317.3)

Net (loss) income	$(545.1)	$(502.0)	$(283.5)	$4.5	$781.0	$(545.1)

RDA Holding Co., and Subsidiaries
(debtors-in-possession)

Notes to Consolidated and Combined Consolidated Financial Statements (Continued)

(in millions, except share and per share data)

Note 28 Guarantor and Non-Guarantor Financial Information (Continued)

Consolidated condensed statement of cash flows for the year ended June 30, 2008 (Predecessor Company):

	Guarantor Parent HoldCo	Issuer RDA	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidated
Net change in cash due to continuing operating activities	$—	$(76.1)	$45.3	$26.2	$(4.6)
Net change in cash due to discontinued operating activities	—	—	(43.0)	(8.7)	(51.7)

Net change in cash due to operating activities	—	(76.1)	2.3	17.5	(56.3)
Net change in cash due to continuing investing activities	—	(4.0)	7.6	4.8	8.4
Net change in cash due to discontinued investing activities	—	—	(11.3)	—	(11.3)

Net change in cash due to investing activities	—	(4.0)	(3.7)	4.8	(2.9)
Net change in cash due to financing activities	—	79.0	—	10.5	89.5
Effect of exchange rate changes on cash and cash equivalents	—	4.0	0.1	(6.6)	(2.5)
Cash and cash equivalents at beginning of the period	—	1.6	5.2	38.9	45.7

Cash and cash equivalents at end of the period	$—	$4.5	$3.9	$65.1	$73.5

RDA Holding Co., and Subsidiaries
(debtors-in-possession)

Notes to Consolidated and Combined Consolidated Financial Statements (Continued)

(in millions, except share and per share data)

Note 28 Guarantor and Non-Guarantor Financial Information (Continued)

Combined consolidated condensed statement of operations for the year ended June 30, 2007 (Predecessor Company):

	Guarantor Parent HoldCo	Issuer RDA	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Revenue	$—	$35.4	$425.7	$397.4	$(3.0)	$855.5
Product, distribution and editorial expenses	—	(9.4)	246.6	159.8	(3.0)	394.0
Promotion, marketing and administrative expenses	—	53.4	191.2	197.1	—	441.7
Impairment of assets	—	4.0	14.4	0.5	—	18.9
Other operating items, net	—	—	—	—	—	—

Operating (loss) profit	—	(12.6)	(26.5)	40.0	—	0.9
Interest expense	17.6	53.8	21.2	3.9	—	96.5
Gain on recapitalization at WRC Media, Inc	—	—	(18.5)	—	—	(18.5)
Other (income) expense, net	—	(28.4)	(2.1)	29.8	—	(0.7)
(Income) expense from investment in subsidiaries	90.7	47.8	(0.1)	—	(138.4)	—

(Loss) income before income taxes and discontinued operations	(108.3)	(85.8)	(27.0)	6.3	138.4	(76.4)
Income tax (benefit) expense	—	4.9	(17.6)	3.4	—	(9.3)

(Loss) income from continuing operations	(108.3)	(90.7)	(9.4)	2.9	138.4	(67.1)
(Loss) income from discontinued operations, net of tax	—	—	(37.0)	(4.2)	—	(41.2)

Net (loss) income	$(108.3)	$(90.7)	$(46.4)	$(1.3)	$138.4	$(108.3)

RDA Holding Co., and Subsidiaries
(debtors-in-possession)

Notes to Consolidated and Combined Consolidated Financial Statements (Continued)

(in millions, except share and per share data)

Note 28 Guarantor and Non-Guarantor Financial Information (Continued)

Combined consolidated condensed statement of cash flows for the year ended June 30, 2007 (Predecessor Company):

	Guarantor Parent HoldCo	Issuer RDA	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Net change in cash due to continuing operating activities	$—	$(305.8)	$220.2	$(50.4)	$—	$(136.0)
Net change in cash due to discontinued operating activities	—	—	(45.3)	1.2	—	(44.1)

Net change in cash due to operating activities	—	(305.8)	174.9	(49.2)	—	(180.1)
Net change in cash due to continuing investing	(1,553.1)	(1.5)	(1.4)	10.3		(1,545.7)
Net change in cash due to discontinued investing	—	—	(7.3)	—	—	(7.3)

Net change in due to investing activities	(1,553.1)	(1.5)	(8.7)	10.3	—	(1,553.0)
Net change in cash due to financing activities	1,553.1	308.8	(165.0)	72.9	—	1,769.8
Effect of exchange rate changes on cash and cash equivalents	—	0.1	(0.1)	1.5	—	1.5
Net change in cash and cash equivalents	—	1.6	1.1	35.5	—	38.2
Cash and cash equivalents at beginning of the period	—	—	4.2	3.3	—	7.5

Cash and cash equivalents at end of the period	$—	$1.6	$5.3	$38.8	$—	$45.7

RDA Holding Co., and Subsidiaries
(debtors-in-possession)

Notes to Consolidated and Combined Consolidated Financial Statements (Continued)

(in millions, except share and per share data)

Note 29 Subsequent Events

        During the six months ended December 31, 2009, we entered into an agreement to sell CompassLearning, our educational software division. The sale closed in January 2010 with a purchase price of $30.8, and a gain on sale of $30.8, net of tax.

        On December 9, 2009, the Bankruptcy Court approved the Company's motion to enter into two new leases of real property. The new lease in White Plains, New York, will commence on April 1, 2010. This lease replaces our lease in Pleasantville, New York which will continue through December, 2010 as we transition to our new facilities. The other new lease will consolidate our New York City offices into one new location within New York City. This lease will commence on February 1, 2010.

        On January 19, 2010, the Bankruptcy Court confirmed the Debtors' Plan of Reorganization. At the time the company had obtained court approval to settle the pension obligation of RDA UK in the United Kingdom but the settlement agreement was subject to consent of the UK Pension Regulator which was not granted.

        On February 11, 2010, we entered into an Indenture among RDA Holding Co. and our existing and future wholly-owned direct and indirect subsidiaries (collectively referred to as the "Guarantors"); a collateral agent and a Trustee, pursuant to which we issued $525.0 unregistered 9.5% floating rate senior secured notes due 2017 (the "Senior Secured Notes") in a private offering. We received 97% of the face value of the Senior Secured Notes. The funds were closed into escrow, with the release dependent primarily upon our emergence from bankruptcy.

        On February 17, 2010, RDA UK, filed for administration. Upon administration, The RDA UK became managed by an administrator appointed by the UK High Court of Justice ("UK Court") and is subject to the general supervision of the UK Court. As a result, the financial results of RDA UK will no longer be included in our consolidated financial results for periods beginning after February 17, 2010. We will recognize a gain or loss on the effect of the deconsolidation representing the difference between the carrying value of the former subsidiary and the fair value of any retained noncontrolling investment.

        On February 19, 2010 we executed our exit financing agreement, the Plan of Reorganization became effective and the Debtors emerged from bankruptcy protection (the "Effective Date").

        As of the Effective Date, the Debtors were discharged and released from all claims and interests in accordance with the provisions of the Plan. In addition, on the Effective Date, the Company entered into an exit credit agreement to convert the DIP Credit Facility in an amount equal to the amount due and owing immediately prior to the Effective Date into the new first priority term loan and to reinstate the German Term Loan. The Company also entered into a $300.0 second priority U.S. Term Loan with holders of the prior entity's senior secured debt (collectively, "Exit Financing"). Existing equity interests for the Debtor entities, including stock options, RSUs and RSAs, were extinguished and deem cancelled. The Company filed a certificate of incorporation authorizing new shares of common stock which was issued on a pro rata basis to holders of the prior entity's senior secured debt.

        Upon emergence from bankruptcy, the funds from our Senior Secured Notes were released from escrow along with cash on hand, and used to settle the Exit Financing and to pay financing fees.

RDA Holding Co., and Subsidiaries
(debtors-in-possession)

Notes to Consolidated and Combined Consolidated Financial Statements (Continued)

(in millions, except share and per share data)

Note 29 Subsequent Events (Continued)

Financing fees of approximately $20.0 related to the Senior Secured Notes were deferred and will be amortized on an effective interest basis over the term of the agreement

        In connection with emergence from bankruptcy protection, the Company adopted fresh start accounting as of February 19, 2010 in accordance with ASC 852. Upon the adoption of fresh start accounting, the financial statements of the Company will not be comparable, in various material respects, to any of the Company's previously issued financial statements. The financials statements as of February 19, 2010, and for periods subsequent to the fresh start effective date, reflect that of a new entity. Fresh start accounting results in the creation of a new reporting entity having no retained earnings or accumulated deficit.

        Fresh start accounting reflects the value of the Company as determined in the confirmed Plan of Reorganization. Under fresh start accounting, the Company's assets and liabilities are remeasured using fair value and allocated in conformity with ASC 805. Deferred taxes are determined in accordance with ASC 740.

        The following unaudited fresh start balance sheet illustrates the estimated financial effects of the implementation of the Plan of Reorganization and the adoption of the fresh start accounting. This balance sheet reflects the assumed effect of the consummation of the transactions contemplated in the

RDA Holding Co., and Subsidiaries
(debtors-in-possession)

Notes to Consolidated and Combined Consolidated Financial Statements (Continued)

(in millions, except share and per share data)

Note 29 Subsequent Events (Continued)

Plan of Reorganization including settlement of various liabilities and issuance of new debt and common stock.

UNAUDITED

	Predecessor Company					Successor Company
	February 19, 2010	Effects of Plan		Fresh Start		February 19, 2010
Assets
Current assets:
Cash and cash equivalents	$274.1	$(4.5)	(a)	$—		$269.6
Restricted cash	567.6	—		—		567.6
Accounts receivable, net	208.6	—		—		208.6
Inventories	83.2	—		—		83.2
Prepaid and deferred promotion costs	26.5	—		—		26.5
Prepaid expenses and other current assets	151.1	3.0	(b)	(55.9)	(i)	98.2

Total current assets	1,311.1	(1.5)		(55.9)		1,253.7
Property, plant and equipment, net	52.8	—		9.6	(j)	62.4
Restricted cash	19.0	—		—		19.0
Goodwill	810.1	—		(124.6)	(k)	685.5
Other intangible assets, net	322.1	—		190.1	(k)	512.2
Prepaid pension assets	160.9	—		(10.0)	(l)	150.9
Other noncurrent assets	60.0	—		(40.3)	(i)	19.7

Total assets	$2,736.0	$(1.5)		$(31.1)		$2,703.4

Liabilities and stockholders' (deficit) equity
Current liabilities:
Short-term debt	$255.3	$300.0	(c)	$—		$555.3
Accounts payable	191.8	(1.2)	(d)	—		190.6
Accrued expenses	663.5	60.8	(e)	(1.0)	(m)	723.3
Income taxes payable	20.8	(2.7)	(d)	(1.0)	(m)	17.1
Unearned revenues	358.4	—		(129.9)	(n)	228.5
Other current liabilities	3.8	40.7	(d)	22.7	(m)	67.2

Total current liabilities	1,493.6	397.6		(109.2)		1,782.0
Unearned revenues	146.4	—		(57.8)	(n)	88.6
Accrued pension	5.6	—		0.9	(l)	6.5
Post retirement and post employment benefits other than pensions	14.8	—		0.6	(l)	15.4
Other noncurrent liabilities	175.3	115.3	(d)	(69.6)	(m)	221.0
Liabilities subject to compromise	2,707.6	(2,707.6)	(f)(h)	—		—

Total liabilities	4,543.3	(2,194.7)		(235.1)		2,113.5
Predecessor common stock	59.7	(59.7)	(g)	—		—
Successor common stock	—	—	(g)	—		—
Paid-in capital	671.5	(81.6)	(g)	—		589.9
Accumulated (deficit) equity	(2,392.1)	2,334.5	(h)	57.6	(o)	—
Accumulated other comprehensive loss	(146.4)	—		146.4	(o)	—

Total stockholders' (deficit) equity	(1,807.3)	2,193.2		204.0		589.9

Total liabilities and stockholders' (deficit) equity	$2,736.0	$(1.5)		$(31.1)		$2,703.4

RDA Holding Co., and Subsidiaries
(debtors-in-possession)

Notes to Consolidated and Combined Consolidated Financial Statements (Continued)

(in millions, except share and per share data)

Note 29 Subsequent Events (Continued)

        On April 5, 2010, pursuant to the first amendment to the Senior Credit Facility, $7.6 of the then outstanding $10.9 of cash-collateralized letters of credit were migrated to the $25.0 letter of credit sub-facility of the Senior Credit Facility, thereby enabling the release of $7.9 in related cash collateral. The balance of $3.3 in cash-collateralized letters of credit remained in place.

RDA Holding Co., and Subsidiaries

Consolidated Statements of Operations

(in millions)

(unaudited)

	Successor Company	Predecessor Company
	February 20 to June 30, 2010	January 1 to February 19, 2010	Six months ended June 30, 2009
Revenues	$592.7	$257.7	$999.8
Product, distribution and editorial expenses	255.9	112.9	429.0
Promotion, marketing and administrative expenses	311.0	155.1	486.9
Goodwill and intangible asset impairments	—	—	988.8
Other operating items, net	33.3	14.0	10.7

Operating loss	(7.5)	(24.3)	(915.6)
Interest expense	25.4	8.8	98.4
(Gain) loss on deconsolidation of subsidiary	(1.4)	49.7	—
Other expense, net	0.4	9.6	16.6

Loss before reorganization items, income taxes and discontinued operations	(31.9)	(92.4)	(1,030.6)
Reorganization items	—	(1,906.6)	—

(Loss) income before income taxes and discontinued operations	(31.9)	1,814.2	(1,030.6)
Income tax (benefit) expense	(30.2)	54.0	(48.3)

(Loss) income from continuing operations before discontinued operations	(1.7)	1,760.2	(982.3)
Income (loss) from discontinued operations, net of tax expense (benefit) of $0.0, ($1.6), and $4.2	0.4	33.4	(50.3)

Net (loss) income	$(1.3)	$1,793.6	$(1,032.6)

See accompanying Notes to Consolidated Financial Statements

RDA Holding Co., and Subsidiaries

Consolidated Balance Sheets

(in millions, except share data)

	Successor Company	Predecessor Company
	June 30, 2010	December 31, 2009
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$171.3	$297.4
Restricted cash	3.5	8.8
Accounts receivable, net	187.5	248.9
Inventories	72.4	89.4
Prepaid and deferred promotion costs	35.5	35.5
Prepaid expenses and other current assets	99.2	150.0
Assets held for sale	6.7	19.0

Total current assets	576.1	849.0
Property, plant and equipment, net	55.8	59.4
Restricted cash	6.9	19.1
Goodwill	660.7	862.0
Other intangible assets, net	475.2	343.3
Prepaid pension assets	154.8	158.0
Other noncurrent assets	34.9	53.1

Total assets	$1,964.4	$2,343.9

Liabilities and stockholders' equity (deficit)
Current liabilities:
Short-term debt	$—	$255.3
Accounts payable	144.7	174.4
Accrued expenses	175.3	149.6
Income taxes payable	11.3	23.1
Unearned revenues	188.0	366.6
Other current liabilities	28.8	7.5
Liabilities held for sale	—	21.5

Total current liabilities	548.1	998.0
Long-term debt	509.9	—
Unearned revenues	112.3	146.3
Accrued pension	6.3	42.3
Post retirement and post employment benefits other than pensions	15.1	16.1
Other noncurrent liabilities	225.5	185.7
Liabilities subject to compromise	—	2,673.6

Total liabilities	$1,417.2	$4,062.0
Predecessor common stock (par value $1.00 per share, 100,000,000 shares authorized and 59,701,909 shares issued and outstanding)	—	59.7
Successor common stock (Series A (voting) par value $0.001 per share, 39,000,000 shares authorized, 27,500,000 shares issued and outstanding.)	—	—
Paid-in capital, including warrants	594.1	671.3
Accumulated equity (deficit)	(1.3)	(2,305.9)
Accumulated other comprehensive loss	(45.6)	(143.2)

Total stockholders' equity (deficit)	547.2	(1,718.1)

Total liabilities and stockholders' equity (deficit)	$1,964.4	$2,343.9

See accompanying Notes to Consolidated Financial Statements

RDA Holding Co., and Subsidiaries

Consolidated Statements of Cash Flows

(in millions)

(unaudited)

	Successor Company	Predecessor Company
	February 20 to June 30, 2010	January 1 to February 19, 2010	Six months ended June 30, 2009
Cash flows from operating activities:
Net (loss) income	$(1.3)	$1,793.6	$(1,032.6)
Adjustments to reconcile net (loss) income to operating cash flows:
(Income) loss from discontinued operations	(0.4)	(33.4)	50.3
Depreciation and amortization	26.3	6.6	28.9
(Benefit) provision for deferred income taxes	(39.7)	61.0	(63.3)
Amortization of bond discount	0.6	—	—
Amortization of debt issuance costs	5.2	3.8	4.5
(Gain) loss on deconsolidation of subsidiary	(1.4)	49.7	—
Non-cash loss in financing foreign exchange	—	6.3	—
Impairment of goodwill and intangible assets	—	—	988.8
Gain on settlement of pre-petition liabilities	—	(1,765.1)	—
Loss on derivatives	—	—	19.4
Revaluation of assets and liabilities in fresh start accounting	—	(163.1)	—
Stock-based compensation expense	4.2	0.2	1.4
Net loss (gain) on sales and disposals of long-term assets	—	0.3	(1.2)
Changes in assets and liabilities, net of effects of dispositions:
Restricted cash	45.0	(29.2)	(3.2)
Accounts receivable, net	15.2	27.4	70.5
Inventories	8.2	1.5	9.3
Prepaid and deferred promotion costs	(10.6)	5.8	(13.1)
Other assets	(14.6)	45.8	(9.6)
Unearned revenues	(13.6)	2.6	(76.6)
Income taxes	(3.1)	(8.6)	(14.2)
Accounts payable and accrued expenses	(68.1)	(16.3)	9.5
Other liabilities	7.4	(4.5)	21.3

Net change in cash due to continuing operating activities	(40.7)	(15.6)	(9.9)
Net change in cash due to discontinued operating activities	(5.2)	5.8	(7.7)

Net change in cash due to operating activities	$(45.9)	$(9.8)	$(17.6)

Cash flows from investing activities:
Capital expenditures	(11.2)	(1.6)	(5.2)
Purchase of intangible assets	—	(0.4)	—
Proceeds from sale of a business	—	30.8	—
Proceeds from sale of assets	—	—	0.3
Investing restricted cash	21.0	(21.0)	—
Cash loss on deconsolidation of UK entities	—	(16.5)	—
Proceeds from life insurance settlements	—	—	12.5
Proceeds from note receivable	—	—	2.5

Net change in cash due to continuing investing activities	9.8	(8.7)	10.1

Net change in cash due to discontinued investing activities	—	—	0.1

Net change in cash due to investing activities	$9.8	$(8.7)	$10.2

See accompanying Notes to Consolidated Financial Statements

RDA Holding Co., and Subsidiaries

Consolidated Statements of Cash Flows (Continued)

(in millions)

(unaudited)

	Successor Company	Predecessor Company
	February 20 to June 30, 2010	January 1 to February 19, 2010	Six months ended June 30, 2009
Cash flows from financing activities:
Proceeds from borrowings	509.3	—	89.9
Debt payments	(555.3)	—	(8.9)
Restricted cash	(509.3)	509.3	—
Escrow liability	509.3	(509.3)	—
Short-term borrowings, net	—	—	(18.2)
Cash paid for financing fees	(11.5)	(9.5)	—

Net change in cash due to financing activities	$(57.5)	$(9.5)	$62.8

Effect of exchange rate fluctuations on cash and cash equivalents	(4.7)	0.2	(0.4)
Net change in cash and cash equivalents	(98.3)	(27.8)	55.0
Cash and cash equivalents at beginning of the period	269.6	297.4	62.7

Cash and cash equivalents at end of the period	$171.3	$269.6	$117.7

Supplemental information
Cash paid for interest	$13.1	$6.0	$65.6
Cash paid for income taxes	$3.2	$1.3	$(1.0)

See accompanying Notes to Consolidated Financial Statements

RDA Holding Co., and Subsidiaries

Consolidated Statements of Changes in Stockholders' Equity (Deficit)

(in millions)

	Common Stock	Paid-in Capital	Accumulated (Deficit) Equity	Accumulated Other Comprehensive Loss	Total
Balance at December 31, 2009 (Predecessor)	$59.7	$671.3	$(2,305.9)	$(143.2)	$(1,718.1)
Comprehensive income
Net income			1,793.6		1,793.6
Other comprehensive income:
Translation loss				(2.9)	(2.9)
Deferred pension liabilities and other retirement benefits, net of deferred taxes of $0.2				(0.3)	(0.3)

Total comprehensive income					1,790.4

Stock-based compensation expense		0.2			0.2
Plan Effects and Fresh Start Adjustments
Cancellation of Predecessor common stock	(59.7)	(671.5)			(731.2)
Elimination of Predecessor accumulated deficit and accumulated other comprehensive loss			512.3	146.4	658.7
Issuance of Successor common stock in connection with emergence from the chapter 11 bankruptcy		589.9			589.9

Balance at February 19, 2010 (Successor—Unaudited)	$—	$589.9	$—	$—	$589.9

Comprehensive Loss
Net loss			(1.3)		(1.3)
Other comprehensive loss:
Translation loss				(44.0)	(44.0)
Deferred pension liabilities and other retirement benefits, net of deferred taxes of $0.6				(1.6)	(1.6)

Total comprehensive loss					(46.9)

Stock-based compensation expense		4.2			4.2

Balance at June 30, 2010 (Successor—Unaudited)	$—	$594.1	$(1.3)	$(45.6)	$547.2

See accompanying Notes to Consolidated Financial Statements

RDA Holding Co., and Subsidiaries

Notes to Consolidated Financial Statements

(in millions, except share data)

(unaudited)

Note 1 Organization and Summary of Significant Accounting Policies

Organization and Business

        RDA Holding Co. is principally a holding company. We conduct our operations primarily through our wholly owned subsidiary, The Reader's Digest Association, Inc. ("RDA"), and subsidiaries of RDA.

        RDA is a global multi-brand media and marketing company that educates, entertains and connects audiences around the world. We market books, magazines, educational products, recorded music collections, home video products and other products and sell them worldwide through direct marketing and direct sales channels.

        On January 26, 2010, we sold CompassLearning Inc., our educational software division. See Note 7, Discontinued Operations and Assets Held for Sale, for further information.

        On February 17, 2010, our United Kingdom subsidiary, Reader's Digest Association Limited ("RDA UK"), filed for administration and we consequently deconsolidated RDA UK. During the six months ended June 30, 2010, we reported a loss on the deconsolidation of RDA UK of $48.3. See Note 6, Deconsolidation, for further information. On April 9, 2010, RDA entered into a license agreement with a third party who will publish the United Kingdom edition of Reader's Digest magazine and other published products under the "Reader's Digest" brand.

        On February 19, 2010, concurrent with our emergence from bankruptcy, we changed our fiscal year end from June 30 to December 31, effective for the six month period ended December 31, 2009. This report reflects the period from January 1, 2010 to June 30, 2010 (i.e. period from January 1, 2010 to February 19, 2010 ("Pre Emergence") and period from February 20, 2010 to June 30, 2010 ("Post Emergence")) or the first and second calendar quarters of our new fiscal year.

Basis of Presentation

        Our unaudited interim consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States ("GAAP") for interim financial information. These unaudited interim consolidated financial statements should be read in conjunction with the audited consolidated financial statements and accompanying notes for the six months ended December 31, 2009.

        As discussed in Note 2, Reorganization and Emergence from Chapter 11, the Company emerged from chapter 11 bankruptcy protection on February 19, 2010 and adopted fresh start accounting in accordance with Financial Accounting Standards Board Accounting Standards Codification ("ASC"), Topic 852, Reorganizations ("ASC 852"). The adoption of fresh start accounting resulted in our becoming a new entity for financial reporting purposes. Accordingly, our consolidated financial statements on February 20, 2010 and subsequent periods are not comparable, in various material respects, to our consolidated financial statements prior to that date.

        Fresh start accounting requires resetting the historical net book value of assets and liabilities to fair value by allocating the entity's reorganization value to its assets and liabilities pursuant to ASC Topic 805, Business Combinations. The excess reorganization value over the fair value of tangible

RDA Holding Co., and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(in millions, except share data)

(unaudited)

Note 1 Organization and Summary of Significant Accounting Policies (Continued)

and identifiable intangible assets is recorded as goodwill on our Consolidated Balance Sheet. Deferred taxes are determined in conformity with ASC Topic 740, Income Taxes ("ASC 740").

        In addition, ASC 852 requires that financial statements, for periods including and subsequent to a chapter 11 filing, distinguish transactions and events that are directly associated with the reorganization proceedings and the ongoing operations of the business, as well as additional disclosures. Effective August 24, 2009 (the "Petition Date"), after filing for bankruptcy protection, expenses, gains and losses directly associated with the reorganization proceedings were reported as reorganization items in the accompanying consolidated statements of operations. In addition, liabilities subject to compromise in the chapter 11 cases were distinguished from liabilities not subject to compromise and from post-petition liabilities. Liabilities subject to compromise were reported at amounts allowed or expected to be allowed under chapter 11 bankruptcy proceedings.

        The "Company", when used in reference to the Post Emergence period, refers to the "Successor Company", and when used in reference to Pre Emergence, refers to the "Predecessor Company."

Use of Estimates and Interim Period

        These statements, in the opinion of management, have been prepared following the requirements of GAAP for interim reporting, applying certain assumptions and estimates, including all adjustments considered necessary to present such information fairly. Operating results for any interim period are not necessarily indicative of the results for an entire year due to the seasonality of our business among other things. In preparing the consolidated financial statements in conformity with GAAP, we must make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses and related disclosures at the date of the financial statements and during the reporting period.

        As discussed in Note 3, Fresh Start Accounting, the basis to determine enterprise value and the values of various tangible and intangible assets were determined using a number of factors, including the use of certain valuation methodologies and certain operational assumptions and estimates. Due to the many variables inherent in the estimation of fair value, differences in assumptions and estimates may have a material effect on the result of our future goodwill and intangible asset impairment tests. We continually evaluate critical assumptions in determining our pension and post retirement benefit obligations, including our long-term rate of return on plan assets and discount rate. As a result our evaluation subsequent to June 30, 2010, we have changed the assumptions used to determine our obligation for our United States pension plan. See Note 20, Subsequent Events, for further details. Additional changes in the future of our plan asset allocations may result in changes to our estimated long-term rate of return. As noted in Note 9, Income Tax, the tax impact of the bankruptcy emergence will be refined based on the final June 30, 2010 financial position. Actual results could differ from those estimates.

Recently Issued Accounting Pronouncements

        In September 2009, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update 2009-13 to ASC Topic 605, Revenue Recognition: Multiple-Deliverable Revenue Arrangements. The new guidance states that if vendor specific objective evidence or third party evidence

RDA Holding Co., and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(in millions, except share data)

(unaudited)

Note 1 Organization and Summary of Significant Accounting Policies (Continued)

for deliverables in an arrangement cannot be determined, companies will be required to develop a best estimate of the selling price to separate deliverables and allocate arrangement consideration using the relative selling price method. The accounting guidance will be applied prospectively and will become effective during the first quarter of fiscal year 2011. Early adoption is allowed. The adoption of this new accounting guidance is not expected to have a material impact on the Company's consolidated financial statements.

Note 2 Reorganization and Emergence from Chapter 11

Emergence from Reorganization Proceedings

        On August 24, 2009, RDA Holding Co. and substantially all of its United States subsidiaries (collectively, the "Debtors") filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court" or the "Court"). The chapter 11 cases were jointly administered under the caption In re: The Reader's Digest Association, Inc., et al., Case No. 09-23529 (the "chapter 11 Cases"). On January 19, 2010, the Bankruptcy Court entered an order confirming the Debtors' Third Amended Proposed Joint Chapter 11 Plan of Reorganization (the "Plan" or "Plan of Reorganization"). The Plan became effective when all material conditions of our Plan were satisfied and the Debtors emerged from bankruptcy protection on February 19, 2010 (the "Effective Date").

        Upon emergence from bankruptcy protection, the Company adopted "fresh start accounting" provisions of ASC 852. Under fresh start accounting, a new reporting entity was deemed to have been created and all assets and liabilities were revalued to their fair values. Accordingly, the consolidated financial statements for the reporting entity prior to February 19, 2010 are not comparable to the consolidated financial statements for the reporting entity subsequent to that date.

Discharge and Treatment of Claims

        As of the Effective Date, the Debtors were discharged and released from all liabilities, claims and interests arising prior to the Petition Date in accordance with the provisions of the Plan.

        Under the Plan, 39.0 million Series A voting shares and 3.0 million Series B non-voting shares of new common stock were authorized under the amended and restated articles of incorporation. Pursuant to the terms of the Plan, 27.5 million shares of new common stock were issued to the Company's transfer agent for distribution to holders of allowed pre-petition credit agreement claims under the Predecessor Company's 2007 Credit Facility, as defined in Note 12, Debt. All such shares were issued without registration under the Securities Act of 1933, as amended, or state securities law, in reliance on Section 1145 of the Bankruptcy Code. In addition, new warrant certificates were issued to certain holders of allowed claims who voted in favor of our Plan ("New Warrants") arising under the Predecessor Company's 9% Senior Subordinated Notes due 2017. The aggregate new warrants provide the holders with rights to acquire up to 6.5% of the new common stock subject to and in accordance with the terms of the agreement ("New Warrant Agreement"). See Note 16, Common Stock Warrants, for more information.

RDA Holding Co., and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(in millions, except share data)

(unaudited)

Note 2 Reorganization and Emergence from Chapter 11 (Continued)

        Pursuant to the Plan, on the Effective Date, all equity interests in the Predecessor RDA Holding Co. were canceled and no distribution was made to holders thereof.

Exit Financing

        In connection with the consummation of the Plan of Reorganization, on the Effective Date, the Company converted the DIP Facility, as defined in Note 12, Debt, into the new first priority term loan ("First Lien Term Loan") issued by the Debtor in Possession ("DIP") lenders, in accordance with its terms and subject to the terms of our exit financing (See Note 12, Debt). On account of the $300.0 revolving credit facility and the seven year $1,310.0 term loan of pre-petition senior secured debt, lenders received their pro rata share of (i) the German Term Loan (as defined in Note 12, Debt), (ii) $300.0 new second priority term loan ("Second Lien Term Loan") and (iii) 100% of the new common stock ("Common Stock") of the Successor Company (subject to dilution by (A) reserve of 7.5% for equity grants to management and the new board of directors ("Management Equity Plan") and (B) New Warrants) (collectively referred to as "Exit Financing").

        On February 11, 2010, we issued Senior Secured Notes (as defined in Note 12, Debt) at 97% of their face value. The funds were closed into escrow with the release dependent primarily upon our emergence from bankruptcy. Shortly after entering into the Exit Financing credit agreements, proceeds of the Company's offering of the Senior Secured Notes were released from escrow and used to repay the First Lien Term Loan, the Second Lien Term Loan and to purchase the German Term Loan from the lenders, and the Company entered into a $50.0 revolving credit facility. For more detailed information regarding the Company's exit financing, see Note 12, Debt.

Claims Resolution and Plan Distributions

        The pre-petition claims of the Debtors were evidenced in the schedules of liabilities filed by the Debtors and proofs of claim filed by creditors by the deadline established by the Court (November 16, 2009 for most claims). Claims that are not objected to by the deadline set forth in the Plan (180 days from the February 19, 2010 Effective Date) are deemed to be allowed claims. Claims that are objected to will be allowed or disallowed through a claims resolution process before the Bankruptcy Court. Pursuant to objections filed by the Debtors, the Court has reduced, reclassified and/or disallowed claims for varying reasons, including claims that were duplicative, amended, without merit, misclassified or overstated. Many other claims were resolved prior to the Effective Date through settlement or by Court order. The claims resolution process is ongoing and will continue until all claims are resolved. We expect most claims to be resolved by September 30, 2010.

        Secured claims:    Secured claims were resolved in accordance with the Exit Financing above.

        Unsecured claims:    Once the allowed amount of an unsecured claim is determined through settlement or by Court order, the claimant is entitled to a distribution as provided by the Plan. Most outstanding pre-petition claims will be treated as general, unsecured claims under the Plan and claimants will receive their pro rata share of $4.0 cash, which has been set aside in a third party's escrow for purposes of funding distributions to general unsecured creditors once the claims reconciliation process is complete. As the claims resolution process remains ongoing, the allowed

RDA Holding Co., and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(in millions, except share data)

(unaudited)

Note 2 Reorganization and Emergence from Chapter 11 (Continued)

amounts of certain general unsecured claims of trade creditors and administrative claims have not yet been established. Certain pre-petition claims may be entitled to treatment as priority claims (e.g., certain tax claims) or as administrative claims (e.g., claims for goods provided to the Company within 20 days before the Petition Date pursuant to section 503(b)(9) of the Bankruptcy Code or post-petition claims satisfying section 503 of the Bankruptcy Code). Moreover, the Plan provides that the claims of contract counterparties whose agreements were assumed under the Plan and certain trade vendors, and other parties with whom the reorganized Debtors expect to continue to do business, will have their allowed claims paid in full and most of those distributions were made on or around the Effective Date of the Plan. Distributions from the "hardship" fund established by the Company after the Effective Date were also made to a select group of eligible individuals with claims arising from the discontinuation of the Company's non-qualified U.S. retirement plans.

        The Company filed with the Court a schedule of "Non-Qualified Retirement Plans" for rejection pursuant to the Plan. The Non-Qualified Retirement Plans included all of the Debtor's unfunded non-qualified retirement plans or deferred compensation arrangements, including, but not limited to, the following plans or arrangements:

  •
  the Excess Benefit Retirement Plan;

  •
  the Executive Retirement Plan;

  •
  the Executive Cash Balance Plan;

  •
  the 1988 Supplemental Employee Retirement Plan and related agreements;

  •
  the Director and Roving Editors Plan and/or related agreements or arrangements;

  •
  the Reader's Digest Deferred Compensation Plan or deferred compensation arrangements provided by any other Debtor; and

  •
  Lillian Vernon Corporation Executive Deferred Compensation Agreement.

        Administrative and priority claims:    Pursuant to the Plan, administrative and priority claims are satisfied with cash (a) to the extent arising in the ordinary course of business, (b) on or soon after the Effective Date or, if not then due, the date when such allowed administrative claim is due, (c) on or soon after the date an administrative claim is allowed, (d) at a time and on terms agreed upon by such holder and the Debtors or the Reorganized Debtors or (e) at a time and on terms set forth in an order of the Bankruptcy Court.

        As the claims resolution process remains ongoing, the allowed amounts of certain general unsecured claims of trade creditors and administrative claims have not been finalized. The Company recorded an estimate of the allowed amount of these claims as of the Effective Date, based on the best information available to the Company. While we do not anticipate significant changes, the claims resolution process for administrative and priority claims could result in additional expense or income in the Successor Company's financial statements if actual results differ from such estimates. The ongoing claims process for holders of general unsecured claims will not have a further financial impact to the Company as the holders will receive their pro rata share of $4.0.

RDA Holding Co., and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(in millions, except share data)

(unaudited)

Note 2 Reorganization and Emergence from Chapter 11 (Continued)

Leases and Contracts

        During the period of the chapter 11 Cases and effective as of the Effective Date, the Debtors assumed a number of leases and other executory contracts, as well as certain employee benefit programs. Any past due amounts owed under assumed leases and contracts were required to be cured, and all undisputed cure payments were made shortly after the Effective Date. Continuing obligations under the assumed leases and contracts will be satisfied in the ordinary course of business. The Debtors also rejected certain contracts and leases during the period of the chapter 11 Cases or pursuant to the Plan as of the Effective Date. Pre-petition amounts owing under rejected leases and contracts were treated as unsecured claims under the Plan.

Note 3 Fresh Start Accounting

        As discussed in Note 2, Reorganization and Emergence from Chapter 11, the Debtors emerged from chapter 11 on February 19, 2010. As a result, the Successor Company adopted fresh start accounting as (i) the reorganization value of the assets of the Successor Company immediately before the date of confirmation of the Plan was less than the total of all post-petition liabilities and allowed claims and (ii) the holders of the Predecessor Company's voting shares immediately before confirmation of the Plan received less than 50 percent of the voting shares of the emerging entity.

        Following confirmation of the Plan by the Bankruptcy Court on January 19, 2010, the Plan required a number of conditions precedent to be satisfied prior to it becoming effective. These conditions included, but were not limited to: (i) closing of a sale of all or substantially all of the assets of CompassLearning Inc., (ii) Plan and all Plan Supplement documents be reasonably acceptable to the Debtors, the pre-petition agent and the required consenting lenders, (iii) the Court order confirming the Plan becoming a final, nonappealable order, and (iv) the closing of the Company's post-bankruptcy exit facilities. Under the terms of the Plan, the Plan could not become effective without such conditions being satisfied or waived. The first date on which all of the conditions precedent set forth in the Plan were satisfied was February 19, 2010, which corresponds with the Effective Date of the Plan. As such, the Company was required to adopt fresh start accounting as of February 19, 2010.

        The Bankruptcy Court confirmed the Plan based upon an estimated enterprise value of the Company between $900.0 and $1,050.0, which was estimated using various valuation methods, including (i) a comparison of the Company and its projected performance to the market values of comparable companies; (ii) a review and analysis of several recent transactions of companies in similar industries to the Company; and (iii) a calculation of the present value of the future cash flows of the Company based on its projections. Based upon a reevaluation of relevant factors used in determining the range of enterprise value and updated expected cash flow projections, the Company concluded the enterprise value, or fair value, at February 19, 2010 was $987.9.

        The enterprise value confirmed by the Bankruptcy Court included an estimated equity value between $475.0 and $625.0. The concluded enterprise value at February 19, 2010 of $987.9 included $555.3 of interest bearing debt. Adding cash and cash equivalents of $157.3, net of outstanding reorganization payments, the equity value at February 19, 2010 was determined to be $589.9.

RDA Holding Co., and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(in millions, except share data)

(unaudited)

Note 3 Fresh Start Accounting (Continued)

        The basis of the discounted cash flow analysis used in developing the enterprise value was based on Company prepared projections which included a variety of estimates and assumptions. While the Company considers such estimates and assumptions reasonable, they are inherently subject to significant business, economic and competitive uncertainties, many of which are beyond the Company's control and, therefore, may not be realized. Changes in these estimates and assumptions would have had a significant effect on the determination of the Company's enterprise value. The assumptions used in the calculations for the discounted cash flow analysis included projected revenue, costs, and cash flows through 2014 and represented the Company's best estimates at the time the analysis was prepared.

        The four-column consolidated statement of financial position as of February 19, 2010 included herein, applies effects of the Plan and fresh start accounting to the carrying values and classifications of assets or liabilities at February 19, 2010. Upon adoption of fresh start accounting, the recorded amounts of assets and liabilities were adjusted to reflect their estimated fair values. Accordingly, the reported historical financial statements of the Predecessor Company prior to the adoption of fresh start accounting for periods ended on or prior to February 19, 2010 are not comparable to those of the Successor Company.

        In applying fresh start accounting, the Company followed these principles:

  •
  The reorganization value, which represents the concluded enterprise value plus excess cash and cash equivalents and non-interesting bearing liabilities, of the entity was allocated to the entity's reporting units in conformity with ASC 805, Business Combinations. The reorganization value exceeded the sum of the fair value assigned to assets and liabilities. This excess was recorded as Successor Company goodwill as of February 19, 2010.

  •
  Each liability existing as of the fresh start accounting date, other than deferred taxes, has been stated at the fair value, and determined at appropriate risk adjusted interest rates.

  •
  Deferred taxes were reported in conformity with applicable income tax accounting standards, principally ASC 740. Deferred tax assets and liabilities have been recognized for differences between the fair value assigned and the tax basis of the recognized assets and liabilities.

        Fresh start accounting resulted in the selection of appropriate policies for the Successor Company. The significant policies disclosed in the Predecessor Company's audited financial statements for the six months ended December 31, 2009, were adopted by the Successor Company.

RDA Holding Co., and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(in millions, except share data)

(unaudited)

Note 3 Fresh Start Accounting (Continued)

        The following four-column consolidated statement of financial position table identifies the adjustments recorded to the Predecessor's February 19, 2010 consolidated statement of financial position as a result of implementing the Plan and applying fresh start accounting:

	Predecessor Company					Successor Company
	February 19, 2010	Effects of Plan		Fresh Start		February 19, 2010
Assets
Current assets:
Cash and cash equivalents	$274.1	$(4.5)	(a)	$—		$269.6
Restricted cash	567.6	—		—		567.6
Accounts receivable, net	208.6	—		—		208.6
Inventories	83.2	—		—		83.2
Prepaid and deferred promotion costs	26.5	—		—		26.5
Prepaid expenses and other current assets	151.1	3.0	(b)	(55.9)	(i)	98.2

Total current assets	1,311.1	(1.5)		(55.9)		1,253.7
Property, plant and equipment, net	52.8	—		9.6	(j)	62.4
Restricted cash	19.0	—		—		19.0
Goodwill	810.1	—		(124.6)	(k)	685.5
Other intangible assets, net	322.1	—		190.1	(k)	512.2
Prepaid pension assets	160.9	—		(10.0)	(l)	150.9
Other noncurrent assets	60.0	—		(40.3)	(i)	19.7

Total assets	$2,736.0	$(1.5)		$(31.1)		$2,703.4

Liabilities and stockholders' (deficit) equity
Current liabilities:
Short-term debt	$255.3	$300.0	(c)	$—		$555.3
Accounts payable	191.8	(1.2)	(d)	—		190.6
Accrued expenses	663.5	60.8	(e)	(1.0)	(m)	723.3
Income taxes payable	20.8	(2.7)	(d)	(1.0)	(m)	17.1
Unearned revenues	358.4	—		(129.9)	(n)	228.5
Other current liabilities	3.8	40.7	(d)	22.7	(m)	67.2

Total current liabilities	1,493.6	397.6		(109.2)		1,782.0
Unearned revenues	146.4	—		(57.8)	(n)	88.6
Accrued pension	5.6	—		0.9	(l)	6.5
Post retirement and post employment benefits other than pensions	14.8	—		0.6	(l)	15.4
Other noncurrent liabilities	175.3	115.3	(d)	(69.6)	(m)	221.0
Liabilities subject to compromise	2,707.6	(2,707.6)	(f)(h)	—		—

Total liabilities	4,543.3	(2,194.7)		(235.1)		2,113.5
Predecessor common stock	59.7	(59.7)	(g)	—		—
Successor common stock	—	—	(g)	—		—
Paid-in capital	671.5	(81.6)	(g)	—		589.9
Accumulated (deficit) equity	(2,392.1)	2,334.5	(h)	57.6	(o)	—
Accumulated other comprehensive loss	(146.4)	—		146.4	(o)	—

Total stockholders' (deficit) equity	(1,807.3)	2,193.2		204.0		589.9

Total liabilities and stockholders' (deficit) equity	$2,736.0	$(1.5)		$(31.1)		$2,703.4

Effects of Plan Adjustments

(a)
Reflects the payment of bank fees related to the conversion of the DIP Facility into the First Lien Term Loan.

RDA Holding Co., and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(in millions, except share data)

(unaudited)

Note 3 Fresh Start Accounting (Continued)

(b)
The adjustments mainly represent $4.5 of deferred financing fees paid under the Exit Financing, and the write-off of the prior directors and officers' liability insurance policies of $1.5.

(c)
The adjustment to short-term debt reflects the conversion of the DIP Facility to the First Lien Term Loan, as defined in Note 2, Reorganization and Emergence from Chapter 11, the reinstated German Term Loan and the Second Lien Term Loan.

Release of DIP Credit Facility	$(150.0)
Release of German Term Loan	(105.3)
First Lien Term Loan	150.0
Second Lien Term Loan	300.0
Reinstated German Term Loan	105.3

$300.0

(d)
Primarily reflects the increase in long-term and short-term deferred tax liabilities, other tax adjustments, the recognition of a deferred gain relating to a previous sale-leaseback transaction and other deferred rent charges on the rejected leases pursuant to the Plan of Reorganization.

(e)
Reclassifies the accrual for contract cure costs of assumed contracts and leases, the allowed unsecured ongoing operations claims, and the $4.0 escrow for the general unsecured creditors pursuant to our Plan, and up to $1.0 hardship fund for the certain holders of terminated non-qualified plans pending the claims resolution process.

(f)
The adjustment to liabilities subject to compromise relates to the extinguishment of the Senior Subordinated Notes and the 2007 Credit Facility, preferred stock liability and general unsecured claims. The estimated settlements on the general unsecured claims were reclassified to accrued liabilities. The Senior Subordinated Notes received a settlement of new warrants provided the note holders voted in favor of the Plan and the holders of the U.S. Term Loan and U.S. Revolver received settlements of debt and new common stock at emergence.

(g)
Pursuant to the Plan, Predecessor RDA Holding Co. common stock was canceled and new common stock of the Successor RDA Holding Co. was issued. The adjustment eliminated Predecessor Company's common stock and additional paid-in capital of $59.7 and $671.5, respectively, and recorded Successor Company's common stock and additional paid in capital of $589.9, which represents the fair value of the newly issued common stock.

(h)
As a result of the Plan, the adjustment to accumulated deficit recorded the elimination of the Predecessor Company's common stock and additional paid-in capital and the pre-tax gain on the cancellation of debt, offset by the issuance of the Successor's Company's new common stock, First Lien Term Loan and payments to general unsecured creditors.

RDA Holding Co., and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(in millions, except share data)

(unaudited)

Note 3 Fresh Start Accounting (Continued)

        The pre-tax gain on the cancellation of debt was calculated as follows:

Extinguishment of Predecessor claims pursuant to the Plan:
Debt and Notes Payable
Senior Subordinated Notes	$(579.2)
U.S. Term Loan and U.S. Revolver	(1,449.2)
Other debt	(0.8)
Preferred stock liability	(396.7)
Accounts Payable, accrued expenses and other
Accrued interest	(63.4)
Deconsolidated RDA UK Subsidiary	(35.2)
Other general unsecured claims	(73.1)
Post retirement obligations, post employment obligations, and deferred compensation claims	(76.4)
Rejected lease claims	(33.6)

Total liabilities subject to compromise	$(2,707.6)
Establishment of Successor obligations pursuant to the Plan:
First Lien Term Loan	300.0
Issuance of New Common Stock	589.9
Contract and general unsecured claims and other settlements	52.6

Total settlements on debt	942.5

Pre-tax gain on settlement of pre-petition liabilities	$(1,765.1)

Other adjustments to accumulated deficit
Tax impact	161.8
Extinguishment of Predecessor common stock and paid-in capital	(731.2)

Accumulated deficit balance at emergence	$(2,334.5)

Fresh Start Adjustments

(i)
The adjustments primarily reflect prepaid magazine costs of $14.8 and unearned agent commissions of $65.7 which were eliminated as the estimated cost to complete the unearned revenue obligation included these charges. The remainder of the adjustments results in the elimination of deferred taxes and other deferred costs.

(j)
An adjustment of $9.6 was recorded to adjust the net book value of property, plant and equipment to fair value.

(k)
Adjustment eliminated the balance of goodwill and other unamortized intangible assets of the Predecessor Company and records Successor Company intangible assets, including reorganization value in excess of amounts allocated to identified tangible and intangible assets, also referred to as Successor Company goodwill. The Successor Company's February 19, 2010 statement of financial position reflects the allocation of the business enterprise value to assets and liabilities immediately following the emergence as follows:

Business enterprise value	$987.9
Add: Fair value of non-interest bearing liabilities (non-debt liabilities), excluding accrued reorganization related liabilities	1,445.9
Less: Fair value of tangible assets, excluding cash	(1,236.1)
Less: Fair value of identified intangible assets	(512.2)

Reorganization value of assets in excess of amounts allocated to identified tangible and intangible assets (Successor Company goodwill)	$685.5

RDA Holding Co., and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(in millions, except share data)

(unaudited)

Note 3 Fresh Start Accounting (Continued)

  The Company valued advertising, subscriber and other customer relationships; owned music and video; trade publishing distribution agreements; and, licensed music and video using the income approach; more specifically the excess earnings method. In determining the fair value of these intangible assets, the excess earnings approach values the intangible asset at the present value of the incremental after-tax cash flows attributable to the asset after deducting contributory asset charges. The incremental after-tax cash flows attributable to the subject intangible asset are then discounted to their present value.

  The Company valued tradenames using the income approach; more specifically the relief from royalty method. Under this method, the asset values were determined by estimating the hypothetical royalties that would have to be paid if the tradename was not owned. Royalty rates were selected based on consideration of several factors, including, but limited to, consumer product industry practices, the existence of licensing agreements (licensing in and licensing out), and importance of the tradename and profit levels.

  Cash assumed and non-interest bearing liabilities have been adjusted to exclude liabilities related to reorganization payments made after emergence to normalize excess cash and liabilities resulting from bankruptcy protection.

(l)
An adjustment of $11.5 was recorded to measure the employee benefit obligations as of the Effective Date. This adjustment primarily reflects the difference between the expected return on plan assets as compared to the fair value of the plan assets as of the Effective Date. For additional information on the Company's defined benefit plans, see Note 17, Benefit Plans.

(m)
Primarily reflects the tax effects of the fresh start adjustments at statutory tax rates applicable to such adjustments, net of adjustments to the valuation allowance. Also included are adjustments of $0.9 for short-term post retirement and post employment benefits.

(n)
A net adjustment of $187.7 was recorded to adjust the unearned revenue to fair value. Unearned revenue was valued at the estimated cost to complete plus a reasonable profit margin.

(o)
The Predecessor Company's accumulated deficit and accumulated other comprehensive income is eliminated in conjunction with the adoption of fresh start accounting. The Predecessor Company recognized a pre-tax gain of $163.1 related to the fresh start accounting adjustment as follows:

Establishment of Successor Company's goodwill	$(685.5)
Elimination of Predecessor Company's goodwill	810.1
Establishment of Successor Company's other intangible assets	(512.2)
Elimination of Predecessor Company's other intangible assets	322.1
Property, plant and equipment fair value adjustments	(9.6)
Benefit plan adjustments	10.6
Prepaid magazine and unearned agent commission adjustments	80.5
Unearned revenue adjustments	(187.7)
Other fair value adjustments	6.6
Currency translation adjustments	2.0

Pre-tax gain on fresh start accounting adjustments	$(163.1)

Deferred tax adjustments	(38.9)
Less: Fresh start accounting currency translations adjustments	(2.0)

Fresh start accounting stockholders' equity	$(204.0)

Note 4 Reorganization Items

        In accordance with ASC 852, reorganization items are presented separately in the accompanying consolidated statements of operations and include expenses, gains and losses directly related to the

RDA Holding Co., and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(in millions, except share data)

(unaudited)

Note 4 Reorganization Items (Continued)

Debtors' reorganization proceedings. A summary of reorganization items for the Pre-Emergence period is shown below:

Predecessor Company
January 1 to February 19, 2010
Pre-tax gain on settlement of pre-petition liabilities upon emergence	$(1,765.1)
Pre emergence gain on settlement of pre-petition liabilities	(2.1)
Revaluation of assets and liabilities	(163.1)
Professional fees directly related to reorganization	13.6
Rejected leases	7.2
Compensation and retention	1.3
Other	1.6

Total reorganization items	$(1,906.6)

        The gain on pre-petition liabilities reflects amounts related to negotiated settlements of pre-petition obligations pursuant to the Plan of Reorganization prior to emergence from bankruptcy.

        The revaluation of assets and liabilities relates to the fresh start adjustments in accordance with ASC 852.

        Professional fees directly related to reorganization include fees associated with advisors to the Debtors, unsecured creditors, and secured creditors.

        Rejected leases include amounts to settle leases rejected by the Company and approved by the Bankruptcy Court.

        The compensation and retention item represents bonuses for incentive compensation plans established under the Plan of Reorganization, which are directly linked to the reorganization.

        Net cash paid for reorganization items included $3.9 for the settlement of pre-petition liabilities and $8.2 for professional fees for the period of January 1, 2010 to February 19, 2010. Post Emergence payments for reorganization items included $54.7 for the settlement of pre-petition liabilities and $34.2 for professional fees from February 20 to June 30, 2010.

Note 5 Liabilities Subject to Compromise

        Liabilities subject to compromise refers to those liabilities which were addressed through the bankruptcy process (i.e., unsecured and undersecured obligations). ASC 852 requires pre-petition liabilities, including those that became known after filing the chapter 11 petitions, which are subject to compromise, to be reported at the amounts expected to be allowed, even if they may be settled for lesser amounts. These liabilities represent the estimated amounts expected to be resolved on known or potential claims through the chapter 11 process and remain subject to future adjustments from negotiated settlements, actions of the Bankruptcy Court and non-acceptance of certain executory contracts and unexpired leases.

RDA Holding Co., and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(in millions, except share data)

(unaudited)

Note 5 Liabilities Subject to Compromise (Continued)

        Liabilities subject to compromise consisted of the following:

Predecessor Company
December 31, 2009
Debt and notes payable	$2,029.2
Preferred stock liability	396.7
Accounts payable	58.5
Accrued expenses	62.0
Post retirement obligations, post employment obligations, and deferred compensation claims	76.4
Rejected leases	26.4
Other	24.4

Total liabilities subject to compromise	$2,673.6

        See Note 3, Fresh Start Accounting, regarding fresh start accounting and effects of The Plan which discharged most of the Predecessor's pre-petition liabilities and reclassified the remaining liabilities subject to compromise to the appropriate liability accounts.

Note 6 Deconsolidation

        Effective February 17, 2010, the Company deconsolidated RDA UK as a result of RDA UK filing for administration. As of the aforementioned date, the United Kingdom High Court of Justice appointed an administrator who replaced management and the board of directors of RDA UK and is responsible for any decision making regarding the day-to-day operations, assets, liabilities, and capital of RDA UK. As a result, we relinquished our controlling financial interest in RDA UK. Therefore, in accordance with ASC 810, Consolidation, the financial results of RDA UK are no longer included in our consolidated financial results for periods beginning after February 17, 2010.

        We recognized a pre-tax loss of $48.3 as a result of deconsolidating RDA UK on February 17, 2010. The loss recognized upon deconsolidation of RDA UK represents the difference between the carrying value of the former subsidiary immediately before deconsolidation and the estimated fair value of any retained noncontrolling investment in RDA UK, which was zero on February 17, 2010 and as of the date of these financial statements.

        On April 9, 2010, RDA entered into a license agreement with a third party who will publish the United Kingdom edition of Reader's Digest magazine and other published products under the "Reader's Digest" brand.

Note 7 Discontinued Operations and Assets Held for Sale

        During the second quarter of 2010, we reclassified our French facility to assets held for sale.

        During the first quarter of 2010, we sold CompassLearning Inc., our educational software division, for a purchase price of $30.8 and a gain on the sale of $30.8, net of tax.

RDA Holding Co., and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(in millions, except share data)

(unaudited)

Note 7 Discontinued Operations and Assets Held for Sale (Continued)

        During the six months ended June 30, 2009, we sold Gareth Stevens which sells books in the educational market. Also during the six months ended June, 30 2009, we exited our Direct Holdings business in Europe, World Almanac Educational Library Services, our library services business, and closed our business in Turkey.

        These businesses qualified as discontinued operations under ASC Topic 360, Property, Plant and Equipment. We have reported the results of operations and consolidated financial position of this business in discontinued operations within the consolidated statement of operations, consolidated balance sheets and consolidated statements of cash flows for all periods presented.

        The income (loss) from discontinued operations, net of tax for the periods January 1 to February 19, 2010, and for the six months ended June 30, 2009 was as follows:

	Successor Company	Predecessor Company
	February 20 to June 30, 2010	January 1 to February 19, 2010	Six months ended June 30, 2009
Revenues	$—	$2.6	$39.1
Income (loss) from discontinued operations before income taxes	0.4	1.0	(34.2)
Income tax (benefit) expense on discontinued operations	—	(1.6)	4.2

Income (loss) from discontinued operations, net of tax, before gain (loss) on sales	0.4	2.6	(38.4)
Gain (loss) on sales of divested businesses, net of tax	—	30.8	(11.9)

Income (loss) from discontinued operations, net of tax	$0.4	$33.4	$(50.3)

        The consummation of the sale of CompassLearning transaction resulted in a net gain of $30.8. This gain is reported in the gain (loss) from discontinued operations, net of tax. The Gareth Stevens transaction closed on June 23, 2009 and included the sale of product inventory, marketing materials, and intellectual property for consideration of $1.6 which was paid at closing. The tax expense or benefit resulting from the sales was offset by the reversal or creation of valuation allowances recorded on

RDA Holding Co., and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(in millions, except share data)

(unaudited)

Note 7 Discontinued Operations and Assets Held for Sale (Continued)

CompassLearning or Gareth Stevens net operating loss carryforwards. Gain (loss) on the sales of these businesses were as follows:

	Predecessor Company
	January 1 to February 19, 2010	Six months ended June 30, 2009
Sales price	$30.8	$1.6
Net assets of subsidiary	(3.0)	12.5
Associated intangible assets	0.6	0.5
Transaction costs	2.4	0.5

Gain (loss) on sale of divested businesses before tax	30.8	(11.9)
Income taxes	—	—

Gain (loss) of sales of divested businesses, net of tax	$30.8	$(11.9)

        The carrying amounts of the major classes of assets and liabilities included in the Assets held for sale and Liabilities held for sale in the consolidated balance sheet were as follows:

	Successor Company	Predecessor Company
	June 30, 2010	December 31, 2009
Accounts receivable, net	$—	$9.7
Inventories	—	0.1
Other assets	6.7	1.0
Goodwill and other intangible assets, net	—	8.2

Total assets held for sale	$6.7	$19.0

Deferred revenue	—	18.1
Other liability	—	3.4

Total liabilities held for sale	$—	$21.5

        The June 30, 2010 Asset Held for Sale relates to the value of our French facility which is currently being marketed for sale.

Note 8 Other Operating Items, Net

        Items included in Other operating items, net consist of: 1) restructuring charges, representing the streamlining of our organizational structure 2) professional fees related to our exit from bankruptcy and the implementation of fresh start accounting 3) contractual charges related to the strategic repositioning of our businesses and 4) disposal of assets associated with restructuring charges.

RDA Holding Co., and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(in millions, except share data)

(unaudited)

Note 8 Other Operating Items, Net (Continued)

Successor

        For the period February 20 to June 30, 2010 we recorded a pension curtailment and expenses primarily associated with professional fees incurred in relation to our bankruptcy and subsequent fresh start accounting of $0.4 and $15.4, respectively, in other operating expenses.

Restructuring activities

        For the period February 20 to June 30 2010, we recorded new restructuring activities of $20.0, primarily related to severance of approximately 300 employees in a global strategic effort to reduce the Company's overhead to levels consistent in the industry. The efforts largely consist of consolidating functions across business units within our Company. These reductions, and their related severance payments, are expected to be substantially complete at the end of calendar year 2010.

        During the period February 20 to June 30, 2010, we recorded adjustments to our restructuring accruals of $1.7. Planned severance was lower than originally anticipated for a variety of reasons including employee resignations and final negotiated agreements.

Predecessor

        During the period January 1 to February 19, 2010, we recorded $3.4 in other operating expenses primarily associated with professional fees related to the exit our business from bankruptcy.

        During the six months ended June 30, 2009, we recorded a pension curtailment of $1.1 and $2.8 in other various operating expenses associated with contractual arrangements.

Restructuring activities

        During the period January 1 to February 19, 2010, we recorded new restructuring activities of $10.6, primarily related to severance in our international locations, principally France.

RDA Holding Co., and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(in millions, except share data)

(unaudited)

Note 8 Other Operating Items, Net (Continued)

        This table below reflects changes to our restructuring accrual for the Successor Company from February 20 to June 30, 2010.

	Successor Company
	Severance			Contracts
	Current Year Successor Initiatives	Predecessor Initiatives	Total	Predecessor Initiatives	Total	Grand Total
Cumulative Amounts
Predecessor liabilities assumed in fresh start accounting	$—	$14.5	$14.5	$0.3	$0.3	$14.8
Accruals (net of reversals)	19.9	(1.6)	18.3	—	—	18.3
Spending	(1.6)	(4.5)	(6.1)	—	—	(6.1)

Balance at June 30, 2010	$18.3	$8.4	$26.7	$0.3	$0.3	$27.0

        The table below reflects changes to our restructuring accruals by reportable segment for the Successor Company from February 20 to June 30, 2010:

	Successor Company
	Severance						Contracts
	US	Europe	APLA	Canada	LED	Total	APLA	Grand Total
Cumulative Amounts
Predecessor liabilities assumed in fresh start accounting	$1.3	$11.4	$1.1	$0.5	$0.2	$14.5	$0.3	$14.8
Accruals (net of reversals)	5.3	6.9	5.5	0.7	(0.1)	18.3	—	18.3
Spending	(0.8)	(3.6)	(1.5)	(0.2)	—	(6.1)	—	(6.1)

Balance at June 30, 2010	$5.8	$14.7	$5.1	$1.0	$0.1	$26.7	$0.3	$27.0

RDA Holding Co., and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(in millions, except share data)

(unaudited)

Note 8 Other Operating Items, Net (Continued)

        The table below reflects changes to our restructuring accruals for the Predecessor Company from January 1 to February 19, 2010:

	Predecessor Company
	Severance				Contracts
	July 1, 2009 to February 19, 2010 Initiatives	Twelve months ended June 30, 2009 Initiatives	Prior Initiatives	Total	July 1, 2009 to February 19, 2010 Initiatives	Prior Initiatives	Total	Grand Total
Balance at January 1, 2010	$1.7	$4.0	$0.8	$6.5	$—	$—	$—	$6.5

Accruals (net of reversals)	10.3	—	—	10.3	0.3	—	0.3	10.6
Spending	(1.7)	(0.4)	(0.2)	(2.3)	—	—	—	(2.3)

Balance at February 19, 2010	$10.3	$3.6	$0.6	$14.5	$0.3	$—	$0.3	$14.8

Cumulative Amounts
Liabilities assumed in purchase of The RDA Inc.	—	—	31.9	31.9	—	1.1	1.1	33.0
Accruals (net of reversals)	15.0	23.8	11.6	50.4	0.3	19.9	20.2	70.6
Spending	(4.7)	(19.2)	(42.9)	(66.8)	—	(14.4)	(14.4)	(81.2)
Reclass to liabilities subject to compromise	—	(1.0)	—	(1.0)	—	(6.6)	(6.6)	(7.6)

Cumulative Predecessor balance at February 19, 2010	$10.3	$3.6	$0.6	$14.5	$0.3	$—	$0.3	$14.8

RDA Holding Co., and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(in millions, except share data)

(unaudited)

Note 8 Other Operating Items, Net (Continued)

        The table below reflects changes to our restructuring accruals by reportable segment from January 1 to February 19, 2010:

	Predecessor Company
	Severance							Contracts
	US	Europe	APLA	Canada	LED	Other	Total	APLA	LED	Other	Grand Total
Balance at January 1, 2010	$1.5	$4.1	$1.1	$(0.2)	$—	$—	$6.5	$—	$—	$—	$6.5

Accruals (net of reversals)	1.0	7.8	0.6	0.7	0.2	—	10.3	0.3	—	—	10.6
Spending	(1.2)	(0.6)	(0.4)	(0.1)	—	—	(2.3)	—	—	—	(2.3)

Balance at February 19, 2010	$1.3	$11.3	$1.3	$0.4	$0.2	$—	$14.5	$0.3	$—	$—	$14.8

Cumulative Amounts
Liabilities assumed in purchase of The RDA Inc.	$2.2	$16.9	$0.8	$0.3	$—	$11.7	$31.9	$—	$—	$1.1	$33.0
Accruals (net of reversals)	13.0	24.1	6.0	1.8	1.5	4.0	50.4	0.3	8.2	11.7	70.6
Spending	(13.1)	(29.7)	(5.5)	(1.7)	(1.3)	(15.5)	(66.8)	—	(7.2)	(7.2)	(81.2)
Reclass to liabilities subject to compromise	(0.8)	—	—	—	—	(0.2)	(1.0)	—	(1.0)	(5.6)	(7.6)

Cumulative Predecessor balance at February 19, 2010	$1.3	$11.3	$1.3	$0.4	$0.2	$—	$14.5	$0.3	$—	$—	$14.8

Note 9 Income Tax

        During the periods from February 20, 2010 to June 30, 2010 and January 1, 2010 to February 19, 2010, the Company recorded an income tax benefit of $30.2 and an income tax expense of $54.0, respectively. For the six month period ended June 30, 2009, the Company recorded an income tax benefit of $48.3. The net increase in the tax expense is $72.1 for the six month period ended June 30, 2010 (comprised of the Predecessor Company period of January 1, 2010 to February 19, 2010 and the Successor Company period from February 20 to June 30, 2010), compared to June 30, 2009. The increase primarily relates to the cancellation of indebtedness income ("CODI") resulting from the bankruptcy emergence and the tax impact of fresh start accounting. Additionally, the benefit recorded in the six month period ended June 30, 2009 reflected discrete tax benefits realized from the impairment of identified intangibles and long-lived assets, for which no current tax expense was required due to the existence of valuation allowance on net operating loss carryforwards, partially offset by the establishment of valuation allowance on temporary differences.

Bankruptcy-related Tax Matters

        Generally, the discharge of a debt obligation for an amount less than the adjusted issue price creates CODI, which must be included in the obligor's taxable income. CODI is excluded in calculating taxable income to the extent the obligor is in a chapter 11 bankruptcy proceeding. A consequence of not recognizing the income for tax purposes is that certain of the Company's tax attributes and tax basis in its assets are reduced as of the last day of our tax year, June 30, 2010. The amount included in

RDA Holding Co., and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(in millions, except share data)

(unaudited)

Note 9 Income Tax (Continued)

the first quarter was the best estimate of the CODI impact using all available information at March 31, 2010. Subsequently, for the period ended June 30, 2010, we adjusted the tax CODI calculation based on updated information forecasting the Company's financial tax position as of June 30, 2010. The impact of the refined CODI calculation resulted in the recognition of a $32.7 tax benefit during the current quarter which decreased the deferred tax liability originally recorded in the period ended February 19, 2010, for the anticipated effect of the bankruptcy on the Company's tax basis in its assets from $161.8 to $129.1.

        We expect the final tax impact of the bankruptcy emergence, as well as the Plan's overall effect on the Company's tax attributes and tax basis in assets to be recorded in the December 31, 2010 financial statements upon the filing of the Company's tax return for the fiscal period July 1, 2009 through June 30, 2010.

Other Tax Matters

        The deferred tax assets related to the net operating losses and foreign tax credits of our domestic companies and certain net operating losses and other deferred tax assets of our foreign companies have been fully offset with valuation allowances as we have determined it is more likely than not that the benefit of these assets will not be realized. On an ongoing basis, we reassess the need for such valuation allowances based on recent operating results, the assessment of the likelihood of future taxable income and developments in the relevant tax jurisdictions.

        The amount of unrecognized tax benefits, including interest, from uncertain tax positions at June 30, 2010 and 2009 is $18.7 and $27.9, respectively. The decrease in the unrecognized tax benefit primarily relates to the discharge of liabilities in bankruptcy and the deconsolidation of RDA UK.

        We consider many factors when evaluating and estimating our tax positions and tax benefits, which may require periodic adjustments and which may not accurately anticipate actual outcomes. It is reasonably possible that the amount of the unrecognized benefit with respect to certain of our unrecognized tax positions will significantly increase or decrease within the next twelve months. These changes may be the result of settlement of ongoing audits or final decisions in transfer pricing matters. At this time, an estimate of the range of the reasonably possible outcomes cannot be made.

Note 10 Inventories

        Inventory balances consisted of the following:

		Predecessor Company
	Successor Company
		December 31, 2009
	June 30, 2010
Raw materials	$7.8	$8.5
Work-in-progress	3.5	3.0
Finished goods	61.1	77.9

Net inventory	$72.4	$89.4

RDA Holding Co., and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(in millions, except share data)

(unaudited)

Note 11 Goodwill and Intangibles

        The changes in the carrying amount of goodwill by reportable segment for the period ended June 30, 2010 are as follows:

	US	Europe	APLA	Canada	LED	Other	Total
Balance at December 31, 2009 (Predecessor)	$401.6	$341.3	$41.4	$76.7	$—	$1.0	$862.0
UK deconsolidation	—	(39.0)	—	—	—	—	(39.0)
Currency translation adjustment	—	(13.3)	—	0.4	—	—	(12.9)

Balance at February 19, 2010 (Predecessor)	401.6	289.0	41.4	77.1	—	1.0	810.1
Fresh start adjustments	(99.0)	(28.4)	(0.7)	(41.4)	20.5	24.4	(124.6)

Balance as of February 19, 2010 (Successor)	302.6	260.6	40.7	35.7	20.5	25.4	685.5
Currency translation adjustment	—	(23.4)	(0.8)	(0.6)	—	—	(24.8)

Balance as of June 30, 2010 (Successor)	$302.6	$237.2	$39.9	$35.1	$20.5	$25.4	$660.7

        The balance of intangible assets at June 30, 2010 and December 31, 2009 are as follows:

	Successor Company		Predecessor Company
	June 30, 2010		December 31, 2009
	Gross	Net	Gross	Net
Intangible assets with indefinite lives:
Readers Digest tradenames and other tradenames	$245.4	$245.4	$236.8	$236.8
Intangible assets with finite lives:
Tradenames	9.9	9.3	9.2	3.9
Customer, subscriber and advertiser relationships	130.6	119.4	148.6	44.9
Customer databases	73.8	68.5	89.4	53.1
Licensing agreements and technical support agreements	12.0	11.6	3.2	1.8
Favorable lease commitments	—	—	2.5	1.1
Technology and software	2.6	2.4	12.6	1.6
Owned and licensed music and video	19.5	17.9	—	—
Other	0.8	0.7	1.1	0.1

Total intangible assets	$494.6	$475.2	$503.4	$343.3

Note 12 Debt

        Due to the chapter 11 Cases (Refer to Note 2, Reorganization and Emergence from Chapter 11), pre-petition debt of the Debtors was reclassified to the caption liabilities subject to compromise at the bankruptcy petition date on August 24, 2009. During the first quarter of 2010, certain instruments were extinguished and settled pursuant to the Plan (as described in Note 2, Reorganization and Emergence from Chapter 11 and below) and from proceeds of the Senior Secured Notes offering.

RDA Holding Co., and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(in millions, except share data)

(unaudited)

Note 12 Debt (Continued)

        The following is a summary of debt (including amounts included in liabilities subject to compromise) as of June 30, 2010 and December 31, 2009.

	Successor Company	Predecessor Company
		December 31, 2009
	June 30, 2010
		Subject to Compromise
	Debt		Debt
Senior Secured Notes	$525.0	$—	$—
DIP Facility Loan	—	—	150.0
German Term Loan	—	—	105.3
U.S. Term Loan	—	1,155.6	—
U.S. Revolver	—	293.6	—
9% Senior Subordinated Notes due 2017	—	579.2	—
Other	—	0.8	—

Total	$525.0	$2,029.2	$255.3
Discount on Senior Secured Notes	(15.1)	—	—
Short-term debt	—	—	255.3

Long-term debt	$509.9	$2,029.2	$—

Successor

Senior Secured Notes

        On February 11, 2010, RD Escrow Corporation a subsidiary of The Reader's Digest Association (RDA), entered into an Indenture among themselves, RDA, RDA Holding Co., and our existing wholly-owned direct and indirect domestic subsidiaries (collectively referred to as the "Guarantors"), Wells Fargo Bank, N.A., as Trustee, and Wilmington Trust FSB as Collateral Agent (the "Indenture"), pursuant to which we issued the Senior Secured Notes in a private offering. We issued the Senior Secured Notes at 97% of their face value. The funds were closed into escrow, with the release dependent primarily upon our emergence from bankruptcy.

        On February 19, 2010, upon emergence from bankruptcy, the funds from our Senior Secured Notes were released from an escrow account at Wilmington Trust FSB. At the same time, RD Escrow Corporation merged into and with RDA. The proceeds from escrow were used, along with cash on hand, to settle the Exit Financing (as described below) and to pay financing fees. Financing fees of $16.9 related to the Senior Secured Notes were deferred and will be amortized on an effective interest method basis over the life of the Senior Secured Notes.

        The Senior Secured Notes mature on February 15, 2017. The Senior Secured Notes bear interest at a rate per annum equal to LIBOR (as defined, subject to a 3-month LIBOR floor of 3.0%) plus 6.50%. The LIBOR component of the interest rate will be reset quarterly, commencing May 15, 2010. Interest on the Senior Secured Notes will be payable on February 15, May 15, August 15, and November 15, commencing May 15, 2010 and will accrue from the issue date of the notes.

RDA Holding Co., and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(in millions, except share data)

(unaudited)

Note 12 Debt (Continued)

        The Senior Secured Notes are fully and unconditionally guaranteed on a senior secured basis, jointly and severally by ourselves, and by all of our existing and future wholly-owned direct and indirect domestic subsidiaries (other than Direct Holdings IP, LLC, an indirect bankruptcy remote subsidiary of RDA that holds our license to use the Time-Life brand, and whose sole function is to license the brand to a guarantor). The notes are also fully and unconditionally guaranteed on a senior secured basis by our subsidiaries that guarantee our indebtedness or indebtedness of another guarantor. Under certain circumstances, including the sale of subsidiary guarantors and legal defeasance of the Senior Secured Notes, subsidiary guarantors may be released from their guarantees without the consent of the holders of notes.

        The Senior Secured Notes and guarantees are our general senior secured obligations and rank equally in right of payment with all of our and the guarantors' existing and future senior indebtedness but are, together with obligations under the Senior Credit Facility (as defined below) and any other secured obligations, effectively senior in right of payment to our existing and future unsecured obligations to the extent of the value of the collateral.

        We may redeem some or all of the Senior Secured Notes at any time on or after February 15, 2013 based on the redemption prices set forth in the Indenture, together with accrued and unpaid interest, if any, to the date of redemption.

        At any time prior to February 15, 2013, we may redeem up to 35% of the original principal amount of the Senior Secured Notes with the proceeds of certain equity offerings at the redemption price set forth in the Indenture. We may also, prior to February 15, 2013, redeem some or all of the Senior Secured Notes, in each case, at a price equal to 100% of the principal amount of the notes plus accrued and unpaid interest, if any, plus a "make-whole" premium.

        We may be required to make offers to repurchase some of the Senior Secured Notes from the proceeds of certain asset sales or from Excess Cash Flow, as defined. The offers would be at a purchase price in cash equal to 100% of the principal amount of the Senior Secured Notes plus accrued and unpaid interest.

        Upon the occurrence of a change of control (as defined) of The Reader's Digest Association, Inc., holders of the Senior Secured Notes have the right to require us to repurchase all or a portion of the Senior Secured Notes at a purchase price in cash equal to 101% of the principal amount of the Senior Secured Notes plus accrued and unpaid interest.

        The Indenture, among other things, limits our ability and the ability of our restricted subsidiaries to: (i) incur, assume, or guarantee additional indebtedness, (ii) issue redeemable stock and preferred stock, (iii) pay dividends or make distributions or redeem or repurchase capital stock, (iv) prepay, redeem or repurchase certain debt, (v) make loans and investments, (vi) incur liens, (vii) restrict dividends, loans, or asset transfers from our subsidiaries, (viii) sell or otherwise dispose of assets, including capital stock of subsidiaries, (ix) consolidate or merge with or into, or sell substantially all of our assets to, another person, (x) enter into transactions with affiliates, and (xi) enter into new lines of business.

RDA Holding Co., and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(in millions, except share data)

(unaudited)

Note 12 Debt (Continued)

        The proceeds from the Senior Secured Notes were used to extinguish the First Lien Term Loan, the Second Lien Term Loan and to purchase the German Term Loan.

Senior Credit Facility

        On February 19, 2010, the Company entered into a credit agreement with JPMorgan Chase Bank, N.A., as administrative agent, the Guarantors (which include us and are defined therein) and J.P. Morgan Securities Inc., Banc of America Securities LLC, Credit Suisse Securities (USA) LLC and Goldman Sachs Credit Partners L.P., as joint lead arrangers and joint bookrunners and JPMorgan Chase Bank, N.A., Bank of America, N.A., Credit Suisse AG, and Goldman Sachs Credit Partners L.P. as lenders, providing for a three-year revolving credit facility (the "Senior Credit Facility") of up to $50.0 with a $25.0 letter of credit sub-facility. The proceeds of any revolving loans will be used for working capital and general corporate purposes. On March 31, 2010, we entered into an amendment (the "First Amendment") to the Senior Credit Facility to permit existing cash-collateralized letters of credit to be issued under the $25.0 letter of credit sub-facility of the Senior Credit Facility, thereby enabling the release of the related cash collateral. Since the date of the chapter 11 cases, all existing and new letters of credit had required cash collateralization of 105%.

        Borrowings under the Senior Credit Facility are denominated in U.S. dollars and bear interest at a rate, at our option, of either (a) a base rate plus a margin of 3.0% per annum or (b) a Eurodollar rate (not to be less than 2.0% per annum) plus a margin of 4.0% per annum. In an event of default, we will be required to pay interest at an otherwise applicable rate plus 2.0% per annum.

        We are required to pay a commitment fee of 1%, which will accrue on the unused portion of the commitments. For issued but undrawn letters of credit, we will be required to pay a fee of 4.0% per annum, payable quarterly.

        At June 30, 2010, there were no borrowings under the Senior Credit Facility. The Senior Credit Facility is fully and unconditionally guaranteed on a first priority secured basis, jointly and severally by ourselves and by substantially all of our existing and future wholly-owned direct and indirect domestic subsidiaries. The obligations and guaranty under the Senior Credit Facility will be secured by a first priority security interest in substantially all of the assets of the Company and the Guarantors, including 100% of the capital stock of the Company and its domestic subsidiaries and 65% of the capital stock of its first-tier foreign subsidiaries, in each case subject to certain exceptions set forth in the definitive documentation of the Senior Credit Facility.

        The Senior Credit Facility contains substantially the same covenants and limitations as the Senior Subordinated Notes.

Letters of Credit

        As of June 30, 2010, there were $12.6 standby letters of credit serving as security primarily for real estate leases entered into by WRC Media Inc., RDA and Direct Holdings and as security for surety bonds related to sweepstakes promotions. They were issued under the Senior Credit Facility. Effective as of the date of the chapter 11 Cases, all existing and new letters of credit required cash

RDA Holding Co., and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(in millions, except share data)

(unaudited)

Note 12 Debt (Continued)

collateralization of 105%; which amounted to $12.1 as of December 31, 2009. As of June 30, 2010 there were no cash-collateralized letters of credit outstanding.

Exit Financing

First Lien Term Loan

        On February 19, 2010, the Predecessor DIP Facility (defined under "DIP Credit Facility" below) was converted into the new First Lien Term Loan. Under the terms and conditions of the Plan of Reorganization, the DIP Facility outstanding converted into the First Lien Term Loan in an amount equal to the amount outstanding immediately prior to the closing date.

        The First Lien Term Loan was repaid after we emerged from bankruptcy using the proceeds of the Senior Secured Notes and cash on hand.

Second Lien Term Loan

        Subject to the terms and conditions in the new second priority term loan agreement, as defined in the plan supplement for the Plan of Reorganization and to give effect to the Plan of Reorganization and provide for the settlement, in part, of the claims, each pre-petition secured lender was deemed, on the Effective Date, to have made term loans to RDA in an amount equal to the lender's pro rata share of new pre-petition secured debt.

        The Second Lien Term Loan was repaid after we emerged from bankruptcy using the proceeds of the Senior Secured Notes and cash on hand.

German Term Loan

        Subject to the terms and conditions of the pre-petition credit agreement, each German Term Loan (defined under "German Term Loan (formally Euro Term Loan)" below) lender was deemed, on the Effective Date, to have continued its pre-petition Euro Term Loans (as defined under the section "Euro Term Loan") in an amount equal to the outstanding amount immediately prior to the Effective Date.

        The German Term Loan was purchased from the lenders after we emerged from bankruptcy using the proceeds of the Senior Secured Notes and cash on hand.

Predecessor

DIP Credit Facility

        On August 26, 2009, the Court granted the Debtors' motion to obtain post-petition financing of $150.0 (the "DIP Facility") and authorized the Debtors to borrow, on an interim basis, up to $100.0 under the DIP Facility. The DIP Facility consisted of a $150.0 senior secured, priming, superpriority term loan. The Debtors borrowed $100.0 under the DIP Facility on August 26, 2009. Borrowing of the $50.0 balance under the DIP Facility was subject to a final order from the Court, which occurred on October 6, 2009. The Company borrowed the remaining $50.0 balance under the DIP Facility on

RDA Holding Co., and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(in millions, except share data)

(unaudited)

Note 12 Debt (Continued)

October 9, 2009. The DIP Facility had a maturity date of May 26, 2010, which could have been extended to August 26, 2010 at the option of the Company, subject to certain conditions. The lender commitments under the DIP Facility would terminate earlier upon the Effective Date of the Debtors' Plan of Reorganization.

        Borrowings under the DIP Facility bore interest at a rate equal to an applicable margin plus, at our option, either (a) a base rate ("Base Rate") determined by reference to the higher of (1) the prime rate and (2) the federal funds rate plus 0.50% or (b) a Eurodollar rate ("Eurodollar Rate") determined by reference to the rate for Eurodollar deposits for a period of one, two, three or six months, as selected by us. For Base Rate loans and Eurodollar Rate loans, the applicable margin was 9.00% and 10.00%, respectively. In the event that the maturity date was extended to August 26, 2010, the applicable margin for Base Rate loans and Eurodollar Rate loans would have increased to 10.00% and 11.00%, respectively.

        We were required to pay a commitment fee on the DIP Facility for the average daily unutilized term loan commitments. The commitment fee rate is 2.00% per annum.

        Borrowings under the DIP Facility were prepayable at the Company's option without premium or penalty. The DIP Facility required us to prepay outstanding term loans upon the occurrence of certain defined events, including the incurrence of new debt (as defined) and certain assets sales and dispositions (as defined).

        The DIP Facility provided that, upon the consummation of a Plan of Reorganization substantially consistent with the Restructuring Support Agreement, the lenders under the DIP Facility would continue the outstanding loans under a new Exit Facility in accordance with the terms and conditions outlined in the Restructuring Support Agreement.

        All obligations under the DIP Facility were unconditionally guaranteed by ourselves and substantially all of our direct and indirect domestic wholly-owned subsidiaries (collectively referred to as the "Guarantors").

        All obligations under the DIP Facility, and the guarantees of those obligations, were generally secured by the following assets of the Guarantors: (i) 100% of our common stock and each of our direct and indirect domestic subsidiaries and 65% of the voting common stock and 100% of the non-voting common stock of our direct and indirect foreign subsidiaries and (ii) a security interest in substantially all our tangible and intangible assets.

        The DIP Facility contained a number of covenants that, among other things, restricted, subject to certain exceptions, our ability to: (i) incur additional indebtedness or issue shares of subsidiaries, (ii) create liens on assets, (iii) engage in mergers or consolidations, (iv) sell assets, (v) pay dividends and distributions, (vi) make investments, loans or advances, (vii) make certain acquisitions, (viii) engage in certain transactions with affiliates, (ix) enter into certain burdensome agreements, (x) change our lines of business and (xiii) make capital expenditures.

RDA Holding Co., and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(in millions, except share data)

(unaudited)

Note 12 Debt (Continued)

        In addition, the DIP Facility included financial covenants requiring us to comply with minimum liquidity, maximum capital spending, minimum fixed charge coverage ratio and minimum rolling twelve-month cumulative consolidated EBITDA, as defined. The DIP Facility also contained certain defined customary affirmative covenants and events of default.

        The DIP Facility was converted into the First Lien Term Loan on February 19, 2010 (see Exit Financing above).

German Term Loan (formerly Euro Term Loan)

        The 2007 Credit Facility (Refer to Note 5 Liabilities Subject to Compromise) included within the referenced facilities a U.S. $100.0 term loan tranche made available in an equivalent amount of euros to one of our German subsidiaries (the "Euro Term Loan"). In anticipation of the chapter 11 Cases, on August 17, 2009, we entered into a Waiver and Amendment agreement with the lenders under the 2007 Credit Facility. Under the terms of the Waiver and Amendment, we and the lenders agreed to (i) waive any event of default under the 2007 Credit Facility resulting from a specified event of default, as defined, (ii) consent to the DIP Facility and (iii) increase the interest rate on the Euro Term Loan. The revised interest rate on the Euro Term loan was determined by reference to a Eurocurrency rate ("Eurocurrency Rate") determined by reference to the rate for Eurocurrency deposits for a period of one, two, three or six months or, subject to availability to the lenders, nine or twelve months, as selected by our German subsidiary borrower, subject to a minimum rate of 3.50%, plus an applicable margin. The applicable margin was 3.50%.

        The chapter 11 Cases triggered the conversion of the Euro Term Loan from euros to dollars under the terms of the 2007 Credit Facility, based on the exchange rate at the date of the chapter 11 Cases. At that date, $105.9 was outstanding under the Euro Term Loan, which was renamed the German Term Loan. All other terms and conditions of the German Term Loan remained the same as before the date of the chapter 11 Cases. At December 31, 2009, $105.3 was outstanding under the German Term Loan.

        The German Term Loan was reinstated on February 19, 2010 (see Exit Financing above).

2007 Credit Facility

        On March 2, 2007, we entered into a credit agreement providing for a six-year senior secured $300.0 revolving credit facility and a seven-year $1,310.0 term loan (the "2007 Credit Facility"). The 2007 Credit Facility term loan included within the above-mentioned facilities a US$100.0 term loan tranche made available in an equivalent amount of euros to one of our German subsidiaries. Financing fees of $40.4 related to the 2007 Credit Facility were deferred and amortized using the effective interest rate method over the life of the agreement.

        Borrowings under the term loan bore interest at a rate equal to an applicable margin plus, at our option, either (a) a base rate ("Base Rate") determined by reference to the higher of (1) the prime rate and (2) the federal funds rate plus 0.50% or (b) a Eurocurrency rate ("Eurocurrency Rate") determined by reference to the rate for Eurocurrency deposits for a period of one, two, three or six

RDA Holding Co., and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(in millions, except share data)

(unaudited)

Note 12 Debt (Continued)

months or, subject to availability to the lenders, nine or twelve months, as selected by us. For Base Rate loans and Eurocurrency Rate loans, the applicable margin is 1.00% and 2.00%, respectively.

        Borrowings under the revolving credit facility bore interest at a percentage per annum equal to, at our option, either (1) the Base Rate plus 1.25% for Base Rate loans or (2) the Eurocurrency Rate plus 2.25% for Eurocurrency Rate loans. Applicable margins with respect to revolving loans would be subject to reduction by up to 0.75% based on our consolidated leverage ratio from time to time.

        We were required to pay a commitment fee for the revolving credit facility for the average daily unutilized commitments. The initial commitment fee rate is 0.375% per annum and could have been reduced to 0.25% subject to our attaining certain leverage ratios.

        The 2007 Credit Facility generally required us to prepay outstanding term loans upon the occurrence of certain defined events, including net cash proceeds of any incurrence of new debt (as defined), certain asset sales or dispositions (as defined) and 50% (which percentage will be reduced if our total leverage ratio is less than certain ratios) of our annual excess cash flow (as defined).

        Beginning June 30, 2007, we were required to repay the term loan in equal quarterly installments (with any remainder expected to be due on March 2, 2014) in aggregate annual amounts equal to 1.0% of the initial aggregate principal amount. The principal amount outstanding under the revolving credit facility was due and payable in full at maturity on March 2, 2013.

        All obligations under the 2007 Credit Facility were unconditionally guaranteed by us and, subject to certain exceptions, each of our direct and indirect domestic wholly-owned subsidiaries (collectively referred to as the "Guarantors"). The loans made to our German subsidiary were also unconditionally guaranteed by its subsidiaries as well as secured by all of the stock and assets of those subsidiaries (subject to certain exceptions).

        All obligations under the 2007 Credit Facility, and the guarantees of those obligations, were generally secured by the following assets of the Guarantors: (i) 100% of our common stock and each of our direct and indirect domestic subsidiaries and 65% of the voting common stock and 100% of the non-voting common stock of our direct and indirect foreign subsidiaries and (ii) a security interest in substantially all our tangible and intangible assets. Subject to certain exceptions, all obligations of each non-U.S. borrower were unconditionally guaranteed by each restricted subsidiary of such borrower.

        The 2007 Credit Facility contains a number of covenants that, among other things, restricted subject to certain exceptions, our ability to: (i) incur additional indebtedness or issue shares by subsidiaries, (ii) create liens on assets, (iii) engage in mergers or consolidations, (iv) sell assets, (v) pay dividends and distributions, (vi) make investments, loans or advances, (vii) repay subordinated indebtedness (including the Senior Subordinated Notes described below), (viii) make certain acquisitions, (ix) engage in certain transactions with affiliates, (x) enter into certain burdensome agreements, (xi) amend material agreements governing our subordinated indebtedness (including the Senior Subordinated Notes), (xii) change our lines of business and (xiii) make capital expenditures.

RDA Holding Co., and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(in millions, except share data)

(unaudited)

Note 12 Debt (Continued)

        In addition, the 2007 Credit Facility included a financial covenant requiring us to comply with a maximum leverage ratio, as defined. The 2007 Credit Facility also contains certain defined customary affirmative covenants and events of default.

        We entered into interest rate swap agreements with a notional value totaling $750.0, involving the exchange of floating- for fixed- rate interest payments, to reduce interest rate volatility and to comply with the interest rate provisions of our 2007 Credit Facility. See Note 14, Financial Instruments, for further information.

        The 2007 Credit Facility was extinguished on February 19, 2010 in accordance with the Plan. Holders received a pro rata share of the $300.0 new Second Lien Term Loan and 100% of the new common stock of the reorganized Company (subject to dilution by (A) reserve of 7.5% for Management Equity Plan and (B) and the New Warrants (see Exit Financing above).

Senior Subordinated Notes and Indenture due 2017

        On March 2, 2007, we entered into an Indenture among us, the Guarantors (as defined therein) and The Bank of New York, as Trustee (the "2007 Indenture"), pursuant to which we issued $600.0 unregistered 9% Senior Subordinated Notes due 2017 (the "Senior Subordinated Notes") in a private offering. Financing fees of $24.8 related to the Senior Subordinated Notes were deferred and amortized using the effective interest rate method over the life of the agreement. In June 2008, in accordance with the terms of a Registration Rights Agreement, dated as of March 2, 2007, we exchanged our unregistered notes in a registered Exchange Offer for an equal amount of registered 9% Senior Subordinated Notes due 2017 guaranteed by the Guarantors on a senior subordinated basis, with terms substantially identical in all material respects to the unregistered Senior Subordinated Notes, except that the registered Notes do not contain terms with respect to transfer restrictions or an increase in annual interest rate. The Exchange Offer commenced on June 30, 2008 and expired on July 29, 2008.

        The Senior Subordinated Notes would have matured on February 15, 2017. Interest on the Senior Subordinated Notes accrued at the rate of 9% per annum and was payable semi-annually in arrears on February 15 and August 15, to the holders of Senior Subordinated Notes of record on the immediately preceding February 1 and August 1. Interest on the Senior Subordinated Notes was computed on the basis of a 360-day year comprised of twelve 30-day months.

        The Senior Subordinated Notes were guaranteed on a senior subordinated basis by all of our subsidiaries that guarantee our obligations under the 2007 Credit Facility. Any domestic subsidiaries that in the future guaranteed our indebtedness would have also guaranteed the Senior Subordinated Notes. The guarantees of the Senior Subordinated Notes would have been released when the guarantees of our 2007 Credit Facility indebtedness are released.

        The guarantees of the Senior Subordinated Notes were unsecured senior subordinated obligations of our subsidiary guarantors and had the same ranking with respect to indebtedness of our subsidiary guarantors as the Senior Subordinated Notes had with respect to our indebtedness.

        We could have redeemed some or all of the Senior Subordinated Notes at any time prior to February 15, 2012 at a price equal to 100% of the principal amount of the Senior Subordinated Notes

RDA Holding Co., and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(in millions, except share data)

(unaudited)

Note 12 Debt (Continued)

plus accrued and unpaid interest plus a defined "make-whole" premium. The Senior Subordinated Notes were also redeemable at our option, as defined, in whole or in part, at any time on or after February 15, 2012.

        At any time prior to February 15, 2010, we could have redeemed, at our option, up to 35% of the original principal amount of the Senior Subordinated Notes with the proceeds of one or more equity offerings at a redemption price of 109% of the principal amount of the Senior Subordinated Notes, together with accrued and unpaid interest, if any, to the date of redemption.

        Upon the occurrence of a change of control (as defined) of our subsidiary, The Reader's Digest Association, Inc., holders of the Senior Subordinated Notes would have had the right to require us to repurchase all or a portion of the Senior Subordinated Notes at a purchase price in cash equal to 101% of the principal amount of the Senior Subordinated Notes plus accrued and unpaid interest.

        The 2007 Indenture, among other things, limited our ability and the ability of our subsidiaries to: (i) incur, assume or guarantee additional indebtedness, (ii) issue redeemable stock and preferred stock, (iii) repurchase common stock, (iv) make other restricted payments, including, without limitation, paying dividends and making investments, (v) create liens, (vi) redeem debt that is junior in right of payment to the Senior Subordinated Notes, (vii) sell or otherwise dispose of assets, including common stock of subsidiaries, (viii) enter into agreements that restrict dividends from subsidiaries or (ix) enter into mergers or consolidations.

        The Senior Subordinated Notes were extinguished on February 19, 2010 and holders who voted in favor of the Plan, received warrants to purchase common stock of RDA Holding Co.

Interest Expense

        Interest expense attributable to our outstanding debt was $25.4 from February 20, 2010 to June 30, 2010, $8.8 from January 1, 2010 to February 19, 2010; including the amortization of deferred financing fees and bond discount of $5.8, and $3.8, respectively. The weighted average interest rate on our borrowings for February 20, 2010 to June 30, 2010, and January 1, 2010 to February 19, 2010 was 9.5%, and 10.8% respectively.

        Interest expense attributable to our outstanding debt was $73.6 for the six months ended June 30, 2009, including the amortization of deferred financing fees of $4.3 for the six months ended June 30, 2009. The weighted average interest rate on our borrowings for the six months ended June 30, 2009 was 6.1%.

        In addition we had interest expense related to our preferred stock liability. See Note 13, Preferred Stock, for further information.

Note 13 Preferred Stock

        The interest expense related to the Preferred Stock of Predecessor RDA Holding Co., for the six months ended June 30, 2009 was $24.8, including amortization of deferred financing fees of $0.2.

        Upon our filing for bankruptcy, we no longer recognized interest expense for our Preferred Stock.

RDA Holding Co., and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(in millions, except share data)

(unaudited)

Note 13 Preferred Stock (Continued)

        The Preferred Stock was classified in liabilities subject to compromise at December 31, 2009 and was cancelled upon emergence from bankruptcy. See Note 2, Reorganization and Emergence from Chapter 11, for further details.

Note 14 Financial Instruments

Risk Management and Objectives

        The functional currency for our foreign operations is the local currency. In the normal course of business, substantially all of the transactions of our foreign operations occur in the local currency. In the past, we have purchased forward contracts to minimize the effect of fluctuating currencies on foreign operations. As of June 30, 2010 we have not entered into any forward contracts because we do not have any available foreign exchange trading facilities. We may enter into such contracts in the future, but have no immediate plans to do so.

        As a matter of policy, we do not speculate in financial markets and, therefore, we do not hold financial instruments for trading purposes. We regularly monitor foreign currency risk and our use of derivative instruments.

Derivative Instruments

        There are no derivatives outstanding at June 30, 2010. As of June 30, 2009 we had interest rate swap agreements with a notional value totaling $750.0 and a carrying value of $19.4, involving the exchange of floating for fixed-rate interest payments, to reduce interest rate volatility and to comply with the interest rate hedging provisions of our 2007 Credit Facility. During the six months ended June 30, 2009, as a result of the bankruptcy filing and the expectation we would not make the full interest payment on our 2007 credit agreement, we determined the cash flows of our interest swaps would likely not match the cash flows of our interest payments on our debt. As a result, we concluded these derivative instruments were ineffective as cash flow hedges of our interest payments. We consequently recognized the full loss of $19.4, and related tax benefit of $7.3 of these instruments in our consolidated statement of operations for the six months ended June 30, 2009. Our obligations under the swap agreements were secured by the same guarantees and the same pledges of assets as our obligations under the 2007 Credit Facility. On August 24, 2009, we were informed by our counterparties under the interest rate swap agreements that, as a result of the filing of the chapter 11 Cases, the interest rate swap agreements were being terminated. As of December 31, 2009 the derivatives were classified as liabilities subject to compromise. See Note 5, Liabilities Subject to Compromise, for further information. The counterparties were treated as secured lenders and their claims were satisfied as described in the Plan of Reorganization upon emergence.

Fair Values

        Due to the short-term maturities of cash and cash equivalents, receivables and payables, the carrying value of these items approximates their fair values. Based on current market prices at June 30, 2010, the fair value of our $525.0 Senior Secured Notes was approximately $523.7. Based on current market prices at December 31, 2009 the fair value of our $600.0, 9% Senior Subordinated notes was

RDA Holding Co., and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(in millions, except share data)

(unaudited)

Note 14 Financial Instruments (Continued)

approximately $6.0. Upon the filing of the chapter 11 Cases, the revolving credit facility and the term loan traded as one item, resulting in a fair value amount of $838.4 as of December 31, 2009. The fair value of the DIP Facility was $157.5 at December 31, 2009. The Senior Subordinated Notes and Senior Secured Notes, the revolving credit facility, and the term loans are fair valued based on level 2 of the fair value hierarchy.

Note 15 Equity-Based Compensation

Successor Company

        In April 2010, the Board of Directors of Successor RDA Holding Co. (the "Holding Co. Board") approved the RDA Holding Co. 2010 Omnibus Incentive Compensation Plan (the "2010 Plan"). Under the 2010 Plan, the Holding Co. Board may grant to eligible directors, employees and consultants stock options, stock appreciation rights, restricted stock awards ("RSAs"), restricted stock units ("RSUs"), and other equity-based or equity related awards in RDA Holding Co. that the Holding Co. Board determines, are consistent with the purpose of the 2010 Plan and our best interests. The Holding Co. Board may grant up to a maximum of 2.4 million shares under the 2010 Plan, net of forfeitures and expirations. No more than 33% of the Shares reserved for issuance can be granted in the form of restricted stock.

        During the period February 20 to June 30, 2010, there were 1.3 million stock options and 0.7 million RSU's granted to certain directors and employees of our Company.

        In general, granted stock options vest over three years, have 10-year contractual terms and are exercisable as the options vest in four equal installments commencing on the grant date and each of the first three anniversaries thereafter, provided that the participant is then employed by the Company or one of its subsidiaries on each vesting date. The weighted average exercise price of all stock options granted is $17.42. The exercise price of all options was deemed equal to the estimated market value of RDA Holding Co.'s common stock at the date of grant. The weighted average grant date fair value of RSUs granted for the period February 20 to June 30, 2010 was $17.42. In general, RSUs vest in four equal installments commencing on the grant date and each of the first three anniversaries, and are delivered on the earlier of a change in control, a termination, or 50% in 2013 and the remainder in 2014. Both stock options and RSUs immediately become vested upon a change in control, provided that the participant is continuously employed by the Company until the date of such change in control. RSUs issued to our independent directors vest in three equal installments commencing on the grant date and the first and second anniversary.

        The fair value of each stock option award is estimated on the date of grant using the Black-Scholes option valuation model that uses the assumptions noted in the following table. As there is no publicly traded market for RDA Holding Co.'s stock, the expected volatility was based on the average volatility of historical closing stock prices of comparable companies over the expected term of the option. The risk-free interest rate for the periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant. The expected term of options granted is based upon management's estimate for the period of time for which options are expected to be outstanding. We have no historical stock option exercise experience and have estimated the expected

RDA Holding Co., and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(in millions, except share data)

(unaudited)

Note 15 Equity-Based Compensation (Continued)

term of options using the vesting period of the options, and the mid-point between the vesting date and the end of the contractual term.

Successor Company
February 20 to June 30 2010
Assumptions
Expected volatility	52.16%
Expected term (years)	6
Risk-free interest rate	2.35%
Expected dividend yield	0.00%

        A summary of stock option activity under the 2010 Plan for period February 20 to June 30, 2010 is as follows:

	Successor Company
	Shares (000's)	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term
Options
Outstanding at February 20, 2010	—	$—
Granted	1,302	17.42
Forfeited or expired	(10)	17.42

Outstanding at June 30, 2010	1,292	$17.42	9.9

Vested or expected to vest at June 30, 2010	1,292

Exercisable at June 30, 2010	186	$17.42	9.9

        The weighted-average fair value of options granted during the period February 20 to June 30, 2010 was $8.95 per option. No options were exercised during the period February 20 to June 30, 2010.

        A summary of RSUs activity under the 2010 Plan for the period February 20 2010 to June 30, 2010 is as follows:

	Successor Company
	RSUs
	Shares (000's)	Weighted Average Grant-Date Fair Value
Nonvested at February 20, 2010	—	$—
Granted	685	17.42
Vested	(113)	—
Forfeited	(4)	17.42

Nonvested at June 30, 2010	568	$17.42

RDA Holding Co., and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(in millions, except share data)

(unaudited)

Note 15 Equity-Based Compensation (Continued)

        For the period February 20 to June 30, 2010, stock-based compensation expense of $4.2 and the related income tax benefit of $1.6 was recognized for stock options and RSUs. Total unrecognized compensation expense related to stock options and RSUs was $19.2, which will be recognized over a weighted average period of 3 years on a straight-line basis over the requisite service period for each separately vesting portion of the awards.

Predecessor Company

        In July 2007, upon the recommendation of the Predecessor Company's Compensation Committee of our Board of Directors, the Predecessor Board of Directors of RDA Holding Co. (the "Holding Co. Board") approved the RDA Holding Co. 2007 Omnibus Incentive Compensation Plan (the "2007 Plan"). Under the 2007 Plan, the Predecessor Company could have granted a maximum of 5.6 million shares under the 2007 Plan, net of forfeitures and expirations.

        During the six months ended June 30, 2009, 0.6 stock options, 0.1 restricted stock awards, and 0.1 restricted stock units were granted to certain directors, employees and consultants of our company. The weighted-average fair value of options granted during the six months ended June 30, 2009 was zero. There were no stock options, restricted stock or restricted stock units granted in the period January 1 to February 19, 2010.

        For the six months ended June 30, 2009, the Predecessor Company recognized stock-based compensation expense of $1.4 and the related income tax benefit of $0.5 for the six months ended June 30, 2009, for stock options and restricted stock units that were not subject to the liquidity event provisions of the 2007 Plan. For the period January 1 to February 19, 2010, the Predecessor Company recognized stock based compensation expense of $0.2 and the related tax benefit of $0.1 for stock options and restricted stock units that were not subject to the liquidity event provisions of the 2007 Plan. Total unrecognized compensation expense related to stock awards without a liquidity event provision, as defined, was $1.0 as of February 19, 2010 and $1.9 as of June 30, 2009. As of February 19, 2010 and June 30, 2009, it was determined that it was not probable that the liquidity event, as defined, would be satisfied. As a result, the Predecessor Company did not recognize any compensation expense during the period January 1 to February 19, 2010 or six months ended June 30, 2009 for stock options, restricted stock awards and restricted stock units with liquidity event provisions.

        Upon the Effective Date, by operation of the Plan, all of the existing common stock of the Predecessor Company was extinguished and deemed cancelled and, in connection with the cancellation of the Predecessor's common stock, any and all equity awards granted under the 2007 Plan in effect prior to the Effective Date became null and void as of the Effective Date. In addition, due to the chapter 11 Filings, the unrecognized stock-based compensation expense related the 2007 Plan as of February 19, 2010 was not recognized.

Note 16 Common Stock Warrants

        In connection with the Plan of Reorganization, holders of the Predecessor Company's Senior Subordinated Notes who voted in favor of the Plan received warrants to purchase shares of Class A Common Stock of the Successor Company at an initial exercise price equal to $45.09 shortly after the

RDA Holding Co., and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(in millions, except share data)

(unaudited)

Note 16 Common Stock Warrants (Continued)

Effective Date, but with the exercise price of each warrant increasing over the course of time through February 19, 2014 as follows:

  •
  $45.65 after 36 months;

  •
  $46.22 after 39 months;

  •
  $46.78 after 42 months; and

  •
  $47.35 after 45 months.

        The Company issued 1.6 warrants as of June 30, 2010, all of which remains outstanding. The warrant distribution process remains ongoing. All of the Predecessor Company's common stock was cancelled pursuant to the Plan.

        The Company has accounted for these warrants as equity instruments in accordance with ASC Topic 815, Derivatives and Hedging (ASC 815), and as such, are classified in stockholders' equity. The Company has estimated the fair value of these warrants at $6.3 as of June 30, 2010 using the Black-Scholes option pricing model. Key assumptions used by the Company are summarized in the following table:

Successor Company
February 20 to June 30, 2010
Assumptions
Expected volatility	60.55%
Expected term (years)	4
Risk-free interest rate	1.72%
Expected dividend yield	0.00%

        As there is no publicly traded market for RDA Holding Co.'s stock, the expected volatility was based on the average volatility of historical closing stock prices of comparable companies over the expected term of the warrant. The risk-free interest rate for the periods within the contractual life of the warrant is based on the U.S. Treasury yield curve in effect at the time of grant. The expected term of warrant granted is based upon management's estimate for the period of time for which warrants are expected to be outstanding.

Note 17 Benefit Plans

        We had U.S. supplemental retirement plans that were not qualified under the Internal Revenue Code because they were available only to certain executives. We paid the benefits under these unfunded plans as the obligations were incurred. For the six months ended June 30, 2009, we paid $5.0 under the unfunded plans. As a result of the filing of the chapter 11 Cases, benefits owed under these plans became general unsecured claims. Obligations pertaining to these plans were addressed in the Plan of Reorganization and distributions were made from the "hardship" fund to certain eligible individuals with claims arising from the discontinuation of the non-qualified U.S. retirement plans. See Note 2, Reorganization and Emergence from Chapter 11, for further information.

RDA Holding Co., and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(in millions, except share data)

(unaudited)

Note 17 Benefit Plans (Continued)

        We continue to sponsor various pension and post retirement benefit plans, including those for certain employees in the United States and internationally.

        The tables below detail the components of our net periodic pension benefit:

	Successor Company	Predecessor Company
	February 20 to June 30, 2010	January 1 to February 19, 2010	Six months ended June 30, 2009
Service cost	$2.0	$1.1	$4.4
Interest cost	9.9	5.3	23.0
Expected return on plan assets	(18.1)	(10.0)	(38.9)
Amortization of prior service credit	—	—	(0.1)
Recognized actuarial loss (gain)	—	0.4	(1.0)
Curtailments(a)	(0.5)	—	(8.7)
Cost for special termination benefits(a)	0.5	0.7	3.1

Net periodic pension benefit	$(6.2)	$(2.5)	$(18.2)

(a)
The Company recorded an increase in Net periodic pension benefit of $0.5 during the period February 20 to June 30, 2010 related to France. During the six months ended June 30, 2009 the Company recorded an increase in Net periodic pension benefit of $5.4 to amortize prior service cost as a result of pension curtailments triggered by the sale of its QSP business and curtailments in the Netherlands and UK. Amounts related to the Netherlands and the UK have been classified as Other operating items, net as they are considered restructuring items. Amounts related to QSP have been reclassified to discontinued operations.

        For both the periods February 20 to June 30, 2010 and January 1 to February 19, 2010, we contributed less than $0.1 to our international pension plans. For the six months ended June 30, 2009 $3.4, was contributed to our international pension plans.

        Because our retirement plan in the United States is over-funded, we did not make any contributions during the period February 20 to June 30, 2010, January 1 to February 19, 2010 or six months ended June 30, 2009.

RDA Holding Co., and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(in millions, except share data)

(unaudited)

Note 17 Benefit Plans (Continued)

        We also sponsor certain post retirement benefit plans in the U.S. and Canada. The tables below detail the components of our net periodic post retirement cost (benefit):

	Successor Company	Predecessor Company
	February 20 to June 30, 2010	January 1 to February 19, 2010	Six months ended June 30, 2009
Interest cost	$0.3	$0.1	$0.9
Amortization of prior service credit	—	(0.2)	(1.0)
Recognized actuarial gain	—	(0.3)	(0.7)
Curtailments(a)	0.1	—	(7.9)

Net periodic post retirement cost (benefit)	$0.4	$(0.4)	$(8.7)

(a)
The Company recorded an increase in Net periodic pension cost of $0.1 during the period February 20 to June 30, 2010 related to Canada. During the six months ended June 30, 2009 the Company recorded an increase in Net periodic pension benefit of $7.9 to amortize prior service cost as a result of pension curtailments triggered by the sale of its QSP business. This amount has been reclassified to discontinued operations.

Note 18 Segments

        Reportable segments are based on our method of internal reporting. We present our segments' revenues as if the intercompany transactions were with third parties. Revenues and expenses attributable to intercompany transactions are eliminated to reconcile our reportable segment amounts to consolidated amounts, as reported in our Consolidated Statements of Operations.

RDA Holding Co., and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(in millions, except share data)

(unaudited)

Note 18 Segments (Continued)

        The following tables present our net revenues and operating profit by segment:

	Successor Company	Predecessor Company
	February 20 to June 30, 2010	January 1 to February 19, 2010	Six months ended June 30, 2009
Revenues
Reader's Digest United States	$236.9	$74.4	$344.8
Reader's Digest Europe	204.5	92.4	385.1
Reader's Digest Asia Pacific & Latin America	93.1	34.4	121.5
Reader's Digest Canada	37.9	15.2	57.8
Lifestyle & Entertainment Direct	74.3	36.2	84.3
Other	8.9	5.7	18.2
Intercompany eliminations	(2.2)	(0.6)	(4.1)
Fair value adjustments(1)	(60.7)	—	(7.8)

Total revenues	$592.7	$257.7	$999.8

Operating profit (loss)
Reader's Digest United States	$45.2	$3.0	$45.5
Reader's Digest Europe	37.6	(8.1)	36.2
Reader's Digest Asia Pacific & Latin America	9.9	0.2	10.0
Reader's Digest Canada	7.3	1.7	10.8
Lifestyle & Entertainment Direct	7.4	6.1	4.5
Other	(0.3)	1.9	3.1
Corporate unallocated	(48.1)	(15.1)	(18.4)
Impairment of assets(2)	—	—	(988.8)
Other operating items, net(3)	(33.3)	(14.0)	(10.7)
Fair value adjustments(1)	(33.2)	—	(7.8)

Operating loss	$(7.5)	$(24.3)	$(915.6)

Intercompany eliminations
Reader's Digest United States	$(0.7)	$(0.3)	$(1.6)
Reader's Digest Europe	(0.5)	(0.3)	(1.5)
Reader's Digest Asia Pacific & Latin America	(1.0)	—	(1.0)
Reader's Digest Canada	—	—	—
Lifestyle & Entertainment Direct	—	—	—
Other	—	—	—

Total intercompany eliminations	$(2.2)	$(0.6)	$(4.1)

(1)
Fresh start and purchase accounting related fair value adjustments primarily include the amortization of the fair value reduction to unearned revenue and related deferred cost accounts. These charges are not included in the segment results reviewed by our chief operating decision maker.

RDA Holding Co., and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(in millions, except share data)

(unaudited)

Note 18 Segments (Continued)

(2)
Impairment of assets includes goodwill, intangible assets, and other asset impairment charges.

(3)
Other operating items, net consists of restructuring charges, representing the streamlining of our organizational structure, professional fees related to our exit from bankruptcy and the implementation of fresh start accounting, contractual charges related to the strategic repositioning of our businesses and disposal of assets associated with restructuring charges.

Note 19 Guarantor and Non-Guarantor Financial Information

        RDA Holding Co. and our domestic subsidiaries guarantee the Senior Secured Notes issued by RDA (collectively, the "Guarantor Subsidiaries") jointly and severally, irrevocably and unconditionally. The Guarantor Subsidiaries do not include foreign subsidiaries, domestic subsidiaries whose assets substantially consist of voting stock of one or more foreign subsidiaries, or non-wholly-owned subsidiaries (subject to certain limited exceptions such as in the event that such non-wholly-owned subsidiary guarantees debt issued in a capital markets transaction). Our subsidiaries that are not Guarantor Subsidiaries (collectively, the "Non-Guarantor Subsidiaries") are not guarantors of the Senior Secured Notes.

        The following tables present consolidating balance sheets as of June 30, 2010 and December 31, 2009 for RDA Holding Co., (the parent), RDA (the issuer), both of which are presented on a standalone basis; Guarantor Subsidiaries on a combined basis; and Non-Guarantor subsidiaries on a combined basis. The consolidated statement of operations for the same entities are presented for the period February 20 to June 30, 2010, the six months ended June 30, 2010, for the period January 1 to February 19, 2010. The consolidated statement of cash flows for the same entities are presented for the period February 20 to June 30, 2010, for the period January 1 to February 19, 2010 and for the six months ended June 30, 2009.

RDA Holding Co., and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(in millions, except share data)

(unaudited)

Note 19 Guarantor and Non-Guarantor Financial Information (Continued)

Consolidated balance sheet as of June 30, 2010 (Successor Company):

	Guarantor Parent HoldCo	Issuer Parent—RDA	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Total Eliminations	Consolidated
Assets
Current assets	$—	$147.2	$367.8	$344.0	$(282.9)	$576.1
Long term restricted cash	—	0.9	—	6.0	—	6.9
Property, plant and equipment, net	—	28.7	13.8	13.3	—	55.8
Goodwill	—	—	348.5	312.2	—	660.7
Other intangible assets, net	—	—	216.1	259.1	—	475.2
Prepaid pension assets	—	132.8	—	22.0	—	154.8
Investments in subsidiaries	547.2	1,049.6	6.2	—	(1,603.0)	—
Intercompany noncurrent receivables	—	120.7	0.4	34.3	(155.4)	—
Other noncurrent assets	—	16.1	13.7	5.1	—	34.9

Total assets	$547.2	$1,496.0	$966.5	$996.0	$(2,041.3)	$1,964.4

Liabilities and stockholders' equity (deficit)
Current liabilities	$—	$317.9	$223.8	$280.9	$(274.5)	$548.1
Long-term debt	—	509.9	—	—	—	509.9
Unearned revenues	—	—	110.4	1.9	—	112.3
Accrued pension	—	—	—	6.3	—	6.3
Post retirement and post employment benefits other than pensions	—	13.7	—	1.4	—	15.1
Intercompany noncurrent payables	—	20.0	11.7	132.1	(163.8)	—
Other noncurrent liabilities	—	87.3	59.4	78.8	—	225.5
Liabilities subject to compromise	—	—	—	—	—	—

Total liabilities	$—	$948.8	$405.3	$501.4	$(438.3)	$1,417.2

Stockholders' equity (deficit)	547.2	547.2	561.2	494.6	(1,603.0)	547.2

Total liabilities and stockholders' equity (deficit)	$547.2	$1,496.0	$966.5	$996.0	$(2,041.3)	$1,964.4

RDA Holding Co., and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(in millions, except share data)

(unaudited)

Note 19 Guarantor and Non-Guarantor Financial Information (Continued)

Consolidated statement of operations for the period February 20 to June 30, 2010 (Successor Company):

	Guarantor Parent HoldCo	Issuer Parent—RDA	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Total Eliminations	Consolidated
Revenues	$—	$26.2	$248.3	$320.2	$(2.0)	$592.7
Product, distribution and editorial expenses	—	(7.6)	132.3	133.2	(2.0)	255.9
Promotion, marketing and administrative expenses	—	56.4	101.1	153.5	—	311.0
Other operating items, net		15.5	4.5	13.3	—	33.3

Operating (loss) profit	—	(38.1)	10.4	20.2	—	(7.5)
Interest expense	—	24.6	—	0.8	—	25.4
Gain on deconsolidation of subsidiary	—	(1.4)	—	—	—	(1.4)
Other expense (income), net		6.1	(5.9)	0.2		0.4
Expense (income) from equity investment	1.3	(65.4)	0.2	—	63.9	—

(Loss) income before income taxes and discontinued operations	(1.3)	(2.0)	16.1	19.2	(63.9)	(31.9)
Income tax (benefit) expense	—	(0.6)	(31.0)	1.4	—	(30.2)

(Loss) income from continuing operations	(1.3)	(1.4)	47.1	17.8	(63.9)	(1.7)
Income (loss) from discontinued operations	—	0.1	(0.3)	0.6	—	0.4

Net (loss) income	$(1.3)	$(1.3)	$46.8	$18.4	$(63.9)	$(1.3)

RDA Holding Co., and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(in millions, except share data)

(unaudited)

Note 19 Guarantor and Non-Guarantor Financial Information (Continued)

Consolidated statement of operations for the period January 1 to February 19, 2010 (Predecessor Company):

	Guarantor Parent HoldCo	Issuer Parent—RDA	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Total Eliminations	Consolidated
Revenues	$—	$8.4	$107.5	$142.4	$(0.6)	$257.7
Product, distribution and editorial expenses	—	2.6	50.0	60.9	(0.6)	112.9
Promotion, marketing and administrative expenses	—	19.7	47.0	88.4	—	155.1
Other operating items, net	—	(2.0)	2.9	13.1	—	14.0

Operating (loss) profit	—	(11.9)	7.6	(20.0)	—	(24.3)
Interest expense	—	7.9	—	0.9	—	8.8
Loss (gain) on deconsolidation of subsidiary	—	64.3	—	(14.6)	—	49.7
Other expense (income), net	—	8.1	(11.0)	12.5	—	9.6
Reorganization items	193.2	(1,801.5)	(221.5)	(76.8)	—	(1,906.6)
(Income) expense from investment in subsidiaries	(1,986.8)	(206.9)	(0.1)	—	2,193.8	—

Income (loss) before income taxes and discontinued operations	1,793.6	1,916.2	240.2	58.0	(2,193.8)	1,814.2
Income tax (benefit) expense	—	(70.6)	90.8	33.8	—	54.0

Income (loss) from continuing operations	1,793.6	1,986.8	149.4	24.2	(2,193.8)	1,760.2
Income from discontinued operations	—	—	32.8	0.6	—	33.4

Net income (loss)	$1,793.6	$1,986.8	$182.2	$24.8	$(2,193.8)	$1,793.6

RDA Holding Co., and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(in millions, except share data)

(unaudited)

Note 19 Guarantor and Non-Guarantor Financial Information (Continued)

Consolidated statement of cash flows for the period February 20 to June 30, 2010 (Successor Company):

	Guarantor Parent HoldCo	Issuer Parent—RDA	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Total Eliminations	Consolidated
Net change in cash due to continuing operating activities	$—	$(45.6)	$(3.7)	$8.6	$—	$(40.7)
Net change in cash due to discontinued operating activities	—	0.1	(1.3)	(4.0)	—	(5.2)

Net change in cash due to operating activities	—	(45.5)	(5.0)	4.6	—	(45.9)
Net change in cash due to investing activities	—	(8.0)	18.8	(1.0)	—	9.8
Net change in cash due to financing activities	—	(57.5)	—	—	—	(57.5)
Effect of exchange rate changes on cash and cash equivalents	—	(0.7)	(0.2)	(3.8)	—	(4.7)

Net change in cash and cash equivalents	—	(111.7)	13.6	(0.2)	—	(98.3)
Cash and cash equivalents at beginning of the period	—	177.1	4.9	87.6	—	269.6

Cash and cash equivalents at end of the period	$—	$65.4	$18.5	$87.4	$—	$171.3

RDA Holding Co., and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(in millions, except share data)

(unaudited)

Note 19 Guarantor and Non-Guarantor Financial Information (Continued)

Consolidated statement of cash flows for the period January 1 to February 19, 2010 (Predecessor Company):

	Guarantor Parent HoldCo	Issuer Parent—RDA	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Total Eliminations	Consolidated
Net change in cash due to continuing operating activities	$—	$(23.5)	$(9.6)	$9.5	$8.0	$(15.6)
Net change in cash due to discontinued operating activities	—	3.4	(2.1)	4.5	—	5.8

Net change in cash due to operating activities	—	(20.1)	(11.7)	14.0	8.0	(9.8)
Net change in cash due to investing activities	—	(1.6)	9.8	(16.9)	—	(8.7)
Net change in cash due to financing activities	—	(9.5)	—	—	—	(9.5)
Effect of exchange rate changes on cash and cash equivalents	—	3.1	—	5.1	(8.0)	0.2

Net change in cash and cash equivalents	—	(28.1)	(1.9)	2.2	—	(27.8)
Cash and cash equivalents at beginning of the period	—	205.1	6.9	85.4	—	297.4

Cash and cash equivalents at end of the period	$—	$177.0	$5.0	$87.6	$—	$269.6

RDA Holding Co., and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(in millions, except share data)

(unaudited)

Note 19 Guarantor and Non-Guarantor Financial Information (Continued)

Consolidated balance sheet as of December 31, 2009 (Predecessor Company):

	Guarantor Parent HoldCo	Issuer Parent RDA	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Total Eliminations	Consolidated
Assets
Current assets	$—	$283.0	$217.5	$397.8	$(49.3)	$849.0
Property, plant and equipment, net	—	28.5	10.7	20.2	—	59.4
Long term restricted cash	—	11.7	—	7.4	—	19.1
Goodwill	—	—	402.4	459.6	—	862.0
Other intangible assets, net	—	—	155.4	187.9	—	343.3
Prepaid pension assets	—	131.5	—	26.5	—	158.0
Investments in subsidiaries	(1,321.4)	873.4	6.2	—	441.8	—
Intercompany noncurrent receivables	—	13.9	0.4	76.6	(90.9)	—
Other noncurrent assets	—	7.9	33.3	11.9	—	53.1

Total assets	$(1,321.4)	$1,349.9	$825.9	$1,187.9	$301.6	$2,343.9

Liabilities and stockholders' (deficit) equity
Current liabilities	$—	$225.4	$326.0	$495.9	$(49.3)	$998.0
Unearned revenues	—	—	143.4	2.9	—	146.3
Accrued pension	—	—	—	42.3	—	42.3
Post retirement and post employment benefits other than pensions	—	14.9	—	1.2	—	16.1
Intercompany noncurrent payables	—	76.6	11.7	2.6	(90.9)	—
Other noncurrent liabilities	—	119.6	8.6	57.5	—	185.7
Liabilities subject to compromise	396.7	2,234.8	42.1	—	—	2,673.6

Total liabilities	$396.7	$2,671.3	$531.8	$602.4	$(140.2)	$4,062.0

Stockholders' (deficit) equity	(1,718.1)	(1,321.4)	294.1	585.5	441.8	(1,718.1)

Total liabilities and stockholders' (deficit) equity	$(1,321.4)	$1,349.9	$825.9	$1,187.9	$301.6	$2,343.9

RDA Holding Co., and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(in millions, except share data)

(unaudited)

Note 19 Guarantor and Non-Guarantor Financial Information (Continued)

Consolidated statement of operations for the six months ended June 30, 2009 (Predecessor Company).

	Guarantor Parent HoldCo	Issuer Parent RDA	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Total Eliminations	Consolidated
Revenues	$—	$40.2	$396.0	$567.7	$(4.1)	$999.8
Product, distribution and editorial expenses	—	(51.6)	253.4	231.3	(4.1)	429.0
Promotion, marketing and administrative expenses	—	39.7	169.5	277.7	—	486.9
Goodwill and intangible asset impairments	—	—	391.1	597.7	—	988.8
Other operating items, net	—	10.1	2.1	(1.5)		10.7

Operating profit (loss)	—	42.0	(420.1)	(537.5)	—	(915.6)
Interest expense	24.8	69.3	(0.1)	4.4	—	98.4
Other (income) expense, net	—	(0.1)	(14.4)	31.1	—	16.6
Expense (income) from investment in subsidiaries	1,007.8	961.8	(0.4)	—	(1,969.2)	—

(Loss) income before income taxes and discontinued operations	(1,032.6)	(989.0)	(405.2)	(573.0)	1,969.2	(1,030.6)
Income tax expense (benefit)	—	5.1	(2.6)	(50.8)	—	(48.3)

(Loss) income from continuing operations	(1,032.6)	(994.1)	(402.6)	(522.2)	1,969.2	(982.3)
Loss from discontinued operations, net of tax	—	(13.7)	(33.4)	(3.2)	—	(50.3)

Net (loss) income	$(1,032.6)	$(1,007.8)	$(436.0)	$(525.4)	$1,969.2	$(1,032.6)

RDA Holding Co., and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

(in millions, except share data)

(unaudited)

Note 19 Guarantor and Non-Guarantor Financial Information (Continued)

Consolidated statement of cash flows for the six months ended June 30, 2009 (Predecessor Company):

	Guarantor Parent HoldCo	Issuer Parent RDA	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Total Eliminations	Consolidated
Net change in cash due to continuing operating activities	$—	$(27.4)	$(6.4)	$23.9	$—	$(9.9)
Net change in cash due to discontinued operating activities	—	(9.1)	2.8	(1.4)	—	(7.7)

Net change in cash due to operating activities	—	(36.5)	(3.6)	22.5	—	(17.6)
Net change in cash due to investing activities	—	9.4	3.4	(2.7)	—	10.1
Net change in cash due to discontinued investing activities	—	1.6	(1.5)	—	—	0.1

Net change in cash due to investing activities	—	11.0	1.9	(2.7)	—	10.2
Net change in cash due to financing activities	—	81.5	—	(18.7)	—	62.8
Effect of exchange rate changes on cash and cash equivalents	—	(10.8)	—	10.4	—	(0.4)
Net change in cash and cash equivalents	—	45.2	(1.7)	11.5	—	55.0
Cash and cash equivalents at beginning of the period	—	6.8	6.2	49.7	—	62.7

Cash and cash equivalents at end of the period	$—	$52.0	$4.5	$61.2	$—	$117.7

Note 20 Subsequent Events

        During the third quarter of calendar year 2010, we revised certain critical assumptions used to determine our United States pension obligations as a result of a change in the fundamental asset mix in the pension plan. We expect the revised assumptions will reduce our annual net periodic pension benefit by approximately $8.0.

SCHEDULE II

Accounts Receivable Return Reserve:	Beginning reserve for returns	Additions to reserve	Actual returns	Ending reserve for returns
Six months ended December 31, 2009	(69.1)	(225.0)	226.3	(67.8)
Year ended June 30, 2009	(71.7)	(488.4)	491.0	(69.1)
Year ended June 30, 2008	(67.6)	(524.2)	520.1	(71.7)

Accounts Receivable Bad Debt Reserve:	Beginning reserve for bad debts	Additions to reserve	Actual bad debts	Ending reserve for bad debts
Six months ended December 31, 2009	(121.5)	(59.8)	55.9	(125.4)
Year ended June 30, 2009	(140.7)	(122.4)	141.7	(121.5)
Year ended June 30, 2008	(125.1)	(132.4)	116.7	(140.7)

Inventory Reserve:	Beginning reserve balance	Additions to reserve	Inventory write-offs	Ending reserve balance
Six months ended December 31, 2009	(47.9)	(26.3)	14.7	(59.5)
Year ended June 30, 2009	(51.5)	(11.3)	14.9	(47.9)
Year ended June 30, 2008	(57.5)	(10.5)	16.5	(51.5)

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrants pursuant to the provisions described below, the registrants have been informed that in the opinion of the Commission indemnification such as may be described above is against public policy as expressed in the Securities Act and is therefore unenforceable.

Delaware Registrants

        Section 145(a) of the Delaware General Corporation Law (the "DGCL") provides, in relevant part, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. Section 145(b) of the DGCL provides that a corporation may indemnify directors and officers in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 145(a) and (b), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. Section 145(f) provides that the indemnification provided under Section 145 is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation's by-law, agreement, vote or otherwise.

        Article V, Section 1 of the amended and restated by-laws of RDA Holding Co. provide that we shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the written request of the corporation as a director, officer, manager, general partner, employee, fiduciary or agent of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise unless prohibited from doing so by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss suffered and expenses

(including attorneys' fees actually and reasonably incurred by such person in connection with such proceeding), and such indemnification shall inure to the benefit of his or her heirs, executors and administrators; provided, that, except as provided in the By-Laws, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding initiated by or on behalf of such person only if such proceeding was authorized by the board of directors of the corporation. The right to indemnification conferred in Article V, Section 1 of the By-Laws is a contract right and, subject to the By-Laws, includes the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition. The corporation may, by action of the board of directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

        The By-Laws of each of the other Delaware corporate registrants contain similar provisions.

        Section 102(b)(7) of the DGCL provides that a corporation may in its certificate of incorporation eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL (pertaining to certain prohibited acts including unlawful payment of dividends or unlawful purchase or redemption of the corporation's capital stock); or (iv) for any transaction from which the director derived an improper personal benefit. Each of the following Delaware corporate registrants eliminate such personal liability of their directors under such terms: The Reader's Digest Association, Inc., Alex Inc., Ardee Music Publishing, Inc., Christmas Angel Productions, Inc., Direct Entertainment Media Group, Inc., Direct Holdings Americas Inc., Direct Holdings Custom Publishing Inc., Direct Holdings Customer Service, Inc., Direct Holdings Education Inc., Direct Holdings U.S. Corp., Funk & Wagnalls Yearbook Corp., Home Service Publications, Inc., Pegasus Asia Investments Inc., Pegasus Sales, Inc., Pleasantville Music Publishing, Inc., RDA Holding, Co., RDCL, Inc. (f/k/a Compasslearning, Inc.), R.D. Manufacturing Corporation, RD Large Edition, Inc., RD Publications, Inc., RD Walking, Inc., Reader's Digest Children's Publishing, Inc., Reader's Digest Consumer Services, Inc., Reader's Digest Entertainment, Inc., Reader's Digest Financial Services, Inc., Reader's Digest Latinoamerica S.A., Reader's Digest Sales and Services, Inc., Reader's Digest Sub Nine, Inc., Reader's Digest Young Families, Inc., Retirement Living Publishing Company, Inc., Saguaro Road Records, Inc., Taste of Home Productions, Inc., Travel Publications, Inc., Weekly Reader Corporation, Weekly Reader Custom Publishing, Inc. (f/k/a Lifetime Learning Systems, Inc.), World Almanac Education Group, Inc., World Wide Country Tours, Inc. and WRC Media Inc.

        Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

        Each of the following limited liability companies provide for the elimination or limitation of the personal liability of their directors to the company or its stockholders for monetary damages for breach of fiduciary duty as a director to the same extent as the Delaware corporate registrants discussed above: Pegasus Investment, LLC, Reiman Manufacturing LLC, Reiman Media Group, LLC, Taste of Home Media Group, LLC, W.A. Publications, LLC, and WAPLA, LLC. Each such registrant also provides for the indemnification of its directors and officers to the maximum extent allowed by Delaware law.

        RDA Holding Co. maintains liability insurance for the benefit of itself and its subsidiaries' directors and officers.

Iowa Registrants

        Section 490.851 of the Iowa Business Corporation Act (the "IBCA") provides, in relevant part, that a corporation may indemnify an individual who is a party to a proceeding because the individual is a director against liability incurred in the proceeding if: the individual acted in good faith and reasonably believed (i) in the case of conduct in the individual's official capacity, that the individual's conduct was in the best interests of the corporation; or (ii) in all other cases, that the individual's conduct was at least not opposed to the best interests of the corporation. In the case of a criminal proceeding, the individual must have had no reasonable cause to believe the individual's conduct was unlawful. An individual may also be indemnified for engaging in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation except for liability for any of the following: (i) receipt of a financial benefit to which the person is not entitled; (ii) an intentional infliction of harm on the corporation or its shareholders; (iii) a violation of Section 490.833 of the IBCA, relating to distributions by the corporation; or (iv) an intentional violation of criminal law.

        Section 490.852 of the IBCA provides that a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

        In addition, Section 490.856 provides, in relevant part, that a corporation may indemnify an officer of the corporation who is a party to the proceeding because the person is an officer, to the same extent as to a director, or, if the person is an officer but not a director, to such further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors, or contract, except for either of the following: (i) liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding; (ii) liability arising out of conduct that constitutes any of the following: (1) receipt by the officer of a financial benefit to which the officer is not entitled; (2) an intentional infliction of harm on the corporation or the shareholders; or (3) an intentional violation of criminal law. The provisions applying to an officer who is not also a director shall apply to an officer who is also a director if the basis on which the officer is made a party to a proceeding is an action taken or a failure to take an action solely as an officer. An officer of the corporation who is not a director is entitled to mandatory indemnification to the same extent as a director under Section 490.852.

        While there is no longer direct reference to the elimination or limitation of personal liability of directors to the corporation or its shareholders for monetary damages for breach of a fiduciary duty as a director in the IBCA, the following Iowa corporate registrant eliminates personal liability of its directors to the full extent that such elimination or limitation is permitted under Iowa law: RDA Subco, f/k/a/ Books are Fun, Inc. Such registrant also provides that it indemnifies its directors and officers to the fullest extent legally permissible under the IBCA.

New York Registrants

        Section 722(a) of the New York Business Corporation Law (the "NYBCL") provides that a corporation may indemnify any person made, or threatened to be made, a party to an action or proceeding (other than one by or in the right of the corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful. Section 722(c) of the NYBCL provides that a corporation may indemnify directors and officers in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification under this Section shall be made in respect of (i) a threatened action, or a pending action which is settled or otherwise disposed of, or (ii) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

        Section 723(a) of the NYBCL provides that a person who has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in section 722 shall be entitled to indemnification as authorized in such section.

        Section 721 of the NYBCL provides that the indemnification provided shall not be deemed exclusive of any other rights to which a director or officer seeking indemnification may be entitled, whether contained in the certificate of incorporation or the by-laws or, when authorized by such certificate of incorporation or by-laws, (i) a resolution of shareholders, (ii) a resolution of directors, or (iii) an agreement providing for such indemnification, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

        The following New York corporate registrant provides that such registrant indemnifies its directors and officers to the maximum extent allowed by New York law: Direct Holdings Libraries Inc.

Washington Registrant

        Section 23B.08.510 of the Washington Business Corporation Act (the "WBCA") provides, in relevant part, that a corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding (a) if the individual acted in good faith; and (b) if the individual reasonably believed (i) in the case of conduct in the individual's official capacity with the corporation, that the individual's conduct was in the corporation's best interests; and (ii) in all other cases, that the individual's conduct was at least not opposed to the corporation's best interests and (c) in the case of any criminal proceeding, the individual had no reasonable cause to believe the individual's conduct was unlawful. A corporation may not indemnify a director under the WBCA: (i) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (ii) in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in the director's official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by the director. Indemnification permitted under the WBCA in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

        Section 23B.08.520 of the WBCA provides that unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because of being a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding. Section 23B.08.570 of the WBCA provides that unless a corporation's articles of incorporation provide otherwise, an officer of the corporation who is not a director will be entitled to mandatory indemnification to the same extent as directors, and that a corporation may provide for indemnification of officers to the same extent as directors. A corporation may also indemnify an officer who is not a director to the extent, consistent with the law, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

        Section 23B.08.320 of the WBCA provides, in relevant part, that the articles of incorporation of a corporation may contain provisions not inconsistent with the law that eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for conduct as a director, provided that such provisions shall not eliminate or limit the liability of a director (i) for acts or omissions that involve intentional misconduct by a director or a knowing violation of law by a director; (ii) for conduct violating Section 23B.08.310 of the WBCA, relating to distributions by the corporation; or (iii) for any transaction from which the director will personally receive a benefit in money, property, or services to which the director is not legally entitled. The following Washington registrant eliminates such personal liability for its director under such terms: Allrecipes.com, Inc. Such registrant also provides for indemnification under such terms to directors and officers to the full extent not prohibited by applicable law. Such registrant's articles of incorporation further provide that if the WBCA is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the registrant shall be eliminated or limited to the fullest extent not prohibited by the WBCA, as so amended.

  Wisconsin Registrant

        Section 180.0851(1) of the Wisconsin Business Corporation Law (the "WBCL") provides that a corporation shall indemnify a director or officer, to the extent that he or she has been successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if the director or officer was a party because he or she is a director or officer of the corporation. Section 180.0851(2)(a) provides that in cases not included under subsection (1), a corporation shall indemnify a director or officer against liability incurred by the director or officer in a proceeding to which the director or officer was a party because he or she is a director or officer of the corporation, unless liability was incurred because the director or officer breached or failed to perform a duty that he or she owes to the corporation and the breach or failure to perform constitutes any of the following: (i) a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of the criminal law, unless the director or officer had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct. Section 180.0858 provides that the indemnification provided does not preclude any additional right to indemnification that a director or officer may have under the articles of incorporation or bylaws of the corporation, a written agreement with the corporation, a resolution of the board of directors or a resolution adopted by a majority vote of the corporation's voting shares issued and outstanding after notice.

        Section 180.0828(1) of the WBCL provides that a director is not liable to the corporation, its shareholders, or any person asserting rights on behalf of the corporation or its shareholders, for damages, settlements, fees, fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a director, unless the person asserting liability proves that the breach or failure to perform constitutes any of the following: (i) a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director has a material conflict of interest; (ii) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (iii) a transaction from which the director derived an improper personal profit; or (iv) willful misconduct. Section 180.0828(2) provides that a corporation may limit the immunity provided under this section by its articles of incorporation.

        The following Wisconsin registrant provides in its Bylaws that its directors and officers will not be liable to the corporation for any action taken in good faith if such person (i) exercised and used the same degree of care and skill as a prudent man would have exercised under the circumstances in conduct of his own affairs; or (ii) took or omitted to take such action in reliance upon advice of counsel for the corporation or upon statements made or information furnished by officers of employees of the corporation which he had reasonable grounds to believe to be true: Gareth Stevens, Inc. Such registrant also provides for indemnification of directors and officers unless recovery shall be had against such director or officer by reason his having been adjudged to have been guilty of fraud, self-dealing, or willful misconduct in the performance of his duties.

ITEM 21.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

EXHIBIT INDEX

Exhibit Number		Description
2.1	*	Third Amended and Restated Joint Chapter 11 Plan of Reorganization of The Reader's Digest Association, Inc. and its Debtor Affiliates.
3.1	*	Amended and Restated Certificate of Incorporation of RDA Holding Co.
3.2	*	By-laws of RDA Holding Co.
3.3	*	Amended and Restated Certificate of Incorporation of The Reader's Digest Association, Inc.
3.4	*	Amended and Restated By-laws of The Reader's Digest Association, Inc.
3.5	*	By-laws of Alex Inc.
3.6	*	Certificate of Incorporation of Alex Inc.
3.7	*	Amendment to Certificate of Incorporation of Alex Inc.
3.8	*	Amended and Restated Articles of Incorporation of Allrecipes.com, Inc.
3.9	*	First Amended and Restated By-laws of Allrecipes.com, Inc. (f/k/a Emergent Media, Inc.).
3.10	*	Restated Certificate of Incorporation of Ardee Music Publishing, Inc.
3.11	*	Amendment to Certificate of Incorporation of Ardee Music Publishing, Inc.
3.12	*	By-laws of Ardee Music Publishing, Inc.
3.13	*	Certificate of Incorporation of Christmas Angel Productions, Inc. (f/k/a Reader's Digest Sub Ten, Inc.).
3.14	*	Amendment to Certificate of Incorporation of Christmas Angel Productions, Inc. (f/k/a Reader's Digest Sub Ten, Inc.).
3.15	*	Amendment to Certificate of Incorporation of Christmas Angel Productions, Inc.
3.16	*	By-laws of Christmas Angel Productions (f/k/a Reader's Digest Sub Ten, Inc.).
3.17	*	Certificate of Incorporation of Direct Entertainment Media Group, Inc.
3.18	*	Amendment to Certificate of Incorporation of Direct Entertainment Media Group, Inc.
3.19	*	By-laws of Direct Entertainment Media Group, Inc.
3.20	*	Certificate of Incorporation of Direct Holdings Americas Inc. (f/k/a Time-Life Books Inc.).
3.21	*
Amendment to Certificate of Incorporation of Direct Holdings Americas Inc. (f/k/a Time-Life Books Inc.) and Amendment to Certificate of Incorporation of Direct Holdings Americas Inc. (f/k/a Time Life Inc.).
3.22	*	Amendment to Certificate of Incorporation of Direct Holdings Americas Inc.
3.23	*	By-laws of Direct Holdings Americas Inc. (f/k/a Time-Life Books Inc.).
3.24	*	Certificate of Incorporation of Direct Holdings Custom Publishing Inc. (f/k/a Time Life Custom Publishing Inc.).
3.25	*	Certificate of Revival of Certificate of Incorporation of Direct Holdings Custom Publishing Inc. (f/k/a Time Life Custom Publishing Inc.).
3.26	*	Amendment to Certificate of Incorporation of Direct Holdings Custom Publishing Inc. (f/k/a Time Life Custom Publishing Inc.).

Exhibit Number		Description
3.27	*	Amendment to Certificate of Incorporation of Direct Holdings Custom Publishing Inc.
3.28	*	By-laws of Direct Holdings Custom Publishing Inc. (f/k/a Time Life Custom Publishing Inc.).
3.29	*	Certificate of Incorporation of Direct Holdings Customer Service, Inc. (f/k/a Time-Life Customer Service Inc.).
3.30	*	Amendment to Certificate of Incorporation of Direct Holdings Customer Service, Inc. (f/k/a Time-Life Customer Service Inc.).
3.31	*	Amendment to Certificate of Incorporation of Direct Holdings Customer Service, Inc.
3.32	*	By-laws of Direct Holdings Customer Service, Inc. (f/k/a Time Life Customer Service Inc.).
3.33	*	Certificate of Incorporation of Direct Holdings Education Inc. (f/k/a Time Life Education Inc.).
3.34	*	Amendment to Certificate of Incorporation of Direct Holdings Education Inc. (f/k/a Time Life Education Inc.).
3.35	*	Amendment to Certificate of Incorporation of Direct Holdings Education Inc.
3.36	*	By-laws of Direct Holdings Education Inc. (f/k/a Time Life Education Inc.)
3.37	*	Certificate of Incorporation of Direct Holdings Libraries Inc. (f/k/a The Span of Time, Inc.).
3.38	*	Amendment to Certificate of Incorporation of Direct Holdings Libraries Inc. (f/k/a The Span of Time, Inc.).
3.39	*	Amendment to Certificate of Incorporation of Direct Holdings Libraries Inc. (f/k/a Time-Life Book Program Inc.).
3.40	*	Amendment to Certificate of Incorporation of Direct Holdings Libraries Inc. (f/k/a Time-Life Libraries Inc.).
3.41	*	By-laws of Direct Holdings Libraries Inc. (f/k/a Time-Life Libraries, Inc.).
3.42	*	Amended and Restated Certificate of Incorporation of Direct Holdings U.S. Corp.
3.43	*	Amendment to Certificate of Incorporation of Direct Holdings U.S. Corp.
3.44	*	By-laws of Direct Holdings U.S. Corp.
3.45	*	Certificate of Incorporation of Funk & Wagnalls Yearbook Corp. (f/k/a FP Real Estate Corporation).
3.46	*	Amendment to Certificate of Incorporation of Funk & Wagnalls Yearbook Corp. (f/k/a FP Real Estate Corporation).
3.47	*	Amendment to Certificate of Incorporation of Funk & Wagnalls Yearbook Corp.
3.48	*	By-laws of Funk & Wagnalls Yearbook Corp.
3.49	*	Articles of Amendment to and Restatement of Amended and Restated Articles of Incorporation of Gareth Stevens, Inc.
3.50	*	Amended and Restated Bylaws of Gareth Stevens, Inc.
3.51	*	Amendment to Amended and Restated By-laws of Gareth Stevens, Inc., pursuant to Consent Resolution.
3.52	*	Amendment to Amended and Restated By-laws of Gareth Stevens, Inc., pursuant to Consent Resolution.

Exhibit Number		Description
3.53	*	Restated Certificate of Incorporation of Home Service Publications, Inc.
3.54	*	Amendment to Certificate of Incorporation of Home Service Publications, Inc.
3.55	*	By-laws of Home Service Publications, Inc.
3.56	*	Certificate of Incorporation of Pegasus Asia Investments Inc. (f/k/a Reader's Digest Sub Seven, Inc.).
3.57	*	Amendment to Certificate of Incorporation of Pegasus Asia Investments Inc. (f/k/a Reader's Digest Sub Seven, Inc.).
3.58	*	Amendment to Certificate of Incorporation of Pegasus Asia Investments, Inc.
3.59	*	By-laws of Pegasus Asia Investments Inc. (f/k/a Reader's Digest Sub Seven, Inc.).
3.60	*	Certificate of Conversion of Pegasus Investment, LLC.
3.61	*	Certificate of Formation of Pegasus Investment, LLC.
3.62	*	Restated Certificate of Incorporation of Pegasus Sales, Inc. (f/k/a Reader's Digest Services, Inc.).
3.63	*	Amendment to Certificate of Incorporation of Pegasus Sales, Inc. (f/k/a Reader's Digest Services, Inc.).
3.64	*	Amendment to Certificate of Incorporation of Pegasus Sales, Inc.
3.65	*	By-laws of Pegasus Sales, Inc. (f/k/a Reader's Digest Services, Inc.).
3.66	*	Restated Certificate of Incorporation of Pleasantville Music Publishing, Inc.
3.67	*	Amendment to Certificate of Incorporation of Pleasantville Music Publishing, Inc.
3.68	*	By-laws of Pleasantville Music Publishing, Inc.
3.69	*	Restated Certificate of Incorporation of R.D. Manufacturing Corporation.
3.70	*	Amendment to Certificate of Incorporation of R.D. Manufacturing Corporation.
3.71	*	By-laws of R.D. Manufacturing Corporation.
3.72	*	Certificate of Incorporation of RD Large Edition, Inc.
3.73	*	Amendment to Certificate of Incorporation of RD Large Edition, Inc.
3.74	*	By-laws of RD Large Edition, Inc.
3.75	*	Restated Certificate of Incorporation of RD Publications, Inc.
3.76	*	Amendment to Certificate of Incorporation of RD Publications, Inc.
3.77	*	By-laws of RD Publications, Inc.
3.78	*	Certificate of Incorporation of RD Walking, Inc.
3.79	*	Amendment to Certificate of Incorporation of RD Walking, Inc.
3.80	*	By-laws of RD Walking, Inc.
3.81	*	Articles of Restatement of RDA Sub Co. (f/k/a Reading's Fun, Ltd.).
3.82	*	Articles of Amendment to Articles of Incorporation of RDA Sub Co. (f/k/a Reading's Fun, Ltd.).
3.83	*	Articles of Correction of Reading's Fun, Ltd.

Exhibit Number		Description
3.84	*	Articles of Amendment to Articles of Incorporation of RDA Sub Co. (f/k/a Reading's Fun/Books are Fun, Ltd.).
3.85	*	Articles of Correction to Amendment to Articles of Incorporation of RDA Sub Co. (f/k/a Reading's Fun/Books are Fun, Ltd.).
3.86	*	Amendment to Restated Articles of Incorporation of RDA Sub Co. (f/k/a Reading's Fun, Ltd.).
3.87	*	Amended and Restated Bylaws of RDA Sub Co. (f/k/a Readings Fun, Ltd.).
3.88	*	First Amendment to Amended and Restated Bylaws of RDA Sub Co. (f/k/a Books Are Fun, Ltd.).
3.89	*	Amended and Restated Certificate of Incorporation of RDCL, Inc. (f/k/a CompassLearning, Inc.).
3.90	*	Amendment to Amended and Restated Certificate of Incorporation of RDCL, Inc. (f/k/a CompassLearning, Inc.).
3.91	*	Amendment to Certificate of Incorporation of RDCL, Inc.
3.92	*	By-laws of RDCL, Inc. (f/k/a EAC I Inc.).
3.93	*	Certificate of Incorporation of Reader's Digest Children's Publishing, Inc. (Reader's Digest Sub Five, Inc.).
3.94	*	Amendment to Certificate of Incorporation of Reader's Digest Children's Publishing, Inc. (f/k/a Reader's Digest Sub Five, Inc.).
3.95	*	Amendment to Certificate of Incorporation of Reader's Digest Children's Publishing, Inc. (f/k/a Joshua Morris Publishing, Inc.).
3.96	*	By-laws of Reader's Digest Children's Publishing, Inc. (f/k/a Reader's Digest Sub Five, Inc.).
3.97	*	Certificate of Incorporation of Reader's Digest Consumer Services, Inc.
3.98	*	Amendment to Certificate of Incorporation of Reader's Digest Consumer Services, Inc.
3.99	*	By-laws of Reader's Digest Consumer Services, Inc.
3.100	*	Restated Certificate of Incorporation of Reader's Digest Entertainment, Inc.
3.101	*	Amendment to Certificate of Incorporation of Reader's Digest Entertainment, Inc.
3.102	*	By-laws of Reader's Digest Entertainment, Inc.
3.103	*	Certificate of Incorporation of Reader's Digest Financial Services, Inc.
3.104	*	Amendment to Certificate of Incorporation of Reader's Digest Financial Services, Inc.
3.105	*	By-laws of Reader's Digest Financial Services, Inc.
3.106	*	Restated Certificate of Incorporation of Reader's Digest Latino America S.A.
3.107	*	Amendment to Certificate of Incorporation of Reader's Digest Latino America S.A.
3.108	*	By-laws of Reader's Digest Latino America S.A.
3.109	*	Restated Certificate of Incorporation of Reader's Digest Sales and Services, Inc.
3.110	*	Amendment to Certificate of Incorporation of Reader's Digest Sales and Services, Inc.
3.111	*	By-laws of Reader's Digest Sales and Services, Inc.

Exhibit Number		Description
3.112	*	Certificate of Incorporation of Reader's Digest Sub Nine, Inc.
3.113	*	Amendment to Certificate of Incorporation of Reader's Digest Sub Nine, Inc.
3.114	*	By-laws of Reader's Digest Sub Nine, Inc.
3.115	*	Certificate of Incorporation of Reader's Digest Young Families, Inc.
3.116	*	Amendment to Certificate of Incorporation of Reader's Digest Young Families, Inc.
3.117	*	By-laws of Reader's Digest Young Families, Inc.
3.118	*	Certificate of Formation of Reiman Manufacturing LLC.
3.119	*	Limited Liability Company Agreement of Reiman Manufacturing LLC.
3.120	*	Certificate of Conversion of Reiman Media Group, LLC.
3.121	*	Certificate of Formation of Reiman Media Group, LLC.
3.122	*	Restated Certificate of Incorporation of Retirement Living Publishing Company, Inc.
3.123	*	Amendment to Certificate of Incorporation of Retirement Living Publishing Company, Inc.
3.124	*	By-laws of Retirement Living Publishing Company, Inc.
3.125	*	Certificate of Incorporation of Saguaro Road Records, Inc.
3.126	*	Amendment to Certificate of Incorporation of Saguaro Road Records, Inc.
3.127	*	By-laws of Saguaro Road Records, Inc.
3.128	*	Certificate of Formation of Taste of Home Media Group, LLC.
3.129	*	Limited Liability Company Agreement of Taste of Home Media Group, LLC.
3.130	*	Certificate of Incorporation of Taste of Home Productions, Inc. (f/k/a Reader's Digest HV, Inc.).
3.131	*	Amendment to Certificate of Incorporation of Taste of Home Productions, Inc. (f/k/a Reader's Digest HV, Inc.).
3.132	*	Amendment to Certificate of Incorporation of Taste of Home Productions, Inc. (f/k/a Homemaker Ventures, Inc.).
3.133	*	Amendment to Certificate of Incorporation of Taste of Home Productions, Inc.
3.134	*	By-laws of Taste of Home Productions, Inc.
3.135	*	Restated Certificate of Incorporation of Travel Publications, Inc.
3.136	*	Amendment to Certificate of Incorporation of Travel Publications, Inc.
3.137	*	By-laws of Travel Publications, Inc.
3.138	*	Certificate of Conversion of W.A. Publications, LLC.
3.139	*	Certificate of Formation of W.A. Publications, LLC.
3.140	*	Amendment to Certificate of Formation of W.A. Publications, LLC.
3.141	*	Amended and Restated Limited Liability Company Agreement of W.A. Publications, LLC.
3.142	*	First Amendment to the Amended and Restated Limited Liability Company Agreement of W.A. Publications, LLC.
3.143	*	Certificate of Formation of Wapla, LLC.

Exhibit Number		Description
3.144	*	Amendment to Certificate of Formation of Wapla, LLC.
3.145	*	Amended and Restated Limited Liability Company Agreement of Wapla, LLC.
3.146	*	Amended and Restated Certificate of Incorporation of Weekly Reader Corporation.
3.147	*	Amendment to Certificate of Incorporation of Weekly Reader Corporation.
3.148	*	By-laws of Weekly Reader Corporation.
3.149	*	Certificate of Incorporation of Weekly Reader Custom Publishing, Inc. (f/k/a LLS Acquisition Corporation).
3.150	*	Amendment to Certificate of Incorporation of Weekly Reader Custom Publishing, Inc. (f/k/a LLS Acquisition Corporation).
3.151	*	Amendment to Certificate of Incorporation of Weekly Reader Custom Publishing, Inc. (f/k/a Lifetime Learning Systems Acquisition Corporation).
3.152	*	Amendment to Certificate of Incorporation of Weekly Reader Custom Publishing, Inc.
3.153	*	By-laws of Weekly Reader Custom Publishing, Inc. (f/k/a Lifetime Learning Systems, Inc.).
3.154	*	Certificate of Incorporation of World Almanac Education Group, Inc. (f/k/a Funk & Wagnalls Acquisition Corporation).
3.155	*	Amendment to Certificate of Incorporation of World Almanac Education Group, Inc. (f/k/a Funk & Wagnalls Acquisition Corporation).
3.156	*	Amendment to Certificate of Incorporation of World Almanac Education Group, Inc. (f/k/a Funk & Wagnalls Acquisition Corporation).
3.157	*	Amendment to Certificate of Incorporation of World Almanac Education Group, Inc. (f/k/a K-III Reference Corporation).
3.158	*	Amendment to Certificate of Incorporation of World Almanac Education Group, Inc. (f/k/a Primedia Reference Inc.).
3.159	*	Amendment to Certificate of Incorporation of World Almanac Education Group, Inc.
3.160	*	By-laws of World Almanac Education Group, Inc. (f/k/a K-III Reference Corporation).
3.161	*	Certificate of Incorporation of World Wide Country Tours, Inc. (f/k/a Reader's Digest WWCT, Inc.).
3.162	*	Amendment to Certificate of Incorporation of World Wide Country Tours, Inc. (f/k/a Reader's Digest WWCT, Inc.).
3.163	*	Amendment to Certificate of Incorporation of World Wide Country Tours, Inc.
3.164	*	By-laws of World Wide Country Tours, Inc. (f/k/a Reader's Digest WWCT, Inc.).
3.165	*	Certificate of Incorporation of WRC Media Inc. (f/k/a EAC II Inc.).
3.166	*	Amendment to Certificate of Incorporation of WRC Media Inc.
3.167	*	By-laws of WRC Media Inc. (f/k/a EAC II Inc.).
3.168	*	Limited Liability Company Agreement of Pegasus Investment, LLC.
3.169	*	Limited Liability Company Agreement of Reiman Media Group, LLC.

Exhibit Number		Description
4.1	*	Indenture governing the Floating Rate Senior Secured Notes due 2017, dated as of February 11, 2010, by and among RD Escrow Corporation, The Reader's Digest Association, Inc., RDA Holding Co., the subsidiary guarantors named therein, Wells Fargo Bank, National Association, as trustee and Wilmington Trust FSB as collateral agent.
4.2	*
Supplemental Indenture dated as of July 27, 2010, by and among Taste of Home Media Group, LLC, The Reader's Digest Association, Inc., RDA Holding Co., the subsidiary guarantors named therein, Wells Fargo Bank, National Association, as trustee and Wilmington Trust FSB as collateral agent.
4.3	*	Form of Exchange Note.
4.4	*
Registration Rights Agreement, dated as of February 11, 2010, by and among The Reader's Digest Association, Inc., the subsidiary guarantors named therein, and the initial purchasers named therein, and J.P. Morgan Securities Inc., Banc of America Securities LLC, Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co., Moelis & Company LLC and the several other initial purchasers named therein.
4.5	*
Security Agreement dated as of February 19, 2010, among RDA Holding Co., The Reader's Digest Association, Inc., the persons listed on the signature pages thereto, JPMorgan Chase Bank, N.A., as administrative agent, Wells Fargo Bank, National Association, as trustee, and Wilmington Trust FSB, as collateral agent.
5.1	*	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP as to validity of the exchange notes.
5.2	*	Opinion of Davis, Brown, Koehn, Shors & Roberts, PC as to certain legal matters of Iowa law relating to the validity of the securities being registered and the guarantees.
5.3	*	Opinion of Perkins Coie LLP as to certain legal matters of Washington law relating to the validity of the securities being registered and the guarantees.
5.4	*	Opinion of Quarles & Brady LLP as to certain legal matters of Wisconsin law relating to the validity of the securities being registered and the guarantees.
8.1	*	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP as to certain tax matters.
10.1	*	RDA Holding Co. 2010 Equity Incentive Plan.
10.2	*	Form of Restricted Share Unit Award Agreement under the RDA Holding Co. 2010 Equity Incentive Plan.
10.3	*	Form of Option Award Agreement under the RDA Holding Co. 2010 Equity Incentive Plan.
10.4
Form of Indemnification Agreement between The Reader's Digest Association, Inc. or RDA Holding Co. (as applicable) and individual directors and Named Executive Officers (filed as Exhibit 10.27 to The Reader's Digest Association, Inc.'s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 (File No. 1-10434), and incorporated by reference herein).
10.5
FlexNet Program summary description (filed as Exhibit 10.28 to The Reader's Digest Association, Inc.'s Annual Report on Form 10-K for the year ended June 30, 2003 (File No. 1-10434), and incorporated by reference herein).
10.6
Financial counseling plan summary description (filed as Exhibit 10.29 to The Reader's Digest Association, Inc.'s Annual Report on Form 10-K for the year ended June 30, 2003 (File No. 1-10434), and incorporated by reference herein).
10.7	*	The Reader's Digest Association, Inc. Executive Severance Plan.

Exhibit Number		Description
10.8	*	Revolving Credit and Guarantee Agreement, dated as of February 19, 2010, among RDA Holding Co., The Reader's Digest Association, Inc., the subsidiary guarantors from time to time party hereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders party thereto.
10.9	*
First Amendment dated as of March 31, 2010 to the Revolving Credit and Guarantee Agreement, dated as of February 19, 2010, among RDA Holding Co., The Reader's Digest Association, Inc., the subsidiary guarantors from time to time party hereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders party thereto.
10.10	*	Stockholders Agreement, among RDA Holding Co. and the stockholders party thereto, dated as of February 19, 2010.
10.11	*	Amendment No. 1 dated as of July 19, 2010, to Stockholders Agreement among RDA Holding Co. and the stockholders party thereto.
10.12	*	Third Amended and Restated Employment Agreement, dated as of May 26, 2010, between The Reader's Digest Association, Inc. and Mary G. Berner.
10.13	*	Employment Letter, dated as of May 26, 2010, between The Reader's Digest Association, Inc. and Tom Williams.
10.14	*	Registration Rights Agreement by and among RDA Holding Co. and the holders named therein, dated as of February 19, 2010.
12.1	*	Statement of Computation of Ratios of Earnings to Fixed Charges.
21.1	*	List of Subsidiaries.
23.1	*	Consent of Ernst & Young LLP.
23.2	*	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibits 5.1 and 8.1 to this Registration Statement).
23.3	*	Consent of Davis, Brown, Koehn, Shors & Roberts, PC (included in Exhibit 5.2 to this Registration Statement).
23.4	*	Consent of Perkins Coie LLP (included in Exhibit 5.3 to this Registration Statement).
23.5	*	Consent of Quarles & Brady LLP (included in Exhibit 5.4 to this Registration Statement).
24.1	*	Powers of Attorney (included on signature pages of this Part II).
25.1	*	Form T-1 Statement of Eligibility of Wells Fargo Bank, National Association to act as trustee under the Indenture.
99.1	**	Form of Letter of Transmittal.
99.2	**	Form of Notice of Guaranteed Delivery.

*
Filed herewith.

**
To be filed by Amendment

ITEM 22.    UNDERTAKINGS.

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)   The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (c)   The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

        (d)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES AND POWERS OF ATTORNEY

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on October 26, 2010.

THE READER'S DIGEST ASSOCIATION, INC. RDA HOLDING CO.
By:	/s/ MARY G. BERNER Name: Mary G. Berner Title: President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Mary Berner, Tom Williams and Andrea Newborn, or either of them his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agent, proxy and attorney-in-fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities and on this 26th day of October, 2010.

Signature	Name and Title at The Reader's Digest Association, Inc. and RDA Holding Co.

/s/ MARY G. BERNER	Mary G. Berner, Chief Executive Officer, President and Director (Principal Executive Officer)
/s/ THOMAS WILLIAMS	Thomas Williams, Senior Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ SUSANA D'EMIC	Susana D'Emic, Vice President and Controller (Principal Accounting Officer)
/s/ JAMES HAWKES	James Hawkes, Director
/s/ KAREN OSAR	Karen Osar, Director
/s/ FREDRIC REYNOLDS	Fredric Reynolds, Director
/s/ NEIL SEQUEIRA	Neil Sequeira, Director
/s/ STEVEN SHAPIRO	Steven Shapiro, Director
/s/ DONALD STEINER	Donald Steiner, Director
/s/ PETER STERN	Peter Stern, Director
/s/ CARL WILSON	Carl Wilson, Director

EXHIBIT INDEX

Exhibit Number		Description
2.1	*	Third Amended and Restated Joint Chapter 11 Plan of Reorganization of The Reader's Digest Association, Inc. and its Debtor Affiliates.
3.1	*	Amended and Restated Certificate of Incorporation of RDA Holding Co.
3.2	*	By-laws of RDA Holding Co.
3.3	*	Amended and Restated Certificate of Incorporation of The Reader's Digest Association, Inc.
3.4	*	Amended and Restated By-laws of The Reader's Digest Association, Inc.
3.5	*	By-laws of Alex Inc.
3.6	*	Certificate of Incorporation of Alex Inc.
3.7	*	Amendment to Certificate of Incorporation of Alex Inc.
3.8	*	Amended and Restated Articles of Incorporation of Allrecipes.com, Inc.
3.9	*	First Amended and Restated By-laws of Allrecipes.com, Inc. (f/k/a Emergent Media, Inc.).
3.10	*	Restated Certificate of Incorporation of Ardee Music Publishing, Inc.
3.11	*	Amendment to Certificate of Incorporation of Ardee Music Publishing, Inc.
3.12	*	By-laws of Ardee Music Publishing, Inc.
3.13	*	Certificate of Incorporation of Christmas Angel Productions, Inc. (f/k/a Reader's Digest Sub Ten, Inc.).
3.14	*	Amendment to Certificate of Incorporation of Christmas Angel Productions, Inc. (f/k/a Reader's Digest Sub Ten, Inc.).
3.15	*	Amendment to Certificate of Incorporation of Christmas Angel Productions, Inc.
3.16	*	By-laws of Christmas Angel Productions (f/k/a Reader's Digest Sub Ten, Inc.).
3.17	*	Certificate of Incorporation of Direct Entertainment Media Group, Inc.
3.18	*	Amendment to Certificate of Incorporation of Direct Entertainment Media Group, Inc.
3.19	*	By-laws of Direct Entertainment Media Group, Inc.
3.20	*	Certificate of Incorporation of Direct Holdings Americas Inc. (f/k/a Time-Life Books Inc.).
3.21	*
Amendment to Certificate of Incorporation of Direct Holdings Americas Inc. (f/k/a Time-Life Books Inc.) and Amendment to Certificate of Incorporation of Direct Holdings Americas Inc. (f/k/a Time Life Inc.).
3.22	*	Amendment to Certificate of Incorporation of Direct Holdings Americas Inc. (f/k/a Time-Life Books Inc.).
3.23	*	By-laws of Direct Holdings Americas Inc. (f/k/a Time-Life Books Inc.).
3.24	*	Certificate of Incorporation of Direct Holdings Custom Publishing Inc. (f/k/a Time Life Custom Publishing Inc.).
3.25	*	Certificate of Revival of Certificate of Incorporation of Direct Holdings Custom Publishing Inc. (f/k/a Time Life Custom Publishing Inc.).
3.26	*	Amendment to Certificate of Incorporation of Direct Holdings Custom Publishing Inc. (f/k/a Time Life Custom Publishing Inc.).
3.27	*	Amendment to Certificate of Incorporation of Direct Holdings Custom Publishing Inc.

Exhibit Number		Description
3.28	*	By-laws of Direct Holdings Custom Publishing Inc. (f/k/a Time Life Custom Publishing Inc.).
3.29	*	Certificate of Incorporation of Direct Holdings Customer Service, Inc. (f/k/a Time-Life Customer Service Inc.).
3.30	*	Amendment to Certificate of Incorporation of Direct Holdings Customer Service, Inc. (f/k/a Time-Life Customer Service Inc.).
3.31	*	Amendment to Certificate of Incorporation of Direct Holdings Customer Service, Inc.
3.32	*	By-laws of Direct Holdings Customer Service, Inc. (f/k/a Time Life Customer Service Inc.).
3.33	*	Certificate of Incorporation of Direct Holdings Education Inc. (f/k/a Time Life Education Inc.).
3.34	*	Amendment to Certificate of Incorporation of Direct Holdings Education Inc. (f/k/a Time Life Education Inc.).
3.35	*	Amendment to Certificate of Incorporation of Direct Holdings Education Inc.
3.36	*	By-laws of Direct Holdings Education Inc. (f/k/a Time Life Education Inc.)
3.37	*	Certificate of Incorporation of Direct Holdings Libraries Inc. (f/k/a The Span of Time, Inc.).
3.38	*	Amendment to Certificate of Incorporation of Direct Holdings Libraries Inc. (f/k/a The Span of Time, Inc.).
3.39	*	Amendment to Certificate of Incorporation of Direct Holdings Libraries Inc. (f/k/a Time-Life Book Program Inc.).
3.40	*	Amendment to Certificate of Incorporation of Direct Holdings Libraries Inc. (f/k/a Time-Life Libraries Inc.).
3.41	*	By-laws of Direct Holdings Libraries Inc. (f/k/a Time-Life Libraries, Inc.).
3.42	*	Amended and Restated Certificate of Incorporation of Direct Holdings U.S. Corp.
3.43	*	Amendment to Certificate of Incorporation of Direct Holdings U.S. Corp.
3.44	*	By-laws of Direct Holdings U.S. Corp.
3.45	*	Certificate of Incorporation of Funk & Wagnalls Yearbook Corp. (f/k/a FP Real Estate Corporation).
3.46	*	Amendment to Certificate of Incorporation of Funk & Wagnalls Yearbook Corp. (f/k/a FP Real Estate Corporation).
3.47	*	Amendment to Certificate of Incorporation of Funk & Wagnalls Yearbook Corp.
3.48	*	By-laws of Funk & Wagnalls Yearbook Corp.
3.49	*	Articles of Amendment to and Restatement of Amended and Restated Articles of Incorporation of Gareth Stevens, Inc.
3.50	*	Amended and Restated Bylaws of Gareth Stevens, Inc.
3.51	*	Amendment to Amended and Restated By-laws of Gareth Stevens, Inc., pursuant to Consent Resolution.
3.52	*	Amendment to Amended and Restated By-laws of Gareth Stevens, Inc., pursuant to Consent Resolution.
3.53	*	Restated Certificate of Incorporation of Home Service Publications, Inc.
3.54	*	Amendment to Certificate of Incorporation of Home Service Publications, Inc.

Exhibit Number		Description
3.55	*	By-laws of Home Service Publications, Inc.
3.56	*	Certificate of Incorporation of Pegasus Asia Investments Inc. (f/k/a Reader's Digest Sub Seven, Inc.).
3.57	*	Amendment to Certificate of Incorporation of Pegasus Asia Investments Inc. (f/k/a Reader's Digest Sub Seven, Inc.).
3.58	*	Amendment to Certificate of Incorporation of Pegasus Asia Investments, Inc.
3.59	*	By-laws of Pegasus Asia Investments Inc. (f/k/a Reader's Digest Sub Seven, Inc.).
3.60	*	Certificate of Conversion of Pegasus Investment, LLC.
3.61	*	Certificate of Formation of Pegasus Investment, LLC.
3.62	*	Restated Certificate of Incorporation of Pegasus Sales, Inc. (f/k/a Reader's Digest Services, Inc.).
3.63	*	Amendment to Certificate of Incorporation of Pegasus Sales, Inc. (f/k/a Reader's Digest Services, Inc.).
3.64	*	Amendment to Certificate of Incorporation of Pegasus Sales, Inc.
3.65	*	By-laws of Pegasus Sales, Inc. (f/k/a Reader's Digest Services, Inc.).
3.66	*	Restated Certificate of Incorporation of Pleasantville Music Publishing, Inc.
3.67	*	Amendment to Certificate of Incorporation of Pleasantville Music Publishing, Inc.
3.68	*	By-laws of Pleasantville Music Publishing, Inc.
3.69	*	Restated Certificate of Incorporation of R.D. Manufacturing Corporation.
3.70	*	Amendment to Certificate of Incorporation of R.D. Manufacturing Corporation.
3.71	*	By-laws of R.D. Manufacturing Corporation.
3.72	*	Certificate of Incorporation of RD Large Edition, Inc.
3.73	*	Amendment to Certificate of Incorporation of RD Large Edition, Inc.
3.74	*	By-laws of RD Large Edition, Inc.
3.75	*	Restated Certificate of Incorporation of RD Publications, Inc.
3.76	*	Amendment to Certificate of Incorporation of RD Publications, Inc.
3.77	*	By-laws of RD Publications, Inc.
3.78	*	Certificate of Incorporation of RD Walking, Inc.
3.79	*	Amendment to Certificate of Incorporation of RD Walking, Inc.
3.80	*	By-laws of RD Walking, Inc.
3.81	*	Articles of Restatement of RDA Sub Co. (f/k/a Reading's Fun, Ltd.).
3.82	*	Articles of Amendment to Articles of Incorporation of RDA Sub Co. (f/k/a Reading's Fun, Ltd.).
3.83	*	Articles of Correction of Reading's Fun, Ltd.
3.84	*	Articles of Amendment to Articles of Incorporation of RDA Sub Co. (f/k/a Reading's Fun/Books are Fun, Ltd.).

Exhibit Number		Description
3.85	*	Articles of Correction to Amendment to Articles of Incorporation of RDA Sub Co. (f/k/a Reading's Fun/Books are Fun, Ltd.).
3.86	*	Amendment to Restated Articles of Incorporation of RDA Sub Co. (f/k/a Reading's Fun, Ltd.).
3.87	*	Amended and Restated Bylaws of RDA Sub Co. (f/k/a Reading's Fun, Ltd.).
3.88	*	First Amendment to Amended and Restated Bylaws of RDA Sub Co. (f/k/a Books Are Fun, Ltd.).
3.89	*	Amended and Restated Certificate of Incorporation of RDCL, Inc. (f/k/a CompassLearning, Inc.).
3.90	*	Amendment to Amended and Restated Certificate of Incorporation of RDCL, Inc. (f/k/a CompassLearning, Inc.).
3.91	*	Amendment to Certificate of Incorporation of RDCL, Inc.
3.92	*	By-laws of RDCL, Inc. (f/k/a EAC I Inc.).
3.93	*	Certificate of Incorporation of Reader's Digest Children's Publishing, Inc. (Reader's Digest Sub Five, Inc.).
3.94	*	Amendment to Certificate of Incorporation of Reader's Digest Children's Publishing, Inc. (f/k/a Reader's Digest Sub Five, Inc.).
3.95	*	Amendment to Certificate of Incorporation of Reader's Digest Children's Publishing, Inc. (f/k/a Joshua Morris Publishing, Inc.).
3.96	*	By-laws of Reader's Digest Children's Publishing, Inc. (f/k/a Reader's Digest Sub Five, Inc.).
3.97	*	Certificate of Incorporation of Reader's Digest Consumer Services, Inc.
3.98	*	Amendment to Certificate of Incorporation of Reader's Digest Consumer Services, Inc.
3.99	*	By-laws of Reader's Digest Consumer Services, Inc.
3.100	*	Restated Certificate of Incorporation of Reader's Digest Entertainment, Inc.
3.101	*	Amendment to Certificate of Incorporation of Reader's Digest Entertainment, Inc.
3.102	*	By-laws of Reader's Digest Entertainment, Inc.
3.103	*	Certificate of Incorporation of Reader's Digest Financial Services, Inc.
3.104	*	Amendment to Certificate of Incorporation of Reader's Digest Financial Services, Inc.
3.105	*	By-laws of Reader's Digest Financial Services, Inc.
3.106	*	Restated Certificate of Incorporation of Reader's Digest Latino America S.A.
3.107	*	Amendment to Certificate of Incorporation of Reader's Digest Latino America S.A.
3.108	*	By-laws of Reader's Digest Latino America S.A.
3.109	*	Restated Certificate of Incorporation of Reader's Digest Sales and Services, Inc.
3.110	*	Amendment to Certificate of Incorporation of Reader's Digest Sales and Services, Inc.
3.111	*	By-laws of Reader's Digest Sales and Services, Inc.
3.112	*	Certificate of Incorporation of Reader's Digest Sub Nine, Inc.
3.113	*	Amendment to Certificate of Incorporation of Reader's Digest Sub Nine, Inc.
3.114	*	By-laws of Reader's Digest Sub Nine, Inc.

Exhibit Number		Description
3.115	*	Certificate of Incorporation of Reader's Digest Young Families, Inc.
3.116	*	Amendment to Certificate of Incorporation of Reader's Digest Young Families, Inc.
3.117	*	By-laws of Reader's Digest Young Families, Inc.
3.118	*	Certificate of Formation of Reiman Manufacturing LLC.
3.119	*	Limited Liability Company Agreement of Reiman Manufacturing LLC.
3.120	*	Certificate of Conversion of Reiman Media Group, LLC.
3.121	*	Certificate of Formation of Reiman Media Group, LLC.
3.122	*	Restated Certificate of Incorporation of Retirement Living Publishing Company, Inc.
3.123	*	Amendment to Certificate of Incorporation of Retirement Living Publishing Company, Inc.
3.124	*	By-laws of Retirement Living Publishing Company, Inc.
3.125	*	Certificate of Incorporation of Saguaro Road Records, Inc.
3.126	*	Amendment to Certificate of Incorporation of Saguaro Road Records, Inc.
3.127	*	By-laws of Saguaro Road Records, Inc.
3.128	*	Certificate of Formation of Taste of Home Media Group, LLC.
3.129	*	Limited Liability Company Agreement of Taste of Home Media Group, LLC.
3.130	*	Certificate of Incorporation of Taste of Home Productions, Inc. (f/k/a Reader's Digest HV, Inc.).
3.131	*	Amendment to Certificate of Incorporation of Taste of Home Productions, Inc. (f/k/a Reader's Digest HV, Inc.).
3.132	*	Amendment to Certificate of Incorporation of Taste of Home Productions, Inc. (f/k/a Homemaker Ventures, Inc.).
3.133	*	Amendment to Certificate of Incorporation of Taste of Home Productions, Inc.
3.134	*	By-laws of Taste of Home Productions, Inc.
3.135	*	Restated Certificate of Incorporation of Travel Publications, Inc.
3.136	*	Amendment to Certificate of Incorporation of Travel Publications, Inc.
3.137	*	By-laws of Travel Publications, Inc.
3.138	*	Certificate of Conversion of W.A. Publications, LLC.
3.139	*	Certificate of Formation of W.A. Publications, LLC.
3.140	*	Amendment to Certificate of Formation of W.A. Publications, LLC.
3.141	*	Amended and Restated Limited Liability Company Agreement of W.A. Publications, LLC.
3.142	*	First Amendment to the Amended and Restated Limited Liability Company Agreement of W.A. Publications, LLC.
3.143	*	Certificate of Formation of Wapla, LLC.
3.144	*	Amendment to Certificate of Formation of Wapla, LLC.
3.145	*	Amended and Restated Limited Liability Company Agreement of Wapla, LLC.
3.146	*	Amended and Restated Certificate of Incorporation of Weekly Reader Corporation.

Exhibit Number		Description
3.147	*	Amendment to Certificate of Incorporation of Weekly Reader Corporation.
3.148	*	By-laws of Weekly Reader Corporation.
3.149	*	Certificate of Incorporation of Weekly Reader Custom Publishing, Inc. (f/k/a LLS Acquisition Corporation).
3.150	*	Amendment to Certificate of Incorporation of Weekly Reader Custom Publishing, Inc. (f/k/a LLS Acquisition Corporation).
3.151	*	Amendment to Certificate of Incorporation of Weekly Reader Custom Publishing, Inc. (f/k/a Lifetime Learning Systems Acquisition Corporation).
3.152	*	Amendment to Certificate of Incorporation of Weekly Reader Custom Publishing, Inc.
3.153	*	By-laws of Weekly Reader Custom Publishing, Inc. (f/k/a Lifetime Learning Systems, Inc.).
3.154	*	Certificate of Incorporation of World Almanac Education Group, Inc. (f/k/a Funk & Wagnalls Acquisition Corporation).
3.155	*	Amendment to Certificate of Incorporation of World Almanac Education Group, Inc. (f/k/a Funk & Wagnalls Acquisition Corporation).
3.156	*	Amendment to Certificate of Incorporation of World Almanac Education Group, Inc. (f/k/a Funk & Wagnalls Acquisition Corporation).
3.157	*	Amendment to Certificate of Incorporation of World Almanac Education Group, Inc. (f/k/a K-III Reference Corporation).
3.158	*	Amendment to Certificate of Incorporation of World Almanac Education Group, Inc. (f/k/a Primedia Reference Inc.).
3.159	*	Amendment to Certificate of Incorporation of World Almanac Education Group, Inc.
3.160	*	By-laws of World Almanac Education Group, Inc. (f/k/a K-III Reference Corporation).
3.161	*	Certificate of Incorporation of World Wide Country Tours, Inc. (f/k/a Reader's Digest WWCT, Inc.).
3.162	*	Amendment to Certificate of Incorporation of World Wide Country Tours, Inc. (f/k/a Reader's Digest WWCT, Inc.).
3.163	*	Amendment to Certificate of Incorporation of World Wide Country Tours, Inc.
3.164	*	By-laws of World Wide Country Tours, Inc. (f/k/a Reader's Digest WWCT, Inc.).
3.165	*	Certificate of Incorporation of WRC Media Inc. (f/k/a EAC II Inc.).
3.166	*	Amendment to Certificate of Incorporation of WRC Media Inc.
3.167	*	By-laws of WRC Media Inc. (f/k/a EAC II Inc.).
3.168	*	Limited Liability Company Agreement of Pegasus Investment, LLC.
3.169	*	Limited Liability Company Agreement of Reiman Media Group, LLC.
4.1	*
Indenture governing the Floating Rate Senior Secured Notes due 2017, dated as of February 11, 2010, by and among RD Escrow Corporation, The Reader's Digest Association, Inc., RDA Holding Co., the subsidiary guarantors named therein, Wells Fargo Bank, National Association, as trustee and Wilmington Trust FSB as collateral agent.

Exhibit Number		Description
4.2	*	Supplemental Indenture dated as of July 27, 2010, by and among Taste of Home Media Group, LLC, The Reader's Digest Association, Inc., RDA Holding Co., the subsidiary guarantors named therein, Wells Fargo Bank, National Association, as trustee and Wilmington Trust FSB as collateral agent.
4.3	*	Form of Exchange Note.
4.4	*
Registration Rights Agreement, dated as of February 11, 2010, by and among The Reader's Digest Association, Inc., the subsidiary guarantors named therein, and the initial purchasers named therein, and J.P. Morgan Securities Inc., Banc of America Securities LLC, Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co., Moelis & Company LLC and the several other initial purchasers named therein.
4.5	*
Security Agreement dated as of February 19, 2010, among RDA Holding Co., The Reader's Digest Association, Inc., the persons listed on the signature pages thereto, JPMorgan Chase Bank, N.A., as administrative agent, Wells Fargo Bank, National Association, as trustee, and Wilmington Trust FSB, as collateral agent.
5.1	*	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP as to validity of the exchange notes.
5.2	*	Opinion of Davis, Brown, Koehn, Shors & Roberts, PC as to certain legal matters of Iowa law relating to the validity of the securities being registered and the guarantees.
5.3	*	Opinion of Perkins Coie LLP as to certain legal matters of Washington law relating to the validity of the securities being registered and the guarantees.
5.4	*	Opinion of Quarles & Brady LLP as to certain legal matters of Wisconsin law relating to the validity of the securities being registered and the guarantees.
8.1	*	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP as to certain tax matters.
10.1	*	RDA Holding Co. 2010 Equity Incentive Plan.
10.2	*	Form of Restricted Share Unit Award Agreement under the RDA Holding Co. 2010 Equity Incentive Plan.
10.3	*	Form of Option Award Agreement under the RDA Holding Co. 2010 Equity Incentive Plan.
10.4
Form of Indemnification Agreement between The Reader's Digest Association, Inc. or RDA Holding Co. (as applicable) and individual directors and Named Executive Officers (filed as Exhibit 10.27 to The Reader's Digest Association, Inc.'s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 (File No. 1-10434), and incorporated by reference herein).
10.5
FlexNet Program summary description (filed as Exhibit 10.28 to The Reader's Digest Association, Inc.'s Annual Report on Form 10-K for the year ended June 30, 2003 (File No. 1-10434), and incorporated by reference herein).
10.6
Financial counseling plan summary description (filed as Exhibit 10.29 to The Reader's Digest Association, Inc.'s Annual Report on Form 10-K for the year ended June 30, 2003 (File No. 1-10434), and incorporated by reference herein).
10.7	*	The Reader's Digest Association, Inc. Executive Severance Plan.
10.8	*
Revolving Credit and Guarantee Agreement, dated as of February 19, 2010, among RDA Holding Co., The Reader's Digest Association, Inc., the subsidiary guarantors from time to time party hereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders party thereto.

Exhibit Number		Description
10.9	*	First Amendment dated as of March 31, 2010 to the Revolving Credit and Guarantee Agreement, dated as of February 19, 2010, among RDA Holding Co., The Reader's Digest Association, Inc., the subsidiary guarantors from time to time party hereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders party thereto.
10.10	*	Stockholders Agreement, among RDA Holding Co. and the stockholders party thereto, dated as of February 19, 2010.
10.11	*	Amendment No. 1 dated as of July 19, 2010 to Stockholders Agreement among RDA Holding Co. and the stockholders party thereto.
10.12	*	Third Amended and Restated Employment Agreement, dated as of May 26, 2010, between The Reader's Digest Association, Inc. and Mary G. Berner.
10.13	*	Employment Letter, dated as of May 26, 2010, between The Reader's Digest Association, Inc. and Tom Williams.
10.14	*	Registration Rights Agreement by and among RDA Holding Co. and the holders named therein, dated as of February 19, 2010.
12.1	*	Statement of Computation of Ratios of Earnings to Fixed Charges.
21.1	*	List of Subsidiaries.
23.1	*	Consent of Ernst & Young LLP.
23.2	*	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibits 5.1 and 8.1 to this Registration Statement).
23.3	*	Consent of Davis, Brown, Koehn, Shors & Roberts, PC (included in Exhibit 5.2 to this Registration Statement).
23.4	*	Consent of Perkins Coie LLP (included in Exhibit 5.3 to this Registration Statement).
23.5	*	Consent of Quarles & Brady LLP (included in Exhibit 5.4 to this Registration Statement).
24.1	*	Powers of Attorney (included on signature pages of this Part II).
25.1	*	Form T-1 Statement of Eligibility of Wells Fargo Bank, National Association to act as trustee under the Indenture.
99.1	**	Form of Letter of Transmittal.
99.2	**	Form of Notice of Guaranteed Delivery.

*
Filed herewith.

**
To be filed by Amendment.